REGISTRATION NO. 333 - [       ]

      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 7, 2008

                 ----------------------------------------------
                 ----------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                               ------------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933
                               ------------------
                            HOLMES FUNDING LIMITED
            (Exact name of Registrant as specified in its charter)


                                ENGLAND AND WALES
         (State or other jurisdiction of incorporation or organization)

         ABBEY NATIONAL HOUSE                    CT CORPORATION SYSTEM
   2 TRITON SQUARE, REGENT'S PLACE                 111 EIGHTH AVENUE
    LONDON NW1 3AN, UNITED KINGDOM              NEW YORK, NEW YORK 10011
         +44 (0)87 0607 6000                       +1 (212) 894-8600
  (Address and telephone number of        (Name, address and telephone number
Registrant's principal executive offices)        of agent for service)

                               ------------------
                                   Copies to:

Chris Fielding             Marc Hutchinson, Esq.     Christopher Bernard, Esq.
Abbey National plc         Slaughter and May         Allen & Overy LLP
2 Triton Square            One Bunhill Row           40 Bank Street, 32nd Floor
Regent's Place             London EC1Y 8YY           Canary Wharf
London, NW1 3AN,           United Kingdom            London E14 5DU,
United Kingdom                                       United Kingdom



    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time on or after the effective date of this Registation Statement, as determined by market conditions.
    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. {box}
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. {checked-box}
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. {box}
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. {box}
    If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. {box}
    If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. {box}

                 ----------------------------------------------
                 ----------------------------------------------

                         CALCULATION OF REGISTRATION FEE

                                                                     PROPOSED                PROPOSED
                                                                      MAXIMUM                 MAXIMUM         AMOUNT OF
                                               AMOUNT TO BE    OFFERING PRICE               AGGREGATE      REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED    REGISTERED(1)(2)(4)       PER UNIT(3)       OFFERING PRICE(3)           FEE (4)
-------------------------------------   -------------------     -------------   ---------------------       -----------
Callable asset- backed notes                 $3,047,300,000              100%          $3,047,300,000       $119,758.89
Global intercompany loan(5)
Funding interest in the mortgages trust(5)


----------

(1) With respect to any securities issued with original issue discount, the amount to be registered is calculated based on the initial public offering price thereof.

(2) With respect to any securities denominated in any foreign currency, the amount to be registered shall be the U.S. dollar equivalent thereof based on the prevailing exchange rate at the time such security is first offered.

(3) Estimated solely for the purposes of computing the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

(4) $3,047,300,000 aggregate principal amount of asset-backed notes have been registered by Holmes Funding Limited under Registration Statement No. 333 - 139944 on Form S-3 referred to below and have not been previously sold and are hereby consolidated into this Registration Statement pursuant to Rule 429 and Rule 457(p). All registration fees in connection with such unsold amount of asset- backed notes have been previously paid by Holmes Funding Limited under the foregoing Registration Statement and the filing fee of $119,758.89 is offset against the registration fees previously paid thereunder.

(5) These items are not being offered directly to investors. Holmes Trustees Limited is holding the Funding interest in the mortgages trust on behalf of Holmes Funding Limited. The Funding interest in the mortgages trust will be the primary source of payment on the global intercompany loan. The global intercompany loan will be the primary source of payments on the notes being registered hereby. Holmes Funding Limited is the registrant for the notes. Holmes Master Issuer PLC will be the issuing entity for the notes.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

THIS REGISTRATION STATEMENT, WHICH IS A NEW REGISTRATION STATEMENT, ALSO CONSTITUTES A POST-EFFECTIVE AMENDMENT TO REGISTRATION STATEMENT NO. 333 - 139944.



                                EXPLANATORY NOTE

This Registration Statement includes (i) a base prospectus and (ii) an illustrative form of prospectus supplement for use in the offering of each series of notes. Appropriate modifications will be made to the form of prospectus supplement to disclose the specific terms of any particular series of notes, the specific classes of notes to be offered thereby and the terms of the related offering. Each base prospectus used (in either preliminary or final form) will be accompanied by a prospectus supplement.

[SUBJECT TO COMPLETION AND AMENDMENT, DATED [__]]

PROSPECTUS SUPPLEMENT DATED [__]

(RELATING TO PROSPECTUS DATED [__] [2008])


                     $[__] ISSUE [__]-[__] [CALLABLE] NOTES

                            HOLMES MASTER ISSUER PLC

                                 ISSUING ENTITY

HOLMES FUNDING LIMITED                     ABBEY NATIONAL PLC
       DEPOSITOR        SPONSOR, SELLER, SERVICER, CASH MANAGER AND ACCOUNT BANK

The offering in respect of the issue [__]-[__] [callable] notes comprises the following series and classes of issuing entity notes:

                                                                       NET PROCEEDS TO     UNDERWRITERS'    UNDERWRITERS'
                  INITIAL PRINCIPAL                 PRICE TO PUBLIC  ISSUING ENTITY PER   MANAGEMENT AND       SELLING
  SERIES   CLASS        AMOUNT       INTEREST RATE      PER NOTE       CLASS OF NOTES    UNDERWRITING FEE    COMMISSION

   [__]     [__]        $[__]             [__]       [__] per cent.         $[__]         [__] per cent.   [__] per cent.
   [__]     [__]        $[__]             [__]       [__] per cent.         $[__]         [__] per cent.   [__] per cent.
   [__]     [__]        $[__]             [__]       [__] per cent.         $[__]         [__] per cent.   [__] per cent.
   [__]     [__]        $[__]             [__]       [__] per cent.         $[__]         [__] per cent.   [__] per cent.
   [__]     [__]        $[__]             [__]       [__] per cent.         $[__]         [__] per cent.   [__] per cent.
   [__]     [__]        $[__]             [__]       [__] per cent.         $[__]         [__] per cent.   [__] per cent.
   [__]     [__]        $[__]             [__]       [__] per cent.         $[__]         [__] per cent.   [__] per cent.
   [__]     [__]        $[__]             [__]       [__] per cent.         $[__]         [__] per cent.   [__] per cent.
                  -----------------                                  ----------------------------------------------------
  Total:                $[__]                                               $[__]         [__] per cent.   [__] per cent.

            SCHEDULED
           REDEMPTION  FINAL MATURITY
  SERIES      DATES         DATE

   [__]       [__]          [__]
   [__]       [__]          [__]
   [__]       [__]          [__]
   [__]       [__]          [__]
   [__]       [__]          [__]
   [__]       [__]          [__]
   [__]       [__]          [__]
   [__]       [__]          [__]

  Total:

    The above series and classes of [__]-[__] [callable] notes (the OFFERED NOTES) are part of the issue [__]-[__] notes of Holmes Master Issuer PLC.

    Interest on, and principal of, the offered notes will be paid on the [the l5th day of each of January, April, July and October (in the case of the series [__] class [__] notes [INSERT SERIES AND CLASSES OF NOTES]) and] [the 15th day of each calendar month (in the case of the series [__] class [__] notes [INSERT SERIES AND CLASSES OF MONEY MARKET NOTES])], beginning in [__] [2008].

    YOU SHOULD REVIEW AND CONSIDER THE DISCUSSION UNDER "RISK FACTORS" BEGINNING ON PAGE S-[__] IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE [__] OF THE ACCOMPANYING PROSPECTUS BEFORE YOU PURCHASE ANY ISSUING ENTITY NOTES.

    Application will be made to the Financial Services Authority in its capacity as competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000 for the offered notes during the period of twelve months from the date of this prospectus supplement to be admitted to the official list maintained by the UK Listing Authority. Application will also be made to the London Stock Exchange for such notes to be admitted to trading on the London Stock Exchange's Gilt Edged and Fixed Interest Market.

    The offered notes are not insured or guaranteed by any United States, United Kingdom or any other governmental agency or instrumentality, including the Federal Deposit Insurance Corporation. The offered notes are obligations of Holmes Master Issuer PLC only and are not obligations of the sponsor, the depositor, any of their affiliates or any other person or entity. The primary asset securing the offered notes is a loan made by Holmes Master Issuer PLC to Holmes Funding Limited, which in turn is secured by a beneficial interest in a portfolio of residential mortgage loans secured by properties located in England, Wales and Scotland.

    The offered notes will have the benefit of certain internal credit support, such as the availability of reserve funds and subordination of certain note classes to other note classes as described under "SUMMARY OF TRANSACTION" in this prospectus supplement and under "CREDIT STRUCTURE" and "RISK FACTORS" in the accompanying prospectus.

    The offered notes will also have the benefit of the following derivative instruments: (i) an interest rate swap agreement entered into between Abbey Financial Markets, as interest rate swap provider, and Holmes Funding Limited and (ii) issuing entity swap agreements to be entered into between Holmes Master Issuer PLC and [__], as issuing entity swap provider in respect of the offered notes.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

    The underwriters or affiliates of certain underwriters will pay and subscribe for the offered notes at the price per note stated in the table above. The net proceeds payable to the issuing entity from the sale of the offered notes is expected to be approximately $[__].


                                  UNDERWRITERS
                             [__]      [__]      [__]
                             [__]      [__]      [__]

                                TABLE OF CONTENTS

*      Important notice about information presented in this prospectus supplement and the accompanying prospectus   S-4
*      Forward-looking statements................................................................................   S-5
*      Summary ..................................................................................................   S-6
       -     Issuing entity .....................................................................................   S-6
       -     Offered securities .................................................................................   S-6
       -     Sponsor ............................................................................................   S-6
       -     Seller, originator, servicer, cash manager and Funding swap provider ...............................   S-6
       -     Depositor ..........................................................................................   S-6
       -     Funding security trustee ...........................................................................   S-6
       -     Issuing entity security trustee and note trustee ...................................................   S-6
       -     Issuing entity swap providers ......................................................................   S-6
       -     Closing date .......................................................................................   S-6
       -     Interest payment dates .............................................................................   S-7
       -     Initial interest payment date.......................................................................   S-7
       -     Interest ...........................................................................................   S-7
       -     Principal ..........................................................................................   S-7
       -     Flow of funds, allocations and payment priorities ..................................................   S-8
       -     Bullet redemption dates ............................................................................   S-8
       -     Scheduled redemption dates .........................................................................   S-8
       -     Pass-through notes .................................................................................   S-8
       -     Issuance of future series and classes of issuing entity notes ......................................   S-8
       -     Subordination and credit enhancement ...............................................................   S-8
       -     Required subordinated percentage ...................................................................   S-9
       -     Funding reserve fund required amount ...............................................................   S-9
       -     Losses .............................................................................................  S-11
       -     Product switches ...................................................................................  S-11
       -     Optional redemption by the issuing entity ..........................................................  S-11
       -     Security for the offered notes .....................................................................  S-12
       -     The issue [__]-[__] term advances ..................................................................  S-12
       -     Note events of default .............................................................................  S-12
       -     Limited recourse ...................................................................................  S-12
       -     The mortgages trust ................................................................................  S-12
       -     Compensation of the servicer  ......................................................................  S-13
       -     Issuing entity accounts  ...........................................................................  S-14


       -     Mortgages trustee GIC account and the mortgages trustee GIC provider ...............................  S-14
       -     Funding GIC account and the Funding GIC provider ...................................................  S-14
       -     Other issuing entity notes .........................................................................  S-14
       -     Use of proceeds ....................................................................................  S-15
       -     Stock exchange listing .............................................................................  S-15
       -     Ratings ............................................................................................  S-16
       -     Funding swap .......................................................................................  S-16
       -     Issuing entity swaps ...............................................................................  S-16
       -     Remarketing arrangements, conditional purchase arrangements and 2a-7 swaps .........................  S-17
       -     Start-up loan ......................................................................................  S-17
       -     Denominations ......................................................................................  S-17
       -     Material United States tax consequences ............................................................  S-17
       -     ERISA considerations for investors .................................................................  S-17
       -     United States legal investment considerations ......................................................  S-17
       -     Payment and delivery ...............................................................................  S-17
       -     Clearing and settlement ............................................................................  S-18
       -     Reports to noteholders .............................................................................  S-18

*      Risk factors .............................................................................................  S-19
*      US dollar presentation ...................................................................................  S-20
*      Scheduled redemption dates and bullet redemption dates ...................................................  S-21
*      Maturity and prepayment considerations ...................................................................  S-22
*      Funding swap provider ....................................................................................  S-24
*      Issuing entity swap providers ............................................................................  S-25
*      Underwriting .............................................................................................  S-26
*      Legal matters ............................................................................................  S-27

ANNEX A-1:   Statistical information on the portfolio ...........................................................  S-28
ANNEX A-2:   Characteristics of the United Kingdom residential mortgage market ..................................  S-37
ANNEX B:     Notes issued by issuing entity and term advances advanced by issuing entity to
             Funding in connection therewith ....................................................................  S-43
ANNEX C:     Series start-up loan and previous start-up loans to Funding ........................................  S-44
ANNEX D:     Description of the previous issuing entities, the previous notes and the previous intercompany loans .................................. .................................. ...........  S-45
ANNEX E:     Static pool data  .................................. .................................. ............  S-78



 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
                          THE ACCOMPANYING PROSPECTUS

    We provide information to you about the offered notes in two separate documents that progressively provide more detail: this prospectus supplement and the accompanying prospectus. This prospectus supplement provides the specific terms of the offered notes. The accompanying prospectus provides general information about each series and class of notes issued by Holmes Master Issuer PLC, including information on the mortgages trust and the master intercompany loan, which is essential to understanding how principal of and interest on the offered notes is expected to be paid. Most of the information provided in the accompanying prospectus does not appear in this prospectus supplement.

    The prospectus supplement contains information about the series and classes of notes offered hereby that supplements the information contained in the accompanying prospectus, and you should rely on that supplementary information contained in this prospectus supplement for the particular terms of the offered notes. Consequently, you should carefully read both the accompanying prospectus and this prospectus supplement before you purchase any of the offered notes.

    In deciding whether to purchase any offered notes you should rely solely on the information contained in this prospectus supplement and the accompanying prospectus, including information incorporated by reference. We have not authorised anyone to give you different information about the offered notes. The information in this prospectus supplement and the accompanying prospectus is only accurate as of the dates on their respective covers.

    This prospectus supplement may be used to offer and sell the offered notes only if accompanied by the prospectus.

    Neither this prospectus supplement nor the accompanying prospectus contains all of the information included in the registration statement. The registration statement also includes copies of the various material agreements and other documents referred to in this prospectus supplement and the accompanying prospectus. You may obtain copies of these documents for review. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" and "WHERE INVESTORS CAN FIND MORE INFORMATION" in the accompanying prospectus.

    We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these documents where you can find further related information. The preceding Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.

    To facilitate your review of this prospectus supplement and the accompanying prospectus we have included definitions of certain defined terms used in this prospectus supplement and the accompanying prospectus under the caption "GLOSSARY" in the accompanying prospectus, beginning on page [__].

    References in this prospectus supplement to WE, US or the ISSUING ENTITY mean Holmes Master Issuer PLC and references to YOU mean each potential investor in the offered notes.

                          FORWARD-LOOKING STATEMENTS

    Some of the statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may", "will", "should", "expects", "believes", "anticipates", "estimates", "assumed characteristics", "structuring assumptions", "prepayment assumption" or other comparable words.

    Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control.

    Because we cannot predict the future what actually happens may be very different from what we predict in our forward-looking statements.

                                    SUMMARY

    This summary highlights selected information from this prospectus supplement and does not contain all of the information you may need to make an informed investment decision. To understand all of the terms of an offering of the offered notes, you should read this entire prospectus supplement and the accompanying prospectus before you purchase any offered notes.

ISSUING ENTITY           Holmes Master Issuer PLC, also referred to in this
                         prospectus supplement as the ISSUING ENTITY.

OFFERED SECURITIES       The issuing entity will issue [__] [insert series and
                         classes (and sub-classes) of [callable] notes]
                         (referred to collectively in this prospectus supplement as the OFFERED NOTES).

                         The offered notes are part of our issue [__]-[__] notes. The offered notes are issued by us, are solely our obligations and are not obligations of the sponsor, the depositor, any of their affiliates or any other person or entity.

                         The issue [__]-[__] notes also include other series and classes (and sub-classes) of notes, which are not being offered hereby. The series and classes (and sub-classes) of the issue [__]-[__] notes not offered hereby are described below under "-- OTHER ISSUING ENTITY NOTES." Only the offered notes are being offered pursuant to the accompanying prospectus and this prospectus supplement. Any information contained in this prospectus supplement with respect to the notes other than the offered notes is provided only to permit a better understanding of the offered notes.

                         We expect to issue in the future other series of issuing entity notes of various classes. These issuing entity notes may have interest rates, interest payment dates, repayment terms and other characteristics that differ from the offered notes. You will not receive prior notice of any future issuance of issuing entity notes and will not be asked for your consent to such issuance. However, any future issuance of issuing entity notes, as well as material changes to the solicitation, credit-granting, underwriting, origination or pool selection criteria used to originate or select new loans to be sold to the mortgages trust, will be reported in our periodic reports on Form 10-D. You may access such reports as described under "WHERE INVESTORS CAN FIND MORE INFORMATION" in the accompanying prospectus.

SPONSOR                  Abbey National plc

SELLER, ORIGINATOR,      Abbey National plc
SERVICER, CASH MANAGER
AND FUNDING SWAP
PROVIDER

DEPOSITOR                Holmes Funding Limited, also referred to in this
                         prospectus supplement as FUNDING.

FUNDING SECURITY         The Bank of New York, London Branch
TRUSTEE

ISSUING ENTITY           The Bank of New York, London Branch
SECURITY TRUSTEE AND
NOTE TRUSTEE

ISSUING ENTITY SWAP      See "ISSUING ENTITY SWAP PROVIDERS" in this prospectus
PROVIDERS                supplement for information.

CLOSING DATE             On or about [__].

INTEREST PAYMENT DATES   Interest on, and principal of, the offered notes will
                         be paid [quarterly on the 15th day of each of January, April, July and October (in the case of the series [__] class [__] notes [insert series and class of notes other than money market notes] in each year up to and including the final maturity date) and] [monthly on the 15th day of each calendar month (in the case of series
                         [__] class [__] notes) [insert series and class of money market notes] in each year up to and including the final maturity date or, following the earlier of the occurrence of a trigger event or enforcement of the issuing entity security, the 15th day of each of January, April, July and October in each year up to and including the final maturity date] (or, in each case, if such day is not a business day, the next succeeding business day)(each, an interest payment date).

INITIAL INTEREST         [In the case of the series [__] class [__] notes, the
PAYMENT DATE             interest payment date falling in [__] and, in the case
                         of each other series and class of offered notes,] the interest payment date falling in [__].

INTEREST Interest on the offered notes will be paid on each monthly and quarterly interest payment date (as applicable) up to and including the final maturity date.

                         All offered notes [(other than the series [__] class [__] notes) [insert series and class of money market notes]] will accrue interest at the annual rate specified on the cover of this prospectus supplement up to (but excluding) the interest payment date falling in [__] (the STEP-UP DATE). From and including the step-up date, the offered notes [(other than the series [__] class [__] notes) [Insert series and class of money market notes]] will accrue interest at an annual rate as follows: [__]. [Add disclosure for zero coupon notes if applicable ]

                         Interest will accrue on the offered notes from the closing date and will be calculated on the basis of a day count fraction of [actual/360] [30/360] [actual/ actual].

                         On the second London business day prior to the start of each interest period (an INTEREST DETERMINATION
                         DATE), the rate of interest payable in respect of each class of offered notes will be determined by the agent bank as follows: [__].

                         (a) in respect of the first interest period, [__]; and

                         (b) in respect of subsequent interest periods, [__].

PRINCIPAL                We expect to repay the principal amount outstanding of
                         the series [__] class [__] notes [insert series and classes of notes] on the scheduled redemption date for each such series and class of offered notes in an amount up to the redemption amount as set forth in this prospectus supplement under "SCHEDULED REDEMPTION
                         DATES AND BULLET REDEMPTION DATES". We expect to repay the principal amount outstanding of the series [__] class [__] notes [insert series and classes of notes] on the final maturity date for such classes of offered notes. We are obliged to make such payments if we have funds available for that purpose. If the principal amount outstanding of any of the series [__] class
                         [__] notes [insert series and classes of notes]) is not repaid in full on the final scheduled redemption date for such series and classes of the offered notes, noteholders generally will not have any remedies against us until the final maturity date of such classes of the offered notes. In that case, any such series and class of the offered notes, subject to the principal payment rules described under "CASHFLOWS -- DISTRIBUTION OF FUNDING
                         AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF
                         THE FUNDING SECURITY OR THE OCCURRENCE OF A TRIGGER
                         EVENT OR ENFORCEMENT OF THE ISSUING ENTITY SECURITY" in the accompanying prospectus, will receive payments of the principal to the extent of the shortfall on each interest payment date thereafter in the amounts, and to the extent available, until repaid in full.

                         Principal of the offered notes may be repaid earlier than expected if a trigger event or a note event of default occurs in respect of these notes. See "MATURITY AND REPAYMENT CONSIDERATIONS" in this prospectus supplement and "THE MORTGAGES TRUST -- MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT" and "THE MORTGAGES TRUST -- MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS AND RETAINED PRINCIPAL RECEIPTS AFTER THE OCCURRENCE OF A TRIGGER EVENT" in the accompanying prospectus.

FLOW OF FUNDS,           A summary of the flow of funds, allocations among
ALLOCATIONS AMONG        classes of issuing entity notes and payment priorities
CLASSES OF ISSUING       is set forth in "SUMMARY OF THE ISSUING ENTITY NOTES
ENTITY NOTES AND         -- PAYMENT", "-- INTEREST", "-- DIAGRAM OF THE
PAYMENT PRIORITIES       PRIORITY OF PAYMENTS BY THE ISSUING ENTITY AND
                         SUBORDINATION RELATIONSHIPS", "-- PAYMENT AND RANKING
                         OF THE ISSUING ENTITY NOTES", "-- INTERCOMPANY LOANS" and "-- THE PREVIOUS ISSUING ENTITIES, NEW ISSUING
                         ENTITIES AND NEW FUNDING ENTITIES" in the accompanying prospectus.

BULLET REDEMPTION        In respect of the series [__] class [__] notes [insert
DATES                    series and classes of notes], the interest payment
                         date on which principal repayments are scheduled to be made are as set forth under "SCHEDULED REDEMPTION
                         DATES AND BULLET REDEMPTION DATES" in this prospectus supplement.

SCHEDULED REDEMPTION     In respect of the series [__] class [__] notes [insert
DATES                    series and classes of notes], the interest payment
                         dates on which principal repayments are scheduled to be made are as set forth under "SCHEDULED REDEMPTION
                         DATES AND BULLET REDEMPTION DATES" in this prospectus supplement.

PASS-THROUGH NOTES       In respect of the series [__] class [__] notes [insert
                         series and classes of notes], principal will be repaid on the final maturity date specified for such classes of offered notes on the cover of this prospectus supplement or such earlier date on which payment is received in respect of the corresponding term advance.

ISSUANCE OF FUTURE       The offered notes (and any future series and class of
SERIES AND CLASSES OF    issuing entity notes) issued by us are (and will be)
ISSUING ENTITY NOTES     subject to the satisfaction of certain conditions
                         precedent, which are described under "SUMMARY OF THE
                         ISSUING ENTITY NOTES -- ISSUANCE" in the accompanying prospectus.

SUBORDINATION AND        Payments of principal of, and interest on, the junior
CREDIT ENHANCEMENT       classes of the offered notes are subordinated to
                         payments of principal of, and interest on, the more senior classes of notes. In addition, amounts of principal otherwise available to pay principal of the junior classes of the offered notes may be used to pay interest on more senior classes of notes. See "SUMMARY
                         OF THE ISSUING ENTITY NOTES -- PAYMENT AND RANKING OF
                         THE ISSUING ENTITY NOTES" and "CREDIT STRUCTURE -- USE
                         OF FUNDING PRINCIPAL RECEIPTS TO PAY FUNDING INCOME
                         DEFICIENCY" in the accompanying prospectus.

                         As described in "CREDIT STRUCTURE" in the accompanying prospectus, the offered notes will have the benefit of the first reserve fund, the second reserve fund, the mortgages trustee GIC account, the Funding GIC account, the Funding reserve fund and, in certain circumstances, a Funding liquidity reserve fund. It is also anticipated that the Funding available revenue receipts will exceed the interest and fees payable to the issuing entities.

REQUIRED SUBORDINATED    For the purposes of calculating the required
PERCENTAGE               subordinated amount for each class of offered notes
                         (other than the class D notes), the class A required subordinated percentage is [__]%, the class B required subordinated percentage is [__]%, the class M required subordinated percentage is [__]% and the class C required subordinated percentage is [__]%.

FUNDING RESERVE FUND     [GBP][__].
REQUIRED AMOUNT

FIRST RESERVE FUND       As at the closing date, the definition of FIRST
                         RESERVE FUND ADDITIONAL REQUIRED AMOUNT will be an amount equal to the sum of the first reserve fund required amount and (a) if an arrears trigger event has occurred under item (i) only of the arrears trigger event definition, [GBP][__], (b) if an arrears trigger event has occurred under item (ii) only of the arrears trigger event definition, [GBP][__], or (c) if an arrears trigger event has occurred under both items
                         (i) and (ii) of the arrears trigger event definition, [GBP][__].

                         As at the closing date, the definition of FIRST RESERVE FUND REQUIRED AMOUNT will be [GBP][__] million, but if on the interest payment date falling in April 2008, Holmes Financing (No. 6) PLC exercises its option to redeem the previous notes issued by it (other than the series 1 class A previous notes and the series 2 class A previous notes), then the first reserve fund required amount will decrease (subject to rating agency approval) by an amount of approximately [GBP]9,914,811. If, on the interest payment date falling in April 2008, Holmes Financing (No. 7) PLC exercises its option to redeem the previous notes issued by it (other than the series 1 class A previous notes and the series 2 class A previous notes), then the first reserve fund required amount will decrease (subject to rating agency approval) by an additional amount of approximately [GBP]10,588,981. If, on the interest payment date falling in January 2009, Holmes Financing (No. 8) PLC exercises its option to redeem the previous notes issued by it (other than the series 1 class A previous notes), then the first reserve fund required amount and the first reserve fund additional required amount will decrease (subject to rating agency approval) by an additional amount of approximately

                         [GBP]32,253,845. If, on the interest payment date falling in July 2010, Holmes Financing (No.9) PLC exercises its option to redeem the previous notes issued by it (other than the series 1 class A previous notes), then the first reserve fund required amount and the first reserve fund additional required amount will each decrease (subject to rating agency approval) by an additional amount of approximately [GBP]44,737,030. If, on the interest payment date falling in October 2010, Holmes Financing (No.10) PLC exercises its option to redeem the previous notes issued by it (other than the series 1 class A previous notes), then the first reserve fund required amount and the first reserve fund additional required amount will each decrease (subject to rating agency approval) by an additional amount of approximately [GBP]51,509,438. If, on the interest payment date falling in October 2012, the issuing entity exercises its option to redeem the issue 2006-1 notes issued by it, then the first reserve fund required amount and the first reserve fund additional required amount will each decrease (subject to rating agency approval) by an additional amount of approximately [GBP]42,142,549. If, on the interest payment date falling in October 2011, the issuing entity exercises its option to redeem the issue 2007-2 notes issued by it, then the first reserve fund required amount and the first reserve fund additional required amount will each decrease (subject to rating agency approval) by an additional amount of approximately [GBP]94,253,341. If, on the interest payment date falling in October 2012, the issuing entity exercises its option to redeem the issue 2007-1 notes issued by it, then the first reserve fund required amount and the first reserve fund additional required amount will each decrease (subject to rating agency approval) by an additional amount of approximately [GBP]91,314,442. If, on the interest payment date falling in July 2014, the issuing entity exercises its option to redeem the issue 2007-3 notes issued by it, then the first reserve fund required amount and the first reserve fund additional required amount will each decrease (subject to rating agency approval) by an additional amount of approximately [GBP]116,858,395. If, on the interest payment date falling in [__], the issuing entity exercises its option to redeem the [__]-[__] notes issued by it, then the first reserve fund required amount and the first reserve fund additional required amount will each decrease (subject to rating agency approval) by an additional amount of approximately [GBP][__].

SECOND RESERVE FUND      On the closing date, the second reserve fund means the
                         reserve fund established on 29 November 2000 and funded from excess Funding available revenue receipts, as described further in "CREDIT STRUCTURE -- SECOND
                         RESERVE FUND" in the accompanying prospectus, and further funded on 5 July 2001 from part of the proceeds of the previous term BB advance. On the closing date, the second reserve fund required amount shall be an amount calculated in accordance with the formula set out in "CREDIT STRUCTURE -- SECOND RESERVE
                         FUND" in the accompanying prospectus.

ARREARS TRIGGER EVENT    As at the closing date, ARREARS TRIGGER EVENT means
                         either (i) the outstanding principal balance of the loans in arrears for more than 90 days divided by the outstanding principal balance of all of the loans in the mortgages trust
                         (expressed as a percentage) exceeds 2 per cent. or
                         (ii) if the issuing entity, any new issuing entity or any previous issuing entity does not exercise its option to redeem the issuing entity notes (other than pursuant to condition 5.5 (Optional redemption for tax and other reasons) or condition 5.6 (Optional redemption for implementation of EU Capital
                         Requirements Directive) of the issuing entity notes, that is with reference to the issuing entity's ability to redeem the issuing entity notes on specified dates, but not to the post enforcement call option), any new notes or any previous notes issued by the issuing entity, any new issuing entity or any previous issuing entity (as the case may be) on the relevant step-up date pursuant to the Terms and conditions of the US notes, any new notes or any previous notes.

NON-ASSET TRIGGER        For the purposes of paragraph (d) of the definition of
EVENT AND SELLER SHARE   non-asset trigger event and clause (a)(ii) of the
EVENT                    definition of seller share event, the aggregate
                         outstanding balance of loans comprising the trust property must be: (i) in respect of the period up to but excluding the interest payment date occurring in [__], not less than [GBP][__]; and (ii) in respect of the period from and including the interest payment date falling in [__], not less than [GBP][__]. See
                         "THE MORTGAGES TRUST -- CASH MANAGEMENT AND ALLOCATION
                         OF TRUST PROPERTY -- PRINCIPAL RECEIPTS" in the accompanying prospectus.

LOSSES Losses on the loans may reduce the amount of principal available to repay principal of the offered notes. Losses on the loans will be allocated to the term advances in inverse order of seniority, beginning with the term advances corresponding to the class [__] notes. No losses will be allocated to the term advances corresponding to the class [__] notes until the aggregate amount of losses exceeds the principal amount outstanding of each term advance which is junior to the term advances corresponding to the class [__] notes. See "THE MORTGAGES TRUST -- LOSSES" and "CREDIT STRUCTURE -- PRINCIPAL DEFICIENCY LEDGER" in the accompanying prospectus.

PRODUCT SWITCHES         From time to time, a borrower may request or the
                         seller may offer, and the borrower may accept, a variation in the financial terms and conditions applicable to the borrower's loan. If a loan is subject to a product switch, then the seller will be required to repurchase the loan or loans under the relevant mortgage account and their related security from the mortgages trustee. See "RISK FACTORS -- LOANS
                         SUBJECT TO PRODUCT SWITCHES AND FURTHER ADVANCES WILL
                         BE REPURCHASED BY THE SELLER FROM THE MORTGAGES
                         TRUSTEE, WHICH WILL AFFECT THE PREPAYMENT RATE OF THE
                         LOANS, AND THIS MAY AFFECT THE YIELD TO MATURITY OF
                         THE ISSUING ENTITY NOTES" and "ASSIGNMENT OF THE LOANS
                         AND THEIR RELATED SECURITY" in the accompanying prospectus. Any variation to the maturity date of a loan which extends beyond July 2038 while the previous intercompany loan made by Holmes Financing (No. 1) plc is outstanding is a product switch and such loan must be repurchased by the seller.

OPTIONAL REDEMPTION BY   We have the right (subject to certain conditions) to
THE ISSUING ENTITY       redeem the
                         offered notes at their aggregate principal amount outstanding, together with any accrued interest in respect thereof on the following dates:

                         * on any interest payment date on which the aggregate principal amount outstanding of the offered notes and all other series and classes of the issue [__]-[__] notes is less than [10] per cent. of the initial outstanding principal amount of the offered notes and all such other series and classes of the issue [__]-[__] notes; or

                         * on the interest payment date falling on the step-up date and on any interest payment date thereafter.

                         Further, we may redeem the offered notes for tax and other reasons and in certain other circumstances as more fully described under "TERMS AND CONDITIONS OF THE US NOTES -- 5. REDEMPTION, PURCHASE AND CANCELLATION" in the accompanying prospectus.

[OPTIONAL PURCHASE]      [Abbey has the right, subject to [the following
                         conditions:], to require the relevant noteholders to sell to Abbey or otherwise allow Abbey to be substituted as the holder of all, but not some only, of the class B notes and/or the class M notes and/or the class C notes and/or the class D notes (the CALLED
                         NOTES) on any interest payment date prior to [__] (or such later date as may be permitted by the FSA) falling on or after the interest payment date occurring in [__] for a price equal to the aggregate redemption amount of any of the called notes, together with any accrued and unpaid interest on the called notes.]

SECURITY FOR THE         The offered notes are secured primarily by our rights
OFFERED NOTES            under the master intercompany loan agreement. In
                         addition, we have granted security for the benefit of noteholders over (among other things) our bank accounts. See "SECURITY FOR THE ISSUING ENTITY'S
                         OBLIGATIONS" in the accompanying prospectus.

THE ISSUE [__]-[__]      We have entered into a master intercompany loan
TERM ADVANCES            agreement with Funding. The proceeds of the offered
                         notes will fund the relevant issue [__]-[__] term advances. The principal terms of such issue [__]-[__] term advances are set out in Annex B to this prospectus supplement. A description of the master intercompany loan is set forth in the accompanying prospectus under "THE MASTER INTERCOMPANY LOAN
                         AGREEMENT".

NOTE EVENTS OF DEFAULT   The offered notes are subject to certain events of
                         default described under "TERMS AND CONDITIONS OF THE
                         US NOTES -- 9. EVENTS OF DEFAULT" in the accompanying prospectus.

LIMITED RECOURSE         The primary sources of payment for principal of or,
                         interest on, the offered notes are:

                         * repayments of principal of, or interest on, the relevant issue [__]-[__] term advances of the master intercompany loan; and

                         * funds in the issuing entity transaction account that are allocable to the offered notes.

THE MORTGAGES TRUST      Each issue [__]-[__] term advance is a tranche of the
                         master intercompany loan and made by us to Funding.
                         Funding has secured its obligation to repay the master intercompany loan by granting security over its beneficial interest in the mortgages trust. The assets of the mortgages trust consist primarily of loans originated by the seller secured over residential property located in England, Wales and Scotland. The loans included in the trust property were randomly selected from the seller's portfolio of loans that meet the seller's selection criteria for inclusion in the mortgages trust. These criteria are discussed under "THE LOANS -- LENDING
                         CRITERIA" in the accompanying prospectus. The seller has made and given representations and warranties to the mortgages trustee in the mortgage sale agreement that, among other things, the loans have been originated in accordance with the seller's lending criteria in effect at the time of origination. If a loan or its related security does not materially comply on the date of its assignment with the representations and warranties made and given by the seller under the mortgage sale agreement and the seller does not remedy such breach within 20 days of being given written notice of such breach by the mortgages trustee, then the mortgages trustee (as directed by Funding and the security trustee) will require the seller to repurchase (i) the relevant loan and its related security and (ii) any other loans of the relevant borrower and their related security that are included in the portfolio.

                         The seller may assign new loans and their related security to the mortgages trustee in order to increase or maintain the trust property. The seller may also increase the size of the trust property from time to time in connection with an issue of new notes by us, the proceeds of which are applied ultimately to fund the acquisition (by assignment in the case of English and Welsh loans and Scottish declaration of trust in the case of Scottish loans) of the new loans and their related security by the mortgages trustee, or to comply with the seller's obligations under the mortgage sale agreement as described under "ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY -- ASSIGNMENT OF LOANS AND THEIR RELATED SECURITY TO THE MORTGAGES TRUSTEE" in the accompanying prospectus.

                         When new loans are assigned to the mortgages trustee, the trust property will increase accordingly. Depending on the circumstances, the increase in the trust property may result in an increase in the seller share of the trust property and/or the Funding share of the trust property. For a description of how adjustments are made to the seller share of the trust property and the Funding share of the trust property, see "THE MORTGAGES TRUST" in the accompanying prospectus.

                         As at the closing date for the offered notes, the minimum seller share will be approximately [GBP][__].

                         In the mortgage sale agreement, the seller has undertaken in respect of each series to use all reasonable efforts to offer to assign to the mortgages trustee, and the mortgages trustee has undertaken to use all reasonable efforts to acquire from the seller and hold in accordance with the terms of the mortgages trust deed, until the earlier of the interest payment date occurring in [__] (or a later date as may be notified by Funding) and the occurrence of a trigger event, sufficient new loans and their related security so that the aggregate outstanding principal balance of loans in the mortgages trust is not less than [GBP][__] (or another amount notified by Funding to the seller). See "ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY -- ASSIGNMENT OF LOANS AND THEIR RELATED SECURITY TO THE MORTGAGES TRUSTEE" in the accompanying prospectus.

                         The aggregated outstanding current balance of loans in the mortgages trust as of the cut-off date was [GBP][__]. See Annex A-1 to this prospectus supplement for detailed statistical and other information on the loans.

COMPENSATION OF THE      The mortgages trustee will pay the servicer for its
SERVICER                 services under the servicing agreement (as may be
                         amended and restated from time to time) an administration fee of 0.12 per cent. per annum on the aggregate outstanding amount of the Funding share of the trust property as of the preceding interest payment date. This fee is payable in arrears on each distribution date only to the extent that the mortgages trustee has sufficient funds to pay it. Any unpaid balance will be carried forward until the next distribution date and, if not paid earlier, will be payable on the final repayment date of the previous intercompany loans, the current intercompany loan and all new intercompany loans, or on their earlier repayment in full by Funding. See "THE SERVICING
                         AGREEMENT -- COMPENSATION OF THE SERVICER" in the accompanying prospectus.

ISSUING ENTITY           The issuing entity currently maintains the following
ACCOUNTS                 transaction accounts in its name: a sterling bank
                         account with Abbey at 21 Prescot Street, London E1
                         8AD; and a euro account and a dollar account with Citibank, N.A., London Branch at Citigroup Centre,
                         Canada Square, London, E14 5LB.

MORTGAGES TRUSTEE GIC    All amounts held by the mortgages trustee are
ACCOUNT/FUNDING GIC      deposited in the mortgages trustee GIC account with
ACCOUNT                  the mortgages trustee GIC provider. This account is
                         subject to a guaranteed investment contract on terms that the mortgages trustee GIC provider agrees to pay a variable rate of interest, on funds held in the mortgages trustee GIC account, based on LIBOR for three-month sterling deposits.

                         Amounts held in alternative accounts do not have the benefit of a guaranteed investment contract, but following their receipt, are transferred into the mortgages trustee GIC account on a regular basis and, in any event, no later than the next business day after they are deposited in the relevant alternative account.

                         All amounts held by Funding are deposited in the Funding GIC account in the first instance. The Funding GIC account is maintained with the Funding GIC provider. This account is subject to a guaranteed investment contract on terms that the Funding GIC provider agrees to pay a variable rate of interest, on funds held in the Funding GIC account, based on LIBOR for three-month sterling deposits.

                         Abbey National plc is both the mortgages trustee GIC provider and the Funding GIC provider.

OTHER ISSUING ENTITY     The offered notes are part of the issue [__]-[__]
NOTES                    notes issued by us. Only the offered notes are being
                         offered by this prospectus supplement and the accompanying prospectus. On or about the closing date, the issuing entity will also issue series [__] class
                         [__] notes [insert series and classes of notes] of the issue [__]-[__] notes which are not being offered hereby. Any information contained in this prospectus supplement with respect to the issuing entity notes other than the offered notes is provided only to permit a better understanding of the offered notes.

                         As of the closing date, the aggregate principal amount outstanding of issuing entity notes issued by us (converted, where applicable, into sterling at the applicable specified currency exchange rate), including the offered notes, will be:

                         [__]

                         As used herein, specified currency exchange rate means, in relation to a series and class of issuing entity notes, the exchange rate specified in the issuing entity swap agreement relating to such series and class of issuing entity notes or, if the related issuing entity swap agreement has been terminated, the applicable spot rate.

                         As of the date of this prospectus supplement, the aggregate principal amount outstanding of notes issued by each previous issuing entity identified below and the issuing entity (converted, where applicable, into sterling at the applicable currency exchange rate) is:

                         (1) Holmes Financing (No. 1) PLC, [GBP][__];

                         (2) Holmes Financing (No. 6) PLC, [GBP][__];

                         (3) Holmes Financing (No. 7) PLC, [GBP][__];

                         (4) Holmes Financing (No. 8) PLC, [GBP][__];

                         (5) Holmes Financing (No. 9) PLC, [GBP][__];

                         (6) Holmes Financing (No. 10) PLC, [GBP][__];

                         (7) Holmes Master Issuer PLC (in respect of the issue 2006-1 notes), [GBP][__];

                         (8) Holmes Master Issuer PLC (in respect of the issue 2007-1 notes), [GBP][__];

                         (9) Holmes Master Issuer PLC (in respect of the issue 2007-2 notes), [GBP][__]; and

                         (10) Holmes Master Issuer PLC (in respect of the issue 2007-3 notes), [GBP][__].

                         For a description of the previous issuing entities, see "SUMMARY OF THE ISSUING ENTITY NOTES -- THE PREVIOUS ISSUING ENTITIES, NEW ISSUING ENTITIES AND NEW FUNDING ENTITIES" in the accompanying prospectus and "DESCRIPTION OF THE PREVIOUS ISSUING ENTITIES, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS" in Annex D to this prospectus supplement.

USE OF PROCEEDS          The gross proceeds from the issue of the issue [__]-
                         [__] notes will
                         equal approximately $[__] and (after exchanging, where applicable, the proceeds of the notes for sterling, calculated by reference to the applicable specified currency exchange rate) will be used by the issuing entity to make available term advances to Funding pursuant to the terms of the master intercompany loan agreement. Funding will use the gross proceeds of each term advance to [pay the purchase price to the seller for the sale of the new portfolio to the mortgages trustee on the closing date][pay the purchase price to the seller for the sale of part of its share in the trust property to Funding on the closing date][make a payment to the issuing entity to refinance an existing loan tranche].

STOCK EXCHANGE LISTING   Application will be made to the Financial Services
                         Authority in its capacity as competent authority for the purposes of Part VI of FSMA for the offered notes issued during the period of twelve months from the date of this prospectus supplement to be admitted to the official list maintained by the UK Listing
                         Authority. Application will also be made to the London
                         Stock Exchange for such notes to be admitted to trading on the London Stock Exchange's Gilt Edged and
                         Fixed Interest Market.

RATINGS It is a condition of the issuance of the offered notes that they be assigned on the closing date the following ratings by S&P, Moody's and Fitch, respectively:

                         CLASS             RATINGS
                         Class [__]        [__]
                         Class [__]        [__]
                         Class [__]        [__]
                         Class [__]        [__]

                         See "SUMMARY OF THE ISSUING ENTITY NOTES -- ISSUANCE" and "RISK FACTORS -- RATINGS ASSIGNED TO THE NOTES MAY BE LOWERED OR WITHDRAWN AFTER YOU PURCHASE THE ISSUING ENTITY NOTES, WHICH MAY LOWER THE MARKET VALUE OF THE ISSUING ENTITY NOTES" in the accompanying prospectus.

FUNDING SWAP             The loans in the portfolio pay interest at a variety
                         of rates, for example at rates linked either to the mortgages trustee SVR or linked to an interest rate other than the mortgages trustee SVR as specified in the accompanying prospectus. The amount of available revenue receipts that Funding receives on the portfolio will fluctuate according to (among other things) the interest rates applicable to the loans in the mortgages trust. The amount of interest payable by Funding to us under the term advances advanced pursuant to the master intercompany loan agreement, from which amount we will fund, among other things, our payment obligations under the issuing entity swap agreements and the notes, will generally be calculated by reference to an interest rate based upon three-month sterling LIBOR.

                         To hedge its exposure against the possible variance between the foregoing interest rates, Funding has entered into an interest rate swap agreement with the Funding swap provider. See "THE SWAP AGREEMENTS -- THE FUNDING SWAP" in the accompanying prospectus.

ISSUING ENTITY SWAPS     In respect of each series and class of offered notes,
                         we will enter
                         into a currency swap transaction (the ISSUING ENTITY
                         SWAPS) with an issuing entity swap provider in order to hedge against any variance between the interest received by us under the master intercompany loan agreement, which will be calculated by reference to three-month sterling LIBOR, and the interest which is payable on the offered notes, which will be calculated by reference to three-month USD- LIBOR (in the cases of each series and class of offered notes other than the series [__] class [__] notes) and one-month
                         USD-LIBOR (in the case of the series [__] class [__] notes) or, following the earlier of the occurrence of a trigger event or enforcement of the issuing entity security, three- month USD-LIBOR and to hedge against fluctuations in the exchange rate in respect of principal received under the master intercompany loan agreement, which will be paid in sterling, and principal on the offered notes, which will be payable in dollars. See "THE ISSUING ENTITY SWAP PROVIDERS" in this prospectus supplement and "THE SWAP AGREEMENTS --
                         THE ISSUING ENTITY SWAPS" in the accompanying prospectus.

[REMARKETING             [Noteholders holding class [__] [__]-[__] notes have
ARRANGEMENTS,            the benefit of [remarketing arrangements/conditional
CONDITIONAL PURCHASE     purchase arrangements/ 2a-7 swap provider
ARRANGEMENTS AND 2A-7    arrangements] [Specify details of arrangement]. See
SWAPS]                   "SUMMARY OF THE ISSUING ENTITY NOTES -- SERIES" and
                         "-- MONEY MARKET NOTES" in the accompanying prospectus.]

START-UP LOAN            [Pursuant to the start-up loan agreement, Abbey (in
                         its capacity as the start-up loan provider) has agreed to make available to Funding a start-up loan on the closing date, the principal terms of which are set out in Annex C to this prospectus supplement.] [There will not be a start-up loan in connection with the issue of the [__]-[__] notes.] See "CREDIT STRUCTURE -- START-
                         UP LOAN AGREEMENTS" in the accompanying prospectus.

DENOMINATIONS            The offered notes will be issued in minimum
                         denominations of $[__] and integral multiples of $[__] in excess thereof.

MATERIAL UNITED STATES   [As more fully discussed in the accompanying
TAX CONSEQUENCES         prospectus, in the opinion of Cleary Gottlieb Steen &
                         Hamilton LLP, our US federal income tax counsel, although there is no authority on the treatment of instruments substantially similar to the offered notes, the series [__] class [__] notes [list the different classes] will be treated as debt for US federal income tax purposes.] Further, in the opinion of Cleary Gottlieb Steen & Hamilton LLP, assuming compliance with the transaction documents, the mortgages trustee acting in its capacity as trustee of the mortgages trust, Funding and the issuing entity will not be subject to US federal income tax as a result of their contemplated activities. See "UNITED
                         STATES TAXATION" in the accompanying prospectus.

ERISA CONSIDERATIONS     The offered notes will be eligible for purchase by
FOR INVESTORS            employee benefit and other plans subject to Section 406
                         of ERISA or Section 4975 of the Code and by governmental, church or non-US plans that are subject to US or non-US state, local or other federal law that is substantially similar to Section 406 of ERISA
                         Section 4975 of the Code, subject to consideration of the issues described in the accompanying prospectus under "ERISA

                         CONSIDERATIONS".

UNITED STATES LEGAL      None of the offered notes is a "MORTGAGE RELATED
INVESTMENT               SECURITY" under the United States Secondary Mortgage
CONSIDERATIONS           Market Enhancement Act of 1984, as amended. See
                         "UNITED STATES LEGAL INVESTMENT CONSIDERATIONS" in the accompanying prospectus.

PAYMENT AND DELIVERY     No later than the closing date, we will (a) cause the
                         global note for each of the offered notes to be registered in the name of Cede & Co., as nominee for DTC, for credit on the closing date to the account of the lead underwriters with DTC or to such other account with DTC as the lead underwriters may direct and (b) deliver the global note for each of the offered notes duly executed on our behalf and authenticated in accordance with the issuing entity paying agent and agent bank agreement to The Bank of New York, New York Branch, N.A., as custodian for DTC.

                         Against delivery of the offered notes (i) the underwriters will pay to the lead underwriters the gross underwriting proceeds for the offered notes and
                         (ii) the lead underwriters will pay to us or to a third party, as directed by us, the gross underwriting proceeds for the offered notes.

CLEARING AND             It is expected that on the closing date the offered
SETTLEMENT               notes will be accepted for clearance through DTC,
                         Clearstream, Luxembourg and Euroclear under the following CUSIP numbers, common codes and ISINs:

                         CLASS OF NOTES                CUSIP  ISIN      COMMON
                                                                        CODE
                         series [__] class [__] notes   [__]  [__]      [__]
                         series [__] class [__] notes   [__]  [__]      [__]
                         series [__] class [__] notes   [__]  [__]      [__]
                         series [__] class [__] notes   [__]  [__]      [__]
                         series [__] class [__] notes   [__]  [__]      [__]
                         series [__] class [__] notes   [__]  [__]      [__]
                         series [__] class [__] notes   [__]  [__]      [__]


REPORTS TO NOTEHOLDERS   The cash manager will prepare annual and monthly
                         reports that will contain information about the offered notes as more fully described under "REPORTS
                         TO NOTEHOLDERS" in the accompanying prospectus.

                         Funding will file with the SEC annual reports on Form 10-K, periodic reports on Form 10-D and reports on Form 8-K about the mortgages trust. See "WHERE INVESTORS CAN FIND MORE INFORMATION" in the accompanying prospectus.

                                 RISK FACTORS

    The principal risks associated with an investment in the offered notes are set out in the "RISK FACTORS" section of the accompanying prospectus. These risks are material to an investment in the offered notes and in the issuing entity. [This section sets out certain additional risk factors associated with an investment in the offered notes.] If you are considering purchasing any of the offered notes, you should carefully read and consider all the information contained in this prospectus supplement [(including the additional risk factors set out below)] and the accompanying prospectus (including the "RISK FACTORS" section) prior to making any investment decision.

    [AN OPTIONAL PURCHASE OF THE SERIES [__] CLASS [__] NOTES MAY ADVERSELY AFFECT NOTEHOLDERS

    On any interest payment date commencing on the interest payment date in [__] and ending on the interest payment date in [__] or such later date as may be permitted by the FSA, Abbey has the right to require all of the holders of the [class [__] notes] to sell their notes to Abbey or otherwise allow Abbey to be substituted as noteholder of the [class [__] notes], subject to certain specified conditions set forth under "OPTIONAL PURCHASE" in this prospectus supplement. See "TERMS AND CONDITIONS OF THE US NOTES -- 5.9 OPTIONAL PURCHASE" in the accompanying prospectus. If this occurs, the repurchase price paid by Abbey will be passed through to the related noteholders. This could reduce the yield on those notes. Any purchase of the [class [__] notes] by Abbey will not result, however, in a termination of those notes. Such notes will remain outstanding and continue to provide subordination to the more senior classes of notes.]

                             US DOLLAR PRESENTATION

    Unless otherwise stated in this prospectus supplement, any conversions of sterling into US dollars have been made at the rate of [GBP]1 = US$[__], which was the closing buying rate in the City of New York for cable transfers in sterling per US$1.00 as certified for customs purposes by the Federal Reserve Bank of New York on [__]. Use of this rate does not mean that sterling amounts actually represent those US dollar amounts or could be converted into US dollars at that rate at any particular time.

    References throughout this prospectus supplement to [GBP], POUNDS or STERLING are to the lawful currency for the time being of the United Kingdom of Great Britain and Northern Ireland.

    References throughout this prospectus supplement to $, US$, USD, US DOLLARS or DOLLARS are to the lawful currency of the United States of America.



                    STERLING/US DOLLAR EXCHANGE RATE HISTORY

            PERIOD
             ENDED     YEARS ENDED 31 DECEMBER
            ------  -----------------------------
              [__]  [__]  [__]  [__]  [__]   [__]
            ------  ----  ----  ----  ----  -----


Last(1)...    [__]  [__]  [__]  [__]  [__]   [__]
Average(2)    [__]  [__]  [__]  [__]  [__]   [__]
High......    [__]  [__]  [__]  [__]  [__]   [__]
Low.......    [__]  [__]  [__]  [__]  [__]   [__]


Notes:

(1) The closing exchange rate on the last operating business day of each of the periods indicated, years commencing from
    1 January or the next operating business day.

(2) Average daily exchange rate during the period.

Source: Bloomberg page USCFBPS Crncy

             SCHEDULED REDEMPTION DATES AND BULLET REDEMPTION DATES

    The SCHEDULED AMORTISATION AMOUNT or the BULLET AMOUNT, as applicable, for each series and class of the offered notes set out below for the interest payment dates set out below is equal to the corresponding stated amount below.

                                            SCHEDULED    SCHEDULED
                                      REDEMPTION DATE   AMORTISATION
                                            OR BULLET    AMOUNT OR
SERIES AND CLASS        TYPE OF NOTE  REDEMPTION DATE  BULLET AMOUNT
----------------------  ------------  ---------------  -------  ----
                                                       ([GBP])   ($)
                                                       -------  ----

Series [__] class [__]          [__]             [__]     [__]  [__]
Series [__] class [__]          [__]             [__]     [__]  [__]
Series [__] class [__]          [__]             [__]     [__]  [__]
Series [__] class [__]          [__]             [__]     [__]  [__]
Series [__] class [__]          [__]             [__]     [__]  [__]
Series [__] class [__]          [__]             [__]     [__]  [__]
Series [__] class [__]          [__]             [__]     [__]  [__]
Series [__] class [__]          [__]             [__]     [__]  [__]


                     MATURITY AND PREPAYMENT CONSIDERATIONS

    The average lives of each class of the offered notes cannot be stated, as the actual rate of repayment of the loans and redemption of the mortgages and a number of other relevant factors are unknown. However, calculations of the possible average lives of each class of the offered notes can be made based on certain assumptions. The assumptions used to calculate the possible average lives of each class of the offered notes in the following table include that:

    (1) neither the issuing entity security nor the Funding security has been enforced;

    (2) the seller is not in breach of the terms of the mortgage sale agreement;

    (3) the seller sells no new loans to the mortgages trustee after the closing date and the loans are assumed to amortise in accordance with the assumed constant payment rate indicated in the table below (subject to assumption (4) below);

    (4) the seller sells to the mortgages trustee sufficient new loans and their related security (i) in the period up to (but excluding) the interest payment date in [__], such that the aggregate principal amount outstanding of loans in the portfolio at any time is not less than [GBP][__] and [GBP][__] thereafter or (in each case) such higher amount as may be required to be maintained as a result of the issuing entity or any new issuing entities providing new term advances to Funding which Funding uses as consideration for an increase in its share of the trust property and/or to pay the seller for the sale of new loans to the mortgages trustee;

    (5)   neither an asset trigger event nor a non-asset trigger event occurs;

    (6) no event occurs that would cause payments on scheduled amortisation term advances or pass-through term advances to be deferred (unless such advances are deferred in accordance with Rule (1) or Rule (3) or Rule (6) as set out in "CASHFLOWS" in the accompanying prospectus) and no event occurs that would cause payments on the applicable series and class (or sub-class) of issuing entity notes to be deferred;

    (7) the issuing entity exercises its option to redeem the offered notes on the step-up date relating to the offered notes (where applicable);

    (8)   the closing date is [__];

    (9) [the outstanding principal amount of the series [__] class [__] notes is paid on the interest payment date in [__];]

    (10) the annualised constant prepayment date (or CPR) as at the closing date is assumed to be the same as the various assumed rates in the table below; and

    (11) there is a balance of [GBP][__] in the cash accumulation ledger at the closing date.

  CPR AND POSSIBLE AVERAGE LIVES OF EACH SERIES AND CLASS OF OFFERED NOTES (IN
                                     YEARS)

    Based upon the foregoing assumptions, the approximate average life in years of each series and class (or sub-class) of offered notes, at various assumed rates of repayment of the loans, would be as follows:

CONSTANT         SERIES [__]  SERIES [__]  SERIES [__]  SERIES [__]  SERIES [__]  SERIES [__]  SERIES [__]
PAYMENT RATE(1)   CLASS [__]   CLASS [__]   CLASS [__]   CLASS [__]   CLASS [__]   CLASS [__]   CLASS [__]
(PER ANNUM)            NOTES        NOTES        NOTES        NOTES        NOTES        NOTES        NOTES
---------------  -----------  -----------  -----------  -----------  -----------  -----------  -----------

5 per cent.....         [__]         [__]         [__]         [__]         [__]         [__]         [__]
10 per cent....         [__]         [__]         [__]         [__]         [__]         [__]         [__]
15 per cent....         [__]         [__]         [__]         [__]         [__]         [__]         [__]
20 per cent....         [__]         [__]         [__]         [__]         [__]         [__]         [__]
25 per cent....         [__]         [__]         [__]         [__]         [__]         [__]         [__]
30 per cent....         [__]         [__]         [__]         [__]         [__]         [__]         [__]
35 per cent....         [__]         [__]         [__]         [__]         [__]         [__]         [__]


(1) Includes both scheduled and unscheduled payments.

[Insert in the case of remarketable notes:

(2) This represents the average lives to the first class [__] note mandatory transfer date in [__].

(3) This represents the average lives of all class [__] notes remarketed after the first class [__] note mandatory transfer date in [__].]

    Assumptions (1) to (6) and (8) relate to circumstances which are not predictable. Assumption (7) relates to an event under the control of the issuing entity but no assurance can be given that the issuing entity will be in a position to redeem the notes on the step-up date. If the issuing entity does not so exercise its option to redeem, then the average lives of the then outstanding issue [__]-[__] notes would be extended.

    The average lives of the [__]-[__] notes are subject to factors largely outside the control of the issuing entity and consequently no assurance can be given that these assumptions and estimates will prove in any way to be realistic and they must therefore be viewed with considerable caution. For more information in relation to the risks involved in the use of these estimated average lives, see "RISK FACTORS -- THE YIELD TO MATURITY OF THE ISSUING ENTITY NOTES MAY BE ADVERSELY AFFECTED BY PREPAYMENTS OR REDEMPTIONS ON THE LOANS" in the accompanying prospectus.

                              FUNDING SWAP PROVIDER

    Information in respect of the Funding swap provider and the Funding swap is provided in the accompanying prospectus under the heading "THE SWAP AGREEMENTS -- THE FUNDING SWAP."

    The sponsor has determined that the significance percentage for the Funding swap in respect of the offered notes is less than 10 per cent.

    The significance percentage of the Funding swap is the percentage equivalent of (1) the amount of a reasonable good-faith estimate of maximum probable exposure (made in substantially the same manner as that used in the sponsor's internal risk management process in respect of similar derivative instruments) divided by (2) the aggregate principal balance of the loans in the portfolio.

                          ISSUING ENTITY SWAP PROVIDERS

    [Name of issuing entity swap provider] [Disclosure in respect of the issuing entity swap provider -- organisational form, general characteristics of business and ratings]

    Except for the information provided in the preceding paragraphs, [name of issuing entity swap provider] [and any affiliated entity described in this section] have not been involved in the preparation of, and do not accept responsibility for, this prospectus supplement.

    Information in respect of the issuing entity swaps and the issuing entity swap providers is provided in the accompanying prospectus under the heading "THE SWAP AGREEMENTS -- THE ISSUING ENTITY SWAPS". The sponsor has determined that the significance percentage for the issuing entity swaps in respect of the offered notes is [less than 10 per cent.] [more than 10 per cent. but less than 20 per cent.] [20 per cent. or more].

    The significance percentage of the issuing entity swaps in respect of the offered notes is the percentage equivalent of (1) the amount of a reasonable good-faith estimate of maximum probable exposure (made in substantially the same manner as that used in the sponsor's internal risk management process in respect of similar derivative instruments) divided by (2) the aggregate principal amount of such classes of offered notes.

    [Appropriate financial disclosure as contemplated in Item 1115 of Regulation AB to be provided if the significance percentage is 10% or more]



                    [CREDIT ENHANCEMENT OR SUPPORT PROVIDERS]

    [Provide disclosure in respect of any entity or group of affiliated entities providing credit enhancement or other support described in Item 1114(a) of Regulation AB that is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any class of offered notes: name of credit enhancement or support provider, organisational form, general characteristics of business and ratings]

    [Except for the information provided in the preceding paragraphs, [name of credit enhancement or support provider] [and any affiliated entity described in this section] have not been involved in the preparation of, and do not accept responsibility for, this prospectus supplement.]

    [Description of material terms of enhancement or support]

    [Appropriate financial disclosure as contemplated in Item 1114(b)(2) of Regulation AB to be provided if the credit enhancement or support provider is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any class of offered notes]

                                  UNDERWRITING

UNITED STATES

    We have agreed to sell, and [__] (the LEAD UNDERWRITERS) and the other underwriters for the offered notes listed in the following table have agreed to purchase on the closing date, the principal amount of those offered notes listed in that table. The terms of these purchases are governed by an underwriting agreement among us, the lead underwriters and the underwriters.

    [Some of the underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker dealers registered with the SEC. We have been advised by the underwriters that [__] expects to make offers and sales in the United States through its registered broker dealer affiliate [__] and that [insert any other relevant underwriters expecting to make offers through agents]]. [Insert selling restrictions of other countries not listed in the prospectus as applicable]

                                                   PRINCIPAL
                                                   AMOUNT OF
                                                  THE SERIES
                                                  [__] CLASS
UNDERWRITERS OF THE SERIES [__] CLASS [__] NOTES  [__] NOTES
------------------------------------------------  ----------

[__]............................................       $[__]
[__]............................................       $[__]
[__]............................................       $[__]
[__]............................................       $[__]
[__]............................................       $[__]
[__]............................................       $[__]
                                                  ----------

TOTAL:..........................................       $[__]
                                                  ==========


    The price to the public as a percentage of the principal balance of the offered notes will be [__] per cent.

    We have agreed to pay to the underwriters in respect of each class of offered notes a selling commission and a management and underwriting fee (in each case based on the aggregate principal amount of such class of offered notes) as set forth in the table below:

                                                       MANAGEMENT
                                                              AND
                                          SELLING    UNDERWRITING
SERIES AND CLASS OF OFFERED NOTES      COMMISSION             FEE
---------------------------------  --------------  --------------

series [__] class [__]...........  [__] per cent.  [__] per cent.
series [__] class [__]...........  [__] per cent.  [__] per cent.
series [__] class [__]...........  [__] per cent.  [__] per cent.
series [__] class [__]...........  [__] per cent.  [__] per cent.
series [__] class [__]...........  [__] per cent.  [__] per cent.
series [__] class [__]...........  [__] per cent.  [__] per cent.
series [__] class [__]...........  [__] per cent.  [__] per cent.
                                   --------------  --------------
TOTAL:...........................  [__] per cent.  [__] per cent.
                                   ==============  ==============


    The issuing entity has agreed to pay an aggregate fee of [GBP][__] to [__] for their services in connection with the issuance of the [__]-[__] notes.

    The lead underwriters of the offered notes have advised us that the underwriters propose initially to offer the offered notes to the public at the offering price stated on the cover page of this prospectus supplement and to some dealers at that price less a concession not in excess of [__] per cent. per series [__] class [__] note [insert series and classes (and sub-classes) of notes]. The underwriters may allow, and those dealers may re-allow, a concession not in excess of [__] per cent. per series [__] class [__] note [insert series and classes (and sub-classes) of notes] to certain other brokers and dealers.

    Additional out-of-pocket expenses (other than the commissions and fees stated above) solely in relation to the offered notes are estimated to be approximately $[__].

                                  LEGAL MATTERS

    Certain matters of English law regarding the issuing entity notes, including matters relating to the validity of the issuance of the issuing entity notes, will be opined upon to Abbey, Funding and the issuing entity by Slaughter and May. Certain matters of United States law regarding matters of United States federal income tax with respect to the offered notes will be opined upon to Abbey, Funding and the issuing entity by Cleary Gottlieb Steen & Hamilton LLP. Certain matters of English law and United States law will be opined upon to the underwriters by Allen & Overy LLP.

                                   ANNEX A-1

                    STATISTICAL INFORMATION ON THE PORTFOLIO

                      THE REFERENCE DATE MORTGAGE PORTFOLIO

    The information provided in this Annex A-1 constitutes an integral part of this prospectus supplement and is incorporated by reference into this prospectus supplement. [For the purposes of this Annex A-1, all references to "portfolio", unless the context otherwise requires, include the loans and their related security expected to be sold to the mortgages trustee on the closing date.]

    The statistical and other information contained herein has been compiled by reference to the loans and mortgage accounts in the portfolio as at [__] [2008] (the REFERENCE DATE). The US dollar figures set forth in the tables below have been calculated based on the currency exchange rate of [GBP]1 = $[__] and have been rounded to the nearest cent. following their conversion from sterling. Columns stating percentage amounts may not add up to 100 per cent. owing to rounding. A loan will have been removed from any new portfolio (which comprises a portion of the portfolio as at the reference date) if, in the period up to (and including) the closing date relating to such new portfolio, the loan is repaid in full or if the loan does not comply with the terms of the mortgage sale agreement on or about the closing date. Once such loans are removed, the seller will then randomly select from the loans remaining in the new portfolio those loans to be assigned on the applicable closing date once the determination has been made as to the anticipated principal balances of the notes to be issued and the corresponding size of the trust that would be required ultimately to support payments on the offered notes and all other notes of the issuing entity and the previous issuing entities.

    The loans in the mortgages trust that are selected for inclusion in the mortgages trust will have been originated on the basis of the seller's lending criteria. The material aspects of the seller's lending criteria are described under "THE LOANS -- UNDERWRITING --" and "THE LOANS -- LENDING CRITERIA" in the accompanying prospectus. Standardised credit scoring is not used in the United Kingdom mortgage market. For an indication of the credit quality of borrowers in respect of the loans, investors may refer to such lending criteria and to the historical performance of the loans in the mortgages trust as set forth in this Annex A-1 and in Annex E. One significant indicator of obligor credit quality is arrears and losses. The information presented under "DELINQUENCY AND LOSS EXPERIENCE OF THE PORTFOLIO" in this Annex A-1 reflects the arrears and repossession experience for loans that were contained in the portfolio since the inception of the mortgages trust. Abbey services all of the loans it originates. Any material change to the seller's lending criteria, which could lead to arrears and losses deviating from the historical experience presented in the table under "DELINQUENCY AND LOSS EXPERIENCE OF THE PORTFOLIO", will be reported by the seller on periodic reports filed with the SEC on Form 10-D. It is not expected that the characteristics of the portfolio as at the closing date will differ materially from the characteristics of the portfolio as at the reference date. Except as otherwise indicated, these tables have been prepared using the current balance as at the reference date, which includes all principal and accrued interest for the loans in the portfolio.

    The portfolio as at the reference date consisted of [__] mortgage accounts, comprising loans originated by Abbey and secured over properties located in England, Wales and Scotland and having an aggregate outstanding principal balance of approximately [GBP][__] as at that date. The loans in the portfolio as at the reference date were originated by the seller between August 1995 and [__] [2008]. As at the reference date, approximately [__] per cent. of the loans in the portfolio had an active direct debit instruction, the servicer, as agent of the mortgages trustee, having specifically agreed to another specific form of payment for the balance of the loans.

    As at the reference date, approximately [__] per cent. of the mortgages securing the loans in the portfolio were on freehold properties or the Scottish equivalent, approximately [__] per cent. were on leasehold properties and [__] per cent. were unknown.

    As at the reference date, approximately [__] per cent. of the loans in the portfolio were repayment loans and approximately [__] per cent. were interest-only loans. Approximately [__] per cent. of the loans had an original loan-to-value ratio of at least [__] per cent. as at the reference date.

    As at the closing date:

       * the Funding share of the trust property will be approximately [GBP][__], representing approximately [__] per cent. of the trust property; and

       * the seller share of the trust property will be approximately [GBP][__], representing approximately [__] per cent. of the trust property.

The actual amounts of the Funding share of the trust property and the seller share of the trust property as at the closing date will not be determined until the day before the closing date which will be after the date of this prospectus supplement.


OUTSTANDING PRINCIPAL BALANCES

    The following table shows the range of outstanding principal balances (including capitalised high loan-to-value fees and/or booking fees and/or valuation fees).

RANGE OF OUTSTANDING PRINCIPAL          CURRENT     CURRENT
BALANCES (INCLUDING CAPITALISED HIGH  PRINCIPAL   PRINCIPAL              NUMBER OF
LOAN-TO-VALUE FEES AND/OR BOOKING       BALANCE     BALANCE  % OF TOTAL   MORTGAGE
FEES AND/OR VALUATION FEES)             ([GBP])       (US$)     BALANCE   ACCOUNTS  % OF TOTAL
------------------------------------  ---------  ----------  ----------  ---------  ----------
Less than [GBP]0,000................       [__]        [__]        [__]       [__]        [__]
[GBP]0,000 -- [GBP]49,999...........       [__]        [__]        [__]       [__]        [__]
[GBP]50,000 -- [GBP]99,999..........       [__]        [__]        [__]       [__]        [__]
[GBP]100,000 -- [GBP]149,999........       [__]        [__]        [__]       [__]        [__]
[GBP]150,000 -- [GBP]199,999........       [__]        [__]        [__]       [__]        [__]
[GBP]200,000 -- [GBP]249,999........       [__]        [__]        [__]       [__]        [__]
[GBP]250,000 -- [GBP]299,999........       [__]        [__]        [__]       [__]        [__]
[GBP]300,000 -- [GBP]349,999........       [__]        [__]        [__]       [__]        [__]
[GBP]350,000 -- [GBP]399,999........       [__]        [__]        [__]       [__]        [__]
[GBP]400,000 -- [GBP]449,999........       [__]        [__]        [__]       [__]        [__]
[GBP]450,000 -- [GBP]499,999........       [__]        [__]        [__]       [__]        [__]
[GBP]500,000 -- [GBP]549,999........       [__]        [__]        [__]       [__]        [__]
[GBP]550,000 -- [GBP]599,999........       [__]        [__]        [__]       [__]        [__]
[GBP]600,000 -- [GBP]649,999........       [__]        [__]        [__]       [__]        [__]
[GBP]650,000 -- [GBP]699,999........       [__]        [__]        [__]       [__]        [__]
[GBP]700,000 -- [GBP]749,999........       [__]        [__]        [__]       [__]        [__]
>=[GBP]750,000......................       [__]        [__]        [__]       [__]        [__]
                                      ---------  ----------  ----------  ---------  ----------

TOTAL                                      [__]        [__]        [__]       [__]        [__]
                                      =========  ==========  ==========  =========  ==========


    The largest mortgage account has an outstanding principal balance of [GBP][__] and the smallest mortgage account has an outstanding principal balance of approximately [minus] [GBP][__]. The average outstanding principal balance is approximately [GBP][__].

    There are a small number of mortgage accounts in the portfolio with a negative balance. In these cases, this is due to overpayment of the amount required to redeem the mortgage account. The account status is set to "REDEEMED" when the balance is zero and the overpaid amount has been refunded which normally happens within two to three days of that overpayment.

LOAN-TO-VALUE RATIOS AT ORIGINATION

    The following table shows the range of loan-to-value, or LTV, ratios, which express the outstanding balance of a mortgage loan as at the date of the original initial mortgage loan origination divided by the value of the property securing that mortgage loan at the same date.

RANGE OF LOAN-TO-VALUE RATIOS AT       CURRENT    CURRENT
ORIGINATION (EXCLUDING CAPITALISED   PRINCIPAL  PRINCIPAL              NUMBER OF
HIGH LOAN-TO-VALUE FEES AND/OR         BALANCE    BALANCE  % OF TOTAL   MORTGAGE   % OF
BOOKING FEES AND/OR VALUATION FEES)    ([GBP])       (US$)    BALANCE   ACCOUNTS  TOTAL
-----------------------------------  ---------  ---------  ----------  ---------  -----
00.00% -- 24.99%...................       [__]       [__]        [__]       [__]   [__]
25.00% -- 49.99%...................       [__]       [__]        [__]       [__]   [__]
50.00% -- 74.99%...................       [__]       [__]        [__]       [__]   [__]
75.00% -- 79.99%...................       [__]       [__]        [__]       [__]   [__]
80.00% -- 84.99%...................       [__]       [__]        [__]       [__]   [__]
85.00% -- 89.99%...................       [__]       [__]        [__]       [__]   [__]
90.00% -- 95.00%...................       [__]       [__]        [__]       [__]   [__]
                                     ---------  ---------  ----------  ---------  -----

TOTAL..............................       [__]       [__]        [__]       [__]   [__]
                                     =========  =========  ==========  =========  =====


    The weighted average loan-to-value ratio of the mortgage accounts (excluding any capitalised high loan-to-value fees and/or capitalised booking fees and/or capitalised valuation fees) at origination was approximately [__] per cent. The highest loan-to-value ratio of any mortgage account (excluding any capitalised high loan-to-value fees and/or any capitalised booking fees and/or capitalised valuation fees) at origination was [__] per cent. and the lowest was [__] per cent. The average value of capitalised high loan-to-value fees and/or capitalised booking fees and/or capitalised valuation fees at origination was approximately [GBP][__].

LTV RATIOS AT ORIGINATION INDEXED ACCORDING TO THE NATIONWIDE HOUSE PRICE INDEX

    The following table shows the range of LTV ratios, which express the outstanding balance of a mortgage loan as at the date of the original initial mortgage origination divided by the indexed valuation of the property securing that mortgage loan as at the reference date, based on the Nationwide House Price Index.

RANGE OF LOAN-TO-VALUE RATIOS AT       CURRENT    CURRENT
ORIGINATION (EXCLUDING CAPITALISED   PRINCIPAL  PRINCIPAL              NUMBER OF
HIGH LOAN-TO-VALUE FEES AND/OR         BALANCE    BALANCE  % OF TOTAL   MORTGAGE
BOOKING FEES AND/OR VALUATION FEES)    ([GBP])      (US$)     BALANCE   ACCOUNTS  % OF TOTAL
-----------------------------------  ---------  ---------  ----------  ---------  ----------
00.00% -- 24.99%...................       [__]       [__]        [__]       [__]        [__]
25.00% -- 49.99%...................       [__]       [__]        [__]       [__]        [__]
50.00% -- 74.99%...................       [__]       [__]        [__]       [__]        [__]
75.00% -- 79.99%...................       [__]       [__]        [__]       [__]        [__]
80.00% -- 84.99%...................       [__]       [__]        [__]       [__]        [__]
85.00% -- 89.99%...................       [__]       [__]        [__]       [__]        [__]
90.00% -- 95.00%...................       [__]       [__]        [__]       [__]        [__]
                                     ---------  ---------  ----------  ---------  ----------

TOTAL..............................       [__]       [__]        [__]       [__]        [__]
                                     =========  =========  ==========  =========  ==========


    The weighted average loan-to-value ratio of the mortgage accounts (excluding any capitalised high loan-to-value fees and/or capitalised booking fees and/or capitalised valuation fees) at origination was approximately [__] per cent.

LTV RATIOS AT ORIGINATION INDEXED ACCORDING TO THE HALIFAX HOUSE PRICE INDEX

    The following table shows the range of LTV ratios, which express the outstanding balance of a mortgage loan as at the date of the original initial mortgage origination divided by the indexed valuation of the property securing that mortgage loan as at the reference date, based on the Halifax House Price Index.

RANGE OF LOAN-TO-VALUE RATIOS AT       CURRENT    CURRENT
ORIGINATION (EXCLUDING CAPITALISED   PRINCIPAL  PRINCIPAL              NUMBER OF
HIGH LOAN-TO-VALUE FEES AND/OR         BALANCE    BALANCE  % OF TOTAL   MORTGAGE
BOOKING FEES AND/OR VALUATION FEES)    ([GBP])      (US$)     BALANCE   ACCOUNTS  % OF TOTAL
-----------------------------------  ---------  ---------  ----------  ---------  ----------
00.00% -- 24.99%...................       [__]       [__]        [__]       [__]        [__]
25.00% -- 49.99%...................       [__]       [__]        [__]       [__]        [__]
50.00% -- 74.99%...................       [__]       [__]        [__]       [__]        [__]
75.00% -- 79.99%...................       [__]       [__]        [__]       [__]        [__]
80.00% -- 84.99%...................       [__]       [__]        [__]       [__]        [__]
85.00% -- 89.99%...................       [__]       [__]        [__]       [__]        [__]
90.00% -- 95.00%...................       [__]       [__]        [__]       [__]        [__]
                                     ---------  ---------  ----------  ---------  ----------

TOTAL..............................       [__]       [__]        [__]       [__]        [__]
                                     =========  =========  ==========  =========  ==========


    The weighted average loan-to-value ratio of the mortgage accounts (excluding any capitalised high loan-to-value fees and/or capitalised booking fees and/or capitalised valuation fees) at origination was approximately [__] per cent.

GEOGRAPHICAL DISTRIBUTION

    The following table shows the distribution of properties throughout England, Wales and Scotland. No properties are situated outside England, Wales and Scotland. The geographical location of a property has no impact upon the seller's lending criteria and credit scoring tests.

                                CURRENT    CURRENT
                              PRINCIPAL  PRINCIPAL              NUMBER OF
                                BALANCE    BALANCE  % OF TOTAL   MORTGAGE   % OF
REGION                          ([GBP])      (US$)     BALANCE   ACCOUNTS  TOTAL
----------------------------  ---------  ---------  ----------  ---------  -----
East Anglia.................       [__]       [__]        [__]       [__]   [__]
East Midlands...............       [__]       [__]        [__]       [__]   [__]
London......................       [__]       [__]        [__]       [__]   [__]
Northwest...................       [__]       [__]        [__]       [__]   [__]
North.......................       [__]       [__]        [__]       [__]   [__]
Scotland....................       [__]       [__]        [__]       [__]   [__]
Southeast (excluding London)       [__]       [__]        [__]       [__]   [__]
Southwest...................       [__]       [__]        [__]       [__]   [__]
Unknown.....................       [__]       [__]        [__]       [__]   [__]
Wales.......................       [__]       [__]        [__]       [__]   [__]
West Midlands...............       [__]       [__]        [__]       [__]   [__]
Yorkshire and Humberside....       [__]       [__]        [__]       [__]   [__]
                              ---------  ---------  ----------  ---------  -----

TOTAL.......................       [__]       [__]        [__]       [__]   [__]
                              =========  =========  ==========  =========  =====


    House prices and incomes vary throughout England, Scotland and Wales. The table below summarises the average house price and the average income for each region for the period ended [__] in order to produce a house price to earnings ratio for each region.

                             AVERAGE
                            EARNINGS      HOUSE    PRICE/
                          ([GBP] PER      PRICE  EARNINGS
REGIONS                      ANNUM)*  ([GBP])**     RATIO
------------------------  ----------  ---------  --------
North East..............        [__]       [__]      [__]
North West..............        [__]       [__]      [__]
Yorkshire and Humberside        [__]       [__]      [__]
East Midlands...........        [__]       [__]      [__]
West Midlands...........        [__]       [__]      [__]
East Anglia.............        [__]       [__]      [__]
London..................        [__]       [__]      [__]
South East..............        [__]       [__]      [__]
South West..............        [__]       [__]      [__]
Wales...................        [__]       [__]      [__]
Scotland................        [__]       [__]      [__]

*Average recorded income of borrowers

**Simple average house prices

[Source: www.communities.gov.uk/index.asp?id=1156110]

    For a discussion of geographic concentration risks, see "RISK FACTORS -- THE TIMING AND AMOUNT OF PAYMENTS ON THE LOANS COULD BE AFFECTED BY VARIOUS FACTORS WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUING ENTITY NOTES" in the accompanying prospectus.

SEASONING OF LOANS

    The following table shows the time elapsed since the date of origination of the loans. The ages (but not the balances) of the loans in this table have been calculated up to the reference date of [__] for the purpose of calculating the seasoning.

                          CURRENT    CURRENT
                        PRINCIPAL  PRINCIPAL              NUMBER OF
                          BALANCE    BALANCE  % OF TOTAL   MORTGAGE   % OF
AGE OF LOANS IN MONTHS    ([GBP])      (US$)     BALANCE   ACCOUNTS  TOTAL
----------------------  ---------  ---------  ----------  ---------  -----
6 to <12..............       [__]       [__]        [__]       [__]   [__]
12 to <18.............       [__]       [__]        [__]       [__]   [__]
18 to <24.............       [__]       [__]        [__]       [__]   [__]
24 to <30.............       [__]       [__]        [__]       [__]   [__]
30 to <36.............       [__]       [__]        [__]       [__]   [__]
36 to <42.............       [__]       [__]        [__]       [__]   [__]
42 to <48.............       [__]       [__]        [__]       [__]   [__]
48 to <54.............       [__]       [__]        [__]       [__]   [__]
54 to <60.............       [__]       [__]        [__]       [__]   [__]
60 to <66.............       [__]       [__]        [__]       [__]   [__]
66 to <72.............       [__]       [__]        [__]       [__]   [__]
72 to <78.............       [__]       [__]        [__]       [__]   [__]
78 to <84.............       [__]       [__]        [__]       [__]   [__]
84 to <90.............       [__]       [__]        [__]       [__]   [__]
90 to <96.............       [__]       [__]        [__]       [__]   [__]
96 to <102............       [__]       [__]        [__]       [__]   [__]
Greater than 102......       [__]       [__]        [__]       [__]   [__]
                        ---------  ---------  ----------  ---------  -----

TOTAL.................       [__]       [__]        [__]       [__]   [__]
                        =========  =========  ==========  =========  =====


    The weighted average seasoning of loans was approximately [__] months and the maximum seasoning of loans was [__] months. The minimum seasoning of loans was [__] months.

YEARS TO MATURITY OF LOANS

    The following table shows the number of years of the mortgage term which remain unexpired:

                     CURRENT    CURRENT
                   PRINCIPAL  PRINCIPAL              NUMBER OF
                     BALANCE    BALANCE  % OF TOTAL   MORTGAGE   % OF
YEARS TO MATURITY    ([GBP])      (US$)     BALANCE   ACCOUNTS  TOTAL
-----------------  ---------  ---------  ----------  ---------  -----
<0...............       [__]       [__]        [__]       [__]   [__]
0 to <5..........       [__]       [__]        [__]       [__]   [__]
5 to <10.........       [__]       [__]        [__]       [__]   [__]
10 to <15........       [__]       [__]        [__]       [__]   [__]
15 to <20........       [__]       [__]        [__]       [__]   [__]
20 to <25........       [__]       [__]        [__]       [__]   [__]
25 to <30........       [__]       [__]        [__]       [__]   [__]
30 to <38........       [__]       [__]        [__]       [__]   [__]
                   ---------  ---------  ----------  ---------  -----

TOTAL............       [__]       [__]        [__]       [__]   [__]
                   =========  =========  ==========  =========  =====


    The weighted average remaining term of loans was approximately [__] years and the maximum remaining term was [__] years. The minimum remaining term was [__] years.

PURPOSE OF LOAN

    The following table shows the purpose of the loans on origination:

                   CURRENT    CURRENT
                 PRINCIPAL  PRINCIPAL     % OF         NUMBER OF
                   BALANCE    BALANCE    TOTAL          MORTGAGE    % OF
USE OF PROCEEDS    ([GBP])      (US$)  BALANCE          ACCOUNTS   TOTAL
---------------  ---------  ---------  -------  -----------------  -----
Purchase.......       [__]       [__]     [__]               [__]   [__]
Remortgage.....       [__]       [__]     [__]               [__]   [__]
                 ---------  ---------  -------  -----------------  -----

TOTAL..........       [__]       [__]     [__]               [__]   [__]
                 =========  =========  =======  =================  =====


    As at the reference date, the average balance of loans used to finance the purchase of a new property was [GBP][__] and the average balance of loans used to remortgage a property already owned by the borrower was [GBP][__].

PROPERTY TYPE

    The following table shows the types of properties to which the mortgage accounts relate.

                                     CURRENT    CURRENT
                                   PRINCIPAL  PRINCIPAL     % OF  NUMBER OF
                                     BALANCE    BALANCE    TOTAL   MORTGAGE   % OF
PROPERTY TYPE                        ([GBP])      (US$)  BALANCE   ACCOUNTS  TOTAL
---------------------------------  ---------  ---------  -------  ---------  -----
Converted flat/maisonette........       [__]       [__]     [__]       [__]   [__]
Detached house...................       [__]       [__]     [__]       [__]   [__]
Detached or chalet bungalow......       [__]       [__]     [__]       [__]   [__]
Purpose-built flat/maisonette....       [__]       [__]     [__]       [__]   [__]
Self contained maisonette........       [__]       [__]     [__]       [__]   [__]
Semi-detached bungalow...........       [__]       [__]     [__]       [__]   [__]
Semi-detached/link-detached house       [__]       [__]     [__]       [__]   [__]
Terraced house/bungalow..........       [__]       [__]     [__]       [__]   [__]
Other/unknown....................       [__]       [__]     [__]       [__]   [__]
                                   ---------  ---------  -------  ---------  -----

TOTAL............................       [__]       [__]     [__]       [__]   [__]
                                   =========  =========  =======  =========  =====


    As at the reference date, the average balance of loans secured by semi-detached/link-detached house, detached house and terraced house/bungalow properties was [GBP][__], [GBP][__] and [GBP][__], respectively.

ORIGINATION CHANNEL

    The following table shows the origination channel for the initial loan in a mortgage account.

                                          CURRENT
                               CURRENT  PRINCIPAL     % OF  NUMBER OF
                     PRINCIPAL BALANCE    BALANCE    TOTAL   MORTGAGE   % OF
ORIGINATION CHANNEL            ([GBP])      (US$)  BALANCE   ACCOUNTS  TOTAL
-------------------  -----------------  ---------  -------  ---------  -----
Direct origination.               [__]       [__]     [__]       [__]   [__]
Intermediaries.....               [__]       [__]     [__]       [__]   [__]
Other channels.....               [__]       [__]     [__]       [__]   [__]
                     -----------------  ---------  -------  ---------  -----

TOTAL..............               [__]       [__]     [__]       [__]   [__]
                     =================  =========  =======  =========  =====


    As at the reference date, the average balance of loans originated through direct origination, intermediaries and other channels was [GBP][__], [GBP][__] and [GBP][__], respectively.

REPAYMENT TERMS

    The following table shows the repayment terms for the loans in the mortgage accounts as at the reference date. Where any loan in a mortgage account is interest-only, then that entire mortgage account is classified as interest-only.

                   CURRENT    CURRENT
                 PRINCIPAL  PRINCIPAL     % OF  NUMBER OF
                   BALANCE    BALANCE    TOTAL   MORTGAGE   % OF
REPAYMENT TERMS     [GBP])      (US$)  BALANCE   ACCOUNTS  TOTAL
---------------  ---------  ---------  -------  ---------  -----
Endowment......       [__]       [__]     [__]       [__]   [__]
Interest only..       [__]       [__]     [__]       [__]   [__]
Repayment......       [__]       [__]     [__]       [__]   [__]
                 ---------  ---------  -------  ---------  -----

TOTAL..........       [__]       [__]     [__]       [__]   [__]
                 =========  =========  =======  =========  =====


    As at the reference date, the average balance of endowment loans, interest-only loans and repayment loans in the portfolio was [GBP][__], [GBP][__] and [GBP][__] respectively.

PRODUCT TYPE

    The following table shows the distribution of product type as at the reference date.

                       CURRENT    CURRENT
                     PRINCIPAL  PRINCIPAL     % OF  NUMBER OF
                       BALANCE    BALANCE    TOTAL   MORTGAGE   % OF
PRODUCT TYPE           ([GBP])      (US$)  BALANCE  ACCOUNTSS  TOTAL
-------------------  ---------  ---------  -------  ---------  -----
Non-flexible loans:
Tracker loans......       [__]       [__]     [__]       [__]   [__]
Fixed loans........       [__]       [__]     [__]       [__]   [__]
Variable loans.....       [__]       [__]     [__]       [__]   [__]
Flexible loans:
Tracker loans......       [__]       [__]     [__]       [__]   [__]
Fixed loans........       [__]       [__]     [__]       [__]   [__]
Variable loans.....       [__]       [__]     [__]       [__]   [__]
                     ---------  ---------  -------  ---------  -----

TOTAL..............       [__]       [__]     [__]       [__]   [__]
                     =========  =========  =======  =========  =====


PAYMENT METHODS

    The following table shows the payment methods for the mortgage accounts as at the reference date.

                                     CURRENT    CURRENT
                                   PRINCIPAL  PRINCIPAL     % OF  NUMBER OF
                                     BALANCE    BALANCE    TOTAL   MORTGAGE   % OF
PAYMENT METHODS                      ([GBP])      (US$)  BALANCE   ACCOUNTS  TOTAL
---------------------------------  ---------  ---------  -------  ---------  -----
Direct debit (Abbey bank account)       [__]       [__]     [__]       [__]   [__]
Direct debit (other bank account)       [__]       [__]     [__]       [__]   [__]
Other *..........................       [__]       [__]     [__]       [__]   [__]
                                   ---------  ---------  -------  ---------  -----

TOTAL............................       [__]       [__]     [__]       [__]   [__]
                                   =========  =========  =======  =========  =====


* External standing orders, internal standing orders and payments made at Abbey branches.

DISTRIBUTION OF FIXED RATE LOANS

    As at the reference date, approximately [__] per cent. of the loans in the portfolio were fixed rate loans. Fixed rate loans remain at the relevant fixed rate for a period of time as specified in the offer conditions, after which they move to the SVR or some other rate as specified in the offer conditions.

                CURRENT    CURRENT
              PRINCIPAL  PRINCIPAL     % OF  NUMBER OF         % OF
                BALANCE    BALANCE    TOTAL   MORTGAGE  TOTAL FIXED
FIXED RATE %    ([GBP])      (US$)  BALANCE   ACCOUNTS   RATE LOANS
------------  ---------  ---------  -------  ---------  -----------
2.00 -- 2.99       [__]       [__]     [__]       [__]         [__]
3.00 -- 3.99       [__]       [__]     [__]       [__]         [__]
4.00 -- 4.99       [__]       [__]     [__]       [__]         [__]
5.00 -- 5.99       [__]       [__]     [__]       [__]         [__]
6.00 -- 6.99       [__]       [__]     [__]       [__]         [__]
7.00 -- 7.99       [__]       [__]     [__]       [__]         [__]
8.00 -- 8.99       [__]       [__]     [__]       [__]         [__]
              ---------  ---------  -------  ---------  -----------

TOTAL.......       [__]       [__]     [__]       [__]         [__]
              =========  =========  =======  =========  ===========


                                   CURRENT    CURRENT
                                 PRINCIPAL  PRINCIPAL     % OF  NUMBER OF
                                   BALANCE    BALANCE    TOTAL   MORTGAGE   % OF
YEAR IN WHICH FIXED PERIOD ENDS    ([GBP])      (US$)  BALANCE   ACCOUNTS  TOTAL
-------------------------------  ---------  ---------  -------  ---------  -----
<2008..........................       [__]       [__]     [__]       [__]   [__]
2007...........................       [__]       [__]     [__]       [__]   [__]
2008...........................       [__]       [__]     [__]       [__]   [__]
2009...........................       [__]       [__]     [__]       [__]   [__]
2010...........................       [__]       [__]     [__]       [__]   [__]
2011...........................       [__]       [__]     [__]       [__]   [__]
2012...........................       [__]       [__]     [__]       [__]   [__]
2013...........................       [__]       [__]     [__]       [__]   [__]
2014...........................       [__]       [__]     [__]       [__]   [__]
2015...........................       [__]       [__]     [__]       [__]   [__]
2016...........................       [__]       [__]     [__]       [__]   [__]
2017...........................       [__]       [__]     [__]       [__]   [__]
2018...........................       [__]       [__]     [__]       [__]   [__]
2019...........................       [__]       [__]     [__]       [__]   [__]
2020...........................       [__]       [__]     [__]       [__]   [__]
2021...........................       [__]       [__]     [__]       [__]   [__]
2022...........................       [__]       [__]     [__]       [__]   [__]
2023...........................       [__]       [__]     [__]       [__]   [__]
2024...........................       [__]       [__]     [__]       [__]   [__]
2025...........................       [__]       [__]     [__]       [__]   [__]
>=2026.........................       [__]       [__]     [__]       [__]   [__]
                                 ---------  ---------  -------  ---------  -----

TOTAL..........................       [__]       [__]     [__]       [__]   [__]
                                 ---------  ---------  -------  ---------  -----



PAYMENT RATE ANALYSIS

    The following table shows the annualised payment rate for the most recent 1- , 3- and 12-month period for the loans in the portfolio.

              1-MONTH     3-MONTH    12-MONTH
AS OF      ANNUALISED  ANNUALISED  ANNUALISED
---------  ----------  ----------  ----------
[__]            [__]%       [__]%       [__]%

    In the table above,

       *     1-month annualised CPR is calculated as 1 -- ((1 -- R) ^ 12),

       * 3-month annualised CPR is calculated as the average of the 1-month annualised CPR for the most recent 3 months, and

       * 12-month annualised CPR is calculated the average of the 1-month annualised CPR for the most recent 12 months,

where R is (i) total principal receipts received plus the principal balance of loans repurchased by the seller (primarily due to further advances) during the relevant period, divided by (ii) the aggregate outstanding principal balance of the loans in the portfolio as at the start of that period.

DELINQUENCY AND LOSS EXPERIENCE OF THE PORTFOLIO

    The following table shows the arrears and repossession experience in respect of the portfolio as at the dates indicated.

The loans used in the table below are administered in accordance with Abbey's administration policies. The method by which Abbey classifies loans as being in arrears is described in the accompanying prospectus under "THE SERVICER -- ARREARS AND DEFAULT PROCEDURES" and is important in helping to understand the arrears and repossession information in respect of the portfolio, as at the dates indicated, set forth in the following table.

                                                       AS AT OR FOR THE YEARS ENDED
                        ------------------------------------------------------------------------------------------
                          DECEMBER 31, 2005      DECEMBER 31, 2006      DECEMBER 31, 2007          [__] 2008
                        ---------------------  ---------------------  ---------------------  ---------------------
                        [GBP](M)  $(M)      %  [GBP](M)  $(M)      %  [GBP](M)  $(M)      %  [GBP](M)  $(M)      %
                        --------  ----  -----  --------  ----  -----  --------  ----  -----  --------  ----  -----

Outstanding balance         [__]  [__]  [__]%      [__]  [__]  [__]%      [__]  [__]  [__]%      [__]  [__]  [__]%
Number of loans
outstanding                 [__]  [__]  [__]%      [__]  [__]  [__]%      [__]  [__]  [__]%      [__]  [__]  [__]%
Outstanding balance of
loans in arrears
1 -- 2 months               [__]  [__]  [__]%      [__]  [__]  [__]%      [__]  [__]  [__]%      [__]  [__]  [__]%
2 -- 3 months               [__]  [__]  [__]%      [__]  [__]  [__]%      [__]  [__]  [__]%      [__]  [__]  [__]%
3 -- 4 months               [__]  [__]  [__]%      [__]  [__]  [__]%      [__]  [__]  [__]%      [__]  [__]  [__]%
4 -- 5 months               [__]  [__]  [__]%      [__]  [__]  [__]%      [__]  [__]  [__]%      [__]  [__]  [__]%
5 -- 6 months               [__]  [__]  [__]%      [__]  [__]  [__]%      [__]  [__]  [__]%      [__]  [__]  [__]%
6 -- 12 months              [__]  [__]  [__]%      [__]  [__]  [__]%      [__]  [__]  [__]%      [__]  [__]  [__]%
Over 12 months              [__]  [__]  [__]%      [__]  [__]  [__]%      [__]  [__]  [__]%      [__]  [__]  [__]%
Total outstanding
balance of loans in
arrears                     [__]  [__]  [__]%      [__]  [__]  [__]%      [__]  [__]  [__]%      [__]  [__]  [__]%
Number of loans
outstanding in arrears
1 -2 months                 [__]  [__]  [__]%      [__]  [__]  [__]%      [__]  [__]  [__]%      [__]  [__]  [__]%
2 -- 3 months               [__]  [__]  [__]%      [__]  [__]  [__]%      [__]  [__]  [__]%      [__]  [__]  [__]%
3 -- 4 months               [__]  [__]  [__]%      [__]  [__]  [__]%      [__]  [__]  [__]%      [__]  [__]  [__]%
4 -- 5 months               [__]  [__]  [__]%      [__]  [__]  [__]%      [__]  [__]  [__]%      [__]  [__]  [__]%
5 -- 6 months               [__]  [__]  [__]%      [__]  [__]  [__]%      [__]  [__]  [__]%      [__]  [__]  [__]%
6 -- 12 months              [__]  [__]  [__]%      [__]  [__]  [__]%      [__]  [__]  [__]%      [__]  [__]  [__]%
Over 12 months              [__]  [__]  [__]%      [__]  [__]  [__]%      [__]  [__]  [__]%      [__]  [__]  [__]%
Total number of loans
outstanding in arrears      [__]  [__]  [__]%      [__]  [__]  [__]%      [__]  [__]  [__]%      [__]  [__]  [__]%
Repossessions               [__]  [__]  [__]%      [__]  [__]  [__]%      [__]  [__]  [__]%      [__]  [__]  [__]%
Amount of loan losses       [__]  [__]  [__]%      [__]  [__]  [__]%      [__]  [__]  [__]%      [__]  [__]  [__]%
Loan losses as % of
total current balance       [__]  [__]  [__]%      [__]  [__]  [__]%      [__]  [__]  [__]%      [__]  [__]  [__]%


    "Repossessions" expresses the number of mortgaged properties that the servicer has taken into possession during the period, as a percentage of the number of loans in the portfolio outstanding at the end of the period.

                                   ANNEX A-2

       CHARACTERISTICS OF THE UNITED KINGDOM RESIDENTIAL MORTGAGE MARKET


    The information provided in this Annex A-2 constitutes an integral part of this prospectus supplement and is incorporated by reference into this prospectus supplement.

    According to the Council of Mortgage Lenders, at the end of [__], mortgage loans outstanding in the United Kingdom amounted to [GBP][__] billion, with banks and building societies holding approximately [__] per cent. and approximately [__] per cent. of the total, respectively, and in [__] outstanding mortgage debt in the United Kingdom grew by approximately [__] per cent.

    Set out in the following tables are a number of characteristics of the United Kingdom mortgage market.


CPR RATES

    In the following tables, quarterly CPR data was calculated by dividing the amount of scheduled and unscheduled repayments of mortgages originated by building societies in a quarter by the quarterly balance of mortgages outstanding owed to building societies in the United Kingdom. These quarterly repayment rates were then annualised using standard methodology.

           AGGREGATE           AGGREGATE           AGGREGATE           AGGREGATE           AGGREGATE
            QUARTERS            QUARTERS            QUARTERS            QUARTERS            QUARTERS
             OVER 40             OVER 40             OVER 40             OVER 40             OVER 40
CPR (%)        YEARS  CPR (%)      YEARS  CPR (%)      YEARS  CPR (%)      YEARS  CPR (%)      YEARS

---------  ---------  -------  ---------  -------  ---------  -------  ---------  -------  ---------
7.0......       [__]     11.0       [__]     15.0       [__]     19.0       [__]     23.0       [__]
7.5......       [__]     11.5       [__]     15.5       [__]     19.5       [__]     23.5       [__]
8.0......       [__]     12.0       [__]     16.0       [__]     20.0       [__]     24.0       [__]
8.5......       [__]     12.5       [__]     16.5       [__]     20.5       [__]     24.5       [__]
9.0......       [__]     13.0       [__]     17.0       [__]     21.0       [__]
9.5......       [__]     13.5       [__]     17.5       [__]     21.5       [__]
10.0.....       [__]     14.0       [__]     18.0       [__]     22.0       [__]
10.5.....       [__]     14.5       [__]     18.5       [__]     22.5       [__]



Source: The Bank of England

    Over the past 40 years, the highest single quarter CPR experienced in respect of residential mortgage loans originated by building societies was recorded in September 2002 at a level of 22.40 per cent. The lowest level was
7.94 per cent. in March and June of 1974.

    The highest 12-month rolling average CPR over the same 40-year period was
21.07 per cent. The lowest was 8.84 per cent.

                  CPR RATE     12-MONTH                        CPR RATE     12-MONTH
                   FOR THE      ROLLING                         FOR THE      ROLLING
QUARTER        QUARTER (%)  AVERAGE (%)  QUARTER            QUARTER (%)  AVERAGE (%)
-------------  -----------  -----------  --------------  --------------  -----------


June 1966....        11.39        11.00  September 1966           11.71        11.27
December 1966        10.60        11.04  March 1967....            9.51        10.80
June 1967....        10.96        10.69  September 1967           11.67        10.68
December 1967        11.52        10.91  March 1968....           10.19        11.08
June 1968....        10.59        10.99  September 1968           10.92        10.81
December 1968        10.25        10.49  March 1969....            9.16        10.23
June 1969....        10.24        10.14  September 1969           10.66        10.08
December 1969        10.02        10.02  March 1970....            8.93         9.96
June 1970....        10.69        10.07  September 1970           11.61        10.31
December 1970        11.47        10.67  March 1971....            9.33        10.77
June 1971....        11.45        10.96  September 1971           12.18        11.11
December 1971        12.31        11.32  March 1972....           10.73        11.67
June 1972....        11.82        11.76  September 1972           12.25        11.78
December 1972        11.74        11.63  March 1973....           10.12        11.48
June 1973....        10.54        11.16  September 1973           11.06        10.87
December 1973        10.56        10.57  March 1974....            7.95        10.03
June 1974....         7.95         9.38  September 1974            9.59         9.01
December 1974        10.83         9.08  March 1975....            9.96         9.58
June 1975....        12.23        10.65  September 1975           12.76        11.45
December 1975        12.22        11.79  March 1976....           10.10        11.83
June 1976....        11.48        11.64  September 1976           11.86        11.42
December 1976        11.70        11.29  March 1977....            8.00        10.76
June 1977....         9.85        10.35  September 1977           12.13        10.42
December 1977        12.66        10.66  March 1978....           11.30        11.49


                                      S-38



                  CPR RATE     12-MONTH                        CPR RATE     12-MONTH
                   FOR THE      ROLLING                         FOR THE      ROLLING
QUARTER        QUARTER (%)  AVERAGE (%)  QUARTER            QUARTER (%)  AVERAGE (%)
-------------  -----------  -----------  --------------  --------------  -----------

June 1978....        12.19        12.07  September 1978           11.72        11.97
December 1978        11.19        11.60  March 1979....            9.34        11.11
June 1979....        10.13        10.59  September 1979           11.36        10.50
December 1979        11.07        10.47  March 1980....            8.04        10.15
June 1980....         8.66         9.78  September 1980            9.87         9.41
December 1980        10.48         9.26  March 1981....            9.97         9.75
June 1981....        11.78        10.53  September 1981           12.53        11.19
December 1981        11.83        11.53  March 1982....            9.63        11.44
June 1982....        12.91        11.73  September 1982           13.97        12.08
December 1982        14.20        12.68  March 1983....           12.55        13.41
June 1983....        12.76        13.37  September 1983           12.48        13.00
December 1983        11.86        12.41  March 1984....           10.40        11.88
June 1984....        12.14        11.72  September 1984           12.40        11.70
December 1984        11.88        11.70  March 1985....           10.02        11.61
June 1985....        11.67        11.49  September 1985           13.46        11.76
December 1985        13.68        12.21  March 1986....           11.06        12.47
June 1986....        15.53        13.43  September 1986           17.52        14.45
December 1986        15.60        14.93  March 1987....           10.75        14.85
June 1987....        15.13        14.75  September 1987           17.06        14.63
December 1987        16.41        14.84  March 1988....           13.74        15.58
June 1988....        16.24        15.86  September 1988           18.46        16.21
December 1988        12.76        15.30  March 1989....            8.96        14.11
June 1989....        13.12        13.33  September 1989           11.60        11.61
December 1989        10.44        11.03  March 1990....            8.96        11.03
June 1990....         9.42        10.11  September 1990            9.71         9.63
December 1990        10.58         9.67  March 1991....            9.07         9.69
June 1991....        10.69        10.01  September 1991           11.57        10.48
December 1991        10.24        10.39  March 1992....            9.14        10.41
June 1992....         9.12        10.02  September 1992            9.75         9.56
December 1992         7.96         8.99  March 1993....            8.53         8.84
June 1993....         9.97         9.05  September 1993           10.65         9.28
December 1993        10.01         9.79  March 1994....            8.97         9.90
June 1994....        10.48        10.03  September 1994           11.05        10.13
December 1994        10.68        10.29  March 1995....            9.15        10.34
June 1995....        10.51        10.35  September 1995           11.76        10.53
December 1995        11.61        10.76  March 1996....           10.14        11.00
June 1996....        11.32        11.21  September 1996           13.20        11.57
December 1996        12.58        11.81  March 1997....            9.75        11.71
June 1997....        15.05        12.65  September 1997           12.18        12.39
December 1997        11.17        12.04  March 1998....           10.16        12.14
June 1998....        12.05        11.39  September 1998           13.79        11.79
December 1998        13.44        12.36  March 1999....           11.14        12.60
June 1999....        14.39        13.19  September 1999           15.59        13.64
December 1999        14.94        14.02  March 2000....           13.82        14.69
June 2000....        13.87        14.55  September 2000           14.88        14.38
December 2000        15.55        14.53  March 2001....           15.46        14.94
June 2001....        17.36        15.81  September 2001           19.12        16.87
December 2001        19.00        17.74  March 2002....           18.68        18.54
June 2002....        19.88        19.17  September 2002           22.40        19.99
December 2002        22.16        20.78  March 2003....           19.52        20.99
June 2003....        20.18        21.06  September 2003           21.65        20.88
December 2003        21.33        20.67  March 2004....           19.90        20.77
June 2004....        21.42        21.08  September 2004           21.41        21.01
December 2004        18.72        20.36  March 2005....           17.76        19.83
June 2005....        17.75        18.91  September 2005           20.24        18.62
December 2005        20.36        19.03  March 2006....           19.65        19.50
June 2006....        19.38        19.90  September 2006           21.24        20.15
December 2006        21.07        20.33  March 2007               19.25        20.28
June 2007....        19.25        20.28  September 2007           21.25        20.29
December 2007         [__]



Source of repayment and outstanding mortgage information: The Bank of England.

    The CPR table above presents the historical CPR experience only of building societies in the United Kingdom. During the late 1990s, a number of former building societies formed in the United Kingdom became banks, and the CPR experience of these banks is therefore not included in the foregoing building society CPR data. According to the Council of Mortgage Lenders, the 12 month rolling average CPR experience of banks during each of the years 1999 through 2007 was 16.08 per cent., 15.34 per cent., 18.69 per cent., 21.81 per cent.,
23.81 per cent., 22.88 per cent., 22.93 per cent., 24.94 per cent. and [__] respectively.

REPOSSESSION RATE

    In January 2008, the Council of Mortgage Lenders published repossession figures for 2007, which showed that the repossession rate in the United Kingdom for that year was 0.10%. No assurance can be given as to whether, or for how long, these low levels of repossessions will continue.

            REPOSSESSIONS              REPOSSESSIONS               REPOSSESSIONS
YEAR                  (%)  YEAR                  (%)  YEAR                   (%)
----------  -------------  ----------  -------------  ----------   -------------


1982......           0.11  1991......           0.77  2000......           0.20
1983......           0.12  1992......           0.69  2001......           0.16
1984......           0.17  1993......           0.58  2002......           0.11
1985......           0.25  1994......           0.47  2003......           0.07
1986......           0.30  1995......           0.47  2004......           0.07
1987......           0.32  1996......           0.40  2005......           0.13
1988......           0.22  1997......           0.31  2006......           0.19
1989......           0.17  1998......           0.31  2007......           0.23
1990......           0.47  1999......           0.27        .


Source: Council of Mortgage Lenders


HOUSE PRICE TO EARNINGS RATIO

    The following table shows the ratio for any one year of the average annual value of houses compared to the average annual salary in the United Kingdom as calculated from the weekly earnings in April of the same year of male employees whose earnings were not affected by their absence from work (as recorded by the government of the United Kingdom). While this is a good indication of house affordability, it does not take into account the fact that the majority of households have more than one income to support a mortgage loan.


                                   HOUSE                                   HOUSE
                                PRICE TO                                PRICE TO
                                EARNINGS                                EARNINGS
YEAR                               RATIO  YEAR                             RATIO
------------------------------  --------  ----------------------------  --------


1971..........................      3.21  1990.........................      4.62
1972..........................      3.83  1991.........................      4.23
1973..........................      4.58  1992.........................      3.84
1974..........................      4.21  1993.........................      3.63
1975..........................      3.52  1994.........................      3.59
1976..........................      3.30  1995.........................      3.53
1977..........................      3.26  1996.........................      3.57
1978..........................      3.34  1997.........................      3.79
1979..........................      3.74  1998.........................      4.04
1980..........................      3.75  1999.........................      4.28
1981..........................      3.51  2000.........................      4.65
1982..........................      3.29  2001.........................      4.73
1983..........................      3.40  2002.........................      5.33
1984..........................      3.50  2003.........................      5.90
1985..........................      3.52  2004.........................      6.29
1986..........................      3.71  2005.........................      6.43
1987..........................      4.02  2006.........................      6.47
1988..........................      4.64  2007.........................      [__]
1989..........................      5.14


Source: Council of Mortgage Lenders


HOUSE PRICE INDEX

    United Kingdom residential property prices, as measured by the Nationwide House Price Index and Halifax House Price Index (collectively, the HOUSING INDICES), have generally followed the United Kingdom Retail Price Index over an extended period. Nationwide is a United Kingdom building society and Halifax is a United Kingdom bank.

    The United Kingdom housing market has been through various economic cycles in the recent past, with large year-to-year increases in the Housing Indices occurring in the late 1980s and large decreases occurring in the early 1990s.

    The housing indices have generally increased since 1996.

                                               NATIONWIDE    HALIFAX HOUSE
                                  RETAIL      HOUSE PRICE            PRICE
                             PRICE INDEX            INDEX            INDEX
                                % ANNUAL         % ANNUAL         % ANNUAL
QUARTER                  INDEX    CHANGE1 INDEX    CHANGE1 INDEX    CHANGE1
--------------  --------------  --------  -----  --------  -----  --------

March 1981....           280.4     11.96%  47.3      4.54%    NA        NA
June 1981.....           294.0     11.07%  48.1      3.16%    NA        NA
September 1981           299.1     10.67%  48.3      2.34%    NA        NA
December 1981.           306.5     11.25%  47.5      1.27%    NA        NA
March 1982....           311.6     10.55%  48.2      1.87%    NA        NA
June 1982.....           321.5      8.94%  49.2      2.38%    NA        NA
September 1982           323.0      7.68%  49.8      3.18%    NA        NA
December 1982.           325.4      5.98%  51.0      7.22%    NA        NA
March 1983....           327.0      4.84%  52.5      8.45%  95.9        NA
June 1983.....           333.7      3.71%  54.6     10.41%  99.9        NA
September 1983           338.0      4.54%  56.2     12.08% 102.2        NA
December 1983.           341.8      4.93%  57.1     11.24% 102.4        NA
March 1984....           343.9      5.03%  59.2     12.05% 102.9      7.05%
June 1984.....           350.9      5.02%  61.5     11.85% 106.5      6.40%
September 1984           353.9      4.61%  62.3     10.37% 109.2      6.62%
December 1984.           358.3      4.72%  64.9     12.83% 111.0      8.06%
March 1985....           362.9      5.37%  66.2     11.23% 112.2      8.65%
June 1985.....           375.3      6.73%  68.2     10.29% 115.9      8.46%
September 1985           376.3      6.13%  69.2     10.46% 117.6     7.41#%
December 1985.           378.1      5.38%  70.7      8.52% 120.7      8.38%
March 1986....           380.8      4.82%  71.1      7.11% 122.5      8.78%
June 1986.....           385.7      2.73%  73.8      7.99% 128.6     10.40%
September 1986           386.1      2.58%  76.3      9.74% 133.1     12.38%
December 1986.           391.0      3.35%  79.0     11.09% 136.9     12.59%
March 1987....           100.3        NA   81.6     13.70% 140.6     13.78%
June 1987.....           101.9        NA   85.8     14.96% 147.3     13.58%
September 1987           102.1        NA   88.6     14.98% 152.6     13.67%
December 1987.           103.2        NA   88.5     11.36% 158.2     14.46%
March 1988....           103.7      3.33%  90.0      9.80% 164.9     15.94%
June 1988.....           106.2      4.13%  97.6     12.95% 180.2     20.16%
September 1988           107.7      5.34% 108.4     20.15% 198.9     26.50%
December 1988.           109.9      6.29% 114.2     25.51% 212.0     29.27%
March 1989....           111.7      7.43% 118.8     27.79% 217.8     27.82%
June 1989.....           114.9      7.87% 124.2     24.06% 226.8     23.00%
September 1989           116.0      7.42% 125.2     14.42% 227.3     13.35%
December 1989.           118.3      7.37% 122.7      7.16% 222.8      4.97%
March 1990....           120.4      7.50% 118.9      0.09% 220.7      1.32%
June 1990.....           126.0      9.22% 117.7     -5.38% 224.3     -1.11%
September 1990           128.1      9.92% 114.2     -9.23% 224.2     -1.37%
December 1990.           130.1      9.51% 109.6    -11.31% 222.9      0.04%
March 1991....           130.8      8.28% 108.8     -8.84% 220.2     -0.23%
June 1991.....           133.6      5.86% 110.6     -6.23% 223.2     -0.49%
September 1991           134.2      4.65% 109.5     -4.18% 220.8     -1.53%
December 1991.           135.5      4.07% 107.0     -2.37% 217.5     -2.45%
March 1992....           136.2      4.05% 104.1     -4.42% 210.6     -4.46%
June 1992.....           139.1      4.03% 105.1     -5.10% 210.4     -5.91%
September 1992           139.0      3.51% 104.2     -4.97% 208.4     -5.78%
December 1992.           139.6      2.98% 100.1     -6.68% 199.3     -8.74%
March 1993....           138.7      1.82% 100.0     -4.02% 196.9     -6.73%
June 1993.....           140.9      1.29% 103.6     -1.42% 203.2     -3.48%
September 1993           141.3      1.64% 103.2     -0.96% 204.2     -2.04%
December 1993.           141.8      1.56% 101.8      1.74% 202.5      1.59%
March 1994....           142.0      2.35% 102.4      2.36% 202.3      2.71%

                                      S-41


                                               NATIONWIDE    HALIFAX HOUSE
                                  RETAIL      HOUSE PRICE            PRICE
                             PRICE INDEX            INDEX            INDEX
                                % ANNUAL         % ANNUAL         % ANNUAL
QUARTER                  INDEX    CHANGE1 INDEX    CHANGE1 INDEX    CHANGE1
--------------  --------------  --------  -----  --------  -----  --------

June 1994.....           144.5      2.52% 102.5     -1.08% 204.3      0.54%
September 1994           144.6      2.31% 103.2     -0.03% 204.3      0.05%
December 1994.           145.5      2.58% 104.0      2.06% 200.9     -0.79%
March 1995....           146.8      3.32% 101.9     -0.47% 200.3     -0.99%
June 1995.....           149.5      3.40% 103.0      0.53% 201.0     -1.63%
September 1995           149.9      3.60% 102.4     -0.77% 199.0     -2.63%
December 1995.           150.1      3.11% 101.6     -2.30% 197.8     -1.56%
March 1996....           150.9      2.75% 102.5      0.55% 200.9      0.30%
June 1996.....           152.8      2.18% 105.8      2.67% 208.6      3.71%
September 1996           153.1      2.11% 107.7      5.08% 209.8      5.28%
December 1996.           154.0      2.57% 110.1      8.00% 212.6      7.22%
March 1997....           154.9      2.62% 111.3      8.30% 215.3      6.92%
June 1997.....           156.9      2.65% 116.5      9.65% 222.6      6.50%
September 1997           158.4      3.40% 121.2     11.77% 223.6      6.37%
December 1997.           159.7      3.63% 123.3     11.40% 224.0      5.22%
March 1998....           160.2      3.36% 125.5     11.96% 226.4      5.03%
September 1998           163.2      3.94% 130.1     11.04% 234.9      5.38%
June 1998.....           163.7      3.29% 132.4      8.84% 236.1      5.44%
December 1998.           164.4      2.90% 132.3      7.00% 236.3      5.35%
March 1999....           163.7      2.16% 134.6      7.02% 236.3      4.28%
June 1999.....           165.5      1.40% 139.7      7.09% 247.7      5.31%
September 1999           165.6      1.15% 144.4      8.65% 256.7      8.37%
December 1999.           166.8      1.45% 148.9     11.83% 263.4     10.86%
March 2000....           167.5      2.29% 155.0     14.10% 270.5     13.52%
June 2000.....           170.6      3.04% 162.0     14.83% 275.6     10.67%
September 2000           170.9      3.15% 161.5     11.20% 277.6      7.83%
December 2000.           172.0      3.07% 162.8      8.95% 278.3      5.50%
March 2001....           171.8      2.53% 167.5      7.77% 279.0      3.09%
June 2001.....           173.9      1.92% 174.8      7.63% 297.0      7.48%
September 2001           174.0      1.80% 181.6     11.77% 305.0      9.41%
December 2001.           173.8      1.04% 184.6     12.54% 310.9     11.08%
March 2002....           173.9      1.21% 190.2     12.71% 324.3     15.05%
June 2002.....           176.0      1.20% 206.5     16.64% 346.6     15.44%
September 2002           176.6      1.48% 221.1     19.66% 369.1     19.08%
December 2002.           178.2      2.50% 231.3     22.55% 393.0     23.43%
March 2003....           179.2      3.00% 239.3     22.94% 400.1     21.00%
June 2003.....           181.3      2.97% 250.1     19.18% 422.5     19.80%
September 2003           181.8      2.90% 258.9     15.77% 437.6     17.02%
December 2003.           182.9      2.60% 267.1     14.40% 453.5     14.32%
March 2004....           183.8      2.53% 277.3     14.77% 474.0     16.95%
June 2004.....           186.3      2.72% 296.2     16.90% 513.2     19.45%
September 2004           187.4      3.03% 306.2     16.79% 527.2     18.63%
December 2004.           189.2      3.39% 304.1     12.98% 522.0     14.07%
March 2005....           189.7      3.16% 304.8      9.44% 520.2      9.30%
June 2005.....           191.9      2.96% 314.2      5.91% 532.1      3.62%
September 2005           192.6      2.74% 314.4      2.67% 543.1      2.97%
December 2005.           193.7      2.35% 314.0      3.18% 548.4      4.93%
March 2006....           194.2      2.34% 319.8      4.81% 552.6      6.04%
June 2006.....           197.6      2.93% 329.2      4.68% 582.1      8.98%
September 2006           199.3      3.42% 336.1      6.65% 586.7      7.72%
December 2006.           201.4      3.90% 343.2      8.92% 602.8      9.46%
March 2007....           203.0      4.43% 350.2      9.08% 613.9     10.52%
June 2007.....           206.3      4.31% 362.7      9.68% 644.1     10.12%
September 2007           207.1      3.84% 367.3      8.89% 647.3     10.14%
December 2007.             [o]              [o]              [o]        [o]


Source: Office of National Statistics, Council of Mortgage Lenders and Halifax Bank of Scotland. "NA" indicates that the relevant figure is not available.

1 The percentage annual change is calculated in accordance with the following formula:
  Ln (x/y) where "x" is equal to the current quarter's index value and "y" is equal to the index value of the previous year's corresponding quarter.

    All information contained in this prospectus supplement in respect of the Nationwide House Price Index has been accurately reproduced from information published by Nationwide Building Society. All information contained in this prospectus supplement in respect of the Halifax House Price Index has been accurately reproduced from information published by HBOS plc. So far as the issuing entity is aware and is able to ascertain from information published by Nationwide Building Society and HBOS plc respectively, no facts have been omitted which would render the reproduced information inaccurate or misleading.

    Note, however, that the issuing entity has not participated in the preparation of the information in this section entitled "CHARACTERISTICS OF THE UNITED KINGDOM RESIDENTIAL MORTGAGE MARKET" nor made any enquiry with respect to such information. Neither the issuing entity nor Nationwide Building Society nor HBOS plc makes any representation as to the accuracy of the information in this section entitled "CHARACTERISTICS OF THE UNITED KINGDOM RESIDENTIAL MORTGAGE MARKET" or has any liability whatsoever to you in connection with such information. Anyone relying on such information does so at their own risk.

                                     ANNEX B

NOTES ISSUED BY ISSUING ENTITY AND TERM ADVANCES ADVANCED BY ISSUING ENTITY TO
                        FUNDING IN CONNECTION THEREWITH

    The information provided in this Annex B constitutes an integral part of this prospectus supplement and is incorporated by reference into this prospectus supplement.

    As at the closing date, the aggregate principal amount outstanding of notes issued by the issuing entity (converted, where applicable, into sterling at the applicable specified currency exchange rate), including the offered notes described herein, will be:

class [__] notes....................................................  [GBP][__]
class [__] notes....................................................  [GBP][__]
class [__] notes....................................................  [GBP][__]
class [__] notes....................................................  [GBP][__]

    As at the closing date, the aggregate outstanding principal balance of term advances advanced by the issuing entity to Funding under the master intercompany loan agreement, including the term advances described herein, will be:

[AAA] Term Advances.................................................  [GBP][__]
[AA] Term Advances..................................................  [GBP][__]
[A] Term Advances...................................................  [GBP][__]
[BBB] Term Advances.................................................  [GBP][__]


                                    ANNEX C

          SERIES START-UP LOAN AND PREVIOUS START-UP LOANS TO FUNDING

    [Pursuant to the new start-up loan agreement, Abbey (in its capacity as the start-up loan provider) has agreed to make available to Funding a start-up loan on the closing date with the following terms: [Describe terms of the new start-up loan.]]

    [There will not be a new start-up loan in connection with the issue of the [__]-[__] notes.]


PREVIOUS START-UP LOANS TO FUNDING

    The following start-up loans have been made available to Funding by Abbey (in its capacity as the start-up loan provider) in connection with the issues of previous notes, by the issuing entity and previous issuing entities set out below, for the stated current outstanding principal balance.

                                                                     CURRENT
                                                                 OUTSTANDING
                                                                   PRINCIPAL  INTEREST
ISSUING ENTITY                                                       BALANCE      RATE
---------------------------------------------------------------  -----------  --------


Holmes Financing (No. 1) PLC...................................    [GBP][__]      [__]%
Holmes Financing (No. 2) PLC...................................    [GBP][__]      [__]%
Holmes Financing (No. 3) PLC...................................    [GBP][__]      [__]%
Holmes Financing (No. 4) PLC...................................    [GBP][__]      [__]%
Holmes Financing (No. 5) PLC...................................    [GBP][__]      [__]%
Holmes Financing (No. 6) PLC...................................    [GBP][__]      [__]%
Holmes Financing (No. 7) PLC...................................    [GBP][__]      [__]%
Holmes Financing (No. 8) PLC...................................    [GBP][__]      [__]%
Holmes Financing (No. 9) PLC...................................    [GBP][__]      [__]%
Holmes Financing (No. 10) PLC..................................    [GBP][__]      [__]%
Holmes Master Issuer PLC (in respect of the issue 2006-1 notes)    [GBP][__]      [__]%
Holmes Master Issuer PLC (in respect of the issue 2007-1 notes)    [GBP][__]      [__]%
Holmes Master Issuer PLC (in respect of the issue 2007-2 notes)    [GBP][__]      [__]%
Holmes Master Issuer PLC (in respect of the issue 2007-3 notes)    [GBP][__]      [__]%

                                    ANNEX D

    DESCRIPTION OF THE PREVIOUS ISSUING ENTITIES, THE PREVIOUS NOTES AND THE
                           PREVIOUS INTERCOMPANY LOANS

    The previous issuing entities, Holmes Financing (No. 1) PLC, Holmes Financing (No. 2) PLC, Holmes Financing (No. 3) PLC, Holmes Financing (No. 4) PLC, Holmes Financing (No. 5) PLC, Holmes Financing (No. 6) PLC, Holmes Financing (No. 7) PLC, Holmes Financing (No. 8) PLC, Holmes Financing (No. 9) PLC and Holmes Financing (No. 10) PLC are each a public limited company incorporated in England and Wales. The registered office of each previous issuing entity is Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN. The contact telephone number for the previous issuing entities is +44
(0) 870 607 6000. Each of the previous issuing entities is a special purpose company whose purpose is to have issued the previous notes that represent their respective residential mortgage-backed obligations and to have lent an amount equal to the proceeds of the previous notes to Funding under their respective previous intercompany loans. Each of the previous issuing entities does not engage in any activities that are unrelated to these purposes.

    The seller has been appointed as the cash manager for each of the previous issuing entities to manage its bank accounts, to determine the amounts of and arrange payments of monies to be made by it and keep certain records on its behalf. The seller has also been appointed as an account bank for each of the previous issuing entities to provide banking services to it.

    The following tables summarise the principal features of the previous notes. In each table, references to PREVIOUS NOTES are references to the previous notes issued by the relevant previous issuing entity and the issuing entity, previous notes of which are described in that table where a series and class of previous notes has been redeemed in full, the table indicates such redemption by an asterisk ("__") next to the relevant series and class of previous notes.

    Each prospectus supplement will set forth the aggregate amount of previous notes outstanding of each previous issuing entity and the issuing entity as of the date indicated in the prospectus supplement.


CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 1) PLC

                          -------------------------------------------------------------------------------------------------
                          SERIES 1            SERIES 1            SERIES 1           SERIES 2            SERIES 2
                          CLASS A*            CLASS B*            CLASS C*           CLASS A*            CLASS B*
                          ------------------  ------------------  -----------------  ------------------  ------------------
Principal amount:         $900,000,000        $31,500,000         $42,000,000        $975,000,000        $34,500,000
Credit enhancement:       Subordination of    Subordination of    Subordination of   Subordination of    Subordination of
                          the class B notes,  the class M notes,  the class D notes  the class B notes,  the class M notes,
                          the class M notes,  the class C notes,  and the reserve    the class M notes,  the class C notes,
                          the class C notes,  the class D notes   funds              the class C notes,  the class D notes
                          the class D notes   and the reserve                        the class D notes   and the reserve
                          and the reserve     funds                                  and the reserve     funds
                          funds                                                      funds
Interest rate:            Three-month         Three-month         Three-month        Three-month         Three-month
                          USD-LIBOR +         USD-LIBOR +         USD-LIBOR +        USD-LIBOR +         USD-LIBOR +
                          margin              margin              margin             margin              margin
Margin:                   0.14% p.a.          0.38% p.a.          1.03% p.a.         0.19% p.a.          0.41% p.a.
Until interest payment    July 2010           July 2010           July 2010          July 2010           July 2010
date falling in:
And thereafter:           N/A                 1.38% p.a.          2.03% p.a.         N/A                 1.41% p.a.
Scheduled redemption      July 2003           N/A                 N/A                July 2005           N/A
date:
Outstanding balance at    Nil                 Nil                 Nil                Nil                 Nil
last payment date:
Interest accrual method:  Actual/360          Actual/360          Actual/360         Actual/360          Actual/360
Interest payment dates:   Quarterly in arrear on the interest payment  dates falling in January, April, July and October of each year
First interest payment    October 2000        October 2000        October 2000       October 2000        October 2000
date:
Final maturity date:      July 2005           July 2040           July 2040          July 2007           July 2040
Listing:                  UK Listing          UK Listing          UK Listing         UK Listing          UK Listing
                          Authority and       Authority and       Authority and      Authority and       Authority and
                          London Stock        London Stock        London Stock       London Stock        London Stock
                          Exchange            Exchange            Exchange           Exchange            Exchange
Ratings as at date of     AAA/Aaa /AAA        AA/Aa3/AA           BBB/Baa2/BBB       AAA/Aaa/AAA         AA/Aa3/AA
issue (S&P/Moody's/
Fitch):
Current ratings (where    N/A                 N/A                 N/A                N/A                 N/A
relevant)(S&P/Moody's/
Fitch):


                          -----------------
                          SERIES 2
                          CLASS C*
                          -----------------
Principal amount:         $45,000,000
Credit enhancement:       Subordination of
                          the class D notes
                          and the reserve
                          funds
Interest rate:            Three-month
                          USD- LIBOR +
                          margin
Margin:                   1.15% p.a.
Until interest payment    July 2010
date falling in:
And thereafter:           2.15% p.a.
Scheduled redemption      N/A
date:
Outstanding balance at    Nil
last payment date:
Interest accrual method:  Actual/360
Interest payment dates:   Quarterly      in
                          arrear   on   the
                          interest  payment
                          dates  falling in
                          January,   April,
                          July  and October
                          of each year
First interest payment    October 2000
date:
Final maturity date:      July 2040
Listing:                  UK Listing
                          Authority and
                          London Stock
                          Exchange
Ratings as at date of     BBB/Baa2/BBB
issue (S&P/Moody's/
Fitch):
Current ratings (where    N/A
relevant)(S&P/Moody's/
Fitch):


CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 1) PLC

                          ---------------------------------------------------------------------------------------------------------
                          SERIES 3          SERIES 3          SERIES 3          SERIES 3         SERIES 4          SERIES 4
                          CLASS A1*         CLASS A2*         CLASS B*          CLASS C*         CLASS A           LASS B
                          ----------------  ----------------  ----------------  ---------------  ----------------  ----------------
Principal amount:         [GBP]375,000,000  [e]320,000,000    [GBP]24,000,000   [GBP]30,000,000  [GBP]250,000,000  [GBP]11,000,000
Credit enhancement:       Subordination     Subordination     Subordination     Subordination    Subordination     Subordination
                          of the class B    of the class B    of the class M    of the class D   of the class B    of the class M
                          notes, the class  notes, the class  notes, the class  notes and the    notes, the class  notes, the class
                          M notes, the      M notes, the      C notes, the      reserve funds    M notes, the      C notes, the
                          class C notes,    class C notes,    class D notes                      class C notes,    class D notes
                          the class D       the class D       and the reserve                    the class D       and the reserve
                          notes and the     notes and the     funds                              notes and the     funds
                          reserve funds     reserve funds                                        reserve funds
Interest rate:            Three-month       Three-month       Three-month       Three-month      6.62% p.a. until  Three-month
                          sterling LIBOR    EURIBOR +         sterling LIBOR    sterling LIBOR   the interest      sterling LIBOR
                          + margin          margin            + margin          + margin         payment date      + margin
                                                                                                 in July 2010
                                                                                                 and then three-
                                                                                                 month sterling
                                                                                                 LIBOR +
                                                                                                 margin
Margin:                   0.26% p.a.        0.26% p.a.        0.45% p.a.        1.60% p.a.       N/A               0.62% p.a.
Until interest payment    July 2010         July 2010         July 2010         July 2010        July 2010         July 2010
date falling in:
And thereafter:           N/A               N/A               1.45% p.a.        2.60% p.a.       1.25% p.a.        1.62% p.a.
Scheduled redemption      July 2007         July 2007         N/A               N/A              July 2010         N/A
date:
Outstanding balance at    Nil               Nil               Nil               Nil              [GBP]250,000,000  [GBP]11,000,000
last payment date:
Interest accrual method:  Actual/365        Actual/360        Actual/365        Actual/365       Actual/365        Actual/365
Interest payment dates:   For the series 3 previous notes, the series 4 class B previous notes and the series 4 class C previous notes,  quarterly in arrear on the interest payment dates falling in January,  April, July and October of each year. For the series 4 class A previous notes, until (and including) the interest payment in July
                          2010, interest will be paid semi-annually in arrear on the 15th day in January and July of each year
                          (subject to payment being made on business days). If a trigger event occurs or the Financing security is enforced  prior to the interest payment  date in July, 2010, principal amounts due and payable on the series 4 class A previous notes will be paid quarterly on the interest  payment dates falling in January,
                          April, July and October of each year. After the interest payment date in July, 2010 interest and principal on the series 4 class A previous notes will be paid quarterly in arrear on the interest payment dates falling in January, April, July and October of each year.
First interest payment    October 2000      October 2000      October 2000      October 2000     January 2001      October 2000
date:
Final maturity date:      July 2010         July 2010         July 2040         July 2040        July 2013         July 2040
Listing:                  UK Listing        UK Listing        UK Listing        UK Listing       UK Listing        UK Listing
                          Authority and     Authority and     Authority and     Authority and    Authority and     Authority and
                          London Stock      London Stock      London Stock      London Stock     London Stock      London Stock
                          Exchange          Exchange          Exchange          Exchange         Exchange          Exchange
Ratings as at date of     AAA/Aaa/AAA       AAA/Aaa/AAA       AA/Aa3/AA         BBB/Baa2/        AAA/Aaa/AAA       AA/Aa3/AA
issue (S&P/ Moody's/                                                            BBB
Fitch):
Current ratings (where    N/A               N/A               N/A               N/A              AAA/Aaa/AAA       AA/Aa3/AA
relevant) (S&P/Moody's/
Fitch):

                          ---------------
                          SERIES 4
                          CLASS C
                          ---------------
Principal amount:         [GBP]14,000,000
Credit enhancement:       Subordination
                          of the class D
                          notes and the
                          reserve funds
Interest rate:            Three-month
                          sterling LIBOR
                          + margin
Margin:                   1.75% p.a.
Until interest payment    July 2010
date falling in:
And thereafter:           2.75% p.a.
Scheduled redemption      N/A
date:
Outstanding balance at    [GBP]14,000,000
last payment date:
Interest accrual method:  Actual/365
Interest payment dates:   For the series 3 previous notes, the series 4 class B previous notes and the series 4 class C previous notes, quarterly in arrear on the interest payment dates falling in January, April, July and October of each year. For the series 4 class A previous notes, until (and  including) the interest payment in July
                          2010, interest  will be paid semi-annually in arrear on the 15th day in January and July of each year
                          (subject to payment being made on business days). If a trigger event occurs or the Financing security is enforced  prior to the interest payment  date in July, 2010, principal amounts due and payable on the series 4 class A previous notes will be paid quarterly on the interest payment dates falling in January,
                          April, July and  October of each year. After the interest payment date in July, 2010 interest and principal on the series 4 class A previous notes will be paid quarterly in arrear on the interest payment dates falling in January, April, July and October of each year.
First interest payment    October 2000
date:
Final maturity date:      July 2040
Listing:                  UK Listing
                          Authority and
                          London Stock
                          Exchange
Ratings as at date of     BBB/Baa2/
issue (S&P/ Moody's/      BBB
Fitch):
Current ratings (where    BBB/Baa2/
relevant) (S&P/Moody's/   BBB
Fitch):


CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 2) PLC

                              -------------------------------------------------------------------------------------------------
                              SERIES 1            SERIES 1            SERIES 1           SERIES 2            SERIES 2
                              CLASS A*            CLASS B*            CLASS C*           CLASS A*            CLASS B*
                              ------------------  ------------------  -----------------  ------------------  ------------------
Principal amount:             $1,000,000,000      $37,000,000         $49,000,000        $1,000,000,000      $37,000,000
Credit enhancement:           Subordination of    Subordination of    Subordination of   Subordination of    Subordination of
                              the class B notes,  the class M notes,  the class D notes  the class B notes,  the class M notes,
                              the class M notes,  the class C notes,  and the reserve    the class M notes,  the class C notes,
                              the class C notes,  the class D notes   funds              the class C notes,  the class D notes
                              the class D notes   and the reserve                        the class D notes   and the reserve
                              and the reserve     funds                                  and the reserve     funds
                              funds                                                      funds
Interest rate:                Three-month         Three-month         Three-month        Three-month         Three-month
                              USD-LIBOR + margin  USD-LIBOR +         USD-LIBOR +        USD-LIBOR + margin  USD-LIBOR +
                                                  margin              margin                                 margin
Margin:                       0.09% p.a.          0.35% p.a.          1.20% p.a.         0.18% p.a.          0.44% p.a.
Until interest payment        October 2007        October 2007        October 2007       October 2007        October 2007
date falling in:
And thereafter:               N/A                 1.35% p.a.          2.20% p.a.         0.36% p.a.          1.44% p.a.
Scheduled redemption          July 2002           N/A                 N/A                October 2003,       N/A
date:                                                                                    January 2004,
                                                                                         April 2004 and
                                                                                         July 2004
Outstanding balance at        Nil                 Nil                 Nil                Nil                 Nil
last payment date:
Interest accrual method:      Actual/360          Actual/360          Actual/360         Actual/360          Actual/360
Interest payment dates:       Quarterly in arrear on the interest payment  dates falling in January, April, July and October of each year
First interest payment date:  16 January, 2001    16 January, 2001    16 January, 2001   16 January, 2001    16 January, 2001
Final maturity date:          July 2004           July 2040           July 2040          July 2017           July 2040
Listing:                      UK Listing          UK Listing          UK Listing         UK Listing          UK Listing
                              Authority and       Authority and       Authority and      Authority and       Authority and
                              London Stock        London Stock        London Stock       London Stock        London Stock
                              Exchange            Exchange            Exchange           Exchange            Exchange
Ratings as at date of         AAA/Aaa/AAA         AA/Aa3/AA           BBB/Baa2/BBB       AAA/Aaa/AAA         AA/Aa3/AA
issue (S&P/Moody's/
Fitch):
Current ratings (where        N/A                 N/A                 N/A                N/A                 N/A
relevant) (S&P/Moody's/
Fitch):


                              ------------------
                              SERIES 2
                              CLASS C*
                              ------------------
Principal amount:             $49,000,000
Credit enhancement:           Subordination of
                              the class D notes
                              and the reserve
                              funds
Interest rate:                Three-month
                              USD-LIBOR + margin
Margin:                       1.35% p.a.
Until interest payment        October 2007
date falling in:
And thereafter:               2.35% p.a.
Scheduled redemption          N/A
date:
Outstanding balance at        Nil
last payment date:
Interest accrual method:      Actual/360
Interest payment dates:       Quarterly in arrear on the interest payment dates falling in January, April, July and October of each year
First interest payment date:  16 January, 2001
Final maturity date:          July 2040
Listing:                      UK Listing
                              Authority and
                              London Stock
                              Exchange
Ratings as at date of         BBB/Baa2/BBB
issue (S&P/Moody's/
Fitch):
Current ratings (where        N/A
relevant) (S&P/Moody's/
Fitch):



CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 2) PLC


                                -------------------------------------------------------------------------
                                SERIES 3           SERIES 3          SERIES 3           SERIES 4
                                CLASS A*           CLASS B*          CLASS C*           CLASS A*
                                -----------------  ----------------  -----------------  -----------------
Principal amount:               [GBP]500,000,000   [GBP]19,000,000   [GBP]25,000,000    [e]500,000,000
Credit enhancement:             Subordination of   Subordination of  Subordination of   Subordination of
                                the class B        the class M       the class D notes  the class B
                                notes, the class   notes, the class  and the reserve    notes, the class
                                M notes, the       C notes, the      funds              M notes, the
                                class C notes,     class D notes                        class C notes,
                                the class D notes  and the reserve                      the class D notes
                                and the reserve    funds                                and the reserve
                                funds                                                   funds
Interest rate:                  Three-month        Three-month       Three-month        Three-month
                                sterling LIBOR +   sterling LIBOR +  sterling LIBOR +   EURIBOR + margin
                                margin             margin            margin
Margin:                         0.24% p.a.         0.45% p.a.        1.50% p.a.         0.27% p.a.
Until interest payment date     October 2007       October 2007      October 2007       October 2007
falling in:
And thereafter:                 0.48% p.a.         1.45% p.a.        2.50% p.a.         0.54% p.a.
Scheduled redemption date:      October 2005,      N/A               N/A                N/A
                                January 2006,
                                April 2006 and
                                July 2006
Outstanding balance at last     Nil                Nil               Nil                Nil
payment date:
Interest accrual method:        Actual/365         Actual/365        Actual/365         Actual/360
Interest payment dates:         Quarterly in  arrear on  the interest payment  dates falling  in January,
                                April, July and October of each year
First interest payment date:    16 January, 2001   16 January, 2001  16 January, 2001   16 January, 2001
Final maturity date:            July 2023          July 2040         July 2040          July 2040
Listing:                        UK Listing         UK Listing        UK Listing         UK Listing
                                Authority and      Authority and     Authority and      Authority and
                                London Stock       London Stock      London Stock       London Stock
                                Exchange           Exchange          Exchange           Exchange
Ratings as at date of issue     AAA/Aaa/AAA        AA/Aa3/AA         BBB/Baa2/BBB       AAA/Aaa/AAA
(S&P/Moody's/Fitch)
Current ratings (where          N/A                N/A               N/A                N/A
relevant) (S&P/Moody's/Fitch):

                                ------------------------------------------------
                                SERIES 4                       SERIES 4
                                CLASS B*                       CLASS C*
                                -----------------------------  -----------------
Principal amount:               [e]21,000,000                  [e]35,000,000
Credit enhancement:             Subordination of               Subordination of
                                the class M                    the class D notes
                                notes, the class C notes, the  and the reserve
                                class D notes                  funds
                                and the reserve
                                funds
Interest rate:                  Three-month                    Three-month
                                EURIBOR + margin               EURIBOR + margin
Margin:                         0.50% p.a.                     1.60% p.a.
Until interest payment date     October 2007                   October 2007
falling in:
And thereafter:                 1.50% p.a.                     2.60% p.a.
Scheduled redemption date:      N/A                            N/A
Outstanding balance at last     Nil                            Nil
payment date:
Interest accrual method:        Actual/360                     Actual/360
Interest payment dates:         Quarterly  in  arrear  on the  interest  payment
                                dates  falling  in   January,  April,  July  and
                                October of each year
First interest payment date:    16 January, 2001               16 January, 2001
Final maturity date:            July 2040                      July 2040
Listing:                        UK Listing                     UK Listing
                                Authority and                  Authority and
                                London Stock                   London Stock
                                Exchange                       Exchange
Ratings as at date of issue     AA/Aa3/AA                      BBB/Baa2/BBB
(S&P/Moody's/Fitch)
Current ratings (where          N/A                            N/A
relevant) (S&P/Moody's/Fitch):


CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 3) PLC

                                ------------------------------------------------------------------------------------------
                                SERIES 1           SERIES 1          SERIES 1          SERIES 2           SERIES 2
                                CLASS A*           CLASS B*          CLASS C*          CLASS A*           CLASS B*
                                -----------------  ----------------  ----------------  -----------------  ----------------
Principal amount:               $1,060,000,000     $32,500,000       $53,000,000       $1,060,000,000     $32,500,000
Credit enhancement:             Subordination of   Subordination of  Subordination of  Subordination of   Subordination of
                                the class B        the class M       the class D       the class B        the class M
                                notes, the class   notes, the class  notes and the     notes, the class   notes, the class
                                M notes, the       C notes, the      reserve funds     M notes, the       C notes, the
                                class C notes,     class D notes                       class C notes,     class D notes
                                the class D notes  and the reserve                     the class D notes  and the reserve
                                and the reserve    funds                               and the reserve    funds
                                funds                                                  funds
Interest rate:                  Three-month        Three-month       Three-month       Three-month        Three-month
                                USD-LIBOR +        USD-LIBOR +       USD-LIBOR +       USD-LIBOR +        USD-LIBOR +
                                margin             margin            margin            margin             margin
Margin:                         0.12% p.a.         0.35% p.a.        1.20% p.a.        0.16% p.a.         0.40% p.a.
Until interest payment date     July 2006          July 2006         July 2006         July 2006          July 2006
falling in:
And thereafter:                 N/A                0.70% p.a.        2.20% p.a.        0.16% p.a.         0.80% p.a.
Scheduled redemption date:      January 2003       N/A               N/A               January 2005       N/A
Outstanding balance at          Nil                Nil               Nil               Nil                Nil
last payment date:
Interest accrual method:        Actual/360         Actual/360        Actual/360        Actual/360         Actual/360
Interest payment dates:         Quarterly in arrear on the interest payment dates falling in January, April, July and
                                October of each year
First interest payment date:    16 July, 2001      16 July, 2001     16 July, 2001     16 July, 2001      16 July, 2001
Final maturity date:            January 2005       July 2040         July 2040         January 2007       July 2040
Listing:                        UK Listing         UK Listing        UK Listing        UK Listing         UK Listing
                                Authority and      Authority and     Authority and     Authority and      Authority and
                                London Stock       London Stock      London Stock      London Stock       London Stock
                                Exchange           Exchange          Exchange          Exchange           Exchange
Ratings as at date of issue     AAA/Aaa/AAA        AA/Aa3/AA         BBB/Baa2/BBB      AAA/Aaa/AAA        AA/Aa3/AA
(S&P/ Moody's/Fitch):
Current ratings (where          N/A                N/A               N/A               N/A                N/A
relevant) (S&P/Moody's/Fitch):

                                -----------------
                                SERIES 2
                                CLASS C*
                                -----------------
Principal amount:               $53,000,000
Credit enhancement:             Subordination of
                                the class D notes
                                and the reserve
                                funds
Interest rate:                  Three-month
                                USD-LIBOR +
                                margin
Margin:                         1.27% p.a.
Until interest payment date     July 2006
falling in:
And thereafter:                 2.27% p.a.
Scheduled redemption date:      N/A
Outstanding balance at          Nil
last payment date:
Interest accrual method:        Actual/360
Interest payment dates:         Quarterly in arrear on the interest payment dates falling in January, April, July and
                                October of each year
First interest payment date:    16 July, 2001
Final maturity date:            July 2040
Listing:                        UK Listing
                                Authority and
                                London Stock
                                Exchange
Ratings as at date of issue     BBB/Baa2/BBB
(S&P/ Moody's/Fitch):
Current ratings (where          N/A
relevant) (S&P/Moody's/Fitch):


CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 3) PLC

                                         ------------------------------------------------------------------------
                                         SERIES 3 CLASS A*                    SERIES 3 CLASS B*
                                         -----------------------------------  -----------------------------------
Principal amount:                        [e]805,000,000                       [e]24,000,000
Credit enhancement:                      Subordination of  the class B        Subordination of the class M notes,
                                         notes, the class M notes, the class  the class C notes, the class D
                                         C notes, the class D notes and the   notes and the reserve funds
                                         reserve funds
Interest rate:                           Three-month EURIBOR + margin         Three-month EURIBOR + margin
Margin:                                  0.24% p.a.                           0.40% p.a.
Until interest payment date falling in:  July 2006                            July 2006
And thereafter:                          0.48% p.a.                           0.80% p.a.
Scheduled redemption date:               N/A                                  N/A
Outstanding balance at last payment      Nil                                  Nil
date:
Interest accrual method:                 Actual/360                           Actual/360
Interest payment dates:                                                       Quarterly in arrear on the interest
                                                                              payment  dates falling  in January,
                                                                              April,
                                                                              July and October of each year
First interest payment date:             16 July, 2001                        16 July, 2001
Final maturity date:                     July 2040                            July 2040
Listing:                                 UK Listing Authority and London      UK Listing Authority and London
                                         Stock Exchange                       Stock Exchange
Ratings as at date of issue              AAA/Aaa/AAA                          AA/Aa3/AA
(S&P/Moody's/Fitch):
Current ratings (where relevant)         N/A                                  N/A
(S&P/Moody's/Fitch):

                                         ----------------------------------
                                         SERIES 3 CLASS C*
                                         ----------------------------------
Principal amount:                        [e]50,000,000
Credit enhancement:                      Subordination of the class D notes
                                         and the reserve funds
Interest rate:                           Three-month EURIBOR + margin
Margin:                                  1.50% p.a.
Until interest payment date falling in:  July 2006
And thereafter:                          2.50% p.a.
Scheduled redemption date:               N/A
Outstanding balance at last payment      Nil
date:
Interest accrual method:                 Actual/360
Interest payment dates:                  Quarterly in arrear on the
                                         interest payment dates falling in
                                         January, April,
                                         July and October of each year
First interest payment date:             16 July, 2001
Final maturity date:                     July 2040
Listing:                                 UK Listing Authority and London
                                         Stock Exchange
Ratings as at date of issue              BBB/Baa2/BBB
(S&P/Moody's/Fitch):
Current ratings (where relevant)         N/A
(S&P/Moody's/Fitch):


CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 4) PLC

                                ------------------------------------------------------
                                SERIES 1           SERIES 1          SERIES 1
                                CLASS A*           CLASS B*          CLASS C*
                                -----------------  ----------------  -----------------
Principal amount:               $1,050,000,000     $36,500,000       $54,500,000
Credit enhancement:             Subordination of   Subordination of  Subordination of
                                the class B        the class M       the class D notes
                                notes, the class   notes, the class  and the reserve
                                M notes, the       C notes, and the  funds
                                class C notes      class D notes
                                and the class D    and the reserve
                                notes and the      funds
                                reserve funds
Interest rate:                  Three-month        Three-month       Three-month
                                USD- LIBOR +       USD- LIBOR +      USD- LIBOR +
                                margin             margin            margin
Margin:                         0.19% p.a.         0.39% p.a.        1.20% p.a.
Until interest payment date     July 2006          July 2006         July 2006
falling in:
And thereafter:                 0.38% p.a.         0.78% p.a.        2.20% p.a.
Scheduled redemption date(s):   October 2003,      N/A               N/A
                                January 2004,
                                April 2004,
                                July 2004
Outstanding balance at last     Nil                Nil               Nil
payment date:
Interest accrual method:        Actual/360         Actual/360        Actual/360
Interest payment dates:         For all of these previous notes (other than the series 2 class A previous notes), quarterly in arrear on the interest payment dates falling in January, April, July and
                                October of each year. For the series 2 class A previous notes, until (and including)
                                the interest payment date falling in July 2006, interest will be payable annually in arrear on the 15th day in July of each year (subject to payment being made on business days). If a trigger event occurs or the previous Financing security is enforced prior to the interest payment date falling in July 2006, principal and interest amounts due and payable on the series 2 class A previous notes will be payable quarterly in arrear on the interest payment dates falling in January, April, July and October of each year. After the interest payment date falling in July 2006, interest and principal on the series 2 class A previous notes will be payable quarterly in  arrear on the interest payment dates falling in January, April, July and October of each year.
First interest payment date:    15 October, 2001   15 October, 2001  15 October, 2001
Final maturity date:            July 2015          July 2040         July 2040
Listing:                        UK Listing         UK Listing        UK Listing
                                Authority and      Authority and     Authority and
                                London Stock       London Stock      London Stock
                                Exchange           Exchange          Exchange
Ratings as at date of issue     AAA/Aaa/AAA        AA/Aa3/AA         BBB/Baa2/BBB
(S&P/Moody's/Fitch):
Current ratings (where          N/A                N/A               N/A
relevant) (S&P/Moody's/Fitch):

                                ------------------------------------------------------
                                SERIES 2           SERIES 2          SERIES 2
                                CLASS A*           CLASS B*          CLASS C*
                                -----------------  ----------------  -----------------
Principal amount:               [e]800,000,000     [e]35,800,000     [e]53,800,000
Credit enhancement:             Subordination of   Subordination of  Subordination of
                                the class B        the class M       the class D notes
                                notes, the class   notes, the class  and the reserve
                                M notes, the       C notes and the   funds
                                class C notes      class D notes
                                and the class D    and the reserve
                                notes and the      funds
                                reserve funds
Interest rate:                  5.05% until the    Three-month       Three-month
                                interest payment   EURIBOR +         EURIBOR +
                                date in July 2006  margin            margin
                                and then three-
                                month EURIBOR
                                + margin
Margin:                         N/A                0.40% p.a.        1.45% p.a.
Until interest payment date     July 2006          July 2006         July 2006
falling in:
And thereafter:                 0.48% p.a.         0.80% p.a.        2.45% p.a.
Scheduled redemption date(s):   July 2006          N/A               N/A
Outstanding balance at last     Nil                Nil               Nil
payment date:
Interest accrual method:        Actual/Actual      Actual/360        Actual/360
                                (ISMA) until the
                                interest payment
                                date in July 2006
                                and then Actual/
                                360
Interest payment dates:         For all of these previous notes (other than the series 2 class A previous notes), quarterly in arrear on the interest payment dates falling in January, April, July and
                                October of each year. For the series 2 class A previous notes, until (and including)
                                the interest  payment date falling in July 2006, interest will be payable annually in arrear on the 15th day in July of each year (subject to payment being made on business days). If a trigger event occurs or the previous Financing security is enforced prior to the interest payment date falling in July 2006, principal and interest amounts due and payable on the series 2 class A previous notes will be payable quarterly in arrear on the interest  payment dates falling in January,  April, July and October of each year. After the interest payment date falling in July 2006, interest and principal on the series 2 class A previous notes will be payable quarterly in arrear on the interest payment dates falling in January, April, July and October of each year.
First interest payment date:    15 July, 2002      15 October, 2001  15 October, 2001
Final maturity date:            July 2008          July 2040         July 2040
Listing:                        UK Listing         UK Listing        UK Listing
                                Authority and      Authority and     Authority and
                                London Stock       London Stock      London Stock
                                Exchange           Exchange          Exchange
Ratings as at date of issue     AAA/Aaa/AAA        AA/Aa3/AA         BBB/Baa2/BBB
(S&P/Moody's/Fitch):
Current ratings (where          N/A                N/A               N/A
relevant) (S&P/Moody's/Fitch):


CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 4) PLC

                                ----------------------------------------------------------------------------------------
                                SERIES 3          SERIES 3          SERIES 3          SERIES 3          SERIES 3
                                CLASS A1*         CLASS A2*         CLASS B*          CLASS C*          CLASS D1*
                                ----------------  ----------------  ----------------  ----------------  ----------------
Principal amount:               [GBP]550,000,000  $410,000,000      $34,500,000       $49,500,000       [GBP]30,000,000
Credit enhancement:             Subordination     Subordination     Subordination     Subordination     The reserve
                                of the class B    of the class B    of the class M    of the class D    funds
                                notes, the class  notes, the class  notes, the class  notes and the
                                M notes, the      M notes, the      C notes and       reserve funds
                                class C notes     class C notes     the class D
                                and the class D   and the class D   notes and the
                                notes and the     notes and the     reserve funds
                                reserve funds     reserve funds
Interest rate:                  Three-month       Three-month       Three-month       Three-month       Three-month
                                sterling LIBOR    USD-LIBOR +       USD-LIBOR +       USD-LIBOR +       sterling LIBOR
                                + margin          margin            margin            margin            + margin
Margin:                         0.23% p.a.        0.23% p.a.        0.44% p.a.        1.30% p.a.        4.75% p.a.
Until interest payment          July 2006         July 2006         July 2006         July 2006         July 2006
date falling in:
And thereafter:                 0.46% p.a.        0.46% p.a.        0.88% p.a.        2.30% p.a.        5.75% p.a.
Scheduled redemption            N/A               N/A               N/A               N/A               N/A
date:
Outstanding balance at          Nil               Nil               Nil               Nil               Nil
last payment date:
Interest accrual method:        Actual/365        Actual/360        Actual/360        Actual/360        Actual/365
Interest payment dates:         For  all of these previous notes, quarterly in arrear on the interest payment dates falling in January, April, July and October of each year
First interest payment          15 October, 2001  15 October, 2001  15 October, 2001  15 October, 2001  15 October, 2001
date:
Final maturity date:            July 2040         July 2040         July 2040         July 2040         July 2040
Listing:                        UK Listing        UK Listing        UK Listing        UK Listing        UK Listing
                                Authority and     Authority and     Authority and     Authority and     Authority and
                                London Stock      London Stock      London Stock      London Stock      London Stock
                                Exchange          Exchange          Exchange          Exchange          Exchange
Ratings as at date of           AAA/Aaa/AAA       AAA/Aaa/AAA       AA/Aa3/AA         BBB/Baa2/BBB      BB/Ba2/BB
issue (S&P/Moody's/Fitch):
Current ratings (where          N/A               N/A               N/A               N/A               N/A
relevant) (S&P/Moody's/Fitch):

                                ----------------------------------
                                SERIES 3          SERIES 3
                                CLASS D2*         CLASS D3*
                                ----------------  ----------------
Principal amount:               [e]27,000,000     $5,000,000
Credit enhancement:             The reserve       The reserve
                                funds             funds
Interest rate:                  Three-month       Three-month
                                EURIBOR +         USD-LIBOR +
                                margin            margin
Margin:                         4.50% p.a.        4.50% p.a.
Until interest payment          July 2006         July 2006
date falling in:
And thereafter:                 5.50% p.a.        5.50% p.a.
Scheduled redemption            N/A               N/A
date:
Outstanding balance at          Nil               Nil
last payment date:
Interest accrual method:        Actual/360        Actual/360
Interest payment dates:         For all  of these  previous notes,
                                quarterly   in   arrear   on   the
                                interest payment  dates falling in
                                January, April, July and October
                                of each year
First interest payment          15 October, 2001  15 October, 2001
date:
Final maturity date:            July 2040         July 2040
Listing:                        UK Listing        UK Listing
                                Authority and     Authority and
                                London Stock      London Stock
                                Exchange          Exchange
Ratings as at date of           BB/Ba2/BB         BB/Ba2/BB
issue (S&P/Moody's/Fitch):
Current ratings (where          N/A               N/A
relevant) (S&P/Moody's/Fitch):


CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 4) PLC

                                         ------------------------------------------------------------------------
                                         SERIES 4 CLASS A*                    SERIES 4 CLASS B*
                                         -----------------------------------  -----------------------------------
Principal amount:                        CHF850,000,000                       [GBP]11,000,000
Credit enhancement:                      Subordination of the class B notes,  Subordination of the class M notes,
                                         the class M notes, the class C       the class C notes and the class D
                                         notes and the class D notes and      notes and the reserve funds
                                         the reserve funds
Interest rate:                           3.50% until the interest payment     Three-month sterling LIBOR +
                                         date in October 2006 and then        margin
                                         three-month CHF-LIBOR + margin
Margin:                                  N/A                                  0.43% p.a.
Until interest payment date falling in:  October 2006                         October 2006
And thereafter:                          0.36% p.a.                           0.86% p.a.
Scheduled redemption date:               October 2006                         N/A
Outstanding balance at last payment      Nil                                  Nil
date:
Interest accrual method:                 30/360 until the interest payment    Actual/365
                                         date in October 2006 and then
                                         Actual/360
Interest payment dates:                                                       For all of these previous notes
                                                                              (other than the series 4 class A
                                                                              previous notes), quarterly in
                                                                              arrear on the interest payment
                                                                              dates falling in January, April,
                                                                              July and October of each year. For
                                                                              the series 4 class A previous
                                                                              notes, until (and including) the
                                                                              interest payment date falling in
                                                                              October 2006, interest will be
                                                                              payable annually in arrear on the
                                                                              15th day in October of each year
                                                                              (subject to payment being made on
                                                                              business days). If a trigger event
                                                                              occurs or the Financing security is
                                                                              enforced prior to the interest
                                                                              payment date falling in October
                                                                              2006, principal and interest
                                                                              amounts due and payable on the
                                                                              series 4 class A previous notes
                                                                              will be payable quarterly in arrear
                                                                              on the interest payment dates
                                                                              falling in January, April, July and
                                                                              October of each year. After the
                                                                              interest payment date falling in
                                                                              October 2006, interest and
                                                                              principal on the series 4 class A
                                                                              previous notes will be payable
                                                                              quarterly in arrear on the interest
                                                                              payment dates falling in January,
                                                                              April, July and October of each
                                                                              year.
First interest payment date:             15 October, 2001                     15 October, 2001
Final maturity date:                     October 2009                         July 2040
Listing:                                 SWX Swiss Exchange                   UK Listing Authority and London
                                                                              Stock Exchange
Ratings as at date of issue              AAA/Aaa/AAA                          AA/Aa3/AA
(S&P/Moody's/Fitch):
Current ratings (where relevant)         N/A                                  N/A
(S&P/Moody's/Fitch):

                                         ----------------------------------
                                         SERIES 4 CLASS C*
                                         ----------------------------------


Principal amount:                        [GBP]19,000,000
Credit enhancement:                      Subordination of the class D notes
                                         and the reserve funds
Interest rate:                           Three-month sterling LIBOR +
                                         margin
Margin:                                  1.50% p.a.
Until interest payment date falling in:  October 2006
And thereafter:                          2.50% p.a.
Scheduled redemption date:               N/A
Outstanding balance at last payment      Nil
date:
Interest accrual method:                 Actual/365
Interest payment dates:                  For all of these previous notes
                                         (other than the series 4 class A
                                         previous notes), quarterly in arrear
                                         on the interest payment dates falling
                                         in January, April, July and October of
                                         each year. For the series 4 class A
                                         previous notes, until (and including)
                                         the interest payment date falling in
                                         October 2006, interest will be payable
                                         annually in arrear on the 15th day in
                                         October of each year (subject to
                                         payment being made on business days).
                                         If a trigger event occurs or the
                                         Financing security is enforced prior
                                         to the interest payment date falling
                                         in October 2006, principal and
                                         interest amounts due and payable on
                                         the series 4 class A previous notes
                                         will be payable quarterly in arrear
                                         on the interest payment dates falling
                                         in January, April, July and October of
                                         each year. After the interest payment
                                         date falling in October 2006, interest
                                         and principal on the series 4 class A
                                         previous notes will be payable
                                         quarterly in arrear on the interest
                                         payment dates falling in January,
                                         April, July and October of each year.

First interest payment date:             15 October, 2001
Final maturity date:                     July 2040
Listing:                                 UK Listing Authority and London
                                         Stock Exchange
Ratings as at date of issue              BBB/Baa2/BBB
(S&P/Moody's/Fitch):
Current ratings (where relevant)         N/A
(S&P/Moody's/Fitch):


CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 5) PLC

                                SERIES 1           SERIES 1          SERIES 1           SERIES 2           SERIES 2
                                CLASS A*           CLASS B*          CLASS C*           CLASS A1*          CLASS A2*
                                -----------------  ----------------  -----------------  -----------------  -----------------
Principal amount:               $1,000,000,000     $35,000,000       $52,000,000        $750,000,000       CHF400,000,000
Credit enhancement:             Subordination of   Subordination of  Subordination of   Subordination of   Subordination of
                                the class B        the class M       the class D notes  the class B        the class B
                                notes, the class   notes, the class  and the reserve    notes, the class   notes, the class
                                M notes, the       C notes, the      funds              M notes, the       M notes, the
                                class C notes,     class D notes                        class C notes,     class C notes,
                                the class D notes  and the reserve                      the class D notes  the class D notes
                                and the reserve    funds                                and the reserve    and the reserve
                                funds                                                   funds              funds
Interest rate:                  One-month USD-     Three-month       Three-month        Three-month        2.5% p.a. until
                                LIBOR + margin     USD-LIBOR +       USD-LIBOR +        USD-LIBOR +        the interest
                                                   margin            margin             margin             payment date in
                                                                                                           October 2004
                                                                                                           and then three-
                                                                                                           month CHF LIBOR
                                                                                                           + margin
Margin:                         0.01% p.a.         0.35% p.a.        1.35% p.a.         0.20% p.a.         N/A
Until interest payment date     October 2002       October 2006      October 2006       October 2006       October 2004
falling in:
And thereafter:                 N/A                0.70% p.a.        2.35% p.a.         N/A                0.22% p.a.
Scheduled redemption date(s):   July 2002 and      N/A               N/A                October 2004       October 2004
                                October 2002
Outstanding balance at last     Nil                Nil               Nil                Nil                Nil
payment date:
Interest accrual method:        Actual/360         Actual/360        Actual/360         Actual/360         30/360 until the
                                                                                                           interest payment
                                                                                                           date in October
                                                                                                           2004 and then
                                                                                                           Actual/360
Interest payment dates:         For the series 1 class A previous notes, monthly in arrear on the interest payment date falling in each consecutive month. For the other series 1 previous notes and for all of the series 2 previous notes (other than the series 2 class A2 previous notes), quarterly in arrear on the interest payment dates falling in January, April, July and October of each year. For the series 2 class A2 previous notes, until (and including) the interest payment date falling in October 2004, interest will be payable annually in arrear on the 15th day in October of each year (subject to payment being made on business days). If a trigger event occurs or the previous Financing security is enforced prior to the interest payment date falling in October 2002, interest and principal due and payable on the series 1 class A previous notes will be payable quarterly in arrear on the interest payment dates falling in January, April, July and October in 2002, as applicable. If a trigger event occurs or the previous Financing security is enforced prior to the interest payment date falling in October 2004, interest and principal due and payable on the series 2 class A2 previous notes will be payable quarterly in arrear on the interest payment dates falling in
                                January, April, July and October of each year. After the interest payment date falling in October
                                2004, interest and principal on the series 2 class A2 previous notes will be payable quarterly in arrear on the interest payment dates falling in January, April, July and October of each year.

First interest payment date:    17 December,       15 January, 2002  15 January, 2002   15 January, 2002   15 October, 2002
                                2001
Final maturity date:            October 2002       July 2040         July 2040          October 2006       October 2006
Listing:                        UK Listing         UK Listing        UK Listing         UK Listing         SWX Swiss
                                Authority and      Authority and     Authority and      Authority and      Exchange
                                London Stock       London Stock      London Stock       London Stock
                                Exchange           Exchange          Exchange           Exchange
Ratings as at date of issue     A-1+/P-1/F1+       AA/Aa3/AA         BBB/Baa2/BBB       AAA/Aaa/AAA        AAA/Aaa/AAA
(S&P/Moody's/Fitch):
Current ratings (where          N/A                N/A               N/A                N/A                N/A
relevant) (S&P/Moody's/Fitch):

                                ----------------
                                SERIES 2
                                CLASS B*
                                ----------------
Principal amount:               $35,000,000
Credit enhancement:             Subordination of
                                the class M
                                notes, the class
                                C notes, the
                                class D notes
                                and the reserve
                                funds
Interest rate:                  Three-month
                                USD-LIBOR +
                                margin
Margin:                         0.43% p.a.
Until interest payment date     October 2006
falling in:
And thereafter:                 0.86% p.a.
Scheduled redemption date(s):   N/A
Outstanding balance at last     Nil
payment date:
Interest accrual method:        Actual/360
Interest payment dates:         For the series 1 class A previous notes, monthly in arrear on the interest payment date falling in each consecutive month. For the other series 1 previous notes and for all of the series 2 previous notes (other than the series 2 class A2 previous notes), quarterly in arrear on the interest payment dates falling in January, April, July and October of each year. For the series 2 class A2 previous notes, until (and including) the interest payment date falling in October 2004, interest will be payable annually in arrear on the 15th day in October of each year (subject to payment being made on business days). If a trigger event occurs or the previous Financing security is enforced prior to the interest payment date falling in October 2002, interest and principal due and payable on the series 1 class A previous notes will be payable quarterly in arrear on the interest payment dates falling in January, April, July and October in 2002, as applicable. If a trigger event occurs or the previous Financing security is enforced prior to the interest payment date falling in October 2004, interest and principal due and payable on the series 2 class A2 previous notes will be payable quarterly in arrear on the interest payment dates falling in January, April,
                                July and October of each year. After the interest payment date falling in October 2004, interest and principal on the series 2 class A2 previous notes will be payable quarterly in arrear on the interest payment dates falling in January, April, July and October of each year.
First interest payment date:    15 January, 2002
Final maturity date:            July 2040
Listing:                        UK Listing
                                Authority and
                                London Stock
                                Exchange
Ratings as at date of issue     AA/Aa3/AA
(S&P/Moody's/Fitch):
Current ratings (where          N/A
relevant) (S&P/Moody's/Fitch):


CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 5) PLC

                                           -----------------------------------------------------------------
                                           SERIES 2           SERIES 3                    SERIES 3
                                           CLASS C*           CLASS A1*                   CLASS A2*
                                           -----------------  --------------------------  ------------------
Principal amount:                          $52,000,000        [e]600,000,000              [GBP]500,000,000
Credit enhancement:                        Subordination of   Subordination of            Subordination of
                                           the class D notes  the class B notes,          the class B notes,
                                           and the reserve    the class M notes,          the class M notes,
                                           funds              the class C notes,          the class C notes,
                                                              the class D notes           the class D notes
                                                              and the reserve             and the reserve
                                                              funds                       funds
Interest rate:                             Three-month        4.25% p.a. until            Three-month
                                           USD-LIBOR +        the interest                sterling LIBOR +
                                           margin             payment date in             margin
                                                              October 2006 and
                                                              then three-month
                                                              EURIBOR +
                                                              margin
Margin:                                    1.45% p.a.         N/A                         0.23% p.a.
Until interest payment date falling in:    October 2006       October 2006                October 2006
And thereafter:                            2.45% p.a.         0.42% p.a.                  0.46% p.a.
Scheduled redemption date(s):              N/A                October 2006                N/A
Outstanding balance at last payment date:  Nil                Nil                         Nil
Interest accrual method:                   Actual/360         Actual/Actual               Actual/365
                                                              (ISMA) until the
                                                              interest payment
                                                              date in October
                                                              2006 and then
                                                              Actual/360
Interest payment dates:                    For all of the series 3 previous notes (other than the series 3 class A1 previous notes), quarterly in arrear on the interest payment dates falling in January, April,
                                           July and October of each year. For the series 3 class A1 previous notes, until (and including) the interest payment date in October 2006, interest will be payable annually in arrear on the 15th day in October of each year (subject to payment being made on business days). If a trigger event occurs or the previous Financing security is enforced prior to the interest payment date in October 2006, interest and principal due and payable on the series 3 class A1 previous notes will be payable quarterly in arrear on the interest payment dates falling in January, April, July and October of each year. After the interest payment date falling in October 2006, interest and principal on the series 3 class A1 previous notes will be payable quarterly in arrear on the interest payment dates falling in January, April, July and October of each year.
First interest payment date:               15 January, 2002   15 October, 2002            15 January, 2002
Final maturity date:                       July 2040          October 2008                July 2040
Listing:                                   UK Listing         UK Listing                  UK Listing
                                           Authority and      Authority and               Authority and
                                           London Stock       London Stock                London Stock
                                           Exchange           Exchange                    Exchange
Ratings as at date of issue                BBB/Baa2/BBB       AAA/Aaa/AAA                 AAA/Aaa/AAA
(S&P/Moody's/Fitch):
Current ratings (where relevant) (S&P/     N/A                N/A                         N/A
Moody's/Fitch):

                                           -------------------------------------
                                           SERIES 3            SERIES 3
                                           CLASS B*            CLASS C*
                                           ------------------  -----------------
Principal amount:                          [e]53,000,000       [e]76,000,000
Credit enhancement:                        Subordination of    Subordination of
                                           the class M notes,  the class D notes
                                           the class C notes,  and the reserve
                                           the class D notes   funds
                                           and the reserve
                                           funds
Interest rate:                             Three-month         Three-month
                                           EURIBOR +           EURIBOR + margin
                                           margin
Margin:                                    0.40% p.a.          1.47% p.a.
Until interest payment date falling in:    October 2006        October 2006
And thereafter:                            0.80% p.a.          2.47% p.a.
Scheduled redemption date(s):              N/A                 N/A
Outstanding balance at last payment date:  Nil                 Nil
Interest accrual method:                   Actual/360          Actual/360
Interest payment dates:                    For all of the series 3 previous notes (other than the series 3 class A1 previous notes), quarterly in arrear on the interest payment dates falling in January, April,
                                           July and October of each year. For the series 3 class A1 previous notes, until (and including) the interest payment date in October 2006, interest will be payable annually in arrear on the 15th day in October of each year (subject to payment being made on business days). If a trigger event occurs or the previous Financing security is enforced prior to the interest payment date in October 2006, interest and principal due and payable on the series 3 class A1 previous notes will be payable quarterly in arrear on the interest payment dates falling in January, April, July and October of each year.
                                           After the interest payment date falling in October 2006, interest and principal on the series 3 class A1 previous notes will be payable quarterly in arrear on the interest payment dates falling in January, April, July and October of each year.
First interest payment date:               15 January, 2002    15 January, 2002
Final maturity date:                       July 2040           July 2040
Listing:                                   UK Listing          UK Listing
                                           Authority and       Authority and
                                           London Stock        London Stock
                                           Exchange            Exchange
Ratings as at date of issue                AA/Aa3/AA           BBB/Baa2/BBB
(S&P/Moody's/Fitch):
Current ratings (where relevant) (S&P/     N/A                 N/A
Moody's/Fitch):


CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 6) PLC

                                ----------------------------------------------------------------------------
                                SERIES 1 CLASS A*    SERIES 1 CLASS B*  SERIES 1 CLASS C*  SERIES 2 CLASS A*
                                -------------------  -----------------  -----------------  -----------------
Principal amount:               $1,500,000,000       $50,000,000        $86,000,000        $1,250,000,000
Credit enhancement:             Subordination of     Subordination of   Subordination of   Subordination of
                                the class B          the class M        the class D        the class B
                                notes, the class     notes, the class   notes and the      notes, the class
                                M notes, the         C notes, the       reserve funds      M notes, the
                                class C notes,       class D notes                         class C notes,
                                the class D notes    and the reserve                       the class D notes
                                and the reserve      funds                                 and the reserve
                                funds                                                               funds
Interest rate:                  One-month USD-LIBOR  Three-month        Three-month        Three-month
                                + margin             USD-LIBOR +        USD-LIBOR +        USD-LIBOR +
                                                     margin             margin             margin
Margin:                         0.00% p.a.           0.375% p.a.        1.35% p.a.         0.17% p.a.
Until interest payment date     October 2003         April 2008         April 2008         April 2008
falling in:
And thereafter:                 N/A                  0.75% p.a.         2.35% p.a.         N/A
Scheduled redemption date(s):   July 2003 and        N/A                N/A                April 2005
                                October 2003
Outstanding balance at last     Nil                  Nil                Nil                Nil
payment date:
Interest accrual method:        Actual/360           Actual/360         Actual/360         Actual/360
Interest payment dates:         For the series 1 class A previous notes, monthly in arrear on the interest payment date falling in each consecutive month. For the other series 1 Financing notes and for all of the series 2 previous notes, quarterly in arrear on the interest payment dates falling in January, April, July and October of each year. If a trigger event occurs or the Financing security is enforced prior to the interest payment date falling in
                                October 2003, interest and principal due and payable on the series 1 class A previous notes will be payable quarterly in arrear on the interest payment dates falling in
                                January, April, July and October, as applicable.
First interest payment date:    15 December, 2002    15 January, 2003   15 January, 2003   15 January, 2003
Final maturity date:            October 2003         July 2040          July 2040          April 2008
Listing:                        UK Listing           UK Listing         UK Listing         UK Listing
                                Authority and        Authority and      Authority and      Authority and
                                London Stock         London Stock       London Stock       London Stock
                                Exchange             Exchange           Exchange           Exchange
Ratings as at date of issue     A-1+/P-1/F1+         AA/Aa3/AA          BBB/Baa2/BBB       AAA/Aaa/AAA
(S&P/Moody's/Fitch):
Current ratings (where          N/A                  N/A                N/A                N/A
relevant) (S&P/Moody's/Fitch):

                                ------------------------------------
                                SERIES 2 CLASS B*  SERIES 2 CLASS C*
                                -----------------  -----------------
Principal amount:               $42,000,000        $71,000,000
Credit enhancement:             Subordination of   Subordination of
                                the class M        the class D notes
                                notes, the class   and the reserve
                                C notes, the       funds
                                class D notes
                                and the reserve
                                funds
Interest rate:                  Three-month        Three-month
                                USD-LIBOR +        USD-LIBOR +
                                margin             margin
Margin:                         0.41% p.a.         1.45% p.a.
Until interest payment date     April 2008         April 2008
falling in:
And thereafter:                 0.82% p.a.         2.45% p.a.
Scheduled redemption date(s):   N/A                N/A
Outstanding balance at last     Nil                Nil
payment date:
Interest accrual method:        Actual/360         Actual/360
Interest payment dates:         For the series 1 class A previous notes, monthly in arrear on the interest payment date falling in each consecutive month. For the other series 1 Financing notes and for all of the series 2 previous notes, quarterly in arrear on the interest payment dates falling in January, April, July and
                                October of each year. If a trigger event occurs or the Financing security is enforced prior to the interest payment date falling in October 2003, interest and principal due and payable on the series 1 class A previ ous notes will be payable quarterly in arrear on the interest payment dates falling in January, April, July and October, as applicable.
First interest payment date:    15 January, 2003   15 January, 2003
Final maturity date:            July 2040          July 2040
Listing:                        UK Listing         UK Listing
                                Authority and      Authority and
                                London Stock       London Stock
                                Exchange           Exchange
Ratings as at date of issue     AA/Aa3/AA          BBB/Baa2/BBB
(S&P/Moody's/Fitch):
Current ratings (where          N/A                N/A
relevant) (S&P/Moody's/Fitch):


CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 6) PLC

                                  ---------------------------------------------------------------------
                                  SERIES 3 CLASS A*     SERIES 3 CLASS B*      SERIES 3 CLASS C*
                                  --------------------  ---------------------  ------------------------
Principal amount:                 [e]1,000,000,000      [e]34,000,000          [e]57,000,000
Credit enhancement:               Subordination of the  Subordination of the   Subordination of the
                                  class B notes,        class M notes,         class D notes
                                  the class M notes,    the class C notes,     and the reserve funds
                                  the class C           the class D notes
                                  notes, the class D    and the reserve funds
                                  notes and the
                                  reserve funds
Interest rate:                    Three-month           Three-month            Three-month
                                  EURIBOR + margin      EURIBOR + margin       EURIBOR + margin
Margin:                           0.24% p.a.            0.50% p.a.             1.50% p.a.
Until interest payment date       April 2008            April 2008             April 2008
falling in:
And thereafter:                   0.48% p.a.            1.00% p.a.             2.50% p.a.
Scheduled redemption date(s):     April 2007            N/A                    N/A
Outstanding balance at last       Nil                   Nil                    Nil
payment date:
Interest accrual method:          Actual/360            Actual/360             Actual/360
Interest payment dates:                                 For all of the series 3 previous notes,
                                                        quarterly in arrear on the interest payment
                                                        dates falling in January, April, July and
                                                        October of each year.
First interest payment date:      15 January 2003       15 January, 2003       15 January, 2003
Final maturity date:              October 2009          July 2040              July 2040
Listing:                          UK Listing Authority  UK Listing Authority   UK Listing Authority and
                                  and London            and London             London Stock Exchange
                                  Stock Exchange        Stock Exchange
Ratings as at date of issue       AAA/Aaa/AAA           AA/Aa3/AA              BBB/Baa2/BBB
(S&P/Moody's/Fitch):
Current ratings (where relevant)  N/A                   N/A                    N/A
(S&P/Moody's/Fitch):


CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 6) PLC

                                  ------------------------------------------------------------------------------------
                                  SERIES 4 CLASS A1*    SERIES 4 CLASS A2*  SERIES 4 CLASS B      SERIES 4 CLASS C
                                  --------------------  ------------------  --------------------  --------------------
Principal amount:                 $1,000,000,000        CHF300,000,000      $40,000,000           $69,000,000
Credit enhancement:               Subordination of      Subordination of    Subordination of      Subordination of
                                  the class B           the class B notes,  the class M notes,    the class D notes
                                  notes, the class      the class M notes,  the class C notes,    and the reserve
                                  M notes, the          the class C notes,  the class D notes     funds
                                  class C notes,        the class D notes   and the reserve
                                  the class D           and the reserve     funds
                                  notes and the         funds
                                  reserve funds
Interest rate:                    Three-month USD-      2.50% p.a. until    Three-month USD-      Three-month USD-
                                  LIBOR + margin        the interest        LIBOR + margin        LIBOR + margin
                                                        payment date
                                                        in October 2007
                                                        and then three-
                                                        month CHF-
                                                        LIBOR + margin
Margin:                           0.24% p.a.            N/A                 0.52% p.a.            1.55% p.a.
Until interest payment date       April 2008            October 2007        April 2008            April 2008
falling in:
And thereafter:                   0.48% p.a.            0.35% p.a.          1.04% p.a.            2.55% p.a.
Scheduled redemption date(s):     October 2007          October 2007        N/A                   N/A
Outstanding balance at last       Nil                   Nil                 $40,000,000           $69,000,000
payment date:
Interest accrual method:          Actual/360            30/360 until        Actual/360            Actual/360
                                                        the interest
                                                        payment date
                                                        in October
                                                        2007 and then
                                                        Actual/360
Interest payment dates:           For the series 4 previous notes (other than the series 4 class A2 previous notes), quarterly in arrear on the interest payment dates falling in January, April, July and October of each year.
                                  For the series 4 class A2 previous notes, until (and including) the interest payment date falling in October 2007 interest will be payable annually in arrear on the 15th day in October of each year (subject to payment being made on business days). If a trigger event occurs or the Financing security is enforced prior to the interest payment date falling in October 2007, interest and principal due and payable on the series 4 class A2 previous notes will be payable quarterly in arrear on the interest payment dates falling in January, April, July and October of each year.
                                  After the interest payment date falling in October 2007 interest and principal on the series 4 class A2 previous notes will be payable quarterly in arrear on the interest payment dates falling in January, April, July and October of each year.
First interest payment date:      15 January, 2003      15 October, 2003    15 January, 2003      15 January, 2003
Final maturity date:              October 2009          October 2009        July 2040             July 2040
Listing:                          UK Listing Authority  SWX Swiss Exchange  UK Listing Authority  UK Listing Authority
                                  and London Stock                          and London Stock      and London Stock
                                  Exchange                                  Exchange              Exchange
Ratings as at date of issue       AAA/Aaa/AAA           AAA/Aaa/AAA         AA/Aa3/AA             BBB/Baa2/BBB
(S&P/Moody's/Fitch):
Current ratings (where relevant)  N/A                   N/A                 AA/Aa3/AA             BBB/Baa2/BBB
(S&P/Moody's/Fitch):


CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 6) PLC

                                           ----------------------------------------------------------------
                                           SERIES 5 CLASS A      SERIES 5 CLASS B      SERIES 5 CLASS C
                                           --------------------  --------------------  --------------------
Principal amount:                          [GBP]500,000,000      [GBP]17,000,000       [GBP]29,000,000
Credit enhancement:                        Subordination of      Subordination of      Subordination of
                                           the class B notes,    the class M notes,    the class D
                                           the class M notes,    the class C notes,    notes and the
                                           the class C notes,    the class D notes     reserve funds
                                           the class D notes     and the reserve
                                           and the reserve       funds
                                           funds
Interest rate:                             Three-month           Three-month           Three-month
                                           sterling-LIBOR        sterling-LIBOR +      sterling-LIBOR
                                           + margin              margin                + margin
Margin:                                    0.24% p.a.            0.52% p.a.            1.55% p.a.
Until interest payment date falling in:    April 2008            April 2008            April 2008
And thereafter:                            0.48% p.a.            1.04% p.a.            2.55% p.a.
Scheduled redemption date(s):              N/A                   N/A                   N/A
Outstanding balance at last payment date:  [GBP]500,000,000      [GBP]17,000,000       [GBP]29,000,000
Interest accrual method:                   Actual/365            Actual/365            Actual/365
Interest payment dates:                    For all of  the series 5 previous notes,  quarterly in arrear on the interest payment dates  falling in  January, April, July and
                                           October of each year.
First interest payment date:               15 January, 2003      15 January, 2003      15 January, 2003
Final maturity date:                       July 2040             July 2040             July 2040
Listing:                                   UK Listing Authority  UK Listing Authority  UK Listing Authority
                                           and London Stock      and London Stock      and London Stock
                                           Exchange              Exchange              Exchange
Ratings as at date of issue                AAA/Aaa/AAA           AA/Aa3/AA             BBB/Baa2/BBB
(S&P/Moody's/Fitch):
Current ratings (where relevant)           AAA/Aaa/AAA           AA/Aa3/AA             BBB/Baa2/BBB
(S&P/Moody's/Fitch):



CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 7) PLC

                                  -------------------------------------------------------------------------
                                  SERIES 1 CLASS A*            SERIES 1 CLASS B*     SERIES 1 CLASS M*
                                  ---------------------------  --------------------  ----------------------
Principal amount:                 $750,000,000                 $22,500,000           $38,250,000
Credit enhancement:               Subordination of             Subordination of      Subordination of
                                  the class B notes,           the class M notes,    the class C notes, the
                                  the class M notes,           the class C notes,    class D notes and
                                  the class C notes,           the class D notes     the reserve funds
                                  the class D notes            and the reserve
                                  and the reserve              funds
                                  funds
Interest rate:                    One-month USD-               Three-month USD-      Three-month USD-
                                  LIBOR + margin               LIBOR + margin        LIBOR + margin
Margin:                           Minus 0.04% p.a.             0.23% p.a.            0.75% p.a.
Until interest payment date       April 2004                   April 2008            April 2008
falling in:
And thereafter:                   N/A                          0.46% p.a.            1.50% p.a.
Scheduled redemption date(s):     January 2004 and April 2004  N/A                   January 2006
Outstanding balance at            Nil                          Nil                   Nil
last payment date:
Interest accrual method:          Actual/360                   Actual/360            Actual/360
Interest payment dates:           For the series 1 class A notes, monthly in arrear on the interest payment date falling in each consecutive month. For the other series 1 notes and for all of the series 2 notes, quarterly in arrear on the interest payment dates falling in January, April, July and October of each year.
                                  If a trigger event occurs or the Financing security is enforced prior to the interest payment date falling in April 2004, interest and principal due and payable on the series 1 class A notes will be payable quarterly in arrear on the interest payment dates falling in January, April,
                                  July and October, as applicable.
First interest payment date:      15 April, 2003               15 July, 2003         15 July, 2003
Final maturity date:              April 2004                   July 2040             July 2040
Listing:                          UK Listing Authority         UK Listing Authority  UK Listing Authority
                                  and London Stock             and London Stock      and London Stock
                                  Exchange                     Exchange              Exchange
Ratings as at date of issue       A-1+/P-1/F1+                 AA/Aa3/AA             A/A2/A
(S&P/Moody's/Fitch):
Current ratings (where relevant)  N/A                          N/A                   N/A
(S&P/Moody's/Fitch):

                                  --------------------------------------------------------------------------------
                                  SERIES 2 CLASS A*                     SERIES 2 CLASS B*     SERIES 2 CLASS M*
                                  ------------------------------------  --------------------  --------------------
Principal amount:                 $1,250,000,000                        $37,500,000           $63,750,000
Credit enhancement:               Subordination of the                  Subordination of the  Subordination of the
                                  class B notes, the                    class M notes, the    class C notes, the
                                  class M notes the class C notes, the  class C notes, the    class D notes and
                                  class D notes and                     class D notes and     the reserve funds
                                  the reserve funds                     the reserve funds
Interest rate:                    Three-month USD-                      Three-month USD-      Three-month USD-
                                  LIBOR + margin                        LIBOR + margin        LIBOR + margin
Margin:                           0.15% p.a.                            0.35% p.a.            0.80% p.a.
Until interest payment date       January 2008                          April 2008            April 2008
falling in:
And thereafter:                   N/A                                   0.70% p.a.            1.60% p.a.
Scheduled redemption date(s):     N/A                                   N/A                   N/A
Outstanding balance at            Nil                                   Nil                   Nil
last payment date:
Interest accrual method:          Actual/360                            Actual/360            Actual/360
Interest payment dates:           For the series 1 class A notes, monthly in arrear on the interest payment date falling in each consecutive month. For the other series 1 notes and for all of the series 2 notes, quarterly in arrear on the interest payment dates falling in January, April, July and October of each year.
                                  If a trigger event occurs or the Financing security is enforced prior to the interest payment date falling in April 2004, interest and principal due and payable on the series 1 class A notes will be payable quarterly in arrear on the interest payment dates falling in January, April,
                                  July and October, as applicable.
First interest payment date:      15 July, 2003                         15 July, 2003         15 July, 2003
Final maturity date:              January 2008                          July 2040             July 2040
Listing:                          UK Listing Authority                  UK Listing Authority  UK Listing Authority
                                  and London Stock                      and London Stock      and London Stock
                                  Exchange                              Exchange              Exchange
Ratings as at date of issue       AAA/Aaa/AAA                           AA/Aa3/AA             A/A2/A
(S&P/Moody's/Fitch):
Current ratings (where relevant)  N/A                                   N/A                   N/A
(S&P/Moody's/Fitch):


CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 7) PLC

                                           -----------------------------------------------------------------------
                                           SERIES 3 CLASS A*            SERIES 3 CLASS B*     SERIES 3 CLASS M*
                                           ---------------------------  --------------------  --------------------
Principal amount:                          $500,000,000                 [GBP]15,000,000       [GBP]20,000,000
Credit enhancement:                        Subordination of             Subordination of      Subordination of
                                           the class B notes,           the class M notes,    the class C notes,
                                           the class M notes,           class C notes,        the class D notes
                                           the class C notes,           class D notes and     and the reserve
                                           the class D notes            the reserve funds     funds
                                           and the reserve
                                           funds
Interest rate:                             Three-month                  Three-month           Three-month
                                           USD-LIBOR +                  sterling-LIBOR +      sterling-LIBOR +
                                           margin                       margin                margin
Margin:                                    0.23% p.a.                   0.50% p.a.            0.80% p.a.
Until interest payment date falling in:    April 2008                   April 2008            April 2008
And thereafter:                            0.46% p.a.                   1.00% p.a.            1.60% p.a.
Scheduled redemption date(s):              January 2007 and April 2007  N/A                   N/A
Outstanding balance at last payment date:  Nil                          Nil                   Nil
Interest accrual method:                   Actual/360                   Actual/365            Actual/365
Interest payment dates:                                                 For all  of the series  3 notes, quarterly
                                                                        in arrear on the interest
                                                                        payment dates  falling in  January, April,
                                                                        July and October of each year.
First interest payment date:               15 July, 2003                15 July, 2003         15 July, 2003
Final maturity date:                       July 2020                    July 2040             July 2040
Listing:                                   UK Listing Authority         UK Listing Authority  UK Listing Authority
                                           and London Stock             and London Stock      and London Stock
                                           Exchange                     Exchange              Exchange
Ratings as at date of issue                AAA/Aaa/AAA                  AA/Aa3/AA             A/A2/A
(S&P/Moody's/Fitch):
Current ratings (where relevant)           N/A                          N/A                   N/A
(S&P/Moody's/Fitch):


CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 7) PLC

                                  --------------------------------------------------------------------------------------
                                  SERIES 4 CLASS A1     SERIES 4 CLASS A2     SERIES 4 CLASS B      SERIES 4 CLASS M
                                  --------------------  --------------------  --------------------  --------------------
Principal amount:                 [e]500,000,000        [GBP]250,000,000      [e]41,000,000         [e]56,000,000
Credit enhancement:               Subordination of      Subordination of      Subordination of      Subordination of
                                  the class B notes,    the class B notes,    the class M notes,    the class C notes,
                                  the class M notes,    the class M notes,    the class C notes,    the class D notes
                                  the class C notes,    the class C notes,    the class D notes     and the reserve
                                  the class D notes     the class D notes     and the reserve       funds
                                  and the reserve       and the reserve       funds
                                  funds                 funds
Interest rate:                    Three-month           Three-month           Three-month           Three-month
                                  EURIBOR + margin      sterling-             EURIBOR               EURIBOR
                                                        LIBOR + margin        + margin              + margin
Margin:                           0.26% p.a.            0.26% p.a.            0.53% p.a.            0.80% p.a.
Until interest payment date       April 2008            April 2008            April 2008            April 2008
falling in:
And thereafter:                   0.52% p.a.            0.52% p.a.            1.06% p.a.            1.60% p.a.
Scheduled redemption date(s):     N/A                   N/A                   N/A                   N/A
Outstanding balance at last       [e]500,000,000        [GBP]250,000,000      [e]41,000,000         [e]56,000,000
payment date:
Interest accrual method:          Actual/360            Actual/365            Actual/360            Actual/360
Interest payment dates:           For all  of the  series 4  notes, quarterly  in arrear on  the interest  payment dates falling in January, April, July and October of each year.
First interest payment date:      15 July, 2003         15 July, 2003         15 July, 2003         15 July, 2003
Final maturity date:              July 2040             July 2040             July 2040             July 2040
Listing:                          UK Listing Authority  UK Listing Authority  UK Listing Authority  UK Listing Authority
                                  and London Stock      and London Stock      and London Stock      and London Stock
                                  Exchange              Exchange              Exchange              Exchange
Ratings as at date of issue       AAA/Aaa/AAA           AAA/Aaa/AAA           AA/Aa3/AA             A/A2/A
(S&P/Moody's/Fitch):
Current ratings (where relevant)  AAA/Aaa/AAA           AAA/Aaa/AAA           AA/Aa3/AA             A/A2/A
(S&P/Moody's/Fitch):


CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 8) PLC

                                  --------------------------------------------------------------------------------------
                                  SERIES 1 CLASS A*     SERIES 1 CLASS B*     SERIES 1 CLASS C*     SERIES 2 CLASS A*
                                  --------------------  --------------------  --------------------  --------------------
Principal amount:                 $1,850,000,000        $62,900,000           $107,300,000          $1,500,000,000
Credit enhancement:               Subordination of      Subordination of      Subordination of      Subordination of
                                  the class B notes,    the class M notes,    the class D notes     the class B notes,
                                  the class M notes,    the class C notes,    and the reserve       the class M notes,
                                  the class C notes,    the class D notes     funds                 the class C notes,
                                  the class D notes     and the reserve                             the class D notes
                                  and the reserve       funds                                       and the reserve
                                  funds                                                             funds
Interest rate:                    One-month USD-        Three-month USD-      Three-month USD-      Three-month USD-
                                  LIBOR + margin        LIBOR + margin        LIBOR + margin        LIBOR + margin
Margin:                           Minus 0.05% p.a.      0.13% p.a.            0.62% p.a.            0.08% p.a.
Until interest payment date       April 2005            January 2009          January 2009          January 2009
falling in:
And thereafter:                   N/A                   0.26% p.a.            1.62% p.a.            0.16% p.a.
Scheduled redemption date(s):     April 2005            N/A                   N/A                   January 2007
Outstanding balance at last       Nil                   Nil                   Nil                   Nil
payment date:
Interest accrual method:          Actual/360            Actual/360            Actual/360            Actual/360
Interest payment dates:           For the series 1  class A notes, monthly in arrear  starting with the interest payment date falling in May 2004 and then on the interest payment date falling in each consecutive month. For the other series 1 notes and for all of the series 2 notes, quarterly in arrear on the interest payment dates falling in January, April, July and
                                  October of each year. If a trigger event occurs or the Financing security is enforced prior to the interest payment date falling in April 2005, interest and principal due and payable on the series 1 class A notes will be payable quarterly in arrear on the interest payment dates falling in January, April, July and October, as applicable.
First interest payment date:      17 May, 2004          15 July, 2004         15 July, 2004         15 July, 2004
Final maturity date:              April 2005            July 2040             July 2040             April 2011
Listing:                          UK Listing Authority  UK Listing Authority  UK Listing Authority  UK Listing Authority
                                  and London Stock      and London Stock      and London Stock      and London Stock
                                   Exchange             Exchange              Exchange              Exchange
Ratings as at date of issue       A-1+/P-1/F1+          AA/Aa3/AA             BBB/Baa2/BBB          AAA/Aaa/AAA
(S&P/Moody's/Fitch):
Current ratings (where relevant)  N/A                   N/A                   N/A                   N/A
(S&P/Moody's/Fitch):

                                  -----------------------------------------------
                                  SERIES 2 CLASS B*          SERIES 2 CLASS C*
                                  -------------------------  --------------------
Principal amount:                 $51,000,000                $87,000,000
Credit enhancement:               Subordination of           Subordination of the
                                  the class M notes,         class D notes and
                                  the class C notes,         the reserve funds
                                  the class D notes
                                  and the reserve
                                  funds
Interest rate:                    Three-month USD-           Three-month USD-
                                  LIBOR + margin             LIBOR + margin
Margin:                           0.17% p.a.                 0.72% p.a.
Until interest payment date       January 2009               January 2009
falling in:
And thereafter:                   0.34% p.a.                 1.72% p.a.
Scheduled redemption date(s):     N/A                        N/A
Outstanding balance at last       Nil                        Nil
payment date:
Interest accrual method:          Actual/360                 Actual/360
Interest payment dates:           For the series 1 class A notes, monthly in
                                  arrear starting with the interest payment date
                                  falling in May 2004 and then on the interest
                                  payment date falling in each consecutive month.
                                  For the other series 1 notes and for all of the
                                  series 2 notes, quarterly in arrear on the
                                  interest payment dates falling in January,
                                  April, July and October of each year. If a
                                  trigger event occurs or the Financing security
                                  is enforced prior to the interest payment date
                                  falling in April 2005, interest and principal
                                  due and payable on the series 1 class A notes
                                  will be payable quarterly in arrear on the
                                  interest payment dates falling in January,
                                  April, July and October, as applicable.
First interest payment date:      15 July, 2004              15 July, 2004
Final maturity date:              July 2040                  July 2040
Listing:                          UK Listing Authority       UK Listing Authority
                                  and London Stock Exchange  and London Stock
                                                             Exchange
Ratings as at date of issue       AA/Aa3/AA                  BBB/Baa2/BBB
(S&P/Moody's/Fitch):
Current ratings (where relevant)  N/A                        N/A
(S&P/Moody's/Fitch):


CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 8) PLC

                                         ---------------------------------------------------------------------
                                         SERIES 3 CLASS A           SERIES 3 CLASS B      SERIES 3 CLASS C
                                         -------------------------  --------------------  --------------------
Principal amount:                        [e]990,000,000             [e]34,000,000         [e]57,500,000
Credit enhancement:                      Subordination of           Subordination of      Subordination of
                                         the class B notes,         the class M notes,    the class D notes
                                         the class M notes,         the class C notes,    and the reserve
                                         the class C notes,         the class D notes     funds
                                         the class D notes          and the reserve
                                         and the reserve            funds
                                         funds
Interest rate:                           Three-month                Three-month           Three-month
                                         EURIBOR +                  EURIBOR +             EURIBOR +
                                         margin                     margin                margin
Margin:                                  0.15% p.a.                 0.27% p.a.            0.85% p.a.
Until interest payment date falling in:  January 2009               January 2009          January 2009
And thereafter:                          0.30% p.a.                 0.54% p.a.            1.85% p.a.
Scheduled redemption date(s):            April 2008, July 2008 and  N/A                   N/A
                                         October 2008
Outstanding balance at last payment      [e]990,000,000             [e]34,000,000         [e]57,500,000
date:
Interest accrual method:                 Actual/360                 Actual/360            Actual/360
Interest payment dates:                                             For all  of the series 3 notes, quarterly
                                                                    in arrear on the interest payment dates
                                                                    falling in  January, April, July and October
                                                                    of each year.
First interest payment date:             15 July, 2004              15 July, 2004         15 July, 2004
Final maturity date:                     April 2020                 July 2040             July 2040
Listing:                                 UK Listing Authority       UK Listing Authority  UK Listing Authority
                                         and London                 and London            and London
                                         Stock Exchange             Stock Exchange        Stock Exchange
Ratings as at date of issue              AAA/Aaa/AAA                AA/Aa3/AA             BBB/Baa2/BBB
(S&P/Moody's/Fitch):
Current ratings (where relevant)         AAA/Aaa/AAA                AA/Aa3/AA             BBB/Baa2/BBB
(S&P/Moody's/Fitch):


CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 8) PLC

                                 ------------------------------------------------------------------------------------------
CLASS OF NOTES                   SERIES 4 CLASS A1     SERIES 4 CLASS A2     SERIES 4 CLASS B      SERIES 4 CLASS C
                                 --------------------  --------------------  --------------------  ------------------------
Principal amount:                [GBP]900,000,000      $500,000,0000         [GBP]39,900,000       [GBP]68,000,000
Credit enhancement:              Subordination of      Subordination of      Subordination of      Subordination of the
                                 the class B notes,    the class B notes,    the class M notes,    class D notes and the
                                 the class M notes,    the class M notes,    the class C notes,    reserve funds
                                 the class C notes,    the class C notes,    the class D notes
                                 the class D notes     the class D notes     and the reserve
                                 and the reserve       and the reserve       funds
                                 funds                 funds
Interest rate:                   Three-month           Three-month USD-      Three-month           Three-month sterling -
                                 sterling-             LIBOR + margin        sterling -            LIBOR + margin
                                 LIBOR + margin                              LIBOR + margin
Margin:                          0.15% p.a.            0.14% p.a.            0.30% p.a.            0.90% p.a.
Until interest payment date      January 2009          January 2009          January 2009          January 2009
falling
in:
And thereafter:                  0.30% p.a.            0.28% p.a.            0.60% p.a.            1.90% p.a.
Scheduled redemption date(s):    N/A                   N/A                   N/A                   N/A
Outstanding balance at           [GBP]900,000,000      $500,000,0000         [GBP]39,900,000       [GBP]68,000,000
last payment date:
Interest accrual method:         Actual/365            Actual/360            Actual/365            Actual/365
Interest payment dates:          For all of the  series 4 notes, quarterly in arrear on  the interest payment dates falling in January, April, July and October of each year.
First interest payment date:     15 July, 2004         15 July, 2004         15 July, 2004         15 July, 2004
Final maturity date:             July 2040             July 2040             July 2040             July 2040
Listing:                         UK Listing Authority  UK Listing Authority  UK Listing Authority  UK Listing Authority and
                                 and London Stock      and London Stock      and London Stock      London Stock Exchange
                                 Exchange              Exchange              Exchange
Ratings as at date of issue      AAA/Aaa/AAA           AAA/Aaa/AAA           AA/Aa3/AA             BBB/Baa2/BBB
(S&P/Moody's/Fitch):
Current ratings(where relevant)  AAA/Aaa/AAA           AAA/Aaa/AAA           AA/Aa3/AA             BBB/Baa2/BBB
(S&P/Moody's/Fitch):


CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 9) PLC

                             --------------------------------------------------------------------------------------------------
                             SERIES 1 CLASS A*   SERIES 2 CLASS A    SERIES 3 CLASS A1   SERIES 3 CLASS A2   SERIES 4 CLASS A
                             ------------------  ------------------  ------------------  ------------------  ------------------
Principal amount:            $1,740,000,000      $2,175,000,000      [e]740,000,000      [GBP]400,000,000    [GBP]600,000,000
Credit enhancement:          Subordination of    Subordination of    Subordination of    Subordination of    Subordination of
                             the class B notes,  the class B notes,  the class B notes,  the class B notes,  the class B notes, the class M notes,  the class M notes,  the class M notes,  the class M notes,  the class M notes, the class C notes,  the class C notes,  the class C notes,  the class C notes,  the class C notes,
                             the class D notes   the class D notes   the class D notes   the class D notes   the class D notes
                             and the reserve     and the reserve     and the reserve     and the reserve     and the reserve
                             funds               funds               funds               funds               funds
Interest rate:               One-month           Three-month         Three-month         Three-month         Three-month
                             USD-LIBOR           USD-LIBOR           EURIBOR             sterling            sterling
                             + margin            + margin            + margin            LIBOR + margin      LIBOR + margin
Margin:                      Minus 0.03% p.a.    0.06% p.a.          0.10% p.a.          0.09% p.a.          0.09% p.a.
Until interest payment       December 2006       October 2010        October 2010        October 2010        October 2010
date falling in:
And thereafter:              N/A                 0.12% p.a.          0.20% p.a.          0.18% p.a.          0.18% p.a.
Scheduled redemption         December 2006       October 2008        January 2010        January 2010        July 2010
date(s):                                                             and April 2010      and April 2010
Outstanding balance at       Nil                 $2,175,000,000      [e]740,000,000      [GBP]400,000,000    [GBP]600,000,000
last payment date:
Interest accrual method:     Actual/360          Actual/360          Actual/360          Actual/365          Actual/365
Interest payment dates:      For the  series 1 class A  Financing notes, monthly in  arrear starting with  the interest payment date falling in January 2006 and then on the interest payment date falling in each consecutive month. For the series 2 class A Financing notes, series 3 class A Financing notes and series 4 class A Financing notes, quarterly in arrear on the interest payment dates falling in January,
                             April, July and October of each year. If a trigger event occurs or the Financing security is enforced prior to the interest payment date falling in December 2006, interest and principal due and payable on the series 1 Financing notes will be payable in arrear on the interest payment dates falling in April, July, October and December 2006 as applicable.
First interest payment       17 January 2006     18 April 2006       18 April 2006       18 April 2006       18 April 2006
date:
Final maturity date:         December 2006       July 2013           January 2021        January 2021        January 2016
Listing:                     UK Listing          UK Listing          UK Listing          UK Listing          UK Listing
                             Authority and       Authority and       Authority and       Authority and       Authority and
                             London Stock        London Stock        London Stock        London Stock        London Stock
                             Exchange            Exchange            Exchange            Exchange            Exchange
Ratings as at date of issue  A-1 +/P 1/F1 +      AAA/Aaa/AAA         AAA/Aaa/AAA         AAA/Aaa/AAA         AAA/Aaa/AAA
(S&P/ Moody's/Fitch):
Current ratings (where       N/A                 AAA/Aaa/AAA         AAA/Aaa/AAA         AAA/Aaa/AAA         AAA/Aaa/AAA
relevant) (S&P/Moody's/
Fitch):


CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 10) PLC

                                  -------------------------------------------------------------------------------
                                  SERIES 1 CLASS A*  SERIES 1 CLASS B*  SERIES 1 CLASS C*  SERIES 2 CLASS A
                                  -----------------  -----------------  -----------------  ----------------------
Principal amount:                 $1,260,000,000     $47,000,000        $47,000,000        $1,440,000,000
Credit enhancement:               Subordination of   Subordination of   Subordination of   Subordination of
                                  the class B        the class M        the class D        the class B
                                  notes, the class   notes, the class   notes and the      notes, the class
                                  M notes, the       C notes, the       reserve funds      M notes, the
                                  class C notes,     class D notes,                        class C notes,
                                  the class D        and the reserve                       the class D
                                  notes and the      funds                                 notes and the
                                  reserve funds                                            reserve funds
Interest rate:                    One-month          Three-month        Three-month        Three-month
                                  USD-LIBOR          USD-LIBOR          USD-LIBOR          USD-LIBOR
                                  + margin           + margin           + margin           + margin
Margin:                           Minus 0.03% p.a.   0.08% p.a.         0.27% p.a.         0.03% p.a.
Until interest payment date       October 2010       October 2010       October 2010       October 2010
falling in:
And thereafter:                   N/A                0.16% p.a.         0.54% p.a.         0.06% p.a.
Scheduled redemption date(s)      July 2007,         N/A                N/A                April 2008 and
and amounts:                      $1,260,000,000                                           July 2008,
                                                                                           $720,000,000
                                                                                           and $720,000,000
Designation of corresponding      Bullet             Pass-through       Pass-through       Scheduled amortisation
term advance:
                                  See "SUMMARY OF THE ISSUING ENTITY  NOTES -- SCHEDULED REDEMPTION NOTES" AND "-
                                  THE MASTER INTERCOMPANY LOAN AGREEMENT" for a  description of the  timing of principal  payments on the notes  and cash accumulation periods relating to bullet term advances and scheduled amortisation instalments.
Outstanding balance at last       Nil                Nil                Nil                $1,440,000,000
payment date:
Interest accrual method:          Actual/360         Actual/360         Actual/360         Actual/360
Interest payment dates:           For the  series 1 class A previous  notes, monthly in arrear  starting with the interest payment date falling in September 2006 and then on the interest payment date falling in each consecutive month. For the other series 1 previous notes and for all of the series 2 previous notes, quarterly in arrear on the interest payment dates falling in January, April, July and October of each year. If a trigger event occurs or the issuing entity security is enforced prior to the interest payment date falling in June 2007, interest and principal due and payable on the series 1 class A previous notes will be payable quarterly in arrear on the interest payment dates falling in January, April,
                                  July and October, as applicable.
First interest payment date:      15 September 2006  16 October 2006    16 October 2006    16 October 2006
Final maturity date:              July 2007          July 2040          July 2040          January 2021
Listing:                          UK Listing         UK Listing         UK Listing         UK Listing
                                  Authority and      Authority and      Authority and      Authority and
                                  London Stock       London Stock       London Stock       London Stock
                                  Exchange           Exchange           Exchange           Exchange
Ratings as at the date of issue   A-1+/P-1/F1+       AA/Aa3/AA          BBB/Baa2/BBB       AAA/Aaa/AAA
(S&P/Moody's/Fitch):
Current ratings (where relevant)  N/A                N/A                N/A                AAA/Aaa/AAA
(S&P/Moody's/Fitch):

                                  --------------------------------------
                                  SERIES 2 CLASS B    SERIES 2 CLASS C
                                  ------------------  ------------------
Principal amount:                 $55,000,000         $55,000,000
Credit enhancement:               Subordination of    Subordination of
                                  the class M         the class D
                                  notes the class     notes and the
                                  C notes, the        reserve funds
                                  class D notes
                                  and the
                                  reserve funds
Interest rate:                    Three-month         Three-month
                                  USD-LIBOR + margin  USD-LIBOR + margin
Margin:                           0.09% p.a.          0.35% p.a.
Until interest payment date       October 2010        October 2010
falling in:
And thereafter:                   0.18% p.a.          0.70% p.a.
Scheduled redemption date(s)      N/A                 N/A
and amounts:
Designation of corresponding      Pass-through        Pass-through
term advance:

                                  See "SUMMARY OF THE ISSUING ENTITY
                                  NOTES -- SCHEDULED REDEMPTION NOTES"
                                  AND "-THE MASTER INTERCOMPANY LOAN
                                  AGREEMENT" for a description of the
                                  timing of principal payments on the
                                  notes and cash accumulation periods
                                  relating to bullet term advances and
                                  scheduled amortisation instalments.

Outstanding balance at last       $55,000,000         $55,000,000
payment date:
Interest accrual method:          Actual/360          Actual/360
Interest payment dates:           For the series 1 class A previous
                                  notes, monthly in arrear starting with
                                  the interest payment date falling in
                                  September 2006 and then on the interest
                                  payment date falling in each
                                  consecutive month. For the other series
                                  1 previous notes and for all of the
                                  series 2 previous notes, quarterly in
                                  arrear on the interest payment dates
                                  falling in January, April, July and
                                  October of each year. If a trigger
                                  event occurs or the issuing entity
                                  security is enforced prior to the
                                  interest payment date falling in June
                                  2007, interest and principal due and
                                  payable on the series 1 class A
                                  previous notes will be payable
                                  quarterly in arrear on the interest
                                  payment dates falling in January,
                                  April, July and October, as applicable.
First interest payment date:      16 October 2006     16 October 2006
Final maturity date:              July 2040           July 2040
Listing:                          UK Listing          UK Listing
                                  Authority and       Authority and
                                  London Stock        London Stock
                                  Exchange            Exchange
Ratings as at the date of issue   AA/Aa3/AA           BBB/Baa2/BBB
(S&P/Moody's/Fitch):
Current ratings (where relevant)  AA/Aa3/AA           BBB/Baa2/BBB
(S&P/Moody's/Fitch):


CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 10) PLC

                                  -------------------------------------------------------------------------------
                                  SERIES 3 CLASS A        SERIES 3 CLASS B1  SERIES 3 CLASS B2  SERIES 3 CLASS M1
                                  ----------------------  -----------------  -----------------  -----------------
Principal amount:                 [e]1,000,000,000        [e]37,000,000      [GBP]27,500,000    [e]34,000,000
Credit enhancement:               Subordination of        Subordination of   Subordination      Subordination
                                  the class B             the class M        the class M        of the class C
                                  notes, the class        notes, the class   notes, the         notes, the
                                  M notes, the            C notes, the       class C notes,     class D notes
                                  class C notes,          class D notes      the class D        and the
                                  the class D             and the            notes, and         reserve funds
                                  notes and the           reserve funds      the reserve
                                  reserve funds                              funds
Interest rate:                    Three-month             Three-month        Three-month        Three-month
                                  EURIBOR + margin        EURIBOR + margin   sterling           EURIBOR +
                                                                             LIBOR              margin
                                                                             + margin
Margin:                           0.07% p.a.              0.12% p.a.         0.12% p.a.         0.20% p.a.
Until interest payment date       October 2010            October 2010       October 2010       October 2010
falling in:
And thereafter:                   0.14% p.a.              0.24% p.a.         0.24% p.a.         0.40% p.a.
Scheduled redemption date(s)      April 2009 and          N/A                N/A                N/A
and amounts:                      July 2009,
                                  [e]500,000,000
                                  and
                                  [e]500,000,000
Designation of corresponding      Scheduled amortisation  Pass-through       Pass-through       Pass-through
term advance:

                                  See "SUMMARY OF THE ISSUING ENTITY NOTES -- SCHEDULED REDEMPTION NOTES" and
                                  "- THE MASTER INTERCOMPANY LOAN AGREEMENT" for a description of the timing of principal payments on the notes and cash accumulation periods relating to bullet term advances and scheduled amortisation instalments.

Outstanding balance at last       [e]1,000,000,000        [e]37,000,000      [GBP]27,500,000    [e]34,000,000
payment date:
Interest accrual method:          Actual/360              Actual/360         Actual/365         Actual/360
Interest payment dates:           For all the series 3 previous notes, quarterly  in arrear on the interest payment dates falling in January, April, July and October of each year.
First interest payment date:      16 October 2006         16 October 2006    16 October 2006    16 October 2006
Final maturity date:              July 2021               July 2040          July 2040          January 2021
Listing:                          UK Listing              UK Listing         UK Listing         UK Listing
                                  Authority and           Authority and      Authority and      Authority and
                                  London Stock            London Stock       London Stock       London Stock
                                  Exchange                Exchange           Exchange           Exchange
Ratings as at the date of         AAA/Aaa/AAA             AA/Aa3/AA          AA/Aa3/AA          A/A2/A
issue (S&P/Moody's/Fitch):
Current ratings (where relevant)  AAA/Aaa/AAA             AA/Aa3/AA          AA/Aa3/AA          A/A2/A
(S&P/Moody's/Fitch):



                                  -------------------------------------------------------
                                  SERIES 3 CLASS M2  SERIES 3 CLASS C1  SERIES 3 CLASS C2
                                  -----------------  -----------------  -----------------
Principal amount:                 [GBP]20,000,000    [e]52,500,000      [GBP]22,000,000
Credit enhancement:               Subordination      Subordination      Subordination
                                  of the class C     of the class       of the class
                                  notes, the         D notes and        D notes and
                                  class D notes      the reserve        the reserve
                                  and the            funds              funds
                                  reserve funds
Interest rate:                    Three-month        Three-month        Three-month
                                  sterling           EURIBOR +          sterling
                                  LIBOR +            margin             LIBOR +
                                  margin                                margin
Margin:                           0.20% p.a.         0.40% p.a.         0.40% p.a.
Until interest payment date       October 2010       October 2010       October 2010
falling in:
And thereafter:                   0.40% p.a.         0.80% p.a.         0.80% p.a.
Scheduled redemption date(s)      N/A                N/A                N/A
and amounts:
Designation of corresponding      Pass-through       Pass-through       Pass-through
term advance:
                                  See "SUMMARY OF THE ISSUING ENTITY NOTES -- SCHEDULED
                                  REDEMPTION NOTES" and "-THE MASTER INTERCOMPANY LOAN
                                  AGREEMENT" for a description of the timing of
                                  principal payments on the notes and cash accumulation
                                  periods relating to bullet term advances and scheduled
                                  amortisation instalments.
Outstanding balance at last       [GBP]20,000,000    [e]52,500,000      [GBP]22,000,000
payment date:
Interest accrual method:          Actual/365         Actual/360         Actual/365
Interest payment dates:           For  all  the series  3  previous  notes, quarterly  in
                                  arrear  on  the  interest   payment  dates  falling  in
                                  January, April, July and October of each year.
First interest payment date:      16 October 2006    16 October 2006    16 October 2006
Final maturity date:              July 2040          July 2040          July 2040
Listing:                          UK Listing         UK Listing         UK Listing
                                  Authority and      Authority and      Authority and
                                  London Stock       London Stock       London Stock
                                  Exchange           Exchange           Exchange
Ratings as at the date of         A/A2/A             BBB/Baa2/BBB       BBB/Baa2/BBB
issue (S&P/Moody's/Fitch):
Current ratings (where relevant)  A/A2/A             BBB/Baa2/BBB       BBB/Baa2/BBB
(S&P/Moody's/Fitch):


CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 10) PLC

                                            -------------------------------------------------
                                            SERIES 4 CLASS A1
                                            -------------------------------------------------
Principal amount:                           $1,440,000,000
Credit enhancement:                         Subordination of the class B notes, the class M
                                            notes, the class C notes, the class D notes and
                                            the reserve funds
Interest rate:                              Three-month USD -- LIBOR + margin
Margin:                                     0.08% p.a.
Until interest payment date falling in:     October 2010
And thereafter:                             0.16% p.a.
Scheduled redemption date(s) and amounts:   N/A
Designation of corresponding term advance:  Pass-through
                                            See  "SUMMARY  OF  THE ISSU ING ENTITY  NOTES  --
                                            SCHEDULED REDEMPTION NOTES" and "THE MASTER
                                            INTERCOMPANY LOAN AGREEMENT" for a description of
                                            the timing of principal payments on the notes
                                            and cash accumulation  periods relating to bullet
                                            term advances and scheduled amortisation
                                            instalments.
Outstanding balance at last payment date:   $1,440,000,000
Interest accrual method:                    Actual/360
Interest payment dates:                     For all the series 4 previous notes, quarterly in
                                            arrear on the interest payment dates falling in
                                            January, April, July and October of each year.
First interest payment date:                16 October 2006
Final maturity date:                        July 2040
Listing:                                    UK Listing Authority and London Stock
                                            Exchange
Ratings as at the date of issue             AAA/Aaa/AAA
(S&P/Moody's/Fitch):
Current ratings (where relevant)            AAA/Aaa/AAA
(S&P/Moody's/Fitch):



CLASS OF PREVIOUS NOTES ISSUED BY HOLMES FINANCING (NO. 10) PLC

                                            -----------------------------------------------
                                            SERIES 4 CLASS A2
                                            -----------------------------------------------
Principal amount:                           [GBP]750,000,000
Credit enhancement:                         Subordination of the class B notes, the class M
                                            notes, the class C notes, the class D notes and
                                            the reserve funds
Interest rate:                              Three-month sterling-LIBOR + margin
Margin:                                     0.09% p.a.
Until interest payment date falling in:     October 2010
And thereafter:                             0.18 % p.a.
Scheduled redemption date(s) and amounts:   N/A
Designation of corresponding term advance:  Pass-through
                                            See "SUMMARY OF THE ISSUING ENTITY NOTES --
                                            SCHEDULED REDEMPTION NOTES" and "THE MASTER
                                            INTERCOMPANY LOAN AGREEMENT" for a description
                                            of the timing of principal payments on the
                                            notes and cash accumulation periods relating
                                            to bullet term advances and scheduled
                                            amortisation instalments.
Outstanding balance at last payment date:   [GBP]750,000,000
Interest accrual method:                    Actual/365
Interest payment dates:
First interest payment date:                16 October 2006
Final maturity date:                        July 2040
Listing:                                    UK Listing Authority and London Stock
                                            Exchange
Ratings as at the date of issue             AAA/Aaa/AAA
(S&P/Moody's/Fitch):
Current ratings (where relevant)            AAA/Aaa/AAA
(S&P/Moody's/Fitch):


CLASS OF PREVIOUS NOTES ISSUED BY HOLMES MASTER ISSUER PLC ISSUE 2006-1 NOTES

                                         ----------------------------------------------------------------
                                         SERIES 1 CLASS A*     SERIES 1 CLASS B*     SERIES 1 CLASS C*
                                         --------------------  --------------------  --------------------
Principal amount:                        $1,500,000,000        $45,000,000           $45,000,000
Credit enhancement:                      Subordination of the  Subordination of the  Subordination of the
                                         class B notes, the    class M notes, the    class D notes and
                                         class M notes, the    class C notes, the    the reserve funds
                                         class C notes, the    class D notes and
                                         class D notes and     he reserve funds
                                         the reserve funds
Interest rate:                           One-month             Three-month           Three-month
                                         USD-LIBOR +           USD-LIBOR +           USD-LIBOR +
                                         margin                margin                margin
Margin:                                  Minus 0.02% p.a.      0.09% p.a.            0.24% p.a.
                                         prior to the first
                                         transfer date; not
                                         greater than
                                         0.05% p.a. following
                                         the first transfer
                                         date
Until interest payment date falling in:  N/A                   October 2010          October 2010
And thereafter:                          N/A                   0.18% p.a.            0.48% p.a.
Scheduled redemption date(s) and         N/A                   N/A                   N/A
amounts:
Designation of corresponding term        Bullet                Pass-through          Pass-through
advance:

                                         See "SUMMARY OF THE ISSUING ENTITY NOTES -- SCHEDULED REDEMPTION
                                         NOTES" and "THE MASTER INTERCOMPANY LOAN AGREEMENT" for a
                                         description of the timing of principal payments on the notes and cash accumulation periods relating to bullet term advances and scheduled amortisation instalments.

Outstanding balance at last payment      Nil                   Nil                   Nil
date:
Interest accrual method:                 Actual/360            Actual/360            Actual/360
Interest payment dates:                  For the series 1 class A previous notes, on the 15th day of each calendar month in each year up to and including the final
                                         maturity date or, following the earlier of the occurrence of a trigger event or enforcement of the issuing entity security, quarterly in arrear on the interest payment dates falling in
                                         January, April, July and October, as applicable. For the other series 1 previous notes and for all of the series 2 previous notes, quarterly in arrear on the interest payment dates falling in January, April, July and October of each year.
First interest payment date:             15 January 2007       15 January 2007       15 January 2007
Final maturity date:                     January 2016          July 2040             July 2040
Listing:                                 London Stock          London Stock          London Stock
                                         Exchange's Gilt       Exchange's Gilt       Exchange's Gilt
                                         Edged and Fixed       Edged and Fixed       Edged and Fixed
                                         Interest Market       Interest Market       Interest Market
Ratings as at the date of issue          F1+/P-1/A-1+          AA/Aa3/AA             BBB/Baa2/BBB
(S&P/Moody's/Fitch):                     AAA/Aaa/AAA
Current ratings (where relevant)         N/A                   N/A                   N/A
(S&P/Moody's/Fitch):



CLASS OF PREVIOUS NOTES ISSUED BY HOLMES MASTER ISSUER PLC ISSUE 2006-1 NOTES

                                         ----------------------------------------------------------------
                                         SERIES 2 CLASS A      SERIES 2 CLASS B      SERIES 2 CLASS M
                                         --------------------  --------------------  --------------------
Principal amount:                        $1,500,000,000        $35,000,000           $30,000,000
Credit enhancement:                      Subordination of the  Subordination of the  Subordination of the
                                         class B notes, the    class M notes, the    class M notes, the
                                         class M notes, the    class C notes, the    class C notes, the
                                         class C notes, the    class D notes and     class D notes and
                                         class D notes and     the reserve funds     the reserve funds
                                         the reserve funds

Interest rate:                           Three-month           Three-month           Three-month
                                         USD-LIBOR +           USD-LIBOR +           USD-LIBOR +
                                         margin                margin                margin
Margin:                                  0.06% p.a.            0.12% p.a.            0.19% p.a.
Until interest payment date falling in:  October 2010          October 2010          October 2010
And thereafter:                          0.12% p.a.            0.24% p.a.            0.38% p.a.
Scheduled redemption date(s) and         July 2009 and         N/A                   N/A
amounts:                                 October 2009
Designation of corresponding term        Scheduled             Pass-through          Pass-through
advance:                                 Amortisation

                                         See "SUMMARY OF THE ISSUING ENTITY NOTES -- SCHEDULED REDEMPTION
                                         NOTES" and "THE MASTER INTERCOMPANY LOAN AGREEMENT" for a
                                         description of the timing of principal payments on the notes and cash accumulation periods relating to bullet term advances and scheduled amortisation instalments.

Outstanding balance at last payment      $1,500,000,000         $35,000,000           $30,000,000
date:
Interest accrual method:                 Actual/360             Actual/360            Actual/360
Interest payment dates:                  For the series 1 class A previous notes, on the 15th day of each calendar month in each year up to and including the final
                                         maturity date or, following the earlier of the occurrence of a trigger event or enforcement of the issuing entity security, quarterly in arrear on the interest payment dates falling in
                                         January, April, July and October, as applicable. For the other series 1 previous notes and for all of the series 2 previous notes, quarterly in arrear on the interest payment dates falling in January, April, July and October of each year.
First interest payment date:             15 January 2007        15 January 2007       15 January 2007
Final maturity date:                     July 2021              July 2040             July 2040
Listing:                                 London Stock           London Stock          London Stock
                                         Exchange's Gilt        Exchange's Gilt       Exchange's Gilt
                                         Edged and Fixed        Edged and Fixed       Edged and Fixed
                                         Interest Market        Interest Market       Interest Market
Ratings as at the date of issue          AAA/Aaa/AAA            AA/Aa3/AA             A/A2/A
(S&P/Moody's/Fitch):
Current ratings (where relevant)         AAA/Aaa/AAA            AA/Aa3/AA             A/A2/A
(S&P/Moody's/Fitch):


CLASS OF PREVIOUS NOTES ISSUED BY HOLMES MASTER ISSUER PLC ISSUE 2006-1 NOTES

                                       ---------------------------------------------------------------------------------
                                       SERIES 2 CLASS C1      SERIES 3 CLASS A1      SERIES 3 CLASS A2
                                       ---------------------  ---------------------  -----------------------------------
Principal amount:                      $40,000,000            $900,000,000           [e]670,000,000
Credit                                 Subordination of the   Subordination of the   Subordination of the
enhancement:                           class D notes and the  class B notes, the     class B notes, the
                                       reserve funds          class M notes, the     class M notes, the
                                                              class C notes, the     class C notes, the
                                                              class D notes and the  class D notes and the reserve funds reserve funds
Interest rate:                         Three-month            Three-month            Three-month EURIBOR + margin
                                       USD-LIBOR + margin     USD-LIBOR + margin
Margin:                                0.39% p.a.             0.08% p.a.             0.10% p.a.
Until interest                         October 2010           October 2010           October 2010
payment date
falling in:
And thereafter:                        0.78% p.a.             0.16% p.a.             0.20% p.a.
Scheduled                              N/A                    N/A                    N/A
redemption
date(s) and
amounts:
Designation of                         Pass-through           Pass-through           Pass-through
corresponding
term advance:
                                       See "SUMMARY OF THE ISSUING ENTITY  NOTES -- SCHEDULED REDEMPTION NOTES" and "THE
                                       MASTER INTERCOMPANY LOAN AGREEMENT" for a description of the timing of principal payments on the notes  and cash accumulation periods relating to bullet term advances and scheduled amortisation instalments.
Outstanding                            $40,000,000            $900,000,000           [e]670,000,000
balance at last
payment date:
Interest accrual                       Actual/360             Actual/360             Actual/360
method:
Interest payment                       For all  the series 2  and series  3 previous notes,  quarterly in arrear  on the
dates:                                 interest payment dates falling in January, April, July and October of each year.
First interest                         15 January 2007        15 January 2007        15 January 2007
payment date:
Final maturity                         July 2040              July 2040              July 2040
date:
Listing:                               London Stock           London Stock           London Stock
                                       Exchange's Gilt        Exchange's Gilt        Exchange's Gilt
                                       Edged and Fixed        Edged and Fixed        Edged and Fixed
                                       Interest Market        Interest Market        Interest Market
Ratings as at the                      BBB/Baa2/BBB           AAA/Aaa/AAA            AAA/Aaa/AAA
date of issue
(S&P/Moody's/Fitch):
Current ratings                        BBB/Baa2/BBB           AAA/Aaa/AAA            AAA/Aaa/AAA
(where relevant) (S&P/Moody's/Fitch):


CLASS OF PREVIOUS NOTES ISSUED BY HOLMES MASTER ISSUER PLC ISSUE 2006-1 NOTES

                                       -----------------------------------------------------------------
                                       SERIES 3 CLASS A3                    SERIES 3 CLASS B2
                                       -----------------------------------  ----------------------------
Principal amount:                      [GBP]700,000,000                     [e]37,500,000
Credit                                 Subordination of the                 Subordination of the
enhancement:                           class B notes, the                   class M notes, the
                                       class M notes, the                   class C notes, the
                                       class C notes, the                   class D notes and the
                                       class D notes and the                reserve funds
                                       reserve funds
Interest rate:                         Three-month sterling LIBOR + margin  Three-month EURIBOR + margin
Margin:                                0.10% p.a.                           0.15% p.a.
Until interest                         October 2010                         October 2010
payment date
falling in:
And thereafter:                        0.20% p.a.                           0.30% p.a.
Scheduled                              N/A                                  N/A
redemption
date(s) and
amounts:
Designation of                         Pass-through                         Pass-through
corresponding
term advance:
                                       See "SUMMARY OF THE  ISSUING ENTITY NOTES -- SCHEDULED REDEMPTION
                                       NOTES" and "THE MASTER INTERCOMPANY LOAN AGREEMENT" for a
                                       description of the timing of principal payments on the notes and cash accumulation periods relating to bullet term advances and scheduled amortisation instalments.
Outstanding                            [GBP]700,000,000                     [e]37,500,000
balance at last
payment date:
Interest accrual                       Actual/365                           Actual/360
method:
Interest payment                       For all the series 2 and series 3 previous notes, quarterly in
dates:                                 arrear on the interest payment dates falling in January, April,
                                       July and October of each year.
First interest                         15 January 2007                      15 January 2007
payment date:
Final maturity                         July 2040                            July 2040
date:
Listing:                               London Stock                         London Stock
                                       Exchange's Gilt                      Exchange's Gilt
                                       Edged and Fixed                      Edged and Fixed
                                       Interest Market                      Interest Market
Ratings as at the                      AAA/Aaa/AAA                          AA/Aa3/AA
date of issue
(S&P/Moody's/Fitch):
Current ratings                        AAA/Aaa/AAA                          AA/Aa3/AA
(where relevant) (S&P/Moody's/Fitch):



CLASS OF PREVIOUS NOTES ISSUED BY HOLMES MASTER ISSUER PLC ISSUE 2006-1 NOTES

                                       -----------------------------------------------------------------
                                       SERIES 3 CLASS B3                    SERIES 3 CLASS M2
                                       -----------------------------------  ----------------------------
Principal amount:                      [GBP]20,000,000                      [e]35,500,000
Credit                                 Subordination of the                 Subordination of -the
enhancement:                           class M notes, the                   class C notes, the
                                       class C notes, the                   class D notes and the
                                       class D notes and the                reserve funds
                                       reserve funds
Interest rate:                         Three-month sterling LIBOR + margin  Three-month EURIBOR + margin
Margin:                                0.15% p.a.                           0.22% p.a.
Until interest                         October 2010                         October 2010
payment date
falling in:
And thereafter:                        0.30% p.a.                           0.44% p.a.
Scheduled                              N/A                                  N/A
redemption
date(s) and
amounts:
Designation of                         Pass-through                         Pass-through
corresponding
term advance:
                                       See "SUMMARY OF THE ISSUING ENTITY NOTES -- SCHEDULED REDEMPTION
                                       NOTES" and "THE MASTER INTERCOMPANY LOAN AGREEMENT" for a description of the timing of principal payments on the notes and cash accumulation periods relating to bullet term advances and scheduled amortisation instalments.
Outstanding                            [GBP]20,000,000                      [e]35,500,000
balance at last
payment date:
Interest accrual                       Actual/365                           Actual/360
method:
Interest payment                       For all the series 2 and series 3 previous notes, quarterly in
dates:                                 arrear on the interest payment dates falling in January, April,
                                       July and October of each year.
First interest                         15 January 2007                      15 January 2007
payment date:
Final maturity                         July 2040                            July 2040
date:
Listing:                               London Stock                         London Stock
                                       Exchange's Gilt                      Exchange's Gilt
                                       Edged and Fixed                      Edged and Fixed
                                       Interest Market                      Interest Market
Ratings as at the                      AA/Aa3/AA                            A/A2/A
date of issue
(S&P/Moody's/Fitch):
Current ratings                        AA/Aa3/AA                            A/A2/A
(where relevant) (S&P/Moody's/Fitch):


CLASS OF PREVIOUS NOTES ISSUED BY HOLMES MASTER ISSUER PLC ISSUE 2006-1 NOTES

                                 -------------------------------------------------------------------------
                                 SERIES 3 CLASS M3                      SERIES 3 CLASS C2
                                 -------------------------------------  ----------------------------------
Principal amount:                [GBP]12,000,000                        [e]61,500,000
Credit enhancement:              Subordination of the class C notes,    Subordination of the class D notes
                                 the class D notes and the reserve      and the reserve funds
                                 funds
Interest rate:                   Three-month sterling LIBOR +           Three-month EURIBOR + margin
                                 margin
Margin:                          0.22% p.a.                             0.42% p.a.
Until interest payment date      October 2010                           October 2010
falling in:
And thereafter:                  0.44% p.a.                             0.84% p.a.
Scheduled redemption date(s)     N/A                                    N/A
and amounts:
Designation of corresponding     Pass-through                           Pass-through
term advance:
                                 See "SUMMARY OF THE ISSUING ENTITY NOTES -- SCHEDULED REDEMPTION NOTES"
                                 and "THE MASTER INTERCOMPANY LOAN AGREEMENT" for a description of the timing of principal payments on the notes and cash accumulation periods relating to bullet term advances and scheduled amortisation instalments.
Outstanding balance at last      [GBP]12,000,000                        [e]61,500,000
payment date:
Interest accrual method:         Actual/365                             Actual/360
Interest payment dates:          For all the series 3 previous notes,
                                 quarterly in arrear on the interest
                                 payment dates falling in January,
                                 April, July and October of each year.
First interest payment date:     15 January 2007                        15 January 2007
Final maturity date:             July 2040                              July 2040
Listing:                         London Stock Exchange's Gilt           London Stock Exchange's Gilt
                                 Edged and Fixed Interest Market        Edged and Fixed Interest Market
Ratings as at the date of issue  A/A2/A                                 BBB/Baa2/BBB
(S&P/Moody's/Fitch):
Current ratings                  A/A2/A                                 BBB/Baa2/BBB
(where relevant)
(S&P/Moody's/Fitch):


CLASS OF PREVIOUS NOTES ISSUED BY HOLMES MASTER ISSUER PLC ISSUE 2006-1 NOTES

                                 ----------------------------------
                                 SERIES 3 CLASS C3
                                 ----------------------------------
Principal amount:                [GBP]12,500,000
Credit enhancement:              Subordination of the class D notes
                                 and the reserve funds
Interest rate:                   Three-month sterling LIBOR +
                                 margin
Margin:                          0.42% p.a.
Until interest payment date      October 2010
falling in:
And thereafter:                  0.84% p.a.
Scheduled redemption date(s)     N/A
and amounts:
Designation of corresponding     Pass-through
term advance:
                                 See "SUMMARY OF THE ISSUING ENTITY
                                 NOTES -- SCHEDULED REDEMPTION NOTES"
                                 and "THE MASTER INTERCOMPANY LOAN
                                 AGREEMENT" for a description of the
                                 timing of principal payments on the
                                 notes and cash accumulation periods
                                 relating to bullet term advances and
                                 scheduled amortisation instalments.
Outstanding balance at last      [GBP]12,500,000
payment date:
Interest accrual method:         Actual/365
Interest payment dates:
First interest payment date:     15 January 2007
Final maturity date:             July 2040
Listing:                         London Stock Exchange's Gilt
                                 Edged and Fixed Interest Market
Ratings as at the date of issue  BBB/Baa2/BBB
(S&P/Moody's/Fitch):
Current ratings                  BBB/Baa2/BBB
(where relevant)
(S&P/Moody's/Fitch):


CLASS OF PREVIOUS NOTES ISSUED BY HOLMES MASTER ISSUER PLC ISSUE 2007-1 NOTES
                                         --------------------------------------------------------------------------------------
                                         SERIES 1 CLASS A1     SERIES 1 CLASS A3     SERIES 1 CLASS B1     SERIES 1 CLASS B2
                                         --------------------  --------------------  --------------------  --------------------
Principal amount:                        $1,500,000,000        [GBP]600,000,000      $57,200,000           [e]21,400,000
Credit enhancement:                      Subordination of the  Subordination of the  Subordination of the  Subordination of the
                                         class B notes, the    class B notes, the    class M notes, the    class M notes, the
                                         class M notes, the    class M notes, the    class C notes, the    class C notes, the
                                         class C notes, the    class C notes, the    class D notes and     class D notes and
                                         class D notes and     class D notes and     the reserve funds     the reserve funds
                                         the reserve funds     the reserve funds
Interest rate:                           One-month             Three-month           Three-month           Three-month
                                         USD-LIBOR +           Sterling LIBOR +      USD-LIBOR +           EURIBOR + margin
                                         margin                margin                margin
Margin:                                  Minus 0.02% p.a.      0.03% p.a.            0.09% p.a.            0.09% p.a.
                                         prior to the first
                                         transfer date
Until interest payment date falling in:  N/A                   January 2011          January 2011          January 2011
And thereafter:                          N/A                   0.06% p.a.            0.18% p.a.            0.18% p.a.
Scheduled redemption date(s) and         N/A                   N/A                   N/A                   N/A
amounts:
Designation of corresponding term        Bullet                Bullet                Pass-through          Pass-through
advance:
                                         See "SUMMARY OF THE ISSUING ENTITY NOTES -- SCHEDULED REDEMPTION NOTES" and "THE
                                         MASTER INTERCOMPANY LOAN AGREEMENT" for a description of the timing of principal payments on the notes and cash accumulation periods relating to bullet term advances and scheduled amortisation instalments.
Outstanding balance at last payment      $1,500,000,000        [GBP]600,000,000      $57,200,000           [e]21,400,000
date:
Interest accrual method:                 Actual/360            Actual/365            Actual/360            Actual/360
Interest payment dates:                  For the series  1 class A1 previous notes,  on the 15th day of  each calendar month in each year up to and including the final maturity date or, following the earlier of the occurrence of a trigger event or enforcement of the issuing entity security, quarterly in arrear on the interest payment dates falling in January, April, July and October, as applicable. For the other series 1 previous notes, quarterly in arrear on the interest payment dates falling in January, April, July and October of each year.
First interest payment date:             15 April 2007         15 April 2007         15 July 2007          15 July 2007
Final maturity date:                     March 2008            July 2020             July 2040             July 2040
Listing:                                 London Stock          London Stock          London Stock          London Stock
                                         Exchange's Gilt       Exchange's Gilt       Exchange's Gilt       Exchange's Gilt
                                         Edged and Fixed       Edged and Fixed       Edged and Fixed       Edged and Fixed
                                         Interest Market       Interest Market       Interest Market       Interest Market
Ratings as at the date of issue          A-1+/P1/F1+           AAA/Aaa/AAA           AA/Aa3/AA             AA/Aa3/AA
(S&P/Moody's/Fitch):
Current ratings (where relevant)         A-1+/P1/F1+           AAA/Aaa/AAA           AA/Aa3/AA             AA/Aa3/AA
(S&P/Moody's/Fitch):

CLASS OF PREVIOUS NOTES ISSUED BY HOLMES MASTER ISSUER PLC ISSUE 2007-1 NOTES
                                         ------------------------------------------
                                         SERIES 1 CLASS C1     SERIES 1 CLASS C2
                                         --------------------  --------------------
Principal amount:                        $30,300,000           [e]22,700,000
Credit enhancement:                      Subordination of the  Subordination of the
                                         class D notes and     class D notes and
                                         the reserve funds     the reserve funds
Interest rate:                           Three-month           Three-month
                                         USD-LIBOR +           EURIBOR + margin
                                         margin
Margin:                                  0.28% p.a.            0.28% p.a.
Until interest payment date falling in:  January 2011          January 2011
And thereafter:                          0.56% p.a.            0.56% p.a.
Scheduled redemption date(s) and         N/A                   N/A
amounts:
Designation of corresponding term        Pass-through          Pass-through
advance:
                                         See "SUMMARY OF THE ISSUING ENTITY NOTES
                                         -- SCHEDULED REDEMPTION NOTES" and "THE
                                         MASTER INTERCOMPANY LOAN AGREEMENT" for a
                                         description of the timing of principal
                                         payments on the notes and cash
                                         accumulation periods relating to bullet
                                         term advances and scheduled amortisation
                                         instalments.
Outstanding balance at last payment      $30,300,000           [e]22,700,000
date:
Interest accrual method:                 Actual/360            Actual/360
Interest payment dates:                  For the series 1  class A1 previous notes,
                                         on the 15th day of each calendar month in
                                         each year up to and including the final
                                         maturity date or, following the earlier of
                                         the occurrence of a trigger event or
                                         enforcement of the issuing entity
                                         security, quarterly in arrear on the
                                         interest payment dates falling in January,
                                         April, July and October, as applicable.
                                         For the other series 1 previous notes,
                                         quarterly in arrear on the interest
                                         payment dates falling in January, April,
                                         July and October of each year.
First interest payment date:             15 July 2007          15 July 2007
Final maturity date:                     July 2040             July 2040
Listing:                                 London Stock          London Stock
                                         Exchange's Gilt       Exchange's Gilt
                                         Edged and Fixed       Edged and Fixed
                                         Interest Market       Interest Market
Ratings as at the date of issue          BBB/Baa2/BBB          BBB/Baa2/BBB
(S&P/Moody's/Fitch):
Current ratings (where relevant)         BBB/Baa2/BBB          BBB/Baa2/BBB
(S&P/Moody's/Fitch):


CLASS OF PREVIOUS NOTES ISSUED BY HOLMES MASTER ISSUER PLC ISSUE 2007-1 NOTES
                              -------------------------------------------------------------------------------------------------
                              SERIES 1 CLASS C3  SERIES 2 CLASS A    SERIES 2 CLASS B2   SERIES 2 CLASS M2   SERIES 2 CLASS M3
                              -----------------  ------------------  ------------------  ------------------  ------------------
Principal amount:             [GBP]15,550,000    $1,500,000,000      [e]26,300,000       [e]10,600,000       [GBP]10,800,000
Credit                        Subordination of   Subordination of    Subordination of    Subordination of    Subordination of
enhancement:                  the class D notes  the class B notes,  the class M notes,  the class C notes,  the class C notes,
                              and the reserve    the class M notes,  the class C notes,  the class D notes   the class D notes
                              funds              the class C notes,  the class D notes   and the reserve     and the reserve
                                                 the class D notes   and the reserve     funds               funds
                                                 and the reserve     funds
                                                 funds
Interest rate:                Three-month        Three-month         Three-month         Three-month         Three-month
                              Sterling LIBOR +   USD-LIBOR +         EURIBOR +           EURIBOR +           Sterling LIBOR +
                              margin             margin              margin              margin              margin
Margin:                       0.28% p.a.         0.05% p.a.          0.14% p.a.          0.22% p.a.          0.22% p.a.
Until interest                January 2011       January 2011        January 2011        January 2011        January 2011
payment date
falling in:
And thereafter:               0.56% p.a.         0.10% p.a.          0.28% p.a.          0.44% p.a.          0.44% p.a.
Scheduled                     N/A                January 2010 and    N/A                 N/A                 N/A
redemption date(s)                               April 2010
and amounts:
Designation of corresponding  Pass-through       Scheduled           Pass-through        Pass-through        Pass-through
term advance:                                    Amortisation
                              See "SUMMARY OF THE ISSUING ENTITY NOTES -- SCHEDULED REDEMPTION NOTES" and "THE MASTER
                              INTERCOMPANY LOAN AGREEMENT" for a description of the timing of principal payments on the notes and cash accumulation periods relating to bullet term advances and scheduled amortisation instalments.
Outstanding                   [GBP]15,550,000    $1,500,000,000      [e]26,300,000       [e]10,600,000       [GBP]10,800,000
balance at last
payment date:
Interest accrual              Actual/365         Actual/360          Actual/360          Actual/360          Actual/365
method:
Interest payment              For the series 1 class C3 previous notes and all the series 2 previous notes, quarterly in arrear
dates:                        on the interest payment dates falling in January, April, July and October of each year.
First interest                15 July 2007       15 July 2007        15 July 2007        15 July 2007        15 July 2007
payment date:
Final maturity date:          July 2040          July 2021           July 2040           July 2040           July 2040
Listing:                      London Stock       London Stock        London Stock        London Stock        London Stock
                              Exchange's Gilt    Exchange's Gilt     Exchange's Gilt     Exchange's Gilt     Exchange's Gilt
                              Edged and Fixed    Edged and Fixed     Edged and Fixed     Edged and Fixed     Edged and Fixed
                              Interest Market    Interest Market     Interest Market     Interest Market     Interest Market
Ratings as at the             BBB/Baa2/BBB       AAA/Aaa/AAA         AA/Aa3/AA           A/A2/A              A/A2/A
date of issue
(S&P/Moody's/Fitch):
Current ratings               BBB/Baa2/BBB       AAA/Aaa/AAA         AA/Aa3/AA           A/A2/A              A/A2/A
(where relevant)
(S&P/Moody's/Fitch):


CLASS OF PREVIOUS NOTES ISSUED BY HOLMES MASTER ISSUER PLC ISSUE 2007-1 NOTES
                              -------------------------------------------------------
                              SERIES 2 CLASS C1  SERIES 2 CLASS C2  SERIES 2 CLASS C3
                              -----------------  -----------------  -----------------
Principal amount:             $9,800,000         [e]21,900,000      [GBP]5,000,000
Credit                        Subordination of   Subordination of   Subordination of
enhancement:                  the class D notes  the class D notes  the class D notes
                              and the reserve    and the reserve    and the reserve
                              funds              funds              funds
Interest rate:                Three-month        Three-month        Three-month
                              USD-LIBOR +        EURIBOR +          Sterling LIBOR +
                              margin             margin             margin
Margin:                       0.42% p.a.         0.42% p.a.         0.42% p.a.
Until interest                January 2011       January 2011       January 2011
payment date
falling in:
And thereafter:               0.84% p.a.         0.84% p.a.         0.84% p.a.
Scheduled                     N/A                N/A                N/A
redemption date(s)
and amounts:
Designation of corresponding  Pass-through       Pass-through       Pass-through
term advance:
                              See "SUMMARY OF THE ISSUING ENTITY NOTES -- SCHEDULED
                              REDEMPTION NOTES" and "THE MASTER INTERCOMPANY LOAN
                              AGREEMENT" for a description of the timing of
                              principal payments on the notes and cash accumulation
                              periods relating to bullet term advances and scheduled
                              amortisation instalments.
Outstanding                   $9,800,000         [e]21,900,000      [GBP]5,000,000
balance at last
payment date:
Interest accrual              Actual/360         Actual/360         Actual/365
method:
Interest payment              For the series 1 class C3 previous notes and all the
dates:                        series 2 previous notes, quarterly in arrear on the
                              interest payment dates falling in January, April, July
                              and October of each year.
First interest                15 July 2007       15 July 2007       15 July 2007
payment date:
Final maturity date:          July 2040          July 2040          July 2040
Listing:                      London Stock       London Stock       London Stock
                              Exchange's Gilt    Exchange's Gilt    Exchange's Gilt
                              Edged and Fixed    Edged and Fixed    Edged and Fixed
                              Interest Market    Interest Market    Interest Market
Ratings as at the             BBB/Baa2/BBB       BBB/Baa2/BBB       BBB/Baa2/BBB
date of issue
(S&P/Moody's/Fitch):
Current ratings               BBB/Baa2/BBB       BBB/Baa2/BBB       BBB/Baa2/BBB
(where relevant)
(S&P/Moody's/Fitch):



CLASS OF PREVIOUS NOTES ISSUED BY HOLMES MASTER ISSUER PLC ISSUE 2007-1 NOTES
                                    ------------------------------------------------------------------------------------------
                                    SERIES 3 CLASS A1      SERIES 3 CLASS A2      SERIES 3 CLASS A3      SERIES 3 CLASS B2
                                    ---------------------  ---------------------  ---------------------  ---------------------
Principal amount:                   $1,600,000,000         [e]1,500,000,000       [GBP]800,000,000       [e]46,700,000
Credit                              Subordination of the   Subordination of the   Subordination of the   Subordination of the
enhancement:                        class B notes, the     class B notes, the     class B notes, the     class M notes, the
                                    class M notes, the     class M notes, the     class M notes, the     class C notes, the
                                    class C notes, the     class C notes, the     class C notes, the     class D notes and the
                                    class D notes and the  class D notes and the  class D notes and the  reserve funds
                                    reserve funds          reserve funds          reserve funds
Interest rate:                      Three-month            Three-month            Three-month sterling   Three-month
                                    USD-LIBOR + margin     EURIBOR margin         LIBOR + margin         EURIBOR + margin
Margin:                             0.08% p.a.             0.10% p.a.             0.10% p.a.             0.14% p.a.
Until interest                      April 2011             April 2011             April 2011             January 2011
payment date
falling in:
And thereafter:                     0.16%                  0.20%                  0.20%                  0.28%
Scheduled                           N/A                    N/A                    N/A                    N/A
redemption date(s) and
amounts:
Designation of                      Pass-through           Pass-through           Pass-through           Pass-through
corresponding
term advance:
                                    See "SUMMARY OF THE ISSUING ENTITY NOTES -- SCHEDULED REDEMPTION NOTES" and "THE MASTER
                                    INTERCOMPANY LOAN AGREEMENT" for a description of the timing of principal payments on the notes and cash accumulation periods relating to bullet term advances and scheduled amortisation instalments.
Outstanding balance at last         $1,600,000,000         [e]1,500,000,000       [GBP]800,000,000       [e]46,700,000
payment date:
Interest accrual                    Actual/360             Actual/360             Actual/365             Actual/360
method:
Interest payment                    For all the series 3 previous notes, quarterly in arrear on the interest payment dates
dates:                              falling in January, April, July and October of each year.
First interest                      15 July 2007           15 July 2007           15 July 2007           15 July 2007
payment date:
Final maturity                      July 2040              July 2040              July 2040              July 2040
date:
Listing:                            London Stock           London Stock           London Stock           London Stock
                                    Exchange's Gilt        Exchange's Gilt        Exchange's Gilt        Exchange's Gilt
                                    Edged and Fixed        Edged and Fixed        Edged and Fixed        Edged and Fixed
                                    Interest Market        Interest Market        Interest Market        Interest Market
Ratings as at the                   AAA/Aaa/AAA            AAA/Aaa/AAA            AAA/Aaa/AAA            AA/Aa3/AA
date of issue (S&P/Moody's/Fitch):
Current ratings                     AAA/Aaa/AAA            AAA/Aaa/AAA            AAA/Aaa/AAA            AA/Aa3/AA
(where relevant)
(S&P/Moody's/Fitch):

CLASS OF PREVIOUS NOTES ISSUED BY HOLMES MASTER ISSUER PLC ISSUE 2007-1 NOTES
                                    -------------------------------------------------------------------
                                    SERIES 3 CLASS B3      SERIES 3 CLASS M2      SERIES 3 CLASS M3
                                    ---------------------  ---------------------  ---------------------
Principal amount:                   [GBP]48,000,000        [e]28,000,000          [GBP]28,800,000
Credit                              Subordination of the   Subordination of the   Subordination of the
enhancement:                        class M notes, the     class C notes, the     class C notes, the
                                    class C notes, the     class D notes and the  class D notes and the
                                    class D notes and the  reserve funds          reserve funds
                                    reserve funds
Interest rate:                      Three-month sterling   Three-month            Three-month sterling
                                    LIBOR + margin         EURIBOR + margin       LIBOR + margin
Margin:                             0.14% p.a.             0.22% p.a.             0.22% p.a.
Until interest                      January 2011           January 2011           January 2011
payment date
falling in:
And thereafter:                     0.28%                  0.44%                  0.44%
Scheduled                           N/A                    N/A                    N/A
redemption date(s) and
amounts:
Designation of                      Pass-through           Pass-through           Pass-through
corresponding
term advance:
                                    See "SUMMARY OF THE ISSUING ENTITY NOTES -- SCHEDULED REDEMPTION
                                    NOTES" and "THE MASTER INTERCOMPANY LOAN AGREEMENT" for a description of the timing of principal payments on the notes and cash
                                    accumulation periods relating to bullet term advances and scheduled amortisation instalments.
Outstanding balance at last         [GBP]48,000,000        [e]28,000,000          [GBP]28,800,000
payment date:
Interest accrual                    Actual/365             Actual/360             Actual/365
method:
Interest payment                    For all the series 3 previous notes, quarterly in arrear on the
dates:                              interest payment dates falling in January, April, July and October of each year.
First interest                      15 July 2007           15 July 2007           15 July 2007
payment date:
Final maturity                      July 2040              July 2040              July 2040
date:
Listing:                            London Stock           London Stock           London Stock
                                    Exchange's Gilt        Exchange's Gilt        Exchange's Gilt
                                    Edged and Fixed        Edged and Fixed        Edged and Fixed
                                    Interest Market        Interest Market        Interest Market
Ratings as at the                   AA/Aa3/AA              A/A2/A                 A/A2/A
date of issue (S&P/Moody's/Fitch):
Current ratings                     AA/Aa3/AA              A/A2/A                 A/A2/A
(where relevant)
(S&P/Moody's/Fitch):



CLASS OF PREVIOUS NOTES ISSUED BY HOLMES MASTER ISSUER PLC ISSUE 2007-1 NOTES
                                 ----------------------------------------------------------------------
                                 SERIES 3 CLASS C2                   SERIES 3 CLASS C3
                                 ----------------------------------  ----------------------------------
Principal amount:                [e]86,900,000                       [GBP]25,500,000
Credit enhancement:              Subordination of the class D notes  Subordination of the class D notes
                                 and the reserve funds               and the reserve funds
Interest rate:                   Three-month EURIBOR + margin        Three-month Sterling LIBOR +
                                                                     margin
Margin:                          0.42% p.a.                          0.42% p.a.
Until interest payment date      January 2011                        January 2011
falling in:
And thereafter:                  0.84% p.a.                          0.84% p.a.
Scheduled redemption date(s)     N/A                                 N/A
and amounts:
Designation of corresponding     Pass-through                        Pass-through
term advance:
                                 See "SUMMARY OF THE ISSUING ENTITY NOTES -- SCHEDULED REDEMPTION NOTES"
                                 and "THE MASTER INTERCOMPANY LOAN AGREEMENT" for a description of the timing of principal payments on the notes and cash accumulation periods relating to bullet term advances and scheduled amortisation instalments.
Outstanding balance at last      [e]86,900,000                       [GBP]25,500,000
payment date:
Interest accrual method:         Actual/360                          Actual/365
Interest payment dates:          For all the series 3 and  series 4 previous notes, quarterly in arrear on the interest payment dates falling in January, April, July and
                                 October of each year.
First interest payment date:     15 July 2007                        15 July 2007
Final maturity date:             July 2040                           July 2040
Listing:                         London Stock Exchange's Gilt        London Stock Exchange's Gilt
                                 Edged and Fixed Interest Market     Edged and Fixed Interest Market
Ratings as at the date of issue  BBB/Baa2/BBB                        BBB/Baa2/BBB
(S&P/Moody's/Fitch):
Current ratings (where           BBB/Baa2/BBB                        BBB/Baa2/BBB
relevant) (S&P/Moody's/Fitch):

CLASS OF PREVIOUS NOTES ISSUED BY HOLMES MASTER ISSUER PLC ISSUE 2007-1 NOTES
                                 -------------------------------------
                                 SERIES 4 CLASS A
                                 -------------------------------------
Principal amount:                $1,000,000,000
Credit enhancement:              Subordination of the class B notes,
                                 the class M notes, the class C notes,
                                 the class D notes and the reserve
                                 funds
Interest rate:                   Three-month USD-LIBOR + margin
Margin:                          0.10% p.a.
Until interest payment date      October 2012
falling in:
And thereafter:                  0.20% p.a.
Scheduled redemption date(s)     October 2012
and amounts:
Designation of corresponding     Bullet
term advance:
                                 See "SUMMARY OF THE ISSUING ENTITY NOTES
                                 -- SCHEDULED REDEMPTION NOTES" and "THE
                                 MASTER INTERCOMPANY LOAN AGREEMENT" for a
                                 description of the timing of principal
                                 payments on the notes and cash
                                 accumulation periods relating to bullet
                                 term advances and scheduled amortisation
                                 instalments.
Outstanding balance at last      $1,000,000,000
payment date:
Interest accrual method:         Actual/360
Interest payment dates:          For all the series 3 and series 4 previous
                                 notes, quarterly in arrear on the interest
                                 payment dates falling in January, April,
                                 July and October of each year.
First interest payment date:     15 July 2007
Final maturity date:             July 2030
Listing:                         London Stock Exchange's Gilt
                                 Edged and Fixed Interest Market
Ratings as at the date of issue  AAA/Aaa/AAA
(S&P/Moody's/Fitch):
Current ratings (where           AAA/Aaa/AAA
relevant) (S&P/Moody's/Fitch):


CLASS OF PREVIOUS NOTES ISSUED BY HOLMES MASTER ISSUER PLC ISSUE 2007-2 NOTES
                        -------------------------------------------------------------------------------------------
                        SERIES 1 CLASS A1              SERIES 1 CLASS A2              SERIES 1 CLASS B
                        -----------------------------  -----------------------------  -----------------------------
Principal amount:       $1,225,000,000                 [e]1,200,000,000               $82,000,000
Credit enhancement:     Subordination of the class B   Subordination of the class B   Subordination of the class M
                        notes, the class M notes, the  notes, the class M notes, the  notes, the class C notes, the
                        class C notes, the class D     class C notes, the class D     class D notes and the
                        notes and the reserve funds    notes and the reserve funds    reserve funds
Interest rate:          One-month USD-LIBOR +          Three-month EURIBOR +          Three-month USD-LIBOR +
                        margin                         margin                         margin
Margin:                 +0.03%                         +0.04% p.a.                    +0.07% p.a.
Until interest payment  October 2011                   October 2011                   October 2011
date falling in:
And thereafter:         +0.06%                         +0.08% p.a.                    +0.14%p.a.
Scheduled redemption    Interest payment date falling  Interest payment date falling  N/A
date(s) and amounts:    in April 2008 and July 2008    in April 2008 and July 2008
Designation of          Scheduled Amortisation         Scheduled Amortisation         Pass-through
corresponding term
advance:
                        See "SUMMARY OF THE ISSUING ENTITY NOTES -- SCHEDULED REDEMPTION NOTES" and "THE MASTER
                        INTERCOMPANY LOAN AGREEMENT" for a description of the timing of principal payments on the notes and cash accumulation periods relating to bullet term advances and scheduled amortisation instalments.
Outstanding balance at  $1,225,000,000                 [e]1,200,000,000               $82,000,000
last payment date:
Interest accrual        Actual/360                     Actual/360                     Actual/360
method:
Interest payment        For the series 1 class A1 previous notes, on the 15th day of each calendar month in each
dates:                  year up to and including the final maturity date or, following the earlier of the occurrence of a trigger event or enforcement of the issuing entity security, quarterly in arrear on the interest payment dates falling in January, April, July and October, as applicable. For the other series 1 previous notes, quarterly in arrear on the interest payment dates falling in January, April, July and October of each year.
First interest payment  15 July 2007                   15 October 2007                15 October 2007
date:
Final maturity date:    July 2021                      July 2021                      July 2040
Listing:                London Stock Exchange's        London Stock Exchange's        London Stock Exchange's
                        Gilt Edged and Fixed Interest  Gilt Edged and Fixed Interest  Gilt Edged and Fixed Interest
                        Market                         Market                         Market
Ratings as at the       AAA/Aaa/AAA                    AAA/Aaa/AAA                    AA/Aa3/AA
date of issue
(S&P/Moody's/Fitch):
Current ratings         AAA/Aaa/AAA                    AAA/Aaa/AAA                    AA/Aa3/AA
(where relevant)
(S&P/Moody's/Fitch):

CLASS OF PREVIOUS NOTES ISSUED BY HOLMES MASTER ISSUER PLC ISSUE 2007-2 NOTES
                        -----------------------------
                        SERIES 2 CLASS C
                        -----------------------------
Principal amount:       $128,400,000
Credit enhancement:     Subordination of the class D
                        notes and the reserve funds
Interest rate:          Three-month USD-LIBOR +
                        margin
Margin:                 +0.41% p.a.
Until interest payment  October 2011
date falling in:
And thereafter:         +0.46% p.a.
Scheduled redemption    N/A
date(s) and amounts:
Designation of          Pass-through
corresponding term
advance:
                        See "SUMMARY OF THE ISSUING
                        ENTITY NOTES -- SCHEDULED
                        REDEMPTION NOTES" and "THE
                        MASTER INTERCOMPANY LOAN
                        AGREEMENT" for a description
                        of the timing of principal
                        payments on the notes and cash
                        accumulation periods relating
                        to bullet term advances and
                        scheduled amortisation
                        instalments.
Outstanding balance at  $128,400,000
last payment date:
Interest accrual        Actual/360
method:
Interest payment        For the series 1 class A1
dates:                  previous notes, on the 15th
                        day of each calendar month in
                        each year up to and including
                        the final maturity date or,
                        following the earlier of the
                        occurrence of a trigger event
                        or enforcement of the issuing
                        entity security, quarterly in
                        arrear on the interest payment
                        dates falling in January,
                        April, July and October, as
                        applicable. For the other
                        series 1 previous notes,
                        quarterly in arrear on the
                        interest payment dates falling
                        in January, April, July and
                        October of each year.
First interest payment  15 October 2007
date:
Final maturity date:    July 2040
Listing:                London Stock Exchange's
                        Gilt Edged and Fixed Interest
                        Market
Ratings as at the       BBB/Baa2/BBB
date of issue
(S&P/Moody's/Fitch):
Current ratings         BBB/Baa2/BBB
(where relevant)
(S&P/Moody's/Fitch):


CLASS OF PREVIOUS NOTES ISSUED BY HOLMES MASTER ISSUER PLC ISSUE 2007-2 NOTES
                      --------------------------------------------------------------------------------------------------
                      SERIES 2 CLASS A    SERIES 2 CLASS A1   SERIES 2 CLASS B1   SERIES 2 CLASS B2   SERIES 2 CLASS B3
                      ------------------  ------------------  ------------------  ------------------  ------------------
Principal amount:     CAN$600,000,000     $2,750,000,000      $25,000,000         [e]95,000,000       [GBP]50,000,000
Credit                Subordination of    Subordination of    Subordination of    Subordination of    Subordination of
enhancement:          the class B notes,  the class B notes,  the class M notes,  the class M notes,  the class M notes, the class M notes,  the class M notes,  the class C notes,  the class C notes,  the class C notes,
                      the class C notes,  the class C notes,  the class D notes   the class D notes   the class D notes
                      the class D notes   the class D notes   and the reserve     and the reserve     and the reserve
                      and the reserve     and the reserve     funds               funds               funds
                      funds               funds
Interest rate:        One month CDOR      Three-month         Three-month USD     Three-month         Three-month
                      + margin            USD-LIBOR +         LIBOR + margin      EURIBOR +           Sterling LIBOR +
                                          margin                                  margin              margin
Margin:               +0.08% p.a.         +0.05% p.a.         +0.12% p.a.         +0.13% p.a.         +0.14% p.a.
Until interest        October 2011        October 2011        October 2011        October 2011        October 2011
payment date
falling in:
And thereafter:       +0.16% p.a.         +0.10% p.a.         +0.24% p.a.         +0.26% p.a.         +0.28% p.a.
Scheduled             N/A                 N/A                 N/A                 N/A                 N/A
redemption date(s)
and amounts:
Designation of        Bullet              Bullet              Pass-through        Pass-through        Pass-through
corresponding
term advance:
                      See "SUMMARY OF THE ISSUING ENTITY NOTES -- SCHEDULED REDEMPTION NOTES" and "THE MASTER
                      INTERCOMPANY LOAN AGREEMENT" for a description of the timing of principal payments on the notes and cash accumulation periods relating to bullet term advances and scheduled amortisation instalments.
Outstanding           CAN$600,000,000     $2,750,000,000      $25,000,000         [e]95,000,000       [GBP]50,000,000
balance at last
payment date:
Interest accrual      Actual/365          Actual/360          Actual/360          Actual/360          Actual/365
method:
Interest payment      For the series 2 class A previous notes, on the 15th day of each calendar month in each year up to
dates:                and including the final maturity date or, following the earlier of the occurrence of a trigger event or enforcement of issuing entity security, quarterly in arrear on the interest payment dates falling in January, April, July and October, as applicable. For the other series 1 previous notes, quarterly in arrear on the interest payment dates falling in January, April, July and October of each year.
First interest        15 July 2007        15 October 2007     15 October 2007     15 October 2007     15 October 2007
payment date:
Final maturity date:  July 2020           July 2020           July 2040           July 2040           July 2040
Listing:              London Stock        London Stock        London Stock        London Stock        London Stock
                      Exchange's Gilt     Exchange's Gilt     Exchange's Gilt     Exchange's Gilt     Exchange's Gilt
                      Edged and Fixed     Edged and Fixed     Edged and Fixed     Edged and Fixed     Edged and Fixed
                      Interest Market     Interest Market     Interest Market     Interest Market     Interest Market
Ratings as at the     AAA/Aaa/AAA         AAA/Aaa/AAA         A/AAa3/AA           A/Aa3/AA            A/Aa3/AA
date of issue
(S&P/Moody's/Fitch):
Current ratings       AAA/Aaa/AAA         AAA/Aaa/AAA         A/AAa3/AA           A/Aa3/AA            A/Aa3/AA
(where relevant)
(S&P/Moody's/Fitch):

CLASS OF PREVIOUS NOTES ISSUED BY HOLMES MASTER ISSUER PLC ISSUE 2007-2 NOTES
                      ----------------------------------------------------------
                      SERIES 2 CLASS M1   SERIES 2 CLASS M2   SERIES 2 CLASS M3
                      ------------------  ------------------  ------------------
Principal amount:     $10,000,000         [e]20,000,000       [GBP]38,000,000
Credit                Subordination of    Subordination of    Subordination of
enhancement:          the class C notes,  the class C notes,  the class C notes,
                      the class D notes   the class D notes   the class D notes
                      and the reserve     and the reserve     and the reserve
                      funds               funds               funds
Interest rate:        Three-month         Three-month         Three-month
                      USD-LIBOR +         EURIBOR +           Sterling LIBOR +
                      margin              margin              margin
Margin:               +0.22% p.a.         +0.22% p.a.         +0.24% p.a.
Until interest        October 2011        October 2011        October 2011
payment date
falling in:
And thereafter:       +0.44% p.a.         +0.44% p.a.         +0.48% p.a.
Scheduled             N/A                 N/A                 N/A
redemption date(s)
and amounts:
Designation of        Pass-through        Pass-through        Pass-through
corresponding
term advance:
                      See "SUMMARY OF THE ISSUING ENTITY NOTES -- SCHEDULED
                      REDEMPTION NOTES" and "THE MASTER INTERCOMPANY LOAN
                      AGREEMENT" for a description of the timing of principal
                      payments on the notes and cash accumulation periods
                      relating to bullet term advances and scheduled
                      amortisation instalments.
Outstanding           $10,000,000         [e]20,000,000       [GBP]38,000,000
balance at last
payment date:
Interest accrual      Actual/360          Actual/360          Actual/365
method:
Interest payment      For the series 2 class A previous notes, on the 15th day
dates:                of each calendar month in each year up to and including
                      the final maturity date or, following the earlier of the
                      occurrence of a trigger event or enforcement of issuing
                      entity security, quarterly in arrear on the interest
                      payment dates falling in January, April, July and October, as applicable. For the other series 1 previous notes,
                      quarterly in arrear on the interest payment dates falling
                      in January, April, July and October of each year.
First interest        15 October 2007     15 October 2007     15 October 2007
payment date:
Final maturity date:  July 2040           July 2040           July 2040
Listing:              London Stock        London Stock        London Stock
                      Exchange's Gilt     Exchange's Gilt     Exchange's Gilt
                      Edged and Fixed     Edged and Fixed     Edged and Fixed
                      Interest Market     Interest Market     Interest Market
Ratings as at the     A/A2/A              A/A2/A              A/A2/A
date of issue
(S&P/Moody's/Fitch):
Current ratings       A/A2/A              A/A2/A              A/A2/A
(where relevant)
(S&P/Moody's/Fitch):


CLASS OF PREVIOUS NOTES ISSUED BY HOLMES MASTER ISSUER PLC ISSUE 2007-2 NOTES
                      -------------------------------------------------------------------------------------------
                      SERIES 2 CLASS C1      SERIES 2 CLASS C2      SERIES 2 CLASS C3      SERIES 3 CLASS A1
                      ---------------------  ---------------------  ---------------------  ----------------------
Principal amount:     $34,000,000            [e]106,000,000         [GBP]45,000,000        $1,250,000,000
Credit                Subordination of the   Subordination of the   Subordination of the   Subordination of the
enhancement:          class D notes and the  class D notes and the  class D notes and the  class B notes, the
                      reserve funds          reserve funds          reserve funds          class M notes, the
                                                                                           class C notes, the
                                                                                           class D notes and the
                                                                                           reserve funds
Interest rate:        Three-month            Three-month            Three-month Sterling   Three-month USD
                      USD-LIBOR + margin     EURIBOR margin         LIBOR + margin         LIBOR + margin
Margin:               0.41% p.a.             0.41% p.a.             +0.43% p.a.            +0.08% p.a.
Until interest        October 2011           October 2011           October 2011           October 2011
payment date
falling in:
And thereafter:       +0.82%                 +0.82%                 +0.86%                 +0.08%
Scheduled             N/A                    N/A                    N/A                    Interest payment
redemption                                                                                 dates falling in April
date(s) and                                                                                2011, July 2011 and
amounts:                                                                                   October 2011
Designation of        Pass-through           Pass-through           Pass-through           Scheduled
corresponding                                                                              Amortisation
term advance:
                      See "SUMMARY OF THE ISSUING ENTITY NOTES -- SCHEDULED REDEMPTION NOTES" and "THE MASTER
                      INTERCOMPANY LOAN AGREEMENT" for a description of the timing of principal  payments on the notes and cash accumulation periods relating to bullet term advances and scheduled amortisation instalments.
Outstanding           $34,000,000            [e]106,000,000         [GBP]45,000,000        $1,250,000,000
balance at last
payment date:
Interest accrual      Actual/360             Actual/360             Actual/365             Actual/360
method:
Interest payment      For all the series 2 class C1 to class C3 and all of the series 3 and 4 notes, quarterly in
dates:                arrear on the interest payment dates falling in January, April, July and October of each year.
First interest        15 October 2007        15 October 2007        15 October 2007        15 October 2007
payment date:
Final maturity        July 2040              July 2040              July 2040              July 2021
date:
Listing:              London Stock           London Stock           London Stock           London Stock
                      Exchange's Gilt        Exchange's Gilt        Exchange's Gilt        Exchange's Gilt
                      Edged and Fixed        Edged and Fixed        Edged and Fixed        Edged and Fixed
                      Interest Market        Interest Market        Interest Market        Interest Market
Ratings as at the     BBB/Baa2/BBB           BBB/Baa2/BBB           BBB/Baa2/BBB           AAA/Aaa/AAA
date of issue
(S&P/Moody's/Fitch):
Current ratings       BBB/Baa2/BBB           BBB/Baa2/BBB           BBB/Baa2/BBB           AAA/Aaa/AAA
(where relevant)
(S&P/Moody's/Fitch):

CLASS OF PREVIOUS NOTES ISSUED BY HOLMES MASTER ISSUER PLC ISSUE 2007-2 NOTES
                      ---------------------------------------------------------------------
                      SERIES 3 CLASS A2       SERIES 3 CLASS A3       SERIES 4 CLASS A
                      ----------------------  ----------------------  ---------------------
Principal amount:     [e]1,300,000,000        [GBP]450,000,000        $750,000,000
Credit                Subordination of the    Subordination of the    Subordination of the
enhancement:          class B notes, the      class B notes, the      class B notes, the
                      class M notes, the      class M notes, the      class M notes, the
                      class C notes, the      class C notes, the      class C notes, the
                      class D notes and the   class D notes and the   class D notes and the
                      reserve funds           reserve funds           reserve funds
Interest rate:        Three-month             Three-month Sterling    Three-month USD
                      EURIBOR + margin        LIBOR + margin          LIBOR + margin
Margin:               +0.09% p.a.             +0.09% p.a.             +0.10% p.a.
Until interest        October 2011            October 2011            July 2011
payment date
falling in:
And thereafter:       +0.09%                  +0.09%                  +0.10%
Scheduled             Interest payment        Interest payment        N/A
redemption            dates falling in April  dates falling in April
date(s) and           2011 July 2011 and      2011, July 2011 and
amounts:              October 2011            October 2011
Designation of        Scheduled               Scheduled               Bullet
corresponding         Amortisation            Amortisation
term advance:
                      See  "SUMMARY OF THE ISSUING ENTITY NOTES -- SCHEDULED REDEMPTION
                      NOTES" and "THE MASTER INTERCOMPANY LOAN AGREEMENT" for a description of the timing of principal payments on the notes and cash accumulation periods relating to bullet term advances and scheduled amortisation instalments.
Outstanding           [e]1,300,000,000        [GBP]450,000,000        $750,000,000
balance at last
payment date:
Interest accrual      Actual/360              Actual/365              Actual/360
method:
Interest payment      For all the series 2 class C1 to class C3 and all of the series 3 and
dates:                4 notes, quarterly in arrear on the interest payment dates falling in
                      January, April, July and October of each year.
First interest        15 October 2007         15 October 2007         15 October 2007
payment date:
Final maturity        July 2021               July 2021               July 2040
date:
Listing:              London Stock            London Stock            London Stock
                      Exchange's Gilt         Exchange's Gilt         Exchange's Gilt
                      Edged and Fixed         Edged and Fixed         Edged and Fixed
                      Interest Market         Interest Market         Interest Market
Ratings as at the     AAA/Aaa/AAA             AAA/Aaa/AAA             AAA/Aaa/AAA
date of issue
(S&P/Moody's/Fitch):
Current ratings       AAA/Aaa/AAA             AAA/Aaa/AAA             AAA/Aaa/AAA
(where relevant)
(S&P/Moody's/Fitch):


CLASS OF PREVIOUS NOTES ISSUED BY HOLMES MASTER ISSUER PLC ISSUE 2007-3 NOTES
                                                      -------------------------------------------------------------------------
                                                      SERIES 1 CLASS A1        SERIES 1 CLASS A2        SERIES 1 CLASS A3
                                                      -----------------------  -----------------------  -----------------------
Principal amount:                                     [E]3,854,466,000         [E]3,114,720,000         [E]2,491,776,000
Credit enhancement:                                   Subordination of the     Subordination of the     Subordination of the
                                                      class B notes, the       class B notes, the       class M notes, the
                                                      class M notes, the       class M notes, the       class C notes, the
                                                      class C notes, the       class C notes, the       class D notes and the
                                                      class D notes and the    class D notes and the    reserve funds
                                                      reserve funds            reserve funds
Interest rate:                                        TWELVE-MONTH             TWELVE-MONTH             TWELVE-MONTH
                                                      EURIBOR + MARGIN         EURIBOR + MARGIN         EURIBOR + MARGIN
                                                      FOR EACH INTEREST        FOR EACH INTEREST        FOR EACH INTEREST
                                                      PERIOD UP TO AND         PERIOD UP TO AND         PERIOD UP TO AND
                                                      INCLUDING THE            INCLUDING THE            INCLUDING THE
                                                      INTEREST PERIOD THAT     INTEREST PERIOD THAT     INTEREST PERIOD THAT
                                                      ENDS ON 15 JULY          ENDS ON 15 OCTOBER       ENDS ON 15 JANUARY
                                                      2011 AND, FOR            2012 AND, FOR            2014 AND, FOR
                                                      INTEREST PERIODS         INTEREST PERIODS         INTEREST PERIODS
                                                      THEREAFTER, THREE        THEREAFTER, THREE        THEREAFTER, THREE
                                                      MONTH EURIBOR +          MONTH EURIBOR +          MONTH EURIBOR +
                                                      MARGIN.                  MARGIN.                  MARGIN.
Margin:                                               0.29% p.a.               0.31% p.a.               0.32% p.a.
Until interest payment date                           N/A                      N/A                      N/A
falling in:
And thereafter:                                       N/A                      N/A                      N/A
Scheduled redemption                                  N/A                      N/A                      N/A
date(s) and amounts:
Designation of corresponding                          Scheduled                Scheduled                Scheduled
term advance:                                         Amortisation             Amortisation             Amortisation
                                                      See "SUMMARY OF THE ISSUING ENTITY NOTES -- SCHEDULED REDEMPTION NOTES"
                                                      and "THE MASTER INTERCOMPANY LOAN AGREEMENT" for a description of the timing of principal payments on the notes and cash accumulation periods relating to bullet term advances and scheduled amortisation instalments.
Outstanding balance at last                           [e][__]                  [e][__]                  [e][__]
payment date:
Interest accrual method:                              Actual/360               Actual/360               Actual/360
Interest payment dates:                               15th day of July in      15th day of October      15th day of January
                                                      each year up to and      in each year up to       in each year up to
                                                      including July 2011      and including            and including
                                                      and, thereafter, 15th    October 2012 and,        January 2014 and,
                                                      day of January, April,   thereafter, 15th day     thereafter, 15th day
                                                      July and October in      of January, April, July  of January, April, July
                                                      each year up to and      and October in each      and October in each
                                                      including the Final      year up to and           year up to and
                                                      Maturity Date,           including the Final      including the Final
                                                      provided always that     Maturity Date,           Maturity Date,
                                                      if, prior to July 2011,  provided always that     provided always that
                                                      an Asset Trigger         if, prior to October     if, prior to January
                                                      Event or a Non-Asset     2012, an Asset           2014, an Asset
                                                      Trigger Event occurs,    Trigger Event or a       Trigger Event or a
                                                      the Interest Payment     Non-Asset Trigger        Non-Asset Trigger
                                                      Dates will be, from      Event occurs, the        Event occurs, the
                                                      (and including) the      Interest Payment         Interest Payment
                                                      occurrence of such       Dates will be, from      Dates will be, from
                                                      event, 15th day of       (and including) the      (and including) the
                                                      January, April, July     occurrence of such       occurrence of such
                                                      and October in each      event, 15th day of       event, 15th day of
                                                      year up to and           January, April, July     January, April, July
                                                      including the Final      and October in each      and October in each
                                                      Maturity Date            year up to and           year up to and
                                                                               including the Final      including the Final
                                                                               Maturity Date            Maturity Date

CLASS OF PREVIOUS NOTES ISSUED BY HOLMES MASTER ISSUER PLC ISSUE 2007-3 NOTES
                                                      -------------------------------------------------------------------
                                                      SERIES 1 CLASS B       SERIES 1 CLASS M       SERIES 1 CLASS C
                                                      ---------------------  ---------------------  ---------------------
Principal amount:                                     [GBP]124,000,000       [GBP]127,000,000       [GBP]250,000,000
Credit enhancement:                                   Subordination of the   Subordination of the   Subordination of the
                                                      class M notes, the     class D notes and the  class D notes and the
                                                      class C notes, the     reserve funds          reserve funds
                                                      class D notes and the
                                                      reserve funds
Interest rate:                                        Three-month sterling   Three-month sterling   Three-month sterling
                                                      LIBOR + margin         LIBOR + margin         LIBOR + margin
Margin:                                               1.00% p.a.             1.60% p.a.             2.25% p.a.
Until interest payment date                           N/A                    N/A                    N/A
falling in:
And thereafter:                                       N/A                    N/A                    N/A
Scheduled redemption                                  N/A                    N/A                    N/A
date(s) and amounts:
Designation of corresponding                          Pass-through           Pass-through           Pass-through
term advance:
                                                      See "SUMMARY OF THE ISSUING ENTITY NOTES -- SCHEDULED REDEMPTION
                                                      NOTES" and "THE MASTER INTERCOMPANY LOAN AGREEMENT" for a description of the timing of principal payments on the notes and cash accumulation periods relating to bullet term advances and scheduled amortisation instalments.
Outstanding balance at last                           [GBP][__]              [GBP][__]              [GBP][__]
payment date:
Interest accrual method:                              Actual/365             Actual/365             Actual/365
Interest payment dates:                               15th day of January, April, July and October in each year up to and including the Final Maturity Date



CLASS OF PREVIOUS NOTES ISSUED BY HOLMES MASTER ISSUER PLC ISSUE 2007-3 NOTES
                                                      -------------------------------------------------------------------------
                                                      SERIES 1 CLASS A1        SERIES 1 CLASS A2        SERIES 1 CLASS A3
                                                      -----------------------  -----------------------  -----------------------
First interest payment date:                          15 July 2008             15 July 2008             15 July 2008
Final maturity date:                                  July 2040                July 2040                July 2040
Listing:                                              Irish Stock              Irish Stock              Irish Stock
                                                      Exchange's               Exchange's               Exchange's
                                                      Regulated Market         Regulated Market         Regulated Market
Ratings as at the date of issue (S&P/Moody's/Fitch):  AAA/Aaa/AAA              AAA/Aaa/AAA              AAA/Aaa/AAA
Current ratings                                       [__]/[__]/[__]           [__]/[__]/[__]           [__]/[__]/[__]
(where relevant)
(S&P/Moody's/Fitch):

CLASS OF PREVIOUS NOTES ISSUED BY HOLMES MASTER ISSUER PLC ISSUE 2007-3 NOTES
                                                      -------------------------------------------------------------------
                                                      SERIES 1 CLASS B       SERIES 1 CLASS M       SERIES 1 CLASS C
                                                      ---------------------  ---------------------  ---------------------
First interest payment date:                          15 January 2008        15 January 2008        15 January 2008
Final maturity date:                                  July 2040              July 2040              July 2040
Listing:                                              Irish Stock            Irish Stock            Irish Stock
                                                      Exchange's             Exchange's             Exchange's
                                                      Regulated Market       Regulated Market       Regulated Market
Ratings as at the date of issue (S&P/Moody's/Fitch):  AA/Aa3/AA              A/A2/A                 BBB/Baa2/BBB
Current ratings                                       [__]/[__]/[__]         [__]/[__]/[__]         [__]/[__]/[__]
(where relevant)
(S&P/Moody's/Fitch):


    Each of the issuing entity's and the previous issuing entities' obligations to pay principal and interest on its previous notes are funded primarily from the payments of principal and interest received by it from Funding under the relevant previous intercompany loan. Each of the issuing entity's and the previous issuing entities' primary asset is the relevant previous intercompany loan. None of the issuing entity, previous issuing entities or the previous noteholders have any direct interest in the trust property, although the issuing entity and the previous issuing entities share the security interest under the Funding deed of charge in Funding's share of the trust property.

    Each of the previous intercompany loans is split into separate previous term advances to match the underlying series and classes (or sub-classes) of previous notes (for this purpose, the series 3 class A1 previous notes, the series 3 class A2 previous notes and the series 3 class A3 previous notes issued by each of Holmes Financing (No. 1) PLC, Holmes Financing (No. 4) PLC, Holmes Financing (No. 5) PLC, Holmes Financing (No. 9) PLC, Holmes Financing (No. 10) PLC and the issuing entity are treated as one class of series 3 previous notes; and the series 4 class A1 previous notes and the series 4 class A2 previous notes issued by Holmes Financing (No. 6) PLC, Holmes Financing (No.
7) PLC, Holmes Financing (No. 8) PLC and Holmes Financing (No. 10) PLC are treated as one class of series 4 previous notes of Holmes Financing (No. 6)
PLC, Holmes Financing (No. 7) PLC, Holmes Financing (No. 8) PLC and Holmes Financing (No. 10) PLC respectively); the previous AAA term advances, matching the issue of the class A previous notes of each series; the previous AA term advances, matching the issue of the class B previous notes of each series; the previous A term advances, matching the issue of the class M previous notes of each series; the previous BBB term advances, matching the issue of the class C previous notes of each series; and the previous BB term advances, matching the issue of the class D previous notes of each series. Together these advances are referred to in this prospectus supplement as the previous term advances.

    The previous AAA term advances reflect the rating assigned to the class A previous notes by the rating agencies (being, in the case of the series 1 class A previous notes issued by Holmes Financing (No. 6) PLC, Holmes Financing (No.
7) PLC, Holmes Financing (No. 8) PLC, Holmes Financing (No. 9) PLC, Holmes Financing (No. 10) PLC and the issuing entity, A-1+ by Standard & Poor's, P-1 by Moody's and F1+ by Fitch and, in the case of all other class A previous notes, AAA by Standard & Poor's, Aaa by Moody's and AAA by Fitch). The previous AA term advances reflect the rating assigned to the class B previous notes by the rating agencies (being AA by Standard & Poor's, Aa3 by Moody's and AA by Fitch), the previous A term advances reflect the rating assigned to the class M previous notes by the rating agencies (being A by Standard & Poor's, A2 by Moody's and A by Fitch), the previous BBB term advances reflect the rating assigned to the class C previous notes by the rating agencies (being BBB by Standard & Poor's, Baa2 by Moody's and BBB by Fitch) and the previous term BB advances reflected the rating assigned to the class D previous notes by the rating agencies (being BB by Standard and Poor's, Ba2 by Moody's and BB by Fitch).

    Funding used the proceeds of the previous intercompany loan from Holmes Financing (No. 1) PLC to pay the seller for loans and their related security assigned to the mortgages trustee which comprised its original share of the trust property. Funding used the proceeds of the previous intercompany loans from Holmes Financing (No. 2) PLC, Holmes Financing (No. 4) PLC, Holmes Financing (No. 7) PLC, Holmes Financing (No. 9) PLC, Holmes Financing (No. 10) PLC and the issuing entity to pay the seller for an increase in Funding's share of the trust property (resulting in a corresponding decrease in the seller's share of the trust property). Funding used the proceeds of the previous intercompany loans from Holmes Financing (No. 3) PLC, Holmes Financing (No. 5) PLC, Holmes Financing (No. 6) PLC and Holmes Financing (No. 8) PLC to pay the seller for loans and their related security assigned to the mortgages trustee which constituted an addition to Funding's existing share of the trust property.

    For the purposes of the principles described in rules 1 to 6 in the base prospectus under "CASHFLOWS -- DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY OR THE OCCURRENCE OF A TRIGGER EVENT OR ENFORCEMENT OF THE ISSUING ENTITY SECURITY -- RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS", except where specified in the prospectus supplement, an amount will become due and payable on an interest payment date in respect of any pass-through term advance in an amount equal to the principal balance of such pass-through term advance if on or immediately preceding an interest payment date any term advances advanced by the same issuing entity and which are repayable prior to such pass-through term advance have been repaid in full except that:

       * in the case of the series 1 term AA advance under the previous intercompany loan made by Holmes Master Issuer PLC in respect of the issue 2007-3 notes, an amount will become due and payable on the interest payment date falling in July 2014;

       * in the case of the series 1 term A advance under the previous intercompany loan made by Holmes Master Issuer PLC in respect of the issue 2007-3 notes, an amount will become due and payable on the interest payment date falling in July 2014;

       * in the case of the series 1 term BBB advance under the previous intercompany loan made by Holmes Master Issuer PLC in respect of the issue 2007-3 notes, an amount will become due and payable on the interest payment date falling in July 2014;

       * in the case of the series 1 term AA advance under the previous intercompany loan made by Holmes Master Issuer PLC in respect of the issue 2007-2 notes, amounts will become due and payable on the interest payment dates falling in April 2008 and July 2008;

       * in the case of the series 1 term BBB advance under the previous intercompany loan made by Holmes Master Issuer PLC in respect of the issue 2007-2 notes, amounts will become due and payable on the interest payment dates falling in April 2008 and July 2008;

       * in the case of the series 2 AAA term advances under the previous intercompany loan made by Holmes Financing (No. 10) PLC, amounts will become due and payable on the interest payment dates falling in April 2008 and July 2008;

       * in the case of the series 3 AAA term advances under the previous intercompany loan made by Holmes Financing (No. 10) PLC, amounts will become due and payable on the interest payment dates falling in April 2009 and July 2009;

       * in the case of the series 4 AAA term advance under the previous intercompany loan made by Holmes Financing (No. 10) PLC, an amount will become due and payable on the interest payment date falling in October 2010;

       * in the case of the series 4 AAA term advance under the previous intercompany loan made by Holmes Financing (No. 9) PLC, an amount will become due and payable on the interest payment date falling in July 2010;

       * in the case of the series 3A1 AAA term advances under the previous intercompany loan made by Holmes Financing (No. 9) PLC, amounts will become due and payable on the interest payment dates falling in January 2010 and April 2010;

       * in the case of the series 3A2 AAA term advances under the previous intercompany loan made by Holmes Financing (No. 9) PLC, amounts will become due and payable on the interest payment dates falling in January 2010 and April 2010;

       * in the case of the series 3 term AA advance under the previous intercompany loan made by Holmes Financing (No. 8) PLC, amounts will become due and payable on the interest payment date falling on or after each scheduled repayment date on which the applicable scheduled repayment in respect of the series 3 term AAA advance made under the previous intercompany loan made by Holmes Financing (No. 8) PLC is paid in full up to the applicable series 3 AA term advances repayment amount and, in the case of the series 3 term BBB advance under the previous intercompany loan made by Holmes Financing (No. 8) PLC, amounts will become due and payable on the interest payment date falling on or after each scheduled repayment date on which the applicable scheduled repayment in respect of the series 3 term AAA advance made under the previous intercompany loan made by Holmes Financing (No. 8) PLC is paid in full up to the applicable series 3 BBB term advances repayment amount, provided that the series 3 term AA advance under the previous intercompany loan made by Holmes Financing (No. 8) PLC has been paid up to the applicable series 3 AA term advances repayment amount;

       * in the case of the series 4 AAA term advances under the previous intercompany loan made by Holmes Financing (No. 8) PLC, amounts will become due and payable on the interest payment date falling in January 2009;

       * in the case of the series 5 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 6) PLC, an amount will become due and payable on the interest payment date falling in April 2008; and

       * in the case of the series 4 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 1) PLC, an amount will become due and payable on the interest payment date falling in July 2010, in each case ignoring for these purposes any provisions deferring payment if Funding has insufficient funds to pay such amount on an interest payment date.

       It is expected that the earliest dates on which the previous term advances will fall due and payable are those set out below:

       * in respect of the series 4 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 1) PLC, the interest payment date falling in July 2010;

       * in respect of the series 4 term AA advance under the previous intercompany loan made by Holmes Financing (No. 1) PLC, the interest payment date falling in July 2010;

       * in respect of the series 4 term BBB advance under the previous intercompany loan made by Holmes Financing (No. 1) PLC, the interest payment date falling in July 2010;

       * in respect of the series 5 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 6) PLC, the interest payment date falling in April 2008;

       * in respect of the series 5 term AA advance under the previous intercompany loan made by Holmes Financing (No. 6) PLC, the interest payment date falling in April 2008;

       * in respect of the series 5 term BBB advance under the previous intercompany loan made by Holmes Financing (No. 6) PLC, the interest payment date falling in April 2008;

       * in respect of the series 4 AAA term advances under the previous intercompany loan made by Holmes Financing (No. 7) PLC, the interest payment date falling in April 2008;

       * in respect of the series 4 term AA advance under the previous intercompany loan made by Holmes Financing (No. 7) PLC, the interest payment date falling in April 2008;

       * in respect of the series 4 term A advance under the previous intercompany loan made by Holmes Financing (No. 7) PLC, the interest payment date falling in April 2008;

       * in respect of the series 3 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 8) PLC, the interest payment dates falling in April 2008, July 2008 and October 2008;

       * in respect of the series 3 term AA advance under the previous intercompany loan made by Holmes Financing (No. 8) PLC, the interest payment dates falling in April 2008, July 2008 and October 2008;

       * in respect of the series 3 BBB term advances under the previous intercompany loan made by Holmes Financing (No. 8) PLC, the interest payment dates falling in April 2008, July 2008 and October 2008;

       * in respect of the series 4 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 8) PLC, the interest payment date falling in January 2009;

       * in respect of the series 4 term AA advance under the previous intercompany loan made by Holmes Financing (No. 8) PLC, the interest payment date falling in January 2009;

       * in respect of the series 4 term BBB advance under the previous intercompany loan made by Holmes Financing (No. 8) PLC, the interest payment date falling in January 2009;

       * in respect of the series 2 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 9) PLC, the interest payment date falling in October 2008;

       * in respect of the series 3A1 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 9) PLC, the interest payment dates falling in January 2010 and April 2010;

       * in respect of the series 3A2 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 9) PLC, the interest payment dates falling in January 2010 and April 2010;

       * in respect of the series 4 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 9) PLC, the interest payment date falling in July 2010;

       * in respect of the series 2 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 10) PLC, the interest payment dates falling in April 2008 and July 2008;

       * in respect of the series 2 term AA advance under the previous intercompany loan made by Holmes Financing (No. 10) PLC, the interest payment date falling in July 2008;

       * in respect of the series 2 term BBB advance under the previous intercompany loan made by Holmes Financing (No. 10) PLC, the interest payment date falling in July 2008;

       * in respect of the series 3 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 10) PLC, the interest payment dates falling in April 2009 and July 2009;

       * in respect of the series 3 term AA advance under the previous intercompany loan made by Holmes Financing (No. 10) PLC, the interest payment date falling in July 2009;

       * in respect of the series 3 term A advance under the previous intercompany loan made by Holmes Financing (No. 10) PLC, the interest payment date falling in July 2009;

       * in respect of the series 3 term BBB advance under the previous intercompany loan made by Holmes Financing (No. 10) PLC, the interest payment date falling in July 2009;

       * in respect of the series 4A1 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 10) PLC, the interest payment date falling in October 2010;

       * in respect of the series 4A2 term AAA advance under the previous intercompany loan made by Holmes Financing (No. 10) PLC, the interest payment date falling in October 2010;

       * in respect of the series 2 term AAA advance under the previous intercompany loan made by Holmes Master Issuer PLC for the Issue 2006-1 Notes, the interest payment dates falling in July 2009 and October 2009;

       * in respect of the series 2 term AA advance under the previous intercompany loan made by Holmes Master Issuer PLC for the Issue 2006-1 Notes, the interest payment date on which all the 2006-1 series 2 term advances of a higher rating have been repaid in full;

       * in respect of the series 2 term A advance under the previous intercompany loan made by Holmes Master Issuer PLC for the Issue 2006-1 Notes, the interest payment date on which all the 2006-1 series 2 term advances of a higher rating have been repaid in full;

       * in respect of the series 2 term BBB advance under the previous intercompany loan made by Holmes Master Issuer PLC for the Issue 2006-1 Notes, the interest payment date on which all the 2006-1 series 2 term advances of a higher rating have been repaid in full;

       * in respect of the series 3 term AAA advance under the previous intercompany loan made by Holmes Master Issuer PLC for the Issue 2006-1 Notes, the interest payment date falling in October 2010;

       * in respect of the series 3 term AA advance under the previous intercompany loan made by Holmes Master Issuer PLC for the Issue 2006-1 Notes, the interest payment date on which all the 2006-1 series 3 term advances of a higher rating have been repaid in full;

       * in respect of the series 3 term A advance under the previous intercompany loan made by Holmes Master Issuer PLC for the Issue 2006-1 Notes, the interest payment date on which all the 2006-1 series 3 term advances of a higher rating have been repaid in full;

       * in respect of the series 3 term BBB advance under the previous intercompany loan made by Holmes Master Issuer PLC for the Issue 2006-1 Notes, the interest payment date on which all the 2006-1 series 3 term advances of a higher rating have been repaid in full;

       * in respect of the series 1A1 term AAA advance under the previous intercompany loan made by Holmes Master Issuer PLC for the issue 2007-1 notes, the interest payment date falling in March 2008;

       * in respect of the series 1A3 term AAA advance under the previous intercompany loan made by Holmes Master Issuer PLC for the issue 2007-1 notes, the interest payment date falling in April 2008;

       * in respect of the series 1 term AA advance under the previous intercompany loan made by Holmes Master Issuer PLC for the issue 2007-1 notes, the interest payment date on which all the 2007-1 series 1 term advances of a higher rating for the issue 2007-1 notes have been repaid in full;

       * in respect of the series 1 term BBB advance under the previous intercompany loan made by Holmes Master Issuer PLC for the issue 2007-1 notes, the interest payment date on which all the 2007-1 series 1 term advances of a higher rating for the issue 2007-1 notes have been repaid in full;

       * in respect of the series 2 term AAA advance under the previous intercompany loan made by Holmes Master Issuer PLC for the issue 2007-1 notes, the interest payment dates falling in January 2010;

       * in respect of the series 2 term AA advance under the previous intercompany loan made by Holmes Master Issuer PLC for the issue 2007-1 notes, the interest payment date on which all the 2007-1 series 2 term advances of a higher rating for the issue 2007-1 notes have been repaid in full;

       * in respect of the series 2 term A advance under the previous intercompany loan made by Holmes Master Issuer PLC for the issue 2007-1 notes, the interest payment date on which all the 2007-1 series 2 term advances of a higher rating for the issue 2007-1 notes have been repaid in full;

       * in respect of the series 2 term BBB advance under the previous intercompany loan made by Holmes Master Issuer PLC for the issue 2007-1 notes, the interest payment date on which all the 2007-1 series 2 term advances of a higher rating for the issue 2007-1 notes have been repaid in full;

       * in respect of the series 3 term AAA advance under the previous intercompany loan made by Holmes Master Issuer PLC for the issue 2007-1 notes, the interest payment date falling in April 2011;

       * in respect of the series 3 term AA advance under the previous intercompany loan made by Holmes Master Issuer PLC for the issue 2007-1 notes, the interest payment date falling in January 2011;

       * in respect of the series 3 term A advance under the previous intercompany loan made by Holmes Master Issuer PLC for the issue 2007-1 notes, the interest payment date on which all the 2007-1 series 3 term advances of a higher rating for the issue 2007-1 notes, other than the 2007-1 series 3 term AAA advances, have been repaid in full;

       * in respect of the series 3 term BBB advance under the previous intercompany loan made by Holmes Master Issuer PLC for the issue 2007-1 notes, the interest payment date on which all the 2007-1 series 3 term advances of a higher rating for the issue 2007-1 notes, other than the 2007-1 series 3 term AAA advances, have been repaid in full;

       * in respect of the series 4 term AAA advance under the previous intercompany loan made by Holmes Master Issuer PLC for the issue 2007-1 notes, the interest payment date falling in October 2012; and

       * in respect of the series 1A3 term AAA advance under the previous intercompany loan made by Holmes Master Issuer PLC for the issue 2007-2 notes, the interest payment date falling in April 2008;

       * in respect of the series 1 term AA advance under the previous intercompany loan made by Holmes Master Issuer PLC for the issue 2007-2 notes, the interest payment date on which all the 2007-1 series 1 term advances of a higher rating for the issue 2007-2 notes have been repaid in full;

       * in respect of the series 1 term BBB advance under the previous intercompany loan made by Holmes Master Issuer PLC for the issue 2007-2 notes, the interest payment date on which all the 2007-1 series 1 term advances of a higher rating for the issue 2007-2 notes have been repaid in full;

       * in respect of the series 2 term AAA advance under the previous intercompany loan made by Holmes Master Issuer PLC for the issue 2007-2 notes, the interest payment date falling in April 2010;

       * in respect of the series 2 term AA advance under the previous intercompany loan made by Holmes Master Issuer PLC for the issue 2007-2 notes, the interest payment date on which all the 2007-1 series 2 term advances of a higher rating for the issue 2007-2 notes have been repaid in full;

       * in respect of the series 2 term A advance under the previous intercompany loan made by Holmes Master Issuer PLC for the issue 2007-2 notes, the interest payment date on which all the 2007-1 series 2 term advances of a higher rating for the issue 2007-2 notes have been repaid in full;

       * in respect of the series 2 term BBB advance under the previous intercompany loan made by Holmes Master Issuer PLC for the issue 2007-2 notes, the interest payment date on which all the 2007-1 series 2 term advances of a higher rating for the issue 2007-2 notes have been repaid in full;

       * in respect of the series 3 term AAA advance under the previous intercompany loan made by Holmes Master Issuer PLC for the issue 2007-2 notes, the interest payment date falling in April 2011;

       * in respect of the series 4 term AAA advance under the previous intercompany loan made by Holmes Master Issuer PLC for the issue 2007-2 notes, the interest payment date falling in October 2012;

       * in respect of the series 1A1 term AAA advance under the previous intercompany loan made by Holmes Master Issuer PLC for the issue 2007-3 notes, the interest payment date falling in January 2012;

       * in respect of the series 1A2 term AA advance under the previous intercompany loan made by Holmes Master Issuer PLC for the issue 2007-3 notes, the interest payment date falling in January 2013;

       * in respect of the series 1A3 term BBB advance under the previous intercompany loan made by Holmes Master Issuer PLC for the issue 2007-3 notes, the interest payment date falling in January 2014;

       * in respect of the series 1B term AAA advance under the previous intercompany loan made by Holmes Master Issuer PLC for the issue 2007-3 notes, the interest payment date falling in July 2014;

       * in respect of the series 1M term AA advance under the previous intercompany loan made by Holmes Master Issuer PLC for the issue 2007-3 notes, the interest payment date falling in July 2014; and

       * in respect of the series 1C term A advance under the previous intercompany loan made by Holmes Master Issuer PLC for the issue 2007-3 notes, the interest payment date falling in July 2014.

    [list to be updated with most recent information]

                                    ANNEX E

                                STATIC POOL DATA

    This annex sets out, to the extent material, certain static pool information with respect to the loans in the mortgages trust.

    Static pool information on prepayments has not been included because changes in prepayment and payment rates historically have not affected repayment of the issuing entity notes, and are not anticipated to have a significant effect on future payments on the issuing entity notes for a number of reasons. The mechanics of the mortgages trust require an extended cash accumulation period when prepayment rates fall below certain minima required by the rating agencies, serving to limit the extent to which slow prepayments would cause the average lives of the issuing entity notes to extend. Conversely, rapid prepayments should not cause the average lives of the issuing entity notes to shorten so long as the seller maintains the minimum required mortgages trust size. Furthermore, only a limited amount of note principal in relation to the very large mortgages trust size is actually due to be repaid on any particular interest payment date.

    One of the characteristics of the mortgages trust is that the seller is able to sell more loans to the mortgages trustee over time, whether in connection with an issuance of issuing entity notes or in order to maintain the minimum seller share. To aid in understanding changes to the mortgages trust over time, the following table sets out information relating to each sale of loans by the seller to the mortgages trustee pursuant to the mortgage sale agreement.

                     BALANCE OF LOANS      NUMBER OF LOANS                      IN CONNECTION WITH
DATE              SUBSTITUTED OR SOLD  SUBSTITUTED OR SOLD                       PREVIOUS ISSUE BY
----------------  -------------------  -------------------  --------------------------------------
26 July 2000....   [GBP]6,399,214,137              115,191            Holmes Financing (No. 1) PLC
29 November 2000               [GBP]0                    0            Holmes Financing (No. 2) PLC
23 May 2001.....   [GBP]5,675,174,662               90,088            Holmes Financing (No. 3) PLC
5 July 2001.....               [GBP]0                    0            Holmes Financing (No. 4) PLC
8 November 2001.   [GBP]6,316,801,008               88,154            Holmes Financing (No. 5) PLC
7 November 2002.   [GBP]7,721,958,214              100,534            Holmes Financing (No. 6) PLC
26 March 2003...               [GBP]0                    0            Holmes Financing (No. 7) PLC
1 April 2004....   [GBP]6,903,977,960               80,529            Holmes Financing (No. 8) PLC
8 December 2005.               [GBP]0                    0            Holmes Financing (No. 9) PLC
8 August 2006...               [GBP]0                    0           Holmes Financing (No. 10) PLC
28 November 2006               [GBP]0                    0                Holmes Master Issuer PLC
                                                            (in respect of the issue 2006-1 notes)
28 March 2007...  [GBP]10,749,721,703               98,169                Holmes Master Issuer PLC
                                                            (in respect of the issue 2007-1 notes)
20 June 2007....               [GBP]0                    0                Holmes Master Issuer PLC
                                                            (in respect of the issue 2007-2 notes)
21 December 2007               [GBP]0                    0                Holmes Master Issuer PLC
                                                            (in respect of the issue 2007-3 notes)

    [to be updated on each new issue]

    The sale of new loans by the seller to the mortgages trustee is subject to conditions, including ones required by the rating agencies, designed to maintain certain credit-related and other characteristics of the mortgages trust. These include limits on loans in arrears in the mortgages trust at the time of sale, limits on the aggregate balance of loans sold, limits on changes in the weighted average repossession frequency and the weighted average loss severity, minimum yield for the loans in the mortgages trust after the sale and maximum loan-to-value ratio for the loans in the mortgages trust after the sale. See a description of these conditions in "ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY" in the accompanying prospectus.


PORTFOLIO ARREARS BY YEAR OF ORIGINATION

    The following tables show, for each of the last five years of origination, the distribution of loans in the mortgages trust originated in that year by delinquency category as at each year-end starting in 2003. The tables include loans that are secured by mortgaged properties subject to foreclosure proceedings and in possession.

    Static pool information is not deemed part of this prospectus supplement to the extent that the static pool information relates to loans originated by Abbey before January 1, 2006. No loans in the mortgages trust were originated after [__].

               LOANS ORIGINATED IN 2001 AS AT EACH SPECIFIED DATE

                              31 DECEMBER 2003                            31 DECEMBER 2004                   31 DECEMBER 2005
                 ------------------------------------------  ------------------------------------------  ------------------------
                                PRINCIPAL     % BY     % BY                 PRINCIPAL     % BY     % BY                 PRINCIPAL
                 NUMBER           BALANCE   NUMBER  BALANCE  NUMBER           BALANCE   NUMBER  BALANCE  NUMBER           BALANCE
                 ------  ----------------  -------  -------  ------  ----------------  -------  -------  ------  ----------------

<1 month         76,213  5,512,368,773.51   97.42%   97.54%  56,681  4,089,499,203.03   96.50%   96.49%  44,745  3,133,454,781.33
1 -- <2 months    1,222     83,659,646.01    1.56%    1.48%   1,089     79,724,693.10    1.85%    1.88%   1,170     85,662,605.90
2 -- <3 months      369     25,070,108.34    0.47%    0.44%     447     31,658,127.58    0.76%    0.75%     307     21,730,234.54
3 -- <4 months      165     11,440,285.67    0.21%    0.20%     224     16,186,855.46    0.38%    0.38%     158     11,748,091.15
4 -- <5 months       94      7,125,236.52    0.12%    0.13%     125      8,743,561.96    0.21%    0.21%      97      6,671,144.79
5 -- <6 months       55      3,899,404.64    0.07%    0.07%      50      3,611,631.33    0.09%    0.09%      64      5,080,987.13
6 -- <12 months     109      7,710,828.44    0.14%    0.14%     120      8,718,632.75    0.20%    0.21%     108      7,998,770.00
12+ months            4        178,252.61    0.01%    0.00%       3        239,769.18    0.01%    0.01%      23      1,892,794.05
                 ------  ----------------  -------  -------  ------  ----------------  -------  -------  ------  ----------------
TOTAL            78,231  5,651,452,535.74  100.00%  100.00%  58,739   4,238,382,474.3  100.00%  100.00%  46,672  3,274,239,408.89
                 ======  ================  =======  =======  ======  ================  =======  =======  ======  ================


                 31 DECEMBER 2005               31 DECEMBER 2006                            31 DECEMBER 2007
                 ----------------  ------------------------------------------  ------------------------------------------
                    % BY     % BY                 PRINCIPAL     % BY     % BY                 PRINCIPAL     % BY     % BY
                  NUMBER  BALANCE  NUMBER           BALANCE   NUMBER  BALANCE  NUMBER           BALANCE   NUMBER  BALANCE
                 -------  -------  ------  ----------------  -------  -------  ------  ----------------  -------  -------

<1 month          95.87%   95.70%  30,294  2,120,079,455.87   96.68%   96.49%     [o]               [o]     [o]%     [o]%
1 -- <2 months     2.51%    2.62%     514     36,199,841.59    1.64%    1.65%     [o]               [o]     [o]%     [o]%
2 -- <3 months     0.66%    0.66%     197     14,227,031.80    0.63%    0.65%     [o]               [o]     [o]%     [o]%
3 -- <4 months     0.34%    0.36%     106      8,754,343.81    0.34%    0.40%     [o]               [o]     [o]%     [o]%
4 -- <5 months     0.21%    0.20%      72      5,459,807.25    0.23%    0.25%     [o]               [o]     [o]%     [o]%
5 -- <6 months     0.14%    0.16%      46      4,131,865.40    0.15%    0.19%     [o]               [o]     [o]%     [o]%
6 -- <12 months    0.23%    0.24%      83      6,659,922.37    0.26%    0.30%     [o]               [o]     [o]%     [o]%
12+ months         0.05%    0.06%      23      1,592,205.46    0.07%    0.07%     [o]               [o]     [o]%     [o]%
                 -------  -------  ------  ----------------  -------  -------  ------  ----------------  -------  -------
TOTAL            100.00%  100.00%  31,335  2,197,104,473.55  100.00%  100.00%     [o]               [o]     [o]%     [o]%
                 =======  =======  ======  ================  =======  =======  ======  ================  =======  =======





               LOANS ORIGINATED IN 2002 AS AT EACH SPECIFIED DATE

                              31 DECEMBER 2003                            31 DECEMBER 2004                   31 DECEMBER 2005
                 ------------------------------------------  ------------------------------------------  ------------------------
                                PRINCIPAL     % BY     % BY                 PRINCIPAL     % BY     % BY                 PRINCIPAL
                 NUMBER           BALANCE   NUMBER  BALANCE  NUMBER           BALANCE   NUMBER  BALANCE  NUMBER           BALANCE
                 ------  ----------------  -------  -------  ------  ----------------  -------  -------  ------  ----------------

<1 month         95,413  7,471,448,826.70   98.98%   99.00%  81,425  6,201,216,713.87   97.91%   97.76%  60,690  4,534,054,148.90
1 -- <2 months      632     48,133,683.48    0.66%    0.64%   1,007     81,446,481.26    1.21%    1.28%     720     57,710,963.59
2 -- <3 months      182     13,801,134.12    0.19%    0.18%     353     30,470,170.15    0.42%    0.48%     317     27,639,843.92
3 -- <4 months       69      5,320,561.16    0.07%    0.07%     154     12,147,353.46    0.19%    0.19%     141     11,967,835.60
4 -- <5 months       41      3,302,298.69    0.04%    0.04%      84      6,526,065.09    0.10%    0.10%      72      6,876,254.82
5 -- <6 months       27      2,090,332.73    0.03%    0.03%      47      4,012,861.64    0.06%    0.06%      64      6,136,813.80
6 -- <12 months      31      2,552,949.50    0.03%    0.03%      90      7,079,235.10    0.11%    0.11%      95      8,828,223.83
12+ months            3        199,447.73    0.00%    0.00%       5        317,397.58    0.01%    0.01%      19      1,770,446.88
                 ------  ----------------  -------  -------  ------  ----------------  -------  -------  ------  ----------------
TOTAL            96,398  7,546,849,234.11  100.00%  100.00%  83,165  6,343,216,278.15  100.00%  100.00%  62,118  4,654,984,531.34
                 ======  ================  =======  =======  ======  ================  =======  =======  ======  ================


                 31 DECEMBER 2005               31 DECEMBER 2006                            31 DECEMBER 2007
                 ----------------  ------------------------------------------  ------------------------------------------
                    % BY     % BY                 PRINCIPAL     % BY     % BY                 PRINCIPAL     % BY     % BY
                  NUMBER  BALANCE  NUMBER           BALANCE   NUMBER  BALANCE  NUMBER           BALANCE   NUMBER  BALANCE
                 -------  -------  ------  ----------------  -------  -------  ------  ----------------  -------  -------

<1 month          97.70%   97.40%  43,373  3,212,951,645.81   97.73%   97.43%     [o]               [o]     [o]%     [o]%
1 -- <2 months     1.16%    1.24%     484     40,932,489.74    1.09%    1.24%     [o]               [o]     [o]%     [o]%
2 -- <3 months     0.51%    0.59%     222     18,268,892.54    0.50%    0.55%     [o]               [o]     [o]%     [o]%
3 -- <4 months     0.23%    0.26%     117      9,411,626.57    0.26%    0.29%     [o]               [o]     [o]%     [o]%
4 -- <5 months     0.12%    0.15%      61      5,627,306.58    0.14%    0.17%     [o]               [o]     [o]%     [o]%
5 -- <6 months     0.10%    0.13%      27      2,325,441.07    0.06%    0.07%     [o]               [o]     [o]%     [o]%
6 -- <12 months    0.15%    0.19%      70      5,939,544.60    0.16%    0.18%     [o]               [o]     [o]%     [o]%
12+ months         0.03%    0.04%      26      2,377,157.92    0.06%    0.07%     [o]               [o]     [o]%     [o]%
                 -------  -------  ------  ----------------  -------  -------  ------  ----------------  -------  -------
TOTAL            100.00%  100.00%  44,380  3,297,834,104.83  100.00%  100.00%     [o]               [o]     [o]%     [o]%
                 =======  =======  ======  ================  =======  =======  ======  ================  =======  =======



               LOANS ORIGINATED IN 2003 AS AT EACH SPECIFIED DATE

                                31 DECEMBER 2003                                31 DECEMBER 2004                    31
                 ---------------------------------------------  ------------------------------------------------  ------
                             PRINCIPAL     % BY           % BY                 PRINCIPAL     % BY           % BY
                 NUMBER        BALANCE   NUMBER        BALANCE  NUMBER           BALANCE   NUMBER        BALANCE  NUMBER
                 ------  -------------  -------  -------------  ------  ----------------  -------  -------------  ------
<1 MONTH          1,033  95,783,983.18   99.71%         99.57%  96,873  8,869,159,460.97   98.57%         98.52%  67,437
1 -- <2 MONTHS        3     410,367.48    0.29%          0.43%     981     92,702,569.91    1.00%          1.03%     977
2 -- <3 MONTHS    0.00%          0.00%      235  21,824,046.81   0.24%             0.24%      358  30,833,452.34   0.52%
3 -- <4 MONTHS    0.00%          0.00%       95   8,740,005.59   0.10%             0.10%      177  17,536,924.89   0.26%
4 -- <5 MONTHS    0.00%          0.00%       43   4,500,393.49   0.04%             0.05%       89   9,424,291.04   0.13%
5 -- <6 MONTHS    0.00%          0.00%       23   2,347,958.56   0.02%             0.03%       55   5,450,716.18   0.08%
6 -- <12 MONTHS   0.00%          0.00%       24   2,926,961.06   0.02%             0.03%      141  14,963,486.43   0.20%
12+ MONTHS        0.00%          0.00%        1     126,830.87   0.00%             0.00%        8     938,676.60   0.01%
                 ------  -------------  -------  -------------  ------  ----------------  -------  -------------  ------
TOTAL             1,036  96,194,350.66  100.00%        100.00%  98,275  9,002,328,227.26  100.00%        100.00%  69,242
                 ======  =============  =======  =============  ======  ================  =======  =============  ======


                             31 DECEMBER 2005                              31 DECEMBER 2006                    31

                 ----------------------------------------  ------------------------------------------------  ------
                        PRINCIPAL     % BY           % BY                 PRINCIPAL     % BY           % BY
                          BALANCE   NUMBER        BALANCE  NUMBER           BALANCE   NUMBER        BALANCE  NUMBER
                 ----------------  -------  -------------  ------  ----------------  -------  -------------  ------
<1 MONTH         5,701,583,594.29   97.39%         97.13%  50,330  4,241,572,056.10   97.29%         97.04%     [o]
1 -- <2 MONTHS      89,581,391.05    1.41%          1.53%     661     58,691,922.00    1.28%          1.34%     [o]
2 -- <3 MONTHS              0.53%      302  27,632,557.39   0.58%             0.63%      343  33,556,112.65     [o]
3 -- <4 MONTHS              0.30%      136  12,298,625.43   0.26%             0.28%      157  15,189,416.62     [o]
4 -- <5 MONTHS              0.16%       90   8,120,400.22   0.17%             0.19%       65   5,762,349.73     [o]
5 -- <6 MONTHS              0.09%       50   5,269,612.08   0.10%             0.12%       57   5,736,097.37     [o]
6 -- <12 MONTHS             0.25%      130  14,084,058.02   0.25%             0.32%      107  11,165,883.56     [o]
12+ MONTHS                  0.02%       31   3,336,417.11   0.06%             0.08%       30   3,456,390.95     [o]
                 ----------------  -------  -------------  ------  ----------------  -------  -------------  ------
TOTAL            5,870,312,532.82  100.00%        100.00%  51,730  4,371,005,648.35  100.00%        100.00%     [o]
                 ================  =======  =============  ======  ================  =======  =============  ======




                          31 DECEMBER 2007
                 ----------------------------------
                        PRINCIPAL     % BY     % BY
                          BALANCE   NUMBER  BALANCE
                 ----------------  -------  -------

<1 MONTH                      [o]     [o]%     [o]%
1 -- <2 MONTHS                [o]     [o]%     [o]%
2 -- <3 MONTHS                [o]     [o]%     [o]%
3 -- <4 MONTHS                [o]     [o]%     [o]%
4 -- <5 MONTHS                [o]     [o]%     [o]%
5 -- <6 MONTHS                [o]     [o]%     [o]%
6 -- <12 MONTHS               [o]     [o]%     [o]%
12+ MONTHS                    [o]     [o]%     [o]%
                 ----------------  -------  -------
TOTAL                         [o]     [o]%     [o]%
                 ================  =======  =======





               LOANS ORIGINATED IN 2004 AS AT EACH SPECIFIED DATE

                                31 DECEMBER 2004                                31 DECEMBER 2005                   31
                 ---------------------------------------------  -----------------------------------------------  ------
                                PRINCIPAL     % BY        % BY                 PRINCIPAL     % BY          % BY
                 NUMBER           BALANCE   NUMBER     BALANCE  NUMBER           BALANCE   NUMBER       BALANCE  NUMBER
                 ------  ----------------  -------  ----------  ------  ----------------  -------  ------------  ------
, 1 MONTH        19,395  1,858,143,858.65   98.98%      98.99%  86,242  8,412,198,446.40   98.68%        98.66%  52,812
1 -- <2 MONTHS      160     14,925,884.27    0.82%       0.80%     771     77,031,962.24    0.88%         0.90%     584
2 -- <3 MONTHS       26      3,009,986.86    0.13%       0.16%     199     19,495,552.43    0.23%         0.23%     274
3 -- <4 MONTHS        8        435,131.51    0.04%       0.02%      83      7,139,842.78    0.09%         0.08%     153
4 -- <5 MONTHS        4        414,997.35    0.02%       0.02%      37      3,561,935.58    0.04%         0.04%      73
5 -- <6 MONTHS        1         57,002.74    0.01%       0.00%      20      2,184,137.69    0.02%         0.03%      45
6 -- <12 MONTHS       1        127,958.01    0.01%       0.01%      42      4,205,832.56    0.05%         0.05%     105
12+ MONTHS        0.00%             0.00%        3  213,936.61   0.00%             0.00%       12  1,452,433.82   0.02%
                 ------  ----------------  -------  ----------  ------  ----------------  -------  ------------  ------
TOTAL            19,595  1,877,114,819.39  100.00%     100.00%  87,397  8,526,031,646.29  100.00%       100.00%  54,058
                 ======  ================  =======  ==========  ======  ================  =======  ============  ======




                             31 DECEMBER 2006                          31 DECEMBER 2007
                 ---------------------------------------  ------------------------------------------
                        PRINCIPAL     % BY          % BY                 PRINCIPAL     % BY     % BY
                          BALANCE   NUMBER       BALANCE  NUMBER           BALANCE   NUMBER  BALANCE
                 ----------------  -------  ------------  ------  ----------------  -------  -------

, 1 MONTH        4,901,040,405.66   97.70%        97.53%     [o]               [o]     [o]%     [o]%
1 -- <2 MONTHS      54,806,784.18    1.08%         1.09%     [o]               [o]     [o]%     [o]%
2 -- <3 MONTHS      26,997,716.81    0.51%         0.54%     [o]               [o]     [o]%     [o]%
3 -- <4 MONTHS      16,524,010.39    0.28%         0.33%     [o]               [o]     [o]%     [o]%
4 -- <5 MONTHS       7,590,279.34    0.14%         0.15%     [o]               [o]     [o]%     [o]%
5 -- <6 MONTHS       4,971,075.64    0.08%         0.10%     [o]               [o]     [o]%     [o]%
6 -- <12 MONTHS     11,602,620.98    0.19%         0.23%     [o]               [o]     [o]%     [o]%
12+ MONTHS                  0.03%       34  3,796,036.03     [o]               [o]     [o]%     [o]%
                 ----------------  -------  ------------  ------  ----------------  -------  -------
TOTAL            5,024,985,326.82  100.00%       100.00%     [o]               [o]     [o]%     [o]%
                 ================  =======  ============  ======  ================  =======  =======




               LOANS ORIGINATED IN 2005 AS AT EACH SPECIFIED DATE

                              31 DECEMBER 2006                            31 DECEMBER 2007
                 ------------------------------------------  ------------------------------------------
                                PRINCIPAL     % BY     % BY                 PRINCIPAL     % BY     % BY
                 NUMBER           BALANCE   NUMBER  BALANCE  NUMBER           BALANCE   NUMBER  BALANCE
                 ------  ----------------  -------  -------  ------  ----------------  -------  -------

< 1 month        55,564  6,382,284,578.00   99.14%   99.15%     [o]               [o]     [o]%     [o]%
1 -- <2 months      328     35,729,018.02    0.59%    0.56%     [o]               [o]     [o]%     [o]%
2 -- <3 months       99     12,151,297.65    0.18%    0.19%     [o]               [o]     [o]%     [o]%
3 -- <4 months       27      3,280,988.46    0.05%    0.05%     [o]               [o]     [o]%     [o]%
4 -- <5 months       14      1,736,683.34    0.02%    0.03%     [o]               [o]     [o]%     [o]%
5 -- <6 months        3        249,321.66    0.01%    0.00%     [o]               [o]     [o]%     [o]%
6 -- <12 months      11      1,316,070.99    0.02%    0.02%     [o]               [o]     [o]%     [o]%
12+ months            1         70,159.46    0.00%    0.00%     [o]               [o]     [o]%     [o]%
                 ------  ----------------  -------  -------  ------  ----------------  -------  -------
TOTAL            56,047  6,436,818,117.58  100.00%  100.00%     [o]               [o]     [o]%     [o]%
                 ======  ================  =======  =======  ======  ================  =======  =======



Note: There were no loans originated in 2005 included in the portfolio as at 31 December 2005.


               LOANS ORIGINATED IN 2006 AS AT EACH SPECIFIED DATE

                             31 DECEMBER 2006                           31 DECEMBER 2007
                 ---------------------------------------  -------------------------------------------
                             PRINCIPAL     % BY     % BY                  PRINCIPAL     % BY     % BY
                 NUMBER        BALANCE   NUMBER  BALANCE  NUMBER            BALANCE   NUMBER  BALANCE
                 ------  -------------  -------  -------  ------  -----------------  -------  -------
< 1 MONTH            91  10,759,178.71  100.00%  100.00%     [o]                [o]     [o]%     [o]%
1 -- <2 MONTHS                            0.00%    0.00%     [o]                [o]     [o]%     [o]%
2 -- <3 MONTHS                            0.00%    0.00%     [o]                [o]     [o]%     [o]%
3 -- <4 MONTHS                            0.00%    0.00%     [o]                [o]     [o]%     [o]%
4 -- <5 MONTHS                            0.00%    0.00%     [o]                [o]     [o]%     [o]%
5 -- <6 MONTHS                            0.00%    0.00%     [o]                [o]     [o]%     [o]%
6 -- <12 MONTHS                           0.00%    0.00%     [o]                [o]     [o]%     [o]%
12+ MONTHS                                0.00%    0.00%     [o]                [o]     [o]%     [o]%
                 ------  -------------  -------  -------  ------  -----------------  -------  -------
TOTAL                91  10,759,178.71  100.00%  100.00%     [o]                [o]     [o]%     [o]%
                 ======  =============  =======  =======  ======  =================  =======  =======



               LOANS ORIGINATED IN 2007 AS AT EACH SPECIFIED DATE

                               31 DECEMBER 2007
                 -------------------------------------------
                                 PRINCIPAL     % BY     % BY
                 NUMBER            BALANCE   NUMBER  BALANCE
                 ------  -----------------  -------  -------

< 1 month           [o]                [o]     [o]%     [o]%
1 -- <2 months      [o]                [o]     [o]%     [o]%
2 -- <3 months      [o]                [o]     [o]%     [o]%
3 -- <4 months      [o]                [o]     [o]%     [o]%
4 -- <5 months      [o]                [o]     [o]%     [o]%
5 -- <6 months      [o]                [o]     [o]%     [o]%
6 -- <12 months     [o]                [o]     [o]%     [o]%
12+ months          [o]                [o]     [o]%     [o]%
                 ------  -----------------  -------  -------
TOTAL               [o]                [o]     [o]%     [o]%
                 ======  =================  =======  =======



           ALL LOANS IN THE MORTGAGES TRUST AS AT EACH SPECIFIED DATE

                               31 DECEMBER 2003                              31 DECEMBER 2004                   31
                 --------------------------------------------  --------------------------------------------  -------
                                  PRINCIPAL     % BY     % BY                   PRINCIPAL     % BY     % BY
                  NUMBER            BALANCE   NUMBER  BALANCE   NUMBER            BALANCE   NUMBER  BALANCE   NUMBER
                 -------  -----------------  -------  -------  -------  -----------------  -------  -------  -------

<1 month         326,403  22,345,024,813.78   96.99%   97.28%  374,448  28,051,118,706.28   97.09%   97.28%  361,246
1 -- <2 months     6,596     406,399,033.54    1.96%    1.77%    6,674     469,981,030.31    1.73%    1.63%    9,015
2 -- <3 months     1,593      97,314,758.79    0.47%    0.42%    2,221     156,420,805.82    0.58%    0.54%    2,103
3 -- <4 months       778      48,163,896.20    0.23%    0.21%    1,037      70,581,738.45    0.27%    0.24%    1,019
4 -- <5 months       452      27,885,093.36    0.13%    0.12%      557      37,444,319.60    0.14%    0.13%      542
5 -- <6 months       243      15,300,225.89    0.07%    0.07%      271      18,749,712.84    0.07%    0.07%      323
6 -- <12 months      403      25,692,095.80    0.12%    0.11%      440      30,826,722.88    0.11%    0.11%      617
12+ months            52       3,374,017.50    0.02%    0.01%       33       1,725,963.21    0.01%    0.01%       91
                 -------  -----------------  -------  -------  -------  -----------------  -------  -------  -------
TOTAL            336,520  22,969,153,934.86  100.00%  100.00%  385,681  28,836,848,999.39  100.00%  100.00%  374,956
                 =======  =================  =======  =======  =======  =================  =======  =======  =======


                           31 DECEMBER 2005                         31 DECEMBER 2006                      31 OCTOBER 2007
                 -----------------------------------  --------------------------------------------  --------------------------
                         PRINCIPAL     % BY     % BY                   PRINCIPAL     % BY     % BY                   PRINCIPAL
                           BALANCE   NUMBER  BALANCE   NUMBER            BALANCE   NUMBER  BALANCE   NUMBER            BALANCE
                 -----------------  -------  -------  -------  -----------------  -------  -------  -------  -----------------

<1 month         27,642,121,931.48   96.34%   96.59%  355,589  28,505,469,915.05   97.46%   97.53%      [o]                [o]
1 -- <2 months      619,619,491.58    2.40%    2.17%    5,039     373,322,777.27    1.38%    1.28%      [o]                [o]
2 -- <3 months      154,748,821.99    0.56%    0.54%    1,828     146,544,540.17    0.50%    0.50%      [o]                [o]
3 -- <4 months       75,812,791.70    0.27%    0.26%      908      74,222,128.03    0.25%    0.25%      [o]                [o]
4 -- <5 months       41,137,402.02    0.14%    0.14%      484      39,638,703.77    0.13%    0.14%      [o]                [o]
5 -- <6 months       25,869,547.34    0.09%    0.09%      280      24,672,588.91    0.08%    0.08%      [o]                [o]
6 -- <12 months      50,902,070.08    0.16%    0.18%      592      52,682,111.53    0.16%    0.18%      [o]                [o]
12+ months            6,780,407.67    0.02%    0.02%      137      12,213,319.24    0.04%    0.04%      [o]                [o]
                 -----------------  -------  -------  -------  -----------------  -------  -------  -------  -----------------
TOTAL            28,616,992,463.86  100.00%  100.00%  364,857  29,228,766,083.97  100.00%  100.00%      [o]                [o]
                 =================  =======  =======  =======  =================  =======  =======  =======  =================




                  31 OCTOBER 2007
                 ----------------
                    % BY     % BY
                  NUMBER  BALANCE
                 -------  -------

<1 month            [o]%     [o]%
1 -- <2 months      [o]%     [o]%
2 -- <3 months      [o]%     [o]%
3 -- <4 months      [o]%     [o]%
4 -- <5 months      [o]%     [o]%
5 -- <6 months      [o]%     [o]%
6 -- <12 months     [o]%     [o]%
12+ months          [o]%     [o]%
                 -------  -------
TOTAL               [o]%     [o]%
                 =======  =======



                [list to be updated with most recent information]

                            HOLMES MASTER ISSUER PLC


                    $[__] ISSUE [__]-[__] [CALLABLE] NOTES

-------------------------------------------------------------------------------

                              PROSPECTUS SUPPLEMENT



                                 UNDERWRITERS

                            [__]      [__]      [__]
                            [__]      [__]      [__]


                                      [__]

                            HOLMES MASTER ISSUER PLC

           (incorporated in England and Wales with limited liability, registered number 5953811)

                                 Issuing entity

               RESIDENTIAL MORTGAGE-BACKED NOTE ISSUANCE PROGRAMME

                             HOLMES FUNDING LIMITED

                                    Depositor

                               ABBEY NATIONAL PLC

            Sponsor, seller, servicer, cash manager and account bank

       The issuing entity may from time to time issue class A notes, class B notes, class M notes, class C notes and/or class D notes in one or more series (together, the ISSUING ENTITY NOTES). Each series will consist of one or more classes (or sub-classes) of issuing entity notes. One or more series or classes (or sub-classes) of issuing entity notes may be issued at any one time.

       The principal asset from which the issuing entity will make payments on the issuing entity notes is a master intercompany loan to an affiliated company called Holmes Funding Limited (FUNDING). The principal asset from which Funding will make payments on the master intercompany loan is its interest in a master trust over a pool of residential mortgage loans held by Holmes Trustees Limited (the MORTGAGES TRUSTEE).

       The residential mortgage loans were originated by Abbey National plc (ABBEY) and are secured over properties located in England, Wales and Scotland.

       Subject to the detailed description and limits set out in "CREDIT STRUCTURE", the issuing entity notes will have the benefit of the following credit enhancement or support: availability of excess portions of Funding's available revenue receipts and of Funding's available principal receipts; reserve funds that will be used in certain circumstances by Funding to meet any deficit in revenue or to repay amounts of principal; and subordination of junior classes of issuing entity notes. The issuing entity notes will also have the benefit of certain derivatives instruments which may include currency and interest rate swaps, if specified in the relevant prospectus supplement.

THE ISSUING ENTITY NOTES OFFERED BY THIS PROSPECTUS WILL BE OBLIGATIONS OF THE ISSUING ENTITY ONLY. THE ISSUING ENTITY NOTES WILL NOT BE OBLIGATIONS OF, OR THE RESPONSIBILITY OF, OR GUARANTEED BY, OR REPRESENT ANY INTEREST IN, THE SPONSOR, THE DEPOSITOR OR ANY OF THEIR AFFILIATES.

PLEASE CONSIDER CAREFULLY THE RISK FACTORS DESCRIBED ON PAGES 45 TO 79 OF THIS PROSPECTUS.

       Application will be made to (i) the Financial Services Authority (the
FSA) in its capacity as competent authority (the UK LISTING AUTHORITY) under
Part VI of the Financial Services and Markets Act 2000 (FSMA) for issuing entity notes issued during the period of 12 months from the date of this prospectus to be admitted to the official list maintained by the UK Listing Authority (the OFFICIAL LIST) and (ii) the London Stock Exchange plc (the LONDON STOCK EXCHANGE) for the issued issuing entity notes to be admitted to trading on the London Stock Exchange's Gilt Edged and Fixed Interest Market (being a regulated market for the purposes of Directive 2004/39/EC (the Markets in Financial Instruments Directive)).

       This prospectus may be used to offer and sell the issuing entity notes only if accompanied by a prospectus supplement.

       The issuing entity may offer the issuing entity notes through underwriters or by other methods described in this prospectus under "UNDERWRITING".

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE ISSUING ENTITY NOTES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

                            Prospectus dated [o] 2008

                                TABLE OF CONTENTS

CLAUSE                                                                                                         PAGE
Defined Terms ...............................................................................................     4
Forward-looking statements ..................................................................................     6
Important notice about information provided in this prospectus and the relevant prospectus supplement .......     6
Overview of Transaction .....................................................................................     8
   Overview of the transaction ..............................................................................     8
   Structural diagram of the securitisation by the issuing entity ...........................................    10
Diagram of ownership structure of special purpose companies .................................................    11
The Main Parties ............................................................................................    13
Summary of the Issuing Entity Notes .........................................................................    16
   Series ...................................................................................................    16
   Payment ..................................................................................................    16
   Interest .................................................................................................    16
   Issuance .................................................................................................    17
   Ratings ..................................................................................................    17
   Listing ..................................................................................................    17
   Denominations of the issuing entity notes ................................................................    17
   Maturities ...............................................................................................    17
   Currencies ...............................................................................................    18
   Issue price ..............................................................................................    18
   Selling restrictions .....................................................................................    18
   Relationship between the issuing entity notes and the master intercompany loan ...........................    18
   Diagram of the priority of payments by the issuing entity and subordination relationships.. ..............    18
   Operative documents concerning the issuing entity notes ..................................................    19
   Payment and ranking of the issuing entity notes ..........................................................    20
   Fixed rate notes .........................................................................................    21
   Floating rate notes ......................................................................................    21
   Zero coupon notes ........................................................................................    21
   Bullet redemption notes ..................................................................................    21
   Scheduled redemption notes ...............................................................................    22
   Pass-through notes .......................................................................................    22
   Money market notes .......................................................................................    22
   Redemption and repayment .................................................................................    24
   Optional redemption or repurchase of the issuing entity notes ............................................    24
   Post-enforcement call option .............................................................................    25
   Withholding tax ..........................................................................................    25
   The programme date .......................................................................................    25
   Credit enhancement .......................................................................................    25
   Swap agreements ..........................................................................................    25
   Funding principal deficiency ledger ......................................................................    25
   Trigger events ...........................................................................................    26
   Acceleration .............................................................................................    26
   The loans ................................................................................................    26
   Assignment of the loans ..................................................................................    27
   The mortgages trust ......................................................................................    28
   Intercompany loans .......................................................................................    29
   Security granted by Funding and the issuing entity .......................................................    31
   Swap providers ...........................................................................................    32
   Swap agreements ..........................................................................................    33
   The post-enforcement call option agreement ...............................................................    33
   The previous issuing entities, new issuing entities and new funding entities .............................    34
   United Kingdom tax status ................................................................................    36
   United States tax status .................................................................................    36
   ERISA considerations for investors .......................................................................    36
   Fees .....................................................................................................    37
Risk Factors ................................................................................................    38
The Issuance of Issuing Entity Notes ........................................................................    70
Use of Proceeds .............................................................................................    74
The Issuing Entity ..........................................................................................    75
The Abbey Group of Companies ................................................................................    79
Funding .....................................................................................................    81
The Mortgages Trustee .......................................................................................    83
Holdings ....................................................................................................    84
PECOH Limited ...............................................................................................    85
The Note Trustee and the Issuing Entity Security Trustee ....................................................    86
The Funding Swap Provider ...................................................................................    87
Affiliations and certain Relationships and Related Transactions of Transaction Parties ......................    88
The Loans ...................................................................................................    89
   The portfolio ............................................................................................    89
   Introduction .............................................................................................    89
   Characteristics of the loans .............................................................................    89
   Product switches .........................................................................................    96
   Origination of the loans .................................................................................    96
   Underwriting .............................................................................................    97
   Lending criteria .........................................................................................    97
   Changes to the underwriting policies and the lending criteria ............................................    99
   Insurance policies .......................................................................................   100
   Scottish loans ...........................................................................................   101
The Servicer ................................................................................................   102
   The servicer .............................................................................................   102
   Servicing of loans .......................................................................................   102
   Arrears and default procedures ...........................................................................   103
   Arrears experience .......................................................................................   104
The Servicing Agreement .....................................................................................   105
   Introduction .............................................................................................   105
   Powers ...................................................................................................   105
   Undertakings by the servicer .............................................................................   105
   Compensation of the servicer .............................................................................   107
   Removal or resignation of the servicer ...................................................................   107
   Right of delegation by the servicer ......................................................................   108
   Actual delegation by the servicer to EDS Credit Services Limited .........................................   108
   Servicer compliance ......................................................................................   109
   Liability of the servicer ................................................................................   109
   Governing law ............................................................................................   109
Assignment of The Loans And Their Related Security ..........................................................   110
   Introduction .............................................................................................   110
   Assignment of loans and their related security to the mortgages trustee ..................................   110
   Legal assignment of the loans to the mortgages trustee ...................................................   114
   Representations and warranties ...........................................................................   115
   Repurchase of loans under a mortgage account .............................................................   116
   Drawings under flexible loans ............................................................................   117
   Product switches and further advances ....................................................................   117
   Reasonable, prudent mortgage lender ......................................................................   117
   Governing law ............................................................................................   117
The Mortgages Trust .........................................................................................   118
   General legal structure ..................................................................................   118
   Fluctuation of the Funding's share/ seller's share of the trust property .................................   119
   Funding share of the trust property ......................................................................   119
   Seller share of the trust property .......................................................................   121
   Minimum seller share .....................................................................................   121
   Cash management of trust property - revenue receipts .....................................................   122
   Mortgages trust application of revenue receipts ..........................................................   122
   Cash management and allocation of trust property - principal receipts ....................................   123
   Mortgages trust allocation and distribution of principal receipts prior to the occurrence of a trigger
   event ....................................................................................................   125
   Mortgages trust allocation and distribution of principal receipts and retained principal receipts after
   the occurrence of a trigger event ........................................................................   127
   Losses ...................................................................................................   127
   Disposal of trust property ...............................................................................   127
   Additions to the trust property ..........................................................................   127
   Acquisition by Funding of a further interest in the trust property .......................................   128
   Acquisition by the seller of a further interest in the trust property ....................................   128
   Payment by the seller to Funding of the amount outstanding under an intercompany loan ....................   129
   Termination of mortgages trust ...........................................................................   130
   Retirement of mortgages trustee ..........................................................................   130
   Governing law ............................................................................................   130
The Master Intercompany Loan Agreement ......................................................................   131
   The facility .............................................................................................   131
   Ratings designations of the term advances ................................................................   131
   Conditions to drawdown ...................................................................................   131
   Representations and agreements ...........................................................................   132
   Payments of interest .....................................................................................   132
   Repayment of principal on the term advances ..............................................................   132
   Limited recourse .........................................................................................   133
   Master intercompany loan events of default ...............................................................   133
   New intercompany loan agreements with new issuing entities ...............................................   134
   Funding's bank accounts ..................................................................................   134
   Governing law ............................................................................................   135
Security for Funding's Obligations ..........................................................................   136
   Covenants of Funding .....................................................................................   136
   Funding security .........................................................................................   136
   Funding pre-enforcement priority of payments .............................................................   137
   Following the creation of new intercompany loan agreements with new issuing entities .....................   138
   Enforcement ..............................................................................................   138
   Funding post enforcement priority of payments ............................................................   139
   Following the creation of new intercompany loan agreements with new issuing entities......................   139
   Appointment, powers, responsibilities and liabilities of the security trustee ............................   139
   The security trustee's fees and expenses .................................................................   139
   Retirement and removal ...................................................................................   140
   Additional provisions of the Funding deed of charge ......................................................   140
   Governing law ............................................................................................   141
Security for the Issuing Entity's Obligations ...............................................................   142
   Covenants of the issuing entity ..........................................................................   142
   Issuing entity security ..................................................................................   142
   Enforcement ..............................................................................................   143
   Post enforcement priority of payments ....................................................................   144
   New issuing entity secured creditors .....................................................................   144
   Appointment, powers, responsibilities and liabilities of the issuing entity security trustee .............   144
   Issuing entity security trustee's fees and expenses ......................................................   145
   Retirement and removal ...................................................................................   145
   Additional provisions of the issuing entity deed of charge ...............................................   145
   Governing law ............................................................................................   147
Cashflows ...................................................................................................   148
   Distribution of Funding available revenue receipts .......................................................   148
   Distribution of issuing entity revenue receipts ..........................................................   150
   Distribution of issuing entity revenue receipts prior to enforcement of the issuing entity security ......   151
   Distribution of issuing entity revenue receipts after enforcement of the issuing entity security but prior
   to enforcement of the Funding security ...................................................................   153
   Distribution of Funding available principal receipts prior to enforcement of the Funding security or the
   occurrence of a trigger event or enforcement of the issuing entity security ..............................   153
   Rules for application of Funding available principal receipts and Funding principal receipts .............   154
   1. General rules .........................................................................................   154
   2. Prior to the occurrence of a trigger event and the enforcement of the Funding security, repayment of the AAA term advances is determined by final maturity date if more than one AAA term advance is due and
   payable on the same interest payment date ................................................................   155
   3. In certain circumstances, payment on all the BB term advances, all the BBB term advances, all the A
   term advances and all the AA term advances is deferred ...................................................   155
   4. Effect of cash accumulation period on term advances ...................................................   155
   5. Repayment of pass-through term advances ...............................................................   156
   6. Repayment tests .......................................................................................   156
   Repayment of term advances prior to a trigger event, enforcement of the issuing entity security or
   enforcement of the Funding security ......................................................................   157
   Repayment of term advances of each series following the occurrence of a non-asset trigger event prior to
   enforcement of the issuing entity security or the Funding security .......................................   157
   Repayment of term advances of each series following the occurrence of an asset trigger event prior to
   enforcement of the issuing entity security or the Funding security .......................................   158
   Repayment of term advances of each series following enforcement of the issuing entity security ...........   158
   Distribution of issuing entity principal receipts ........................................................   159
   Distribution of issuing entity principal receipts prior to enforcement of the issuing entity security ....   159
   Distribution of issuing entity principal receipts following enforcement of the issuing entity security but
   prior to enforcement of the Funding security .............................................................   160
   Distribution of Funding principal receipts and Funding revenue receipts following enforcement of the
   Funding security .........................................................................................   161
   Collateral in the Funding post enforcement priority of payments ..........................................   163
   Distribution of issuing entity principal receipts and issuing entity revenue receipts following
   enforcement of the issuing entity security and enforcement of the Funding security .......................   163
   Collateral in the issuing entity post-enforcement priority of payments ...................................   164
Credit Structure ............................................................................................   166
   Credit support for the issuing entity notes provided by Funding available revenue receipts. ..............   166
   Interest rate on the portfolio ...........................................................................   167
   Level of arrears experienced .............................................................................   167
   Use of Funding principal receipts to pay Funding income deficiency .......................................   167
   First reserve fund .......................................................................................   167
   Second reserve fund ......................................................................................   168
   Funding reserve fund .....................................................................................   169
   Principal deficiency ledger ..............................................................................   169
   Following the creation of new intercompany loan agreements ...............................................   170
   Issuing entity available funds ...........................................................................   170
   Priority of payments among the class A notes, the class B notes, the class M notes, the class C notes and
   the class D notes ........................................................................................   171
   Mortgages trustee GIC account/Funding GIC account ........................................................   171
   Funding liquidity reserve fund ...........................................................................   171
The Swap Agreements .........................................................................................   173
   General ..................................................................................................   173
   The Funding swap .........................................................................................   173
   The issuing entity swaps .................................................................................   175
   Ratings downgrade of swap providers ......................................................................   176
   Swap collateral ..........................................................................................   176
   Termination of the swaps .................................................................................   176
   Transfer of the swaps ....................................................................................   177
   Taxation .................................................................................................   178
   Governing law ............................................................................................   178
Cash Management for the Mortgages Trustee and Funding .......................................................   179
   Cash management services provided in relation to the mortgages trust .....................................   179
   Cash management services to be provided to Funding .......................................................   179
   Compensation of cash manager .............................................................................   180
   Resignation of cash manager ..............................................................................   181
   Termination of appointment of cash manager ...............................................................   181
   Governing law ............................................................................................   181
Cash Management for the Issuing Entity ......................................................................   182
   Cash management services to be provided to the issuing entity ............................................   182
   Issuing entity's bank accounts ...........................................................................   183
   Compensation of issuing entity cash manager ..............................................................   183
   Resignation of issuing entity cash manager ...............................................................   183
   Termination of appointment of issuing entity cash manager ................................................   183
   Governing law ............................................................................................   183
Description of the Trust Deed ...............................................................................   185
   General ..................................................................................................   185
   Trust Indenture Act prevails .............................................................................   186
   Governing law ............................................................................................   186
The Issuing Entity Notes and the Global Notes ...............................................................   187
   Payment ..................................................................................................   188
   Clearance and settlement .................................................................................   188
   Global clearance and settlement procedures ...............................................................   190
Terms and Conditions of the US Notes ........................................................................   192
Material Legal Aspects of the Loans .........................................................................   216
   English loans ............................................................................................   216
   Taking security over land ................................................................................   216
   Scottish loans ...........................................................................................   217
United Kingdom Taxation .....................................................................................   220
   Payment of interest on the issuing entity notes ..........................................................   220
   EU Savings Directive .....................................................................................   220
United States Taxation ......................................................................................   222
   General ..................................................................................................   222
   Tax status of the issuing entity, Funding, mortgages trustee and the mortgages trust .....................   222
   Characterisation of the offered notes ....................................................................   223
   Taxation of US holders of the offered notes ..............................................................   223
   Offered notes as debt of Funding .........................................................................   223
   Information reporting and backup withholding .............................................................   224
ERISA Considerations ........................................................................................   225
Enforcement of foreign judgments in England and Wales .......................................................   227
United States Legal Investment Considerations ...............................................................   228
Legal Matters ...............................................................................................   229
Underwriting ................................................................................................   230
   United States ............................................................................................   230
   United Kingdom ...........................................................................................   231
   France ...................................................................................................   231
   Italy ....................................................................................................   231
   Spain ....................................................................................................   232
   Canada ...................................................................................................   232
   General ..................................................................................................   232
Reports to noteholders ......................................................................................   233
Certain relationships .......................................................................................   233
Incorporation of certain Information by reference ...........................................................   233
Where investors can find more information ...................................................................   234
Listing and General Information .............................................................................   235
   Authorisation ............................................................................................   235
   Listing of issuing entity notes ..........................................................................   235
   Clearing and settlement ..................................................................................   235
   Litigation ...............................................................................................   235
   Accounts .................................................................................................   235
   Significant or material change ...........................................................................   236
   Trustee Reliance .........................................................................................   236
   Documents available ......................................................................................   236
Glossary ....................................................................................................   238


       On 28 November 2006, Abbey National plc, in its capacity as sponsor, established the residential mortgage-backed note issuance programme (the PROGRAMME) whereby the issuing entity may from time to time issue the issuing entity notes. Not all of the issuing entity notes issued under the programme will be offered by this prospectus.

       The issuing entity and certain other issuing entities (the PREVIOUS ISSUING ENTITIES) have issued previous notes and used the proceeds thereof to make intercompany loans to Funding. Subject to certain conditions described further in this prospectus, from time to time new issuing entities may also be established to issue new notes and make new intercompany loans to Funding. In addition, new separate funding entities (each a NEW FUNDING ENTITY) may be created in the future and new issuing entities may be established to issue new notes and make new intercompany loans to such new funding entities. The previous notes issued by the previous issuing entities and the issuing entity are, and any new notes issued by such new issuing entities will be, ultimately secured by the same trust property as the issuing entity notes offered by the issuing entity under this prospectus and the relevant prospectus supplement. The allocation of trust property as between Abbey (the SELLER) and Funding is described in this prospectus under "THE MORTGAGES TRUST".

       An issuing entity note is not a deposit and neither the issuing entity notes nor the underlying receivables are insured or guaranteed by any United Kingdom or United States governmental agency.

                                  DEFINED TERMS

       Terms used in this prospectus are defined in the glossary. Where terms first appear in the text, they are also defined there or accompanied by a reference to a definition elsewhere.

       References herein to this PROSPECTUS are to this base prospectus and references herein to PROSPECTUS SUPPLEMENT are to a supplement to this base prospectus which forms part of this prospectus in relation to the relevant series and class (or sub-class) of the issuing entity notes.

       References in this prospectus to FINAL TERMS are to the final terms for the issuing entity notes (including issuing entity notes not offered by this prospectus) filed with the UK Listing Authority and made available to the public in accordance with the Prospectus Rules made pursuant to the Financial Services and Markets Act 2000. The final terms do not form a part of this prospectus and will not be used to offer the issuing entity notes in the United States.

       References in this document (other than in the Appendices) to the ISSUING ENTITY mean Holmes Master Issuer PLC and references to YOU mean potential investors in the issuing entity notes.

       References in this prospectus to the DEPOSITOR or FUNDING mean Holmes Funding Limited.

       References in this prospectus to the SEC mean the United States Securities and Exchange Commission.

       References in this prospectus to (POUND), POUNDS or STERLING are to the lawful currency for the time being of the United Kingdom of Great Britain and Northern Ireland. References in this prospectus to USD, US$, $, US DOLLARS or DOLLARS are to the lawful currency of the United States of America. References in this prospectus to (EURO), EURO or EURO are to the single currency introduced at the third stage of European Economic and Monetary Union pursuant to the Treaty establishing the European Communities, as amended from time to time.

       Not all series and classes (or sub classes) of issuing entity notes will be registered in the United States under the US Securities Act of 1933, as amended (the SECURITIES ACT) and therefore will not be offered under this prospectus. However, the term ISSUING ENTITY NOTES unless otherwise stated, when used in this prospectus, includes all notes issued by the issuing entity.

       Any series of the issuing entity notes which are registered in the United States under the Securities Act and offered under this prospectus and the relevant prospectus supplement are referred to in this prospectus as US NOTES or OFFERED NOTES.

       Because this transaction is connected, by virtue of its structure, with several previous transactions and because it may be connected with future transactions, it is necessary in this prospectus to refer to any or all of these transactions.

       In respect of notes or other terms derived from or related to them, the word PREVIOUS is used when referring to the previous transactions, ISSUING ENTITY when referring to a transaction set out in the accompanying prospectus supplement (the PRESENT TRANSACTION), CURRENT when referring to both the previous transactions, and the present transaction, NEW when referring to future transactions, and ANY or ALL when referring to any or all of the previous transactions, the present transaction and future transactions. For example, the ISSUING ENTITY NOTES are the notes issued by Holmes Master Issuer PLC as set out in the relevant prospectus supplement and the PREVIOUS NOTES are the notes issued by Holmes Financing (No. 1) PLC, Holmes Financing (No. 2) PLC, Holmes Financing (No. 3) PLC, Holmes Financing (No. 4) PLC, Holmes Financing (No. 5) PLC, Holmes Financing (No. 6) PLC, Holmes Financing (No. 7) PLC, Holmes Financing (No. 8) PLC, Holmes Financing (No. 9) PLC and Holmes Financing (No.
10) PLC, and the issuing entity notes issued by the issuing entity prior to the date of the relevant prospectus supplement.

       In respect of term advances or intercompany loans, the word PREVIOUS is used when referring to any term advances or intercompany loans made available in respect of a previous transaction either (i) by a previous issuing entity under a previous intercompany loan agreement, or (ii) by the issuing entity under the master intercompany loan agreement, CURRENT when referring to any term advances or intercompany loans made available by the issuing entity under the master intercompany loan agreement in respect of the present transaction, NEW when referring to any term advances or intercompany loans made available in respect of a future transaction either (i) by the issuing entity under the master intercompany loan agreement, or (ii) by a new issuing entity under a new intercompany loan agreement and ANY or ALL when referring to any of the term advances or intercompany loans under the previous transactions, the present transaction and future transactions.

       Each term advance (being either (i) a previous term advance made by a previous issuing entity or the issuing entity under a previous intercompany loan, (ii) a current term advance made by the issuing entity to Funding under the current intercompany loan, or (iii) a new term advance made by a new issuing entity or the issuing entity under a new intercompany loan, in each case funded from proceeds received by the relevant issuing entity from the issuance of a series and class (or sub-class) of notes) carries a rating designation, which is the rating assigned on issuance by the rating agencies (Moody's Investors Service Limited, Standard & Poor's Rating Services and Fitch Ratings Ltd.) to the corresponding notes used to fund that term advance. These rating designations, from highest to lowest, are AAA, AA, A, BBB and BB. References to higher or lower term advance rating designations should be construed accordingly.

                           FORWARD-LOOKING STATEMENTS

       This prospectus includes forward-looking statements including, but not limited to, statements made under the headings "RISK FACTORS", "THE LOANS", "THE SERVICER" and "THE SERVICING AGREEMENT". These forward-looking statements can be identified by the use of forward-looking terminology, such as the words "believes", "expects", "may", "intends", "should" or "anticipates" or the negative or other variations of those terms. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results and performance of the issuing entity notes, Abbey or the UK residential mortgage industry to differ materially from any future results or performance expressed or implied in the forward-looking statements. These risks, uncertainties and other factors include, among others general economic and business conditions in the United Kingdom, currency exchange and interest rate fluctuations, government, statutory, regulatory or administrative initiatives affecting Abbey, changes in business strategy, lending practices or customer relationships and other factors that may be referred to in this prospectus. Some of the most significant of these risks, uncertainties and other factors are discussed in this prospectus under the heading "RISK FACTORS", and you are encouraged to carefully consider those factors prior to making an investment decision in relation to the issuing entity notes.

       These forward-looking statements speak only as of the date of this prospectus. The issuing entity expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in the issuing entity's expectations with regard thereto or any change in events, conditions or circumstances after the date of this prospectus on which any such statement is based. These statements reflect the issuing entity's current views with respect to such matters.

         IMPORTANT NOTICE ABOUT INFORMATION PROVIDED IN THIS PROSPECTUS
                     AND THE RELEVANT PROSPECTUS SUPPLEMENT

       Information about each series and class (or sub-class) of issuing entity notes is contained in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to a particular series and class (or sub-class) of issuing entity notes; and (b) the relevant prospectus supplement for a particular series and class (or sub-class) of issuing entity notes, which describes the specific terms of the issuing entity notes of that series and class (or sub-class), including:

       o      the timing of interest and principal payments;

       o financial and other information about the assets of the issuing entity;

       o information about enhancement for the series or class (or sub-class) of issuing entity notes;

       o      the ratings for the class of issuing entity notes;

       o      the method for selling the issuing entity notes; and

       o other terms and conditions not contained herein that are applicable to that series and class (or sub-class) of issuing entity notes.

       This prospectus may be used to offer and sell any series and class (or sub-class) of issuing entity notes only if accompanied by the prospectus supplement for that series and class (or sub-class).

       Although the information in the relevant prospectus supplement for a particular series and class (or sub-class) of issuing entity notes should not be inconsistent with the information contained in this prospectus, insofar as the prospectus supplement contains specific information about the series and class (or sub-class) that differs from the more general information contained in this prospectus, you should rely on the information in the relevant prospectus supplement.

       You should rely only on the information contained in this prospectus and the relevant prospectus supplement, including the information incorporated by reference. The issuing entity has not authorised anyone to provide you with information that is different from that contained in this prospectus and the relevant prospectus supplement. The information in this prospectus and the relevant prospectus supplement is only accurate as of the dates on the respective covers of those documents.

       Cross-references are included in this prospectus and each relevant prospectus supplement to headings in these materials under which you can find further related discussions. The table of contents in this prospectus and the table of contents included in each relevant prospectus supplement provide the pages on which these headings are located.

       If you require additional information, the mailing address of Funding's principal executive offices is Abbey House, 2 Triton Square, Regent's Place, London NW1 3AN, United Kingdom and the telephone number is +44 (0) 870 607 6000. For other means of acquiring additional information about the issuing entity or a series or class (or sub-class) of issuing entity notes, see "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" in this prospectus.

                             OVERVIEW OF TRANSACTION

       The information in this section of this prospectus is an overview of the principal features of the issuing entity notes, including the transaction documents and the loans that will generate the income for the issuing entity to make payments on the issuing entity notes. This overview does not contain all of the information that you should consider before investing in the issuing entity notes. You should read this entire prospectus and the relevant prospectus supplement carefully, especially the risks of investing in the issuing entity notes discussed in this prospectus under the heading "RISK FACTORS" and in the relevant prospectus supplement under the heading "RISK FACTORS".

OVERVIEW OF THE TRANSACTION

       The following is a brief overview of the transaction and is further illustrated by the "STRUCTURAL DIAGRAM OF THE SECURITISATION BY THE ISSUING ENTITY" (the numbers in the diagram refer to the numbered paragraphs in this section).

       (1) On 26 July 2000 (the INITIAL CLOSING DATE) and on several subsequent dates (in connection with previous transactions by the issuing entity and by previous issuing entities), the seller assigned the trust property to the mortgages trustee pursuant to a mortgage sale agreement and retained an interest for itself in the trust property, as further described in "ASSIGNMENT OF THE LOANS". From time to time the seller may, subject to satisfaction of the conditions to sale set out in "ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY - ASSIGNMENT OF LOANS AND THEIR RELATED SECURITY TO THE MORTGAGES TRUSTEE", sell further loans and their related security to the mortgages trustee. The loans will be residential mortgage loans originated by Abbey and secured over properties located in England, Wales and/or Scotland.

       (2) The mortgages trustee holds, and will hold, the loans and other property (the TRUST PROPERTY) on trust for the benefit of the seller and Funding pursuant to a mortgages trust deed entered into on 25 July 2000, as amended from time to time. The trust property includes the portfolio, which at any time consists of the loans and the other amounts derived from the loans and their related security. Each of the seller and Funding has a joint and undivided interest in the trust property but their respective entitlement to the proceeds from the trust property is in proportion to their respective shares of the trust property, as further described under "THE MORTGAGES TRUST".

       (3) The mortgages trustee distributes interest payments on the loans, after payment of certain fees and expenses (including those of the mortgages trustee, the servicer, the cash manager and the account bank), to Funding according to the share that Funding has in the trust property. The mortgages trustee distributes the remaining interest receipts on the loans to the seller. The mortgages trustee allocates losses in relation to the loans to the seller and Funding according to the share that each of them then has in the trust property, expressed as a percentage. These percentages may fluctuate as described in "THE MORTGAGES TRUST". The mortgages trustee distributes principal payments on the loans to the seller and Funding according to the share that each of them has in the trust property from time to time and a series of rules as described in "THE MORTGAGES TRUST".

       (4) Funding will use the proceeds of term advances received from time to time from the issuing entity under the master intercompany loan to:

                 (a) pay the seller part of the consideration for loans
                     (together with their related security) sold by the seller to the mortgages trustee in connection with the relevant issue by the issuing entity and the making of the relevant term advances to Funding, which will result in an increase in the amount of the trust property and a corresponding adjustment to the value of the Funding share of the trust property and the value of the seller share of the trust property;

                 (b) acquire part of the seller share of the trust property, which will result in a decrease of the seller share of the trust property and a corresponding increase in the Funding share of the trust property;

                 (c) fund or replenish the first reserve fund; and/or

                 (d) make a payment to the issuing entity or a previous issuing entity or a new issuing entity to refinance a previous term advance.

       (5) Funding will use a portion of the amounts received from its share in the trust property to meet its obligations to pay interest and principal due to the issuing entity under the master intercompany loan. Funding's obligations to the issuing entity under the master intercompany loan will be secured under the Funding deed of charge by, among other things, Funding's share of the trust property.

       (6) The issuing entity's obligations to pay principal and interest on the issuing entity notes will be funded primarily from the payments of principal and interest received by it from Funding under the master intercompany loan. The issuing entity's primary asset will be its rights and interests under the master intercompany loan agreement. Neither the issuing entity nor the noteholders will have any direct interest in the trust property, although the issuing entity will have a shared security interest under the Funding deed of charge in respect of Funding's share of the trust property. Prior to service of a note enforcement notice, the issuing entity will only repay a class of issuing entity notes (or part thereof) of any series on the relevant interest payment date if it has received principal repayments in respect of the term advance that was funded by the issue of such issuing entity notes. The issuing entity will only receive a principal repayment in respect of such term advance if, among other things, following such repayment there would continue to be sufficient credit enhancement on that date for each outstanding class of issuing entity notes, either in the form of lower ranking classes of issuing entity notes or other forms of credit enhancement. Following service of a note enforcement notice, the issuing entity will apply amounts received by it from Funding under the master intercompany loan agreement to repay all classes of outstanding issuing entity notes of any series (see "CASHFLOWS - DISTRIBUTION OF ISSUING ENTITY PRINCIPAL RECEIPTS").

       (7)    Subject to satisfying certain conditions precedent, including:

              (a) the issuing entity obtaining written confirmation from each of the rating agencies that the then current ratings of the issuing entity notes outstanding at that time, and the implicit ratings of the term advances outstanding at that time, will not be adversely affected because of the proposed issue;

              (b) that no event of default under any of the intercompany loan agreements outstanding at that time has occurred which has not been remedied or waived, and no event of default will occur as a result of the proposed issue of the issuing entity notes; and

              (c) as at the most recent interest payment date, no deficiency (which remains outstanding) is recorded on the principal deficiency ledger in relation to the term advances outstanding at that time, the issuing entity will issue issuing entity notes in separate series and classes (or sub-classes) (each such issue of issuing entity notes issued under the programme being an ISSUE) and then lend the proceeds to Funding under the master intercompany loan agreement (see "SUMMARY OF THE ISSUING ENTITY NOTES - RELATIONSHIP BETWEEN THE ISSUING ENTITY NOTES AND THE MASTER INTERCOMPANY LOAN"). The types of term advances (namely, bullet term advances, scheduled amortisation term advances and pass-through term advances) are described under "SUMMARY OF THE ISSUING ENTITY NOTES
              - INTERCOMPANY LOANS". Each series will consist of one or more classes (or sub-classes) of issuing entity notes and may be offered under this prospectus and the relevant prospectus supplement setting out the terms of that series and those classes (or sub-classes) of issuing entity notes. The issuing entity's obligations under, among other things, the issuing entity notes will be secured, under the issuing entity deed of charge entered into on 28 November 2006 (as amended or restated from time to time) by the issuing entity with, among others, the issuing entity security trustee and the note trustee, over, among other things, the issuing entity's rights under the master intercompany loan agreement and the Funding deed of charge.

       (8) The accounts, the reserve funds, any 2a-7 swap transactions, the interest-rate swap transactions and the currency swap transactions and their function in the programme structure are described later in this prospectus and the relevant prospectus supplement. They are included in the following diagram so that investors can refer back to see where they fit into the structure.

STRUCTURAL DIAGRAM OF THE SECURITISATION BY THE ISSUING ENTITY


                               [GRAPHIC OMITTED]

DIAGRAM OF OWNERSHIP STRUCTURE OF SPECIAL PURPOSE COMPANIES


                                [GRAPHIC OMITTED]


       This diagram illustrates the ownership structure of the principal special purpose companies involved in the programme, as follows:

       o Each of the mortgages trustee, Funding, the issuing entity and the previous issuing entities is, and any new issuing entity or new funding entity is expected to be, a wholly owned subsidiary of Holmes Holdings Limited (HOLDINGS). See "FUNDING" and "SUMMARY OF THE ISSUING ENTITY NOTES - THE PREVIOUS ISSUING ENTITIES, NEW ISSUING ENTITIES AND NEW FUNDING ENTITIES" in this prospectus and "DESCRIPTION OF THE PREVIOUS ISSUING ENTITIES, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS" in the relevant prospectus supplement.

       o The entire issued share capital of Holdings is held on trust by a professional trust company, not affiliated with the seller, under the terms of a discretionary trust for the benefit of one or more discretionary objects (which do not include Abbey or any entity connected with Abbey). See "HOLDINGS". The entire issued share capital of the post enforcement call option holder is held on a separate trust by the same professional trust company under the terms of a discretionary trust for the benefit of one or more discretionary objects (which do not include Abbey or any entity connected with Abbey), different to those referred to in respect of Holdings. See "PECOH LIMITED".

       o Abbey (who as the sponsor organises and initiates each transaction under the programme, and who was the sponsor for the transactions by the previous issuing entities) has no ownership interest in any of the entities in the diagram above. This should ensure, among other things, that none of the transactions under the programme will be linked to the credit of Abbey, and that Abbey has no obligation to support any such transaction financially, although Abbey may still have a connection with such transaction for other reasons (such as acting as servicer of the loans and as a beneficiary under the mortgages trust). See "THE ABBEY GROUP OF COMPANIES".

       o The previous issuing entities are Holmes Financing (No. 1) PLC, Holmes Financing (No. 2) PLC, Holmes Financing (No. 3) PLC, Holmes Financing (No. 4) PLC, Holmes Financing (No. 5) PLC, Holmes Financing (No. 6) PLC, Holmes Financing (No. 7) PLC, Holmes Financing (No. 8) PLC, Holmes Financing (No. 9) PLC and Holmes Financing (No. 10) PLC, all of which are wholly owned subsidiaries of Holdings. The previous issuing entities and the issuing entity issued the previous notes to investors and loaned the proceeds of those issues to Funding pursuant to separate previous intercompany loan agreements (in the case of the previous issuing entities) and pursuant to the master intercompany loan agreement (in the case of the issuing entity) in separate transactions between 26 July 2000 and 28 November 2006. Any issuing entity notes offered under this prospectus and the relevant prospectus supplement will rank behind, equally or ahead of the previous notes, as further described under "- THE PREVIOUS ISSUING ENTITIES, NEW ISSUING ENTITIES AND NEW FUNDING ENTITIES". The issuing entity, the previous issuing entities and, if relevant, any new issuing entities will share in the security granted by Funding for its respective obligations to them under their respective intercompany loans.

       o Holdings may establish new issuing entities that issue new notes that may rank behind, equally or ahead of the issuing entity notes, depending on the ratings of the new notes as described under "- THE PREVIOUS ISSUING ENTITIES, NEW ISSUING ENTITIES AND NEW FUNDING ENTITIES". Any new issuing entity established after the date of this prospectus is expected to be a wholly owned subsidiary of Holdings.

       o Holdings may establish new funding entities (each a NEW FUNDING ENTITY), which may in the future issue new notes from time to time and (subject to the agreement of the seller and Funding) use the proceeds to make a payment to the seller to acquire an interest in the trust property. Any new funding entity would be a wholly owned subsidiary of Holdings as described in "- THE PREVIOUS ISSUING ENTITIES, NEW ISSUING ENTITIES AND NEW FUNDING ENTITIES". The new notes issued would be secured by the same trust property as the issuing entity notes offered under this prospectus and the relevant prospectus supplement. See "RISK FACTORS - HOLDINGS MAY ESTABLISH NEW FUNDING ENTITIES, WHICH MAY BECOME ADDITIONAL BENEFICIARIES UNDER THE MORTGAGES TRUST".

       o In certain circumstances (including when new issuing entities are established or new funding entities become beneficiaries under the mortgages trust) the security trustee may, or will be obliged to, consent to modifications being made to some of the transaction documents. Your consent will not be obtained in relation to those modifications. See "RISK FACTORS - THE SECURITY TRUSTEE, THE ISSUING ENTITY SECURITY TRUSTEE AND/OR THE NOTE TRUSTEE MAY AGREE TO MODIFICATIONS TO THE TRANSACTION DOCUMENTS WITHOUT YOUR PRIOR CONSENT, WHICH MAY ADVERSELY AFFECT YOUR INTERESTS".

                                THE MAIN PARTIES

THE ISSUING ENTITY

       Holmes Master Issuer PLC (the ISSUING ENTITY) is a public limited company incorporated in England and Wales. Its registered office is Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN. The contact telephone number is +44 (0) 870 607 6000.

       The issuing entity is a special purpose company created at the direction of the sponsor. The purpose of the issuing entity is to issue the issuing entity notes which represent its asset-backed obligations and to lend an amount equal to the proceeds of the issuing entity notes to Funding pursuant to the master intercompany loan agreement. The issuing entity will not engage in any activities that are unrelated to this purpose. See also "THE ISSUING ENTITY".

THE DEPOSITOR

       Holmes Funding Limited (FUNDING) is a private limited company incorporated in England and Wales. Its registered office is Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN. The contact telephone number is +44 (0) 870 607 6000.

       Funding is a special purpose company. Funding will borrow money from the issuing entity pursuant to the terms of the master intercompany loan agreement. Funding is a beneficiary under the mortgages trust and currently owns a share of the trust property that it acquired in relation to the previous notes issued by the previous issuing entities and the issuing entity. Funding will use the money borrowed from the issuing entity to: (i) pay the seller part of the consideration for loans (together with their related security) sold by the seller to the mortgages trustee in connection with the relevant issue by the issuing entity and the making of the relevant term advances to Funding, which will result in an increase in the amount of the trust property and a corresponding adjustment to the value of the Funding share of the trust property and the value of the seller share of the trust property; (ii) pay the seller for an increase in Funding's existing share of the trust property (resulting in a corresponding decrease in the seller's share of the trust property); (iii) fund or replenish the first reserve fund; and/or (iv) make a payment to the issuing entity or a previous issuing entity or a new issuing entity to refinance a previous term advance. Together, Funding and the seller are beneficially entitled to all of the trust property. New funding entities may also acquire a share of the trust property in the future. See also "FUNDING".

THE MORTGAGES TRUSTEE

       Holmes Trustees Limited (the MORTGAGES TRUSTEE) is a private limited company incorporated in England and Wales. See "THE MORTGAGES TRUSTEE". Its registered office is Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN. The contact telephone number is +44 (0) 870 607 6000.

       The mortgages trustee is a special purpose company. The purpose of the mortgages trustee is to hold the trust property. The mortgages trustee holds the trust property on trust for the seller and Funding and, if applicable, new funding entities, under the terms of the mortgages trust deed. See also "THE MORTGAGES TRUST".

THE SPONSOR, THE SELLER, THE SERVICER, THE FUNDING SWAP PROVIDER, THE CASH MANAGER, THE ISSUING ENTITY CASH MANAGER, THE ISSUING ENTITY ACCOUNT BANKS AND THE ORIGINATOR

       Abbey National plc (ABBEY) is a bank incorporated in England and Wales as a public limited company. It is regulated by the FSA. Abbey's current rating for its long term senior debt is AA- by Standard & Poor's, Aa3 by Moody's and AA- by Fitch. Its registered office is Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN. The contact telephone number is +44 (0) 870 607 6000. See also "THE ABBEY GROUP OF COMPANIES".

       Abbey will act as sponsor, being the entity that is organising and initiating this residential mortgage-backed note issuance programme, and as seller, by transferring the loans (and their related security) to the mortgages trust, Funding's beneficial share of which backs the issuing entity notes to be issued by the issuing entity.

       The seller originated all of the loans in the portfolio according to the lending criteria applicable at the time of origination and has assigned those loans together with their related security to the mortgages trustee under the mortgage sale agreement. The seller's current lending criteria are described later in this prospectus. The seller may from time to time sell additional loans together with their related security to the mortgages trustee pursuant to the terms of the mortgage sale agreement. See "ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY".

       Although the loans have been assigned to the mortgages trustee, the seller continues to perform administration and servicing functions in respect of the loans on behalf of the mortgages trustee and the beneficiaries of the mortgages trust, including collecting payments under the loans and taking steps to recover arrears. The seller may not resign as servicer unless a successor servicer has been appointed. In addition, the servicer may be replaced by a successor servicer if it defaults in its obligations under the servicing agreement. The seller has delegated some of the administration and servicing functions in respect of the loans. See "THE SERVICING AGREEMENT - ACTUAL DELEGATION BY THE SERVICER".

       Abbey has also been appointed as the cash manager for the mortgages trustee and Funding to manage their bank accounts, determine the amounts of and arrange payments of monies to be made by them and keep certain records on their behalf. See "CASH MANAGEMENT FOR THE MORTGAGES TRUSTEE AND FUNDING".

       Abbey has also been appointed as the issuing entity cash manager to manage the issuing entity's bank accounts, determine the amounts of and arrange payments of monies to be made by the issuing entity and keep certain records on the issuing entity's behalf. See "CASH MANAGEMENT FOR THE ISSUING ENTITY".

       Additionally, Abbey has been appointed as an issuing entity account bank (the STERLING ACCOUNT BANK) to provide banking services to the issuing entity, and has been appointed as the account bank to Funding and the mortgages trustee. The other issuing entity account bank (the NON-STERLING ACCOUNT BANK) is Citibank, N.A., London Branch.

       Citibank, N.A., London Branch, as an issuing entity account bank is a national banking association organised under the National Bank Act of 1864. Its address is Citigroup Centre, Canada Square, London E14 5LB. Its contact telephone number is +44 (0) 20 7500 5000.

       Although the seller has assigned the loans to the mortgages trustee, the seller continues to have an interest in the loans as holder of the legal title to the loans and as one of the beneficiaries of the mortgages trust under the mortgages trust deed. See "THE MORTGAGES TRUST - SELLER SHARE OF THE TRUST PROPERTY".

THE NOTE TRUSTEE

       The Bank of New York, London Branch is the note trustee. Its address is One Canada Square, London E14 5AL. The note trustee will act as trustee for the noteholders under the trust deed.

THE PAYING AGENTS, AGENT BANK, REGISTRAR AND TRANSFER AGENT

       The Bank of New York, London Branch is the principal paying agent. Its address is One Canada Square, London E14 5AL. The Bank of New York, New York Branch is the US paying agent and its address is 101 Barclay Street, New York NY 10286. The paying agents will make payments on the issuing entity notes to noteholders.

       The Bank of New York, London Branch is the agent bank. Its address is One Canada Square, London E14 5AL. The agent bank will calculate the interest rate on the issuing entity notes.

       The Bank of New York (Luxembourg) S.A. is the registrar and the transfer agent. Its address is Aerogolf Center, 1A, Hoehenhof, L-1736 Senningerberg, Luxembourg. The registrar will maintain a register in respect of the issuing entity notes.

THE SECURITY TRUSTEE

       The Bank of New York, London Branch is the security trustee. Its address is One Canada Square, London E14 5AL. The security trustee will act as trustee for the Funding secured creditors under the Funding deed of charge.

THE ISSUING ENTITY SECURITY TRUSTEE

       The Bank of New York, London Branch is the issuing entity security trustee. Its address is One Canada Square, London E14 5AL. The issuing entity security trustee will act as trustee for the issuing entity secured creditors under the issuing entity deed of charge.

THE PREVIOUS ISSUING ENTITIES AND NEW ISSUING ENTITIES

       In connection with the loans (and their related security) sold to the mortgages trustee prior to the programme date, the previous issuing entities issued previous notes and used the sterling equivalent of the issue proceeds to make previous intercompany loans to Funding on the respective previous closing dates. Each of the previous issuing entities is a wholly owned subsidiary of Holdings. In the future, new issuing entities may issue new notes and loan the proceeds to Funding and/or to new funding entities, as the case may be. It is not necessary to obtain your approval for any issuance of new notes, nor is it necessary to provide you with notice of any such issuance.

                       SUMMARY OF THE ISSUING ENTITY NOTES

SERIES

       The issuing entity may from time to time issue class A notes, class B notes, class M notes, class C notes and class D notes in one or more series. Each series will consist of one or more classes (or sub-classes) of issuing entity notes. One or more series or classes (or sub-classes) of issuing entity notes may be issued at one time. Each series and class (or sub-class) of issuing entity notes will be secured over the same assets as all other issuing entity notes offered under this prospectus and the relevant prospectus supplement as well as all previous notes issued by previous issuing entities and the issuing entity. The issuing entity notes issued from time to time by the issuing entity will constitute direct, secured and unconditional obligations of the issuing entity.

       The issuing entity notes of a particular class in differing series (and the issuing entity notes of differing sub-classes of the same class and series) will not necessarily have all the same terms. Differences may include issue price, principal amount, interest rates and interest rate calculations, currency, permitted redemption dates, final maturity dates and ratings. Noteholders holding certain issuing entity notes may have the benefit of remarketing and conditional purchase arrangements or 2a-7 swap provider arrangements specified in the applicable prospectus supplement. The terms of each series and class (or sub-class) of issuing entity notes will be set out in the relevant prospectus supplement.

       For a summary of characteristics of the previous notes, see "DESCRIPTION OF THE PREVIOUS ISSUING ENTITIES, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS" in the relevant prospectus supplement.

PAYMENT

       Some series of issuing entity notes will be paid ahead of others, regardless of the ranking of the issuing entity notes. In particular, some payments on some series of class B notes, class M notes, class C notes and class D notes will be made before some series of class A notes, as described under "SUMMARY OF THE ISSUING ENTITY NOTES - PAYMENT AND RANKING OF THE ISSUING ENTITY NOTES".

       In addition, the occurrence of an asset trigger event or non-asset trigger event (which are briefly described under "SUMMARY OF THE ISSUING ENTITY NOTES - TRIGGER EVENTS") will alter the payments on the issuing entity notes.

INTEREST

       Interest will accrue on each series and class (or sub-class) of issuing entity notes from its date of issue at the applicable interest rate specified in the relevant prospectus supplement for that series and class (or sub-class) of issuing entity notes, which may be fixed or floating rate or have a combination of these characteristics. Interest on each series and class (or sub-class) of issuing entity notes will be due and payable on the interest payment dates specified in the relevant prospectus supplement up to and including the final maturity date or early redemption date.

       Any shortfall in payments of interest due on any series of the class B notes (to the extent that any class A notes are outstanding), the class M notes (to the extent that any class A notes and/or class B notes are outstanding), the class C notes (to the extent that any class A notes and/-or class B notes and/or class M notes are outstanding) or the class D notes (to the extent that any class A notes and/or class B notes and/or class M notes and/or class C notes are outstanding) on any interest payment date in respect of such issuing entity notes will, unless it is the then most senior class of issuing entity notes of that issue then outstanding, be deferred until the immediately succeeding interest payment date in respect of such issuing entity notes. On that immediately succeeding interest payment date, the amount of interest due on the relevant class of issuing entity notes will be increased to take account of any such deferred interest. If on that interest payment date there is still a shortfall, that shortfall will be deferred again. This deferral process will continue until the final maturity date of such issuing entity notes, at which point all such deferred amounts will become due and payable. However, if there are insufficient funds available to the issuing entity to pay interest on the class B notes, the class M notes, the class C notes or the class D notes, then noteholders may not receive all interest amounts due on those classes of issuing entity notes. Payments of interest due on any interest payment date in respect of the class A notes, or (if applicable) the most senior class of issuing entity notes of that issue then outstanding in respect of which interest may not be deferred and the failure to pay interest on such issuing entity notes will be a note event of default.

ISSUANCE

       Issuing entity notes may only be issued upon the satisfaction of certain conditions precedent. In particular, issuing entity notes may be issued only if the following conditions (among others) are satisfied:

       o the issuing entity obtaining a written confirmation from each of the rating agencies that the then current ratings of the issuing entity notes outstanding at that time, and the implicit ratings of the term advances outstanding at that time, will not be adversely affected because of the proposed issue (bearing in mind that the term advances are not themselves rated);

       o that no event of default under any of the intercompany loan agreements outstanding at that time has occurred which has not been remedied or waived and no event of default will occur as a result of the proposed issue of the issuing entity notes; and

       o as at the most recent interest payment date, that no principal deficiency (which remains outstanding) is recorded on the principal deficiency ledger in relation to the term advances outstanding at that time.

       There are no restrictions on the issuance of any issuing entity notes so long as such conditions are satisfied.

RATINGS

       The ratings assigned to each series and class (or sub-class) of issuing entity notes will be specified in the relevant prospectus supplement.

       A credit rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time by the assigning rating organisation if, in its judgment, circumstances in the future so warrant.

       Standard & Poor's, Moody's and Fitch together comprise the rating agencies referred to in this prospectus. The term RATING AGENCIES also includes any further or replacement rating agency appointed by the issuing entity with the approval of the note trustee to give a credit rating to the issuing entity notes of any series.

       The issuing entity has agreed to pay ongoing surveillance fees to the rating agencies, in exchange for which each rating agency will monitor the ratings it has assigned to each series and class (or sub-class) of issuing entity notes while they are outstanding.

LISTING

       Application will be made to the UK Listing Authority for the issuing entity notes issued during the period of 12 months from the date of this prospectus to be admitted to the official list maintained by the UK Listing Authority. Application will also be made to the London Stock Exchange for each series and class (or sub-class) of the issuing entity notes to be admitted to trading on the London Stock Exchange's Gilt Edged and Fixed Interest Market.

DENOMINATIONS OF THE ISSUING ENTITY NOTES

       The issuing entity notes (in either global or definitive form) will be issued in the denominations specified in the relevant prospectus supplement, save that the minimum denomination of each issuing entity note will be such as may be allowed or required from time to time by the relevant central bank or regulatory authority (or equivalent body) or any laws or regulations applicable to the relevant currency and save that the minimum denomination of each US dollar denominated issuing entity note will be $100,000 and in integral multiples of $1,000 in excess thereof, each sterling denominated issuing entity note will be issued in minimum denominations of (pound)50,000 and in integral multiples of (pound)1,000 in excess thereof and each euro denominated issuing entity note will be issued in minimum denominations of (euro)50,000 and in integral multiples of (euro)1,000 in excess thereof.

MATURITIES

       Issuing entity notes will be issued in such maturities as may be specified in the relevant prospectus supplement, subject to compliance with all applicable legal, regulatory and/or central bank requirements.

CURRENCIES

       Subject to compliance with all applicable legal, regulatory and/or central bank requirements, a series and class (or sub-class) of issuing entity notes may be denominated in such currency or currencies as may be agreed between the relevant underwriters and/or dealers and the issuing entity as specified in the relevant prospectus supplement.

ISSUE PRICE

       Each series and class (or sub-class) of issuing entity notes may be issued on a fully paid basis and at an issue price which is at par or at a discount to, or a premium over, par.

SELLING RESTRICTIONS

       For a description of certain restrictions on offers, sales and deliveries of issuing entity notes and on the distribution of offering material in the United Kingdom and certain other jurisdictions, see "UNDERWRITING" below and in the relevant prospectus supplement.

RELATIONSHIP BETWEEN THE ISSUING ENTITY NOTES AND THE MASTER INTERCOMPANY LOAN

       The gross proceeds of each issue of issuing entity notes will fund an intercompany loan under the master intercompany loan agreement. Each such intercompany loan will comprise multiple term advances, each relating to a particular series and class (or sub-class) of issuing entity notes forming part of the relevant issue. The repayment terms of each term advance (for example, dates for payment of principal and the type of amortisation or redemption) will reflect the terms of the related series and class (or sub-class) of issuing entity notes. Subject to any swap agreements as described under "THE SWAP AGREEMENTS" and the Funding priority of payments and the issuing entity priority of payments, the issuing entity will make payments on the relevant series and class (or sub-class) of issuing entity notes from payments received by it from Funding under the corresponding term advance of the master intercompany loan and, in each case where the relevant class (or sub-class) of issuing entity notes is denominated in a currency other than sterling, after making the appropriate currency exchange under the corresponding issuing entity swap agreement.

       The ability of Funding to make payments on the master intercompany loan will depend to a large extent on (a) Funding receiving its share of collections on the trust property, which will in turn depend principally on the collections the mortgages trustee receives on the loans and the related security and (b) the allocation of monies between the previous intercompany loans, the master intercompany loan and any new intercompany loans. See "SUMMARY OF THE ISSUING ENTITY NOTES - INTERCOMPANY LOANS".

DIAGRAM OF THE PRIORITY OF PAYMENTS BY THE ISSUING ENTITY AND SUBORDINATION RELATIONSHIPS

       The following diagram illustrates in a general way the payment priorities for revenue receipts and principal receipts by the issuing entity before acceleration of the intercompany loans and also indicates the subordination relationship among the issuing entity notes of a particular issue. This diagram does not indicate the priority of payments by Funding, nor does it indicate the priority of payments by the issuing entity after acceleration of the intercompany loans. For the sake of simplicity, this diagram omits material details relating to the payment priorities. You should refer to "CASHFLOWS" for a description of the priorities of payments by Funding and the issuing entity in all circumstances.

                                [GRAPHIC OMITTED]


* Includes scheduled amounts and, provided that termination of a swap is not related to a default or rating downgrade of the related swap provider, early termination amounts payable to the swap providers for the swaps entered into by the issuing entity corresponding to the relevant class (or sub-class) of issuing entity notes. Amounts received by the issuing entity from such swap providers under the relevant swap will be used to make payments of interest and principal on the corresponding class (or sub-class) of issuing entity notes.

OPERATIVE DOCUMENTS CONCERNING THE ISSUING ENTITY NOTES

       The issuing entity will issue each series of issuing entity notes under the trust deed. The issuing entity notes will also be subject to the issuing entity paying agent and agent bank agreement. The security for the issuing entity notes will be created under the issuing entity deed of charge between the issuing entity, the issuing entity security trustee and the issuing entity's other secured creditors. Operative legal provisions relating to the issuing entity notes are included in the trust deed, the issuing entity paying agent and agent bank agreement, the issuing entity deed of charge, the issuing entity cash management agreement and the issuing entity notes themselves, each of which are governed by English law.

PAYMENT AND RANKING OF THE ISSUING ENTITY NOTES

       Payments of interest and principal on the class A notes of each series due and payable on an interest payment date will rank ahead of payments of interest and principal on the class B notes of any series, the class M notes of any series, the class C notes of any series and the class D notes of any series (in each case due and payable on such interest payment date). Payments of interest and principal on the class B notes of each series will rank ahead of payments of interest and principal on the class M notes of any series, the class C notes of any series and the class D notes of any series (in each case due and payable on such interest payment date). Payments of interest and principal on the class M notes of each series will rank ahead of payments of interest and principal on the class C notes of any series and the class D notes of any series (in each case due and payable on such interest payment date). Payments of interest and principal on the class C notes of each series will rank ahead of payments of interest and principal on the class D notes of any series (in each case due and payable on such interest payment date). For more information on the priority of payments, see "CASHFLOWS" and see also "RISK FACTORS - SUBORDINATION OF OTHER ISSUING ENTITY NOTE CLASSES MAY NOT PROTECT NOTEHOLDERS FROM ALL RISK OF LOSS".

       Payments of interest and principal on the class A notes of each series rank equally (but subject to the interest payment dates, scheduled redemption dates or permitted redemption dates of each series of class A notes). Payments of interest and principal on the class B notes of each series rank equally (but subject to the interest payment dates or permitted redemption dates of each series of class B notes). Payments of interest and principal on the class M notes of each series rank equally (but subject to the interest payment dates or permitted redemption dates of each series of class M notes). Payments of interest and principal on the class C notes of each series rank equally (but subject to the interest payment dates or permitted redemption dates of each series of class C notes). Payments of interest and principal on the class D notes of each series rank equally (but subject to the interest payment dates or permitted redemption dates of each series of class D notes). The interest payment dates, scheduled redemption dates and permitted redemption dates for a series and class (or sub-class) of issuing entity notes will be specified in the relevant prospectus supplement.

       Investors should note that subject as further described under "CASHFLOWS":

       o Issuing entity notes of different series and classes (or sub-classes) are intended to receive payment of interest and principal at different times, and therefore lower ranking classes of issuing entity notes of one series may be paid interest and principal before higher ranking classes of issuing entity notes of a different series.

       o No term advance other than the AAA term advances and, consequently, no issuing entity notes of any class other than the class A notes may be repaid principal if, following such repayment, the amount of credit enhancement available from all outstanding subordinated term advances, reserves and other forms of credit enhancement is less than the required subordinated amount for any class of issuing entity notes more senior to that term advance. The required subordinated amount for each class of US notes will be specified in the relevant prospectus supplement and may change for new issues of issuing entity notes. The repayment tests which determine whether the principal outstanding of any term advance and, consequently, any series and class (or sub-class) of issuing entity notes, may be repaid principal are set out in "CASHFLOWS". The failure to repay principal in respect of a term advance (other than the AAA term advances) and the related issuing entity notes on the applicable interest payment dates due to the repayment tests not being met will not constitute an event of default in respect of such term advance or in respect of the related issuing entity notes.

       o If there is a debit balance on a principal deficiency sub-ledger with respect to a particular lower ranking term advance or the adjusted first reserve fund level is less than the first reserve fund required amount or arrears in respect of loans in the mortgages trust exceed a specified amount (each as described below under "CASHFLOWS") and there is a more senior term advance and related series and class (or sub-class) of issuing entity notes outstanding, no amount of principal will be repayable in respect of such lower ranking term advance and related series and class (or sub-class) of issuing entity notes until such situation is rectified. The failure to repay principal in respect of such lower ranking term advance and the related issuing entity notes on the applicable redemption dates for any of the aforementioned reasons will not constitute an event of default in respect of such term advance or in respect of the related issuing entity notes.

       To the extent required, but subject to certain limits and conditions, Funding may apply amounts standing to the credit of the first reserve fund and the Funding liquidity reserve fund (if any) in payment of, among other things, amounts due to the issuing entity in respect of the term advances.

       o Prior to service of a note enforcement notice, a series and class (or sub-class) of issuing entity notes may be redeemed on a permitted redemption date only to the extent of the amount (if any) repaid on the related term advance in respect of such date.

       o If not redeemed earlier, each series and class (or sub-class) of issuing entity notes will be redeemed by the issuing entity on the final maturity date specified in the relevant prospectus supplement. The failure to redeem a series and class (or sub-class) of issuing entity notes on its final maturity date will constitute a note event of default in respect of such issuing entity notes.

       o Following a trigger event or service of an intercompany loan acceleration notice or a note enforcement notice, the priority of payments will change and the issuing entity will make payments of interest and principal in accordance with and subject to the relevant priority of payments as described below under "CASHFLOWS".

FIXED RATE NOTES

       If issued, a series and class (or sub-class) of fixed rate notes would bear interest at a fixed rate and the interest would be payable on the interest payment dates and on redemption as specified in the relevant prospectus supplement and would be calculated on the basis of the day count fraction specified in the relevant prospectus supplement.

FLOATING RATE NOTES

       If issued, a series and class (or sub-class) of floating rate notes would bear interest in each case at the rate specified in the relevant prospectus supplement. The margin, if any, relating to such series and class (or sub-class) of issuing entity notes would be specified in the relevant prospectus supplement. Interest on floating rate notes in respect of each interest period would be payable on the interest payment dates and would be calculated on the basis of the day count fraction specified in the relevant prospectus supplement.

ZERO COUPON NOTES

       If issued, a series and class (or sub-class) of zero coupon notes would be offered and sold at a discount to their nominal amount as specified in the relevant prospectus supplement (ZERO COUPON NOTES).

BULLET REDEMPTION NOTES

       If issued, a series and class (or sub-class) of bullet redemption notes would be redeemable in full on the bullet redemption date specified in the relevant prospectus supplement. However, Funding will seek to accumulate funds relating to payment of principal on each bullet term advance over its cash accumulation period in order to make a single payment to the issuing entity so that the issuing entity can redeem the corresponding bullet redemption notes in full on the relevant bullet redemption date.

       A cash accumulation period in respect of a bullet term advance is the period of time estimated to be the number of months prior to the relevant bullet redemption date necessary for Funding to accumulate enough principal receipts derived from its share of the trust property to repay that bullet term advance to the issuing entity so that the issuing entity will be able to redeem the corresponding bullet redemption notes in full on the relevant bullet redemption date. The cash accumulation period is described under "THE MORTGAGES TRUST". To the extent there are insufficient funds to redeem a series and class (or sub-class) of bullet redemption notes on the relevant bullet redemption date, then the issuing entity will be required to pay the shortfall, to the extent it receives funds therefor, on subsequent interest payment dates in respect of such issuing entity notes up until the final repayment date. No assurance can be given that Funding will accumulate sufficient funds during the cash accumulation period relating to any bullet term advance to enable it to repay the relevant bullet term advance to the issuing entity so that the issuing entity is able to repay principal of the related series and class (or sub-class) of bullet redemption notes on the relevant bullet redemption date.

       See "RISK FACTORS - THE YIELD TO MATURITY OF THE ISSUING ENTITY NOTES MAY BE ADVERSELY AFFECTED BY PREPAYMENTS OR REDEMPTIONS ON THE LOANS" and "RISK FACTORS - THE ISSUING ENTITY'S ABILITY TO

REDEEM THE ISSUING ENTITY NOTES ON THEIR SCHEDULED REDEMPTION DATES IS AFFECTED BY THE RATE OF PREPAYMENT ON THE LOANS".

       Following the earlier to occur of a trigger event and the step-up date (if any) in relation to a series and class (or sub-class) of bullet redemption notes, such issuing entity notes will be deemed to be pass-through notes and the issuing entity will repay such issuing entity notes to the extent that funds are available and subject to the conditions referred to above regarding repayment on subsequent interest payment dates.

       For more information on the redemption of the issuing entity notes, including a description of asset trigger events and non-asset trigger events, see "THE MORTGAGES TRUST - CASH MANAGEMENT AND ALLOCATION OF TRUST PROPERTY - PRINCIPAL RECEIPTS" and "CASHFLOWS".

SCHEDULED REDEMPTION NOTES

       If issued, a series and class (or sub-class) of scheduled redemption notes would be redeemable on scheduled redemption dates in two or more scheduled amortisation amounts, the dates and amounts of which will be specified in the relevant prospectus supplement. Prior to each scheduled redemption date, Funding will seek to accumulate sufficient funds so that it may repay the issuing entity each scheduled amortisation amount on the relevant scheduled redemption date so that the issuing entity is able to repay principal on the related series and class (or sub-class) of scheduled redemption notes on the relevant scheduled redemption date.

       A scheduled amortisation period in respect of a scheduled amortisation amount is the period of time estimated to be the number of months prior to the relevant scheduled redemption date necessary for Funding to accumulate enough principal receipts derived from its share of the trust property to repay that scheduled amortisation amount to the issuing entity on the relevant scheduled redemption date. The scheduled amortisation period is described under "THE MORTGAGES TRUST". If there are insufficient funds on a scheduled redemption date for Funding to repay the issuing entity the relevant scheduled amortisation amount, then the issuing entity will be required to pay the shortfall in respect of the related series and class (or sub-class) of scheduled redemption notes, to the extent it receives funds therefor, on subsequent interest payment dates in respect of such issuing entity notes. No assurance can be given that Funding will accumulate sufficient funds during the scheduled amortisation period relating to any scheduled amortisation amount to enable it to repay the relevant scheduled amortisation amount to the issuing entity so that the issuing entity is able to repay principal of the related series of scheduled redemption notes on the scheduled redemption date.

       Following the earlier to occur of a trigger event and the step-up date (if any) in relation to a series and class (or sub-class) of scheduled redemption notes, such issuing entity notes will be deemed to be pass-through notes and the issuing entity will repay such issuing entity notes to the extent that funds are available and subject to the conditions referred to above regarding repayment on subsequent interest payment dates.

PASS-THROUGH NOTES

       If issued, a series and class (or sub-class) of pass-through notes would be redeemable in full on the final maturity date specified in the relevant prospectus supplement. On each interest payment date, Funding may make payments of amounts equal to the pass-through requirement in respect of pass-through term advances to the issuing entity so that the issuing entity may, on the applicable interest payment date, repay all or part of the related series and class (or sub-class) of pass-through notes prior to their final maturity dates.

       Following the earlier to occur of a trigger event and the step-up date (if any) in relation to a series and class (or sub-class) of pass-through notes, the issuing entity will repay such pass-through notes to the extent that funds are available and subject to the conditions referred to above for repayment on subsequent interest payment dates.

MONEY MARKET NOTES

       From time to time, the issuing entity may issue a series and class (or sub-class) of issuing entity notes designated as money market notes in the relevant prospectus supplement. MONEY MARKET NOTES are issuing entity notes which will be "ELIGIBLE SECURITIES" within the meaning of Rule 2a-7 under the US Investment Company Act of 1940, as amended (the INVESTMENT COMPANY ACT).

       Money market notes will generally be bullet redemption notes or scheduled redemption notes, the final maturity date of which will be fewer than 397 days from the closing date on which such issuing entity notes were issued.

       Such money market notes may have the benefit of remarketing arrangements under which a remarketing bank and a conditional note purchaser (the REMARKETING BANK and the CONDITIONAL NOTE PURCHASER respectively) enter into agreements under which the remarketing bank agrees to seek purchasers of the relevant issuing entity notes on specified dates throughout the term of such issuing entity notes (each such date a TRANSFER DATE) and the conditional note purchaser agrees to purchase any such issuing entity notes on the related transfer date if purchasers for such issuing entity notes have not been found, provided that certain events have not then occurred.

       The transfer dates for any affected class (or sub-class) or series of issuing entity notes will be specified in the relevant prospectus supplement but are likely to be on every anniversary of issue of the relevant issuing entity notes.

       The circumstances in which a conditional note purchaser is not obliged to purchase any affected issuing entity notes on a transfer date in circumstances where purchasers for such issuing entity notes have not been found will likewise be specified in the relevant prospectus supplement relating to the particular issuing entity notes but will include the occurrence of an event of default and may also include the occurrence of certain triggers related to the ratings of the issuing entity notes (such events CONDITIONAL NOTE PURCHASER OBLIGATION TERMINATION EVENTS).

       If prior to any transfer date purchasers for any issuing entity notes of the relevant series or class (or sub-class) have not been found, unless a conditional note purchaser obligation termination event has occurred, the remarketing bank will serve a notice on the conditional note purchaser to purchase the issuing entity notes which remain unremarketed on the transfer date for a price per note specified in such notice.

       The rate of interest under the relevant issuing entity notes will be re-set on each transfer date, either at a rate determined by the remarketing bank or, if any issuing entity notes are to be acquired by the conditional note purchaser, at a specified rate subject to a maximum re-set margin as specified in such prospectus supplement.

       If the conditional note purchaser has purchased all of the issuing entity notes as of any transfer date, the rate of interest shall cease to be re-set on future transfer dates and the remarketing bank shall cease to be under any obligation to find purchasers of such issuing entity notes on any transfer date following such purchase.

       The appointment of the remarketing bank may be terminated by the issuing entity if the remarketing bank becomes insolvent, no longer has the requisite authority or ability to act in accordance with the terms of the relevant documentation documenting the arrangements or a material breach of warranty or covenant by the remarketing bank occurs and is outstanding under the relevant documentation.

       The remarketing bank will have the right to terminate its remarketing obligations under the relevant documentation if a note event of default occurs and is continuing, there occurs an event beyond the control of the remarketing bank such that it is unable to perform its obligations under the relevant documentation or which in its reasonable opinion represents a material market change affecting the issuing entity notes to be re-marketed, the requirements of rule 2a-7 of the Investment Company Act for purchase of the relevant issuing entity notes by money market funds have changed since the closing date for the relevant issuing entity notes or if the conditional note purchaser purchases all relevant issuing entity notes pursuant to its obligations under the relevant documentation.

       No remarketing bank or conditional note purchaser shall have any recourse to the issuing entity in respect of such arrangements.

       Certain risks relating to repayment of money market notes by means of a money market note subscriber are described under "RISK FACTORS - THE REMARKETING BANK MAY NOT BE ABLE TO REMARKET MONEY MARKET NOTES AND PAYMENTS FROM A CONDITIONAL NOTE PURCHASER MAY NOT BE SUFFICIENT TO REPAY MONEY MARKET NOTES". No assurance can be given that any remarketing bank or any conditional note purchaser will comply with and perform their respective obligations under the remarketing documentation. Each remarketing bank will be required to make the representations required of underwriters as described in "UNDERWRITING".

       The issuing entity may also have the benefit of a 2a-7 swap provider arrangement under which a swap provider (the 2A-7 SWAP PROVIDER) will be required to make a principal payment under the relevant issuing entity swap agreement to the issuing entity to enable the issuing entity to redeem a class (or sub-class) of issuing entity notes in full on their bullet repayment date (unless an asset trigger event has occurred on or prior to that date) notwithstanding that it has not received the corresponding principal payment required to be made by the issuing entity under the relevant issuing entity swap agreement. A failure by the issuing entity to make the full principal repayment on the bullet repayment date of the term advance corresponding to the relevant class (or sub-class) of issuing entity notes for which the relevant issuing entity swap was entered into will not constitute an event of default or a termination event under the relevant issuing entity swap agreement. If such arrangements apply to any money market notes, the relevant prospectus supplement will, in addition to providing information regarding a series and class (or sub-class) of money market notes, identify any 2a-7 swap provider in respect of such money market notes and the terms of the applicable issuing entity swap agreement.

       Certain risks relating to repayment of money market notes in reliance on such an arrangement with a 2a-7 swap provider are described under "RISK FACTORS
- YOU MAY BE SUBJECT TO RISKS RELATING TO EXCHANGE RATES OR INTEREST RATES ON THE ISSUING ENTITY NOTES OR RISKS RELATING TO RELIANCE ON A 2A-7 SWAP PROVIDER".

REDEMPTION AND REPAYMENT

       If not redeemed earlier, each series and class (or sub-class) of issuing entity notes will be redeemed by the issuing entity on the final maturity date specified for such series and class (or sub-class) of issuing entity notes in the relevant prospectus supplement.

       For more information on the redemption of the issuing entity notes, see "THE MORTGAGES TRUST - CASH MANAGEMENT AND ALLOCATION OF TRUST PROPERTY - PRINCIPAL RECEIPTS" and "CASHFLOWS". See also "SUMMARY OF THE ISSUING ENTITY NOTES - PAYMENT AND RANKING OF THE ISSUING ENTITY NOTES".

OPTIONAL REDEMPTION OR REPURCHASE OF THE ISSUING ENTITY NOTES

       The issuing entity may redeem all, but not a portion, of a series and class (or sub-class) of issuing entity notes at their aggregate redemption amount, together with any accrued and unpaid interest in respect thereof by giving notice in accordance with the terms and conditions of the issuing entity notes of that issue, subject to the issuing entity notes not having been accelerated and the availability of sufficient funds, as described in detail in NUMBER 5.5 or, as applicable and if specified in the relevant prospectus supplement, NUMBER 5.6 under "TERMS AND CONDITIONS OF THE US NOTES" (subject to certain conditions set out therein) in the following circumstances:

       o if at any time it would become unlawful for the issuing entity to make, fund or to allow to remain outstanding a term advance made by it under the master intercompany loan agreement (SEE NUMBER 5.5 under "TERMS AND CONDITIONS OF THE US notes"); or

       o on any interest payment date in the event of particular tax changes affecting the issuing entity, the issuing entity notes or the corresponding term advance under the master intercompany loan agreement (see NUMBER 5.5 under "TERMS AND CONDITIONS OF THE US NOTES"); or

       o (if specified in the relevant prospectus supplement) if the new regulatory capital framework known as the Basel II Framework has been implemented in the United Kingdom (through the implementation of the EU Capital Requirements Directive) (see NUMBER 5.6 under "TERMS AND CONDITIONS OF THE US NOTES").

       In addition, the issuing entity may redeem in the same manner as stated in the previous paragraph a series and class (or sub-class) of issuing entity notes outstanding:

       o on the step-up date relating to such series and class (or sub-class) of issuing entity notes (as specified in the relevant prospectus supplement) and on any interest payment date thereafter (see NUMBER 5.4 under "TERMS AND CONDITIONS OF THE US NOTES"); or

       o on any interest payment date on which the aggregate principal amount of such series and class (or sub-class) of issuing entity notes and all other classes of issuing entity notes of the same series is less than 10 per cent. of the aggregate principal amount outstanding of such series of issuing entity notes as at the relevant closing date on which such series of issuing entity notes was issued (see NUMBER 5.4 under "TERMS AND CONDITIONS OF THE US NOTES").

POST-ENFORCEMENT CALL OPTION

       The note trustee is required at the request of the post-enforcement call option holder, for a nominal consideration, to transfer or procure the transfer of all of the class B notes and/or all of the class M notes and/or all of the class C notes and/or all of the class D notes, as the case may be, to the post-enforcement call option holder pursuant to the option granted to it by the note trustee (as agent for the noteholders) under the terms of the post-enforcement call option agreement. The post-enforcement call option may only be exercised following enforcement and realisation of the issuing entity security to the maximum extent possible (as certified by the issuing entity security trustee) and the application of the proceeds of that enforcement. See "PECOH LIMITED".

WITHHOLDING TAX

       Payments of interest and principal with respect to the issuing entity notes will be made subject to any withholding or deduction for or on account of any taxes, and neither the issuing entity nor any other person will be obliged to pay additional amounts in relation thereto. The applicability of any UK withholding tax is discussed under "UNITED KINGDOM TAXATION".

THE PROGRAMME DATE

       On 28 November 2006 (the PROGRAMME DATE) the issuing entity and other principal transaction parties entered into the transaction documents in relation to the establishment of the programme and the amendment and restatement of certain transaction documents (some of which are also Funding transaction documents).

CREDIT ENHANCEMENT

       Subject to the detailed description and limits set forth under the heading "CREDIT STRUCTURE", the issuing entity notes of each series will have the benefit of the following credit enhancement or support:

       o availability of excess portions of Funding available revenue receipts (which consist of revenue receipts on the loans paid by the mortgages trustee to Funding and other amounts as set forth under the heading "CASHFLOWS - DISTRIBUTION OF FUNDING AVAILABLE REVENUE RECEIPTS") and of Funding available principal receipts (which consist of principal receipts on the loans paid by the mortgages trustee to Funding and other amounts as set forth under the heading "CASHFLOWS - DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY OR THE OCCURRENCE OF A TRIGGER EVENT OR ENFORCEMENT OF THE ISSUING ENTITY SECURITY - DEFINITION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS");

       o reserve funds that will be used in certain circumstances by Funding to meet any deficit in revenue or to repay amounts of principal; and

       o      subordination of junior classes of notes.

SWAP AGREEMENTS

       The issuing entity notes will also have the benefit of derivatives instruments, namely the Funding swaps provided by Abbey, as the FUNDING SWAP PROVIDER, and any issuing entity swaps in respect of the relevant series and class (or sub-class) of issuing entity notes, as specified in the relevant prospectus supplement. See "THE SWAP AGREEMENTS".

FUNDING PRINCIPAL DEFICIENCY LEDGER

       A principal deficiency ledger has been established to record principal losses on the loans allocated to Funding and the application of Funding available principal receipts to meet any deficiency in Funding available revenue receipts or to fund the Funding liquidity reserve fund (if any) up to the Funding liquidity reserve required amount.

       The Funding principal deficiency ledger has five sub-ledgers which will correspond to each of the AAA term advances, the AA term advances, the A term advances, the BBB term advances and the BB term advances, respectively. See "CREDIT STRUCTURE - PRINCIPAL DEFICIENCY LEDGER".

TRIGGER EVENTS

       If an asset trigger event or non-asset trigger event should occur, then payments on the issuing entity notes may be altered, as described in "CASHFLOWS".

       An ASSET TRIGGER EVENT will occur when an amount is debited to the AAA principal deficiency sub-ledger of Funding.

       A NON-ASSET TRIGGER EVENT means the occurrence of any of the following:
(a) an insolvency event in relation to the seller; (b) the seller's role as servicer under the servicing agreement is terminated and a new servicer is not appointed within 60 days; (c) on the distribution date immediately succeeding a seller share event distribution date, the current seller share is equal to or less than the minimum seller share (determined using the amounts of the current seller share and minimum seller share that would exist after making the distributions of the principal receipts due on that distribution date on the basis that the cash manager assumes that those principal receipts are distributed in the manner described under "- MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT"); or (d) on the distribution date immediately succeeding a seller share event distribution date, the aggregate outstanding principal balance of loans comprising the trust property on such distribution date is less than the required loan balance amount in effect at that time. The required loan balance amount in effect at the time of an offering of US notes will be set forth in the relevant prospectus supplement under the heading "SUMMARY - NON-ASSET TRIGGER EVENT". The required loan balance amount may change at the time of any new issue of notes. See "THE MORTGAGES TRUST - CASH MANAGEMENT AND ALLOCATION OF TRUST PROPERTY - PRINCIPAL RECEIPTS".

       A TRIGGER EVENT means an asset trigger event and/or a non-asset trigger event.

ACCELERATION

       All issuing entity notes will become immediately due and payable and the issuing entity security will become enforceable on the service on the issuing entity by the note trustee of a note enforcement notice. The note trustee becomes entitled to serve a note enforcement notice at any time after the occurrence of a note event of default in respect of a series and class (or sub-class) of issuing entity notes (and it shall, subject to being indemnified and/or secured to its satisfaction, do so on the instructions of the noteholders of the applicable class of issuing entity notes across all series (holding in aggregate at least one quarter in principal amount outstanding of such class of notes) or if directed to do so by an extraordinary resolution of the holders of the relevant class of notes then outstanding) provided that, at such time, all issuing entity notes ranking in priority to such class of notes have been repaid in full.

THE LOANS

       The loans comprising the portfolio (included in the trust property) from time to time have been and will be originated by the seller and secured by first legal charges or first-ranking standard securities over residential property located in England, Wales or Scotland.

       The loans in the portfolio consist of several different types with a variety of characteristics relating to, among other things, calculation of interest and repayment of principal and comprise or will comprise:

       o loans which are subject to variable rates of interest set by the seller based on general interest rates and competitive forces in the United Kingdom mortgage market from time to time;

       o loans which track a variable rate of interest other than a variable rate set by the seller (for example, a rate set at a margin above sterling LIBOR or above rates set by the Bank of England); and

       o loans which are subject to fixed rates of interest, including capped rate loans that are subject to the specified capped rate of interest, set by reference to a predetermined rate or series of rates for a fixed period or periods.

       The loans in the portfolio will also include flexible loans. A flexible loan allows the borrower to, among other things, make larger repayments than are due on a given payment date (which may reduce the life of the loan) or draw further amounts under the loan. A flexible loan also allows the borrower to make under-payments or to take payment holidays. Any drawings under flexible loans will be funded solely by the seller. This means that the drawings under flexible loans will be added to the trust property and will be included in the seller's share of the trust property for the purposes of allocating interest and principal.

       See "THE LOANS - CHARACTERISTICS OF THE LOANS" for a more detailed description of the loans offered by the seller and see the relevant prospectus supplement for statistical information on the portfolio.

       The trust property may be supplemented by the seller assigning new loans to the mortgages trustee from time to time after the date of this prospectus.

       New loans assigned to the mortgages trustee will be required to comply with specified criteria (see "ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY
- ASSIGNMENT OF LOANS AND THEIR RELATED SECURITY TO THE MORTGAGES TRUSTEE"). Any new loans assigned to the mortgages trustee will increase the total size of the trust property, and will increase the Funding share of the trust property to the extent only that Funding has paid for an increased share of the trust property. To the extent that Funding does not pay for an increased share, the seller share of the trust property will increase by a corresponding amount.

       All the loans in the portfolio are, and any new loans or drawings under flexible loans added to the trust property will be, secured by first legal charges over freehold or leasehold properties located in England or Wales or by first-ranking standard securities over heritable or long leasehold properties located in Scotland. Some flexible loans are or will be secured by both a first and second legal charge or standard security in favour of the seller.

       All loans are originated according to the seller's lending criteria for mortgage loans applicable at the time of origination. The seller's current lending criteria are described further in "THE LOANS - LENDING CRITERIA". The seller may from time to time change its lending criteria and any other terms applicable to new loans or their related security assigned to the mortgages trustee after the date of this prospectus so that all new loans originated after the date of that change will be subject to the new lending criteria. Notwithstanding any change to the lending criteria or other terms applicable to the loans, the loans and their related security may only be sold to the mortgages trustee if they comply with the seller's warranties in the mortgage sale agreement. If a loan or its related security does not materially comply with these warranties, then the seller will have 20 days in which to cure the default. If the default cannot be or is not cured within 20 days, then at Funding's and the security trustee's direction the mortgages trustee may require the seller to repurchase the loan or loans under the relevant mortgage account and their related security from the mortgages trustee. If the seller does not repurchase those loans and their related security, then the trust property will be deemed to be reduced by an amount equal to the amount outstanding under those loans. The size of the seller's share of the trust property will reduce by that amount but the size of Funding's share of the trust property will not alter, and the respective percentage shares of the seller and Funding in the trust property will alter accordingly.

ASSIGNMENT OF THE LOANS

       The seller assigned the portfolio to the mortgages trustee on the initial closing date and on a number of subsequent dates pursuant to the terms of the mortgage sale agreement. After the date of this prospectus, the seller may assign further new loans and their related security to the mortgages trustee in order to increase or maintain the size of the trust property. The seller may increase the size of the trust property from time to time in relation to an issue of issuing entity notes under the programme or new notes by a new issuing entity, the proceeds of which are applied ultimately to fund the assignment of the new loans and their related security to the mortgages trustee, or to comply with its obligations under the mortgage sale agreement as described under "ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY".

       Although the seller has sold or will sell the loans to the mortgages trustee, the seller continues to have an interest in the loans as one of the beneficiaries of the mortgages trust. The seller is the sponsor of the programme in connection with which the issuing entity is issuing the issuing entity notes.

       When new loans are assigned to the mortgages trustee, the amount of the trust property will increase. Depending on the circumstances, the increase in the trust property may result in an increase in either the seller's share of the trust property or Funding's share of the trust property (or both). For a description of how adjustments are made to the seller's share and Funding's share of the trust property, see "THE MORTGAGES TRUST".

       Some fees payable by the mortgage borrowers, such as early repayment fees, will be given back to the seller and not included in the trust property. For more information on the mortgage sale agreement, see "ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY".

THE MORTGAGES TRUST

       The mortgages trustee holds the trust property for both Funding and the seller. Funding and the seller each has a joint and undivided beneficial interest in the trust property. However, payments of interest and principal arising from the loans in the trust property are allocated to Funding and the seller according to Funding's share of the trust property and the seller's share of the trust property, calculated periodically as described later in this section. As at the date of this prospectus, the beneficiaries of the trust are Funding and the seller only. At a later date, new funding entities may become beneficiaries of the trust (subject to the agreement of the seller and Funding).

       The trust property will be made up of the loans in the portfolio and their related security and any income generated by the loans or their related security. The trust property will also include any money in the mortgages trustee guaranteed investment contract, or GIC, account and in any other bank account or bank accounts held by the mortgages trustee (as agreed by the mortgages trustee, Funding, the seller and the security trustee) from time to time, called the alternative accounts. Any bank account of the mortgages trustee will be managed by the cash manager under the cash management agreement. The mortgages trustee GIC account is the bank account in which the mortgages trustee holds any cash that is part of the trust property until it is distributed to the beneficiaries. The alternative accounts are accounts into which payments by some borrowers are paid initially. Amounts on deposit in the alternative accounts are swept into the mortgages trustee GIC account on a regular basis but in any event no later than the next London business day after they are deposited in the relevant alternative account.

       In addition, drawings under flexible loans, and any new loans and their related security that the seller assigns to the mortgages trustee after the date of this prospectus, will be part of the trust property, unless they are repurchased by the seller. The seller will be solely responsible for funding drawings under flexible loans. The composition of the trust property will fluctuate as drawings under flexible loans and new loans are added and as the loans that are already part of the trust property are repaid or mature or default or are repurchased by the seller.

       The relevant prospectus supplement will set out the approximate amounts of Funding's share of the trust property and the seller's share of the trust property as at the relevant closing date and will be calculated in accordance with the formula described in "THE MORTGAGES TRUST - FUNDING SHARE OF THE TRUST PROPERTY" and "THE MORTGAGES TRUST - SELLER SHARE OF THE TRUST PROPERTY".

       Income (but not principal) from the trust property is distributed at least monthly to Funding and the seller on each distribution date. A distribution date is the eighth day (or if not a London business day, the next succeeding London business day) of each month after the relevant closing date (as specified in the relevant prospectus supplement) and any other day during a month that Funding acquires a further interest in the trust property and/or the mortgages trustee acquires new loans from the seller. On each of these distribution dates, Funding's share and the seller's share of the trust property, and the percentage of the total to which each relates, are recalculated to take into account:

       o principal payments on the loans distributed to Funding and/or the seller since the last distribution date (in general, a principal payment made to a party reduces that party's share of the trust property);

       o any drawings under flexible loans since the last distribution date (these will be funded by the seller and, in general, the seller's share of the trust property will increase accordingly);

       o any increase in Funding's share of the trust property acquired since the last distribution date and any corresponding decrease in the seller's share (which happens when Funding receives additional funds under a new intercompany loan and which, in general, increases Funding's share of the trust property);

       o the assignment of any new loans to the mortgages trustee which increases the total size of the trust property (and the Funding share or seller share of the trust property will increase depending on whether Funding has provided consideration for all or a portion of that assignment);

       o any decrease in the interest charging balance of a flexible loan due to a borrower making overpayments (which reduces the outstanding balance of the relevant flexible loan at that time) (see "THE MORTGAGES TRUST - FLUCTUATION OF THE FUNDING'S SHARE/SELLER'S SHARE"); and

       o any increase in the interest charging balance of a flexible loan due to a borrower taking a payment holiday or making an underpayment (which increases the share of Funding and the seller in the trust property unless the seller has made a payment to Funding to increase its share of the trust property (see "THE MORTGAGES TRUST - ACQUISITION BY THE SELLER OF A FURTHER INTEREST IN THE TRUST PROPERTY")).

       On each distribution date, income (but not principal) from the trust property is distributed to Funding and losses on the loans are allocated to Funding, in each case in proportion to Funding's percentage of the trust property calculated on the previous distribution date. Similarly, income (but not principal) and losses from the trust property are distributed or, in the case of losses, allocated to the seller in accordance with the seller's percentage of the trust property calculated on the previous distribution date.

       Whether the mortgages trustee distributes principal received on the loans to Funding depends on a number of factors. In general, Funding receives payment of principal in, inter alia, the following circumstances:

       o when Funding is accumulating principal during a cash accumulation period in order to repay the bullet term advances;

       o when Funding is scheduled to make repayments on a scheduled amortisation term advance or to accumulate funds in order to repay the scheduled amortisation term advance (in which case principal receipts on the loans in general will be paid to Funding during the scheduled amortisation period based on the amounts required by Funding to pay the amounts that will fall due and payable in respect of the scheduled amortisation term advance on the next following interest payment date) (see "THE MORTGAGES TRUST - MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT");

       o when Funding is required to pay any amounts which will fall due and payable in respect of any other term advances;

       o when, in relation to previous term advances and any new term advances, Funding is either accumulating principal during a cash accumulation period or a scheduled amortisation period or is scheduled to make principal repayments (in which case principal receipts will be paid to Funding based on the nature of those previous term advances and/or new term advances and the terms of the mortgages trust deed);

       o when a non-asset trigger event has occurred and an asset trigger event has not occurred (in which case principal receipts on the loans will be allocated and paid to Funding first); or

       o when an asset trigger event has occurred or the security granted by Funding to the security trustee has been enforced (in which case principal receipts on the loans will be paid to Funding in proportion to its share of the trust property).

       For more information on the mortgages trust, the cash accumulation period, the scheduled amortisation period and the distribution of principal receipts on the loans, including a description of when a non-asset trigger event or an asset trigger event will occur, see "THE MORTGAGES TRUST".

INTERCOMPANY LOANS

       The issuing entity has entered into the master intercompany loan agreement with Funding. As used in this prospectus, term advances made by the issuing entity to Funding under the master intercompany loan agreement in respect of a particular issue will constitute an intercompany loan separate from any previous intercompany loans and/or any new intercompany loans. As described under "- RELATIONSHIP BETWEEN THE ISSUING ENTITY NOTES AND THE MASTER INTERCOMPANY LOAN", each intercompany loan will consist of multiple term advances, each corresponding to a particular series and class (or sub-class) of issuing entity notes. The term advances may comprise AAA tranches, AA tranches, A tranches, BBB tranches and BB tranches reflecting the designated credit rating assigned to each term advance (see "THE MASTER INTERCOMPANY LOAN AGREEMENT - RATINGS DESIGNATIONS OF THE RELEVANT TERM ADVANCES"). The term advance related to a series and class (or sub-class) of issuing entity notes will be specified for such series and class (or sub-class) of issuing entity notes in the relevant prospectus supplement. The terms of each term advance will be set forth in the relevant term advance supplement and the master intercompany loan agreement.

       From time to time and subject to certain conditions, the issuing entity will lend amounts to Funding using the proceeds of each issuance of or, as applicable, the sterling equivalent to the proceeds of each issuance of, a series and class (or sub-class) of issuing entity notes. Funding will use the funds advanced under each such term advance under the master intercompany loan to:

       o make a payment to the seller as consideration for the sale of the loans (together with their related security) sold by the seller to the mortgages trustee in connection with the relevant issue by the issuing entity and the making of the relevant term advances to Funding, which will result in an increase in the amount of the trust property and a corresponding adjustment to the value of the Funding share of the trust property and the value of the seller share of the trust property;

       o acquire part of the seller share of the trust property which will result in a corresponding decrease of the seller share of the trust property and a corresponding increase in the Funding share of the trust property;

       o      fund or replenish the first reserve fund; and/or

       o make a payment to the issuing entity or a previous issuing entity or a new issuing entity to refinance a previous term advance.

       As described in "- THE ISSUING ENTITY NOTES - RELATIONSHIP BETWEEN THE ISSUING ENTITY NOTES AND THE MASTER INTERCOMPANY LOAN", each current intercompany loan under the master intercompany loan will be split into multiple term advances to match the underlying series and classes (or sub-classes) of issuing entity notes: the AAA term advances, matching the issue of the class A notes of each series; the AA term advances, matching the issue of the class B notes of each series; the A term advances, matching the issue of the class M notes of each series; the BBB term advances, matching the issue of the class C notes of each series; and the BB term advances, matching the issue of the class D notes. Together these advances are referred to in this prospectus as the TERM ADVANCES.

       Subject to the provisions of the relevant Funding priority of payments (see "CASHFLOWS"), Funding will repay each term advance under the master intercompany loan agreement from payments received from Funding's share of the trust property from the mortgages trustee, as described under "- THE MORTGAGES TRUST". To the extent required, but subject to certain limits and conditions, Funding may also apply amounts standing to the credit of the first reserve fund and the Funding liquidity reserve fund (if any) in making payments of interest and principal due under the master intercompany loan agreement. The issuing entity will make payments of interest and principal on the issuing entity notes primarily from payments of interest and principal made by Funding under the master intercompany loan agreement. The repayment schedule for the series of each term advance is as set out in the relevant prospectus supplement.

       A term advance may be a bullet term advance, a scheduled amortisation term advance or a pass-through term advance. A BULLET TERM ADVANCE is a term advance that is scheduled to be repaid in full in one instalment on one interest payment date. A SCHEDULED AMORTISATION TERM ADVANCE is a term advance that is scheduled to be repaid in more than one instalment on more than one interest payment date. Such instalments and interest payment dates are referred to as SCHEDULED AMORTISATION AMOUNTS and SCHEDULED REPAYMENT DATES. A PASS-THROUGH TERM ADVANCE is a term advance that has no scheduled repayment date other than its final repayment date. Term advances with pass-through repayment will be repaid on or after the interest payment date on which the term advances with the same series designation and a higher rating designation in respect of the series have been fully repaid. The designation and type of term advance and the repayment schedule, if any, for the term advances advanced in connection with a particular series and class (or sub-class) of issuing entity notes will be set out in the relevant prospectus supplement.

       Funding is generally required to repay principal on the term advances of any intercompany loan based on their respective term advance ratings. This means that the AAA term advances are repaid before the AA term advances, which in turn are repaid before the A term advances, which in turn are repaid before the BBB term advances and which in turn are repaid before the BB term advances. Prior to the occurrence of a trigger event or notice of enforcement of the Funding security or of the issuing entity security, there are a number of exceptions to this priority of payments. For further information on such exceptions, see "CASHFLOWS - DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY OR THE OCCURRENCE OF A TRIGGER EVENT OR ENFORCEMENT OF THE ISSUING ENTITY SECURITY - RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS". This means that payments on the AAA term advances, the AA term advances, the A term advances, the BBB term advances and the BB term advances under an intercompany loan, even though they may have a lower term advance rating than the relevant bullet term advance under another intercompany loan, should not be affected by the cash accumulation period under that other intercompany loan.

       During a cash accumulation period in respect of a bullet term advance or a scheduled amortisation period in respect of a scheduled amortisation term advance of an intercompany loan, no principal repayments will be made in respect of any of the AA term advances, any of the A term advances, any of the

BBB term advances or any of the BB term advances made under that same intercompany loan. If, however, Funding is in a cash accumulation period for a bullet term advance or a scheduled amortisation period for a scheduled amortisation term advance under an intercompany loan, then Funding will continue to set aside amounts in respect of the bullet term advance or scheduled amortisation term advance and make principal repayments in respect of any of the AA term advances, any of the A term advances, any of the BBB term advances or any of the BB term advances (or other pass-through term advances of the issuing entity) of each series due and payable under any other intercompany loan based on the amount of principal receipts paid by the mortgages trustee to Funding on each distribution date and the share of those which is allocable to that other intercompany loan (see "CASHFLOWS - DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY OR THE OCCURRENCE OF A TRIGGER EVENT OR ENFORCEMENT OF THE ISSUING ENTITY SECURITY - RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS"). This means that payments on the AAA term advances, the AA term advances, the A term advances, the BBB term advances and the BB term advances under an intercompany loan, even though they may have a lower term advance rating than the relevant bullet term advance or scheduled amortisation term advance under another intercompany loan, should not be affected by the cash accumulation period or the scheduled amortisation period, as the case may be, under another intercompany loan.

       During the cash accumulation period for any bullet term advance or the scheduled amortisation period for any scheduled amortisation term advance under an intercompany loan, Funding will continue to make principal repayments on the term advances made under other intercompany loans if those term advances are then due and scheduled to be paid, pro rata with any payment of an equal priority subject to having sufficient funds therefor after meeting its obligations with a higher priority.

       When principal amounts are due and payable on a bullet term advance or scheduled amortisation term advance under an intercompany loan, and principal amounts are also due and payable on any of the AAA term advances, the AA term advances, the A term advances, the BBB term advances or the BB term advances under another intercompany loan, Funding will continue to make principal repayments on those AAA term advances, AA term advances, A term advances, BBB term advances, or BB term advances, based on the amount of principal receipts paid by the mortgages trustee to Funding on each distribution date and the portion thereof which is allocable to that other intercompany loans (see "CASHFLOWS - DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY OR THE OCCURRENCE OF A TRIGGER EVENT OR ENFORCEMENT OF THE ISSUING ENTITY SECURITY - RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS").

       If on an interest payment date in respect of which principal is scheduled to be paid on any AA term advance, A term advance, BBB term advance or BB term advance, the amount of principal due (or any part thereof) in respect of the AA term advance, A term advance, BBB term advance or BB term advance, as the case may be, will only be payable if, after giving effect to such payment and the payment to be made on such date in respect of the related series and class (or sub-class) of issuing entity notes, the required amount of subordination in respect of the relevant series and class (or sub-class) of issuing entity notes is maintained (see "CASHFLOWS - DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY OR THE OCCURRENCE OF A TRIGGER EVENT OR ENFORCEMENT OF THE ISSUING ENTITY SECURITY - RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS - 6. REPAYMENT TESTS").

       Whether Funding will have sufficient funds to repay the term advances, on the dates described in the relevant prospectus supplement, will depend on a number of factors (see "RISK FACTORS - THE YIELD TO MATURITY OF THE ISSUING ENTITY NOTES MAY BE ADVERSELY AFFECTED BY PREPAYMENTS OR REDEMPTIONS ON THE LOANS" and "RISK FACTORS - THE ISSUING ENTITY'S ABILITY TO REDEEM THE ISSUING ENTITY NOTES ON THEIR SCHEDULED REDEMPTION DATES IS AFFECTED BY THE RATE OF PREPAYMENT ON THE LOANS").

       The circumstances under which the issuing entity can take action against Funding if it does not make a repayment under the master intercompany loan agreement are limited. In particular, it will not be an event of default in respect of the master intercompany loan agreement if Funding does not repay amounts due in respect of the master intercompany loan where Funding does not have the money to make the relevant repayment. For more information on the master intercompany loan agreement, see "THE MASTER INTERCOMPANY LOAN AGREEMENT".

SECURITY GRANTED BY FUNDING AND THE ISSUING ENTITY

       To secure its obligations to the issuing entity under the master intercompany loan and to Funding's other secured creditors, Funding entered into a deed of charge on 26 July 2000. On 29 November 2000,

Funding entered into a first deed of accession to the Funding deed of charge with Holmes Financing (No. 2) PLC and the other parties who entered into the original deed of charge on 26 July 2000. On 23 May 2001, Funding entered into a second deed of accession with Holmes Financing (No. 3) PLC and the other parties who entered into the first deed of accession on 29 November 2000. On 5 July 2001, Funding entered into a third deed of accession with Holmes Financing (No.
4) PLC and the other parties who entered into the second deed of accession on 23 May 2001. On 8 November 2001, Funding entered into a fourth deed of accession with Holmes Financing (No. 5) PLC and the other parties who entered into the third deed of accession on 5 July 2001. On 7 November 2002, Funding entered into an amended and restated Funding deed of charge with Holmes Financing (No. 6) PLC and the other parties who entered into the previous deeds of accession. On 26 March 2003, Funding entered into a first deed of accession to the amended and restated Funding deed of charge with Holmes Financing (No. 7) PLC and the other parties who entered into the amended and restated Funding deed of charge. On 1 April 2004, Funding entered into a second deed of accession to the amended and restated Funding deed of charge with Holmes Financing (No. 8) PLC and the other parties who entered into the first deed of accession to the amended and restated Funding deed of charge on 26 March 2003. On 8 December 2005, Funding entered into a third deed of accession to the amended and restated Funding deed of charge with Holmes Financing (No. 9) PLC and the other parties who entered into the second deed of accession to the amended and restated Funding deed of charge on 1 April 2004. On 8 August 2006, Funding entered into a fourth deed of accession to the amended and restated Funding deed of charge with Holmes Financing (No. 10) PLC and the other parties who entered into the third deed of accession to the amended and restated Funding deed of charge. On 28 November 2006, Funding entered into a second amended and restated Funding deed of charge with the issuing entity and the other parties who entered into the fourth deed of accession to the amended and restated Funding deed of charge. On 28 March 2007, Funding entered into a third amended and restated Funding deed of charge with the issuing entity and the other parties who entered into the fifth deed of accession to the amended and restated Funding deed of charge. The third amended and restated Funding deed of charge is referred to as the FUNDING DEED OF CHARGE. Pursuant to the Funding deed of charge, Funding grants security over all of its assets in favour of the security trustee. Besides the issuing entity, Funding's secured creditors as at the date of this prospectus are the previous issuing entities (in relation to the previous intercompany loans), the Funding swap provider, the cash manager, the account bank, the corporate services provider, the security trustee, Abbey National plc (as the start-up loan provider) and the seller. The security trustee holds that security for the benefit of the secured creditors of Funding, including the issuing entity. This means that Funding's obligations to the issuing entity under the master intercompany loan and to the other secured creditors are and will be secured over the same assets. Except in very limited circumstances, only the security trustee is entitled to enforce the security granted by Funding. For more information on the security granted by Funding, see "SECURITY FOR FUNDING'S OBLIGATIONS". For details of post-enforcement priority of payments, see "CASHFLOWS".

       To secure the issuing entity's obligations to the noteholders and to its other secured creditors, the issuing entity has granted security over all of its assets in favour of the issuing entity security trustee. As at the date of this prospectus, the issuing entity's secured creditors are the issuing entity security trustee, the note trustee, the noteholders, the agent bank, the issuing entity cash manager, the issuing entity account banks, the paying agents, the issuing entity swap providers and the corporate services provider. The issuing entity security trustee holds that security for the benefit of the issuing entity's secured creditors, including the noteholders. This means that the issuing entity's obligations to its other secured creditors are and will be secured over the same assets that secure the issuing entity's obligations under the issuing entity notes. Except in very limited circumstances, only the issuing entity security trustee will be entitled to enforce the security granted by the issuing entity. For more information on the security granted by the issuing entity, see "SECURITY FOR THE ISSUING ENTITY'S OBLIGATIONS". For details of post-enforcement priority of payments, see "CASHFLOWS".

SWAP PROVIDERS

       The Funding swap provider is Abbey Financial Markets. Its registered office is Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN.

       The Funding swap provider has entered into the Funding swap agreement with Funding, which is a master agreement (including a schedule and a confirmation) under which the Funding swap has been documented. To enable the issuing entity to make payments in respect of series and classes (or sub-classes) of issuing entity notes denominated in currencies other than sterling, the issuing entity will enter into issuing entity currency swap agreements, which are master agreements (each including a schedule and a confirmation) in respect of the relevant currencies.

SWAP AGREEMENTS

       Borrowers will make payments under the loans in pounds sterling. Some of the loans carry variable rates of interest, some of the loans pay interest at a fixed or capped rate or rates of interest and some of the loans pay interest at a rate which tracks an interest rate other than the variable rate set by Abbey or the mortgages trustee (for example the interest rate may be set at a margin above sterling LIBOR or above rates set by the Bank of England). These interest rates do not necessarily match the floating rate of interest payable on the term advances under the intercompany loans and, accordingly, Funding has entered into the Funding swap agreement with the Funding swap provider.

       Under the Funding swap agreement, Funding makes quarterly payments to the Funding swap provider based on the weighted average of the average variable rate from several United Kingdom mortgage lenders and the different rates of interest payable on the tracker rate loans and fixed rate loans (including capped rate loans that are subject to the specified capped rate of interest) and the Funding swap provider makes quarterly payments to Funding based on the floating rates of interest payable on the intercompany loans outstanding at that time.

       Payments made by the mortgages trustee to Funding under the mortgages trust deed, payments made by Funding to the issuing entity under the master intercompany loan agreement and any drawings under the Funding liquidity reserve fund will be made in pounds sterling. To enable the issuing entity to make payments on the interest payment dates in respect of a series of issuing entity notes (other than sterling-denominated notes) in their respective currencies, the issuing entity will enter into issuing entity currency swap agreements.

       The term advances under the master intercompany loan will pay quarterly interest equivalent to the weighted average of the floating rate of interest in sterling calculated by reference to the London inter-bank offer rate for three-month sterling deposits (also called three-month sterling LIBOR) in effect on the relevant interest payment date plus a margin for each term advance. To enable the issuing entity to make payments on issuing entity notes denominated in sterling which accrue interest at a floating rate other than three-month sterling LIBOR, the issuing entity will enter into basis rate swap agreements. In the case of issuing entity notes denominated in a currency other than sterling, the relevant currency swap agreement will also hedge such interest rate exposure.

       To enable it to make payments on issuing entity notes which accrue a fixed rate of interest, the issuing entity will enter into interest rate swaps in respect of each relevant series and class (and/or sub-class) of issuing entity notes.

       The terms of the swaps and certain additional information about the relevant issuing entity swap providers will be described in greater detail under the heading "THE SWAP AGREEMENTS" in this prospectus and under the heading "THE SWAP AGREEMENTS" in the relevant prospectus supplement.

THE POST-ENFORCEMENT CALL OPTION AGREEMENT

       A post-enforcement call option agreement has been entered into between the issuing entity security trustee, as agent for the class B noteholders, the class M noteholders, the class C noteholders and the class D noteholders, the issuing entity and an entity called PECOH Limited. The terms of the option require, upon exercise of the option by PECOH Limited, the transfer to PECOH Limited of all of the class B notes and/or all of the class M notes and/or all of the class C notes and/or all of the class D notes, as the case may be. The class B noteholders, the class M noteholders, the class C noteholders and the class D noteholders will be bound by the terms of the class B notes, the class M notes, the class C notes and the class D notes, respectively, to transfer the issuing entity notes to PECOH Limited in these circumstances. None of the class B noteholders, the class M noteholders, the class C noteholders or the class D noteholders will be paid for that transfer.

       However, as the post-enforcement call option can be exercised only after the issuing entity security trustee has enforced the security granted by the issuing entity under the issuing entity deed of charge and determined that there are no further assets available to pay amounts due and owing to the class B noteholders, the class M noteholders, the class C noteholders and/or the class D noteholders, as the case may be, the exercise of the post-enforcement call option will not further disadvantage the economic position of those noteholders. In addition, exercise of the post-enforcement call option and delivery by the class B noteholders, the class M noteholders, the class C noteholders and/or the class D noteholders of the class B notes, the class M notes, the class C notes and/or the class D notes, respectively, to PECOH Limited will not extinguish any other rights or claims other than the rights to payment of interest and repayment of principal under the class B notes, the class M notes, the class C notes and/or the class D notes that such class B noteholders, the class M noteholders, class C noteholders and/or class D noteholders may have against the issuing entity.

THE PREVIOUS ISSUING ENTITIES, NEW ISSUING ENTITIES AND NEW FUNDING ENTITIES

       The previous issuing entities, each of which is a wholly owned subsidiary of Holdings, issued previous notes and from those issue proceeds made previous intercompany loans to Funding as follows:

       o      Holmes Financing (No. 1) PLC, on 26 July 2000;

       o      Holmes Financing (No. 2) PLC, on 29 November 2000;

       o      Holmes Financing (No. 3) PLC, on 23 May 2001;

       o      Holmes Financing (No. 4) PLC, on 5 July 2001;

       o      Holmes Financing (No. 5) PLC, on 8 November 2001;

       o      Holmes Financing (No. 6) PLC, on 7 November 2002;

       o      Holmes Financing (No. 7) PLC, on 26 March 2003;

       o      Holmes Financing (No. 8) PLC, on 1 April 2004;

       o      Holmes Financing (No. 9) PLC, on 8 December 2005; and

       o      Holmes Financing (No. 10) PLC, on 8 August 2006.

       In addition, on the programme date the issuing entity issued previous notes and from those issue proceeds made a previous intercompany loan to Funding under the master intercompany loan agreement.

       It is not necessary to obtain your approval for any issuance of issuing entity notes or new notes, nor is it necessary to provide you notice of any such issuance.

       Funding's obligations under the previous intercompany loans made by the previous issuing entities are secured by the same security that secures the master intercompany loan. In addition, it is expected that in the future, subject to satisfaction of certain conditions, Holdings may establish additional wholly owned subsidiary companies to issue new notes to investors. One of these conditions is that the ratings of the issuing entity notes will not be adversely affected at the time a new issuing entity issues new notes. As set forth in detail under "THE MASTER INTERCOMPANY LOAN AGREEMENT - NEW INTERCOMPANY LOAN AGREEMENTS WITH NEW ISSUING ENTITIES", any new issuing entities will loan the proceeds of any issue of new notes to Funding pursuant to the terms of a new intercompany loan agreement. Funding will use the proceeds of a new intercompany loan to do one or more of the following:

       o pay the seller for new loans and their related security to be assigned to the mortgages trustee, which will result in an increase in Funding's share of the trust property;

       o pay the seller for an increase in Funding's share of the trust property (resulting in a corresponding decrease in the seller's share of the trust property);

       o refinance an intercompany loan or intercompany loans outstanding at that time, which will not result in a change in the size of Funding's share of the trust property. In these circumstances, Funding will use the proceeds of the new intercompany loan to repay an intercompany loan outstanding at that time, which the relevant issuing entity will, provided that the terms of the relevant issuing entity notes then permit such optional redemption, use to repay the relevant noteholders. If any intercompany loan to Funding is refinanced in these circumstances, the holders of the relevant notes could be repaid early; and/or

       o      make a deposit in one or more of the reserve funds.

       Regardless of which of these uses of proceeds is selected, the previous notes, the issuing entity notes and any new notes will all be secured ultimately over Funding's share of the trust property and will be subject to the ranking described in the following paragraphs.

       Funding will apply amounts it receives from the trust property to pay amounts it owes under the previous term advances, the current term advances and new term advances without distinguishing when the share in the trust property was acquired or when the relevant term advance was made. Funding's obligations to pay interest and principal to the issuing entity on its previous, current or new term advances and to the previous issuing entities or new issuing entities on their respective previous term advances or new term advances will rank either equal with, ahead of or after each other, primarily depending on the relative designated rating of each previous term advance, current term advance and new term advance. The rating of a previous term advance, current term advance or new term advance will be the rating assigned by the rating agencies to the previous notes, the issuing entity notes or the new notes that are used to fund the relevant term advance, on their date of issue. Funding will pay interest and (subject to their respective scheduled repayment dates and the rules for application of principal receipts described in "CASHFLOWS - DISTRIBUTION OF THE FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY OR THE OCCURRENCE OF A TRIGGER EVENT OR ENFORCEMENT OF THE ISSUING ENTITY SECURITY - RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS") principal first on the previous term advances, the current term advances and the new term advances with the highest rating, and thereafter on the previous term advances, the current term advances and the new term advances with the next highest rating, and so on down to the previous term advances, the current term advances and the new term advances with the lowest rating. Accordingly, any term advance in relation to previous notes or new notes that have an AAA rating will rank equally with Funding's payments of interest and (subject to their respective scheduled repayment dates and the rules referred to in this paragraph) principal on the AAA term advances and will rank ahead of Funding's payments of interest and principal on the AA term advances, the A term advances, the BBB term advances and the BB term advances.

       It should be noted, however, that although a previous term advance, a current term advance and any new term advance may rank equally, principal payments may be made earlier on the previous term advances, new term advances or the current term advances, as the case may be, depending on their scheduled repayment and final repayment dates. Further, as described in "CASHFLOWS - DISTRIBUTION OF THE FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY OR THE OCCURRENCE OF A TRIGGER EVENT OR ENFORCEMENT OF THE ISSUING ENTITY SECURITY - RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS", in some circumstances, Funding will continue to make payments on term advances due and payable under the current intercompany loan, any new intercompany loans and the previous intercompany loans, irrespective of term advance rating. More specifically, if amounts are due and payable on any of the pass-through term advances made under the previous intercompany loans which have a term advance rating of AA, A, BBB or BB, and at the same time amounts are due and payable on the pass-through term advance made under any intercompany loan under the master intercompany loan agreement which has a term advance rating of AAA, then Funding will allocate principal receipts available to it to each of the previous issuing entities and the issuing entity based on the outstanding principal balance of each of their respective intercompany loans.

       During a cash accumulation period or scheduled amortisation period to set aside any bullet amount in respect of any bullet term advance or scheduled amortisation amount in respect of any scheduled amortisation term advance under an intercompany loan, Funding will continue to make principal repayments in respect of amounts due and payable in respect of pass-through term advances and scheduled amortisation term advances under other intercompany loans (for example, one of the previous intercompany loans), based on the outstanding principal balance of each of those intercompany loans.

       If Funding enters into a new intercompany loan agreement, the terms of the Funding swap agreement provide that the notional amount of the Funding swap will be increased in order to address the potential mismatch between variable, tracker and fixed rates of interest paid by borrowers on the loans and the floating rate of interest paid by Funding on the intercompany loans outstanding at that time (including the new intercompany loan), as described further in "THE SWAP AGREEMENTS". The various margins on the fixed, floating and tracker elements of the Funding swap will vary depending on the nature of the loans constituting the trust property from time to time.

       If Funding enters into new intercompany loan agreements, it will, if required, simultaneously enter into new start-up loan agreements with a new start-up loan provider which will provide for the costs and expenses of the issue of the new notes and, if required in order to ensure no adverse impact on the ratings of the notes, for extra amounts to be credited to one or both reserve funds. A start-up loan may not be required in relation to an issue of new notes if the costs and expenses associated with the issue of those new notes can be met from amounts in the Funding reserve fund.

       The terms of the Funding transaction documents may be amended upon a new issue and your consent will not be required to such amendments, notwithstanding that these changes may affect the cashflow from the mortgages trust and/or Funding that is available to pay amounts due on the issuing entity notes.

       Pursuant to its obligations under the Listing Rules of the UK Listing Authority and the Exchange Act, if a new issuing entity is established to issue new notes, then the issuing entity will notify or procure that notice is given of that new issue.

       Holdings may establish new funding entities, which may, in the future, issue new notes from time to time and (subject to the agreement of the seller and Funding) use the proceeds to make a payment to the seller to acquire an interest in the trust property rather than lending the proceeds to Funding. Any new funding entity would be a wholly owned subsidiary of Holdings and would be organised as a special purpose company in compliance with Standard & Poor's bankruptcy remoteness criteria and its proposed establishment would be notified to Standard & Poor's. In that event, such new funding entity would become a beneficiary of the mortgages trust subject to the satisfaction of certain conditions (see "RISK FACTORS - HOLDINGS MAY ESTABLISH NEW FUNDING ENTITIES, WHICH MAY BECOME ADDITIONAL BENEFICIARIES UNDER THE MORTGAGES TRUST").

UNITED KINGDOM TAX STATUS

       Subject to important qualifications and conditions set out under "UNITED KINGDOM TAXATION", Slaughter and May, UK tax advisers to the issuing entity, are of the opinion that no UK withholding tax will be required on interest payments to any holder of the issuing entity notes provided that such issuing entity notes are, and remain at all times, listed on a recognised stock exchange (the London Stock Exchange being a recognised stock exchange for such purposes).

UNITED STATES TAX STATUS

       It is anticipated that Cleary Gottlieb Steen & Hamilton LLP, US tax advisers to the issuing entity and Funding, will deliver their opinion which will be contained in the relevant prospectus supplement that, although there is no authority on the treatment of instruments substantially similar to the offered notes, the issuing entity notes to which the relevant prospectus supplement relate will be treated as debt for US federal income tax purposes. It is intended that the offered notes will be treated as debt of the issuing entity. The US Internal Revenue Service could seek to recharacterise the offered notes as an ownership interest in the related debt of Funding. In that case, a US holder of a class of offered notes generally would be treated as holding Funding debt and a currency swap, which may be integrated as a synthetic debt instrument having the characteristics of the applicable class of offered notes and substantially the same tax treatment as if the class of offered notes were characterised as debt of the issuing entity. See "UNITED STATES TAXATION - OFFERED NOTES AS DEBT OF FUNDING".

       The US tax advisers to the issuing entity have also provided their opinion that, assuming compliance with the transaction documents, the mortgages trustee acting in its capacity as trustee of the mortgages trust, Funding and the issuing entity will not be subject to US federal income tax.

ERISA CONSIDERATIONS FOR INVESTORS

       The offered notes will be eligible for purchase by employee benefit and other plans subject to section 406 of the US Employee Retirement Income Security Act of 1974, as amended (ERISA) or section 4975 of the US Internal Revenue Code of 1986, as amended (the CODE), and by governmental, church or non-US plans that are subject to any US or non-US state, local or other federal law that is substantially similar to section 406 of ERISA or section 4975 of the Code (SIMILAR LAW), subject to consideration of the issues described herein under "ERISA CONSIDERATIONS". Each purchaser of any such issuing entity notes (and all subsequent transferees thereof) will be deemed to have represented and warranted that its purchase, holding and disposition of such issuing entity notes will not result in a non-exempt prohibited transaction under ERISA or the Code (or in the case of any governmental, church or non-US plan, a violation of any Similar
Law). In addition, any fiduciary of a plan subject to the fiduciary responsibility provisions of ERISA or similar provisions of state, local or other federal laws of the United States should consult with their counsel to determine whether an investment in the offered notes satisfies the prudence, investment diversification and other applicable requirements of those provisions.

FEES

       The following table sets out the on-going fees to be paid by the issuing entity, Funding and the mortgages trustee to transaction parties.

TYPE OF FEE                     AMOUNT OF FEE                       PRIORITY IN CASHFLOW                FREQUENCY
-----------------------------   ----------------------------------  ------------------------------      --------------------------
Servicing fee                   0.12% per year of Funding's         Ahead of all revenue                Each distribution date
                                share of trust property             amounts payable to Funding
                                                                    by the mortgages trustee
Funding cash management fee     (pound)117,500 each year            Ahead of all term advances          Each interest payment date
Issuing entity cash             Estimated (pound)117,500 each year  Ahead of all outstanding            Each interest payment date
management fee                                                      issuing entity notes
Corporate expenses of the       Estimated (pound)20,000 each year   Ahead of all revenue                Each distribution date
mortgages trustee                                                   amounts payable to
                                                                    Funding by the
                                                                    mortgages trustee
Corporate expenses of Funding   Estimated (pound)52,500             Ahead of all term advances         Each interest payment date
                                each year
Corporate expenses of the       Estimated (pound)52,500             Ahead of all outstanding           Each interest payment date
issuing entity                  each year                           issuing entity notes
Fee payable by Funding to the   $5,000 each year                    Ahead of all term advances         Each interest payment date
security trustee
Fee payable by the issuing      $6,000 each year                    Ahead of all outstanding           Each interest payment date
entity to the issuing entity                                        issuing entity notes
security trustee and the note
trustee


       Each of the fees set out in the preceding table is, where applicable, inclusive of VAT, which is currently assessed at 17.5 per cent. The fees will be subject to adjustment if the applicable rate of VAT changes.

                                  RISK FACTORS

       This section describes the principal risk factors associated with an investment in the issuing entity notes. If you are considering purchasing the issuing entity notes, you should carefully read and consider all the information contained in this prospectus and in the relevant prospectus supplement, including the risk factors set out herein and (if applicable) in the relevant prospectus supplement, prior to making any investment decision.

THE STRUCTURE OF THE TRANSACTION IN WHICH YOU ARE INVESTING IS SUBJECT TO CHANGE WITHOUT YOUR CONSENT

       The issuing entity notes represent an indirect investment in a portfolio of mortgages held under a mortgages trust.

       The underlying structure of the mortgages trust and the characteristics of the trust property are subject to change. However, your consent may not be required in relation to such changes. In particular (but without limitation), your attention is drawn to the risk factors described in the following sections set out below:

       o "Holdings may establish new funding entities, which may become additional beneficiaries under the mortgages trust";

       o "If Funding enters into new intercompany loan agreements with new issuing entities, then the new term advances may rank ahead of the current term advances as to payment, and accordingly new notes may rank ahead of the issuing entity notes as to payment";

       o "As new loans are assigned to the mortgages trustee, the characteristics of the trust property may change from those existing at the date of this prospectus, and those changes may adversely affect payments on the issuing entity notes"; and

       o "The seller may change the lending criteria relating to loans that are subsequently assigned to the mortgages trustee, which could affect the characteristics of the trust property and which may adversely affect payments on the issuing entity notes".

       In addition, you should also be aware that the terms of the Funding transaction documents may be amended upon a new issue of notes and that your consent will not be required to such amendments, notwithstanding that these changes may affect the cashflow from the mortgages trust and/or Funding that is available to pay amounts due on the issuing entity notes.

       This risk factor is without prejudice to those additional risk factors outside the control of Funding, Holdings, the mortgages trustee, the issuing entity and/or the seller, including but not limited to those listed below on pages 45 to 79.

IF CERTAIN PARTIES TO THE TRANSACTION DOCUMENTS CEASE TO SATISFY VARIOUS CRITERIA THEN THE RIGHTS AND OBLIGATIONS OF SUCH PARTY PURSUANT TO THE RELEVANT TRANSACTION DOCUMENT MAY HAVE TO BE TRANSFERRED TO A REPLACEMENT ENTITY UNDER TERMS THAT MAY NOT BE AS FAVOURABLE AS THOSE CURRENTLY OFFERED UNDER THE RELEVANT TRANSACTION DOCUMENT.

       Those parties to the transaction documents who receive and hold monies pursuant to the terms of such documents are required to satisfy certain criteria in order that they can continue to receive and hold monies.

       These criteria include FSA requirements and/or provisions as well as requirements in relation to the short-term, unguaranteed and unsecured ratings ascribed to each such party by Standard & Poor's, Fitch and Moody's. The table below sets out more particularly such rating requirements.

PARTY                           TRANSACTION DOCUMENTS               REQUISITE                           REMEDY FOR BREACH OF RATING
                                                                    RATING                              REQUIREMENT
-----------------------------   -----------------------             ---------------------------         ----------------------------
Abbey (in its capacity as the   Bank account agreement              The short-term,                     Within 30 days of the date
sterling account bank)                                              unsubordinated,                     on which the downgrade in
                                                                    unguaranteed and unsecured          the rating is announced
                                                                    ratings of the account bank         publicly, the account bank:
                                                                    are at least F1 by Fitch,
                                                                    P-1 by Moody's or A-1+ by           (i) transfers all of its
                                                                    S&P, provided always that           rights and obligations to
                                                                    where the relevant deposit          another entity whose
                                                                    amount is less than 30 per          short-term, unsecured,
                                                                    cent. of the amount of the          unsubordinated and
                                                                    Funding share, then the             unguaranteed debt
                                                                    short-term, unsubordinated,         obligations have a rating
                                                                    unguaranteed and unsecured          of at least the required
                                                                    rating of the account bank          rating;
                                                                    required by S&P shall be at
                                                                    least A-1                           (ii) procures that an entity
                                                                                                        with the required rating
                                                                                                        becomes a co-obligor in
                                                                                                        respect of the obligations
                                                                                                        of the account bank;


                                                                                                        (iii) procures that an
                                                                                                        entity with the required
                                                                                                        rating provides a guarantee
                                                                                                        of the obligations of the
                                                                                                        account bank; or

                                                                                                        (iv) takes such other
                                                                                                        actions to ensure that the
                                                                                                        rating assigned to the
                                                                                                        issuing entity notes is not
                                                                                                        adversely affected by the
                                                                                                        ratings downgrade, and in
                                                                                                        each case provided that the
                                                                                                        then current ratings of the
                                                                                                        issuing entity notes shall
                                                                                                        not be adversely affected by
                                                                                                        each or any of the above
                                                                                                        actions.

Abbey (in its capacity as       Funding guaranteed                  As detailed in the                  As detailed in the
Funding GIC provider)           investment contract                 provisions set out above            provisions set out above
Abbey (in its capacity as       Mortgages trustee                   As detailed in the                  As detailed in the
mortgages trustee GIC           guaranteed investment               provisions set out above            provisions set out above
provider)                       contract


                                                                    REQUISITE                           REMEDY FOR BREACH OF RATING
PARTY                           TRANSACTION DOCUMENTS               RATING                              REQUIREMENT
-----------------------------   -----------------------             ---------------------------         ----------------------------
Abbey (in its capacity as the   Issuing entity bank account         As detailed in the                  As detailed in the
sterling account bank)          agreement                           provisions set out above            provisions set out above
Citibank N.A., London Branch    Issuing entity bank account         As detailed in the                  As detailed in the
(in its capacity as the         agreement                           provisions set out above            provisions set out above
non-sterling account bank)
Abbey (in its capacity as       Funding swap                        The short-term unsecured            As detailed in the
guarantor of the obligations                                        and unsubordinated debt             provisions set out above
of Abbey Financial Markets as                                       obligations of Abbey are to
Funding swap provider)                                              be rated at least A-1 by
                                                                    S&P and the long-term
                                                                    unsecured and unsubordinated
                                                                    debt obligations of Abbey are
                                                                    to be rated at least Aa3 by
                                                                    Moody's and AA- by Fitch


       If the party concerned ceases to satisfy the applicable criteria, including the rating criteria detailed above, then the rights and obligations of that party (including the right and/or obligation to receive monies) may need to be transferred to another entity which does satisfy the applicable criteria. In these circumstances, the terms agreed with the replacement entity may not be as favourable as those provided by the original party pursuant to the relevant transaction document.

       In addition, you should also be aware that, should the applicable criteria cease to be satisfied as detailed above, then the parties to the relevant transaction document may agree to amend or waive certain of the terms of such documents and the applicable criteria in order to avoid the need for a replacement entity to be appointed. Your consent may not be required in relation to such amendments and/or waivers.

YOU CANNOT RELY ON ANY PERSON OTHER THAN THE ISSUING ENTITY TO MAKE PAYMENTS ON THE ISSUING ENTITY NOTES

       The issuing entity notes will not represent an obligation or be the responsibility of any of Abbey or any of its affiliates, any arranger, any dealer, any underwriter, or any of their respective affiliates, the previous issuing entities, any new issuing entity, the mortgages trustee, the security trustee, the issuing entity security trustee, the note trustee or any other party to the transaction other than the issuing entity.

YOU MAY NOT BE ABLE TO SELL THE OFFERED NOTES

       Each issue of a new series and class (or sub-class) of issuing entity notes will be a new issue of securities for which there will initially be no market. Furthermore, none of the issuing entity, the arrangers, the dealers or the underwriters intends to create a market for the issuing entity notes. Accordingly, no assurance can be given as to the development or liquidity of any market for the issuing entity notes. If no secondary market develops, you may not be able to sell the offered notes prior to their maturity. The issuing entity cannot offer any assurance that a secondary market will develop or, if one does develop, that it will continue to exist. You must therefore be able to bear the risks of your investment in the issuing entity notes for an indefinite period of time.

LACK OF LIQUIDITY IN THE SECONDARY MARKET MAY ADVERSELY AFFECT THE MARKET VALUE OF YOUR NOTES

       As at the date of this prospectus, the secondary market for mortgage-backed securities is experiencing disruptions resulting from reduced investor demand for such securities. This has had a material adverse impact on the market value of mortgage-backed securities and resulted in the secondary market for mortgage-backed securities experiencing very limited liquidity. Structured investment vehicles, hedge funds, issuers of collateralised debt obligations and other similar entities that are currently experiencing funding difficulties have been forced to sell mortgage-backed securities into the secondary market. The price of credit protection on mortgage-backed securities through credit derivatives has risen materially.

       Limited liquidity in the secondary market may continue to have an adverse effect on the market value of mortgage-backed securities, especially those securities that are more sensitive to prepayment, credit or interest rate risk and those securities that have been structured to meet the requirements of limited categories of investors. Consequently, whilst these market conditions persist, you may not be able to sell or acquire credit protection for your notes readily and market values of the notes are likely to fluctuate. Any of these fluctuations may be significant and could result in significant losses to you.

       It is not known for how long these market conditions will continue or whether they will worsen.

THE ISSUING ENTITY HAS LIMITED RESOURCES AVAILABLE TO IT TO MAKE PAYMENTS ON THE ISSUING ENTITY NOTES

       The issuing entity's ability to make payments of principal and interest on the issuing entity notes and to pay its operating and administrative expenses will depend primarily on the funds being received under the master intercompany loan agreement. The payment of interest and principal on each series and class (or sub-class) of issuing entity notes will primarily depend on funds being received by the issuing entity under the related term advance. In addition, the issuing entity will rely on the currency swaps to hedge the currency exposure with respect to certain series and classes (or sub-classes) of issuing entity notes.

       If Funding is unable to pay in full on any interest payment date (a) the interest on any term advance, (b) its operating and administrative expenses and/or (c) the principal payments in respect of the Funding liquidity reserve fund term advances, and in the event that the seller suffers a certain ratings downgrade, Funding may draw money from the Funding liquidity reserve fund (see "CREDIT STRUCTURE"). The issuing entity will not have any other significant sources of funds available to meet the issuing entity's obligations under the issuing entity notes and/or any other payments ranking in priority to the issuing entity notes.

FUNDING IS NOT OBLIGED TO MAKE PAYMENTS ON THE TERM ADVANCES IF IT DOES NOT HAVE ENOUGH MONEY TO DO SO, WHICH COULD ADVERSELY AFFECT PAYMENTS ON THE ISSUING ENTITY NOTES

       Funding's ability to pay amounts due on any term advances will depend upon:

       Funding receiving enough funds from the Funding share percentage of the revenue and principal receipts on the loans included in the mortgages trust on or before each interest payment date;

       Funding receiving the required funds from the Funding swap provider;

       o the amount of funds credited to the reserve funds (as described in "CREDIT STRUCTURE - FIRST RESERVE FUND", "CREDIT STRUCTURE - SECOND RESERVE FUND" and "CREDIT STRUCTURE - FUNDING LIQUIDITY RESERVE FUND"); and

       o the allocation of funds between the previous term advances, the current term advances and any new term advances (as described in "CASHFLOWS").

       According to the terms of the mortgages trust deed, the mortgages trustee is obliged to pay to Funding the Funding share percentage of revenue receipts on the loans (subject to payment of prior ranking amounts) by crediting those amounts to the Funding GIC account on each distribution date. The mortgages trustee is obliged to pay to Funding principal receipts on the loans by crediting those amounts to the Funding GIC account as and when required pursuant to the terms of the mortgages trust deed.

       Funding will be obliged to pay revenue receipts due to the issuing entity under the master intercompany loan agreement only to the extent that it has revenue receipts left over after making payments ranking in priority to the payments due to the issuing entity, such as payments of certain fees and expenses of Funding and payments on certain higher ranking previous term advances under the previous intercompany loans or new term advances under any new intercompany loan agreement.

       Funding will be obliged to pay principal receipts due to the issuing entity under the master intercompany loan agreement only to the extent that it has principal receipts available for that purpose after repaying amounts ranking in priority to the issuing entity (including repaying certain higher ranking previous term advances or higher ranking new term advances), as described in "CASHFLOWS - DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY OR THE OCCURRENCE OF A TRIGGER EVENT OR ENFORCEMENT OF THE ISSUING ENTITY SECURITY - RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS" in this prospectus and "DESCRIPTION OF THE

PREVIOUS ISSUING ENTITIES, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS" in the relevant prospectus supplement.

       If there is a shortfall between the amounts payable by Funding to the issuing entity in respect of a term advance under the master intercompany loan agreement and the amounts payable by the issuing entity on the related series and class (or sub-class) of issuing entity notes, you may, depending on what other sources of funds are available to the issuing entity and to Funding, not receive the full amount of interest and/or principal which would otherwise be due and payable on the issuing entity notes.

FAILURE BY FUNDING TO MEET ITS OBLIGATIONS UNDER THE MASTER INTERCOMPANY LOAN AGREEMENT WOULD ADVERSELY AFFECT PAYMENTS ON THE ISSUING ENTITY NOTES

       If Funding does not make payments due and payable on the master intercompany loan, then the issuing entity may not have enough money to make payments on the issuing entity notes, and in addition the issuing entity will have only limited recourse to the assets of Funding. If Funding does not pay amounts under the master intercompany loan because it does not have enough money available, those amounts will be deemed not to be due and payable, so there will not be an event of default under the master intercompany loan, and the issuing entity will not have recourse to the assets of Funding in that instance.

ON THE FINAL REPAYMENT DATE OF AN INTERCOMPANY LOAN UNDER THE MASTER INTERCOMPANY LOAN AGREEMENT, ANY OUTSTANDING AMOUNTS IN RESPECT OF THE AA TERM ADVANCES, THE A TERM ADVANCES, THE BBB TERM ADVANCES AND THE BB TERM ADVANCES WILL BE EXTINGUISHED, WHICH WOULD CAUSE A LOSS ON ANY CLASS B NOTES, ANY CLASS M NOTES, ANY CLASS C NOTES AND ANY CLASS D NOTES STILL OUTSTANDING

       If there is a shortfall between the amounts payable by Funding to the issuing entity in respect of a term advance under the master intercompany loan agreement and the amounts payable by the issuing entity on the related series and class (or sub-class) of issuing entity notes, then the shortfall will be deemed to be not due and payable under the master intercompany loan agreement and the issuing entity will not have any claim against Funding for the shortfall.

       If there is such a shortfall in interest and/or principal payments under the master intercompany loan agreement, you may not receive the full amount of interest and/or principal which would otherwise be due and payable on the class B notes, the class M notes, the class C notes or the class D notes outstanding.

ALTHOUGH ENFORCEMENT OF THE ISSUING ENTITY SECURITY WILL BE POSSIBLE FOLLOWING THE OCCURRENCE OF AN EVENT OF DEFAULT IN THE ISSUING ENTITY'S OBLIGATIONS, THE PROCEEDS OF THAT ENFORCEMENT MAY NOT BE ENOUGH TO MAKE ALL PAYMENTS DUE ON THE ISSUING ENTITY NOTES

       The issuing entity has no recourse to the assets of Funding unless Funding has also defaulted on its obligations under the master intercompany loan agreement and the Funding security has been enforced.

       If the security created as required by the issuing entity deed of charge is enforced, the proceeds of enforcement may be insufficient to pay all principal and interest due on the issuing entity notes. The noteholders may still have an unsecured claim against the issuing entity for the shortfall, but there is no guarantee that the issuing entity will have sufficient (or any) funds to pay that shortfall.

SUBORDINATION OF OTHER ISSUING ENTITY NOTE CLASSES MAY NOT PROTECT NOTEHOLDERS FROM ALL RISK OF LOSS

       The class B notes, the class M notes, the class C notes and class D notes of any series are subordinated in right of payment of interest to the class A notes of any series. The class M notes, the class C notes and the class D notes are subordinated in right of payment of interest to the class B notes of any series. The class C notes and the class D notes of any series are subordinated in right of payment of interest to the class M notes of any series. The class D notes of any series are subordinated in right of payment of interest to the class C notes of any series.

       The class B notes, the class M notes, the class C notes and the class D notes of any series are subordinated in right of payment of principal to the class A notes of any series. The class M notes, the class C notes and the class D notes are subordinated in right of payment of principal to the class B notes of any series. The class C notes and the class D notes of any series are subordinated in right of payment of principal to the class M notes of any series. The class D notes of any series are subordinated in right of payment of principal to the class C notes of any series.

       You should be aware however that not all classes of issuing entity notes are scheduled to receive payments of principal on the same interest payment dates. The interest payment dates for the payment of interest and principal in respect of each series and class (or sub-class) of issuing entity notes will be specified in the relevant prospectus supplement. Each series and class (or sub-class) of issuing entity notes may have interest payment dates in respect of interest and/or principal that are different from other issuing entity notes of the same class (but of different series) or of the same series (but of different class or sub-class). Despite the principal priority of payments described above, subject to no trigger event having occurred and satisfaction of the repayment tests, lower ranking classes of issuing entity notes may nevertheless be repaid principal before higher ranking classes of issuing entity notes and a series and class (or sub-class) of issuing entity notes may be repaid principal before other series of issuing entity notes of the same class. Payments of principal are expected to be made on each class of issuing entity notes in amounts up to the amounts set forth under "CASHFLOWS - DISTRIBUTION OF ISSUING ENTITY PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE ISSUING ENTITY SECURITY", "CASHFLOWS - DISTRIBUTION OF ISSUING ENTITY PRINCIPAL RECEIPTS FOLLOWING ENFORCEMENT OF THE ISSUING ENTITY SECURITY BUT PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY" and "CASHFLOWS - DISTRIBUTION OF ISSUING ENTITY PRINCIPAL RECEIPTS AND ISSUING ENTITY REVENUE RECEIPTS FOLLOWING ENFORCEMENT OF THE ISSUING ENTITY SECURITY AND FOLLOWING ENFORCEMENT OF THE FUNDING SECURITY".

       However, there is no assurance that these subordination rules will protect the class A noteholders from all risks of loss, the class B noteholders from all risks of loss, the class M noteholders from all risks of loss or the class C noteholders from all risks of loss. If the losses borne by the class D notes are in an amount equal to the aggregate outstanding principal balances of the class D notes, then losses on the loans will thereafter be borne by the class C notes. Similarly, if the losses borne by the class D notes and the class C notes are in an amount equal to the aggregate outstanding principal balances of the class D notes and the class C notes, then losses on the loans will thereafter be borne by the class M notes. Similarly, if the losses borne by the class D notes, the class C notes and the class M notes are in an amount equal to the aggregate outstanding principal balances of the class D notes, the class C notes and the class M notes, then losses on the loans will thereafter be borne by the class B notes. Finally, if the losses borne by the class D notes, the class C notes, the class M notes and the class B notes are in an amount equal to the aggregate outstanding principal balances of the class D notes, the class C notes, the class M notes and the class B notes, then losses on the loans will thereafter be borne by the class A notes, at which point there will be an asset trigger event.

PAYMENTS OF CLASS B, CLASS M, CLASS C AND CLASS D NOTES MAY BE DEFERRED OR REDUCED IN CERTAIN CIRCUMSTANCES

       On any interest payment date on which a payment of principal is due on any series of class B notes, class M notes, class C notes and class D notes, the issuing entity's obligation to make such principal payments will be subject to the satisfaction of the repayment tests described under "CASHFLOWS - DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY OR THE OCCURRENCE OF A TRIGGER EVENT OR ENFORCEMENT OF THE ISSUING ENTITY SECURITY - RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS - 1. GENERAL RULES", including an arrears test, a general reserve fund requirement and a principal deficiency sub-ledger test to the extent that any class A notes of any series or any other senior ranking issuing entity notes of any series are outstanding on that interest payment date.

THERE MAY BE CONFLICTS BETWEEN YOUR INTERESTS AND THE INTERESTS OF ANY OF THE ISSUING ENTITY'S OTHER SECURED CREDITORS (INCLUDING MORE SENIOR NOTEHOLDERS), AND THE INTEREST OF THOSE ISSUING ENTITY SECURED CREDITORS MAY PREVAIL OVER YOUR INTERESTS

       The issuing entity deed of charge requires the issuing entity security trustee to consider the interests of each of the issuing entity secured creditors in the exercise of all of its powers, trusts, authorities, duties and discretions, but requires the issuing entity security trustee, in the event of a conflict between your interests and the interests of any of the other issuing entity secured creditors, to consider only your interests, except in the event of a proposed waiver of any breach of the provisions of the issuing entity transaction documents or a proposed modification to any of the issuing entity transaction documents. In these circumstances, the issuing entity security trustee is required to consider whether the proposed waiver or modification would be materially prejudicial to the interests of an issuing entity swap provider(s) and, if so, the issuing entity security trustee is required to get its or their written consent to the proposed waiver or modification.

THERE MAY BE CONFLICTS BETWEEN THE INTERESTS OF THE HOLDERS OF THE VARIOUS CLASSES OF ISSUING ENTITY NOTES, AND THE INTERESTS OF THE HOLDERS OF OTHER CLASSES OF ISSUING ENTITY NOTES MAY PREVAIL OVER YOUR INTERESTS

       The trust deed provides and the terms of the issuing entity notes will provide that the note trustee and the issuing entity security trustee are to have regard to the interests of the holders of all the classes of issuing entity notes. There may be circumstances, however, where the interests of one class of the noteholders conflicts with the interests of another class or classes of the noteholders. The trust deed provides and the terms of the issuing entity notes will provide that where, in the opinion of the note trustee or the issuing entity security trustee, there is such a conflict, then:

       o the note trustee or the issuing entity security trustee is to have regard only to the interests of the class A noteholders in the event of a conflict between the interests of the class A noteholders on the one hand and the class B noteholders, the class M noteholders, the class C noteholders and/or the class D noteholders on the other hand;

       o (if there are no class A notes outstanding) the note trustee or the issuing entity security trustee is to have regard only to the interests of the class B noteholders in the event of a conflict between the interests of the class B noteholders on the one hand and the class M noteholders, the class C noteholders and/or the class D noteholders on the other hand;

       o (if there are no class A notes outstanding and no class B notes outstanding) the note trustee or the issuing entity security trustee is to have regard only to the interest of the class M noteholders in the event of a conflict between the interests of the class M noteholders on the one hand and the class C noteholders and/or the class D noteholders on the other hand; and

       o (if there are no class A notes outstanding, no class B notes outstanding and no class M notes outstanding) the note trustee or the issuing entity security trustee is to have regard only to the interest of the class C noteholders in the event of a conflict between the interests of the class C noteholders on the one hand and the class D noteholders on the other hand.

THERE MAY BE A CONFLICT BETWEEN THE INTERESTS OF THE HOLDERS OF EACH SERIES AND/OR SUB-CLASS OF THE CLASS A NOTES, THE HOLDERS OF EACH SERIES AND/OR SUB-CLASS OF THE CLASS B NOTES, THE HOLDERS OF EACH SERIES AND/OR SUB-CLASS OF THE CLASS M NOTES, THE HOLDERS OF EACH SERIES AND/OR SUB-CLASS OF THE CLASS C NOTES AND THE HOLDERS OF EACH SERIES AND/OR SUB-CLASS OF THE CLASS D NOTES, AND THE INTERESTS OF OTHER SERIES AND/OR SUB-CLASSES OF NOTEHOLDERS MAY PREVAIL OVER YOUR INTERESTS

       There may also be circumstances where the interests of the class A noteholders of one series and/or sub-class of the issuing entity notes conflict with the interests of the class A noteholders of another series and/or sub-class of the issuing entity notes or there may be circumstances where the interests of the class B noteholders of one series and/or sub-class of the issuing entity notes conflict with the interests of the class B noteholders of another series and/or sub-class of the issuing entity notes or where the interests of the class M noteholders of one series and/or sub-class of the issuing entity notes conflict with the interests of the class M noteholders of another series and/or sub-class of the issuing entity notes or where the interests of the class C noteholders of one series and/or sub-class of the issuing entity notes conflict with the interests of the class C noteholders of another series and/or sub-class of the issuing entity notes or where the interests of the class D noteholders of one series and/or sub-class of the issuing entity notes conflict with the interests of the class D noteholders of another series and/or sub-class of the issuing entity notes.

       The trust deed provides and the terms of the issuing entity notes will provide that where, in the opinion of the note trustee or the issuing entity security trustee, there is such a conflict, then a resolution directing the note trustee or, as applicable, the issuing entity security trustee to take any action must be passed at separate meetings of the holders of each series and/or sub-class (as applicable) of the class A notes, or, as applicable, each series and/or sub-class (as applicable) of the class B notes, each series and/or sub-class (as applicable) of the class M notes, each series and/or sub-class (as applicable) of the class C notes or each series and/or sub-class (as applicable) of the class D notes. A resolution may only be passed at a single meeting of the noteholders of each series and/or sub-class (as applicable) of the relevant class if the note trustee or, as applicable, the issuing entity security trustee is satisfied that there is no conflict between them.

       Similar provisions will apply in relation to requests in writing from holders of a specified percentage of the principal amount outstanding of the issuing entity notes of each class (the principal amount outstanding being converted into sterling for the purposes of making the calculation).

THE REQUIRED SUBORDINATION FOR A CLASS OF ISSUING ENTITY NOTES MAY BE CHANGED

       The issuing entity may change the required subordinated amount for any class of issuing entity notes, or the method of calculating the required subordinated amount for such class, at any time without the consent of any noteholders if certain conditions are met, including confirmation from each rating agency that such change would not cause an adverse effect on its then current rating of any outstanding issuing entity notes that would be affected by such change.

IN CERTAIN CIRCUMSTANCES SOME OF THE CONDITIONS PRECEDENT TO THE ISSUANCE OF ISSUING ENTITY NOTES MAY BE WAIVED

       If the issuing entity obtains confirmation from each rating agency that the issuance of a new series and class (or sub-class) of issuing entity notes would not cause an adverse effect on the then current rating of any outstanding issuing entity notes rated by that rating agency, then some of the other conditions precedent to issuance of issuing entity notes (e.g., the absence of a note event of default in respect of a series and/or class of issuing entity notes) may be waived by the note trustee. For a description of the conditions precedent to issuance and the waiver of such conditions see "THE ISSUANCE OF ISSUING ENTITY NOTES".

THE SECURITY TRUSTEE, THE ISSUING ENTITY SECURITY TRUSTEE AND/OR THE NOTE TRUSTEE MAY AGREE TO MODIFICATIONS TO THE TRANSACTION DOCUMENTS WITHOUT YOUR PRIOR WRITTEN CONSENT, WHICH MAY ADVERSELY AFFECT YOUR INTERESTS

       Pursuant to the terms of the trust deed and the issuing entity deed of charge, the note trustee may, without the consent or sanction of the noteholders at any time and from time to time:

       o      concur with the issuing entity or any other person; or

       o direct the issuing entity security trustee to concur with the issuing entity or any other person,

       in making modifications (except a basic terms modification) to any of the transaction documents which in the sole opinion of the note trustee it may be proper to make, provided that (a) the note trustee is of the sole opinion that such modification will not be materially prejudicial to the interests of the holders of any class (or sub-class) of any series of issuing entity notes, or (b) in the sole opinion of the note trustee, such modification is of a formal, minor or technical nature or is necessary to correct a manifest error or an error which is, in the opinion of the note trustee, proven.

       In the exercise of any of its powers, trusts, authorities and discretions under the trust deed, the note trustee shall have regard to the interests of the noteholders (subject to the provisions of the next paragraph), but in the event of a conflict of interest it shall have regard to the interests of the holders of the class of issuing entity notes with the highest rating.

       The note trustee will be entitled to assume that the exercise of its discretions will not be materially prejudicial to the interests of noteholders if each of the rating agencies then rating the issuing entity notes has confirmed in writing that the then current rating by it of such issuing entity notes would not be adversely affected by such exercise.

       In addition, the security trustee and the issuing entity security trustee (as applicable) will give its consent to any modifications to the transaction documents that are requested by Funding or the cash manager, provided that Funding or the cash manager certifies to the security trustee or, as applicable, the issuing entity security trustee in writing that such modifications are required in order to accommodate, among other things new intercompany loan agreements, the issue of new notes by new issuing entities, the addition of relevant creditors, the issue (directly or indirectly) of new notes by Funding, the sale of new types of loans to the mortgages trustee, changes to the Funding reserve fund required amount or the Funding liquidity reserve required amount and changes to the asset trigger events and non-asset trigger events and that each of the rating agencies has confirmed in writing that the then current rating by it of the current notes would not be adversely affected by such modifications.

       The modifications required to give effect to such matters may include, among other matters, amendments to the provisions of the mortgages trust deed and the Funding deed of charge relating to the allocation of and entitlement to monies. There can be no assurance that the effect of such modifications to the transaction documents will not ultimately adversely affect your interests.

HOLDINGS MAY ESTABLISH NEW FUNDING ENTITIES, WHICH MAY BECOME ADDITIONAL BENEFICIARIES UNDER THE MORTGAGES TRUST

       Holdings may establish new funding entities which may issue new notes from time to time and use the proceeds to make a payment to the seller to acquire an interest in the trust property rather than lending the proceeds to Funding, subject to the agreement of the seller and Funding, as existing beneficiaries of the mortgages trust. If a new funding entity becomes a beneficiary of the mortgages trust then the percentage shares of Funding and the seller in the trust property may decrease. The introduction of a new funding entity will not cause a reduction in the principal amount of assets backing the issuing entity notes. The security trustee will only be entitled to consent to any modifications to the transaction documents caused by the introduction of a new funding entity if it is satisfied that such modifications would not adversely affect the then current ratings of the outstanding notes.

       If new funding entities were to become beneficiaries of the mortgages trust then the seller, Funding and such new funding entities would each have a joint and undivided interest in the trust property but their entitlement to the proceeds from the trust property would be in proportion to their respective shares of the trust property. On each distribution date the mortgages trustee would distribute interest and principal receipts to the beneficiaries in accordance with the terms of the mortgages trust.

       It is anticipated that any such new funding entity would issue new notes directly to investors from time to time backed by its share of the trust property. You would not have a direct or indirect interest in any new funding entity's share of the trust property.

       Amendments would be made to a number of the transaction documents as a result of the inclusion of a new funding entity as a beneficiary of the mortgages trust. In particular (but without limitation), amendments would be made to:

       o the mortgage sale agreement to enable the purchase by the new funding entity of interests in the trust property by paying the purchase price for new loans and their related security sold by the seller from time to time and to give the new funding entity the benefit of the covenants in the mortgage sale agreement;

       o the mortgages trust deed (i) to establish the new funding entity as a beneficiary of the trust, (ii) to enable changes in the new funding entity's share of the trust property from time to time and
              (iii) to regulate the distribution of interest and principal receipts in the trust property to the new funding entity and the other beneficiaries; and

       o the cash management agreement to regulate the application of monies to the new funding entity.

       There may be conflicts of interest between Funding and new funding entities, in which case it is expected that the mortgages trustee would follow the directions given by the relevant beneficiary that has the largest share of the trust property at that time. The interests of Funding may not prevail, which may adversely affect your interests.

IF FUNDING ENTERS INTO NEW INTERCOMPANY LOAN AGREEMENTS WITH NEW ISSUING ENTITIES, THEN THE NEW TERM ADVANCES MAY RANK AHEAD OF THE CURRENT TERM ADVANCES AS TO PAYMENT, AND ACCORDINGLY NEW NOTES MAY RANK AHEAD OF THE ISSUING ENTITY NOTES AS TO PAYMENT

       Subject to satisfaction of certain conditions, Holdings may, in the future, establish additional wholly owned subsidiary companies that will issue new notes to investors. The proceeds of such issue of new notes may be advanced by way of a new intercompany loan to Funding. Funding will use the proceeds of the new intercompany loan to:

       o pay the seller for new loans and their related security to be assigned to the mortgages trustee;

       o pay the seller for a part of the seller's share of the trust property to be assigned to Funding;

       o refinance an intercompany loan or intercompany loans outstanding at that time (and if any intercompany loan (or any part thereof) is refinanced, noteholders could be repaid early); and/or

       o      deposit funds in one or more of the reserve funds.

       The order in which Funding pays principal and interest to the issuing entity on the term advances made by the issuing entity and to any new issuing entity on the new term advances made by that new issuing entity will depend primarily on the designated ratings of those term advances. In general, term advances with the highest term advance rating will be paid ahead of lower rated term advances, subject to their relative scheduled repayment dates. For example, Funding will pay interest due on the AAA term advances proportionally and equally with the interest due on any new AAA term advances and ahead of payments of interest due on any term advance with a lower term advance rating than AAA (including, for the avoidance of doubt, any AA term advance, any A term advance, any BBB term advance and any BB term advance). Similarly, Funding will, in general, repay principal amounts due on the term advances (including any new term advances) in accordance with their respective term advance ratings, subject to their relative scheduled repayment dates. For example, principal repayments due on a AAA term advance generally will be made before principal repayments due on a new AA term advance. This principle is subject to a number of exceptions, however, which are designed primarily to provide some protection that scheduled repayments of principal on current term advances will not materially affect payments of principal on previous or new term advances and in turn would not be materially affected by payments of principal on previous or new term advances. These exceptions are described in "CASHFLOWS - DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY OR THE OCCURRENCE OF A TRIGGER EVENT OR

ENFORCEMENT OF THE ISSUING ENTITY SECURITY - RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS".

       The term advance ratings designated to the term advances on the relevant closing date will not change even if the ratings assigned to the corresponding classes of issuing entity notes change.

       It is expected that the payment of the amounts owing by Funding under any new intercompany loan will be funded from amounts received by Funding from the trust property. Noteholders should note that the obligation to make such payments may rank equally or in priority with payments made by Funding to the issuing entity under other intercompany loan agreements. The terms of the new notes issued by any new issuing entity and the related new intercompany loan may result in such new notes and such new intercompany loan being repaid prior to the repayment of the issuing entity notes issued by the issuing entity under this prospectus and the relevant prospectus supplement and prior to the repayment of the related intercompany loans.

       You will not have any right of prior review or consent with respect to those new intercompany loans or the corresponding issuance by new issuing entities of new notes. Similarly, the terms of the Funding transaction documents (including, but not limited to, the mortgage sale agreement, the mortgages trust deed, the Funding deed of charge, the definitions of the trigger events and the criteria for the assignment of new loans to the mortgages trustee) may be amended to reflect such new issuance. Your consent to these changes will not be required. There can be no assurance that these changes will not affect cashflow available to pay amounts due on the issuing entity notes.

       Before issuing new notes, however, a new issuing entity will be required to satisfy a number of conditions, including:

       o obtaining a written confirmation from each of the rating agencies that the then current ratings of the issuing entity notes outstanding at that time, and the implicit ratings of the term advances outstanding at that time, will not be adversely affected because of the new issue (bearing in mind that the term advances are not themselves rated);

       o that no event of default under any of the intercompany loan agreements outstanding at that time has occurred which has not been remedied or waived and no event of default will occur as a result of the issue of the new notes; and

       o as at the most recent interest payment date, that no principal deficiency (which remains outstanding) is recorded on the principal deficiency ledger in relation to the term advances outstanding at that time.

THE ISSUING ENTITY AND THE PREVIOUS ISSUING ENTITIES HAVE MADE PREVIOUS INTERCOMPANY LOANS TO FUNDING, AND SOME OF THE PREVIOUS TERM ADVANCES IN THOSE PREVIOUS INTERCOMPANY LOANS MAY RANK AHEAD OF SOME OF THE TERM ADVANCES IN THE CURRENT INTERCOMPANY LOAN AS TO PAYMENT, AND ACCORDINGLY SOME OF THE PREVIOUS NOTES ISSUED BY THE ISSUING ENTITY AND THE PREVIOUS ISSUING ENTITIES MAY RANK AHEAD OF SOME OF THE OFFERED NOTES AS TO PAYMENT

       The issuing entity and the previous issuing entities have issued previous notes to investors, the proceeds of which were used to make previous intercompany loans to Funding. Funding used the proceeds of the previous intercompany loan from Holmes Financing (No. 1) PLC to pay the seller for loans and their related security assigned to the mortgages trustee which comprised its original share of the trust property. Funding used the proceeds of the previous intercompany loans from Holmes Financing (No. 2) PLC, Holmes Financing (No. 4) PLC, Holmes Financing (No. 7) PLC, Holmes Financing (No. 9) PLC, Holmes Financing (No. 10) PLC and the issuing entity to pay the seller for an increase in Funding's share of the trust property (resulting in a corresponding decrease in the seller's share of the trust property). Funding used the proceeds of the previous intercompany loans from Holmes Financing (No. 3) PLC, Holmes Financing (No. 5) PLC, Holmes Financing (No. 6) PLC and Holmes Financing (No. 8) PLC to pay the seller for loans and their related security assigned to the mortgages trustee, which constituted an increase in Funding's existing share of the trust property.

       The order in which Funding pays principal and interest to the issuing entity on the term advances made by the issuing entity and to the previous issuing entities on the previous term advances made by the previous issuing entities depends primarily on the designated ratings of those term advances. See "DESCRIPTION OF THE PREVIOUS ISSUING ENTITIES, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS" in the accompanying prospectus supplement. In general, term advances with the highest term advance rating will be paid ahead of lower rated term advances subject to their relative scheduled repayment dates. For example, Funding will pay interest due on the AAA term advances proportionally and equally with the interest due on any previous AAA term advances and ahead of payments of interest due on any term advance with a lower term advance rating than AAA (including, for the avoidance of doubt, any AA term advance, A term advance, BBB term advance or BB term advance). Similarly, Funding will, in general, repay principal amounts due on the term advances in accordance with their respective term advance ratings. For example, principal repayments due on a AAA term advance generally will be made before principal repayments due on a previous AA term advance. This principle is subject to a number of exceptions, however, which are designed primarily to provide some protection that scheduled repayments of principal on current term advances will not materially affect payments of principal on previous term advances and in turn would not be materially affected by payments of principal on new term advances. These exceptions are described in "CASHFLOWS - DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY OR THE OCCURRENCE OF A TRIGGER EVENT OR ENFORCEMENT OF THE ISSUING ENTITY SECURITY - RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS".

       The term advance ratings designated to the previous term advances on the previous closing dates will not change even if the ratings assigned to the corresponding classes of previous notes change.

IF THE CURRENT INTERCOMPANY LOAN (OR ANY PART THEREOF) IS REFINANCED THE ISSUING ENTITY NOTES COULD BE REPAID EARLY

       Funding may refinance some or all of the term advances through proceeds received from the issuing entity under the current intercompany loan, a new issuing entity under new intercompany loans or payments received from the seller and/or a new funding entity. The issuing entity or the new issuing entity would fund such term advances through the issuance of new series and classes (or sub-classes) of further issuing entity notes or new notes, as the case may be. For example, an existing term advance might be refinanced in order to provide the issuing entity with funds to redeem a class of issuing entity notes after their step-up date. If the proceeds of a refinanced term advance were used by the issuing entity to effect an optional redemption of issuing entity notes prior to their expected maturity, those issuing entity notes would be repaid early. This, in turn, could have an adverse effect on the yield to maturity on the affected issuing entity notes. See "TERMS AND CONDITIONS OF US NOTES - REDEMPTION, PURCHASE AND CANCELLATION".

THE CRITERIA FOR THE SALE OF NEW LOANS TO THE MORTGAGES TRUSTEE MAY CHANGE OVER TIME WITHOUT YOUR CONSENT

       The criteria for new loans to be sold to the mortgages trustee may be amended in the future without your consent. As a result, the mortgages trust may include types of loans in the future with different characteristics from those currently in the mortgages trust. This may occur, for example, due to the development of new mortgage loan products in response to changing market conditions. Any such amendments, as provided in the mortgage sale agreement, would require the consent of the parties to the mortgage sale agreement, including the security trustee.

NEW ISSUING ENTITIES AND NEW START-UP LOAN PROVIDERS WILL SHARE IN THE SAME SECURITY GRANTED BY FUNDING TO THE ISSUING ENTITY, AND THIS MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUING ENTITY NOTES

       If Funding enters into any new intercompany loan agreements, then if required it may also enter into new start-up loan agreements with new start-up loan providers and the security trustee. If Funding is required, in order to ensure no adverse impact on the ratings of the notes, to further fund one or more of the existing reserve funds, Funding may use part of the proceeds of the new start-up loans.

       Any new issuing entities may become parties to the Funding deed of charge and, if so, will be entitled to share in the security granted by Funding for the issuing entity's benefit (and the benefit of the other Funding secured creditors) under the Funding deed of charge. This could ultimately cause a reduction in the payments noteholders receive on the issuing entity notes.

THE PREVIOUS ISSUING ENTITIES, THE FUNDING SWAP PROVIDER AND THE START-UP LOAN PROVIDER ALREADY SHARE IN THE SECURITY BEING GRANTED BY FUNDING TO THE ISSUING ENTITY, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUING ENTITY NOTES

       Funding has entered into the previous intercompany loan agreements and, as at the date of this prospectus, it has also entered into eight start-up loan agreements with the start-up loan provider and the security trustee. Funding used part of the proceeds of these start-up loans to fund the first reserve fund.

       The previous issuing entities and the start-up loan provider are parties to the Funding deed of charge and are entitled to share in the security granted by Funding for the benefit of the Funding secured creditors (including, as from the programme date, the issuing entity) under the Funding deed of charge. In addition,


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


the liabilities owed to the Funding swap provider which are secured by the Funding deed of charge may increase each time that Funding enters into a new intercompany loan agreement. These factors could ultimately cause a reduction in the payments noteholders receive on the issuing entity notes.

THERE MAY BE CONFLICTS BETWEEN THE ISSUING ENTITY, THE PREVIOUS ISSUING ENTITIES AND ANY NEW ISSUING ENTITIES, AND THE ISSUING ENTITY'S INTERESTS MAY NOT PREVAIL, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUING ENTITY NOTES

       The security trustee will exercise its rights under the Funding deed of charge only in accordance with directions given by the issuing entities (which could be the issuing entity, the previous issuing entities and, if Funding enters into new intercompany loans, any new issuing entity) that have the highest-ranking outstanding term advances at that time, provided that the security trustee is indemnified to its satisfaction.

       If the security trustee receives conflicting directions, it will follow the directions given by the relevant issuing entities representing the largest principal amount outstanding of relevant term advances. If the issuing entity is not in the group representing that largest principal amount, then its interests may not prevail. This could ultimately cause a reduction in the payments noteholders receive on the issuing entity notes. For example, if the term advances with the highest designated term advance rating at the time of a direction are the AAA term advances, then, in the event of conflicting directions being given by issuing entities with outstanding AAA term advances, the security trustee will follow the direction given by those issuing entities owed the largest principal amount outstanding of AAA term advances.

THE INCLUSION OF CERTAIN TYPES OF LOANS MAY AFFECT THE RATE OF REPAYMENT AND PREPAYMENT OF THE LOANS

       The portfolio contains flexible loans. Flexible loans provide the borrower with a range of options that give that borrower greater flexibility in the timing and amount of payments made under the loans. Subject to the terms and conditions of the loans (which may require in some cases notification to the seller and in other cases the consent of the seller), under a flexible loan a borrower may (among other things) redraw amounts that have been repaid exercising available options set out in the relevant flexible option agreement. For a detailed summary of the characteristics of the flexible loans, see "THE LOANS - CHARACTERISTICS OF THE LOANS - FLEXIBLE LOANS".

       To the extent that borrowers under flexible loans exercise any of the options available to them, the timing of payments on the issuing entity notes may be adversely affected.

COMPETITION IN THE UNITED KINGDOM MORTGAGE LOAN INDUSTRY COULD INCREASE THE RISK OF AN EARLY REDEMPTION OF THE ISSUING ENTITY NOTES

       The mortgage loan industry in the United Kingdom is highly competitive. Both traditional and new lenders use heavy advertising, targeted marketing, aggressive pricing competition and loyalty schemes in an effort to expand their presence in or to facilitate their entry into the market and compete for customers. For example, certain of the seller's competitors have implemented loyalty discounts for long-time customers to reduce the likelihood that these customers would refinance their mortgage loans with other lenders such as the seller.

       This competitive environment may affect the rate at which the seller originates new mortgage loans and may also affect the level of loss of the seller's existing borrowers as customers. If the rate at which new mortgage loans are originated declines significantly or if existing borrowers refinance their mortgage loans with lenders other than the seller, then the risk of a trigger event occurring increases, which could result in an early redemption of the issuing entity notes.

IF PROPERTY VALUES DECLINE, PAYMENTS ON THE ISSUING ENTITY NOTES COULD BE ADVERSELY AFFECTED

       The security granted by Funding in respect of the master intercompany loan, which is the principal source of funding for the issuing entity notes, consists, among other things, of Funding's interest in the mortgages trust. Since the value of the portfolio held by the mortgages trustee may increase or decrease, the value of that security may decrease and will decrease if there is a general decline in property values. The issuing entity cannot give any assurance that the value of a mortgaged property will remain at the same level as on the date of origination of the related loan. If the residential property market in the United Kingdom experiences an overall decline in property values, the value of the security created by the mortgage could be significantly reduced and, ultimately, may result in an adverse effect on the payments on the issuing entity notes if the security is required to be enforced.

       The principal source of income for repayment of the issuing entity notes by the issuing entity is the master intercompany loan agreement. The principal source of income for repayment by Funding of each term advance under the master intercompany loan agreement is its interest in the loans held on trust by the mortgages trustee for Funding and the seller. If the timing and payment of the loans is adversely affected by any of the risks described in this section, then the payments on the issuing entity notes could be reduced and/or delayed.

AS NEW LOANS ARE ASSIGNED TO THE MORTGAGES TRUSTEE, THE CHARACTERISTICS OF THE TRUST PROPERTY MAY CHANGE FROM THOSE EXISTING AT THE DATE OF THIS PROSPECTUS, AND THOSE CHANGES MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUING ENTITY NOTES

       There is no guarantee that any new loans assigned to the mortgages trustee will have the same characteristics as the loans in the portfolio as at the date of this prospectus. In particular, new loans may have different payment characteristics from the loans in the portfolio as at the date of this prospectus. The ultimate effect of this could be to delay or reduce the payments noteholders receive on the issuing entity notes. However, the new loans will be required to meet the criteria described in "ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY". These criteria may be modified after the closing date and your consent to such modifications will not be obtained provided that the security trustee is satisfied that the then current ratings of the outstanding notes will not be adversely affected by the proposed modifications.

THE YIELD TO MATURITY OF THE ISSUING ENTITY NOTES MAY BE ADVERSELY AFFECTED BY PREPAYMENTS OR REDEMPTIONS ON THE LOANS

       The yield to maturity of the issuing entity notes of each class (and sub-class) will depend mostly on (a) the amount and timing of payment of principal on the loans and (b) the price paid by the noteholders of each class (and sub-class) of issuing entity notes.

       The yield to maturity of the issuing entity notes of each class (and sub-class) may be adversely affected by a higher or lower than anticipated rate of prepayments on the loans. The factors affecting the rate of prepayment on the loans are described in "- THE ISSUING ENTITY'S ABILITY TO REDEEM THE ISSUING ENTITY NOTES ON THEIR SCHEDULED REDEMPTION DATES IS AFFECTED BY THE RATE OF PREPAYMENT ON THE LOANS". See also "CHARACTERISTICS OF THE UNITED KINGDOM RESIDENTIAL MORTGAGE MARKET" in the relevant prospectus supplement.

       No assurance can be given that Funding will accumulate sufficient funds during the cash accumulation periods relating to bullet term advances or scheduled amortisation term advances owed to the issuing entity to enable it to repay these bullet term advances or scheduled amortisation term advances owed to the issuing entity so that the corresponding series and class (or sub-class) of the issuing entity notes will be redeemed in accordance with their bullet redemption dates or scheduled redemption dates respectively.

       The extent to which sufficient funds are accumulated by Funding during a cash accumulation period or a scheduled amortisation period or received by it from its share in the mortgages trust on a scheduled repayment date will depend on whether the actual principal prepayment rate of the loans is the same as the assumed principal prepayment rate. If Funding is not able to accumulate enough money during a cash accumulation period or a scheduled amortisation period or does not receive enough money from its share in the mortgages trust to pay the full amount scheduled to be repaid on a bullet term advance or scheduled amortisation term advance and the issuing entity is therefore unable to redeem the corresponding series and class (or sub-class) of issuing entity notes on their scheduled redemption date(s), then Funding will be required to pay to the issuing entity on those scheduled redemption dates only the amount that it has actually accumulated. Any shortfall will be deferred and paid on subsequent interest payment dates when Funding has money available to make the payment. In these circumstances, there may be a variation in the yield to maturity of the relevant class of issuing entity notes.

THE ISSUING ENTITY'S ABILITY TO REDEEM THE ISSUING ENTITY NOTES ON THEIR SCHEDULED REDEMPTION DATES OR THEIR FINAL MATURITY DATES IS AFFECTED BY THE RATE OF PREPAYMENT ON THE LOANS

       The rate of prepayment of loans is influenced by a wide variety of economic, social and other factors, including prevailing mortgage market interest rates, the availability of alternative financing programs, local and regional economic conditions and homeowner mobility. For instance, prepayments on the loans may be due to borrowers refinancing their loans and sales of properties by borrowers (either voluntarily or as a result of enforcement action taken). In addition, if the seller is required to repurchase a loan or loans under a mortgage account and their related security because, for example, one of the loans does not comply with the loan warranties in the mortgage sale agreement, then the payment received by the mortgages trustee will have the same effect as a prepayment of all of the loans under the mortgage account. Because these factors are not within the issuing entity's control or the control of Funding or the mortgages trustee, the issuing entity cannot give any assurances as to the level of prepayments that the portfolio may experience.

       Variation in the rate of prepayments of principal on the loans may affect each series and class (or sub-class) of issuing entity notes differently depending upon amounts already repaid by Funding to the issuing entity in respect of the corresponding term advance and whether a trigger event has occurred, or a loan is subject to a product switch or a further advance or the security granted by the issuing entity under the issuing entity deed of charge has been enforced.

       If prepayments on the loans occur less frequently than anticipated, then there may not be sufficient funds available to redeem the issuing entity notes of any series in full on their respective scheduled redemption dates or final maturity dates.

THE SELLER MAY CHANGE THE LENDING CRITERIA RELATING TO LOANS THAT ARE SUBSEQUENTLY ASSIGNED TO THE MORTGAGES TRUSTEE, WHICH COULD AFFECT THE CHARACTERISTICS OF THE TRUST PROPERTY AND WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUING ENTITY NOTES

       Each of the loans was originated in accordance with the seller's lending criteria at the time of origination. The current lending criteria are set out in the section "THE LOANS - LENDING CRITERIA". These lending criteria consider a variety of factors such as a potential borrower's credit history, employment history and status and repayment ability, as well as the value of the property to be mortgaged. In the event of the assignment of any new loans and new related security to the mortgages trustee, the seller will warrant that those new loans and new related security were originated in accordance with the seller's lending criteria at the time of their origination. However, the seller retains the right to revise its lending criteria as determined from time to time, and so the lending criteria applicable to any loan at the time of its origination may not be or have been the same as those set out in the section "THE LOANS - LENDING CRITERIA".

       If new loans that have been originated under revised lending criteria are assigned to the mortgages trustee, the characteristics of the trust property could change. This could lead to a delay or a reduction in the payments received on the issuing entity notes.

THE SELLER HAS INTRODUCED PROCEDURES RELATING TO INVESTIGATIONS AND SEARCHES FOR REMORTGAGES WHICH COULD AFFECT THE CHARACTERISTICS OF THE TRUST PROPERTY AND WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUING ENTITY NOTES

       The seller no longer requires a solicitor or licensed or qualified conveyancer to conduct a full investigation of the title to a property in all cases. Where the borrower is remortgaging there will be a more limited form of investigation of title for properties located in England, Wales and Scotland, in particular in the case of registered land in England and Wales (e.g. confirming that the borrower is the registered proprietor of the property and the description of the property corresponds with the entries on the Land Registry's register) and confirming such other matters as are required by a reasonable, prudent mortgage lender. Properties which have undergone such a limited investigation may be subject to matters which would have been revealed by a full investigation of title and which may have been remedied or, if incapable of remedy, may have resulted in the properties not being accepted as security for a loan had such matters been revealed. The introduction of loans secured by such properties into the trust property could result in a change of the characteristics of the trust property. This could lead to a delay or a reduction in the payments received on the issuing entity notes.

THE TIMING AND AMOUNT OF PAYMENTS ON THE LOANS COULD BE AFFECTED BY VARIOUS FACTORS WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUING ENTITY NOTES

       The loans are affected by credit, liquidity and interest rate risks. Various factors influence mortgage delinquency rates, prepayment rates, repossession frequency and the ultimate payment of interest and principal, such as changes in the national or international economic climate, regional economic or housing conditions, changes in tax laws, interest rates, inflation, the availability of financing, yields on alternative investments, political developments and government policies. Other factors in borrowers' individual, personal or financial circumstances may affect the ability of borrowers to repay loans. Loss of earnings, illness, divorce and other similar factors may lead to an increase in delinquencies by and bankruptcies of borrowers, and could ultimately have an adverse impact on the ability of borrowers to repay loans.

       If a borrower fails to repay its loan and the related property is repossessed, the likelihood of there being a net loss on disposition of the property is adversely affected by a higher loan-to-value ratio. In addition, the ability of a borrower to sell a property given as security for a loan at a price sufficient to repay the amounts outstanding under the loan will depend upon a number of factors, including the availability of buyers for that property, the value of that property and property values in general at the time. The relevant prospectus supplement will provide information on the distribution of the loan-to-value ratios at origination of the loans sold to the mortgages trustee, see "STATISTICAL INFORMATION ON THE PORTFOLIO" in Annex A-1 of the relevant prospectus supplement.

       The portfolio may also be subject to geographic concentration risks. To the extent that specific geographic regions within the United Kingdom have experienced or may experience in the future weaker regional economic conditions and housing markets than other regions, a concentration of the loans in such a region may be expected to exacerbate all risks relating to the loans described in this section. The economy of each geographic region within the United Kingdom is dependent on different mixtures of industries. Any downturn in a local economy or particular industry may adversely affect the regional employment levels and consequently the repayment ability of the borrowers in that region or the region that relies most heavily on that industry. Any natural disasters in a particular region may reduce the value of affected mortgaged properties. This may result in a loss being incurred upon sale of the mortgaged property. These circumstances could affect receipts on the loans and ultimately result in losses on the issuing entity notes. For an overview of the geographical distribution of the loans sold to the mortgages trustee in connection with the issuance of the relevant series of issuing entity notes, see "STATISTICAL INFORMATION ON THE PORTFOLIO" in Annex A-1 of the relevant prospectus supplement.

       The principal source of income for repayment of the issuing entity notes by the issuing entity is the master intercompany loan agreement. The principal source of income for repayment by Funding of each term advance under the master intercompany loan agreement is its interest in the loans held on trust by the mortgages trustee for Funding and the seller. If the timing and payment of the loans is adversely affected by any of the risks described in this section, then the payments on the issuing entity notes could be reduced and/or delayed.

THE OCCURRENCE OF AN ASSET TRIGGER EVENT AND ENFORCEMENT OF THE ISSUING ENTITY SECURITY MAY ADVERSELY AFFECT THE REPAYMENT OF CERTAIN ISSUING ENTITY NOTES AND/OR DELAY THE REPAYMENT OF OTHER ISSUING ENTITY NOTES

       If an asset trigger event has occurred, the mortgages trustee will distribute principal receipts on the loans to Funding and the seller proportionally and equally based on their percentage shares of the trust property (that is, the Funding share percentage and the seller share percentage). When an asset trigger event has occurred, Funding will repay:

       first, the AAA term advances and the previous AAA term advances of each series proportionally and equally, until all of those AAA term advances are fully repaid;

       then, the AA term advances and the previous AA term advances of each series proportionally and equally, until all of those AA term advances are fully repaid;

       then, the A term advances and the previous A term advances of each series proportionally and equally, until all of those A term advances are fully repaid;

       then, the BBB term advances and the previous BBB term advances of each series proportionally and equally, until all of those BBB term advances are fully repaid; and

       then, the BB term advances and the previous BB term advances of each series proportionally and equally, until all of those BB term advances are fully repaid.

       The above order of priority of payments may cause certain series and classes (or sub-classes) of issuing entity notes to be repaid more rapidly than expected and other series and classes (or sub-classes) of issuing entity notes to be repaid more slowly than expected and there is a risk that such issuing entity notes may not be repaid by their final maturity date.

THE OCCURRENCE OF A NON-ASSET TRIGGER EVENT MAY ACCELERATE THE REPAYMENT OF CERTAIN ISSUING ENTITY NOTES AND/OR DELAY THE REPAYMENT OF OTHER ISSUING ENTITY NOTES

       If a non-asset trigger event has occurred, the mortgages trustee will distribute all principal receipts to Funding until the Funding share percentage of the trust property is zero. When a non-asset trigger event has occurred, Funding will repay:

       first, the AAA term advances in order of final repayment date, beginning with the earliest final repayment date;

       then, the AA term advances until each of those AA term advances is fully repaid;

       then, the A term advances until each of those A term advances is fully repaid;

       then, the BBB term advances until each of those BBB term advances is fully repaid; and

       then, the BB term advances until each of those BB term advances is fully repaid.


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


       The above order of priority of payments may cause certain series and classes (or sub-classes) of issuing entity notes to be repaid more rapidly than expected and other series and classes (or sub-classes) of issuing entity notes to be repaid more slowly than expected and there is a risk that such issuing entity notes may not be repaid on their scheduled redemption dates.

LOANS SUBJECT TO PRODUCT SWITCHES AND FURTHER ADVANCES WILL BE REPURCHASED BY THE SELLER FROM THE MORTGAGES TRUSTEE, WHICH WILL AFFECT THE PREPAYMENT RATE OF THE LOANS, AND THIS MAY AFFECT THE YIELD TO MATURITY OF THE ISSUING ENTITY NOTES

       If a loan is subject to a product switch or a further advance, then the seller will be required to repurchase the loan or loans under the relevant mortgage account and their related security from the mortgages trustee at a price equal to the outstanding principal balance of those loans together with any arrears of interest and accrued and unpaid interest and expenses to the date of purchase.

       A loan will be subject to a product switch if the borrower and the seller agree on or the servicer issues an offer for, and the borrower accepts, a variation in the financial terms and conditions applicable to the relevant borrower's loan, other than:

       o any variation agreed with a borrower to control or manage arrears on the loan;

       o any variation in the maturity date of the loan unless, while the previous intercompany loan made by Holmes Financing (No. 1) PLC is outstanding, it is extended beyond July 2038;

       o      any variation imposed by statute;

       o any variation of the principal available and/or the rate of interest payable in respect of the loan where that rate is offered to the borrowers of more than 10 per cent. by outstanding principal amount of loans comprised in the trust property in any interest period; or

       o any variation in the frequency with which the interest payable in respect of the loan is charged.

       A loan will be subject to a further advance if an existing borrower requests a further amount to be lent to him or her under the mortgage in circumstances where the seller has discretion to, and does, grant that request. A drawing under a flexible loan will not constitute a further advance.

       The yield to maturity of the issuing entity notes may be affected by the repurchase of loans subject to product switches and further advances.

RATINGS ASSIGNED TO THE ISSUING ENTITY NOTES MAY BE LOWERED OR WITHDRAWN AFTER YOU PURCHASE THE ISSUING ENTITY NOTES, WHICH MAY LOWER THE MARKET VALUE OF THE ISSUING ENTITY NOTES

       The ratings assigned by Standard & Poor's and Fitch to each class (or sub-class) of issuing entity notes address the likelihood of full and timely payment to you of all payments of interest on each interest payment date under that class (or sub-class) of issuing entity notes in accordance with the terms of the issuing entity transaction documents and the conditions of the issuing entity notes. The ratings also address the likelihood of "ULTIMATE" payment of principal by the final maturity date of each class (or sub-class) of issuing entity notes. The ratings assigned by Moody's to each class (or sub-class) of issuing entity notes address the expected loss in proportion to the initial principal amount of such class (or sub-class) and express Moody's opinion that the structure allows for timely payment of interest and ultimate payment of principal at par on or before the rated final legal maturity date. The expected ratings of each class (or sub-class) of issuing entity notes on the relevant closing date are set out in the relevant prospectus supplement. Any rating agency may lower, qualify or withdraw its rating if, in the sole judgment of the rating agency, the credit quality of the issuing entity notes has declined or is in question. If any rating assigned to the issuing entity notes is lowered, qualified or withdrawn, the market value of the issuing entity notes may be reduced and, in the case of money market notes, such money market notes may no longer be eligible for investment by money market funds. A change to the ratings assigned to each class (or sub-class) of issuing entity notes will not affect the term advance ratings assigned to each relevant term advance under the master intercompany loan agreement.

THE REMARKETING BANK MAY NOT BE ABLE TO REMARKET MONEY MARKET NOTES AND PAYMENTS FROM A CONDITIONAL NOTE PURCHASER MAY NOT BE SUFFICIENT TO REPAY MONEY MARKET NOTES

       The ability of the remarketing bank to procure payment of the transfer price on a transfer date will depend upon the remarketing bank either (a) procuring third party purchasers for any tendered notes prior to the relevant transfer date and obtaining the transfer price from those third party purchasers or (b) exercising its rights under the conditional purchase agreement to require the conditional note purchaser to acquire the unremarketed notes.

       There can be no assurance that the remarketing bank will be able to identify purchasers willing to acquire the tendered notes on a transfer date. In such event the transfer of any unremarketed notes would be dependent upon the ability of the conditional note purchaser to pay the transfer price and acquire the unremarketed notes.

       You should consider carefully the risk posed if your tendered notes cannot be remarketed on a transfer date and either (a) the conditions to the conditional note purchaser's obligation to purchase unremarketed notes are not satisfied or (b) the conditional note purchaser defaults in its obligation to purchase unremarketed notes under the conditional purchase agreement. In those situations noteholders may be unable to sell the issuing entity notes on the relevant transfer date or at any other time.

       In addition, you will have no recourse against the issuing entity, the conditional note purchaser or the remarketing bank for any default or failure to purchase by the conditional note purchaser under the conditional purchase agreement or default or failure to remarket by the remarking bank under the remarketing agreement. Although the parties to these agreements may be able to enforce them, they have no obligation to do so.

       Neither the issuing entity nor any of the underwriters, any remarketing bank or any conditional note purchaser will make any representation as to the suitability of the money market notes for investment by money market funds subject to Rule 2a-7 under the Investment Company Act. Any determination as to such suitability or compliance with Rule 2a-7 under the Investment Company Act, is solely your responsibility.

ISSUANCE OF FURTHER ISSUING ENTITY NOTES MAY AFFECT THE TIMING AND AMOUNTS OF PAYMENTS TO YOU

       The issuing entity expects to issue further issuing entity notes from time to time. Further issuing entity notes may be issued without prior notice to existing noteholders and without their consent, and may have different terms from outstanding issuing entity notes. For a description of the conditions that must be satisfied before the issuing entity can issue further issuing entity notes, see "SUMMARY OF THE ISSUING ENTITY NOTES - ISSUANCE".

       The issuance of further issuing entity notes could adversely affect the timing and amount of payments on the outstanding issuing entity notes. For example, if further issuing entity notes of the same class (or sub-class) as the issuing entity notes (issued after such issuing entity notes) have a higher interest rate than the issuing entity notes, this could result in a reduction in the available funds used to pay interest on the issuing entity notes. Also, when further issuing entity notes are issued, the voting rights attaching to the issuing entity notes will be diluted.

YOU MAY BE SUBJECT TO RISKS RELATING TO EXCHANGE RATES OR INTEREST RATES ON THE ISSUING ENTITY NOTES OR RISKS RELATING TO RELIANCE ON A 2A-7 SWAP PROVIDER

       Repayments of principal and payments of interest on a series and class (or sub-class) of issuing entity notes may be made in a currency other than sterling but the loan made by the issuing entity to Funding and repayments of principal and payments of interest by Funding to the issuing entity under the master intercompany loan agreement will be in sterling. In addition, interest due and payable by Funding to the issuing entity on any term advance under the master intercompany loan agreement will be calculated by reference to LIBOR for three-month sterling deposits or, for some term advances, such other sterling LIBOR rate as may be specified in the relevant term advance supplement but interest due and payable on a series and class (or sub-class) of issuing entity notes may be calculated by reference to a fixed or floating rate (as set out in the relevant prospectus supplement).

       To hedge the issuing entity's currency exchange rate exposure and/or interest rate exposure in such cases, on the relevant closing date for a series and class (or sub-class) of issuing entity notes, the issuing entity will, where applicable, enter into appropriate currency and/or interest rate swap transactions for such issuing entity notes with an issuing entity swap provider as specified in the relevant prospectus supplement. See "THE SWAP AGREEMENTS".

       Each issuing entity swap provider is obliged to make payments under a swap only for so long as and to the extent that the issuing entity makes timely payments under it. If such issuing entity swap provider is not obliged to make payments of, or if it defaults in its obligations to make payments of, amounts equal to the full amount scheduled to be paid to the issuing entity on the dates for payment specified under the relevant swap or such swap is otherwise terminated, the issuing entity will be exposed to changes in the exchange rates between sterling and the currency in which such issuing entity notes are denominated and in the relevant interest rates. Unless a replacement swap transaction is entered into, the issuing entity may have insufficient funds to make payments due on the corresponding series and class (or sub-class) of issuing entity notes.

       If a 2a-7 swap provider swap arrangement is specified as applying to a certain series and class (or sub-class) of issuing entity notes in the relevant prospectus supplement, the 2a-7 swap provider will be required to make a principal payment under the relevant issuing entity swap agreement to the issuing entity to enable the issuing entity to redeem a class of issuing entity notes in full on their bullet repayment date (unless an asset trigger event has occurred prior to that date) notwithstanding that the 2a-7 swap provider has not received the corresponding principal payment required to be made by the issuing entity under the relevant issuing entity swap agreement. A failure by the issuing entity to make the full principal repayment on the bullet repayment date of the term advance corresponding to the relevant class (or sub-class) of issuing entity notes for which the relevant issuing entity swap was entered into will not constitute an event of default or a termination event under that swap. In such circumstances, noteholders in respect of such issuing entity notes will be dependent on the performance of the 2a-7 swap provider and no assurance can be given that the issuing entity will have sufficient funds to make payments due on the corresponding series and class (or sub-class) of issuing entity notes.

TERMINATION PAYMENTS ON THE SWAPS MAY ADVERSELY AFFECT THE FUNDS AVAILABLE TO MAKE PAYMENTS ON THE ISSUING ENTITY NOTES

       If any of the swaps terminates, the issuing entity may as a result be obliged to pay a termination payment to the relevant issuing entity swap provider. The amount of the termination payment will be based on the cost of entering into a replacement swap. Under the master intercompany loan agreement, Funding will be required to pay the issuing entity an amount equal to any termination payment due from the issuing entity to the relevant issuing entity swap provider. Funding will also be obliged to pay the issuing entity any extra amounts which it may be required to pay to enter into a replacement swap.

       No assurance can be given that Funding will have the funds available to make such payments or that the issuing entity will have sufficient funds available to make any termination payment under any of its swaps or to make subsequent payments to you in respect of the relevant series and class (or sub-class) of issuing entity notes. Nor can any assurance be given that the issuing entity will be able to enter into a replacement swap or, if one is entered into, that the credit rating of the replacement issuing entity swap provider will be sufficiently high to prevent a downgrading of the then current ratings of the issuing entity notes by the rating agencies.

       Except where the relevant issuing entity swap provider has caused the relevant swap to terminate by its own default or following a downgrade termination event, any termination payment due from the issuing entity will rank equally not only with payments due to the holders of the series and class (or sub-class) of issuing entity notes to which the relevant swap relates but also with payments due to the holders of any other series and class (or sub-class) of issuing entity notes which rank equally with the series and class (or sub-class) of issuing entity notes to which the relevant swap relates. Any additional amounts required to be paid by the issuing entity following termination of the relevant swap (including any extra costs incurred (for example, from entering into spot currency or interest rate swaps) if the issuing entity cannot immediately enter into a replacement swap) will also rank equally not only with payments due to the holders of the series and class (or sub-class) of issuing entity notes to which the relevant swap relates but also with payments due to the holder of any other series and class (or sub-class) of issuing entity notes which rank equally with the series and class (or sub-class) of issuing entity notes to which the relevant swap relates. Furthermore, any termination payment or additional payment or additional amounts required to be paid by the issuing entity following termination of a swap will rank ahead of payments due to the holders of any series and class (or sub-class) of issuing entity notes which ranks below the series and class (or sub-class) of issuing entity notes to which the relevant swap relates. Therefore, if the issuing entity is obliged to make a termination payment to the relevant issuing entity swap provider or to pay any other additional amount as a result of the termination of the relevant swap, this may affect the funds which the issuing entity has available to make payments on the issuing entity notes of any class and any series.

PAYMENTS BY FUNDING TO THIRD PARTIES IN RELATION TO THE PREVIOUS ISSUING ENTITIES MAY AFFECT PAYMENTS DUE TO THE ISSUING ENTITY AND ACCORDINGLY THE ISSUING ENTITY'S ABILITY TO MAKE PAYMENTS ON THE ISSUING ENTITY NOTES


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


       Under the previous intercompany loan agreements, Funding is required to make payments to the previous issuing entities in respect of the previous issuing entities' obligations to make payments to their respective own security trustee, note trustee, agent bank, paying agents, cash manager, corporate services provider and account bank and to other third parties to whom the previous issuing entities owe money. These payments rank in priority to amounts due by Funding to the issuing entity on the term advances. For further information regarding Funding's payment obligations to the previous issuing entities, see "CASHFLOWS".

       Funding's obligations to make the payments described in the preceding paragraph to the previous issuing entities may affect Funding's ability to make payments to the issuing entity under the master intercompany loan agreement. This in turn may affect the issuing entity's ability to make payments on the issuing entity notes.

       The issuing entity relies on third parties to perform services in relation to the issuing entity notes, and you may be adversely affected if they fail to perform their obligations.

       The issuing entity is, and will be, a party to contracts with a number of third parties that have agreed or will agree to perform services in relation to the issuing entity notes. For example, the issuing entity swap providers have agreed or will agree to provide their respective swaps, the corporate services provider has agreed to provide corporate services and the paying agents and the agent bank have agreed to provide payment and calculation services in connection with the issuing entity notes. In the event that any of these parties were to fail to perform their obligations under the respective agreements to which they are a party, you may be adversely affected.

THE ISSUING ENTITY MAY BE UNABLE TO PAY, IN FULL OR AT ALL, INTEREST DUE ON THE ISSUING ENTITY NOTES IF THERE IS AN INCOME OR PRINCIPAL DEFICIENCY

       If, on any interest payment date, revenue receipts available to Funding (including the reserve funds) are insufficient to enable Funding to pay interest on previous term advances, term advances and any new term advances and other expenses of Funding ranking higher in seniority to interest due on these term advances, then Funding may use principal receipts on the loans received by it in the mortgages trust to make up the shortfall.

       Funding will use principal receipts that would have been applied to repay the term advances with the lowest term advance rating to pay interest on those other term advances and senior expenses described in the preceding paragraph where there is a shortfall of monies to pay those amounts.

       However, it is expected that these principal deficiencies will be recouped from subsequent excess revenue receipts and amounts standing to the credit of the first reserve fund.

       However, if there are insufficient funds available because of income or principal deficiencies, this will affect the funds which the issuing entity has available to make payments on the issuing entity notes of any series or class (or sub-class) and, as a consequence, you may receive later than anticipated, and/or you may not receive in full, repayment of the principal amount outstanding on the issuing entity notes.

       For more information on principal deficiencies, see "CREDIT STRUCTURE - PRINCIPAL DEFICIENCY LEDGER".

THE SELLER SHARE OF THE TRUST PROPERTY DOES NOT PROVIDE CREDIT ENHANCEMENT FOR THE ISSUING ENTITY NOTES

       Any losses from loans included in the trust property will be allocated proportionately between Funding and the seller on each distribution date depending on their respective shares of the trust property. The seller's share of the trust property therefore does not provide credit enhancement for the Funding share of the trust property or the issuing entity notes.

THE ISSUING ENTITY WILL ONLY HAVE RECOURSE TO THE SELLER IF THERE IS A BREACH OF WARRANTY OR OTHER OBLIGATION BY THE SELLER, BUT OTHERWISE THE SELLER'S ASSETS WILL NOT BE AVAILABLE TO THE ISSUING ENTITY AS A SOURCE OF FUNDS TO MAKE PAYMENTS ON THE ISSUING ENTITY NOTES

       After a master intercompany loan enforcement notice under the master intercompany loan agreement is given (as described in "SECURITY FOR FUNDING'S OBLIGATIONS"), the security trustee may sell the Funding share of the trust property. There is no assurance that a buyer would be found or that such a sale would realise enough money to repay amounts due and payable under the master intercompany loan agreement.

       The issuing entity, Funding and the mortgages trustee will not have any recourse to the seller of the loans, other than in respect of a breach of warranty or other obligation under the mortgage sale agreement.


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


       The issuing entity, the mortgages trustee, Funding and the security trustee will not undertake any investigations, searches or other actions on any loan or its related security and each of them will rely instead on the warranties given in the mortgage sale agreement by the seller.

       If any of the warranties given by the seller is materially untrue on the date on which a loan is assigned to the mortgages trustee, then the seller may be required by the mortgages trustee to remedy the breach within 20 days of the seller becoming aware of the same or of receipt by it of a notice from the mortgages trustee.

       If the seller fails to remedy the breach within 20 days, the mortgages trustee may require the seller to repurchase the loan or loans under the relevant mortgage account and their related security together with any arrears of interest and accrued and unpaid interest and expenses. There can be no assurance that the seller will have the financial resources to repurchase the loan or loans under the relevant mortgage account and their related security. However, if the seller does not repurchase those loans and their related security when required, then the seller's share of the trust property will be deemed to be reduced by an amount equal to the principal amount outstanding of those loans together with any arrears of interest and accrued and unpaid interest and expenses.

       Other than as described here, neither you nor the issuing entity will have any recourse to the assets of the seller.

THERE CAN BE NO ASSURANCE THAT A BORROWER WILL REPAY PRINCIPAL AT THE END OF THE TERM ON AN INTEREST ONLY LOAN, WHICH MAY ADVERSELY AFFECT REPAYMENTS ON THE ISSUING ENTITY NOTES

       Each loan in the portfolio is repayable either on a principal repayment basis or an interest only basis. For interest only loans, because the principal is repaid in a lump sum at the maturity of the loan, the borrower is recommended to have some repayment mechanism such as an investment plan in place to help ensure that funds will be available to repay the principal at the end of the term. However, the seller does not take security over these repayment mechanisms. The borrower is also recommended to take out a life insurance policy in relation to the loan but, as with repayment mechanisms, the seller does not take security over these life insurance policies.

       The ability of a borrower to repay the principal on an interest only loan at maturity depends on the borrower's responsibility to ensure that sufficient funds are available from an investment plan or another source, such as ISAs, pension policies, personal equity plans or endowment policies, as well as the financial condition of the borrower, tax laws and general economic conditions at the time. There can be no assurance that the borrower will have the funds required to repay the principal at the end of the term. If a borrower cannot repay the loan and a loss occurs on the loan, then this may affect repayments of principal on the issuing entity notes if that loss cannot be cured by amounts standing to the credit of the first reserve fund or the application of excess Funding available revenue receipts. In respect of loans sold to the mortgages trustee, the relevant prospectus supplement will state the amount of the loans in the expected portfolio that are interest only loans. See "STATISTICAL INFORMATION ON THE PORTFOLIO" in Annex A-1 of the relevant prospectus supplement.

SET-OFF RISKS IN RELATION TO FLEXIBLE LOANS, DELAYED CASHBACKS AND REWARD CASHBACKS MAY ADVERSELY AFFECT THE FUNDS AVAILABLE TO THE ISSUING ENTITY TO REPAY THE ISSUING ENTITY NOTES

       As described in "- THERE MAY BE RISKS ASSOCIATED WITH THE FACT THAT THE MORTGAGES TRUSTEE HAS NO LEGAL TITLE TO THE MORTGAGES, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUING ENTITY NOTES", the seller has made, and in the future may make, an equitable assignment of the mortgages, or in the case of Scottish mortgages a transfer of the beneficial interest in the Scottish mortgages, to the mortgages trustee, with legal title being retained by the seller. Therefore, the rights of the mortgages trustee may be subject to the direct rights of the borrowers against the seller, including rights of set-off existing prior to notification to the borrowers of the assignment of the mortgages. These set-off rights may occur if the seller fails to advance to a borrower a drawing under a flexible loan when the borrower is entitled to draw additional amounts under a flexible loan or if the seller fails to pay to a borrower any delayed cashback or reward cashback which the seller had agreed to pay to that borrower after completion of the relevant loan.

       If the seller fails to advance the drawing or pay the delayed cashback or reward cashback, then the relevant borrower may set off any damages claim (or analogous rights in Scotland) arising from the seller's breach of contract against the seller's (and, as assignee of the mortgages, the mortgages trustee's) claim for payment of principal and/or interest under the loan as and when it becomes due. These set-off claims will constitute transaction set-off as described in the risk factor entitled "INDEPENDENT SET-OFF RISKS WHICH A


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


BORROWER HAS AGAINST THE SELLER MAY ADVERSELY AFFECT THE FUNDS AVAILABLE TO THE ISSUING ENTITY TO REPAY THE ISSUING ENTITY NOTES".

       The amount of the claim in respect of a drawing will, in many cases, be the cost to the borrower of finding an alternative source of finance (although, in the case of flexible loan drawing, a delayed cashback or reward cashback in respect of a Scottish loan, it is possible, though regarded as unlikely, that the borrower's right of set-off could extend to the whole amount of the additional drawing). The borrower may obtain a loan elsewhere in which case the damages would be equal to any difference in the borrowing costs together with any consequential losses, namely the associated costs of obtaining alternative funds (for example, legal fees and survey fees). If the borrower is unable to obtain an alternative loan, he or she may have a claim in respect of other losses arising from the seller's breach of contract where there are special circumstances communicated by the borrower to the seller at the time the mortgage was taken out.

       In respect of a delayed cashback or reward cashback, the claim is likely to be in an amount equal to the amount due under the delayed cashback or reward cashback together with interest and expenses and consequential losses (if any).

       A borrower may also attempt to set off against his or her mortgage payments an amount greater than the amount of his or her damages claim (or analogous rights in Scotland). In that case, the servicer will be entitled to take enforcement proceedings against the borrower, although the period of non-payment by the borrower is likely to continue until a judgment is obtained.

       The exercise of set-off rights by borrowers would reduce the incoming cashflow to the mortgages trustee during such exercise. However, the amounts set off will be applied to reduce the seller share of the trust property only.

       See also "- IF A SIGNIFICANT NUMBER OF BORROWERS ATTEMPT TO SET OFF CLAIMS FOR DAMAGES BASED ON CONTRAVENTION OF AN FSA RULE AGAINST THE AMOUNT OWING BY THE BORROWER UNDER A LOAN, THERE COULD BE A MATERIAL DECREASE IN RECEIPTS TO THE ISSUING ENTITY FROM THE MORTGAGES TRUST" and "- IF THE ISSUING ENTITY'S INTERPRETATION OF CERTAIN TECHNICAL RULES UNDER THE CCA WERE HELD TO BE INCORRECT BY A COURT OR THE OMBUDSMAN OR WAS CHALLENGED BY A SIGNIFICANT NUMBER OF BORROWERS, OR BORROWERS WERE TO EXERCISE RIGHTS OF SET-OFF TO THE EXTENT AVAILABLE UNDER THE CCA, THERE COULD BE MATERIAL DISRUPTION TO THE INCOME FLOW FROM THE MORTGAGES TRUST".

       The minimum seller share has been sized in an amount expected to cover this risk, although there is no assurance that it will. If the minimum seller share is not sufficient in this respect, then there is a risk that noteholders may not receive all amounts due on the issuing entity notes.

THERE MAY BE RISKS ASSOCIATED WITH THE FACT THAT THE MORTGAGES TRUSTEE HAS NO LEGAL TITLE TO THE MORTGAGES, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUING ENTITY NOTES

       The sale by the seller to the mortgages trustee of the English mortgages has taken effect (and any sale of English mortgages in the future will take effect) in equity only. The sale by the seller to the mortgages trustee of the Scottish mortgages has taken effect by declarations of trust by the seller (and any sale of Scottish mortgages in the future will be given effect by further declarations of trust) by which the beneficial interest in the Scottish mortgages is transferred to the mortgages trustee. In each case this means that legal title to the loans in the trust property remains with the seller, but the mortgages trustee has all the other rights and benefits relating to ownership of each loan and its related security (which rights and benefits are subject to the trust in favour of the beneficiaries). The mortgages trustee has the right to demand that the seller give it legal title to the loans and the related security in the circumstances described in "ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY - LEGAL ASSIGNMENT OF THE LOANS TO THE MORTGAGES TRUSTEE". Until then the mortgages trustee will not apply to the Land Registry or the Central Land Charges Registry to register or record its equitable interest in the English mortgages, and cannot in any event apply to the Registers of Scotland to register or record its beneficial interest in the Scottish mortgages. For more information on the Scottish mortgages see "THE LOANS - SCOTTISH LOANS" and "MATERIAL LEGAL ASPECTS OF THE LOANS - SCOTTISH LOANS".

       Because the mortgages trustee has not obtained legal title to the loans or their related security, there are risks, as follows:

       o firstly, if the seller wrongly sold a loan to another person which has already been assigned to the mortgages trustee, and that person acted in good faith and did not have notice of the interests of the mortgages trustee or the beneficiaries in the loan, then she or he might obtain good title to the loan, free from the interests of the mortgages trustee and the beneficiaries. If this occurred then the mortgages trustee would not have good title to the affected loan and its related security and it would not be entitled to payments by a borrower in respect of that loan. This may affect the ability of the issuing entity to repay the issuing entity notes; and

       o secondly, the rights of the mortgages trustee and the beneficiaries may be subject to the rights of the borrowers against the seller, such as the rights of set-off (see in particular "RISK FACTORS - SET-OFF RISKS IN RELATION TO FLEXIBLE LOANS, DELAYED CASHBACKS AND REWARD CASHBACKS MAY ADVERSELY AFFECT THE FUNDS AVAILABLE TO THE ISSUING ENTITY TO REPAY THE ISSUING ENTITY NOTES") which occur in relation to transactions or deposits made between some borrowers and the seller and the rights of borrowers to redeem their mortgages by repaying the loan directly to the seller. If these rights were exercised, the mortgages trustee may receive less money than anticipated from the loans, which may affect the ability of the issuing entity to repay the issuing entity notes.

       However, if a borrower exercises any set-off rights, then an amount equal to the amount set off will reduce the total amount of the seller share of the trust property only, and the minimum seller share has been sized in an amount expected to cover this risk (although there is no assurance that it will).

INDEPENDENT SET-OFF RISKS WHICH A BORROWER HAS AGAINST THE SELLER MAY ADVERSELY AFFECT THE FUNDS AVAILABLE TO THE ISSUING ENTITY TO REPAY THE ISSUING ENTITY NOTES

       Once notice has been given to borrowers of the transfer of the loans and their related security to the mortgages trustee, independent set-off rights which a borrower has against the seller will crystallise and further rights of independent set-off would cease to accrue from that date and no new rights of independent set-off could be asserted following that notice. Set-off rights arising under transaction set-off (which are set-off claims arising out of a transaction connected with the loan (for example, a savings account maintained by a borrower pursuant to the terms of a flexible plus loan)) will not be affected by that notice.

IF THE SERVICER IS REMOVED, THERE IS NO GUARANTEE THAT A SUBSTITUTE SERVICER WOULD BE FOUND, WHICH COULD DELAY COLLECTION OF PAYMENTS ON THE LOANS AND ULTIMATELY COULD ADVERSELY AFFECT PAYMENTS ON THE ISSUING ENTITY NOTES

       The seller has been appointed by the mortgages trustee and the beneficiaries as servicer to service the loans. If the servicer breaches the terms of the servicing agreement, then the mortgages trustee and the beneficiaries will be entitled to terminate the appointment of the servicer and appoint a new servicer in its place.

       There can be no assurance that a substitute servicer would be found who would be willing and able to service the loans on the terms of the servicing agreement. The ability of a substitute servicer fully to perform the required services would depend, among other things, on the information, software and records available at the time of the appointment. Any delay or inability to appoint a substitute servicer may affect payments on the loans and hence the issuing entity's ability to make payments when due on the issuing entity notes.

       You should note that the servicer has no obligation itself to advance payments that borrowers fail to make in a timely fashion.

       Neither the security trustee nor the note trustee is obliged in any circumstances to act as a servicer or to monitor the performance by the servicer of its obligations.

FUNDING MAY NOT RECEIVE THE BENEFIT OF ANY CLAIMS MADE ON THE BUILDINGS INSURANCE WHICH COULD ADVERSELY AFFECT PAYMENTS ON THE ISSUING ENTITY NOTES

       The practice of the seller in relation to buildings insurance is described under "THE LOANS - INSURANCE POLICIES". As described in that section, no assurance can be given that Funding will always receive the benefit of any claims made under any applicable insurance contracts. This could reduce the principal receipts received by Funding according to the Funding share percentage and could adversely affect the issuing entity's ability to redeem the issuing entity notes. You should note that buildings insurance is renewed annually.

FAILURE BY THE SELLER OR THE SERVICER TO HOLD RELEVANT AUTHORISATIONS AND PERMISSION UNDER FMSA IN RELATION TO REGULATED MORTGAGE CONTRACTS MAY HAVE AN ADVERSE EFFECT ON ENFORCEMENT OF MORTGAGE CONTRACTS

       In the United Kingdom, regulation of residential mortgage business by the FSA under the Financial Services and Markets Act 2000 (FSMA) came into force on 31 October 2004, the date known as N(M). Entering into, arranging or advising in respect of, and administering, regulated mortgage contracts, and agreeing to do any of these things, are (subject to certain exemptions) regulated activities under FSMA.


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       A regulated mortgage contract under FSMA is one where, at the time it is entered into on or after N(M): (i) the borrower is an individual or trustee;
(ii) the contract provides for the obligation of the borrower to repay to be secured by a first legal mortgage or, in Scotland, a first-ranking standard security on land (other than timeshare accommodation) in the United Kingdom; and
(iii) at least 40 per cent. of that land is used, or is intended to be used, as or in connection with a dwelling by the borrower or (in the case of credit provided to trustees) by an individual who is a beneficiary of the trust, or by a related person. No person may carry on a regulated activity in the United Kingdom unless that person is an authorised person. Breach of this prohibition is a criminal offence.

       The main effects are that, on or after N(M), unless an exclusion or exemption applies: (a) each entity carrying on a regulated mortgage activity by way of business has to hold authorisation and permission from the FSA to carry on that activity; and (b) generally, each financial promotion in respect of an agreement relating to qualifying credit has to be issued or approved by a person holding authorisation and permission from the FSA. If requirements as to authorisation and permission of lenders and brokers or as to issue and approval of financial promotions are not complied with, a regulated mortgage contract will be unenforceable against the borrower except with the approval of a court. An unauthorised person who administers a regulated mortgage contract entered into on or after N(M) may commit a criminal offence, but this will not render the contract unenforceable against the borrower.

       Any credit agreement intended to be a regulated mortgage contract under FSMA might instead be wholly or partly regulated by the Consumer Credit Act 1974
(CCA) or treated as such or unregulated by the CCA, and any credit agreement intended to be regulated by the CCA or unregulated by the CCA might instead be a regulated mortgage contract under FSMA, because of technical rules on: (a) determining whether the credit agreement or any part of it falls within the definition of "REGULATED MORTGAGE CONTRACT"; and (b) changes to credit agreements.

       The seller is required to hold, and holds, authorisation and permission to enter into and to administer and, where applicable, to advise in respect of regulated mortgage contracts. Subject to any exemption, brokers will be required to hold authorisation and permission to arrange and, where applicable, to advise in respect of regulated mortgage contracts.

       The issuing entity and the mortgages trustee are not and do not propose to be authorised persons under FSMA. The issuing entity and the mortgages trustee do not require authorisation in order to acquire legal or beneficial title to a regulated mortgage contract. The issuing entity and the mortgages trustee do not carry on the regulated activity of administering in relation to regulated mortgage contracts by having them administered pursuant to an administration agreement by an entity having the required FSA authorisation and permission. If such administration agreement terminates, however, the issuing entity and the mortgages trustee will have a period of not more than one month in which to arrange for mortgage administration to be carried out by a replacement administrator having the required FSA authorisation and permission. In addition, on and after N(M) no variation has been or will be made to the loans and no further advance or product switch has been or will be made in relation to a loan, where it would result in the issuing entity, Funding or the mortgages trustee arranging or advising in respect of, administering or entering into a regulated mortgage contract or agreeing to carry on any of these activities, if the issuing entity, Funding or the mortgages trustee would be required to be authorised under FSMA to do so.

IF A SIGNIFICANT NUMBER OF BORROWERS ATTEMPT TO SET OFF CLAIMS FOR DAMAGE BASED ON CONTRAVENTION OF AN FSA RULE AGAINST THE AMOUNT OWING BY THE BORROWER UNDER A LOAN, THERE COULD BE A MATERIAL DECREASE IN RECEIPTS TO THE ISSUING ENTITY FROM THE MORTGAGES TRUST

       The FSA Mortgages and Home Finance: Conduct of Business Sourcebook
(MCOB), sets out its rules for firms that carry on home finance activities which applies to regulated mortgage contracts, home purchase plans and home reversion plans. These rules cover, among other things, certain pre-origination matters such as financial promotion and pre-application illustrations, pre-contract and start-of-contract and post-contract disclosure, contract changes, charges, and arrears and repossessions. FSA rules for prudential and authorisation requirements for mortgage firms and for extending the appointed representatives regime to mortgages, came into force on 31 October 2004.

       A borrower who is a private person is entitled to claim damages for loss suffered as a result of any contravention by an authorised person of an FSA rule, and may set off the amount of the claim against the amount owing by the borrower under a loan or any other loan that the borrower has taken (or exercise analogous rights in Scotland). Any such set-off may adversely affect the issuing entity's ability to make payments on the issuing entity notes.


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


       So as to avoid dual regulation, it is intended that regulated mortgage contracts will not be regulated by the CCA. This exemption only affects credit agreements made on or after N(M), and credit agreements made before N(M) but subsequently changed such that a new contract is entered into on or after N(M) and constitutes a regulated mortgage contract. In November 2007, HM Treasury and the Department for Business, Enterprise and Regulatory Reform (DBERR), formerly the Department of Trade and Industry, published a joint consultation on additional clarification on the question of dual regulation. A court order under section 126 of the CCA is, however, necessary to enforce a land mortgage (including, in Scotland, a standard security) securing a regulated mortgage contract to the extent that it would, apart from this exemption, be regulated by the CCA or be treated as such.

       No assurance can be given that additional regulatory changes by the OFT, the FSA or any other regulatory authority will not arise with regard to the mortgage market in the United Kingdom generally, the seller's particular sector in that market or specifically in relation to the seller. Any such action or developments or compliance costs may have a material adverse effect on the seller, the issuing entity, the servicer, the mortgages trustee, Funding and their respective businesses and operations. This may adversely affect the issuing entity's ability to make payments in full on the issuing entity notes when due.

       The seller has given or, as applicable, will give warranties to the mortgages trustee in the mortgage sale agreement that, among other things, each loan and its related security is enforceable (subject to certain exceptions). If a loan or its related security does not comply with these warranties, and if the default (if capable of being cured) cannot be or is not cured within 20 London business days, then the seller, upon receipt of notice from the mortgages trustee, will be required to repurchase the loan and its related security from the mortgages trustee.

IF THE ISSUING ENTITY'S INTERPRETATION OF CERTAIN TECHNICAL RULES UNDER THE CCA WERE HELD TO BE INCORRECT BY A COURT OR THE OMBUDSMAN OR WAS CHALLENGED BY A SIGNIFICANT NUMBER OF BORROWERS, OR BORROWERS WERE TO EXERCISE RIGHTS OF SET-OFF TO THE EXTENT AVAILABLE UNDER THE CCA, THERE COULD BE MATERIAL DISRUPTION TO THE INCOME FLOW FROM THE MORTGAGES TRUST

       In the United Kingdom, the Office of Fair Trading (the OFT) is responsible for the issue of licences under, and the superintendence of the working and the enforcement of, the CCA, related consumer credit regulations and other consumer protection legislation. The OFT may review businesses and operations, provide guidelines to follow and take actions when necessary with regard to the consumer credit and mortgage markets in the United Kingdom. If the OFT considers that a licence-holder is no longer fit to hold its licence, the OFT may commence formal proceedings for the revocation of the licence. In the event of such revocation the former licence-holder would no longer be permitted to carry on activities licensable under the CCA.

       A credit agreement is regulated by the CCA where: (a) the borrower is or includes an "INDIVIDUAL" (as defined in the CCA); (b) if the credit agreement is made before the financial limit is as described below removed the amount of "credit" as defined in the CCA does not exceed the financial limit, which is (pound)25,000 for credit agreements made on or after 1 May 1998, or lower amounts for credit agreements made before that date; and (c) the credit agreement is not an exempt agreement as defined in the CCA.

       Any credit agreement that is wholly or partly regulated by the CCA or treated as such has to comply with the requirements under the CCA as to licensing of lenders and brokers, documentation and procedures of credit agreements, and (in so far as applicable) pre-contract disclosure. If it does not comply with those requirements, then to the extent that the credit agreement is regulated by the CCA or treated as such, it is unenforceable against the borrower: (a) without an order of the OFT, if the lender or any broker does not hold the required licence at the relevant time; (b) totally, if the credit agreement is made before 6 April 2007 and if the form to be signed by the borrower is not signed by the borrower personally or omits or mis-states a "PRESCRIBED TERM"; or (c) without a court order in other cases and, in exercising its discretion whether to make the order, the court would take into account any prejudice suffered by the borrower and any culpability by the lender.

       There is a risk that any credit agreement intended to be a regulated mortgage contract under FSMA or unregulated under FSMA might instead be wholly or partly regulated by the CCA or treated as such because of technical rules on:
(a) determining whether any credit under the CCA arises, or (where applicable) whether the financial limit of the CCA is exceeded; (b) determining whether the credit agreement is an exempt agreement under the CCA; and (c) changes to credit agreements.

       A court order under section 126 of the CCA is necessary to enforce a land mortgage (including, in Scotland, a standard security) securing a credit agreement to the extent that the credit agreement is


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regulated by the CCA or treated as such. In dealing with such application, the court has the power, if it appears just to do so, to amend a credit agreement or to impose conditions upon its performance or to make a time order (for example, giving extra time for arrears to be cleared).

       Under section 75 of the CCA in certain circumstances: (a) the lender is liable to the borrower in relation to misrepresentation and breach of contract by a supplier in a transaction financed by the lender, where the related credit agreement is or is treated as entered into under pre-existing arrangements, or in contemplation of future arrangements, between the lender and the supplier; and (b) the lender has a statutory indemnity from the supplier against such liability, subject to any agreement between the lender and the supplier.

       The borrower may set off the amount of the claim against the lender against the amount owing by the borrower under the loan or under any other loan that the borrower has taken. Any such set-off may adversely affect the issuing entity's ability to make payments in full on the issuing entity notes when due.

       The Consumer Credit Act 2006 (the CCA 2006) received the Royal Assent on 30 March 2006. As and when implemented, the CCA 2006 updates and augments the CCA.

       The "EXTORTIONATE CREDIT" regime has been replaced by the "UNFAIR RELATIONSHIP" test. The new test applies to credit agreements made on or after 6 April 2007, and will apply retrospectively to existing credit agreements on and after 6 April 2008. The new test explicitly imposes liability on the originator (and any assignee) to repay the borrower. In applying the new unfair relationship test, the courts will be able to consider a wider range of circumstances surrounding the transaction, including the creditor's conduct before and after making the agreement. There is no statutory definition of the word "UNFAIR" as the intention is for the test to be flexible and subject to judicial discretion. However the word "UNFAIR" is not an unfamiliar term in United Kingdom law due to the Unfair Contract Terms Act 1977 and the Unfair Terms in Consumer Contracts Regulations 1999 (SI 1999/2083). The courts may, but are not obliged to, look solely to the CCA 2006 for guidance. The FSA principles may also be relevant and apply to the way contract terms are used in practice and not just the way they are drafted. Once the debtor alleges that an unfair relationship exists, the burden of proof is on the creditor to prove the contrary.

       An alternative dispute resolution scheme for consumer credit matters is to be run by the Ombudsman. The scheme is mandatory for all businesses licensed under the CCA. The CCA 2006 also introduces an Independent Consumer Appeals Tribunal.

       The financial limit of (pound)25,000 for CCA regulation for credit agreements is expected to be removed for credit agreements made on or after 6 April 2008, except retaining the financial limit in relation to businesses and high net worth individuals; credit agreements in respect of buy-to-let loans are, subject to consultation, intended to be effectively excluded from CCA regulation.

       The OFT is given far broader powers under the CCA 2006: for instance they can apply civil penalties, have far greater powers of investigation and can issue indefinite standard licences. The CCA 2006 obliges creditors to comply with more stringent information requirements. From 1 October 2008, lenders will be obliged to give customers clearer and more regular information on their credit accounts.

       The seller has interpreted certain technical rules under the CCA in a way common with many other lenders in the mortgage market. If such interpretation were held to be incorrect by a court or the Ombudsman, then a credit agreement, to the extent that it is regulated by the CCA or treated as such, would be unenforceable as described above. If such interpretation were challenged by a significant number of borrowers, then this could lead to significant disruption and shortfall in the income of the mortgages trustee. Court decisions have been made on technical rules under the CCA against certain mortgage lenders, but such decisions are very few and are generally county court decisions which are not binding on other courts.

       The seller has given or, as applicable, will give warranties to the mortgages trustee in the mortgage sale agreement that, among other things, each loan and its related security is enforceable (subject to certain exceptions). If a loan or its related security does not comply with these warranties, and if the default cannot be or is not cured within 20 days, then the seller will be required to repurchase the loans under the relevant mortgage account and their related security from the mortgages trustee.

UNDER DISTANCE MARKETING REGULATIONS, SOME OF THE LOANS MAY BE CANCELLABLE, WHICH MAY HAVE AN ADVERSE EFFECT ON THE ISSUING ENTITY'S ABILITY TO MAKE PAYMENTS ON THE ISSUING ENTITY NOTES

       In the United Kingdom, the Financial Services (Distance Marketing) Regulations 2004 apply, among other things, to credit agreements entered into on or after 31 October 2004 by means of distance communication (i.e. without any substantive simultaneous physical presence of the originator and the borrower). A regulated mortgage contract under FSMA, if originated by a UK lender from an establishment in


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the United Kingdom, will not be cancellable under these regulations. Certain other credit agreements will be cancellable under these regulations, if the borrower does not receive prescribed information at the prescribed time. Where the credit agreement is cancellable under these regulations, the borrower may send notice of cancellation at any time before the end of the 14th day after the day on which the cancellable agreement is made, where all the prescribed information has been received, or, if later, the borrower receives the last of the prescribed information.

       If the borrower cancels the credit agreement under these regulations, then: (a) the borrower is liable to repay the principal and any other sums paid by the originator to the borrower under or in relation to the cancelled agreement, within 30 days beginning with the day of the borrower sending notice of cancellation or, if later, the originator receiving notice of cancellation;
(b) the borrower is liable to pay interest, or any early repayment charge or other charge for credit under the cancelled agreement, only if the borrower received certain prescribed information at the prescribed time and if other conditions are met; and (c) any security is to be treated as never having had effect for the cancelled agreement.

REGULATIONS IN THE UNITED KINGDOM COULD LEAD TO SOME TERMS OF THE LOANS BEING UNENFORCEABLE, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUING ENTITY NOTES

       In the United Kingdom, the Unfair Terms in Consumer Contracts Regulations 1999, as amended (the 1999 REGULATIONS) and (in so far as applicable) the Unfair Terms in Consumer Contracts Regulations 1994 (together with the 1999 Regulations, the UTCCR) apply to agreements entered into on or after 1 July 1995 and affect all of the loans. The Regulations provide that:

       o a consumer may challenge a standard term in an agreement on the basis that it is an "UNFAIR" term within the UTCCR and therefore not binding on the consumer; and

       o the OFT, the FSA and any other "QUALIFYING BODY" (as defined in the 1999 Regulations) may seek to enjoin (or in Scotland, interdict) a business from using or recommending the use of unfair terms.

       The UTCCR will not generally affect "CORE TERMS" which set out the main subject-matter of the contract, such as the borrower's obligation to repay the principal. However, they may affect terms that are not considered to be core terms, such as the right of the lender to vary the interest rate.

       For example, if a term permitting a lender to vary the interest rate (as the seller is permitted to do) is found to be unfair, the borrower will not be liable to pay the increased rate or, to the extent that she or he has paid it, will be able, as against the lender, or any assignee such as the mortgages trustee, to claim repayment of the extra interest amounts paid or to set-off the amount of the claim against the amount owing by the borrower under the loan or under any other loan that the borrower has taken. Any such non-recovery, claim or set-off may adversely affect the issuing entity's ability to make payments on the issuing entity notes.

       Under concordats agreed between the FSA and the OFT, responsibility for the enforcement of the UTCCR in mortgage agreements was agreed to be allocated by them, normally, to the FSA in relation to regulated mortgage contracts (in respect of the activities of firms authorised by the FSA) and to the OFT in relation to other mortgage contracts. It should be noted that in the context of the OFT's investigation into credit card default charges, the OFT on 5 April 2006 publicly announced that the principles the OFT considers should be applied in assessing the fairness of credit card default charges should apply (or are likely to apply) to analogous default charges in other agreements, including those for mortgages. In May 2005, the FSA issued a statement of good practice on fairness of terms in consumer contracts, which is relevant to firms authorised and regulated by the FSA in relation to products and services within the FSA's regulatory scope. This statement considers, among other things, borrowers who are locked in, for example by an early repayment charge that is considered to be a penalty. This statement provides that, for locked-in borrowers, a firm may consider drafting the contract to permit a change in the contract to be made only where any lock-in clause is not exercised. In January 2007, the FSA issued a statement of good practice on mortgage exit administration fees, which provides that the lender should ensure that the fee represents in fact the cost of the lender's administration services on the borrower's exit.

       In July 2007, the FSA published the Unfair Contract Terms Regulatory Guide which is designed to explain the FSA's policy on how it will use its powers under the 1999 Regulations.

       In August 2002, the Law Commission for England and Wales and the Scottish Law Commission issued a joint consultation LCCP No. 166/SLCDP 119 on proposals to rationalise the Unfair Contract Terms Act 1977 and the 1999 Regulations into a single piece of legislation and a final report, together with a draft bill on unfair terms, was published in February 2005. It is not proposed that there should be any significant increase in the extent of controls over terms in consumer contracts. Some changes are proposed, however, such as that (a) a consumer may also challenge a negotiated term in an agreement on the basis that it is


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"unfair" and "unreasonable" within the legislation and therefore not binding on the consumer; and (b) in any challenge by a consumer (but not by the OFT or a qualifying body) of a standard term or a negotiated term, the burden of proof lies on the business to show that the term is fair and reasonable. It is too early to tell how the proposals, if enacted, would affect the loans.

       No assurance can be given that changes in the 1999 Regulations, if enacted, or changes to guidance on interest variation terms, if adopted, will not have a material adverse effect on the seller, the issuing entity, the mortgages trustee, Funding and their respective businesses and operations. This may adversely affect the issuing entity's ability to make payments in full on the issuing entity notes when due.

DECISIONS OF THE OMBUDSMAN COULD LEAD TO SOME TERMS OF THE LOANS BEING VARIED, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUING ENTITY NOTES

       Under FSMA, the Financial Ombudsman Service (the OMBUDSMAN) is required to make decisions on, among other things, complaints relating to activities and transactions under its jurisdiction, including the loans, on the basis of what, in the Ombudsman's opinion, would be fair and reasonable in all circumstances of the case, taking into account, among other things, law and guidance. By transitional provisions, the Ombudsman is also required to deal with certain complaints relating to breach of the Mortgage Code, which was a voluntary code issued by the Council of Mortgage Lenders and in force until N(M). Complaints brought before the Ombudsman for consideration must be decided on a case-by-case basis, with reference to the particular facts of any individual case. Each case is first adjudicated by an adjudicator. Either party to the case may appeal against the adjudication. In the event of an appeal, the case proceeds to a final decision by the Ombudsman.

       No Ombudsman decision against the seller has had a material adverse effect on the issuing entity's ability to make payments on the issuing entity notes. As, however, the Ombudsman is required to make decisions on the basis of, among other things, the principles of fairness, and may make a money award to the borrower, it is not possible to predict how any future decision of the Ombudsman would affect the issuing entity's ability to make payments in full on the issuing entity notes when due.

PROPOSED EUROPEAN DIRECTIVE ON CONSUMER CREDIT AND MORTGAGE CREDIT MAY ADVERSELY AFFECT THE LOANS AND PAYMENTS ON THE ISSUING ENTITY NOTES AS AND WHEN IMPLEMENTED

       A proposed consumer credit Directive which completed its second reading in the European Parliament in January 2008, provides that (subject to certain conditions) loans not exceeding Euro 75,000 will be regulated, but loans secured by a land mortgage will be excluded from the proposed Directive. As and when adopted, member states will have two years in which to bring national implementing legislation into force. In December 2007, the European Commission published a White Paper on mortgage credit setting out its view that it is too early to decide on whether a Directive regulating mortgage credit would be appropriate.

THE UNFAIR COMMERCIAL PRACTICES DIRECTIVE MAY ADVERSELY AFFECT THE LOANS AND PAYMENTS ON THE ISSUING ENTITY NOTES AS AND WHEN IMPLEMENTED

       On 11 May 2005 the European Parliament and the Council adopted a Directive (2005/29/EC) regarding unfair business-to-consumer commercial practices (the UNFAIR PRACTICES DIRECTIVE). Generally, this Directive applies full harmonisation, which means that member states may not impose more stringent provisions in the fields to which full harmonisation applies. By way of exception, this Directive permits member states to impose more stringent provisions in the fields of financial services and immovable property, such as mortgage loans.

       The Unfair Practices Directive provides that enforcement bodies may take administrative action or legal proceedings in relation to a commercial practice on the basis that it is "unfair" within the Directive. This Directive is intended to protect only collective interests of consumers, and so is not intended to give any claim, defence or right of set-off to an individual consumer.

       The DBERR published a consultation paper on implementing the Unfair Practices Directive into United Kingdom law on 14 December 2005. Member states had until 12 December 2007 to bring national implementing legislation into force, subject to a transitional period until 12 June 2013 for applying full harmonisation in the fields to which it applies. Notwithstanding the required implementation date, the Unfair Practices Directive is expected to be implemented in the United Kingdom in mid-2008. It is too early to predict what effect the implementation of the Unfair Practices Directive would have on the loans.

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TAX PAYABLE BY FUNDING OR THE ISSUING ENTITY MAY ADVERSELY AFFECT THE ISSUING
ENTITY'S ABILITY TO MAKE PAYMENTS ON THE ISSUING ENTITY NOTES

       Funding and the issuing entity will generally be subject to United Kingdom corporation tax, currently at a rate of 30 per cent., on the profit reflected in their respective applicable profit and loss accounts as increased by the amount of any non-deductible expenses or losses. If the tax payable by Funding or the issuing entity is greater than expected because, for example, non-deductible expenses or losses are greater than expected, the funds available to make payments on the issuing entity notes will be reduced and this may adversely affect the issuing entity's ability to make payments on the issuing entity notes.

       The UK corporation tax position of the issuing entity and Funding, however, also depends to a significant extent on the accounting treatment applicable to it. The accounts of the issuing entity are required to comply with new UK Financial Reporting Standards reflecting International Financial Reporting Standards (NEW UK GAAP), and they may be required to comply with International Financial Reporting Standards (IFRS) if the issuing entity chooses to adopt IFRS. Funding may also choose to comply with IFRS. There is a concern that companies such as the issuing entity and Funding might, under either IFRS or new UK GAAP, suffer timing differences that could result in profits or losses for accounting purposes, and accordingly for tax purposes (unless tax legislation provides otherwise), which bear little or no relationship to the company's cash position. However, the Finance Act 2005 (as amended by the Finance Act 2006) established an interim regime under which a "SECURITISATION COMPANY" is required to prepare tax computations for accounting periods beginning on or after 1 January 2005 and ending before 1 January 2008 on the basis of UK GAAP as applicable up to 31 December 2004, notwithstanding the requirement to prepare statutory accounts under IFRS or new UK GAAP. On the basis of the definition of "SECURITISATION COMPANY" as currently drafted for these purposes, the issuing entity and Funding will each qualify as such a company.

       The stated policy of H.M. Revenue & Customs is that the tax neutrality of securitisation special purpose companies in general should not be disrupted as a result of the transition to IFRS or new UK GAAP. The Finance Act 2005 enables regulations to be made to establish a permanent regime for the taxation of such companies, and regulations were made pursuant to this on 11 December 2006. Under the regulations, the interim regime described above is replaced for periods of account beginning on or after 1 January 2007 by a permanent regime of specific rules for securitisation companies (as defined for the purposes of the regulations), which will, broadly, be taxed by reference to their "RETAINED PROFIT". Companies, such as the issuing entity and Funding, that previously fell within the interim regime and which qualify for the permanent regime are required under the regulations to elect irrevocably into the permanent regime within 18 months of the end of the company's first accounting period beginning after 31 December 2006. It is expected that the issuing entity and Funding will each qualify as a securitisation company for the purposes of the regulations, and also that they will elect into the permanent regime in accordance with the regulations but if they do not, or cease to qualify, then profits or issues could arise in Funding 1 and/or the issuing entity which could have tax effects not contemplated in the cashflows for the transactions described in this prospectus and as such adversely effect the tax investment of Funding 1 and/or the Issuer and consequently payment on the notes.

EUROPEAN COUNCIL DIRECTIVE 2003/48/EC ON THE TAXATION OF SAVINGS INCOME MAY ADVERSELY AFFECT YOUR INTERESTS

       Under European Council Directive (2003/48/EC) regarding the taxation of savings income, member states are required to provide to the tax authorities of other member states details of payments of, interest and other similar income paid by a person within a member state's jurisdiction to an individual in another member state, except that Austria, Belgium and Luxembourg will instead impose a withholding system for a transitional period, unless during such period they elect otherwise (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries). A number of non-EU countries and territories, including Switzerland, have agreed to adopt similar measures (a withholding system in the case of Switzerland).

       Payments of interest on the issuing entity notes which are made or collected through a member state or any other relevant country may be subject to withholding tax which would prevent holders of the issuing entity notes from receiving interest on their issuing entity notes in full.

YOUR INTERESTS MAY BE ADVERSELY AFFECTED IF THE UNITED KINGDOM JOINS THE EUROPEAN MONETARY UNION

       It is possible that, prior to the maturity of the issuing entity notes, the United Kingdom may become a participating member state in the European economic and monetary union and the euro may become the lawful currency of the United Kingdom. In that event (a) all amounts payable in respect of the issuing entity notes denominated in pounds sterling may become payable in euro, (b) applicable provisions of law may require or allow the issuing entity to redenominate such issuing entity notes into euro and take additional measures in respect of such issuing entity notes and (c) the introduction of the euro as the lawful currency of the United Kingdom may result in the disappearance of published or displayed rates for deposits in sterling used to determine the rates of interest on such issuing entity notes or changes in the way those rates are


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calculated, quoted and published or displayed. The introduction of the euro could also be accompanied by a volatile interest rate environment which could adversely affect investors. It cannot be said with certainty what effect, if any, adoption of the euro by the United Kingdom will have on investors in the issuing entity notes.

CHANGES OF LAW MAY ADVERSELY AFFECT YOUR INTERESTS

       The transactions described in this prospectus (including the issue of the notes) and the ratings which are to be assigned to the notes are based on the relevant law and administrative practice in effect as at the date hereof, and having regard to the expected tax treatment of all relevant entities under such law and practice. No assurance can be given as to the impact of any possible change to the law (including any change in regulation which may occur without a change in primary legislation), administrative practice or tax treatment after the date of this document nor can any assurance be given as to whether any such change would adversely affect the ability of the Issuer to make payments under the notes.

INSOLVENCY ACT 2000

       Significant changes to the insolvency regime in England and Wales and Scotland have recently been enacted, including the Insolvency Act 2000. The Insolvency Act 2000 allows certain "SMALL" companies to seek protection from their creditors for a period of 28 days, for the purposes of putting together a company voluntary arrangement, with the option for creditors to extend the moratorium for a further two months. A "SMALL" company is defined as one which satisfies, in any financial year, two or more of the following criteria: (i) its turnover is not more than (pound)5.6 million, (ii) its balance sheet total is not more than (pound)2.8 million and (iii) the number of employees is not more than 50. Whether or not a company is a "SMALL" company may change from period to period and consequently no assurance can be given that the issuing entity, the mortgages trustee or Funding will not, at any given time, be determined to be a "SMALL" company. The Secretary of State for Trade and Industry may by regulation modify the eligibility requirements for "SMALL" companies and has the power to make different provisions for different cases. No assurance can be given that any such modification or different provisions will not be detrimental to the interests of noteholders.

       Secondary legislation has now been enacted which excludes certain special purpose companies in relation to capital markets transactions from the optional moratorium provisions. Such exceptions include (amongst other matters): (i) a company which is a party to an agreement which is or forms part of a capital market arrangement (as defined in the secondary legislation) under which (a) a party has incurred or when the agreement was entered into was expected to incur a debt of at least (pound)10 million under the arrangement and (b) the arrangement involves the issue of a capital market investment (also defined, but generally, a rated, listed or traded bond) and (ii) a company which has incurred a liability (including a present, future or contingent liability) of at least (pound)10 million. While the issuing entity, the mortgages trustee and Funding should fall within the exceptions, there is no guidance as to how the legislation will be interpreted by a court and the Secretary of State for Trade and Industry may by regulation modify the exception. No assurance may be given that any modification of the eligibility requirements for "SMALL" companies and/or the exceptions will not be detrimental to the interests of noteholders.

       If the issuing entity and/or the mortgages trustee and/or Funding is determined to be a "SMALL" company and determined not to fall within one of the exceptions (by reason of modification of the exceptions or otherwise), then the enforcement of the issuing entity security by the security trustee may, for a period, be prohibited by the imposition of a moratorium.

ENTERPRISE ACT 2002

       On 15 September 2003, the corporate insolvency provisions of the Enterprise Act 2002 (the ENTERPRISE ACT) came into force, amending certain provisions of the Insolvency Act 1986 as amended (the INSOLVENCY ACT). These provisions introduced significant reforms to corporate insolvency law. In particular the reforms restrict the right of the holder of a floating charge created after 15 September 2003 to appoint an administrative receiver (unless an exception applies) and instead gives primacy to collective insolvency procedures (in particular, administration).

       The holder of a floating charge created before 15 September 2003 over the whole or substantially the whole of the assets of a company (such as the security trustee under the Funding deed of charge) retains the ability to block the appointment of an administrator by appointing an administrative receiver, who has a duty to act primarily in the interests of the floating charge holder.

       The Insolvency Act contains provisions which continue to allow for the appointment of an administrative receiver in relation to certain transactions in the capital markets. The right to appoint an administrative receiver is retained for certain types of security (such as the issuing entity security) that form part of a capital markets arrangement (as defined in the Insolvency Act) that involves (i) indebtedness of at least (pound)50,000,000 (or, when the relevant security document was entered into (being in respect of the transactions described in this prospectus, the issuing entity deed of charge), a party to the relevant transaction (such as the issuing entity) was expected to incur a debt of at least (pound)50,000,000) and (ii) the issue of a capital markets investment (also defined but generally a rated, listed or traded bond). The Secretary of State for Trade and Industry may, by secondary legislation, modify this exception and/or provide that the exception shall cease to have effect. No assurance can be given that any such modification or provision in respect of the capital market exception, or its ceasing to be applicable to the transactions described in this prospectus, will not adversely affect payments on the issuing entity notes. While the issuing entity security should fall within the relevant

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exception, as the provisions of the Enterprise Act have never been considered judicially, no assurance can be given as to whether the Enterprise Act could have a detrimental effect on the transactions described in this prospectus or on the interests of noteholders.

       The Insolvency Act also contains a new out-of-court route into administration for a qualifying floating charge holder, the directors or the company itself. The relevant provisions provide for a notice period during which the holder of the floating charge can either agree to the administrator proposed by the directors of the company or appoint an alternative administrator, although the moratorium will take effect immediately after notice is given. If the qualifying floating charge holder does not respond to the directors' notice of intention to appoint, the directors', or as the case may be, the company's appointee will automatically take office after the notice period has elapsed. Where the holder of a qualifying floating charge within the context of a capital market transaction retains the power to appoint an administrative receiver, such holder may prevent the appointment of an administrator (either by the new out-of-court route or by the court based procedure), by appointing an administrative receiver prior to the appointment of the administrator being completed.

       The new provisions of the Insolvency Act give primary emphasis to the rescue of the company as a going concern. The purpose of realising property to make a distribution to one or more secured creditors is subordinated to the primary purposes of rescuing the company as a going concern or achieving a better result for the creditors as a whole than would be likely if the company were wound up. No assurance can be given that the primary purposes of the new provisions will not conflict with the interests of noteholders were the issuing entity or Funding ever subject to administration.

       In addition to the introduction of a prohibition on the appointment of an administrative receiver as set out above, section 176A of the Insolvency Act provides that in relation to floating charges created after 15 September 2003 any receiver (including an administrative receiver), liquidator or administrator of a company is required to make a "PRESCRIBED PART" of the company's "NET PROPERTY" available for the satisfaction of unsecured debts in priority to the claims of the floating charge holder. The company's "NET PROPERTY" is defined as the amount of the chargor's property which would be available for satisfaction of debts due to the holder(s) of any debentures secured by a floating charge and so refers to any floating charge realisations less any amounts payable to the preferential creditors or in respect of the fees or expenses of administration. The "PRESCRIBED PART" is defined in the Insolvency Act 1986 (Prescribed Part) Order 2003 (SI 2003/2097) to be an amount equal to 50 per cent. of the first (pound)10,000 of floating charge realisations plus 20 per cent. of the floating charge realisations thereafter, provided that such amount may not exceed (pound)600,000.

       This obligation does not apply if the net property is less than a prescribed minimum and the relevant officeholder is of the view that the cost of making a distribution to unsecured creditors would be disproportionate to the benefits. The relevant officeholder may also apply to court for an order that the provisions of section 176A of the Insolvency Act should not apply on the basis that the cost of making a distribution would be disproportionate to the benefits.

       Floating charge realisations upon the enforcement of the issuing entity security may be reduced by the operation of the "RING FENCING" provisions described above.

YOU WILL NOT RECEIVE ISSUING ENTITY NOTES IN PHYSICAL FORM, WHICH MAY CAUSE DELAYS IN DISTRIBUTIONS AND HAMPER YOUR ABILITY TO PLEDGE OR RESELL THE ISSUING ENTITY NOTES

       Unless the global notes are exchanged for definitive notes, which will only occur under a limited set of circumstances, your beneficial ownership of the issuing entity notes will only be recorded in book-entry form with DTC, Euroclear or Clearstream, Luxembourg. The lack of issuing entity notes in physical form could, among other things:

       o result in payment delays on the issuing entity notes because the issuing entity will be sending distributions on the issuing entity notes to DTC, Euroclear or Clearstream, Luxembourg instead of directly to you;

       o make it difficult for you to pledge the issuing entity notes if issuing entity notes in physical form are required by the party demanding the pledge; and

       o hinder your ability to resell the issuing entity notes because some investors may be unwilling to buy issuing entity notes that are not in physical form.

IF YOU HAVE A CLAIM AGAINST THE ISSUING ENTITY IT MAY BE NECESSARY FOR YOU TO BRING SUIT AGAINST THE ISSUING ENTITY IN ENGLAND AND WALES TO ENFORCE YOUR RIGHTS

       The issuing entity has agreed to submit to the non-exclusive jurisdiction of the courts of England and Wales, and it may be necessary for you to bring a suit in England and Wales to enforce your rights against the issuing entity.

IMPLEMENTATION OF THE BASEL II RISK-WEIGHTED ASSET FRAMEWORK MAY RESULT IN CHANGES TO THE RISK-WEIGHTING OF THE ISSUING ENTITY NOTES

       Following the issue of proposals from the Basel Committee on Banking Supervision for reform of the 1988 Capital Accord, a framework has been developed which places enhanced emphasis on market discipline and sensitivity to risk. A comprehensive version of the text of the proposed framework was published in June 2006 under the title "INTERNATIONAL CONVERGENCE OF CAPITAL MEASUREMENT AND CAPITAL STANDARDS: A REVISED FRAMEWORK (COMPREHENSIVE VERSION)" (the FRAMEWORK). The Framework is being implemented in stages: the Basel II standard approach and the Foundation IRB approach for credit risk was implemented from 1 January 2007 and the most advanced Basel II IRB approach and the advanced measurement approached (AMA) for operational risks was introduced from 1 January 2008. However, the Framework is not self-implementing and, accordingly, implementation dates in participating countries are dependent on the relevant national implementation process in those countries. In the UK
Basel II and the EU Capital Requirements Directive have been implemented through the Prudential Sourcebook for Banks, Building Societies and Investment Firms (BIPRU) and the Capital Requirements Regulations 2006 SI 2006/3221, although the most advanced approaches referred to above were only available from 1 January 2008. As and when implemented, the Framework could affect risk-weighting of the notes for investors who are subject to capital adequacy requirements that follow the Framework. Consequently, investors should consult their own advisers as to the consequences to and effect on them of the application of the Framework and any relevant implementing measures (including in the EEA, the EU Capital Requirements Directive). Proposals and guidelines for implementing the Framework in certain participating jurisdictions are still in development and no predictions can be made as to the precise effects of potential changes to the notes, the issuing entity, any investor or otherwise.

       In the United States, the federal banking regulators have proposed to require about the 20 largest US banking organisations to use the most advanced approaches of Basel II; other US banks with sophisticated systems may voluntarily elect to adopt Basel II advanced approaches subject to regulatory approval. Most US banks initially would not be subject to Basel II and would continue to follow existing US risk-based capital rules with certain modifications to be determined (a proposal known as BASEL I-A.). The United States is not adopting Basel II's simpler approaches, as the existing US framework based on Basel I is not equivalent to Basel II. Implementation of Basel II in the United States is also targeted to begin on 1 January 2009, one year later than in Europe. This one year "GAP" and other differences in the application or interpretation between the United States, the EU and other jurisdictions in which the Abbey group has operations could represent challenges for the bank in implementing Basel II.

       As and when fully implemented, the Basel II Framework may affect the risk-based capital treatment of the issuing entity notes for investors who are subject to bank capital adequacy requirements that follow the Basel II Framework. Consequently, investors should consult their own advisers as to the consequences to and effect on them of the implementation of the Basel II Framework. Proposals and guidelines for implementing Basel II in certain participating jurisdictions are still in development, and no predictions can be made as to the precise effects of potential changes on the Abbey group, the issuing entity notes or any investor.

FIXED CHARGES SUBSEQUENTLY RE-CHARACTERISED AS FLOATING CHARGES MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUING ENTITY NOTES

       Fixed charges over bank accounts may take effect under English law as floating charges. Under the terms of the issuing entity deed of charge and the Funding deed of charge respectively, the issuing entity and Funding will purport to grant, among other things, fixed charges in favour of the issuing entity security trustee and, in the case of Funding, the security trustee over, in the case of the issuing entity, the issuing entity's interest in the transaction account and, in the case of Funding, Funding's interest in the Funding transaction account.

       The law in England and Wales relating to the re-characterisation of fixed charges is unsettled. The fixed charges purported to be granted by the issuing entity and Funding (other than by way of assignment in security) will take effect under English law only as floating charges if it is determined that the issuing entity security trustee or, in the case of Funding, the security trustee, does not exert sufficient control over the relevant account, or the proceeds thereof, for the security to be said to "FIX" over those assets. As the issuing entity and Funding are signatories to the accounts, there is a risk that a court will consider that the issuing entity security trustee does not exert a sufficient degree of control to ensure that the charges over those accounts are held to be fixed charges. If the charges take effect as floating charges instead of fixed charges, then certain matters, which are given priority over floating charges by law, will be given priority over the claims of the floating chargeholder.

       In addition, if assets in respect of which the issuing entity or Funding has granted a fixed charge are paid into a bank account the charge over which is subsequently re-characterised as a floating charge, the original fixed charge in relation to the assets may also be re-characterised as a floating charge.

                      THE ISSUANCE OF ISSUING ENTITY NOTES

       The issuing entity notes will be issued pursuant to the trust deed. The following summary and the information set out in "SUMMARY OF THE ISSUING ENTITY NOTES" and "TERMS AND CONDITIONS OF THE US NOTES" summarise the material terms of the issuing entity notes and the trust deed. These summaries do not purport to be complete and are subject to the provisions of the trust deed and the terms and conditions of the issuing entity notes.

GENERAL

       The issuing entity notes will be issued in series. Each series will comprise one or more classes and one or more sub-classes of class A notes, class B notes, class M notes, class C notes and/or class D notes issued on a single issue date. A class designation determines the relative seniority for receipt of cash flows. The issuing entity notes of a particular class in different series (and the issuing entity notes of differing sub-classes of the same class and series) will not necessarily have the same terms. Differences may include principal amount, interest rates, interest rate calculations, currency, permitted redemption dates, final maturity dates and ratings. Each series and class (or sub-class) of issuing entity notes will be secured over the same property as the issuing entity notes offered by this prospectus and the previous notes. The terms of each series and class (or sub-class) of US notes will be set forth in the relevant prospectus supplement.

ISSUANCE

       The issuing entity may issue new series and classes (or sub-classes) of further issuing entity notes and advance new term advances to Funding from time to time without obtaining the consent of existing noteholders. As a general matter the issuing entity may only issue a new series and class (or sub-class) of further issuing entity notes if sufficient subordination is provided for that new series and class (or sub-class) of issuing entity notes by one or more subordinate classes of issuing entity notes and/or the first reserve fund and/or the second reserve fund maintained by Funding. The required subordinated percentage, which is used to calculate the required subordination amount for each class of issuing entity notes other than the class D notes, will be set forth in the relevant prospectus supplement for each series of that class (or sub-class) of US notes under the heading "SUMMARY - REQUIRED SUBORDINATED PERCENTAGE". Similarly, the Funding reserve fund required amount in effect at the time of an offering of US notes will be specified in the relevant prospectus supplement under the heading "SUMMARY - FUNDING RESERVE FUND REQUIRED AMOUNT". The required subordinated percentage and the Funding reserve fund required amount are subject to change. The conditions and tests (including the required levels of subordination) necessary to issue a series and class (or sub-class) of issuing entity notes, or the "ISSUANCE TESTS", include the following:

ALL CLASSES OF ISSUING ENTITY NOTES

       Issuing entity notes may only be issued upon satisfaction of certain conditions precedent. In particular, new notes may be issued only if the following conditions (among others) are satisfied:

       o the issuing entity has obtained a written confirmation from each of the rating agencies that the then current ratings of the issuing entity notes outstanding at that time will not be adversely affected as a consequence of such issuance;

       o no note event of default under any of the intercompany loan agreements outstanding at that time shall have occurred which has not been remedied or waived and no event of default will occur as a consequence of such issuance; and

       o as at the most recent interest payment date, no principal deficiency (which remains outstanding) is recorded on the principal deficiency ledger in relation to the term advances outstanding at that time,

       AND,

FOR THE CLASS A NOTES OF ANY SERIES,

       On the closing date for that series of issuing entity notes and after giving effect to the issuance of that series of issuing entity notes, the class A available subordinated amount must be equal to or greater than the class A required subordinated amount.

       The CLASS A REQUIRED SUBORDINATED AMOUNT is calculated, on any date, as the product of:

       A x B

       where:

       A   =  the class A required subordinated percentage as specified in the most recent prospectus supplement for that issuance of issuing entity notes for AAA term advances of any series; and

       B   =  the principal amount outstanding of all term advances on such date (after giving effect to any repayments of principal to be made on the term advances on such date) less the amounts standing to the credit of the cash accumulation ledger and the principal ledger available on such date for the repayment of principal on the term advances (after giving effect to any repayments of principal to be made on the term advances on such date).

       The CLASS A AVAILABLE SUBORDINATED AMOUNT is calculated, on any date, as:

       (a) the sum of (i) the aggregate of the principal amounts outstanding of the AA term advances of all series, the A term advances of all series, the BBB term advances of all series and the BB term advances of all series (after giving effect to repayments of principal to be made on those term advances on such date); and
              (ii) the aggregate amount of the first reserve fund and the second reserve fund on such date and (iii) stressed excess spread;

       less

       (b) the amounts standing to the credit of the principal ledger available on such date for the payment of principal on AA term advances, A term advances, BBB term advances and BB term advances (after giving effect to any repayments of principal to be made on the term advances on such date).

FOR THE CLASS B NOTES OF ANY SERIES,

       On the closing date for that series of issuing entity notes and after giving effect to the issuance of that series of issuing entity notes, the class B available subordinated amount must be equal to or greater than the class B required subordinated amount.

       The CLASS B REQUIRED SUBORDINATED AMOUNT is calculated, on any date, as the product of:

       A x B

       where:

       A   =  the class B required subordinated percentage as specified in the most recent prospectus supplement for that issuance of issuing entity notes for AA term advances of any series; and

       B   =  the principal amount outstanding of all term advances on such date (after giving effect to any repayments of principal to be made on the term advances on such date) less the amounts standing to the credit of the cash accumulation ledger and the principal ledger available on such date for the repayment of principal on the term advances (after giving effect to any repayments of principal to be made on the term advances on such date).

       The CLASS B AVAILABLE SUBORDINATED AMOUNT is calculated, on any date, as:

       (a) the sum of (i) the aggregate of the principal amounts outstanding of the A term advances of all series, the BBB term advances of all series and the BB term advances of all series (after giving effect to repayments of principal to be made on those term advances on such date); and (ii) the aggregate amount of the first reserve fund and the second reserve fund on such date and (iii) stressed excess spread;

       less

       (b) the amounts standing to the credit of the principal ledger available on such date for the payment of principal on A term advances, BBB term advances and BB term advances (after giving effect to any repayments of principal to be made on the term advances on such date).

FOR THE CLASS M NOTES OF ANY SERIES,

       On the closing date for that series of issuing entity notes and after giving effect to the issuance of that series of issuing entity notes, the class M available subordinated amount must be equal to or greater than the class M required subordinated amount.

       The CLASS M REQUIRED SUBORDINATED AMOUNT is calculated, on any date, as the product of:

       A x B

       where:

       A   =  the class M required subordinated percentage as specified in the most recent prospectus supplement for that issuance of issuing entity notes for A term advances of any series; and

       B   =  the principal amount outstanding of all term advances on such date (after giving effect to any repayments of principal to be made on the term advances on such date) less the amounts standing to the credit of the cash accumulation ledger and the principal ledger available on such date for the repayment of principal on the term advances (after giving effect to any repayments of principal to be made on the term advances on such date).

       The CLASS M AVAILABLE SUBORDINATED AMOUNT is calculated, on any date, as:

       (a) the sum of (i) the aggregate of the principal amounts outstanding of the BBB term advances of all series and the BB term advances of all series (after giving effect to repayments of principal to be made on those term advances on such date); and (ii) the aggregate amount of the first reserve fund and the second reserve fund on such date and (iii) stressed excess spread;

       less

       (b) the amounts standing to the credit of the principal ledger available on such date for the payment of principal on BBB term advances and BB term advances (after giving effect to any repayments of principal to be made on the term advances on such date).

FOR THE CLASS C NOTES OF ANY SERIES,

       On the closing date for that series of issuing entity notes and after giving effect to the issuance of that series of issuing entity notes, the class C available subordinated amount must be equal to or greater than the class C required subordinated amount.

       The CLASS C REQUIRED SUBORDINATED AMOUNT is calculated, on any date, as the product of:

       A x B

       where:

       A   =  the class C required subordinated percentage as specified in the most recent prospectus supplement for that issuance of issuing entity notes for BBB term advances of any series; and

       B   =  the principal amount outstanding of all term advances on such date (after giving effect to any repayments of principal to be made on the term advances on such date) less the amounts standing to the credit of the cash accumulation ledger and the principal ledger available on such date for the repayment of principal on the term advances (after giving effect to any repayments of principal to be made on the term advances on such date).

The CLASS C AVAILABLE SUBORDINATED AMOUNT is calculated, on any date, as:

       (a) the sum of (i) the aggregate of the principal amounts outstanding of the BB term advances of all series (after giving effect to repayments of principal to be made on those term advances on such date); and (ii) the aggregate amount of the first reserve fund and the second reserve fund on such date and (iii) stressed excess spread;

       less

       (b) the amounts standing to the credit of the principal ledger available on such date for the payment of principal on BB term advances (after giving effect to any repayments of principal to be made on the term advances on such date).

FOR THE CLASS D NOTES OF ANY SERIES

       The class D notes are supported by surplus available revenue receipts and amounts standing to the credit of the first reserve fund and the second reserve fund.

       In relation to the above, the amounts available on any date for the payment of principal on any term advance shall be calculated in accordance with the Funding pre-enforcement principal priority of payments (as set out in "CASHFLOWS - DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY OR THE OCCURRENCE OF A TRIGGER EVENT OR ENFORCEMENT OF THE ISSUING ENTITY SECURITY") and shall be calculated without reference to the rules for the application of Funding available principal receipts (as set out in "CASHFLOWS - DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY OR THE OCCURRENCE OF A TRIGGER EVENT OR ENFORCEMENT OF THE ISSUING ENTITY SECURITY").

       STRESSED EXCESS SPREAD is calculated, on any date, as:

       (a)    the product of:

                                      X + Y
                                      -----
                                        2

              and the aggregate outstanding principal balance of the term advances advanced under the master intercompany loan agreement less the amount debited to the principal deficiency ledger at such date; less

       (b) the product of the weighted average interest rate of the outstanding issuing entity notes at such date, including any issuing entity notes issued on such date (subject to adjustment where the step-up date occurs for any series and class (or sub-class) of issuing entity notes and taking into account the margins on the issuing entity swaps as at such date and the expenses of the issuing entity ranking in priority to payments on such issuing entity notes) and the aggregate principal amount outstanding of such issuing entity notes at such date.

       where:

       x   =  the weighted average yield on the loans in the portfolio at such date, together with new loans (if any) to be assigned to the mortgages trustee on such date (taking into account the margins on the Funding swaps as at such date)

       y   =  LIBOR for 3 month sterling deposits plus 0.5 per cent.

       The required subordinated amount for any class (or sub-class) of issuing entity notes or the method of computing the required subordinated amount may be changed at any time without the consent of any noteholders provided confirmation has been obtained from each rating agency then rating any outstanding notes that the change will not result in an adverse effect on the then current rating of any outstanding notes.

       In addition, if confirmation is obtained from each rating agency then rating any outstanding notes that the issuance of a new series and class (or sub-class) of new notes will not cause an adverse effect on the then current rating of any outstanding notes rated by that rating agency, then some of the other conditions to issuance described above may be waived by the note trustee. For example, the note trustee may, in accordance with and subject to the provisions of the trust deed, without the consent of the noteholders, but only if and so far as in its opinion the interests of the noteholders of any series and class (or sub-class) of issuing entity notes shall not be materially prejudiced thereby, determine at the request of the issuing entity that any note event of default in respect of a series and class (or sub-class) of issuing entity notes (the absence of which constitutes a condition to issuance of new notes or further issuing entity notes) shall not be treated as such.

                                 USE OF PROCEEDS

       An indication of the application of the proceeds from each issue of issuing entity notes will be described in the relevant prospectus supplement.

                               THE ISSUING ENTITY

INTRODUCTION

       The issuing entity was incorporated in England and Wales on 3 October 2006 (registered number 5953811) and is a public limited company under the Companies Act 1985. The authorised share capital of the issuing entity comprises 50,000 ordinary shares of (pound)1 each. The issued share capital of the issuing entity comprises 50,000 ordinary shares of (pound)1 each, 49,998 of which are partly paid to (pound)0.25 each and two of which are fully paid and all of which are beneficially owned by Holdings (see HOLDINGS). The registered office of the issuing entity is Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN. The contact telephone number is +44 (0) 870 607 6000.

       The issuing entity is organised as a special purpose company. The issuing entity has no subsidiaries. The seller does not own directly or indirectly any of the share capital of Holdings or the issuing entity.

       The principal objects of the issuing entity are set out in its memorandum of association and include among other things:

       o      lending money and giving credit, secured or unsecured;

       o      borrowing or raising money and securing the payment of money;

       o granting security over its property for the performance of its obligations or the payment of money; and

       o to acquire or enter into financial instruments including derivative instruments.

       The issuing entity was established to issue the issuing entity notes and to make the AAA term advances, the AA term advances, the A term advances, the BBB term advances and the BB term advances to Funding. The activities of the issuing entity are limited to making term advances under the master intercompany loan agreement, issuing the issuing entity notes and other activities incidental thereto.

       The issuing entity has not engaged, since its incorporation, in any material activities other than those incidental to its incorporation and re-registration as a public company under the Companies Act 1985, to the issue of the issuing entity notes and making the term advances to Funding and to the authorisation and performance of the other transaction documents and activities referred to in this prospectus.

       Under the Companies Act 1985, the issuing entity's constitutional documents, including the principal objects of the issuing entity, may be altered by a special resolution of the shareholders.

       The activities of the issuing entity are and will be restricted by the terms and conditions of the issuing entity notes and are limited to the issue of the issuing entity notes, making the term advances to Funding, the exercise of related rights and powers, and other activities referred to in this prospectus or incidental to those activities.

       There is no intention to accumulate surplus cash in the issuing entity except in the circumstances set out in "SECURITY FOR THE ISSUING ENTITY'S OBLIGATIONS".

       The accounting reference date of the issuing entity is the last day of December. As at the date of this prospectus, no statutory accounts have been prepared or delivered to the Registrar of Companies on behalf of the issuing entity.

DIRECTORS AND SECRETARY

       The following table sets out the directors of the issuing entity and their respective business addresses and occupations.


                                                  BUSINESS
NAME                      BUSINESS ADDRESS        OCCUPATION                     AGE        TERM OF OFFICE
-------------             -----------------       ---------------------          ---        --------------------

Martin McDermott          Tower 42                Executive Director of           45        Indefinite, subject
                          International           Wilmington Trust SP                       to resignation or
                          Financial Centre 25     Services (London)                         disqualification
                          Old Broad Street        Limited                                   under the Companies
                          London EC2N 1HQ                                                   Act of 1985

Wilmington Trust SP       Tower 42                Management of Special           --        Indefinite, subject
Services (London)         International           Purpose Companies                         to resignation or
Limited                   Financial Centre 25                                               disqualification
                          Old Broad Street                                                  under the Companies
                          London EC2N 1HQ                                                   Act of 1985

Ruth Samson               Tower 42                Solicitor                       35        Indefinite, subject
                          International                                                     to resignation or
                          Financial Centre 25                                               disqualification
                          Old Broad Street                                                  under the Companies
                          London EC2N 1HQ                                                   Act of 1985

David Green               Abbey National House    Finance Director,               52        Indefinite, subject
                          2 Triton Square         Banking Entities                          to resignation or
                          Regent's Place                                                    disqualification
                          London NW1 3AN                                                    under the Companies
                                                                                            Act of 1985

Mark Filer                Tower 42                Executive Director of           40        Indefinite, subject
                          International           Wilmington Trusts                         to resignation or
                          Financial Centre        Services (London)                         disqualification
                          25 Old Broad Street     Limited                                   under the Companies
                          London E2N 1HQ                                                    Act of 1985

       The sponsor has caused David Green, an employee of the seller, to be a director of the issuing entity. David Green does not receive any compensation for acting as director.

       The sponsor has caused Wilmington Trust SP Services (London) Limited, a company specialising in acting as directors of special purpose companies, to be a director of the issuing entity.

       The directors of Wilmington Trust SP Services (London) Limited are set out under the section "HOLDINGS" in this prospectus.

       The directors' (other than David Green's) principal activities include the provision of directors and corporate management services to structured finance transactions as directors on the board of Wilmington Trust SP Services (London) Limited.

       The company secretary of the issuing entity is:

       Abbey National Secretariat Services Limited
       Abbey National House
       2 Triton Square
       Regent's Place
       London NW1 3AN

       In accordance with the issuing entity corporate services agreement, Wilmington Trust SP Services (London) Limited will provide to the directors of the issuing entity a registered and administrative office, the service of a company secretary, the arrangement of meetings of directors and shareholders and the procurement of book-keeping services and preparation of accounts. No other remuneration is paid by the issuing entity to or in respect of any director or officer of the issuing entity for acting as such.

       Under the issuing entity corporate services agreement, Holdings has agreed to comply with all requests of the issuing entity security trustee in relation to the appointment and/or removal by Holdings of any of the directors of the issuing entity.

       The issuing entity has no employees.

CAPITALISATION STATEMENT

       The following table shows the capitalisation of the issuing entity as at [o] 2008:

                                                                           AS AT
                                                                             [O]
                                                                            2008
                                                                         (POUND)
                                                                       ---------
AUTHORISED SHARE CAPITAL
Ordinary shares of (pound)1 each..............................            50,000
ISSUED SHARE CAPITAL
2 ordinary shares of (pound)1 each fully paid.................              2.00
49,998 ordinary shares each one quarter paid..................         12,499.50
                                                                       ---------
                                                                       12,501.50
                                                                       =========

       Other than the relevant previous notes, the issuing entity has no loan capital, term loans, other borrowings or indebtedness or contingent liabilities or guarantees as at [o] 2008.

       It is not intended that there be any further payment of the issued share capital.

       There has been no material change in the capitalisation, indebtedness, guarantees or contingent liabilities of the issuing entity since [o] 2008.

                          THE ABBEY GROUP OF COMPANIES

THE SPONSOR AND THE SELLER

Background

       The sponsor and the seller, a public limited company, was incorporated in England and Wales on 12 September 1988 with registered number 2294747. The registered office of Abbey is at Abbey National House, 2 Triton Square, Regent's Place, London, NW1 3AN. The telephone number of Abbey's registered office is +44
(0) 870 607 6000.

       The seller and its subsidiaries (the ABBEY GROUP) provide a comprehensive range of personal financial services, including savings and investments, mortgages, unsecured lending, banking, pensions, life and general insurance products to customers throughout the United Kingdom. The Abbey group also has offshore operations in Jersey and the USA. The Abbey group is regulated by the Financial Services Authority.

       On 12 November 2004, Banco Santander Central Hispano, S.A. (BANCO SANTANDER) completed the acquisition of the entire issued share capital of the seller, implemented by means of a scheme of arrangement under Section 425 of the Companies Act 1985, making the seller a wholly owned subsidiary of Banco Santander. Banco Santander is one of the largest banks in the world by market capitalisation. Founded in 1857, Banco Santander has more than 60 million customers, over 10,000 offices and a presence in over 40 countries.

       In addition to being the sponsor of the asset-backed securities transactions in connection with which the issuing entity notes will be issued, Abbey is also the seller, the originator, the servicer, the cash manager, the issuing entity cash manager, the account bank and the Funding swap provider in the transaction.

       As at the date of this prospectus, there are no legal or arbitration proceedings pending (or known by Abbey to be contemplated by governmental authorities) against Abbey or in which any property of Abbey is the subject that is material to holders of the issuing entity notes.

Corporate Purpose and Strategy

       The seller's purpose and goal is to maximise value for its shareholder, Banco Santander, by focusing on the provision of personal financial services in the United Kingdom. The Abbey group is already a leading participant in its core mortgage and savings market and continues to target consolidation of these positions and growth in personal banking and investments. Over the last two years, the Abbey group has made good progress in restructuring its business, disposing of and exiting assets and businesses that were deemed non-core and investing in the ongoing personal financial services operations. As part of the Banco Santander group of companies, the focus in the future will be on its ongoing retail banking business.

       Abbey announced on 7 June 2006 that it had entered into an agreement to sell its entire life insurance business to Resolution plc (RESOLUTION) for cash consideration of approximately (pound)3,600 million. The sale was completed during the third quarter of 2006. The life insurance subsidiaries sold were Scottish Mutual Assurance plc, Scottish Provident Limited and Abbey National Life plc, as well as the two offshore life insurance companies, Scottish Mutual International plc and Scottish Provident International Life Assurance Limited. Separately, in order to provide continuity of product supply and service to its customers, Abbey had entered into a retail bank distribution agreement and intermediary distribution agreement with Resolution.

Organisational Structure

       The Abbey group's operations were re-organised following the acquisition of Abbey by Banco Santander in November 2004 and there are now three main operating divisions: Retail Banking, Wealth Management and Abbey Financial Markets. The responsibility for driving forward plans in Retail Banking has been split into Direct and Intermediary. There are also a number of supporting functions which include, but are not limited to, Manufacturing, Risk, Finance and Human Resources.

Mortgage business

       Abbey has been engaged in the origination and servicing of residential mortgage loans since 1989, when, as the successor company to the Abbey National Building Society, it took a transfer of the latter's business, the core of which had always been the origination and servicing of residential mortgage loans. Abbey remains one of the largest lenders in the U.K. residential mortgage market with an estimated market shareof 9.3% of all outstanding residential mortgages as at 31 December 2007. Statistical information regarding the recent size and growth of the portfolio of residential mortgage loans serviced by Abbey (all of which were originated by Abbey) may be found in Annex A-1 of the accompanying prospectus supplement under "STATISTICAL INFORMATION ON THE PORTFOLIO". The total value of the Abbey group's mortgage stock as at 31 December 2007 was (pound)110.5 billion and as at 31 December 2006 was approximately (pound)101.7 billion. The Abbey group achieved net mortgage lending of approximately (pound)8.8 billion in 2007, equating to a net mortgage lending market share of approximately 8.1 per cent.

Securitisation

       Abbey became engaged in the securitisation of residential mortgage loans in 1997. To date, it has completed 17 residential mortgage securitisation transactions in which an aggregate initial principal amount of (pound)54.6 billion of notes has been issued. No prior securitisation completed by Abbey has experienced an event of default to date.

       In general, Abbey is responsible for the selection of the pool of loans to be securitised in Abbey's mortgage loan securitisation programme and for ongoing servicing, reporting and cash management in accordance with the applicable documentation. Abbey also acts as sponsor of these securitisations and is responsible for structuring of the transaction, cash flow modelling, arranging distribution and marketing of the securities and arranging currency, interest rate and other hedge providers. Abbey is responsible for liaising with rating agencies, engaging various third party service providers and advisors as well as overall transaction management.

       For further information on the loans, see "DESCRIPTION OF THE PREVIOUS ISSUING ENTITIES, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS" in Annex D of the accompanying prospectus supplement. For further information on the portfolio, see "STATIC POOL DATA" in Annex E of the relevant prospectus supplement.

ABBEY NATIONAL TREASURY SERVICES PLC TRADING AS ABBEY FINANCIAL MARKETS OR AFM
(AFM)

       AFM is a wholly owned subsidiary of the seller and is an authorised person with permission to accept deposits under FSMA. AFM was incorporated in England and Wales on 24 January 1989 with registered number 2338548.

       AFM comprises:

       (i) Short Term Markets (previously known as Short-term Funding, Liquidity and Trading);

       (ii) Asset and Liability Management (previously known as Group Treasury and International); and

       (iii) Derivatives and Structured Products (previously known as Abbey National Financial Products).

       AFM manages the Abbey group's funding, liquidity and balance sheet requirements. In addition, AFM provides structured products, underpinned by its derivatives trading activities, to the Abbey group and other financial services organisations. It is also active in securities financing and in the international money markets and capital markets. AFM has ceased its international treasury operations other than those in Stamford, Connecticut, USA. The obligations of AFM are guaranteed by a deed poll made by the seller and dated 26 January 2004.

BAKER STREET RISK AND INSURANCE (GUERNSEY) LIMITED (BAKER STREET RISK)

       Baker Street Risk was incorporated in Guernsey on 12 March 1993. Baker Street Risk is a wholly owned subsidiary of the seller and its registered office is at Fourth Floor, The Albany, South Esplanade, St Peter Port, Guernsey GY1 4NF. The principal business activity of Baker Street Risk is that of an insurer.

                                     FUNDING

INTRODUCTION

       Funding was incorporated in England and Wales on 28 April 2000 (registered number 3982428) as a private limited company under the Companies Act 1985. The authorised share capital of Funding comprises 100 ordinary shares of (pound)1 each. The issued share capital of Funding comprises two ordinary shares of (pound)1 each, both of which are beneficially owned by Holdings (see "HOLDINGS"). The registered office of Funding is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN. Its contact telephone number is +44 (0) 870 607 6000.

       Funding was established to act as a depositor for the securitisation of residential mortgages originated by the seller, and it has acted as such for each securitisation by the previous issuing entities and the issuing entity. Funding is organised as a special purpose company. Funding has no subsidiaries. The seller does not own directly or indirectly any of the share capital of Holdings or Funding.

       The principal objects of Funding are set out in its memorandum of association and are, among other things, to:

       o carry on the business of a property investment company and an investment holding company;

       o      acquire trust property and enter into loan arrangements;

       o invest, buy, sell and otherwise acquire and dispose of mortgage loans, advances and other investments and all forms of security;

       o      carry on business as a money lender, financier and investor;

       o enter into financial instruments, including derivative instruments; and

       o undertake and carry on all kinds of loan, financial and other operations.

       Since its incorporation, Funding has not engaged in any material activities, other than those relating to the previous issues by the previous issuing entities and the issuing entity and those incidental to the authorisation and performance of the transaction documents referred to in this prospectus to which it is or will be a party and other matters which are incidental to those activities. Funding has no employees.

       At the date of this prospectus, Funding has not failed to meet its payment obligations under any intercompany loan agreement.

       After the issuance of any series of issuing entity notes, Funding will have no continuing duties with respect to such issuing entity notes but will receive payments in respect of the Funding share of the trust property and distribute such receipts as payments on the intercompany loans in accordance with the priorities of payment set forth under "CASHFLOWS" in this prospectus.

       The accounting reference date of Funding is the last day of December.

DIRECTORS AND SECRETARY

       The following table sets out the directors of Funding and their respective business addresses and occupations.

NAME                                      BUSINESS ADDRESS                         BUSINESS OCCUPATION
-------------------------------------     --------------------------------------   ----------------------------------
Martin McDermott                          Tower 42 International Financial         Executive Director of Wilmington
                                          Centre 25 Old Broad Street London EC2N   Trust SP Services (London) Limited
                                          1HQ

Wilmington Trust SP Services (London)     Tower 42 International Financial         Management of Special Purpose
Limited                                   Centre 25 Old Broad Street London EC2N   Companies
                                          1HQ

David Green                               Abbey National House 2 Triton Square     Finance Director, Banking Entities
                                          Regent's Place London NW1 3AN

Ruth Samson                               Tower 42 International Financial         Solicitor
                                          Centre 25 Old Broad Street London EC2N
                                          1HQ

Mark Filer                                Tower 42                                 Executive Director of Wilmington
                                          International Financial Centre           Trusts Services (London) Limited
                                          25 Old Broad Street
                                          London E2N 1HQ

       David Green is an employee of the seller. There are no other potential conflicts between any duties owed to Funding by the persons referred to above and their private interests and or other duties.

       The directors of Wilmington Trust SP Services (London) Limited are set out under the section "HOLDINGS" in this prospectus.

       The company secretary of Funding is:

       Abbey National Secretariat Services Limited
       Abbey National House
       2 Triton Square
       Regent's Place
       London NW1 3AN

       In accordance with the corporate services agreement, the corporate services provider will provide to Funding directors a registered and administrative office, the service of a company secretary, the arrangement of meetings of directors and shareholders and the procurement of book-keeping services and preparation of accounts. No other remuneration is paid by Funding to or in respect of any director or officer of Funding for acting as such.

                              THE MORTGAGES TRUSTEE

       The mortgages trustee was incorporated in England and Wales on 28 April 2000 (registered number 3982431) as a private limited company under the Companies Act 1985. The authorised share capital of the mortgages trustee comprises 100 ordinary shares of (pound)1 each. The issued share capital of the mortgages trustee comprises two ordinary shares of (pound)1 each, both of which are beneficially owned by Holdings (see "HOLDINGS"). The registered office of the mortgages trustee is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN.

       The mortgages trustee is organised as a special purpose company. The mortgages trustee has no subsidiaries. The seller does not own directly or indirectly any of the share capital of Holdings or the mortgages trustee.

       Any profits received by the mortgages trustee, after payment of the costs and expenses of the mortgages trustee, will, ultimately, be paid for the benefit of certain discretionary objects (which do not include the seller or any entity connected with the seller) selected at the discretion of Wilmington Trust SP Services (London) Limited. The payments on the issuing entity notes will not be affected by this arrangement.

       The mortgages trustee was established to act as trustee of the mortgages trust, and it has acted as such in connection with each securitisation by the previous issuing entities and the issuing entity. The mortgages trust is a bare trust.

       The principal objects of the mortgages trustee are set out in its memorandum of association and are, among other things, to:

       o invest and deal in mortgage loans secured on residential or other properties within England, Wales and Scotland;

       o invest in, buy, sell and otherwise acquire and dispose of mortgage loans, advances, other similar investments and all forms of security;

       o      carry on business as a money lender, financier and investor;

       o undertake and carry on all kinds of loan, financial and other operations; and

       o      act as trustee in respect of carrying on any of these objects.

       The mortgages trustee has not engaged, since its incorporation, in any material activities other than those incidental to the settlement of the trust property on the mortgages trustee or relating to the issue of previous notes by the previous issuing entities and the issuing entity, changing its name from Trushelfco (No. 2655) Ltd. on 6 June 2000, the authorisation and performance of the transaction documents referred to in this prospectus to which it is or will be a party and other matters which are incidental or ancillary to the foregoing. The mortgages trustee has no employees.

       The accounting reference date of the mortgages trustee is the last day of December.

                                    HOLDINGS

       Holdings was incorporated in England and Wales on 29 December 1998 (registered number 3689577) as a private limited company under the Companies Act 1985. The registered office of Holdings is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN.

       Holdings has an authorised share capital of (pound)100 divided into 100 ordinary shares of (pound)1 each, of which two shares of (pound)1 each have been issued. Limited recourse loans were made by Wilmington Trust SP Services (London) Limited to Holdings in order for Holdings to acquire all of the issued share capital of the previous issuing entities, Funding and the mortgages trustee. A further limited recourse loan has been made by Wilmington Trust SP Services (London) Limited to Holdings in order for Holdings to acquire all of the issued share capital of the issuing entity. Wilmington Trust SP Services (London) Limited, a professional trust company, holds all of the beneficial interest in the issued shares in Holdings on a discretionary trust for certain discretionary objects (which do not include the seller or any entity connected with the seller). The payments on the issuing entity notes will not be affected by this arrangement.

       Any profits received by Holdings, after payment of the costs and expenses of Holdings, will, following the payment of dividends to the share trustee, be paid for such of those discretionary objects as are selected at the discretion of Wilmington Trust SP Services (London) Limited. The payments on the issuing entity notes will not be affected by this arrangement.

       Holdings is organised as a special purpose company.

       The principal objects of Holdings are set out in its memorandum of association and are, among other things, to:

       o      acquire and hold, by way of investments or otherwise; and

       o deal in or exploit in such manner as may from time to time be considered expedient,

       all or any of the shares, stocks, debenture stocks, debentures or other interests of or in any company (including the previous issuing entities, the issuing entity, the mortgages trustee and Funding).

       Holdings has acquired all of the issued share capital of the issuing entity, the previous issuing entities, the mortgages trustee and Funding. Holdings has not engaged in any other activities since its incorporation other than those incidental to the authorisation and performance of the previous transaction documents and the transaction documents and other matters which are incidental to those activities. Holdings has no employees.

       The accounting reference date of Holdings is the last day of December.

       The directors of Wilmington Trust SP Services (London) Limited and their principal activities are as follows:

NAME                             FUNCTION                                PRINCIPAL ACTIVITIES
---------------------------      -------------------------------------   ---------------------
Martin McDermott                 Managing Director/Chief Executive       Company Director
Mark Filer                       Executive Director                      Company Director
James Fairrie                    Managing Director/Sales and Marketing   Company Director
Nicolas Patch                    Executive Director                      Company Director
David Dupert                     Non-Executive Chairman                  Banker
William Farrell II               Non-Executive Deputy Chairman           Banker
John Beeson                      Non-Executive Director                  Banker
Jean-Christophe Schroeder        Company Director                        Company Director

       The company secretary of Wilmington Trust SP Services (London) Limited is Clifford Chance Secretaries (CCA) Limited.

                                  PECOH LIMITED

       The post enforcement call option holder was incorporated in England and Wales on 28 April 2000 (registered number 3982397) as a private limited company under the Companies Act 1985. The registered office of the post enforcement call option holder is Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN.

       The authorised share capital of the post enforcement call option holder comprises 100 ordinary shares of (pound)1 each. The issued share capital of the post enforcement call option holder comprises two ordinary shares of (pound)1 each, both of which are beneficially owned by Wilmington Trust SP Services (London) Limited on a discretionary trust for certain discretionary objects (which do not include the seller or any entity connected with the seller). This is a separate trust with different beneficiaries to that declared by Wilmington Trust SP Services (London) Limited in respect of all the issued share capital of Holdings.

       The post enforcement call option holder is organised as a special purpose company. The post enforcement call option holder has no subsidiaries. The seller does not own directly or indirectly any of the share capital of the post enforcement call option holder.

       The principal objects of the post enforcement call option holder are as set out in its memorandum of association and are, among others, to hold bonds, notes, obligations and securities issued or guaranteed by any company and any options or rights in respect of them. The post enforcement call option holder has not engaged since its incorporation in any material activities other than changing its name from Trushelfco (No. 2657) Ltd. on 6 June 2000 and those activities relating to the previous issues by the previous issuing entities and the issuing entity and those incidental to the authorisation and performance of the transaction documents referred to in this prospectus to which it is or will be a party and other matters which are incidental to those activities. The post enforcement call option holder has no employees.

       The accounting reference date of the post enforcement call option holder is the last day of December.

       Pursuant to the terms of an option granted to the post enforcement call option holder under the post-enforcement call option agreement, following the enforcement, realisation and payment of the proceeds of the issuing entity security granted by the issuing entity pursuant to the issuing entity deed of charge, the post enforcement call option holder can require the transfer to it of all of the class B notes and/or all of the class M notes and/or all of the class C notes and/or the class D notes, as the case may be, for a nominal amount.

       As the post enforcement call option granted pursuant to the post-enforcement call option agreement can be exercised only after the issuing entity security trustee has enforced and realised the issuing entity security granted by the issuing entity under the issuing entity deed of charge and has determined that there are no further assets available to pay amounts due and owing to the class B noteholders, the class M noteholders, the class C noteholders and/or the class D noteholders, as the case may be, the exercise of the post enforcement call option and delivery by the class B noteholders, the class M noteholders, the class C noteholders and/or the class D noteholders of the class B notes, the class M notes, the class C notes and/or the class D notes to the post enforcement call option holder will not extinguish any other rights or claims other than the rights to payment of interest and repayment of principal under the class B notes, the class M notes, the class C notes and/or the class D notes that such class B noteholders, class M noteholders, class C noteholders and/or class D noteholders, as the case may be, may have against the issuing entity.

 THE NOTE TRUSTEE, THE SECURITY TRUSTEE AND THE ISSUING ENTITY SECURITY TRUSTEE

       The note trustee, the security trustee and the issuing entity security trustee, The Bank of New York, London Branch, is a banking institution incorporated under the laws of the State of New York registered with the Registrar of Companies for England and Wales under Company Number FC005522 and Branch Number BR000818, acting through its offices located at One Canada Square, London, E14 5AL.

       The Bank of New York, London Branch, has served and is currently serving as trustee for numerous securitisation transactions and programmes involving pools of mortgage loans.

       Pursuant to the trust deed, the note trustee is required to take certain actions as described under "TERMS AND CONDITIONS OF THE US NOTES". Pursuant to the Funding deed of charge, the security trustee is required to take certain actions as described under "SECURITY FOR FUNDING'S OBLIGATIONS". Pursuant to the trust deed and the issuing entity deed of charge, the issuing entity security trustee is required to take certain actions as described under "TERMS AND CONDITIONS OF THE US NOTES".

       The limitations on liability of and indemnifications available to the note trustee and the issuing entity security trustee are described under "TERMS AND CONDITIONS OF THE US NOTES". The limitations on liability of the security trustee are described under "SECURITY FOR FUNDING'S OBLIGATIONS - APPOINTMENT, POWERS, RESPONSIBILITIES AND LIABILITIES OF THE SECURITY TRUSTEE".

       Provisions for the removal of the issuing entity security trustee are described under "SECURITY FOR THE ISSUING ENTITY'S OBLIGATIONS - RETIREMENT AND REMOVAL". Provisions for the removal of the security trustee are described under "SECURITY FOR FUNDING'S OBLIGATIONS - RETIREMENT AND REMOVAL".

                            THE FUNDING SWAP PROVIDER

       Information in respect of the Funding swap is provided in this prospectus under the heading "THE SWAP AGREEMENTS".

       The Funding swap provider is Abbey Financial Markets. A description of the Funding swap provider is included in this prospectus under the heading "THE ABBEY GROUP OF COMPANIES".

 AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF TRANSACTION
                                    PARTIES

       Abbey is the sponsor of the programme. In addition, Abbey has several other roles in the programme. Abbey is the originator of the loans. Abbey is the only seller of loans to the mortgages trustee and is the servicer of all of the loans. Abbey also provides the services of (a) cash manager to the mortgages trustee and Funding, (b) issuing entity cash manager, (c) account bank to the mortgages trustee and Funding and (d) sterling account bank to the issuing entity. Abbey National Treasury Services plc (trading as Abbey Financial Markets), a wholly owned subsidiary of Abbey, is the Funding swap provider and may act as an issuing entity swap provider in relation to a series and class (or sub-class) of issuing entity notes.

       Except as described in the preceding paragraph, there are no other affiliations or relationships or related transactions involving the transaction parties under the programme.

                                    THE LOANS

THE PORTFOLIO

       Each prospectus supplement issued in connection with the issuance of a series and class (or sub-class) of issuing entity notes will contain tables summarising information in relation to the relevant EXPECTED PORTFOLIO. The tables will contain information in relation to various criteria in respect of the expected portfolio as at the applicable cut-off date (as defined in the relevant prospectus supplement). Tables will indicate, among other things, composition by type of property, seasoning, period to maturity, geographical distribution, LTV ratios, outstanding balance and repayment terms. The portfolio as at the cut-off date, for which statistics are presented in the relevant prospectus supplement, and the portfolio as at the relevant closing date may differ owing to, among other things, amortisation of loans in the portfolio.

       Each prospectus supplement relating to the issuance of a series and class (or sub-class) of issuing entity notes also will contain tables summarising certain characteristics of the United Kingdom mortgage market. Tables will provide historical information on, among other things, repossession rates, house price to earnings ratios, as well as other information that may be described from time to time.

INTRODUCTION

       The following is a description of some of the characteristics of the loans currently or previously offered by the seller including details of loan types, the underwriting process, lending criteria and selected statistical information. The issuing entity believes the loans in the portfolio at any time will have characteristics that demonstrate the capacity to produce funds to service any payments due and payable on the issuing entity notes.

       The portfolio of loans currently making up the trust property, together with their related security, accrued interest and other amounts derived from the loans as they make up the trust property on the date of this prospectus, are called the CURRENT PORTFOLIO. These items as they make up the trust property at other times are referred to simply as the PORTFOLIO.

       Each loan in the current portfolio may incorporate one or more of the features referred to in this section but each loan will have only one method of repayment. Each borrower may have more than one loan incorporating different features (including different repayment methods), but all loans secured on the same property will be incorporated in a single account with the seller which is called the mortgage account. A mortgage account may therefore be part interest only and part repayment if it consists of two or more loans with different methods of repayment. Each loan is secured by a first legal charge over a residential property in England or Wales or a first-ranking standard security over a residential property in Scotland. Some flexible loans are secured by both a first and a second legal charge or standard security in favour of the seller.

       Unless otherwise indicated, the description that follows relates to types of loans that have been or could be assigned to the mortgages trustee, either as part of the current portfolio or as a new loan assigned to the mortgages trustee at a later date.

       The seller may assign new loans and their related security to the mortgages trustee from time to time. The seller reserves the right to amend its lending criteria and to assign to the mortgages trustee new loans which are based upon mortgage terms (as defined in the glossary) different from those upon which loans forming the portfolio as at any date are based. Those new loans may include loans which are currently being offered to borrowers which may or may not have some of the characteristics described here, but may also include loans with other characteristics that are not currently being offered to borrowers or that have not yet been developed. All new loans will be required to comply with the representations and warranties set out in the mortgage sale agreement from time to time. All the material representations and warranties in the mortgage sale agreement as at the date of this prospectus are described in this prospectus. See "ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY".

CHARACTERISTICS OF THE LOANS

       The following is a description of some of the characteristics of the loans currently or previously originated by the seller, including details of loan types, the underwriting process, lending criteria and selected statistical information. The issuing entity believes the loans in the portfolio at any time will have characteristics that demonstrate the capacity to produce funds to service any payments due and payable on the issuing entity notes.

REPAYMENT TERMS

       Loans are typically repayable on one of the following bases:

       o "REPAYMENT": the borrower makes monthly payments of both interest and principal so that, when the loan matures, the full amount of the principal of the loan will have been repaid; and

       o "INTEREST-ONLY": the borrower makes monthly payments of interest but not of principal; when the loan matures, the entire principal amount of the loan is still outstanding and is payable in one lump sum.

       In the case of either repayment loans or interest-only loans, the required monthly payment may alter from month to month for various reasons, including changes in interest rates.

       For interest-only loans, because the principal is repaid in a lump sum at the maturity of the loan, the borrower is recommended to have some repayment mechanism (such as an investment plan) in place to help ensure that funds will be available to repay the principal at the end of the term. However, the seller does not take security over these repayment mechanisms.

       Principal prepayments may be made in whole or in part at any time during the term of a loan. A prepayment of the entire outstanding balance of all loans under a mortgage account discharges the mortgage. Any prepayment in full must be made together with all accrued interest, arrears of interest, any unpaid expenses and any early repayment fee(s).

       Each of the English loans is governed by English law and each of the Scottish loans is governed by Scots law.

PAYMENT METHODS

       Various methods are available to borrowers for making payments on the loans, including:

       o internal transfer from an Abbey current account or other account the borrower may have with Abbey;

       o direct debit instruction from another bank or building society account;

       o external standing order from another bank or building society account;

       o      internal standing order from an account at Abbey; and

       o      payments made at an Abbey branch.


EARLY REPAYMENT FEES

       Borrowers who have received the benefit of some of the interest rates and/or features referred to in this section may in certain circumstances be required to pay an early repayment fee if they repay all or part of their loans, or if they make a product switch, before a date specified in the offer conditions. The right to receive such early repayment fees is retained by the seller. The seller also retains discretion to waive or enforce early repayment fees in accordance with the seller's policy from time to time (unless it is necessary to waive such fees in order to effect a change in the interest rate and the seller has not complied with its obligations to buy back the affected loan, in which case the mortgages trustee is authorised to waive early repayment fees on behalf of the seller). For example, the seller's current policy is to waive early repayment fees in circumstances where the amount of the principal repayment in any calendar year (other than scheduled repayments of principal on a repayment loan) is less than ten per cent. of the sum of the principal balance of the loan at the beginning of that calendar year and the principal balance on any further advance completed during that year. The mortgages trustee has not agreed to purchase any early repayment fees from the seller and so any sums received will be for the seller's account and not for the account of the mortgages trustee

CASHBACKS

       Certain loans offered by the seller include a cashback feature under which a borrower is offered a sum of money that is paid (i) on completion of the loan, known as a "COMPLETION CASHBACK", or (ii) after the loan has been advanced for a specific period, called a "DELAYED CASHBACK", or (iii) at periodic intervals whilst the loan is outstanding, known as a "REWARD CASHBACK". Where any loan is subject to a completion cashback or a delayed cashback, if there is an unscheduled principal repayment or a product switch (as described in "PRODUCT SWITCHES"), in either case before a date specified in the offer conditions, then all or some of the cashback must be repaid to the seller. This repayment request may, however, be waived at the discretion of the seller.

       For relevant loans originated before N(M), the seller offered a reward cashback, equal to one per cent. of the then outstanding principal balance of the relevant loan, paid for every two completed years of its life, and which is not subject to the repayment requirement described above. For loans originated on and after N(M), the seller has not offered any reward cashback. For any future new reward cashback mortgage product, the amount and payment frequency of any reward cashback, and whether it is subject to any repayment requirement, may differ from the reward cashback for relevant loans originated before N(M).

       Borrowers may request that a reward cashback is paid in cash and/or is applied by the seller in partial repayment of the related reward loan, in each case after deduction of any amounts that are overdue on their mortgage account.

       The obligation to pay any delayed cashback or reward cashback remains an obligation of the seller and will not pass to the mortgages trustee. See "RISK FACTORS - SET-OFF RISKS IN RELATION TO FLEXIBLE LOANS, DELAYED CASHBACKS AND REWARD CASHBACKS MAY ADVERSELY AFFECT THE FUNDS AVAILABLE TO THE ISSUING ENTITY TO REPAY THE ISSUING ENTITY NOTES".

INTEREST PAYMENTS AND INTEREST RATE SETTING

       Interest on each loan is payable monthly in arrear. Interest on loans is computed daily on balances which are recalculated on a daily, monthly or annual basis.

       The basic rate of interest set by the seller for loans beneficially owned by the seller outside the mortgages trust is either the Abbey SVR or a rate directly linked to a rate set from time to time by the Bank of England. The Abbey SVR is determined by the terms set forth in the 2002 mortgage conditions, the 2004 mortgage conditions, the 2006 mortgage conditions and the 2007 mortgage conditions and is, in the case of the 2002 mortgage conditions, the 2004 mortgage conditions and the 2006 mortgage conditions, subject to a cap which is currently set at a margin of 2.5 per cent. above the Bank of England's base rate. The Abbey SVR is also subject to the variances as set forth below.

       Loans may combine one or more of the features listed in this section. In respect of the interest rates which last for a period of time specified in the offer conditions, after the expiration of that period a loan associated with that interest rate may (a) move to some other interest rate type or (b) become a tracker loan (as described in the following bulleted list) with a variable rate of interest linked to a rate set from time to time by the Bank of England or (c) revert to, or remain at, the SVR. The features that apply to a particular loan are specified in the offer conditions (as varied from time to time). The features are as follows:

       o "LARGE LOAN DISCOUNTS" allows some borrowers to pay interest at a discretionary discount to the SVR, based on the aggregate size of the loans under the mortgage account (i) at origination or (ii) when a further advance is made;

       o "DISCOUNTED VARIABLE RATE LOANS" allow the borrower to pay interest at a specified discount to the SVR;

       o "CAPPED RATE LOANS" are subject to a maximum rate of interest and charge interest at the lesser of the SVR (or, as the case may be, the tracker rate) or the specified capped rate;

       o "TRACKER LOANS" are subject to a variable rate of interest that is linked to an interest rate other than the SVR - for example the rate may be set at a fixed or variable margin above or below sterling LIBOR or above or below rates set from time to time by the Bank of England;

       o "MINIMUM RATE LOANS" are subject to an interest rate that is the greater of the SVR (or, as the case may be, the tracker rate) or a specified minimum rate;

       o "HIGHER VARIABLE RATE LOANS" are subject to an interest rate that is set at a margin above the SVR; and

       o      "FIXED RATE LOANS" are subject to a fixed rate of interest.

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


       Except in limited circumstances as set out in "THE SERVICING AGREEMENT - UNDERTAKINGS BY THE SERVICER", the servicer is responsible for setting the mortgages trustee SVR on the loans in the current portfolio as well as on any new loans that are assigned to the mortgages trustee. The 1995 mortgage conditions applicable to SVR loans provide that the SVR may only be varied for certain reasons, which are specified in those mortgage conditions. These reasons include:

       o to maintain the competitiveness of the seller's business as a whole, taking into account actual or expected changes in market conditions;

       o to reflect actual or expected changes in the cost of funds used by the seller in its mortgage lending business;

       o      to ensure that the seller's business is run prudently;

       o      to reflect a change in the general practice of mortgage lenders;

       o to reflect any regulatory requirements or guidance or any change in the law or decision or recommendation by a court or an ombudsman; or

       o to reflect a change which the seller reasonably believes has occurred or is likely to occur in the risk it runs in connection with its security or the recovery of the sums due from the borrower.

       The term "SELLER" in these six bullet points means Abbey and its successors and assigns.

       In respect of the loans with these 1995 mortgage conditions, the servicer may also change the mortgages trustee SVR for any other reason which is valid.

       The 2002 mortgage conditions, the 2004 mortgage conditions, the 2006 mortgage conditions and the 2007 mortgage conditions applicable to SVR loans provide that the SVR may be varied for one or more of the following reasons, which are specified in those mortgage conditions:

       o to maintain the competitiveness of the seller's personal banking business, taking account of actual or anticipated changes in the interest rates which other financial institutions charge to personal mortgage borrowers;

       o to reflect actual or expected changes in the cost of funds used by the seller in making loans to its personal mortgage borrowers;

       o to ensure that the seller's business is run in a way which complies with the requirements of its regulator or of any central bank or other monetary authority; or

       o to enable the seller to ensure that the SVR does not exceed the cap.

       The term "SELLER" in these four bullet points means Abbey and its successors and assigns.

       In respect of the loans with these 2002 mortgage conditions, the 2004 mortgage conditions or the 2006 mortgage conditions, the servicer may also:

       o      change the mortgages trustee SVR for any reason which is valid; or

       o      increase or reduce the margin creating the cap on the SVR,

provided that in each case not less than 30 days' notice of an increase is given and not less than seven days' notice of a reduction is given. If, in the case of loans under the 2002 mortgage conditions, the 2004 mortgage conditions or the 2006 mortgage conditions, the mortgages trustee SVR is increased for a valid reason or if the margin creating the cap on the SVR is increased, then an affected borrower will be entitled to repay all the sums due from that borrower under the mortgage terms within three months from the date on which the increase takes effect without paying any early repayment fee that would otherwise apply.

       The 2007 mortgage conditions applicable to SVR loans provide that the SVR may be varied for one or more of the following reasons, which are specified in those mortgage conditions:

       o to maintain the competitiveness of the seller's personal banking business, taking account of actual or anticipated changes in the interest rates which other financial institutions charge to personal mortgage borrowers;

       o to reflect actual or expected changes in the cost of funds used by the seller in making loans to its personal mortgage borrowers; and

       o to ensure that the seller's business is run in a way which complies with the requirements of its regulator or of any central bank or other monetary authority.

       The term "SELLER" in these four bullet points means Abbey and its successors and assigns.

       In respect of the loans with the 2007 mortgage conditions, the servicer may also change the mortgage trust SVR for any reason which is valid, provided that in each case not less than 30 days' notice of an increase is given and not less than seven days' notice of a reduction is given. If, in the case of the 2007 mortgage conditions, the mortgage trust SVR is increased for a valid reason, then an affected borrower will be entitled to repay all the sums due from that borrower under the mortgage terms within three months from the date on which the increase takes effect without paying any early repayment fee that would otherwise apply.

       The need to change the Abbey SVR is considered at least monthly by the pricing committee of Abbey, which includes a number of senior Abbey executives, and is additionally considered immediately in the light of all changes to Bank of England rates. In maintaining, determining or setting the mortgages trustee SVR, the servicer will apply the factors set out here and, except in limited circumstances as set out in "THE SERVICING AGREEMENT - UNDERTAKINGS BY THE SERVICER", has undertaken to maintain, determine or set the mortgages trustee SVR at a rate which is not higher than the Abbey SVR from time to time.

       The servicer is also responsible for setting any variable margins in respect of tracker loans in the current portfolio as well as on any new tracker loans that are assigned to the mortgages trustee. However, in maintaining, determining or setting these variable margins, except in the limited circumstances as set out in "THE SERVICING AGREEMENT - UNDERTAKINGS BY THE SERVICER", the servicer has undertaken to maintain, determine or set the variable margins at a level which is not higher than the variable margins set in accordance with the seller's policy from time to time.

FURTHER ADVANCES

       If a borrower wishes to take out a further loan secured by the same mortgage (but excluding a drawdown under a flexible loan as described under "- FLEXIBLE LOANS"), the borrower will need to make a further application and the seller will use the lending criteria applicable to further advances at that time in determining whether to approve the application. All further advances will be funded solely by the seller. The seller will also reassess the value of the property by a valuer approved by the seller or, where appropriate, according to a methodology which would meet the standards of a reasonable, prudent mortgage lender (as referred to under "THE SERVICING AGREEMENT - UNDERTAKINGS BY THE SERVICER") and which has been approved by the Director of Group Property and Survey of the seller. A new loan-to-value ratio will be calculated by dividing the aggregate of the outstanding amount and the further advance by the reassessed valuation. The aggregate of the outstanding amount of the loan and the further advance may be greater than the original amount of the loan. However, no loans will be assigned to the mortgages trust where the LTV ratio at the time of origination or further advance is in excess of 95 per cent.

       Unless otherwise specified in the relevant prospectus supplement, none of the loans in an expected portfolio obliges the seller to make further advances (other than drawdowns under flexible loans as described under "- FLEXIBLE LOANS"). However, some loans in an expected portfolio at that time may have had further advances made on them prior to their assignment to the mortgages trustee, and new loans added to the portfolio in the future, may have had further advances made on them in the past. If a loan becomes subject to a further advance after that loan has been assigned to the mortgages trustee, then the seller will be required to repurchase the loan or loans under the relevant mortgage account and their related security from the mortgages trustee. See "RISK FACTORS - LOANS SUBJECT TO PRODUCT SWITCHES AND FURTHER ADVANCES WILL BE REPURCHASED BY THE SELLER FROM THE MORTGAGES TRUSTEE, WHICH WILL AFFECT THE PREPAYMENT RATE OF THE LOANS, AND THIS MAY AFFECT THE YIELD TO MATURITY OF THE ISSUING ENTITY NOTES" and "ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY".

FLEXIBLE LOANS

General

       A flexible loan typically incorporates features that give the borrower options to make further drawings on the loan account and/or to overpay or to underpay principal and interest in a given month. The seller offers flexible loans to its borrowers, and it has the right to assign to the mortgages trustee new loans that may be flexible loans. In addition to the flexible loans offered to date, the seller may offer flexible loans in the future (that may be assigned to the mortgages trustee) that have different features from those described here. See "THE MORTGAGES TRUST - ADDITIONS TO THE TRUST PROPERTY". The seller has also offered loans to its borrowers which may, after the expiry of a period of time specified in the offer conditions, acquire features of flexible loans other than the ability to make further drawings.

       Currently the total amount outstanding at any time on a flexible loan as described below cannot exceed an LTV ratio of 95 per cent., or exceed an LTV ratio of 90 per cent. if an available funds facility exists. The loan and, where applicable, the available funds facility are secured by a first legal charge over a property in England and Wales or a first-ranking standard security over a property in Scotland. Some of the flexible loans are secured by both a first and second charge or standard security in favour of the seller.

Flexible loans - offer dated on or before 2 July 2002

       In respect of flexible loans where the seller's offer to lend is dated on or before 2 July 2002, there are three basic elements: the initial loan, the available funds facility and the overpaid funds account. The amount of the initial loan is agreed at origination. Borrowers may, during the life of these flexible loans, draw additional amounts from the available funds facility on request to the seller, up to the amount available and subject to the mortgage conditions.

       The agreement for the available funds facility is regulated by the CCA, which prescribes the form and procedure and (insofar as will be applicable) pre-contract disclosure for making an agreement regulated by the Act.

       Subject to the provisions for underpayments and payment holidays, borrowers are required to make a monthly payment on the initial loan and (if a drawdown has been made) on the available funds facility. A borrower may make an overpayment at any time. If a borrower makes an overpayment, it is used for the following purposes and in the following order:

       o      to reduce any part of the initial loan which is then overdue;

       o to reduce any part of the drawdown debt in the available funds facility which is then overdue;

       o to reduce the remainder of the drawdown debt in the available funds facility, if specifically requested by the borrower, or if the overpaid funds account has been closed; and

       o to create or to increase a credit balance in the overpaid funds account.

       The credit balance in the overpaid funds account can be used by the borrower to fund an underpayment or a payment holiday or it can be used to reduce the balance owing on the initial loan. If the overpaid funds account has been closed, which will occur when the initial loan is repaid, the balance of any overpayment which would otherwise have been credited to the overpaid funds account will be repaid to the borrower.

       Borrowers may make an underpayment or miss a monthly payment entirely if there is a credit balance on the overpaid funds account that is equal to or greater than the amount to be underpaid or the missed monthly payment. Alternatively, a borrower may make an underpayment or miss a monthly payment if there is an amount available for drawdown in the available funds facility that is at least as much as the amount to be underpaid or the missed monthly payment.

       The "REPAYMENT" basis (as set out in "- REPAYMENT TERMS") applies to the whole of the drawdown debt under the available funds facility.

       The seller may increase or reduce the credit limit for the available funds facility for one of the reasons specified in the credit agreement for the available funds facility.

Flexible loans - offer dated on or after 3 July 2002

       In respect of flexible loans where the seller's offer to lend is dated on or after 3 July 2002, there is a flexible loan facility with a credit limit. The amount of the credit limit and the "AMOUNT AVAILABLE" (that is, the credit limit less the monies owing to the seller) are agreed at origination. Borrowers may, during the life of these flexible loans, draw additional amounts from the flexible loan facility on request to the seller, up to the amount available and subject to the mortgage conditions.

       The agreement for the flexible loan facility has been designed by the seller with the intention that it is not regulated by the CCA.

       Subject to the provisions for underpayments and payment holidays, borrowers are required to make monthly payments on the flexible loan facility. A borrower may make an overpayment at any time. Any such overpayment will immediately reduce the balance owing on the flexible loan facility.

       The "AMOUNT AVAILABLE" can be used by the borrower to fund an underpayment or a payment holiday or a further drawdown, subject to the mortgage conditions.

       In respect of further drawdowns, unless the borrower gives the seller instructions to the contrary (as set out below):

       o if the offer conditions specify that the "repayment" basis (as set out in "- REPAYMENT TERMS") applies to the whole of the first drawdown, then the "repayment" basis will also apply to the whole of each further drawdown made under that flexible loan facility;

       o if the offer conditions specify that the "interest-only" basis (as set out in "- REPAYMENT TERMS") applies to the whole of the first drawdown, then the "interest-only" basis will also apply to the whole of each further drawdown made under that flexible loan facility; and

       o if the offer conditions specify that the "interest-only" basis (as set out in "- REPAYMENT TERMS") applies to part only of the first drawdown, then the "repayment" basis will apply to the whole of each further drawdown made under that flexible loan facility.

       A borrower's request to the seller for a further drawdown may include instructions to the seller that, as from the date when the borrower makes the further drawdown:

       o the "repayment" basis is to apply to the whole or a specified part of the balance owing in place of the "interest-only" basis; or

       o the "interest-only" basis is to apply to the whole or a specified part of the balance owing in place of the "repayment" basis.

       o      The seller may increase the credit limit if:

       o the borrower writes to the seller asking the seller to exercise its power to increase the credit limit;

       o      the borrower pays any credit limit review charge; and

       o if requested to do so, the borrower pays for a new valuation report on the property and provides the seller with further information in relation to the borrower's financial position.

       The seller may reduce the credit limit:

       o to ensure that the monies owing to the seller under the flexible loan facility and the amount available do not together exceed 90 per cent. of the current market value of the property;

       o to ensure that the amount available at any time does not exceed the amount available as at the date of completion of the flexible loan facility;

       o      if the borrower is in breach of the mortgage terms;

       o if the seller is reasonably of the opinion that, because of a change in the borrower's financial position, the borrower could not afford to repay present or future drawdowns up to the existing credit limit; or

       o to ensure that the seller's business is run in a way that complies with the requirements of the seller's regulator or of any central bank or other monetary authority.

       If a reduction in the credit limit means that the monies owing to the seller exceed the reduced credit limit for the flexible loan facility, then the borrower must pay off the excess within three months after the date on which the seller gives the borrower notice of the reduction.

Flexible loans - flexible plus loans

       Flexible loans include flexible plus loans, which are documented under the flexible plus loan conditions 2003, the flexible plus mortgage conditions 2006 and the flexible plus mortgage conditions 2007. These conditions mirror those for other flexible loans where the seller's offer to lend is dated on or after 3 July 2002, save for the following material differences in relation to the borrower's savings account, overpayments, payment holidays and underpayments, the interest rate tracking differential and further drawdowns:

       o Flexible plus loans contain a savings account element. No interest is paid by the seller on the savings. Instead, interest is charged each day on the amount which, at the end of the day, represents the capital owing on the mortgage account, less any savings in the savings account. As a result, when the borrower has savings in the savings account, the amount of interest charged on the mortgage account will be reduced.

       o Any savings held in the savings account do not affect the amount of the borrower's monthly payment. As a result, when there are savings, the monthly payment the borrower makes will exceed the amount actually charged to the mortgage account and the seller will treat this excess as an overpayment.

       o The seller will use these overpayments to reduce or pay off any part of the mortgage balance which is overdue at that date. The remainder will be credited to the savings account. The borrower may also opt to make a series of regular overpayments with the borrower's monthly payment, and these overpayments will be used by the seller in the same way.

       o The borrower may also make one-off overpayments in the form of a deposit. The seller will, on instructions from the borrower, credit this deposit to the mortgage account in order to reduce the mortgage balance. In the absence of such instructions, the deposit will be used to reduce or pay off any part of the mortgage balance which is overdue at that date and the remainder will be credited to the savings account.

       o The borrower may withdraw money from the savings account or instruct the seller to use some or all of the money in the savings account to reduce the mortgage balance. The borrower may also instruct the seller to use the savings to fund a payment holiday or make up a shortfall on an underpayment.

       o The savings in the savings account must not exceed the mortgage balance.

       o The borrower must not overdraw on the savings account. If the savings account becomes overdrawn, the seller will add the amount overdrawn to the mortgage balance.

       o The seller may use the savings at any time to pay off any of the following items which the borrower has failed to pay when they have become due: a monthly payment, an administration charge, a credit limit review charge, other items of costs and the mortgage balance if it becomes immediately payable.

       o The borrower may continue to make drawdowns until the end of the mortgage repayment period, even if the mortgage balance has been repaid. The mortgage will remain in force during the repayment period as security for money which may become owing under the borrower's facility to make drawdowns up to the credit limit.

PRODUCT SWITCHES

       From time to time, borrowers may request or the seller may offer, and the borrowers may accept, a variation in the financial terms and conditions applicable to the borrower's loan. If a loan is subject to a product switch, then the seller will be required to repurchase the loan or loans under the relevant mortgage account and their related security from the mortgages trustee. See "RISK FACTORS - LOANS SUBJECT TO PRODUCT SWITCHES AND FURTHER ADVANCES WILL BE REPURCHASED BY THE SELLER FROM THE MORTGAGES TRUSTEE, WHICH WILL AFFECT THE PREPAYMENT RATE OF THE LOANS, AND THIS MAY AFFECT THE YIELD TO MATURITY OF THE ISSUING ENTITY NOTES" and "ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY".

ORIGINATION OF THE LOANS

       The seller currently derives its mortgage-lending business from the following sources: through a branch network throughout the United Kingdom, through intermediaries incorporating electronic commerce channels, and from telephone sales. In terms of value of mortgage-lending business generated, the current principal intermediaries are Bankhall (Premier Mortgage Service), Countrywide Assured Group (CAG), Legal and General, Openwork, SESAME, and The Mortgage Alliance. The relevant prospectus supplement will specify the percentage of loans in the expected portfolio as at the relevant date originated through direct channels, through intermediaries and through other channels.

       The seller is subject to the Financial Ombudsman Service and follows the Code of Banking Practice and followed the Council of Mortgage Lenders' Mortgage Code, which was in force until N(M).

UNDERWRITING

       The decision to offer a loan to a potential borrower is made either pursuant to an automated process or by underwriters located in branches, head office sites, telephone operations centres or business development units, who liaise with the intermediaries.

       Each underwriter must pass a formal training programme conducted by the seller to gain the authority to approve loans. The seller has established various levels of authority for its underwriters who approve loan applications. The levels are differentiated by, among other things, degree of risk and the ratio of the loan amount to the value of the property in the relevant application. An underwriter wishing to move to the next level of authority must first take and pass a further training course. The seller also monitors the quality of underwriting decisions on a regular basis.

       The seller introduced the automated process in May 2005. The automated process reduces the manual assessment of loans by underwriters in relation to those segments of the seller's mortgages business that have historically performed well and that meet the relevant lending criteria. The introduction of the automated process has not affected the substance of the decisioning process.

       The seller is continually reviewing the way in which it conducts its mortgage origination business, in order to ensure that it remains up-to-date and cost effective in a competitive market.

       Furthermore, notwithstanding any of the changes described in this section, the seller will continue to retain exclusive control over the underwriting policies and lending criteria to be applied to the origination of each loan.

LENDING CRITERIA

       Each loan in the current portfolio was originated according to the seller's lending criteria applicable at the time the loan was offered, which included some or all of the criteria set out in this section. New loans may only be included in the portfolio if they are originated in accordance with the lending criteria applicable at the time the loan is offered and if the conditions contained in "ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY" have been satisfied. However, the seller retains the right to revise its lending criteria from time to time and so the criteria applicable to new loans may not be the same as those currently used. Some of the factors currently used in making a lending decision are as follows:

(1)    Type of property

       Properties may be either freehold or leasehold or the Scottish equivalents. In the case of leasehold properties, the unexpired portion of the lease must in most cases not expire earlier than 30 years after the term of the loan.

       All properties have been valued by a valuer approved by the seller or, where appropriate, according to a methodology which would meet the standards of a reasonable, prudent mortgage lender (as referred to under "THE SERVICING AGREEMENT - UNDERTAKINGS BY THE SERVICER"). Such methodology may involve a form of valuation which is less comprehensive than the traditional full valuation and may involve an external viewing only by the valuer or a desktop valuation. All valuations are carried out in a manner which has been approved by the Chief Surveyor of the seller.

(2)    Term of loan

       There is a minimum term of 5 years on the loans and the maximum term is normally 35 years. For interest-only loans where the borrower is using a pension plan as the relevant repayment mechanism to repay the loan at maturity, the maximum term is extended to 57 years to reflect the long-term nature of pension plans. For these "PENSION-LINKED LOANS", if the property is a leasehold and the lease has 55 or fewer years unexpired as at the date of completion of the mortgage, the maximum term is 25 years. Otherwise, the maximum term of a loan secured on a leasehold property may not exceed the unexpired residue of the term of the relevant lease.

(3)    Age of applicant

       All borrowers must be aged 18 or over. There is no maximum age limit unless the loan is a pension-linked loan, in which case the loan must mature no later than the time when the borrower reaches 75 years of age.

(4) Loan-to-value (or "LTV") ratio

       The maximum original LTV ratio of loans in the current portfolio is 95 per cent., excluding any capitalised (as defined in the glossary) high loan-to-value fee and/or booking fee and/or valuation fee (these fees are also defined in the glossary).

       Value is determined, in the case of a remortgage, on the basis of the valuer's valuation only and, in the case of a property which is being purchased, on the lower of the valuer's valuation and the purchase price and, in the case of a further advance, on the basis of the valuer's valuation or, where appropriate, according to a methodology which would meet the standards of a reasonable, prudent mortgage lender and which has been approved by the Chief Surveyor of the seller (or his successors or predecessors).

(5)    Status of applicant(s)

       The maximum amount of the aggregate loan(s) under a mortgage account is determined by a number of factors, including the applicant's income. In determining income, the seller includes basic salary as primary income and also the following which it considers to be regular: allowances, mortgage subsidies, pensions and annuities (for self-employed applicants income is derived from the net profit of the business). If theses payments are not considered regular, they are treated as secondary income.

       In the case of loans of equal to or less than (pound)500,000 with an LTV ratio of equal to and less than 85 per cent., borrowers (whether employed or self employed) may certify as to their own income. The income stated is assessed for reasonableness by age, job type and geographical location and must be less than or equal to the 80th percentile of the distribution of incomes for borrowers who have verified their income.

       Income must be evidenced or be able to be proved on every application that Abbey receives. Abbey will continue to allow Intermediary and Telephone Distribution Additional Loan mortgage applications that meet certain criteria to be Fast Tracked, i.e. submitted without proof of income, in order to simplify the paperwork requirements and speed up the mortgage process. However, this agreement is on the basis that the income declared is accurate and that evidence has been captured.

       The highest risk cases (those that historically did not score as `Low Risk') will not be eligible for Fast Track.

       Where cases are not eligible to be Fast Tracked, self-employed applicants must provide one of the following to certify as to their own income: an accountant's letter; minimum 2 years' signed accounts; or minimum 2 years' self-assessment returns and tax calculation forms. Employed borrowers must submit documentation (such as pay slips or bank statements) to certify as to their own income.

       As at the date of this prospectus, the amount available to a borrower is initially calculated as follows:

GROSS INCOME (POUND)000'S                         HIGH CREDIT SCORE       MEDIUM CREDIT SCORE        LOW CREDIT SCORE
-------------------------------------------       -----------------       -------------------      ------------------
                                                  SINGLE      JOINT        SINGLE       JOINT      SINGLE       JOINT
                                                  ------     ------       -------      ------      ------      ------
<=20.......................................          3.8        3.8           3.6         3.1         3.5         2.8
>20, <=25..................................          4.0        4.0           3.8         3.3         3.6         2.8
>25, <=35..................................          4.3        4.3           4.0         3.5         3.7         3.0
>35, <=60..................................          4.6        4.6           4.3         3.8         3.8         3.6
>60........................................          5.0        5.0           4.7         4.2         4.0         3.6

       The seller may exercise discretion within its lending criteria in applying those factors which are used to determine the maximum amount of the loan(s). Accordingly, these parameters may vary for some loans.

       All loans are subject to affordability, based on the income and outgoings of applicants.

(6)    Credit history

       (a)    Credit search

              With the exception, in some circumstances, of then existing Abbey mortgage loan borrowers, a credit search is carried out in respect of all applicants. Applications may be declined where an adverse credit history (for example, county court judgment (or the Scottish equivalent), default or bankruptcy notice) is revealed.

       (b)    Existing lender's reference

              The seller may also seek a reference from any existing and/or previous lender. Any reference must satisfy the seller that the account has been properly conducted and that no history of material arrears exists.

       (c)    First time buyers/applicants in rented accommodation

              Where applicants currently reside in rented accommodation, a landlord's reference may be sought by the seller. In addition, if considered appropriate, a further reference may be taken in connection with any other property rented by the applicant(s) within the three preceding years.

       (d)    Bank reference

              A bank reference may be sought or the applicant may be required to provide bank statements in support of his or her application.

(7)    Scorecard and policy rules

       With the exception of some additional loans made to existing borrowers, the seller uses some of the criteria described here and various other criteria to produce an overall score for the application which reflects a statistical analysis of the risk of advancing the loan. The score is used in conjunction with a number of policy rules to determine the lending decision.

CHANGES TO THE UNDERWRITING POLICIES AND THE LENDING CRITERIA

       The seller's underwriting policies and lending criteria are subject to change within the seller's sole discretion. New loans and further advances that are originated under lending criteria that are different from the criteria set out here may be assigned to the mortgages trustee. The score is used in conjunction with a number of policy rules to determine the lending decision.

       Neither the issuing entity nor the seller will revalue (a) any of the mortgaged properties in the portfolio or (b) any new loans and their related security which are to be sold to the mortgages trustee from time to time for the purposes of any issue.

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INSURANCE POLICIES

INSURANCE ON THE PROPERTY

       A borrower is required to provide for insurance on the mortgaged property for an amount equal to the estimated rebuilding cost of the property. The borrower may either purchase the insurance through the seller or the borrower or landlord (for a leasehold property) may arrange for the insurance independently. Where borrower- or landlord-arranged insurance fails without the knowledge of the seller, a properties in possession policy issued in favour of the seller by Baker Street Risk and Insurance (Guernsey) Limited, a wholly owned insurance subsidiary of the seller, provides cover for the seller (but not the borrower) for any losses or costs which the insured is unable to recover, and the seller can claim under the properties in possession policy once the relevant property has been repossessed by the seller.

ABBEY POLICIES

       If a borrower asks the seller to arrange insurance on their behalf, a policy will be issued by an insurance underwriter in favour of that borrower. The policy will provide the borrower with rebuilding insurance up to an amount equal to the actual rebuilding cost subject to the valuation. Standard policy conditions apply, which are renegotiated periodically by the seller with the insurance underwriter(s) selected from time to time by the seller to provide the insurance. Generally the seller is named as an insured in a schedule to the policy, but successors in title and assigns, including the mortgages trustee, are not covered. However, the insurer has confirmed or will confirm to the seller, the mortgages trustee, Funding and the security trustee that, notwithstanding the fact that the seller has agreed to assign the seller's interest in a number of properties which are covered by Abbey policies to the mortgages trustee, the insurer will continue to process and pay claims in respect of those properties in the same way and in the same amount as it would have done had the mortgage sale agreement not been entered into. Amounts paid under the insurance policy are generally utilised to fund the reinstatement of the property or are otherwise paid to the seller to reduce the amount of the loan(s).

       In the mortgage sale agreement, the seller has agreed to transfer the proceeds of all relevant claims made under the Abbey policies (but not the right to make and enforce claims) to the mortgages trustee. The seller has also agreed to make and enforce claims and to hold the proceeds of claims on trust for the mortgages trustee or as the mortgages trustee may direct. In the servicing agreement, the seller, acting in its capacity as servicer, has also agreed to deal with claims under the Abbey policies in accordance with its normal procedures. If the seller, acting in its capacity as servicer, receives any claim proceeds relating to a loan which has been assigned to the mortgages trustee, these will be required to be paid into the mortgages trustee's, rather than the seller's, accounts.

SELLER-INTRODUCED INSURANCE

       If the Abbey insurer is unwilling to provide insurance to a borrower, the seller has ad hoc arrangements with other insurers who may provide the borrower with insurance. If it transpires that the property thought to be covered by seller-introduced insurance is not so covered, and the property is damaged while uninsured, the seller is entitled (once the property has gone into possession) to make a claim under the properties in possession policy (described later in this section).

BORROWER OR LANDLORD-ARRANGED INSURANCE

       If a borrower elects not to take up an Abbey policy, or if a borrower who originally had an Abbey policy confirms that the borrower no longer requires that insurance, that borrower is either sent an "ALTERNATIVE INSURANCE REQUIREMENTS - NEW BUSINESS" form or an "ALTERNATIVE INSURANCE REQUIREMENTS" form, whichever is appropriate. This varies the insurance provisions of the mortgage conditions, the most significant variation being the fact that they do not stipulate a level of insurance cover. Once an alternative insurance requirements form has been dispatched, it is assumed that the borrower is making arrangements in accordance with those requirements.

THE PROPERTIES IN POSSESSION POLICIES

       If it transpires that a borrower has not complied with the borrower- or landlord-arranged insurance requirements set out in the alternative insurance requirements and if the property is damaged while uninsured, the seller is entitled (once the property is in possession) to make a claim under the properties in


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possession policy. The properties in possession policy is an insurance policy provided to the seller by Baker Street Risk and Insurance (Guernsey) Limited that insures the seller against loss relating to properties after those properties have been repossessed by the seller. It is not possible for the properties in possession policy from Baker Street Risk and Insurance (Guernsey) Limited to provide cover for any company outside the Abbey group, including for the mortgages trustee. However, the insurer has confirmed to the seller, the mortgages trustee, Funding and the security trustee that, notwithstanding the fact that the seller has agreed to assign the seller's interest in a number of properties which are covered by the properties in possession policy to the mortgages trustee, the insurer will continue to process and pay claims in respect of those properties in the same way and in the same amount as it would have done had the mortgage sale agreement not been entered into. The servicer will make claims in accordance with the seller's policy and pay proceeds relating to the loans into the mortgages trustee's accounts.

       In the case of leasehold properties where the lease requires the landlord to insure the property, provision is made to deal with the insurance in the mortgage conditions or the "GENERAL INSTRUCTIONS TO SOLICITORS" or the "CML'S LENDERS' HANDBOOK FOR ENGLAND & WALES" or other comparable or successor instructions or guidelines. Again, if it transpires that the property is not insured and is damaged, the seller can claim under the properties in possession policy once the property has been repossessed by the seller.

       If a borrower who originally had Abbey-arranged insurance fails to pay a premium, but does not notify the seller that it wishes to make alternative arrangements, it is assumed that the borrower requires Abbey-arranged insurance to continue and no alternative insurance requirements form is sent to that borrower. The unpaid premium is added to the balance of the relevant loan.

       As with its interest in the Abbey policies, the seller has agreed to assign the proceeds of any claims under any borrower or landlord-arranged insurance to the mortgages trustee and, to the extent that any proceeds are received by the servicer, it has agreed to pay these into the mortgages trustee's accounts.

       In the mortgage sale agreement the seller has agreed to make and enforce claims under the relevant policies and to hold the proceeds of claims on trust for the mortgages trustee or as the mortgages trustee may direct.

MIG POLICIES

       A MIG policy is an agreement between a lender and an insurance company to underwrite the amount of each relevant mortgage account which exceeds a certain LTV ratio. Until and including 31 December 2001, Abbey required MIG policies for all mortgaged properties with an LTV ratio of more than 75 per cent. (with the exception of some flexible loans). These MIG policies were underwritten by Carfax Insurance Limited, or Carfax, a wholly owned subsidiary of the seller.

       However, on 14 October 2005, Abbey exercised its right to cancel all relevant MIG policies and, as at the date of this prospectus, none of the mortgage loans in the available portfolio is covered by a MIG policy. The seller may choose at some point in the future to reintroduce MIG cover (underwritten by Carfax or otherwise) for some or all of its mortgage loans but has no obligation to do so.

       If MIG cover were reintroduced, the seller would retain the right to cancel the MIG policies at any time. If the seller exercised its right to cancel any such reintroduced MIG policies, the trust property would not then have the benefit of such MIG policies.

SCOTTISH LOANS

       A proportion of the loans in the current portfolio is secured over properties in Scotland. Under Scots law, the only means of creating a fixed charge or security over heritable or long leasehold property is the statutorily prescribed standard security. In relation to Scottish loans, references in this prospectus to a MORTGAGE are to be read as references to such a standard security and references to a MORTGAGEE are to be read as references to the security holder (termed in Scots law the HERITABLE CREDITOR).

       In practice, the seller has advanced and intends to advance loans on a similar basis both in England and Wales and in Scotland. While there are certain differences in law and procedure in connection with the enforcement and realisation of Scottish mortgages the seller does not consider that these differences make Scottish mortgages significantly different or less effective than those secured over properties in England and Wales. For more information on the Scottish loans, see "MATERIAL LEGAL ASPECTS OF THE LOANS - SCOTTISH LOANS".


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                                  THE SERVICER

THE SERVICER

       Under the servicing agreement, Abbey has been appointed as the initial servicer of the loans. The day-to-day servicing of the loans is performed by the servicer through the servicer's retail branches, telephone and electronic banking centres and operations centres which are subject to the arrangements described in "THE SERVICING AGREEMENT - ACTUAL DELEGATION BY THE SERVICER". The servicer's registered office is Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN.

       This section describes the servicer's procedures in relation to mortgage loans generally. A description of the servicer's obligations under the servicing agreement follows in the next section.

       Abbey is continually reviewing the way in which it conducts its mortgage loan servicing business in order to ensure that it remains up-to-date and cost effective in a competitive market, and the servicer may therefore change any of its servicing processes and arrangements from time to time. However, Abbey will retain exclusive control over the underwriting policies and lending criteria and will agree the servicing standards to be applied in the course of servicing mortgage loans. It will also seek to ensure that any changes to its servicing arrangements are made with the minimum level of business interruption.

SERVICING OF LOANS

       Servicing procedures include responding to customer enquiries, monitoring compliance with and servicing the loan features and facilities applicable to the loans and management of loans in arrears. See "THE SERVICING AGREEMENT".

       Pursuant to the terms and conditions of the loans, borrowers must pay the monthly amount required under the terms and conditions of the loans on or before each monthly instalment due date. Interest accrues in accordance with the terms and conditions of each loan and is collected from borrowers monthly.

       In the case of variable rate loans, the servicer sets the mortgages trustee SVR and any variable margin applicable to any tracker loan on behalf of the mortgages trustee and the beneficiaries, except in the limited circumstances as set out in the servicing agreement. In the case of some loans that are not payable at the mortgages trustee SVR, for example loans at a fixed rate, the borrower will continue to pay interest at the relevant fixed rate until the relevant period ends in accordance with the borrower's offer conditions. After that period ends, and unless the seller issues an offer, which the borrower accepts, of another option with an incentive, interest will be payable at the mortgages trustee SVR. In addition, some other types of loans are payable or may change so as to become payable by reference to other rates not under the control of the servicer such as LIBOR or rates set by the Bank of England, which rates may also include a fixed or variable rate margin set by the servicer.

       The servicer will take all steps necessary under the mortgage terms to notify borrowers of any change in the interest rates applicable to the loans, whether due to a change in the mortgages trustee SVR or any variable margin or as a consequence of any provisions of those terms.

       Payments of interest and, in the case of repayment loans, principal, are payable in arrear monthly. The servicer is responsible for collecting all payments made by the relevant borrower either directly to the mortgages trustee GIC account held in the name of the mortgages trustee or to the relevant alternative account or cleared through the relevant Abbey account and credited to the mortgages trustee GIC account, as appropriate. All payments from borrowers are made by direct debits unless the servicer, as agent of the mortgages trustee, has specifically agreed to another form of payment with that borrower. The servicer initially credits the mortgages trustee GIC account and the alternative accounts with the full amount of the direct debit requests. However, a few days after the due date for payment the unpaid direct debits begin to be returned, at which time the servicer is permitted to reclaim from the mortgages trustee GIC account or the relevant alternative account, as appropriate, the corresponding amounts previously credited. In these circumstances the usual arrears procedures described in "- ARREARS AND DEFAULT PROCEDURES" will be taken.

       All amounts which are credited and paid to an alternative account are transferred into the mortgages trustee GIC account on a regular basis and in any event no later than the next business day after they are deposited in the relevant alternative account. Any amounts which are due to be paid to the mortgages trustee GIC account but which are credited in error to an account of the seller will initially be held on trust by


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the seller for the mortgages trustee. The seller will then transfer those amounts to the mortgages trustee GIC account as soon as reasonably practicable.

       A borrower of a reward loan may request that a reward cashback is paid in cash and/or is applied by the seller in partial repayment of the related reward loan. If a borrower of a reward loan that forms part of the trust property requests that a reward cashback (or a proportion of it) should be so applied against the relevant reward loan, the seller will transfer an amount equal to the relevant reward cashback (or the relevant proportion thereof) to the mortgages trustee GIC account as soon as reasonably practicable after it falls due for payment and, pending such transfer, will hold such amount on trust for the mortgages trustee. Any such reward cashback shall be applied first against any overdue amounts on the relevant mortgage account and then against the principal amount of the relevant reward loan.

ARREARS AND DEFAULT PROCEDURES

       The servicer regularly gives to the mortgages trustee and the beneficiaries written details of loans that are in arrears. A loan is identified as being IN ARREARS when the aggregate of all amounts overdue is at least equal to the monthly payment then due. In general, the servicer attempts to collect all payments due under or in connection with the loans, having regard to the circumstances of the borrower in each case.

       The arrears are reported between 1 and 14 days after the amount has been identified unless the arrears have been reduced in the meantime to an amount less than the monthly payment then due. After the arrears are first reported the borrower is contacted and asked for payment of the arrears. The servicer then continues to contact the borrower asking for payment of the arrears.

       Where considered appropriate, the servicer may enter into arrangements with the borrower regarding the arrears, including:

       o arrangements to make each monthly payment as it falls due plus an additional amount to pay the arrears over a period of time;

       o arrangements to pay only a portion of each monthly payment as it falls due; and

       o a deferment for a period of time of all payments, including interest and principal or parts of any of them.

       Any arrangements may be varied from time to time at the discretion of the servicer, the primary aim being to rehabilitate the borrower and recover the situation.

       Legal proceedings do not usually commence until the arrears become equivalent to at least three times the monthly payment then due. However, in many cases legal proceedings may commence later than this. Once legal proceedings have commenced, the servicer may send further letters to the borrower encouraging the borrower to enter into discussions to pay the arrears. The servicer may still enter into an arrangement with a borrower at any time prior to a court hearing, or it may apply to the court to adjourn a court hearing. If a court order is made for payment and the borrower subsequently defaults in making the payment, then the servicer may take action as it considers appropriate, including entering into an arrangement with the borrower. If the servicer applies to the court for an order for repossession, the court has discretion as to whether it will grant the order.

       The servicer has discretion to deviate from these procedures. In particular, the servicer may deviate from these procedures where a borrower suffers from a mental or physical infirmity, is deceased or where the borrower is otherwise prevented from making payment due to causes beyond the borrower's control. This is the case for both sole and joint borrowers.

       After repossession, the servicer may take action as it considers appropriate, including to:

       o secure, maintain or protect the property and put it into a suitable condition for sale;

       o create (other than in Scotland) any estate or interest on the property, including a leasehold;

       o dispose of the property (in whole or in parts) or of any interest in the property, by auction, private sale or otherwise, for a price it considers appropriate; and

       o      let the property for any period of time.

       The servicer has discretion as to the timing of any of these actions, including whether to postpone the action for any period of time. The servicer may also carry out works on the property as it considers appropriate, including the demolition of the whole or any part of it.

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       It should also be noted that the servicer's ability to exercise its power of sale in respect of the property is dependent upon mandatory legal restrictions as to notice requirements. In addition, there may be factors outside the control of the servicer, such as whether the borrower contests the sale and the market conditions at the time of sale, that may affect the length of time between the decision of the servicer to exercise its power of sale and final completion of the sale.

       The net proceeds of sale of the property are applied against the sums owed by the borrower to the extent necessary to discharge the mortgage including any accumulated fees and interest. Any amounts owed by the borrower not covered by the net proceeds of sale will be written off at that date and the account closed. However, the borrower is still liable for any deficit left over after the property is sold. The servicer attempts to recover as much of this deficit as possible from the borrower.

       These arrears and security enforcement procedures may change over time as a result of a change in the servicer's business practices or legislative and regulatory changes.

ARREARS EXPERIENCE

       The prospectus supplement relating to an issue will contain tables summarising the then up-to-date information on the levels of arrears and repossession experience in respect of the loans comprising the mortgages trust.


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                             THE SERVICING AGREEMENT

       The following section contains a summary of the material terms of the servicing agreement. The summary does not purport to be complete and is subject to the provisions of the servicing agreement.

INTRODUCTION

       On 26 July 2000, Abbey was appointed by the mortgages trustee, Funding and the seller under the servicing agreement to be their agent to service the loans and their related security and the security trustee consented to the appointment. Abbey has undertaken that in its role as servicer it will comply with any proper directions and instructions that the mortgages trustee, Funding, the seller or the security trustee may from time to time give to Abbey in accordance with the provisions of the servicing agreement. The servicer is required to administer the loans in the following manner:

       o      in accordance with the servicing agreement; and

       o as if the loans and mortgages had not been assigned to the mortgages trustee but remained with the seller, and in accordance with the seller's procedures and administration and enforcement policies as they apply to those loans from time to time.

       The servicer's actions in servicing the loans in accordance with its procedures are binding on the mortgages trustee. The servicer may, in some circumstances, delegate or sub-contract some or all of its responsibilities and obligations under the servicing agreement. However, the servicer remains liable at all times for servicing the loans and for the acts or omissions of any delegate or sub-contractor. The servicer has delegated some of its responsibilities and obligations under the servicing agreement as described in "- ACTUAL DELEGATION BY THE SERVICER".

POWERS

       Subject to the guidelines for servicing set forth in the preceding section, the servicer has the power, among other things:

       o to exercise the rights, powers and discretions of the mortgages trustee, the seller and Funding in relation to the loans and their related security and to perform their duties in relation to the loans and their related security; and

       o to do or cause to be done any and all other things which it reasonably considers necessary or convenient or incidental to the administration of the loans and their related security or the exercise of such rights, powers and discretions.

UNDERTAKINGS BY THE SERVICER

       The servicer has undertaken, among other things, the following:

       (a) To maintain approvals, authorisations, consents, and licences required for itself in order to properly service the loans and their related security and to perform or comply with its obligations under the servicing agreement.

       (b) To determine and set the mortgages trustee SVR and any variable margin applicable to any tracker loan in relation to the loans (including the relevant tracker loans) comprising the trust property except in the limited circumstances described in this paragraph (b) when the mortgages trustee will be entitled to do so. It will not at any time, without the prior consent of the mortgages trustee, Funding and the security trustee, set or maintain:

              (i) the mortgages trustee SVR at a rate which is higher than (although it may be lower than) the then prevailing Abbey SVR which applies to loans beneficially owned by the seller outside the mortgages trust;

              (ii) a margin in respect of any tracker loan which, where the offer conditions for that loan provide that the margin shall be the same as the margin applicable to all other loans having the same offer conditions in relation to interest rate setting, is higher than the margin then applying to those loans beneficially owned by the seller outside the mortgages trust; and

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              (iii)  a margin in respect of any other tracker loan which is higher than the margin which would then be set in accordance with the seller's policy from time to time in relation to that loan.

              In particular, the servicer will determine on each interest payment date, having regard to:

              (i) the income which Funding would expect to receive during the next succeeding interest period;

              (ii) the mortgages trustee SVR, any variable margins applicable in relation to any tracker loans and the variable mortgage rates in respect of the loans which the servicer proposes to set under the servicing agreement; and

              (iii) the other resources available to Funding including the Funding swap agreement and the reserve funds,

              whether Funding would receive an amount of income during that loan interest period which is less than the amount which is the aggregate of (A) the amount of interest which will be payable in respect of all AAA term advances on the interest payment date falling at the end of that loan interest period and (B) the other senior expenses of Funding ranking in priority to interest due on all those AAA term advances. If the servicer determines that there will be a shortfall in the foregoing amounts, it will give written notice to the mortgages trustee, Funding and the security trustee, within one London business day, of the amount of the shortfall and the SVR and any variable margins applicable in relation to any tracker loans which would, in the servicer's opinion, need to be set in order for no shortfall to arise, having regard to the date(s) on which the change to the SVR and any variable margins would take effect and at all times acting in accordance with the standards of a reasonable, prudent mortgage lender as regards the competing interests of borrowers with SVR loans and borrowers with tracker loans. If the mortgages trustee, Funding and the security trustee notify the servicer that, having regard to the obligations of Funding, the SVR and/or any variable margins should be increased, the servicer will take all steps which are necessary to increase the SVR and/or any variable margins including publishing any notice which is required in accordance with the mortgage terms.

              The mortgages trustee and/or Funding and the security trustee may terminate the authority of the servicer to determine and set the mortgages trustee SVR and any variable margins on the occurrence of a SERVICER TERMINATION EVENT as defined under "- REMOVAL OR RESIGNATION OF THE SERVICER", in which case the mortgages trustee will set the mortgages trustee SVR and any variable margins itself in accordance with this paragraph (b) and Abbey will have the right to make representations to the mortgages trustee with respect to changes to the variable margin.

       (c) To the extent so required by the relevant mortgage terms and applicable law, to notify borrowers of any change in interest rates, whether due to a change in the mortgages trustee SVR, the margin applicable to any tracker loan or as a consequence of any provisions of the mortgage conditions or the offer conditions. It will also notify the mortgages trustee, the security trustee and the beneficiaries of any change in the mortgages trustee SVR.

       (d) To execute all documents on behalf of the mortgages trustee, the seller and Funding which are necessary or desirable for the efficient provision of services under the servicing agreement.

       (e) To keep records and accounts on behalf of the mortgages trustee in relation to the loans.

       (f) To keep the customer files and (if applicable) title deeds in safe custody and maintain records necessary to enforce each mortgage. It will ensure that (if applicable) each title deed is capable of identification and retrieval and that each title deed is distinguishable from information held by the servicer for other persons. If the servicer's short-term, unsecured, unsubordinated and unguaranteed debt is rated less than A-1 by Standard & Poor's, P-1 by Moody's and F1 by Fitch, it will use reasonable endeavours to ensure the customer files and (if applicable) title deeds are located separately from customer files and any title deeds which relate to loans held outside the trust property.

       (g) To provide the mortgages trustee, Funding and the security trustee with access to records relating to the administration of the loans and mortgages and (if applicable) the title deeds.

       (h) To make available to beneficial owners of the issuing entity notes, who have provided the beneficial ownership certification as described in the servicing agreement, on a monthly basis a report containing information about the loans in the mortgages trust.

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       (i)    To assist the cash manager in the preparation of a quarterly report substantially in the form set out in the cash management agreement on, among other things, arrears.

       (j) To take all reasonable steps, in accordance with the usual procedures undertaken by a reasonable, prudent mortgage lender, to recover all sums due to the mortgages trustee, including instituting proceedings and enforcing any relevant loan or mortgage.

       (k) To enforce any loan which is in default in accordance with its enforcement procedures or, to the extent that the enforcement procedures are not applicable having regard to the nature of the default in question, with the usual procedures undertaken by a reasonable, prudent mortgage lender on behalf of the mortgages trustee.

       (l) Not knowingly to fail to comply with any legal requirements in the performance of its obligations under the servicing agreement.

       (m) To ensure that at all times the loans (including the flexible loans) comply with the terms of the CCA (to the extent that such loans are regulated by that Act or treated as such).

       The requirement for any action to be taken according to the standards of a REASONABLE, PRUDENT MORTGAGE LENDER is as defined in the glossary and shall be satisfied by the servicer taking the relevant action in accordance with the seller's policy from time to time.

COMPENSATION OF THE SERVICER

       The servicer receives a fee for servicing the loans. The mortgages trustee pays to the servicer a servicing fee of 0.12 per cent. per annum on the aggregate outstanding amount of the Funding share of the trust property as of the preceding interest payment date. The fee is payable in arrear on each distribution date only to the extent that the mortgages trustee has sufficient funds to pay it. Any unpaid balance will be carried forward until the next distribution date and, if not paid earlier, will be payable on the final repayment date of the previous intercompany loans, the current intercompany loan and all new intercompany loans or on their earlier repayment in full by Funding.

REMOVAL OR RESIGNATION OF THE SERVICER

       The mortgages trustee and/or Funding and the security trustee may, upon written notice to the servicer, terminate the servicer's rights and obligations immediately if any of the following events (each a SERVICER TERMINATION EVENT) occurs:

       o the servicer defaults in the payment of any amount due and fails to remedy that default for a period of three London business days after becoming aware of the default;

       o the servicer fails to comply with any of its other material obligations under the servicing agreement which in the opinion of the security trustee is materially prejudicial to noteholders of the previous issuing entities, the issuing entity or any new issuing entities, respectively and does not remedy that failure within 20 days after becoming aware of the failure;

       o an insolvency event (as defined in the glossary) occurs in relation to the servicer; or

       o neither the servicer nor a wholly owned subsidiary of the servicer is servicing the loans pursuant to the servicing agreement.

       Subject to the fulfilment of a number of conditions, the servicer may voluntarily resign by giving not less than 12 months' notice to the mortgages trustee and the beneficiaries, provided that a substitute servicer has been appointed. The substitute servicer is required to have a management team which has experience of administering mortgages in the United Kingdom and to enter into a servicing agreement with the mortgages trustee, Funding and the security trustee substantially on the same terms as the relevant provisions of the servicing agreement. It is a further condition precedent to the resignation of the servicer that the current ratings of the issuing entity notes are not adversely affected as a result of the resignation, unless the relevant classes of noteholders otherwise agree by an extraordinary resolution.

       If the appointment of the servicer is terminated, the servicer must deliver the borrower files relating to the loans and (if applicable) title deeds to, or at the direction of, the mortgages trustee. The servicing agreement will terminate when Funding no longer has an interest in the trust property.

       No provision has been made in the servicing agreement or otherwise for any costs and expenses associated with the transfer of servicing to a substitute servicer, and such costs and expenses will be borne


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by the seller and Funding as beneficiaries of the mortgages trust. The servicing fee payable to a substitute servicer will be agreed with that substitute servicer prior to its appointment.

RIGHT OF DELEGATION BY THE SERVICER

       The servicer may subcontract or delegate the performance of its duties under the servicing agreement, provided that it meets particular conditions, including that:

       o Funding and the security trustee consent to the proposed sub-contracting or delegation; and

       o Funding and the security trustee have no liability for any costs, charges or expenses in relation to the proposed sub-contracting or delegation.

       The consent of Funding and the security trustee referred to here will not be required in respect of any delegation to a wholly owned subsidiary of Abbey from time to time or to persons such as receivers, lawyers or other relevant professionals.

       If the servicer sub-contracts or delegates the performance of its duties, it will nevertheless remain responsible for the performance of those duties to Funding, the mortgages trustee and the security trustee and, in particular, will remain liable at all times for servicing the loans and for the acts or omissions of any delegate or subcontractor.

ACTUAL DELEGATION BY THE SERVICER

       On 2 May 2001 a joint venture arrangement involving two companies, Abbey National Credit and Payment Services Limited (ANCAPS) and EDS Credit Services Limited (ECSL), was set up as part of a structure whereby mortgage administration and processing services were provided to the servicer through the joint venture arrangement where these services had previously been undertaken by the servicer itself. The consent of the mortgages trustee and Funding was obtained to the delegation to the joint venture of such services.

       Following Abbey's acquisition by Banco Santander in November 2004, the joint venture arrangement with ECSL required realignment to take into account Banco Santander's strategy, leading to a renegotiation of the arrangement with ECSL. On 3 August 2005, the joint venture structure was dismantled and ANCAPS became a wholly owned subsidiary of the servicer. The original arrangement was formally terminated and the servicer entered into a business processing outsourcing agreement (BPOA) whereby the arrangement was redefined along the model of a more traditional outsourcing arrangement. Under the BPOA, ECSL had management responsibility for ANCAPS in the provision of mortgage administration and processing services to the servicer.

       The consent of the security trustee was obtained to the entering into of the restructured arrangement and Electronic Data Systems Corporation has given Abbey an unconditional and irrevocable guarantee of ECSL's performance of its obligations under the BPOA.

       Neither the original joint venture arrangement nor the restructured arrangement affected the underwriting procedure described in "THE LOANS - UNDERWRITING" nor did the delegated services include managing of arrears or enforcement and handling of relevant insurance claims, both of which remain with the servicer.

       In December 2006, the servicer reached an agreement with ECSL whereby the management responsibility for ANCAPS was transferred back to the servicer, with ECSL just continuing to provide IT support services under the BPOA. The BPOA was amended and restated on 1 March 2007 to reflect such change in ECSL's responsibilities.

       In December 2007, as part of the process to align Abbey's mortgage administration and loan processing operations with Banco Santander's operations, the entire issued share capital of ANCAPS was transferred to Geoban, S.A., which is a wholly owned subsidiary of Banco Santander. On the same date, ANCAPS changed its name to Geoban UK Limited (GEOBAN).

       The consent of the security trustee was obtained on 29 November 2007, under Clause 3.2(a)(i) of the servicing agreement, to the continued delegation of the performance of certain of Abbey's servicing obligations under the servicing agreement to Geoban.

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       As Geoban is a wholly owned subsidiary of Banco Santander (the servicer's parent), there is no sub-delegation and full operational and management responsibility for Geoban is with Abbey.

       The servicer will at all times remain primarily liable for the performance of the servicing obligations under the servicing agreement and it is not expected that any delegation of administration and processing services to Geoban will materially and adversely impact on the provision of the loan administration services under the servicing agreement.

SERVICER COMPLIANCE

       The servicer will be required pursuant to the servicing agreement to deliver to Funding and the mortgages trustee, on or before 31 March of each year, an officer's certificate stating that:

       o a review of the activities of the servicer and of its performance under the servicing agreement during the preceding year has been made under the supervision of that officer; and

       o to the best of that officer's knowledge, based on the review, the servicer has fulfilled all its obligations under the servicing agreement, or, if there has been a failure in the fulfilment of any obligation, specifying such failure known to that officer and the nature and status thereof.

       Any other servicer that satisfies the criteria in item 1108(a)(2) of Regulation AB will be similarly required to deliver such an officer's certificate.

       The officer's certificate will be accompanied by a report on an assessment of compliance with the minimum servicing criteria established in item 1122(d) of Regulation AB, which include specific criteria relating to general servicing considerations, cash collection and administration, investor remittances and reporting and mortgage administration. The report will indicate that the servicing criteria were used to test compliance and will set out any material instances of non-compliance.

       The servicer will also deliver with its report on assessment of compliance an attestation report from a firm of independent public accountants, prepared in accordance with the attestation engagement standards of the Public Company Accounting Oversight Board, on the assessment of compliance with the servicing criteria. This attestation report will contain the accounting firm's opinion as to whether the related servicing criteria assessment was fairly stated in all material respects or a statement that the firm cannot express such an opinion.

       These annual reports of assessment of compliance, attestation reports and statements of compliance will be filed with Funding's annual reports on Form 10-K.

LIABILITY OF THE SERVICER

       The servicer will indemnify the mortgages trustee and the beneficiaries against all losses, liabilities, claims, expenses or damages incurred as a result of negligence or wilful default by the servicer in carrying out its functions or as a result of a breach of the terms of the servicing agreement. If the servicer does breach the terms of the servicing agreement and thereby causes loss to the beneficiaries, then the seller share of the trust property will be reduced by an amount equal to the loss.

GOVERNING LAW

       The servicing agreement is governed by English law.

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               ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY

       The following section contains a summary of the material terms of the mortgage sale agreement. The summary does not purport to be complete and is subject to the provisions of the mortgage sale agreement.

INTRODUCTION

       Loans and their related security have been, and will continue to be, assigned to the mortgages trustee pursuant to the terms of a mortgage sale agreement which was originally entered into on 26 July 2000 between the seller, the mortgages trustee, the security trustee and Funding, amended on 29 November 2000 and amended and restated on 23 May 2001, 5 July 2001, 8 November 2001, 7 November 2002, 26 March 2003, 1 April 2004, 8 December 2005, on 8 August 2006 and on 28 November 2006. The mortgage sale agreement has six primary functions:

       o      it provides for the sale of loans;

       o it sets out the circumstances under which new loans can be added to the mortgages trust;

       o it provides for the equitable, beneficial and (in certain circumstances) legal assignment of the loans to the mortgages trustee;

       o it sets out the representations and warranties given by the seller;

       o it provides for the repurchase of mortgage accounts and related security which have loans (a) which are subject to a product switch or (b) in respect of which a further advance is made or (c) which cause the seller to be in breach of any of its warranties in respect of the loans; and

       o it provides for drawings in respect of flexible loans contained in the trust property.

ASSIGNMENT OF LOANS AND THEIR RELATED SECURITY TO THE MORTGAGES TRUSTEE

       Under the mortgage sale agreement, on 26 July 2000 the seller transferred by way of equitable assignment to the mortgages trustee its interest in a portfolio of loans, together with all of the related security to those loans. Further assignments of loans took place on subsequent distribution dates. Full legal assignment of the loans will be deferred until a later date, as described under "- LEGAL ASSIGNMENT OF THE LOANS TO THE MORTGAGES TRUSTEE". On the date of this prospectus, the consideration paid to the seller will have consisted of:

       o the sum of (pound)2,256,000,000 paid by Funding on 26 July 2000 pursuant to the terms of the mortgage sale agreement (from the proceeds of the previous intercompany loan made by Holmes Financing (No. 1) PLC) and a covenant by Funding to pay, at a later date, the deferred consideration;

       o the sum of (pound)2,404,516,000 paid by Funding on 29 November 2000 pursuant to the terms of the mortgages trust deed (from the proceeds of the previous intercompany loan made by Holmes Financing (No. 2) PLC) and a covenant by Funding to pay, at a later date, the deferred consideration;

       o the sum of (pound)2,167,000,000 paid by Funding on 23 May 2001 pursuant to the terms of the mortgage sale agreement (from the proceeds of the previous intercompany loan made by Holmes Financing (No. 3) PLC) and a covenant by Funding to pay, at a later date, the deferred consideration;

       o the sum of (pound)2,667,000,000 paid by Funding on 5 July 2001 pursuant to the terms of the mortgages trust deed (from the proceeds of the previous intercompany loan made by Holmes Financing (No. 4) PLC) and a covenant by Funding to pay, at a later date, the deferred consideration;

       o the sum of (pound)2,479,000,000 paid by Funding on 8 November 2001 pursuant to the terms of the mortgage sale agreement (from the proceeds of the previous intercompany loan made by Holmes Financing (No. 5) PLC) and a covenant by Funding to pay, at a later date, the deferred consideration;

       o the sum of (pound)3,999,221,000 paid by Funding on 7 November 2002 pursuant to the terms of the mortgages trust deed (from the proceeds of the previous intercompany loan made by Holmes

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              Financing (No. 6) PLC) and a covenant by Funding to pay, at a later date, the deferred consideration;

       o the sum of (pound)2,403,500,000 paid by Funding on 26 March 2003 pursuant to the terms of the mortgages trust deed (from the proceeds of the previous intercompany loan made by Holmes Financing (No. 7) PLC) and a covenant by Funding to pay, at a later date, the deferred consideration;

       o the sum of (pound)3,983,790,310 paid by Funding on 1 April 2004 pursuant to the terms of the mortgages trust deed (from the proceeds of the previous intercompany loan made by Holmes Financing (No. 8) PLC) and a covenant by Funding to pay, at a later date, the deferred consideration;

       o the sum of (pound)3,796,807,000 paid by Funding on 8 December 2005 pursuant to the terms of the mortgages trust deed (from the proceeds of the previous intercompany loan made by Holmes Financing (No. 9) PLC) and a covenant by Funding to pay, at a later date, the deferred consideration;

       o the sum of (pound)3,929,390,000 paid by Funding on 8 August 2006 pursuant to the terms of the mortgages trust deed (from the proceeds of the previous intercompany loan made by Holmes Financing (No. 10) PLC) and a covenant by Funding to pay, at a later date, the deferred consideration;

       o the sum of (pound)3,460,130,000 paid by Funding on 28 November 2006 pursuant to the terms of the mortgages trust deed (from the proceeds of the 2006-1 intercompany loan made by Holmes Master Issuer PLC) and a covenant by Funding to pay, at a later date, the deferred consideration;

       o the sum of (pound)5,672,130,000 paid by Funding on 28 March 2007 pursuant to the terms of the mortgages trust deed (from the proceeds of the 2007-1 intercompany loan made by Holmes Master Issuer PLC) and a covenant by Funding to pay, at a later date, the deferred consideration;

       o the sum of (pound)5,854,684,405 paid by Funding on 20 June 2007 pursuant to the terms of the mortgages trust deed (from the proceeds of the 2007-2 intercompany loan made by Holmes Master Issuer PLC) and a covenant by Funding to pay, at a later date, the deferred consideration;

       o the sum of (pound)7,258,830,000 paid by Funding on 21 December 2007 pursuant to the terms of the mortgages trust deed (from the proceeds of the 2007-3 intercompany loan made by Holmes Master Issuer PLC) and a covenant by Funding to pay, at a later date, the deferred consideration; and

       o the promise by the mortgages trustee to hold the trust property on trust for the seller (as to the seller share) and Funding (as to the Funding share) in accordance with the terms of the mortgages trust deed.

       The deferred consideration is paid in accordance with the priority of payments set out in "CASHFLOWS - DISTRIBUTION OF FUNDING AVAILABLE REVENUE RECEIPTS" and "CASHFLOWS - DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY OR THE OCCURRENCE OF A TRIGGER EVENT OR ENFORCEMENT OF THE ISSUING ENTITY SECURITY". Funding and the seller (as beneficiaries of the mortgages trust) are not entitled to retain any early repayment fees received by the mortgages trustee, which, upon receipt and identification by the servicer, the mortgages trustee returns to the seller.

       The mortgage sale agreement provides that the seller may assign new loans and their related security to the mortgages trustee, which may have the effect of increasing or maintaining the overall size of the trust property. New loans and their related security can only be assigned if certain conditions, as described in this section, are met. The mortgages trustee will hold the new loans and their related security on trust for the seller and Funding pursuant to the terms of the mortgages trust deed. Full legal assignment or assignation (as appropriate) of the loans will be deferred until a later date, as described under "LEGAL ASSIGNMENT OF THE LOANS TO THE MORTGAGES TRUSTEE".

       On the date of each relevant sale, the consideration for the assignment of the new loans and their related security (in all cases at their face value) to the mortgages trustee will consist of:

       o a payment by Funding to the seller of the proceeds of any new term advance borrowed from the issuing entity pursuant to the master intercompany loan agreement (or, as the case may be, the proceeds of any new term advance borrowed from any new issuing entity pursuant to a new intercompany loan agreement) and deferred consideration; and/or

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       o      the promise of the mortgages trustee to hold the trust property
              (including the new loans and their related security) on trust for the seller (as to the seller share) and Funding (as to the Funding share) in accordance with the terms of the mortgages trust deed.

       The assignment of new loans and their related security to the mortgages trustee will in all cases be subject to conditions, including the following conditions (which may be varied or waived by the mortgages trustee where it has received written confirmation from the rating agencies that such variation or waiver will not cause the ratings of the outstanding notes to be reduced, withdrawn or qualified), being satisfied on the relevant date of assignment (ASSIGNMENT DATE):

       (a) each new loan complies with the loan warranties in the mortgage sale agreement at the assignment date of that new loan to the mortgages trustee;

       (b) the seller's lending criteria applicable at the time of origination of the relevant new loan have been applied to the new loan and to the circumstances of the borrower at the time the new loan was made;

       (c) the total amount of arrears in respect of all the loans in the mortgages trust, as a percentage of the total amount of gross interest due to the mortgages trustee during the previous 12 months on all loans outstanding during all or part of that period, does not exceed 2 per cent.; ARREARS for this purpose in respect of a loan on any date means the aggregate amount overdue on the loan on that date but only where the aggregate amount overdue equals or exceeds an amount equal to twice the monthly payments then due on the loan;

       (d) as at the relevant assignment date, the aggregate outstanding principal balance of loans in the mortgages trust, in respect of which the aggregate amount in arrears is more than three times the monthly payment then due, is less than 4 per cent. of the aggregate outstanding principal balance of loans in the mortgages trust;

       (e) no new loan has on the relevant assignment date an aggregate amount in arrears which is more than the amount of the monthly payment then due, and each new loan was made at least three calendar months prior to the relevant assignment date;

       (f) each new loan is secured by a mortgage constituting a valid and subsisting first charge by way of legal mortgage or (in Scotland) standard security over the relevant property (except in the case of some flexible loans in respect of which the mortgage constitutes valid and subsisting first and second charges by way of legal mortgage or (in Scotland) standard security over the relevant property), subject only (in appropriate cases) to registration at the Land Registry or the Registers of Scotland;

       (g) no outstanding principal balance on any new loan is, at the relevant assignment date, greater than (pound)750,000;

       (h) for so long as amounts are owed by Funding to Holmes Financing (No. 1) PLC under the previous intercompany loan agreement made by Holmes Financing (No. 1) PLC, no new loan has a final maturity date beyond July 2038;

       (i) each borrower has made at least one full monthly payment in respect of the relevant new loan;

       (j) no event of default under the transaction documents shall have occurred which is continuing as at the relevant assignment date;

       (k) as at the most recent interest payment date, the principal deficiency ledger does not have a debit balance at the relevant assignment date (for a description of the principal deficiency ledger, see "CREDIT STRUCTURE - PRINCIPAL DEFICIENCY LEDGER");

       (l) the mortgages trustee is not aware that the purchase of the portfolio of new loans on the assignment date would adversely affect the then current ratings by Moody's, Standard & Poor's or Fitch of the current notes or any of them;

       (m) unless otherwise agreed by Moody's, Standard and Poor's or Fitch, as the case may be, the short-term, unsecured, unguaranteed and unsubordinated debt obligations of the seller are rated at least P-1 by Moody's, A-1 by Standard & Poor's and F1 by Fitch at the time of, and immediately following, the assignment of new loans to the mortgages trustee;

       (n) except where Funding is paying amounts to the seller with respect to any new loans to be assigned to the mortgages trustee, at least 85 per cent. of the number of loans and their related security that are in the portfolio at the expiry of any one interest period must have been in the portfolio at the beginning of that interest period;

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       (o)    the assignment of new loans on the relevant assignment date does not result in the product of the weighted average repossession frequency (WAFF) and the weighted average loss severity (WALS) for the loans constituting the mortgages trust after such purchase calculated on such assignment date in the same way as for the loans constituting the mortgages trust as at the initial closing date (or as agreed by the servicer and the rating agencies from time to time) exceeding the product of the WAFF and WALS for the loans constituting the mortgages trust calculated on the most recent previous closing date, plus 0.25 per cent.;

       (p) the yield on the loans in the mortgages trust together with the new loans to be assigned to the mortgages trustee on the relevant assignment date is not less than LIBOR for three-month sterling deposits plus 0.50 per cent., taking into account the average yield on the loans which are variable rate loans, tracker loans and fixed rate loans and the margins on the Funding swap and amounts standing to the credit of the second reserve fund (calculated as a percentage of the outstanding balance of the portfolio in the mortgages trust), in each case as at the relevant assignment date;

       (q) the assignment of new loans does not result in the Moody's portfolio variation test value of the loans in the mortgages portfolio after such assignment, (calculated by applying the Moody's portfolio variation test to such loans on such assignment date), exceeding the most recently determined Moody's portfolio variation test value as calculated in relation to the mortgage loans in the mortgage portfolio as at the most recent date on which Moody's performed a full pool analysis on the mortgages portfolio (not to be less frequent than annually) plus 0.3 per cent.;

       (r) the assignment of new loans on the relevant assignment date does not result in the loans (other than fixed-rate loans) with a discount of more than 0.8 per cent. to the stabilised rate as at the relevant assignment date that have more than two years remaining on their incentive period in aggregate accounting for more than 20 per cent. of the aggregate outstanding principal balance of loans constituting the trust property;

       (s) no assignment of new loans may occur after any interest payment date on which the issuing entity, any new issuing entity or any previous issuing entity does not exercise its option to redeem the issuing entity notes (other than pursuant to NUMBER 5.5 of the issuing entity notes (Optional redemption for tax and other reasons) or, as applicable and if specified in the relevant prospectus supplement, NUMBER 5.6 of the issuing entity notes (Optional redemption for implementation of EU Capital Requirements Directive)), that is with reference to the issuing entity's ability to redeem the issuing entity notes on specified dates, but not to the post enforcement call option), any new notes or any previous notes issued by the issuing entity, such new issuing entity or such previous issuing entity (as the case may be) on the relevant step-up date pursuant to the terms and conditions of the US notes, those new notes or those previous notes;

       (t) the first reserve fund has not been debited on or prior to the relevant assignment date for the purposes of curing a principal deficiency in respect of the outstanding BB term advances and/or the outstanding BBB term advances and/or outstanding A term advances and/or the outstanding AA term advances and where the first reserve fund has not been replenished by a corresponding amount by the relevant assignment date; and

       (u) if the assignment of loans to the mortgages trustee would include an assignment of types of loan products which have not previously been assigned to the mortgages trustee, the security trustee has received written confirmation from each of the rating agencies that such new types of loan products may be assigned to the mortgages trustee and that such assignment of new types of loan products would not have an adverse effect on the then current ratings by Moody's, Standard & Poor's or Fitch of the current notes or any of them.

       In the mortgage sale agreement, the seller has undertaken in respect of each series to use all reasonable efforts to offer to assign to the mortgages trustee, and the mortgages trustee has undertaken to use all reasonable efforts to acquire from the seller and hold in accordance with the terms of the mortgages trust deed, until the earlier of a specified interest payment date (or a later date as may be notified by Funding) and the occurrence of a trigger event, sufficient new loans and their related security so that the aggregate outstanding principal balance of loans in the mortgages trust is not less than a specified amount specified in the relevant prospectus supplement (or another amount notified by Funding to the seller). In the case of any issuance of US notes, the relevant interest payment date and minimum principal balance will be specified in the relevant prospectus supplement under the heading "SUMMARY - THE MORTGAGES TRUST". The relevant interest payment date and minimum principal balance may change at the time of any new issue of


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notes or as otherwise notified by Funding. However, the seller is not obliged on any distribution date to assign to the mortgages trustee, and the mortgages trustee is not obliged to acquire, new loans and their related security if, in the opinion of the seller, that assignment would adversely affect the business of the seller. If Funding enters into a new intercompany loan, then the period during which the seller covenants to use reasonable efforts to maintain the aggregate outstanding principal balance of loans in the mortgages trust at a specified level prior to a trigger event may be extended.

       The seller selects the new loans in the expected portfolio, and any loans to be substituted into the expected portfolio, using an internally developed system containing defined data on each of the qualifying loans in the seller's overall portfolio of loans available for selection. This system allows the setting of exclusion criteria, among others, corresponding to relevant representations and warranties that the seller makes in the mortgage sale agreement in relation to the loans. Once the criteria have been determined, the system identifies all loans owned by the seller that are consistent with the criteria. From this subset, loans are selected at random until the target balance for new loans has been reached, or the subset has been exhausted. After a pool of new loans is selected in this way, the constituent loans are monitored so that they continue to comply with the relevant criteria on the date of transfer.

LEGAL ASSIGNMENT OF THE LOANS TO THE MORTGAGES TRUSTEE

       The English loans in the current portfolio were assigned, and any new English loans will be assigned, to the mortgages trustee by way of equitable assignment. The transfer of the beneficial interest in the Scottish loans in the current portfolio to the mortgages trustee has been given effect by declarations of trust by the seller, and the transfer of the beneficial interest in any new Scottish loans will be given effect by further declarations of trust (and in relation to Scottish loans, references in this prospectus to the ASSIGNMENT of loans are in the context of an equitable assignment to read as references to the making of such declarations of trust). In each case this means that legal title to the loans and their related security remains with the seller until notice of the assignment or, in Scotland, until assignations are executed and delivered and notice of such assignation, is given by the seller to the borrowers. Legal assignment or assignation of the loans and their related security (including, where appropriate, their registration) to the mortgages trustee will remain deferred, save in the limited circumstances described in this section. See "RISK FACTORS - THERE MAY BE RISKS ASSOCIATED WITH THE FACT THAT THE MORTGAGES TRUSTEE HAS NO LEGAL TITLE TO THE MORTGAGES, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUING ENTITY NOTES" and "RISK FACTORS - SET-OFF RISKS IN RELATION TO FLEXIBLE LOANS, DELAYED CASHBACKS AND REWARD CASHBACKS MAY ADVERSELY AFFECT THE FUNDS AVAILABLE TO THE ISSUING ENTITY TO REPAY THE ISSUING ENTITY NOTES".

       Legal assignment or assignation of the loans and their related security to the mortgages trustee will be completed on the fifth London business day after the earliest of the following:

       (a) the service of an intercompany loan enforcement notice in relation to any intercompany loan or a note enforcement notice in relation to any previous notes, the issuing entity notes or any new notes;

       (b) the seller being required, by an order of a court of competent jurisdiction, or by a regulatory authority of which the seller is a member or any organisation whose members comprise, but are not necessarily limited to, mortgage lenders with whose instructions it is customary for the seller to comply, to perfect legal title to the mortgages;

       (c)    it being rendered necessary by law to take any of those actions;

       (d) the security under the Funding deed of charge or any material part of that security being in jeopardy and the security trustee deciding to take that action to reduce materially that jeopardy;

       (e) unless otherwise agreed by the rating agencies and the security trustee, the termination of the seller's role as servicer under the servicing agreement;

       (f) the seller requesting that transfer by notice to the mortgages trustee, Funding and the security trustee;

       (g) the date on which the seller ceases to be assigned a long-term unsecured, unsubordinated debt obligation rating by Moody's of at least Baa3 or by Standard & Poor's of at least BBB- or by Fitch of at least BBB-; and

       (h) the latest of the last repayment dates of the current intercompany loan, the previous intercompany loans and any new intercompany loans.

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       Pending completion of the transfer, the right of the mortgages trustee to exercise the powers of the legal owner of the mortgages has been secured by an irrevocable power of attorney granted by the seller in favour of the mortgages trustee, Funding and the security trustee.

       The customer files relating to the loans and (if applicable) the title deeds are currently held by or to the order of the seller or by solicitors acting for the seller in connection with the creation of the loans and their related security. The seller has undertaken that all the title deeds and customer files relating to the loans which are at any time in its possession or under its control or held to its order be held to the order of the mortgages trustee.

REPRESENTATIONS AND WARRANTIES

       None of the mortgages trustee, Funding, the security trustee, any previous issuing entity or the issuing entity has made or has caused to be made on its behalf any enquiries, searches or investigations in respect of the loans and their related security. Instead, each is relying entirely on the representations and warranties by the seller contained in the mortgage sale agreement. The parties to the mortgage sale agreement may, with the prior consent of the security trustee (which consent shall be given if the rating agencies confirm to it and to the issuing entity that the ratings of the notes as at that time will not be adversely affected as a result), amend the representations and warranties in the mortgage sale agreement. The material representations and warranties are as follows:

       o each loan was originated by the seller in pounds sterling and is denominated in pounds sterling (or was originated in pounds sterling or euro, as applicable, and is denominated in euro if the euro has been adopted as the lawful currency of the United Kingdom);

       o no loan has an outstanding principal balance of more than (pound)750,000;

       o prior to the making of each advance under a loan, the lending criteria and all preconditions to the making of any loan were satisfied in all material respects subject only to exceptions as would be acceptable to a reasonable, prudent mortgage lender;

       o other than with respect to monthly payments, no borrower is or has, since the date of the relevant mortgage, been in material breach of any obligation owed in respect of the relevant loan or under the related security and accordingly no steps have been taken by the seller to enforce any related security;

       o the total amount of arrears of interest or principal, together with any fees, commissions and premiums payable at the same time as that interest payment or principal repayment, on any loan is not on the assignment date more than the monthly payment payable in respect of that loan in respect of the month in which that assignment date falls and has at no date in the past been more than two times the then monthly payment payable in respect of that loan;

       o      all of the borrowers are individuals;

       o      each borrower has made at least one monthly payment;

       o the whole of the outstanding principal balance on each loan and any arrears of interest and all accrued interest is secured by a mortgage;

       o each mortgage constitutes a valid and subsisting first charge by way of legal mortgage or (in Scotland) standard security over the relevant property, except in the case of some flexible loans in respect of which a mortgage may constitute a valid and subsisting first and second charge by way of legal mortgage or (in Scotland) standard security over the relevant property, and subject only in certain appropriate cases to applications for registrations at the Land Registry or the Registers of Scotland;

       o      all of the properties are in England, Wales or Scotland;

       o not more than six months (or a longer period as may be acceptable to a reasonable, prudent mortgage lender) prior to the grant of each mortgage (excluding mortgages granted in relation to flexible loans as a result of that loan being the subject matter of a product switch to that flexible loan), the seller received a valuation report on the relevant property (or another form of valuation concerning the relevant property as would be acceptable to a reasonable, prudent mortgage lender), the contents of which were such as would be acceptable to a reasonable, prudent mortgage lender;

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       o      the benefit of all valuation reports, any other valuation report referred to in this section (if any) and certificates of title can be validly assigned to the mortgages trustee without obtaining the consent of the relevant valuer, solicitor or licensed or qualified conveyancer;

       o prior to the taking of each mortgage (excluding mortgages granted in relation to flexible loans as a result of that loan being the subject matter of a product switch to that flexible loan), the seller instructed its solicitor or licensed or qualified conveyancer (a) to carry out an investigation of title to the relevant property and to undertake other searches, investigations, enquiries and other actions on behalf of the seller as are set out in the "GENERAL INSTRUCTIONS TO SOLICITORS" or the "CML'S LENDERS' HANDBOOK" for England & Wales or Scotland (as applicable) contained in the standard documentation (or other comparable or successor instructions and/or guidelines as may for the time being be in place), subject only to those variations as would be acceptable to a reasonable, prudent mortgage lender or (b) in the case of a remortgage to carry out a more limited form of investigation of title for properties located in England, Wales and Scotland, in particular in the case of registered land in England and Wales (e.g. confirming that the borrower is the registered proprietor of the property and the description of the property corresponds with the entries on the Land Registry's register) and confirming such other matters as are required by a reasonable, prudent mortgage lender;

       o insurance cover for each property is or will at all relevant times be available under either a policy arranged by the borrower or an Abbey policy or a seller-introduced insurance policy or a policy arranged by the relevant landlord or the properties in possession policy;

       o the seller has good title to, and is the absolute unencumbered legal and beneficial owner of, all property, interests, rights and benefits agreed to be sold by the seller to the mortgages trustee under the mortgage sale agreement;

       o the seller has, since the making of each loan, kept or procured the keeping of full and proper accounts, books and records showing clearly all transactions, payments, receipts, proceedings and notices relating to such loan;

       o there are no authorisations, approvals, licences or consents required as appropriate for the seller to enter into or to perform the obligations under the mortgage sale agreement or to make the mortgage sale agreement legal, valid, binding and enforceable; and

       o the seller is under no obligation to make further advances or to release retentions or to pay fees or other sums relating to any loan or its related security to any borrower (other than flexible loan drawings, delayed cashbacks and/or reward cashbacks).

REPURCHASE OF LOANS UNDER A MORTGAGE ACCOUNT

       Under the mortgage sale agreement, if a loan does not materially comply on the assignment date with the representations and warranties made under the mortgage sale agreement:

       (i) the seller is required to remedy the breach within 20 days of the seller being given written notice of such breach by the mortgages trustee; or

       (ii) if the breach is not remedied within the 20-day period then, at the direction of Funding and the security trustee, the mortgages trustee will require the seller to repurchase the loan or loans under the relevant mortgage account and their related security from the mortgages trustee at a price equal to their outstanding principal balances, together with any arrears of interest and accrued interest and expenses to the date of repurchase.

       The seller is also required to repurchase the loan or loans under any mortgage account and their related security if a court, tribunal or any ombudsman makes any determination in respect of any loan and its related security that:

       (a) any material term which relates to the recovery of interest under the standard documentation applicable to that loan and its related security is unfair; or

       (b) the treatment of any borrower in relation to the interest payable by that borrower under any loan is unfair; or

       (c) the interest payable under any loan is to be set by reference to the Abbey SVR (and not that of its successors or assigns or those deriving title from them) and at any time on or after the determination the Abbey SVR shall be below or shall fall below the SVR set by those successors or assigns or those deriving title from them; or

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       (d)    the variable margin under any tracker loan must be set by the seller (rather than by its successors or assigns or those deriving title from them); or

       (e) the interest payable under any loan is to be set by reference to an interest rate other than that set or purported to be set by either the servicer or the mortgages trustee as a result of the seller having more than one variable mortgage rate; or

       (f) a borrower should be or should have been offered the opportunity to switch to an interest rate other than that required by the servicer or the mortgages trustee for that borrower as a result of the seller having more than one variable rate; or

       (g) there has been a breach of or non-observance or non-compliance with any obligation, undertaking, covenant or condition on the part of the seller relating to the interest payable by or available to a borrower under any loan.

       If the seller fails to pay the consideration due for the repurchase (or otherwise fails to complete the repurchase), then the seller share of the trust property shall be deemed to be reduced by an amount equal to that consideration.

DRAWINGS UNDER FLEXIBLE LOANS

       The seller is solely responsible for funding all future drawings in respect of flexible loans contained in the trust property. The amount of the seller's share of the trust property will increase by the amount of the drawing.

PRODUCT SWITCHES AND FURTHER ADVANCES

       If a loan is subject to a product switch or an offer of a further advance, then the seller is required to repurchase the loan or loans under the relevant mortgage account and the related security from the mortgages trustee at a price equal to their aggregate outstanding principal balances together with any arrears of interest and accrued interest and expenses to the date of purchase.

       A loan will be subject to a PRODUCT SWITCH if the borrower and the seller agree or the servicer issues an offer of, and the borrower accepts, a variation in the financial terms and conditions applicable to the relevant borrower's loan other than:

       o any variation agreed with a borrower to control or manage arrears on that loan;

       o any variation in the maturity date of the loan unless, while the previous intercompany loan made by Holmes Financing (No. 1) PLC is outstanding, it is extended beyond July 2038;

       o      any variation imposed by statute;

       o subject to the mortgage sale agreement, any variation of the principal available and/or the rate of interest payable in respect of that loan where that rate is offered to the borrowers of loans which constitute more than 10 per cent. by outstanding principal amount of the loans comprising the trust property in any interest period; or

       o any variation in the frequency with which the interest payable in respect of the loan is charged.

       For these purposes only, a loan is subject to a FURTHER ADVANCE if an existing borrower requests a further amount to be lent to him or her under the mortgage in circumstances where the seller has discretion to make that further amount available to the relevant borrower and it grants that request. However, any drawings pursuant to a flexible loan shall not be a further advance for these purposes.

REASONABLE, PRUDENT MORTGAGE LENDER

       References in the documents to the seller and/or the servicer acting to the standard of a reasonable, prudent mortgage lender mean the seller and/or the servicer, as applicable, acting in accordance with the seller's policy from time to time.

GOVERNING LAW

       The mortgage sale agreement is governed by English law (other than certain aspects relating to the Scottish loans and their related security, which are governed by Scots law).


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                               THE MORTGAGES TRUST

       The following section contains a summary of the material terms of the mortgages trust deed. The summary does not purport to be complete and is subject to the provisions of the mortgages trust deed.

GENERAL LEGAL STRUCTURE

       The mortgages trust was formed under English law with the mortgages trustee as trustee for the benefit of the seller and Funding as beneficiaries. The mortgages trust was formed for the financings of the previous issuing entities and the issuing entity, for the financings described in this prospectus and for the financings of new issuing entities and new funding entities. This section describes the material terms of the mortgages trust, including how money is distributed from the mortgages trust to Funding and the seller.

       If new issuing entities are established or a new funding entity becomes a beneficiary of the mortgages trust (subject to the agreement of the seller and Funding) or new types of loans are added to the mortgages trust, then the terms of the mortgages trust may be amended. Such amendments may affect the timing of payments on the issuing entity notes. The prior consent of noteholders will not be sought in relation to any of the proposed amendments to the mortgages trust deed, provided (amongst other things) that the rating agencies confirm that the ratings of the outstanding notes will not be adversely affected by such amendments. There can be no assurance that the effect of any such amendments will not ultimately adversely affect your interests.

       Under the terms of the mortgages trust deed, the mortgages trustee holds all the trust property on trust absolutely for Funding (as to Funding's share percentage) and for the seller (as to the seller's share percentage). The TRUST PROPERTY is:

       o the sum of (pound)100 settled by Wilmington Trust SP Services (London) Limited on trust on the date of the mortgages trust deed;

       o the current portfolio of loans and their related security assigned to the mortgages trustee by the seller;

       o new loans and their related security assigned to the mortgages trustee by the seller after the date of this prospectus;

       o any increase in the outstanding principal balance of a loan due to capitalised interest, capitalised expenses, capitalised arrears or a borrower making a drawing under any flexible loan;

       o      any interest and principal paid by borrowers on their loans;

       o any other amounts received under the loans and related security excluding third party amounts;

       o [rights under insurance policies which the Mortgages Trustee has the benefit of;]

       o amounts on deposit (and interest earned on those amounts) in the mortgages trustee GIC account and in the alternative accounts; and

       o      any other property representing or derived from the above,

       less

       o any actual losses in relation to the loans and any actual reductions occurring in respect of the loans as described in paragraph (a) in "- FUNDING SHARE"; and

       o distributions of revenue receipts and principal receipts made from time to time to the beneficiaries of the mortgages trust.

       Funding is not entitled to particular loans and their related security separately from the seller; rather each of them has an undivided interest in all of the loans and their related security forming part of the trust property. The beneficial interests of Funding and the seller represent pro rata interests in the Trust Property, according to the Funding share and the seller share respectively, in the trust property.

       The relevant prospectus supplement will set out approximately Funding's share of the trust property and the seller's share of the trust property as at the relevant closing date.

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FLUCTUATION OF THE FUNDING'S SHARE/ SELLER'S SHARE

       Funding's share and the seller's share of the trust property fluctuate depending on a number of factors including:

       o the allocation of principal receipts on the loans to Funding and/or the seller;

       o      losses arising on the loans;

       o if new loans and their related security are assigned to the mortgages trustee;

       o if Funding acquires part of the seller's share (as described under "- ACQUISITION BY FUNDING OF AN INCREASED INTEREST IN THE TRUST PROPERTY");

       o      if a borrower makes a drawing under a flexible loan;

       o if a borrower makes underpayments or takes payment holidays under a flexible loan;

       o if a borrower exercises a right of set-off in relation to a loan, the seller fails or is unable to repurchase a loan in circumstances when it is required to do so under the mortgage sale agreement, or the seller materially breaches any other obligation or warranty in the mortgage sale agreement or (whilst it is the servicer) the servicing agreement (as described under" - FUNDING SHARE"); and

       o if the seller acquires part of Funding's share, as described in" - ACQUISITION BY THE SELLER OF AN INCREASED INTEREST IN THE TRUST PROPERTY".

       The Funding share and the seller share are recalculated by the cash manager on each distribution date. A distribution date is the eighth day (or, if not a London business day, the next succeeding London business day) of each month and any other date on which Funding acquires a further interest in the trust property and/or the mortgages trustee acquires new loans from the seller. The recalculation is based on the total outstanding principal balance of the loans in the portfolio as at the close of business on the business day immediately preceding the relevant distribution date. The period from (and including) one distribution date, to (but excluding) the next distribution date, is known as a DISTRIBUTION PERIOD.

       The reason for the recalculation is to determine the new Funding share percentage and the seller share percentage. The Funding share percentage and the seller share percentage determine their entitlement to revenue receipts and principal receipts from the loans in the trust property and also the allocation of losses arising on the loans. The method for determining those new percentage shares is set out in the next two sections.

FUNDING SHARE

       On each distribution date and the date when the mortgages trust terminates (each case also referred to in this section as the RELEVANT DISTRIBUTION DATE), the interest of Funding in the trust property is recalculated in accordance with the following formula:

       The current share of Funding is an amount equal to:

                                  A-B-C+D+E+F-G

       The current percentage share of Funding is an amount equal to:

                              (A-B-C+D+E+F-G) x 100
                              ---------------------
                                        H

       in the latter case expressed as a percentage and rounded upwards to five decimal places,

       where:

       A   =  the amount of the Funding share on the immediately preceding distribution date;

       B   =  the amount of any principal receipts on the loans to be distributed to Funding on the relevant distribution date (as described under "- MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF
              PRINCIPAL RECEIPTS PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT" and
              "- MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF PRINCIPAL
              RECEIPTS AND RETAINED PRINCIPAL RECEIPTS AFTER THE OCCURRENCE OF A
              TRIGGER EVENT");

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       C   =  the amount of losses sustained on the loans in the period from
              (and including) the last distribution date to (but excluding) the relevant distribution date and the amount of any reductions occurring in respect of the loans as described in paragraph (a) below, in each case allocated to Funding in the immediately preceding distribution period according to Funding's percentage share at the previous distribution date;

       D   =  the amount of any consideration (excluding deferred
              consideration) to be paid by Funding to the seller with respect to any new loans assigned to the mortgages trustee on the relevant distribution date;

       E   =  the amount of any consideration (excluding deferred
              consideration) to be paid by Funding to the seller in relation to the acquisition by Funding from the seller on the relevant distribution date of an interest in the trust property;

       F   =  the amount equal to Funding's share of any capitalised interest
              [, capitalised expenses and capitalised arrears] accruing on a flexible loan due to borrowers taking payment holidays or making underpayments since the last distribution date less the amount to be paid by the seller to Funding on the relevant distribution date in an amount up to but not exceeding Funding's share of that capitalised interest as described in "- ACQUISITION BY THE SELLER
              OF AN INCREASED INTEREST IN THE TRUST PROPERTY";

       G   =  an amount equal to any payment to be received by Funding from the seller in relation to any acquisition by the seller from Funding on such distribution date of an interest in the trust property; and

       H   =  the amount of the retained principal receipts (as defined below)
              (if any) plus the aggregate outstanding principal balance of all the loans in the trust property as at the relevant distribution date including after making the distributions, allocations and additions referred to in "B", "C", "D", "E", "F" and "G", taking account of (a) any distribution of principal receipts to Funding and the seller to be made on that distribution date, (b) the amount of any losses allocated to Funding and the seller, (c) any increase in the loan balances due to capitalised interest, capitalised expenses and capitalised arrears or borrowers taking payment holidays and/or making underpayments under flexible loans,
              (d) the adjustments referred to in paragraphs (a) to (e) below (or if the seller share is zero, the adjustments referred to in (a)
              only), and (e) the amount of any other additions or subtractions to the trust property.

       If any of the following events occurs during a distribution period, then the aggregate total outstanding principal balance of the loans in the trust property is reduced or deemed to be reduced for the purposes of the calculation of "H":

       (a) any borrower exercises a right of set-off so that the amount of principal and interest owing under a loan is reduced but no corresponding payment is received by the mortgages trustee. In this event, the aggregate outstanding principal balance of the loans in the trust property is reduced by an amount equal to the amount of that set-off; and/or

       (b) a loan or its related security is (i) in breach of the loan warranties contained in the mortgage sale agreement or (ii) the subject of a product switch or further advance or other obligation of the seller to repurchase, and in each case the seller fails to repurchase the loan or loans under the relevant mortgage account and their related security to the extent required by the terms of the mortgage sale agreement. In this event, the aggregate outstanding principal balance of the loans in the trust property is deemed to be reduced for the purposes of the calculation in "H" by an amount equal to the outstanding principal balance of the relevant loan or loans under the relevant mortgage account (together with arrears of interest and accrued interest); and/or

       (c) the seller would be required to repurchase a loan and its related security as required by the terms of the mortgage sale agreement, but the loan is not capable of being repurchased. In this event, the aggregate outstanding principal balance of the loans in the trust property is deemed to be reduced for the purposes of the calculation in "H" by an amount equal to the outstanding principal balance of the relevant loan or loans under the relevant mortgage account (with arrears of interest and accrued interest); and/or

       (d) the seller materially breaches any other obligation or warranty under the mortgage sale agreement and/or (for so long as the seller is the servicer) the servicing agreement, which is


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              also grounds for terminating the appointment of the servicer. In this event, the aggregate outstanding principal balance of the loans in the trust property is deemed to be reduced by an amount equal to the resulting loss incurred by the beneficiaries; and/or

       (e) the seller share of the mortgages trustee revenue receipts is less than the loss amount payable to the mortgages trustee and/or Funding. In this event, the trust property is deemed to be reduced for the purposes of the calculation in "H" by an amount equal to the shortfall in the loss amount. The "LOSS AMOUNT" means any costs, expenses, losses or other claims suffered by the mortgages trustee and/or Funding as a result of any of the matters listed at
              (C) to (I) (inclusive) in "ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY - REPURCHASE OF LOANS UNDER A MORTGAGE ACCOUNT" and where such costs, expenses, losses or other claims are in connection with any recovery of interest on the loans to which the seller, the mortgages trustee or Funding was not entitled or could not enforce.

       The reductions or deemed reductions set out in paragraphs (a) to (e) are made to the seller's share (including the minimum seller share) and thereafter (in respect of paragraph (a) only) will be made to the Funding share only.

       Any subsequent recoveries in respect of loans which have been subject to a set-off (as set out in paragraph (a)) belong to the seller (and to the extent received by the mortgages trustee will be returned to the seller).

SELLER SHARE

       The current share of the seller on each distribution date and the date on which the mortgages trust terminates (the SELLER SHARE) is an amount equal to:

       the aggregate outstanding principal balance of all the loans in the trust property as at the relevant distribution date (adjusted as provided in item "H" of "Funding Share" above) minus the Funding share as calculated on the relevant distribution date

       The current percentage share of the seller in the trust property is an amount equal to:

       100% - current Funding percentage share.

       Neither the Funding share nor the seller share of the trust property may be reduced below zero.

MINIMUM SELLER SHARE

       The seller share includes an amount known as the MINIMUM SELLER SHARE. The relevant prospectus supplement will set out the approximate minimum seller share. The amount of the minimum seller share fluctuates depending on changes to the characteristics of the loans in the trust property. The seller is not entitled to receive principal receipts which would reduce the seller share to an amount less than the minimum seller share unless and until the Funding share is zero or an asset trigger event has occurred. The minimum seller share is the amount determined on each distribution date in accordance with the following formula:

                                   W+X+Y+Z+AA

       where:

       W   =  100 per cent. of the aggregate cleared credit balances of all savings accounts opened in respect of flexible plus loans in the trust property;

       X   =  4.0 per cent. of the aggregate outstanding principal balance of loans in the trust property;

       Y   =  the product of p, q and r where:

              p   =  8.0 per cent.;

              q   =  the FLEXIBLE DRAW CAPACITY, being an amount equal to the excess of (a) the maximum amount that borrowers may draw under flexible loans included in the trust property
                     (whether or not drawn) over (b) the aggregate principal balance of actual flexible loan advances in the trust property on the relevant distribution date; and

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              r   =  3;

       Z   =  the aggregate sum of reductions deemed made (if any) in accordance with paragraphs (b), (c) and (d) as described in "-
              FUNDING SHARE"; and

       AA = the aggregate entitlement of borrowers to receive reward cashbacks and delayed cashbacks in respect of the remaining life of the reward loans in the trust property.

       The purpose of X is to mitigate the risks relating to the loans (see "RISK FACTORS - THERE MAY BE RISKS ASSOCIATED WITH THE FACT THAT THE MORTGAGES TRUSTEE HAS NO LEGAL TITLE TO THE MORTGAGES, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUING ENTITY notes"). The amount of X may be varied from time to time at the request of the seller or Funding (acting reasonably) provided that the security trustee has received written confirmation from the rating agencies that there will be no adverse effect on the then current ratings of the notes as a result thereof. The purpose of Y is to mitigate the risk of the seller failing to fund a drawing under a flexible loan. The purpose of Z is to mitigate the risk of the seller not repurchasing loans where the interest rate is set lower than the Abbey SVR. The purpose of AA is to mitigate the risk of the seller failing to pay a reward cashback or a delayed cashback.

CASH MANAGEMENT OF TRUST PROPERTY - REVENUE RECEIPTS

       Under the cash management agreement, the cash manager is responsible for distributing revenue receipts on behalf of the mortgages trustee on each distribution date in accordance with the order of priority described in the following section. For further information on the role of the cash manager, see "CASH MANAGEMENT FOR THE MORTGAGES TRUSTEE AND FUNDING".

MORTGAGES TRUST APPLICATION OF REVENUE RECEIPTS

       Mortgages trust available revenue receipts is calculated by the cash manager two London business days prior to each distribution date and is an amount equal to the sum of:

       o      revenue receipts on the loans (but excluding principal receipts);
              and

       o interest payable to the mortgages trustee on the mortgages trustee GIC account and on the alternative accounts;

       less

       amounts due to third parties (also known as THIRD PARTY AMOUNTS) including:

       (a)    payments of high loan-to-value fees due to the seller;

       (b) amounts under a direct debit which are repaid to the bank making the payment if that bank is unable to recoup that amount itself from its customer's account; or

       (c) payments by borrowers of early repayment fees and other charges which are due to the seller,

              which amounts may be paid daily from monies on deposit in the mortgages trustee GIC account or, as applicable, the alternative accounts.

       On each distribution date, the cash manager will apply mortgages trust available revenue receipts in the following order of priority:

       (a) subject to the loss amounts applicable to Funding and the Seller (see "- LOSSES"), without priority among them but in proportion to the respective amounts due, to pay amounts due to:

              o the mortgages trustee under the provisions of the mortgages trust deed; and

              o third parties from the mortgages trustee in respect of the mortgages trust but only if:

                     (i) payment is not due as a result of a breach by the mortgages trustee of the documents to which it is a party; and/or

                     (ii)   payment has not already been provided for elsewhere;

       (b) in payment of amounts due to the servicer or to become due to the servicer during the following distribution period under the provisions of the servicing agreement; and

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       (c)    subject to the loss amounts applicable to Funding and the Seller
              (see "- LOSSES"), without priority among them but in proportion to the respective amounts due, to allocate and pay the remaining mortgages trust available revenue receipts to:

       Funding in an amount determined by multiplying the total amount of the remaining mortgages trust available revenue receipts by Funding's percentage share (as determined on the immediately preceding distribution date);

       the seller in an amount equal to the mortgages trust available revenue receipts remaining after determining Funding's share of the mortgages trust available revenue receipts.

       The seller's share of mortgages trustee available revenue receipts will be reduced by an amount equal to the seller loss amount and from such reduced amount an amount shall be allocated and paid to the mortgages trustee and/or Funding (as applicable).

       Amounts due to the mortgages trustee and the servicer are inclusive of VAT. At the date of this prospectus, VAT is calculated at the rate of 17.5 per cent. of the amount to be paid.

CASH MANAGEMENT AND ALLOCATION OF TRUST PROPERTY - PRINCIPAL RECEIPTS

       Under the cash management agreement, the cash manager is also responsible for allocating and distributing principal receipts on behalf of the mortgages trustee on each distribution date in accordance with the order of priority described in the next two following sections. The cash accumulation period (as defined below) will be calculated separately for each bullet term advance and for each series 1 term AAA cash amount. To understand how the cash manager distributes principal receipts on the loans on each distribution date you need to understand the following definitions:

       ANTICIPATED CASH ACCUMULATION PERIOD means (a) the anticipated number of months required to accumulate sufficient principal receipts to pay the relevant bullet amount or (b) the anticipated number of months required to accumulate sufficient principal receipts to set aside the relevant series 1 term AAA cash amount which, in each case, is equal to:

                                      J+K-L
                                  -------------
                                  M x N x (O-P)

       calculated in months and rounded up to the nearest whole number, where:

       J   =  (a) the relevant bullet amount (as defined later in this section) or (b) the relevant series 1 term AAA cash amount (as defined later in this section);

       K   =  (a) the aggregate outstanding principal balance of any bullet amount and/or scheduled amortisation amount that was not fully repaid on its scheduled repayment date, plus any other bullet amount and/or scheduled amortisation amount the scheduled repayment date of which falls on or before the scheduled repayment date of the relevant bullet amount; or (b) the aggregate amount outstanding of any series 1 term AAA cash amount that was not set aside in full on the interest payment date on which it was due to be set aside plus any other series 1 term AAA cash amount the relevant interest payment date of which falls on or before the relevant interest payment date of the relevant series 1 term AAA cash amount;

       L   =  the amount of any available cash already standing to the credit of the cash accumulation ledger;

       M   =  the principal payment rate (as defined later in this section);

       N   =  0.90; O = the aggregate outstanding principal balance of the loans comprised in the trust property; and

       P   =  the principal amount outstanding of any pass-through outstanding term advance (and, as the case may be, any new term advance which is a pass-through term advance) which is then due and payable.

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       An ASSET TRIGGER EVENT will occur when an amount is debited to the AAA principal deficiency sub-ledger of Funding. For more information on the principal deficiency ledger, see "CREDIT STRUCTURE - PRINCIPAL DEFICIENCY LEDGER".

       CASH ACCUMULATION LEDGER is a ledger maintained by the cash manager for Funding, which records the amount accumulated by Funding to be set aside as a series 1 term AAA cash amount on the relevant interest payment date in the cash accumulation sub-ledger for the relevant issuing entity and/or to pay the amounts due on the relevant bullet term advances and/or, as applicable, the scheduled amortisation advances.

       CASH ACCUMULATION SUB-LEDGER is a sub-ledger of such name on the cash accumulation ledger in the name of the relevant issuing entity, which records any series 1 term AAA cash amount in relation to such issuing entity on the relevant interest payment dates.

       CASH ACCUMULATION PERIOD means the period beginning on the earlier of:

              the commencement of the anticipated cash accumulation period; and

              four months prior to the scheduled repayment date of the relevant bullet amount and/or four months prior to the interest payment date on which the relevant series 1 term AAA cash amount is to be set aside by Funding but, in the case of each series 1 term AAA cash amount, if the portfolio CPR falls below 15 per cent., such period shall be extended to eight months or such shorter period prior to the interest payment date on which such series 1 term AAA cash amount is to be set aside by Funding, and ending when Funding has accumulated an amount equal to the relevant bullet amount for payment to the relevant issuing entity (as shown on the cash accumulation ledger) and/or an amount equal to the relevant series 1 term AAA cash amount (as recorded on the cash accumulation sub-ledger for the relevant issuing entity).

       A NON-ASSET TRIGGER EVENT will occur if:

       (a)    an insolvency event occurs in relation to the seller;

       (b) the seller's role as servicer is terminated and a new servicer is not appointed within 60 days;

       (c) on the distribution date immediately succeeding a seller share event distribution date, the current seller share is equal to or less than the minimum seller share (determined using the amounts of the current seller share and minimum seller share that would exist after making the distributions of the principal receipts due on that distribution date on the basis that the cash manager assumes that those principal receipts are distributed in the manner described under "- MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT"); or

       (d) on the distribution date immediately succeeding a seller share event distribution date, the aggregate outstanding principal balance of loans comprised in the trust property on such distribution date is less than the required loan balance amount in effect at that time. The required loan balance amount in effect at the time of an offering of US notes will be set forth in the relevant prospectus supplement under the heading "SUMMARY - NON-ASSET TRIGGER EVENT". The required loan balance amount may change at the time of any new issue of notes.

       The terms of the asset trigger event and the non-asset trigger event may be amended without your prior consent following entry by Funding into a new intercompany loan agreement. A change in these terms may affect the timing of payments on the issuing entity notes.

       PAYMENT RATE DATE is the eighth day (or, if not a London business day, the next succeeding London business day) of each month.

       PAYMENT RATE PERIOD is the period from and including a payment rate date to but excluding the next payment rate date.

       PRINCIPAL PAYMENT RATE means the average monthly rolling principal payment rate on the loans for the 12 months immediately preceding the relevant distribution date, calculated on each payment rate date. The principal payment rate is calculated by:

       (a) dividing (a) the aggregate principal receipts received in relation to the loans in the portfolio during the payment rate period ending on the payment rate date which is the same as or, if not the same, immediately preceding, the relevant distribution date by
              (b) the aggregate outstanding principal balance of the loans on the previous payment rate date;

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       (b)    aggregating the result of the foregoing calculation with the results of the equivalent calculation made on or for each of the eleven most recent prior distribution dates during the relevant twelve month period; and

       (c)    dividing the aggregated result by 12.

       RELEVANT BULLET AMOUNT means, in relation to a bullet term advance, the relevant bullet amount specified in the relevant prospectus in relation to the related series and class (or sub-class) of previous notes and, (in the case of the issuing entity notes) the amount specified as the relevant bullet amount in the relevant prospectus supplement.

       SCHEDULED AMORTISATION AMOUNT means, in relation to a scheduled amortisation term advance, the scheduled amortisation amounts in relation to the related series and class (or sub-class) of previous notes and, in the case of the issuing entity notes, the amount specified as the scheduled amortisation amount in the relevant prospectus supplement.

       SCHEDULED AMORTISATION PERIOD means the period commencing on the distribution date falling 3 months prior to the scheduled repayment date of a scheduled amortisation amount, and which ends on the date that an amount equal to the relevant scheduled amortisation amount has been accumulated by Funding.

       SCHEDULED REPAYMENT DATE means, in respect of a term advance, the interest payment date(s) specified in the relevant prospectus or (in the case of the issuing entity notes) the relevant prospectus supplement and term advance supplement for the scheduled repayment of principal.

       SELLER SHARE EVENT will occur if, on a distribution date, (a) either (i) the result of the calculation of the current seller share on that distribution date would be equal to or less than the minimum seller share for such distribution date (determined using the amounts of the current seller share and the minimum seller share that would exist after making the distributions of principal receipts due on that distribution date on the basis that the cash manager assumes that those principal receipts are distributed in the manner described under "- MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT") or (ii) the aggregate outstanding principal balance of loans comprised in the trust property on such distribution date is less than the required loan balance amount in effect at that time and (b) neither of the events described in (a) above has occurred on the immediately preceding distribution date. The required loan balance amount in effect at the time of an offering of US notes will be set forth in the relevant prospectus supplement under the heading "Summary - Non-asset trigger event and seller share event". The required loan balance amount may change at the time of any new issue of notes.

       SELLER SHARE EVENT DISTRIBUTION DATE is a distribution date on which a seller share event occurs.

       SERIES 1 TERM AAA CASH AMOUNT means the cash amount to be accumulated and set aside by Funding in relation to a term advance related to series 1 class A notes, which is recorded in the cash accumulation sub-ledger of the relevant issuing entity.

       TRIGGER EVENT means an asset trigger event and/or a non-asset trigger event.

MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT

       Prior to the occurrence of a trigger event, the mortgages trustee will allocate and distribute or (as the case may be) retain and reinvest mortgages trust available principal receipts on each distribution date as follows:

       (a) first, the mortgage trust available principal receipts will be allocated and distributed to Funding in respect of the Funding share (as determined on the previous distribution date) in an amount up to the aggregate of (i) the amounts required to replenish the first reserve fund to the extent that amounts have been drawn from the first reserve fund to make scheduled repayments of principal and (ii) to the extent that there is a shortfall in the Funding liquidity reserve required amount, an amount equal to the shortfall;

       (b) second, from and including the start of a cash accumulation period, any remaining mortgages trust available principal receipts will be allocated and distributed to Funding in respect of the remaining Funding share (as determined on the previous distribution date) after making the distributions in (a) above, until an amount equal to the relevant bullet amount or the relevant series 1 term AAA cash amount has been or will have been accumulated by Funding, as


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

              shown on the cash accumulation ledger and on the relevant cash accumulation sub-ledger, as applicable;

       (c) third, during a schedule amortisation period, the cash manager on behalf of the mortgages trustee shall allocate and distribute any remaining mortgages trust available principal receipts, to Funding in an amount in respect of the remaining Funding share (as determined on the previous distribution date) after making the distributions in (a) and (b) above, in an amount up to the scheduled amortisation amount due on the relevant scheduled amortisation term advance on the immediately succeeding interest payment date;

       (d) fourth, from and including the date when amounts are or will become outstanding on the next following interest payment date in respect of one or more pass-through term advances that are due and payable (the PAYABLE PASS-THROUGH TERM ADVANCES) under an intercompany loan, ignoring for these purposes the deferral of repayment of any term BB advance, any term BBB advance, any term A advance and any term AA advance any remaining mortgages trust available principal receipts shall be allocated and distributed to Funding in respect of the Funding share (as determined on the previous distribution date) after making the distributions in (a),
              (b) and (c) above, in an amount up to the aggregate of the following amounts in respect of each intercompany loan under which such payable pass-through term advances arise until all of such payable pass-through term advances are fully repaid or will on the next following interest payment date be fully repaid. The amounts referred to above shall be determined in respect of each intercompany loan advanced by the issuing entity, any previous issuing entity or any new issuing entity to Funding which then comprises a payable pass-through term advance (INTERCOMPANY LOAN
              X) and shall be:

              (i) prior to the occurrence of any option to redeem the notes (other than pursuant to NUMBER 5.5 of the notes (Optional redemption for tax and other reasons) or, as applicable and if specified in the relevant prospectus supplement, NUMBER
                     5.6 of the notes (Optional redemption for implementation of EU Capital Requirements Directive) or pursuant to the post enforcement call option) related to such intercompany loan X, the outstanding principal balance of each payable pass-through term advance forming part of such intercompany loan X; and

              (ii) after the occurrence of any option to redeem the notes (other than pursuant to NUMBER 5.5 of the notes (Optional redemption for tax and other reasons) or, as applicable and if specified in the relevant prospectus supplement, NUMBER
                     5.6 of the notes (Optional redemption for implementation of EU Capital Requirements Directive) or pursuant to the post enforcement call option) related to such intercompany loan X, an amount calculated as follows:

                                                         OUTSTANDING PRINCIPAL
                                                         BALANCE OF INTERCOMPANY
                                                         LOAN AGREEMENT X
                     FUNDING SHARE PERCENTAGE            -----------------------
                     X PRINCIPAL RECEIPTS X
                                                         AGGREGATE OUTSTANDING
                                                         PRINCIPAL BALANCE OF
                                                         ALL INTERCOMPANY LOANS

                     (but in each case, taking into account any amounts available to Funding in the Funding principal ledger to make such payments); and

       (e) fifth, if such distribution date is a seller share event distribution date then the cash manager shall, on behalf of the mortgages trustee, retain and reinvest the remaining balance of the mortgages trust available principal receipts (the RETAINED PRINCIPAL RECEIPTS) by deposit in the mortgages trustee GIC account and make a corresponding credit to the principal ledger and, (ii) where such distribution date is not a seller share event distribution date, any excess mortgages trust available principal receipts shall be paid to the seller in respect of the seller share (as determined on the previous distribution date).

       If Funding borrows new intercompany loans, then the terms of the mortgages trust, including the provisions regarding the way in which the mortgages trustee distributes principal receipts, may change.

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MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS AND RETAINED
PRINCIPAL RECEIPTS AFTER THE OCCURRENCE OF A TRIGGER EVENT

       On each distribution date after the occurrence of an asset trigger event, all principal receipts plus an amount equal to the current retained principal receipts (if any) will be allocated and distributed by the cash manager, on behalf of the mortgages trustee, as follows:

       (a) if the immediately preceding distribution date was a seller share event distribution date, an amount equal to the retained principal receipts to Funding until the Funding share is zero; and then

       (b) with no order of priority between them but in proportion to the respective amounts due, to Funding and the seller according to the Funding percentage share of the trust property and the seller percentage share of the trust property respectively, until the Funding share is zero. When the Funding share is zero, the remaining principal receipts (if any) will be allocated to the seller.

       On each distribution date after the occurrence of a non-asset trigger event but prior to the occurrence of an asset trigger event, all principal receipts will be allocated and paid to Funding until the Funding share is zero.

       Following the occurrence of a non-asset trigger event but prior to the occurrence of an asset trigger event, the issuing entity notes will be subject to prepayment risk (that is, they may be repaid earlier than expected). Following the occurrence of an asset trigger event, the class A notes may not be repaid in full by their respective final maturity dates. See "RISK FACTORS - THE YIELD TO MATURITY OF THE ISSUING ENTITY NOTES MAY BE ADVERSELY AFFECTED BY PREPAYMENTS OR REDEMPTIONS ON THE LOANS".

LOSSES

       All losses arising on the loans are applied in reducing proportionately the Funding share and the seller share. Funding's share and the seller's share of the losses are determined by multiplying the amount of losses during a distribution period by the Funding share percentage, which are allocated to Funding (until the Funding share is zero) (the FUNDING LOSS AMOUNTS), and the remainder, which are allocated to the seller (the SELLER LOSS AMOUNT), on each distribution date.

       In the event that any sums are recovered from a borrower in respect of which a loss has been recorded on the losses ledger (other than in the event that such recovery occurs subsequent to completion of enforcement procedures), they shall be applied in reducing the balance of the losses ledger. Any such reduction of the balance of the losses ledger will be apportioned pro rata and pari passu between the Funding share and the seller share as at the date on which such provision was originally made in the losses ledger.

       If a recovery is made on a loan after Funding has discharged all its obligations to all of its secured creditors (including to the issuing entity under the intercompany loan agreement), then the sums recovered shall be held by the mortgages trustee for the benefit of the seller only.

DISPOSAL OF TRUST PROPERTY

       The trust property is held on trust for the benefit of Funding and the seller. Subject to the terms of the mortgages trust deed, the mortgages trustee is not entitled to dispose of the trust property or create any security interest over the trust property.

       If an event of default occurs under any intercompany loan agreement (an INTERCOMPANY LOAN EVENT OF DEFAULT) and the security trustee enforces the security granted by Funding over its assets, including its interest in the trust property, then the security trustee is entitled, among other things, to sell Funding's interest in the trust property. For further information on the security granted by Funding over its assets, see "SECURITY FOR FUNDING'S OBLIGATIONS".

ADDITIONS TO THE TRUST PROPERTY

       The trust property may be increased from time to time by the assignment of new loans and their related security to the mortgages trustee. The mortgages trustee will hold the new loans and their related security on trust for Funding and the seller according to the terms of the mortgages trust deed. For further

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information on the assignment of new loans and their related security to the mortgages trustee, see "ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY".

ACQUISITION BY FUNDING OF AN INCREASED INTEREST IN THE TRUST PROPERTY

       On not more than 60 nor less than 30 days' written notice, Funding may offer to make a payment to the seller in consideration for an increase in Funding's share on a distribution date specified in that notice, with the effect that Funding's share shall increase and the seller's share shall correspondingly decrease. Funding is permitted to do this only if a number of conditions are met, including:

       o no note event of default and no intercompany loan event of default has occurred under any intercompany loan agreement that has not been remedied or waived;

       o as at the most recent interest payment date, no deficiency is recorded on Funding's principal deficiency ledger (which remains outstanding);

       o the security trustee is not aware that the increase in the Funding share (or the corresponding decrease in the seller share) would adversely affect the then current ratings by the rating agencies of the outstanding notes;

       o as at the relevant distribution date, the aggregate outstanding principal balance of loans comprised in the trust property, in respect of which the aggregate amount in arrears is more than three times the monthly payment then due, is less than 4 per cent. of the aggregate outstanding principal balance of all loans comprised in the trust property;

       o unless otherwise agreed by Moody's, Standard and Poor's or Fitch, as the case may be, the short-term, unsecured, unguaranteed and unsubordinated debt obligations of the seller are rated at least P-1 by Moody's, A-1 by Standard & Poor's and F1 by Fitch at the time of, and immediately following, the payment made by Funding on the relevant distribution date;

       o the product of the weighted average repossession frequency (WAFF) and the weighted average loss severity (WALS) for the loans constituting the trust property calculated on the relevant distribution date in the same way as for the initial portfolio (or as agreed by the servicer and the rating agencies from time to time) does not exceed the product of the WAFF and WALS for the loans comprised in the trust property calculated on the most recent previous closing date, plus 0.25 per cent;

       o the loan-to-value ratio of the loans comprised in the trust property, after application of the LTV test on the relevant distribution date, does not exceed the loan-to-value ratio (based on the LTV test) of loans in the trust property on the most recent previous closing date plus 0.25 per cent.; and

       o the first reserve fund has not been debited on or before the relevant distribution date for the purposes of curing a principal deficiency in respect of the term advances in circumstances where the first reserve fund has not been replenished by a corresponding amount by the relevant distribution date.

ACQUISITION BY THE SELLER OF A FURTHER INTEREST IN THE TRUST PROPERTY RELATING TO CAPITALISED INTEREST

       If a borrower takes a payment holiday or makes an underpayment in respect of interest pursuant to the terms of a flexible loan, then the outstanding principal balance of the flexible loan will increase by, in the case of a payment holiday, the amount of interest that would have been paid on the relevant loan if not for such payment holiday and, in the case of an underpayment, the excess of the amount of interest that would have been paid on the relevant loan if not for such underpayment over the reduced amount of interest paid by the borrower (in each case, the CAPITALISED INTEREST).

       The increase in the loan balance as a result of capitalised interest, capitalised expenses and capitalised arrears will be allocated to the Funding share and to the seller share, based on their respective percentage shares as calculated on the previous distribution date.

       Prior to an insolvency event occurring in respect of the seller, on each distribution date, the seller will make a cash payment to Funding in an amount equal to Funding's share of the capitalised interest in respect of those loans that are subject to payment holidays or underpayments. Following such payment:

       o the seller share will increase by an amount equal to the amount paid to Funding for Funding's share of the capitalised interest, and Funding's share will decrease by a corresponding amount; and

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       o      Funding will apply the proceeds of the amount paid by the seller in accordance with the Funding pre-enforcement revenue priority of payments and, after enforcement of the Funding security, in accordance with the Funding post enforcement priority of payments.

       If an insolvency event occurs in respect of the seller, then the seller may acquire from Funding its share of the capitalised interest in the same manner and for the same purpose described above, but it is not obliged to do so.

PAYMENT BY THE SELLER TO FUNDING OF THE AMOUNT OUTSTANDING UNDER AN INTERCOMPANY LOAN

       If the seller offers to make a payment to Funding of the amount outstanding under a term advance that forms part of an intercompany loan, then Funding may accept that offer but only if:

       either:

       (a) the aggregate outstanding principal balance of the relevant term advance under an intercompany loan is less than 10 per cent. of the principal balance of that term advance immediately after it was drawn by Funding; or

       (b) (i) the issuing entity or a previous issuing entity would be required to deduct or withhold from any payment of principal or interest or any other amount under any of the issuing entity notes or the previous notes (as the case may be) any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature or (ii) Funding would be required to deduct or withhold from amounts due under an intercompany loan any amount on account of any present or future taxes, duties, assessments or governmental charges of whatever nature and the issuing entity or that previous issuing entity (as the case may be) is not able to arrange the substitution of a company incorporated in another jurisdiction approved by the relevant note trustee or previous note trustee (as the case may be) as principal debtor under the relevant issuing entity notes or previous notes (as the case may be) or as lender under the relevant intercompany loan agreement, as the case may be; or

       (c) the issuing entity, or a previous issuing entity, has delivered a certificate to Funding, the issuing entity security trustee or the relevant previous issuing entity security trustee and the rating agencies to the effect that it would be unlawful for the issuing entity or that previous issuing entity (as the case may be) to make, fund or allow that term advance to remain outstanding and stating that that the issuing entity or that previous issuing entity (as the case may be) requires Funding to prepay that term advance; or

       (d) (in relation to the previous intercompany loans made by Holmes Financing (No. 7) PLC and Holmes Financing (No. 8) PLC only) the new Basel Capital Accord (as described in the consultative document "The New Basel Capital Accord" published in April 2003 by the Basel Committee on Banking Supervision and in their further consultative documents) has been implemented in the United Kingdom, whether by the rule of law, recommendation of best practice or by any other regulation, no note enforcement notice has been served and the seller has given not less than 30 and not more than 60 days notice of the offer by the seller to be made on or after the interest payment date falling in April 2007; or

       (e) (in relation to each intercompany loan made by the issuing entity under the master intercompany loan agreement) the new Basel Capital Accord (as described in the consultative document "The New Basel Capital Accord" published on 14 July 2004 by the European Commission) has been implemented in the United Kingdom, whether by the rule of law, recommendation of best practice or by any other regulation, no note enforcement notice has been served and Funding has given not less than 30 and not more than 60 days notice to the note trustee and the issuing entity, but only if so specified with respect to the corresponding issuing entity notes;

       o the security trustee has received written confirmation from each of the rating agencies that there would not be any adverse effect on the then current ratings of the outstanding notes if Funding accepted the offer;

       o      Funding would receive the payment on a distribution date; and

       o the relevant issuing entity has confirmed to Funding that the proceeds of the corresponding payment made by Funding to the relevant issuing entity would be applied to repay the relevant intercompany loan and the relevant issuing entity has exercised its right to prepay the corresponding series of notes in these circumstances.

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       The Funding share would decrease by an amount equal to the payment made by the seller and the seller share would increase by a corresponding amount.

TERMINATION OF MORTGAGES TRUST

       The mortgages trust will terminate on the earlier of:

       o [the date on which all amounts due from Funding under all the intercompany loan agreements have been repaid in full;] and

       o      any other date agreed in writing by Funding and the seller.


RETIREMENT OF MORTGAGES TRUSTEE

       The mortgages trustee is not entitled to retire or otherwise terminate its appointment. The seller and Funding covenant not to replace the mortgages trustee.

GOVERNING LAW

       The mortgages trust deed is governed by English law.


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                     THE MASTER INTERCOMPANY LOAN AGREEMENT

       The following section contains a summary of the material terms of the master intercompany loan agreement. The summary does not purport to be complete and is subject to the provisions of the master intercompany loan agreement.

THE FACILITY

       Pursuant to the terms of the master intercompany loan agreement, the issuing entity will lend to Funding from time to time on the relevant closing date for each issue an aggregate amount in sterling equal to the proceeds of the issue of such issuing entity notes.

       For the purposes of this prospectus, each such advance of funds will be divided into separate term advances which together shall constitute an intercompany loan under the master intercompany loan agreement. Each intercompany loan will be divided into one or more term advances. Each such term advance under the master intercompany loan agreement will relate to a particular series and class (or sub-class) of issuing entity notes. The intercompany loan relating to the particular issue being issued on the relevant closing date of the relevant prospectus supplement is referred to as the current intercompany loan. The term advance supplement to the master intercompany loan agreement will contain the terms of each term advance. Funding will use the proceeds of each term advance under the master intercompany loan agreement to:

       o pay the seller part of the consideration for loans (together with their related security) sold by the seller to the mortgages trustee in connection with the relevant issue by the issuing entity and the making of the relevant term advances to Funding, which will result in an increase in the amount of the trust property and a corresponding adjustment to the value of the Funding share of the trust property and the value of the seller share of the trust property;

       o acquire part of the seller's share of the trust property (such payment to be made to the seller which will result in a corresponding decrease of the seller's share of the trust property and a corresponding increase in Funding's share of the trust property);

       o      fund or replenish the first reserve fund; and/or

       o make a payment to the issuing entity or to a previous issuing entity or to a new issuing entity to refinance an existing term advance.

RATINGS DESIGNATIONS OF THE TERM ADVANCES

       The AAA term advances reflect the ratings expected to be assigned to the corresponding class A notes by the rating agencies on the relevant closing date, except that AAA term advances may correspond to money market notes rated at least A-1+/P-1/F-1+. The AA term advances reflect the rating expected to be assigned to the class B notes by the rating agencies on the relevant closing date. The A term advances reflect the rating expected to be assigned to the class M notes by the rating agencies on the relevant closing date. The BBB term advances reflect the rating expected to be assigned to the class C notes by the rating agencies on the relevant closing date. The BB term advances reflect the rating expected to be assigned to the class D notes by the rating agencies on the relevant closing date. If, after any closing date, the rating agencies subsequently change the ratings assigned to a series and class (or sub-class) of the issuing entity notes, then this will not affect the designated ratings of the term advances under the master intercompany loan.

CONDITIONS TO DRAWDOWN

       The issuing entity may make new term advances to Funding and issue corresponding series and classes (or sub-classes) of issuing entity notes from time to time without obtaining the consent of existing noteholders. The issuing entity will not be obliged to make the new term advances available to Funding unless the issuing entity security trustee is satisfied on the relevant closing date that a number of conditions have been met, including:

       o that the corresponding series and class (or sub-class) of issuing entity notes have been issued and the proceeds received by or on behalf of the issuing entity;

       o that Funding has delivered a certificate certifying that it is solvent; and

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       o      that each of the transaction documents has been duly executed by the relevant parties to them.


REPRESENTATIONS AND AGREEMENTS

       Funding will make several representations to the issuing entity in the master intercompany loan agreement including representations that Funding has been duly incorporated and that it has the requisite corporate power and authority to enter into the transaction documents to which it is a party.

       In addition, Funding will agree that:

       o it will not create or permit to subsist any encumbrance, unless arising by operation of law, or other security interest over any of its assets other than pursuant to the transaction documents;

       o it will not carry on any business or engage in any activity whatsoever which is not incidental to or necessary in connection with any of the activities in which the transaction documents provide or envisage that Funding will engage;

       o it will not have any subsidiaries, any subsidiary undertakings, both as defined in the Companies Act 1985 as amended, or any employees or premises;

       o it will not transfer, sell, lend, part with or otherwise dispose of all or any of its assets, properties or undertakings or any interest, estate, right, title or benefit therein other than as contemplated in the transaction documents;

       o it will not pay any dividend or make any other distribution to its shareholders, other than in accordance with the Funding deed of charge, and it will not issue any new shares;

       o it will not incur any indebtedness in respect of any borrowed money or give any guarantee in respect of any indebtedness or of any obligation of any person whatsoever other than indebtedness contemplated by the transaction documents; and

       o it will not enter into any amalgamation, demerger, merger or reconstruction, nor acquire any assets or business nor make any investments other than as contemplated in the transaction documents.

PAYMENTS OF INTEREST

       The interest rate applicable to the term advances made under the master intercompany loan from time to time will be determined (other than, in each case, in respect of the first period) by reference to LIBOR for three-month sterling deposits or, for some term advances, such other sterling LIBOR rate as may be specified in the applicable term advance supplement plus or minus, in each case, a margin which may differ for each separate term advance. LIBOR for an interest period will be determined on the relevant interest determination date. The relevant prospectus supplement sets out details of the interest payment dates and payment of interest on the term advances under the intercompany loan relating to the series and class (or sub-class) of issuing entity notes issued.

       In addition, Funding will agree to pay an additional fee to the issuing entity on each interest payment date or otherwise when required. The fee on each interest payment date will be equal to the amount needed by the issuing entity to pay or provide for other amounts falling due, if any, to be paid to its creditors (other than amounts of interest and principal due on the issuing entity notes and tax that can be met out of the issuing entity's profits) and a sum (in amount up to 0.02 per cent. of the interest paid to the issuing entity on the term advances on each interest payment date) to be retained by the issuing entity as profit. The fee will be paid by Funding out of the Funding available revenue receipts.

REPAYMENT OF PRINCIPAL ON THE TERM ADVANCES

       The term advances under the master intercompany loan agreement will be repaid on the dates and in the priorities described in "CASHFLOWS - DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY OR THE OCCURRENCE OF A TRIGGER EVENT OR ENFORCEMENT OF THE ISSUING ENTITY SECURITY".

DEFERRAL OF PAYMENTS ON BB TERM ADVANCES, BBB TERM ADVANCES, A TERM ADVANCES AND AA TERM ADVANCES WHEN LOSSES ARE RECORDED ON RESPECTIVE PRINCIPAL DEFICIENCY LEDGERS AND IN OTHER CIRCUMSTANCES

       If:

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       o      a principal loss has been recorded on the principal deficiency ledger in respect of any of the BB term advances, the BBB term advances, the A term advances or the AA term advances (whether in respect of a term advance under the current intercompany loan, any previous intercompany loan or any new intercompany loan); or

       o monies standing to the credit of the first reserve fund have been used, on or prior to the relevant interest payment date, to cure a principal deficiency in respect of the BB term advances and/or the BBB term advances and/or the A term advances and/or the AA term advances (whether in respect of a term advance under the current intercompany loan, any previous intercompany loan or any new intercompany loan), and the first reserve fund has not been replenished by a corresponding amount on the relevant interest payment date; or

       o as at the relevant interest payment date, the total outstanding principal balance of loans in the mortgages trust, in respect of which the aggregate amount in arrears is more than three times the monthly payment then due, is more than 5 per cent. of the total outstanding principal balance of loans in the mortgages trust, then the BB term advances, the BBB term advances, the A term advances, and, as applicable, the AA term advances will not be entitled to principal repayments (i) until the relevant circumstance as described in the preceding bulleted list has been cured or otherwise ceases to exist; or (ii) unless no AAA term advances are outstanding.

LIMITED RECOURSE

       Funding will only be obliged to pay amounts to the issuing entity in respect of any term advance under the master intercompany loan agreement to the extent that it has funds to do so after making payments ranking in priority to amounts due on the term advances.

       If, on the final repayment date of a term advance under the master intercompany loan, there is a shortfall between the amount of interest and/or principal due on that term advance and the amount available to Funding to make that payment, then that shortfall shall not be due and payable to the issuing entity until the time (if ever) when Funding has enough money available to pay the shortfall on that term advance (after making any other payments due that rank higher in priority to that advance).

       If, on the final repayment date of an intercompany loan, unless otherwise specified in the relevant term advance supplement, there is a shortfall between the amount required to pay all outstanding interest and/or principal on the AA term advances, and/or the A term advances and/or the BBB term advances and/or the BB term advances constituting that intercompany loan and the amount available to Funding to make the relevant payments, then the shortfall shall be deemed to be not due and payable under the relevant intercompany loan agreement and any claim that the issuing entity may have against Funding in respect of that shortfall will be extinguished.

MASTER INTERCOMPANY LOAN EVENTS OF DEFAULT

       The master intercompany loan agreement will contain events of default (each a MASTER INTERCOMPANY LOAN EVENT OF DEFAULT), which will include, among others, the following events:

       o a default by Funding for a period of three London business days in the payment of any amount payable under any intercompany loan agreement (whether any previous intercompany loan agreement, the master intercompany loan agreement or any new intercompany loan agreement) (but subject to the limited recourse provisions described later in this section and in "- LIMITED RECOURSE");

       o Funding does not comply in any material respect with its obligations under the transaction documents (other than non-payment as set out in the preceding paragraph) and that non-compliance, if capable of remedy, is not remedied promptly and in any event within twenty London business days of Funding becoming aware of its non-compliance or of receipt of notice from the security trustee requiring Funding's non-compliance to be remedied; and

       o insolvency related events occur in relation to Funding or it is, or becomes, unlawful for Funding to perform its obligations under any of the transaction documents.

       Investors should note that, as described in "- LIMITED RECOURSE", it will not be an event of default under an intercompany loan agreement (whether any previous intercompany loan agreement, the master intercompany loan agreement or any new intercompany loan agreement) if default is made by Funding in


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paying amounts due under the intercompany loan agreement where Funding does not have the money available to make the relevant payment. The ability of the issuing entity to repay each series and class (or sub-class) of issuing entity notes will depend upon payments to the issuing entity from Funding under the corresponding term advances pursuant to the master intercompany loan agreement. See "RISK FACTORS - FAILURE BY FUNDING TO MEET ITS OBLIGATIONS UNDER THE MASTER INTERCOMPANY LOAN AGREEMENT WOULD ADVERSELY AFFECT PAYMENTS ON THE ISSUING ENTITY NOTES".

       Investors should also note that an event of default by Funding in respect of any previous intercompany loan or any new intercompany loan or any agreement entered into by Funding in connection with that previous intercompany loan or new intercompany loan, will constitute an event of default under the current intercompany loan.

       If a master intercompany loan event of default occurs, then the security trustee will be entitled to deliver a notice to Funding stating that a master intercompany loan event of default has occurred (a MASTER INTERCOMPANY LOAN ENFORCEMENT NOTICE). Upon the service of a master intercompany loan enforcement notice, the security trustee may direct that the term advances become immediately due and payable and/or that the term advances become due and payable on the demand of the security trustee.

NEW INTERCOMPANY LOAN AGREEMENTS WITH NEW ISSUING ENTITIES

       New issuing entities may be established by Holdings for the purpose of issuing new notes to investors and using the proceeds thereof to make new intercompany loans to Funding. The issuance of new notes by a new issuing entity and the making of the related new intercompany loan will only be permitted if certain conditions are satisfied, including, among others, that the then current ratings of the issuing entity notes outstanding at that time will not, as a result of the new issuing entity issuing any new notes, be adversely affected.

       See "RISK FACTORS - IF FUNDING ENTERS INTO NEW INTERCOMPANY LOAN AGREEMENTS WITH NEW ISSUING ENTITIES, THEN THE NEW TERM ADVANCES MAY RANK AHEAD OF THE CURRENT TERM ADVANCES AS TO PAYMENT, AND ACCORDINGLY NEW NOTES MAY RANK AHEAD OF THE ISSUING ENTITY NOTES AS TO PAYMENT", "RISK FACTORS - NEW ISSUING ENTITIES AND NEW START-UP LOAN PROVIDERS WILL SHARE IN THE SAME SECURITY GRANTED BY FUNDING TO THE ISSUING ENTITY, AND THIS MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUING ENTITY NOTES", and "RISK FACTORS - THE PREVIOUS ISSUING ENTITIES, THE FUNDING SWAP PROVIDER AND THE START-UP LOAN PROVIDER ALREADY SHARE IN THE SECURITY BEING GRANTED BY FUNDING TO THE ISSUING ENTITY, WHICH MAY ADVERSELY AFFECT PAYMENTS ON THE ISSUING ENTITY NOTES".

FUNDING'S BANK ACCOUNTS

       Funding maintains two bank accounts in its name (managed by the cash manager) with Abbey. These are:

       (a) the Funding GIC account: the reserve funds (including the Funding liquidity reserve fund and the Funding reserve fund) are credited to this account and on each distribution date Funding's share of the mortgages trust available revenue receipts and any distribution of principal receipts to Funding under the mortgages trust are initially deposited in this account. On each interest payment date, amounts required to meet Funding's obligations to its various creditors are, with the consent of the security trustee, transferred to the Funding transaction account; and

       (b) the Funding transaction account: on each interest payment date, monies standing to the credit of the Funding GIC account are, with the consent of the security trustee, transferred to the Funding transaction account and applied by the cash manager in accordance with the relevant order of priority of payments. Amounts representing Funding's profits are retained in the Funding transaction account.

       If collateral is posted by the Funding swap provider under the Funding swap agreement, Funding shall open a new account in its name, subject to the terms of the Funding swap agreement, called the FUNDING COLLATERAL ACCOUNT into which the collateral will be deposited. See "THE SWAP AGREEMENTS - RATINGS DOWNGRADE OF SWAP PROVIDERS".

       The accounts referred to above are currently maintained or to be maintained with the account bank but may be required to be transferred to an alternative bank in certain circumstances, including if the short-term, unguaranteed and unsecured ratings ascribed to the account bank fall below A-1+ (or in the circumstances described below, A-1) by Standard & Poor's, F1 by Fitch and P-1 by Moody's. So long as the relevant


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deposit amount is less than 30 per cent. of the amount of the Funding share in the trust property, then the short-term, unguaranteed and unsecured rating required to be ascribed to the account bank by Standard & Poor's shall be at least A-1. Such a transfer is not required despite such a downgrade if the account bank: (i) procures that an entity with the required rating becomes a co-obligor in respect of the obligations of the account bank; (ii) procures that an entity with the required rating provides a guarantee of the obligations of the account bank; or (iii) takes such other actions to ensure that the rating assigned to the outstanding notes is not adversely affected by the ratings downgrade, in each case provided that the then current ratings of the outstanding notes shall not be adversely affected by each or any of the above actions.

GOVERNING LAW

       The master intercompany loan agreement is governed by English law.


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                       SECURITY FOR FUNDING'S OBLIGATIONS

       Funding has granted security for its obligations under the master intercompany loan agreement (and the other transaction documents to which it is a party) by entering into the Funding deed of charge with the security trustee, the cash manager, the account bank, the seller, the corporate services provider, the previous issuing entities, the Funding swap provider and the start-up loan provider. The issuing entity has entered into a deed of accession to the Funding deed of charge which means that it shares in the security granted by Funding under the Funding deed of charge. In addition, if Funding enters into new intercompany loan agreements with new issuing entities, then the new issuing entities (together with any new start-up loan providers), will enter into deeds of accession in relation to the Funding deed of charge. This means that they will also share in the security granted by Funding under the Funding deed of charge with the existing Funding secured creditors.

       The Funding deed of charge has seven primary functions:

       o      it sets out the covenants of Funding;

       o it creates security in favour of the security trustee which the security trustee then administers on trust for each of the Funding secured creditors (including secured creditors that accede to the Funding deed of charge in connection with new term advances made by the issuing entity or by a new issuing entity under a new intercompany loan);

       o it sets out the order in which the cash manager applies money received by Funding prior to enforcement of the security;

       o it sets out the enforcement procedures relating to a default by Funding on its covenants under the transaction documents (including provisions relating to the appointment of a receiver);

       o it sets out the order in which the security trustee applies money received by Funding following the enforcement of the security;

       o it sets out the appointment of the security trustee, its powers and responsibilities and the limitations on those responsibilities; and

       o it sets out how new creditors of Funding can accede to the terms of the Funding deed of charge.

       The following section contains a summary of the material terms of the Funding deed of charge. The summary does not purport to be complete and is subject to the provisions of the Funding deed of charge.

COVENANTS OF FUNDING

       The Funding deed of charge contains covenants made by Funding in favour of the security trustee on trust for the benefit of itself, any receiver of Funding and the other Funding secured creditors. The main covenants are that Funding will pay all amounts due to each of the Funding secured creditors as they become due (subject to the limited recourse provisions) and that it will comply with its other obligations under the transaction documents to which it is or will be a party.

FUNDING SECURITY

       Under the Funding deed of charge, Funding creates the following security (also known as the FUNDING SECURITY) for and on behalf of the Funding secured creditors in respect of its obligations under the intercompany loans outstanding at any one time and the other transaction documents to which it is or will be a party:

       o a first ranking fixed charge (which may take effect as a floating charge) over the Funding share of the trust property;

       o an assignment by way of first ranking fixed security of all of its rights and interest in the transaction documents to which Funding is a party from time to time;

       o

       o a charge by way of first fixed charge (which may take effect as a floating charge) of the rights and benefits of Funding in the Funding GIC account, the Funding transaction account, all amounts standing to the credit of those accounts and all authorised investments purchased from those accounts;

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       o      with regard to all of Funding's assets located in England and
              Wales or governed by English law, a first ranking floating charge over all the assets and the undertaking of Funding not otherwise secured by any fixed charge detailed here; and

       o with regard to all of Funding's assets located in Scotland or governed by Scots law, a first ranking floating charge.

NATURE OF SECURITY - FIXED CHARGE

       Funding may not deal with those of its assets which are subject to a fixed charge without the consent of the security trustee. Accordingly, Funding is not permitted to deal with the assets which are expressed to be subject to a fixed charge in its ordinary course of business. In this way, the security is said to "FIX" over those assets which are expressed to be subject to a fixed charge (being the charges described in the first three bullet points in this section).

NATURE OF SECURITY - FLOATING CHARGE

       Unlike the fixed charges, the floating charge does not attach to specific assets but instead "FLOATS" over a class of assets which may change from time to time, allowing Funding to deal with those assets and to give third parties title to those assets free from any encumbrance in the event of sale, discharge or modification, provided those dealings and transfers of title are in the ordinary course of Funding's business. Any of Funding's assets, whether currently held or acquired after the relevant closing date (including assets acquired as a result of the disposition of any other asset of Funding), which are not subject to the fixed charges mentioned in this section and all of its Scottish assets are subject to the floating charge.

       The Funding deed of charge was created prior to 15 September 2003. Accordingly, the prohibition in section 72A of the Insolvency Act on the appointment of an administrative receiver under floating charges created after that date will not apply to any appointment made pursuant to the Funding deed of charge.

       The existence of the floating charge allows the security trustee to appoint an administrative receiver of Funding and thereby prevent the appointment of an administrator or receiver of Funding by one of Funding's other creditors. Therefore, in the event that enforcement proceedings are commenced in respect of amounts due and owing by Funding, the security trustee will always be able to control those proceedings in the best interests of the Funding secured creditors. However, see "RISK FACTORS - CHANGES OF LAW MAY ADVERSELY AFFECT YOUR INTERESTS" relating to potential prohibition on appointment of administrative receivers.

       The interest of the Funding secured creditors in property and assets over which there is a floating charge only will rank behind the expenses of any liquidation or any administration and the claims of certain other preferential creditors on enforcement of the Funding security. Section 250 of the Enterprise Act abolishes crown preference in relation to all insolvencies and thus reduces the categories of preferential debts that are to be paid in priority to debts due to the holder of a floating charge but a new Section 176A of the Insolvency Act (as inserted by Section 251 of the Enterprise Act) requires a "PRESCRIBED PART" (up to a maximum amount of (pound)600,000) of the floating charge realisations available for distribution to be set aside to satisfy the claims of unsecured creditors. This means that the fees and expenses of any administration and preferential creditors will be paid out of the proceeds of enforcement of the floating charge ahead of amounts due to the issuing entity under the master intercompany loan agreement. Again, see "RISK FACTORS - CHANGES OF LAW MAY ADVERSELY AFFECT YOUR INTERESTS" relating to the introduction of enhanced rights for unsecured creditors in respect of floating charge recoveries.

       The floating charge created by the Funding deed of charge may CRYSTALLISE and become a fixed charge over the relevant class of assets owned by Funding at the time of crystallisation. Crystallisation will occur automatically following the occurrence of specific events set out in the Funding deed of charge, including, among other events, notice to Funding from the security trustee following an intercompany loan event of default except in relation to Funding's Scottish assets, where crystallisation will occur on the appointment of an administrative receiver or upon the commencement of the winding up of Funding. A crystallised floating charge will rank ahead of the claims of unsecured creditors but will continue to rank behind the claims of preferential creditors (as referred to in this section) on enforcement of the Funding security.

FUNDING PRE-ENFORCEMENT PRIORITY OF PAYMENTS

       The Funding deed of charge sets out the order of priority of distribution by the cash manager, as at the closing date and prior to the enforcement of the Funding security, of amounts standing to the credit of the


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Funding transaction account on each interest payment date. This order of priority is described in "CASHFLOWS - DISTRIBUTION OF FUNDING AVAILABLE REVENUE RECEIPTS" and "CASHFLOWS - DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY OR THE OCCURRENCE OF A TRIGGER EVENT OR ENFORCEMENT OF THE ISSUING ENTITY SECURITY".

FOLLOWING THE CREATION OF NEW INTERCOMPANY LOAN AGREEMENTS WITH NEW ISSUING ENTITIES

       If any new issuing entities are established to issue new notes and accordingly to make new term advances to Funding, such new issuing entities (together with any new start-up loan providers) will enter into deeds of accession or supplemental deeds in relation to the Funding deed of charge which may, depending on the type of new notes to be issued, require amendments, among other things, to the Funding pre-enforcement revenue priority of payments, the Funding pre-enforcement principal priority of payments and the Funding post enforcement priority of payments to reflect the amounts due to the new issuing entity and any new start-up loan provider. The ranking of those new amounts due will be as follows:

       o subject to the rules regarding the application of principal receipts by Funding (see "CASHFLOWS - DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY OR THE OCCURRENCE OF A TRIGGER EVENT OR ENFORCEMENT OF THE ISSUING ENTITY SECURITY - RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS"), all amounts due and payable to the previous issuing entities, the issuing entity and any new issuing entity will be paid, subject to their relevant repayment dates, in descending order of the respective ratings of their term advances so the term advance with the highest term advance rating will be paid first and the term advance with the lowest term advance rating will be paid last; and

       o all start-up loan providers will rank in no order of priority between them but in proportion to the respective amounts due to them.

ENFORCEMENT

       The Funding deed of charge sets out the general procedures by which the security trustee may take steps to enforce the security created by Funding so that the security trustee can protect the interests of each of the Funding secured creditors.

       The Funding deed of charge requires the security trustee to consider the interests of each of the Funding secured creditors as to the exercise of its powers, trusts, authorities, duties and discretions, but requires the security trustee in the event of a conflict between the interests of the previous issuing entities, the issuing entity and any new issuing entities and the interests of any other Funding secured creditors, to consider only, unless stated otherwise, the interests of the previous issuing entities, the issuing entity and any new issuing entities. As among the previous issuing entities, the issuing entity and any new issuing entities, the security trustee will exercise its rights under the Funding deed of charge only in accordance with the directions of the previous issuing entities, the issuing entity and/or the new issuing entity(s) with the highest-ranking term advance ratings. If the previous issuing entities, the issuing entity and/or any new issuing entities with term advances of equal ratings give conflicting directions, then the security trustee will act in accordance with the directions of the previous issuing entities, the issuing entity or new issuing entity (or two or more of them if in agreement) whose aggregate principal amount outstanding of its/their highest-ranking term advances is the greatest. In all cases, the security trustee will only act if it is indemnified and/or secured to its satisfaction.

       The Funding security will become enforceable upon the service of an intercompany loan enforcement notice under any intercompany loan, provided that, if the Funding security has become enforceable otherwise than by reason of a default in payment of any amount due on any of the term advances, the security trustee will not be entitled to dispose of all or part of the assets comprised in the Funding security unless either:

       o a sufficient amount would be realised to allow a full and immediate discharge of all amounts owing in respect of the AAA term advances - including the AAA term advances made under the previous intercompany loans, the current intercompany loan and any new intercompany loans (or, once these AAA term advances have been repaid, the term advances with the next highest term advance rating, and so on); or

       o the security trustee is of the opinion that the cashflow expected to be received by Funding will not (or that there is a significant risk that it will not) be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of Funding, to discharge in full over time all amounts


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              owing in respect of the AAA term advances - including the AAA term advances made under the previous intercompany loans, the current intercompany loan and any new intercompany loans (or, once these AAA term advances have been repaid, the term advances with the next highest term advance rating, and so on).

       Each of the Funding secured creditors will agree under the Funding deed of charge that they will not take steps directly against Funding for any amounts owing to them, unless the security trustee has become bound to enforce the Funding security but has failed to do so within 30 days of becoming so bound.

FUNDING POST ENFORCEMENT PRIORITY OF PAYMENTS

       The Funding deed of charge sets out the order of priority of distribution as at the relevant closing date of each issue by the security trustee, following service of an intercompany loan enforcement notice, of amounts received or recovered by the security trustee or a receiver appointed on its behalf. This order of priority is described in "CASHFLOWS - DISTRIBUTION OF FUNDING PRINCIPAL RECEIPTS AND FUNDING REVENUE RECEIPTS FOLLOWING ENFORCEMENT OF THE FUNDING SECURITY".

FOLLOWING THE CREATION OF NEW INTERCOMPANY LOAN AGREEMENTS WITH NEW ISSUING ENTITIES

       Any deeds of accession will amend the Funding post enforcement priority of payments to reflect the amounts due to the new issuing entity and any new start-up loan provider or any other relevant creditor that has acceded to the terms of the Funding deed of charge.

APPOINTMENT, POWERS, RESPONSIBILITIES AND LIABILITIES OF THE SECURITY TRUSTEE

       The security trustee is appointed to act as trustee on behalf of the Funding secured creditors on the terms and conditions of the Funding deed of charge. It holds the benefit of the security created by the Funding deed of charge on trust for each of the Funding secured creditors in accordance with the terms and conditions of the Funding deed of charge.

       The Funding Deed of Charge provides that the security trustee may agree amendments or modifications to any of the transaction documents:

       o which in the opinion of the security trustee it may be expedient to make, provided that the security trustee is of the opinion acting reasonably, that such modifications will not be materially prejudicial to the interests of the Funding secured creditors or, if it is not of that opinion in relation to any Funding secured creditors, such Funding secured creditor has given its written consent to such modifications;

       o which in the opinion of the security trustee are made to correct a manifest error or are of a formal, minor or technical nature; or

       o provided that the rating agencies confirm that as a result of such modification there will not be any adverse effect on the then current ratings by the rating agencies of any series or class (or sub-class) of notes.

       If any new funding entity is established, then the security trustee may agree to changes to the transaction documents to enable the inclusion of such new funding entity as a beneficiary of the mortgages trust, and the prior consent of noteholders will not be obtained in relation to those modifications, provided that the rating agencies confirm that the inclusion of the new funding entity as a beneficiary of the mortgages trust would not adversely affect the existing ratings of any series or class (or sub-class) of notes.

THE SECURITY TRUSTEE'S FEES AND EXPENSES

       Funding shall reimburse the security trustee for all its costs and expenses properly incurred in acting as security trustee. The security trustee is entitled to a fee payable quarterly in the amount agreed from time to time by the security trustee and Funding. Funding has agreed to indemnify the security trustee and each of its officers, employees and advisers from and against all claims, actions, proceedings, demands, liabilities, losses, damages, costs and expenses arising out of or in connection with:

       o      the transaction documents; or

       o      the security trustee's engagement as security trustee,

       o      which it or any of its officers, employees or advisers may suffer.

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       Funding is not responsible under the Funding deed of charge for any liabilities, losses, damages, costs or expenses resulting from fraud, negligence, wilful misconduct or breach of the terms of the Funding deed of charge by the security trustee or any of its officers or employees.

RETIREMENT AND REMOVAL

       Subject to the appointment of a successor security trustee, the security trustee may retire after giving three months' notice in writing to Funding.

       Funding may remove the security trustee at any time provided that it has the consent, which must not be unreasonably withheld or delayed, of each of the other Funding secured creditors to the removal.

       In addition, the security trustee may, subject to conditions specified in the Funding deed of charge, appoint a co-trustee to act jointly with it.

ADDITIONAL PROVISIONS OF THE FUNDING DEED OF CHARGE

       The Funding deed of charge contains a range of provisions regulating the scope of the security trustee's duties and liabilities. These include the following:

       o the security trustee will, if reasonably practicable, give prior notification to the seller of the security trustee's intention to enforce the Funding security (although any failure to so notify will not prejudice the ability of the security trustee to enforce the Funding security);

       o the security trustee is not responsible for the adequacy or enforceability of the Funding deed of charge or any other transaction document;

       o the security trustee is not required to exercise its powers under the Funding deed of charge without being directed to do so by the issuing entity, the previous issuing entities, any new issuing entities or the other Funding secured creditors;

       o the security trustee may rely on documents provided by the mortgages trustee, Funding and the cash manager and the advice of consultants and advisors;

       o the security trustee is not required to monitor whether an intercompany loan event of default under any intercompany loan has occurred or compliance by Funding with the transaction documents;

       o the security trustee will be taken not to have knowledge of the occurrence of an intercompany loan event of default under any intercompany loan unless the security trustee has received notice from a Funding secured creditor stating that an intercompany loan event of default has occurred and describing that intercompany loan event of default;

       o the security trustee has no duties or responsibilities except those expressly set out in the Funding deed of charge or the transaction documents;

       o any action taken by the security trustee under the Funding deed of charge or any transaction document binds all of the Funding secured creditors;

       o each Funding secured creditor must make its own independent investigations, without reliance on the security trustee, as to the affairs of Funding and whether or not to request that the security trustee take any particular course of action under any transaction document;

       o the security trustee and its affiliates may engage in any kind of business with Funding or any of the Funding secured creditors as if it were not security trustee and may receive consideration for services in connection with any transaction document or otherwise without having to account to the Funding secured creditors;

       o the security trustee has no liability under or in connection with the Funding deed of charge or any other transaction document, whether to a Funding secured creditor or otherwise, other than to the extent to which (a) the liability is able to be satisfied in accordance with the Funding deed of charge out of the property held by it on trust under the Funding deed of charge and (b) it is actually indemnified for the liability. This limitation of liability does not apply to a liability of the security trustee to the extent that it is not satisfied because there is a reduction in the extent of the security trustee's indemnification as a result of its fraud, negligence or wilful misconduct or breach of the terms of the Funding deed of charge; and

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       o      the security trustee is not responsible for any deficiency which may arise because it is liable to tax in respect of the proceeds of security.

       The security trustee has had no involvement in the preparation of any part of this prospectus, other than any particular reference to the security trustee. The security trustee expressly disclaims and takes no responsibility for any other part of this prospectus. The security trustee makes no statement or representation in this prospectus, has not authorised or caused the issue of any part of it and takes no responsibility for any part of it. The security trustee does not guarantee the performance of the issuing entity notes or the payment of principal or interest on the issuing entity notes.

GOVERNING LAW

       The Funding deed of charge is governed by English law.


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                  SECURITY FOR THE ISSUING ENTITY'S OBLIGATIONS

       The issuing entity has granted security for its obligations by entering into the issuing entity deed of charge with the issuing entity secured creditors.

       The issuing entity deed of charge has six primary functions:

       o      it sets out covenants of the issuing entity;

       o it creates security for the issuing entity security trustee which the issuing entity security trustee then administers on trust for each of the issuing entity secured creditors (including secured creditors that accede to the issuing entity deed of charge in connection with future series and classes (or sub-classes) of issuing entity notes);

       o it sets out the enforcement procedures relating to a default by the issuing entity of its covenants under the transaction documents (including the appointment of a receiver);

       o it sets out the order in which the issuing entity security trustee applies monies standing to the credit of the transaction accounts following the enforcement of the issuing entity security;

       o it sets out the appointment of the issuing entity security trustee, its powers and responsibilities and the limitations on those responsibilities; and

       o it sets out how creditors of the issuing entity can accede to the terms of the issuing entity deed of charge.

       The following section contains a summary of the material terms of the issuing entity deed of charge. The summary does not purport to be complete and is subject to the provisions of the issuing entity deed of charge.

COVENANTS OF THE ISSUING ENTITY

       The issuing entity deed of charge contains covenants made by the issuing entity in favour of the issuing entity security trustee on trust for the benefit of itself, any receiver of the issuing entity and the issuing entity secured creditors. The main covenants are that the issuing entity will pay all amounts due to each of the issuing entity secured creditors as they become due (subject to applicable deferral provisions) and that it will comply with its other obligations under the transaction documents.

ISSUING ENTITY SECURITY

       Under the issuing entity deed of charge, the issuing entity creates the following security in respect of its obligations under the issuing entity notes and the other transaction documents to which it is or will be a party:

       o an assignment and charge by way of first fixed security of the issuing entity's rights under the transaction documents to which it is a party, including the master intercompany loan agreement, the Funding deed of charge, the issuing entity swap agreements, the issuing entity paying agent and agent bank agreement, the underwriting agreement, subscription agreement, the issuing entity corporate services agreement, the issuing entity bank account agreement, the issuing entity cash management agreement and the trust deed;

       o a charge by way of first fixed charge (which may take effect as a floating charge) of the issuing entity's right, title and interest and benefit in the transaction accounts and any amounts deposited in them;

       o a charge by way of first fixed charge (which may take effect as a floating charge) of the issuing entity's right, title, interest and benefit in all authorised investments made by or on behalf of the issuing entity, including all monies and income payable under them;

       o with regard to all of the issuing entity's assets located in England or Wales or governed by English law a first ranking floating charge over the issuing entity's business and assets not already charged under the fixed charges described here; and

       o with regard to all of the issuing entity's assets located in Scotland or governed by Scots law a first ranking floating charge (all of the assets subject to fixed charges as listed above being wholly governed by English law).

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NATURE OF SECURITY - FIXED CHARGE

       The issuing entity may not deal with those of its assets which are subject to a fixed charge without the consent of the issuing entity security trustee. Accordingly, the issuing entity will not be permitted to deal in its ordinary course of business with the assets which are expressed to be subject to a fixed charge. In this way, the security is said to "FIX" over those assets which are expressed to be subject to a fixed charge (being the charges described in the first three bullet points in this section).

NATURE OF SECURITY - FLOATING CHARGE

       Unlike the fixed charges, the floating charge does not attach to specific assets but instead "FLOATS" over a class of assets which may change from time to time, allowing the issuing entity to deal with those assets and to give third parties title to those assets free from any encumbrance in the event of sale, discharge or modification, provided those dealings and transfers of title are in the ordinary course of the issuing entity's business. Any assets acquired by the issuing entity after the relevant closing date (including assets acquired as a result of the disposition of any other assets of the issuing entity) which are not subject to fixed charges described in the preceding section and all of its Scottish assets will also be subject to the floating charge.

       The existence of the floating charge allows the issuing entity security trustee to appoint an administrative receiver of the issuing entity and thereby prevent the appointment of an administrator or receiver of the issuing entity by one of the issuing entity's other creditors. Therefore, in the event that enforcement proceedings are commenced in respect of amounts due and owing by the issuing entity, the issuing entity security trustee should be able to control those proceedings in the best interest of the issuing entity secured creditors. However, see "RISK FACTORS - CHANGES OF LAW MAY ADVERSELY AFFECT YOUR INTERESTS" relating to the appointment of administrative receivers.

       The interests of the issuing entity secured creditors in property and assets over which there is a floating charge will rank behind the expenses of any liquidation or any administration and the claims of certain preferential creditors on enforcement of the issuing entity security. This means that the expenses of any liquidation or any administration and preferential creditors will be paid out of the proceeds of enforcement of the floating charge ahead of amounts due to the noteholders. Section 250 of the Enterprise Act abolishes crown preference in relation to all insolvencies (and thus reduces the categories of preferential debts that are to be paid in priority to debts due to the holder of a floating charge) but a new Section 176A of the Insolvency Act (as inserted by Section 251 of the Enterprise Act) requires a "PRESCRIBED PART" (up to a maximum amount of (pound)600,000) of the floating charge realisations available for distribution to be set aside to satisfy the claims of unsecured creditors. This means that the fees and expenses of any administration, the claims of preferential creditors and the beneficiaries of the prescribed part will be paid out of the proceeds of enforcement of the floating charge ahead of amounts due to noteholders. The prescribed part will not be relevant to property subject to a valid fixed security interest or to a situation in which there are no unsecured creditors.

       The floating charge created by the issuing entity deed of charge may CRYSTALLISE and become a fixed charge over the relevant class of assets owned by the issuing entity at the time of crystallisation. Crystallisation will occur automatically following the occurrence of specific events set out in the issuing entity deed of charge, including, among other events, notice to the issuing entity from the issuing entity security trustee following an event of default under the issuing entity notes (except in relation to the issuing entity's Scottish assets, where crystallisation will occur on the appointment of an administrative receiver or upon commencement of a winding up of the issuing entity). A crystallised floating charge will rank ahead of the claims of unsecured creditors which are in excess of the prescribed part but will rank behind the fees and expenses of any administration, the claims of preferential creditors and the beneficiaries of the prescribed part on enforcement of the issuing entity security.

ENFORCEMENT

       The issuing entity deed of charge sets out the general procedures by which the issuing entity security trustee may take steps to enforce the security created by the issuing entity so that the issuing entity security trustee can protect the interests of each of the issuing entity secured creditors.

       The issuing entity deed of charge requires the issuing entity security trustee to consider the interests of each of the issuing entity secured creditors as to the exercise of its powers, trusts, authorities, duties and discretions, but requires the issuing entity security trustee in the event of a conflict between the interests of the noteholders and the interests of any other issuing entity secured creditor, to consider only, unless stated


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otherwise, the interests of the noteholders. As among noteholders, the issuing entity security trustee will exercise its rights under the issuing entity deed of charge only in accordance with the directions of the class of noteholders with the highest-ranking issuing entity notes. If there is a conflict between the interests of the class A noteholders of one series and the class A noteholders of another series, or conflict between the class B noteholders of one series and the class B noteholders of another series, or conflict between the class M noteholders of one series and the class M noteholders of another series, or conflict between the class C noteholders of one series and the class C noteholders of another series, or conflict between the class D noteholders of one series and the class D noteholders of another series, then a resolution directing the issuing entity security trustee to take any action must be passed at separate meetings of the holders of each series of the class A notes or, as applicable, each series of the class B notes or, as applicable, each series of the class M notes or, as applicable, each series of the class C notes or, as applicable, each series of the class D notes.

       The issuing entity security will become enforceable upon either (a) the enforcement of the Funding security or (b) the occurrence of a note event of default which is not being waived by the issuing entity security trustee, provided that, if the issuing entity security has become enforceable otherwise than by reason of a default in payment of any amount due on the issuing entity notes, the issuing entity security trustee will not be entitled to dispose of all or part of the assets comprised in the issuing entity security unless either:

       o a sufficient amount would be realised to allow a full and immediate discharge of all amounts owing in respect of the class A notes or, if the class A notes have been fully repaid, the class B notes or, if the class B notes have been fully repaid, the class M notes or, if the class M notes have been fully repaid, the class C notes or, if the class C notes have been fully repaid, the class D notes; or

       o the issuing entity security trustee is of the opinion that the cashflow expected to be received by the issuing entity will not, or that there is a significant risk that it will not, be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the issuing entity, to discharge in full over time all amounts owing in respect of the class A notes or, if the class A notes have been fully repaid, the class B notes or, if the class B notes have been fully repaid, the class M notes or, if the class M notes have been fully repaid, the class C notes or, if the class C notes have been fully repaid, the class D notes.

       Each of the issuing entity secured creditors (other than the noteholders, the note trustee acting on behalf of the noteholders and the issuing entity security trustee) will agree under the issuing entity deed of charge that they will not take steps directly against the issuing entity for any amounts owing to them, unless the issuing entity security trustee has become bound to enforce the issuing entity security but has failed to do so within 30 days of becoming so bound and the failure is continuing.

POST ENFORCEMENT PRIORITY OF PAYMENTS

       The issuing entity deed of charge sets out the order of priority of distribution by the issuing entity security trustee, following service of a note enforcement notice, of amounts received or recovered by the issuing entity security trustee (or a receiver appointed on its behalf). There are two separate payment orders of priority depending on whether the Funding security has also been enforced. These orders of priority are described in "CASHFLOWS".

NEW ISSUING ENTITY SECURED CREDITORS

       New issuing entity secured creditors will enter into deeds of accession in relation to the issuing entity deed of charge upon or immediately prior to the issue of the series or class (or sub-class) of offered notes described in the relevant prospectus supplement and/or a new series or class (or sub-class) of new notes by the issuing entity.

APPOINTMENT, POWERS, RESPONSIBILITIES AND LIABILITIES OF THE ISSUING ENTITY SECURITY TRUSTEE

       The issuing entity security trustee is appointed to act as trustee on behalf of the issuing entity secured creditors on the terms and conditions of the issuing entity deed of charge. It holds the benefit of the security created by the issuing entity deed of charge on trust for each of the issuing entity secured creditors in accordance with the terms and conditions of the issuing entity deed of charge.

       The issuing entity security trustee may concur with any person in making any modifications to the transaction documents only (for so long as any issuing entity notes remain outstanding) if so directed by the


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note trustee. The note trustee may give such direction, without the consent or sanction of the noteholders, provided that:

       o (i) the note trustee is of the opinion that such modifications will not be materially prejudicial to the interests of the noteholders of any series or class of issuing entity notes, and
              (ii) the note trustee is of the opinion that such modifications will not be materially prejudicial to the interests of the issuing entity swap providers or, if it is not of that opinion in relation to any of the issuing entity swap providers, such issuing entity swap provider has consented to such modifications;

       o in the opinion of the note trustee such modification is to correct a manifest or proven error established as such to the satisfaction of the note trustee or is an error of a formal, minor or technical nature.

       The issuing entity security trustee is entitled to assume in the exercise of its discretions and powers, that the proposed exercise would not be materially prejudicial to the interests of the noteholders, if the existing ratings of the issuing entity notes are not adversely affected by that proposed exercise. The prior consent of noteholders will not be obtained in relation to the inclusion of a new funding entity as a beneficiary of the mortgages trust, provided that the rating agencies confirm that the inclusion of such new funding entity as a beneficiary of the mortgages trust would not adversely affect the existing ratings of any notes.

ISSUING ENTITY SECURITY TRUSTEE'S FEES AND EXPENSES

       The issuing entity will reimburse the issuing entity security trustee for all its costs and expenses properly incurred in acting as issuing entity security trustee. The issuing entity security trustee shall be entitled to a fee payable quarterly in the amount agreed from time to time by the issuing entity security trustee and the issuing entity. The issuing entity has agreed to indemnify the issuing entity security trustee and each of its officers, employees and advisers from and against all claims, actions, proceedings, demands, liabilities, losses, damages, costs and expenses arising out of or in connection with:

       o      the transaction documents; or

       o the issuing entity security trustee's engagement as issuing entity security trustee,

       which it or any of its officers, employees or advisers may suffer.

       The issuing entity will not be responsible under the issuing entity deed of charge for any liabilities, losses, damages, costs or expenses resulting from fraud, wilful default or negligence on the part of the issuing entity security trustee or any of its officers, employees and advisers or breach by them of the terms of the issuing entity deed of charge.

RETIREMENT AND REMOVAL

       Subject to the appointment of a successor issuing entity security trustee, the issuing entity security trustee may retire after giving three months' notice in writing to the issuing entity.

       The issuing entity may remove the issuing entity security trustee at any time providing that it has the consent, which must not be unreasonably withheld or delayed, of each of the other issuing entity secured creditors to the removal.

       In addition, the issuing entity security trustee may, subject to the conditions specified in the issuing entity deed of charge, appoint a co-trustee to act jointly with it.

ADDITIONAL PROVISIONS OF THE ISSUING ENTITY DEED OF CHARGE

       The issuing entity deed of charge contains a range of provisions regulating the scope of the issuing entity security trustee's duties and liability. These include the following:

       o the issuing entity security trustee will, if reasonably practicable, give prior notification to the seller of the issuing entity security trustee's intention to enforce the issuing entity security (although any failure to so notify will not prejudice the ability of the issuing entity security trustee to enforce the issuing entity security);

       o the issuing entity security trustee is not responsible for the adequacy or enforceability of the issuing entity deed of charge or any other transaction document;

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       o      the issuing entity security trustee is not required to exercise its powers under the issuing entity deed of charge without being directed or requested to do so by an extraordinary resolution of the noteholders or in writing by the holders of at least 25 per cent. of the aggregate principal amount outstanding of the issuing entity notes then outstanding or by any other issuing entity secured creditor provided that:

              (a) the issuing entity security trustee will not act at the direction or request of the class B noteholders unless either so to do would not, in its opinion, be materially prejudicial to the interests of the class A noteholders or the action is sanctioned by an extraordinary resolution of the class A noteholders;

              (b) the issuing entity security trustee will not act at the direction or request of the class M noteholders unless either so to do would not, in its opinion, be materially prejudicial to the interests of the class A noteholders and/or the class B noteholders or the action is sanctioned by extraordinary resolutions of the class A noteholders and/or the class B noteholders, as the case may be;

              (c) the issuing entity security trustee will not act at the direction or request of the class C noteholders unless either so to do would not, in its opinion, be materially prejudicial to the interests of the class A noteholders and/or the class B noteholders and/or the class M noteholders or the action is sanctioned by extraordinary resolutions of the class A noteholders and/or the class B noteholders and/or the class M noteholders, as the case may be;

              (d) the issuing entity security trustee will not act at the direction or request of the class D noteholders unless either so to do would not, in its opinion, be materially prejudicial to the interest of the class A noteholders and/or the class B noteholders and/or the class M noteholders and/or the class C noteholders or the action is sanctioned by extraordinary resolutions of the class A noteholders and/or the class B noteholders and/or the class M noteholders and the class C noteholders, as the case may be; and

              (e) the issuing entity security trustee will not act at the direction or request of any other issuing entity secured creditor unless so to do would not, in its opinion, be materially prejudicial to the interests of the noteholders or the action is sanctioned by extraordinary resolutions of the noteholders and each of the other relevant secured creditors that ranks ahead of that issuing entity secured creditor (in the post enforcement priority of payments) also consents to that action and in particular;

       o the issuing entity security trustee is entitled to assume that, in the exercise of its rights, powers, duties and discretions, the exercise will not be materially prejudicial to the noteholders if each of the rating agencies has confirmed that the then current ratings of the issuing entity notes will not be adversely affected by the exercise;

       o the issuing entity security trustee may rely on documents provided by the issuing entity, the issuing entity cash manager, the issuing entity swap provider(s), the agent bank, the paying agents, the registrar, the transfer agent, the issuing entity account banks and the corporate services provider and the advice of consultants and advisers;

       o the issuing entity security trustee is not required to monitor whether a note event of default has occurred or compliance by the issuing entity with the transaction documents;

       o the issuing entity security trustee will be taken not to have knowledge of the occurrence of a note event of default unless the issuing entity security trustee has received notice from a issuing entity secured creditor stating that a note event of default has occurred and describing that note event of default;

       o the issuing entity security trustee may rely on any instructions or directions given to it by the note trustee as being given on behalf of the relevant class of noteholders without inquiry about compliance with the trust deed;

       o the issuing entity security trustee has no duties or responsibilities except those expressly set out in the issuing entity deed of charge or the transaction documents;

       o any action taken by the issuing entity security trustee under the issuing entity deed of charge or any of the transaction documents binds all of the issuing entity secured creditors;

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       o      each issuing entity secured creditor must make its own independent investigations, without reliance on the issuing entity security trustee, as to the affairs of the issuing entity and whether or not to request that the issuing entity security trustee take any particular course of action under any transaction document;

       o the issuing entity security trustee in a capacity other than as issuing entity security trustee can exercise its rights and powers as such as if it were not acting as the issuing entity security trustee;

       o the issuing entity security trustee and its affiliates may engage in any kind of business with the issuing entity or any of the issuing entity secured creditors as if it were not the issuing entity security trustee and may receive consideration for services in connection with any transaction document or otherwise without having to account to the issuing entity secured creditors;

       o the issuing entity security trustee has no liability under or in connection with the issuing entity deed of charge or any other transaction document, whether to a issuing entity secured creditor or otherwise, other than to the extent to which (a) the liability is able to be satisfied in accordance with the issuing entity deed of charge out of the property held by it on trust under the issuing entity deed of charge and (b) it is actually indemnified for the liability. This limitation of liability does not apply to a liability of the issuing entity security trustee to the extent that it is not satisfied because there is a reduction in the extent of the issuing entity security trustee's indemnification as a result of its fraud, negligence, wilful misconduct or breach of the terms of the issuing entity deed of charge; and

       o the issuing entity security trustee is not responsible for any deficiency which may arise because it is liable to tax in respect of the proceeds of security.

       The issuing entity security trustee has had no involvement in the preparation of any part of this prospectus, other than any particular reference to the issuing entity security trustee. The issuing entity security trustee expressly disclaims and takes no responsibility for any other part of this prospectus. The issuing entity security trustee makes no statement or representation in this prospectus, has not authorised or caused the issue of any part of it and takes no responsibility for any part of it. The issuing entity security trustee does not guarantee the success of the issuing entity notes or the payment of principal or interest on the issuing entity notes.

GOVERNING LAW

       The issuing entity deed of charge will be governed by English law.


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                                    CASHFLOWS

DISTRIBUTION OF FUNDING AVAILABLE REVENUE RECEIPTS

DEFINITION OF FUNDING AVAILABLE REVENUE RECEIPTS

       FUNDING AVAILABLE REVENUE RECEIPTS will be calculated by the cash manager on the day falling four business days prior to each interest payment date and will be an amount equal to the sum of:

       o all mortgages trust available revenue receipts distributed to Funding during the interest period ending on the immediately following interest payment date;

       o other net income of Funding including all amounts of interest received on the Funding GIC account, the Funding transaction account and/or authorised investments (as defined in the glossary), amounts received by Funding under the Funding swap agreement (other than any early termination amount received by Funding under the Funding swap agreement and any amount to be credited to the Funding collateral account, including interest thereon, subject to the circumstances described in "- COLLATERAL IN THE FUNDING POST ENFORCEMENT PRIORITY OF PAYMENTS"), in each case to be received on or prior to the immediately following interest payment date; and

       o the amounts standing to the credit of the first reserve ledger, the second reserve ledger, the Funding reserve ledger and (if established) the Funding liquidity reserve ledger.

       Four business days prior to each interest payment date, the cash manager will calculate whether there will be an excess or a deficit of Funding available revenue receipts (including the first reserve fund and the second reserve fund) to pay items (a) to (e), (g), (i), (k) and (m) of the Funding pre-enforcement revenue priority of payments.

       If there is a deficit on an interest payment date, then Funding shall pay or provide for that deficit by applying amounts then standing to the credit of the Funding principal ledger, if any, and the cash manager shall make a corresponding entry in the relevant principal deficiency ledger, as described in "CREDIT STRUCTURE".

       Funding principal receipts may not be used to pay interest on any term advance if and to the extent that would result in a deficiency being recorded or an existing deficiency being increased, on a principal deficiency sub-ledger relating to a higher ranking term advance.

       Funding shall apply any excess revenue to extinguish any balance on the principal deficiency ledger, as described in "CREDIT STRUCTURE".

DISTRIBUTION OF FUNDING AVAILABLE REVENUE RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY

       This section sets out the order of priority of payments of Funding available revenue receipts as at the date of this prospectus. If Funding enters into new intercompany loan agreements, then this order of priority will change "- see SECURITY FOR FUNDING'S OBLIGATIONS".

       Except for amounts due to third parties by the issuing entity, the previous issuing entities and/or Funding under paragraph (a) or amounts due to the account bank, the issuing entity account banks and/or the previous issuing entity account banks, which shall be paid when due, on each interest payment date prior to enforcement of the Funding security, the cash manager will apply the Funding available revenue receipts in the following order of priority (the FUNDING PRE-ENFORCEMENT REVENUE PRIORITY OF PAYMENTS):

       (a) first, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to:

              o the security trustee (together with interest and any amount in respect of VAT on those amounts) and to provide for any amounts due or to become due in the immediately following interest period to the security trustee under the Funding deed of charge;

              o in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to (i) the issuing entity in respect of the issuing entity's obligations specified in items (a) to (c) inclusive of the issuing entity pre-enforcement revenue priority of payments or, as the case may be, items (a) to (b) inclusive of the post-enforcement


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                     priority of payments, as described in "- Distribution of
                     issuing entity revenue receipts" and "- Distribution of issuing entity principal receipts and issuing entity revenue receipts following enforcement of the issuing entity security and enforcement of the Funding security" and (ii) the previous issuing entities in respect of the previous issuing entities' similar obligations under their respective priorities of payments; and

              o any third party creditors of Funding (other than those referred to later in this order of priority of payments), which amounts have been incurred without breach by Funding of the transaction documents to which it is a party (and for which payment has not been provided for elsewhere) and to provide for any of these amounts expected to become due and payable in the immediately following interest period by Funding and to pay or discharge any liability of Funding for corporation tax on any chargeable income or gain of Funding;

       (b) then, towards payment of amounts due and payable to the cash manager under the cash management agreement (together with any amount in respect of VAT on those amounts);

       (c) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of amounts, if any, due and payable to the account bank under the terms of the bank account agreement and to the corporate services provider under the corporate services agreement;

       (d) then, towards payment of amounts (if any) due and payable to the Funding swap provider under the Funding swap agreement (except for any termination payments due and payable by Funding following a Funding swap provider default (as defined later in this section));

       (e) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of interest due and payable on the AAA term advances in relation to the intercompany loans;

       (f) then, towards a credit to the AAA principal deficiency sub-ledger in an amount sufficient to eliminate any debit on that ledger;

       (g) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of interest due and payable on the AA term advances in relation to the intercompany loans;

       (h) then, towards a credit to the AA principal deficiency sub-ledger in an amount sufficient to eliminate any debit on that ledger;

       (i) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of interest due and payable on the A term advances in relation to the intercompany loans;

       (j) then, towards a credit to the A principal deficiency sub-ledger in an amount sufficient to eliminate any debit on that ledger;

       (k) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of interest due and payable on the BBB term advances in relation to the intercompany loans;

       (l) then, towards a credit to the BBB principal deficiency sub-ledger in an amount sufficient to eliminate a debit on that ledger;

       (m) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of interest due and payable on the BB term advances in relation to the intercompany loans;

       (n) then, towards a credit to the BB principal deficiency sub-ledger in an amount sufficient to eliminate a debit on that ledger;

       (o) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of any amounts due to the issuing entity and the previous issuing entities in respect of their respective obligations (if any) to make a termination payment to an existing swap provider (but excluding any payment due to an existing swap provider as a result of an existing swap provider default or any existing swap provider downgrade termination event);

       (p) then, towards a credit to the first reserve ledger in an amount up to the first reserve fund required amount (see "CREDIT STRUCTURE - FIRST RESERVE FUND") (except that amounts standing to the credit of the second reserve ledger shall not be available for this purpose);

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       (q)    then, if an arrears trigger event has occurred, towards a credit to the first reserve ledger to ensure that the balance thereof is equal to the first reserve fund additional required amount (see "CREDIT STRUCTURE - FIRST RESERVE FUND") (except that amounts standing to the credit of the second reserve ledger shall not be available for this purpose);

       (r) then, towards a credit to the Funding liquidity reserve ledger in an amount up to the Funding liquidity reserve required amount (see "CREDIT STRUCTURE - FUNDING LIQUIDITY RESERVE FUND");

       (s) then, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to:

              o the issuing entity and/or the previous issuing entities, as the case may be, in respect of their respective obligations to pay any termination payment to an existing swap provider following an existing swap provider default or any existing swap provider downgrade termination event;

              o any other amounts due to the issuing entity under the master intercompany loan agreement and/or to the previous issuing entities under the previous intercompany loan agreements, and not otherwise provided for in this order of priorities; and

              o after the occurrence of a Funding swap provider default, towards payment of any termination payment due and payable by Funding under the Funding swap agreement;

       (t) then, towards a credit to the second reserve ledger in an amount up to the second reserve fund required amount (see "CREDIT STRUCTURE - SECOND RESERVE FUND");

       (u) then, towards a credit to the Funding reserve ledger in an amount up to the Funding reserve fund required amount (see "CREDIT STRUCTURE - FUNDING RESERVE FUND");

       (v) then, towards payment of amounts due to all start-up loan providers under the start-up loan agreements;

       (w) then, an amount equal to 0.01 per cent. of the Funding available revenue receipts which shall be retained by Funding as profit or distributed by it by way of dividends to its shareholders;

       (x) then, towards payment of any additional consideration due to the seller pursuant to the terms of the mortgage sale agreement (this together with the postponed deferred consideration, known as DEFERRED CONSIDERATION) other than postponed deferred consideration; and

       (y) then, towards payment of any additional consideration due to the seller which has been postponed pursuant to the terms of the mortgage sale agreement (known as POSTPONED DEFERRED CONSIDERATION).

       As used in this prospectus, FUNDING SWAP PROVIDER DEFAULT means the occurrence of an event of default (as defined in the Funding swap agreement) where the Funding swap provider is the defaulting party (as defined in the Funding swap agreement).

       As used in this prospectus, EXISTING SWAP PROVIDER DEFAULT means the occurrence of an event of default (as defined in the relevant existing swap agreement) where an existing swap provider is the defaulting party (as defined in the relevant existing swap agreement) and EXISTING SWAP PROVIDER DOWNGRADE TERMINATION EVENT means the occurrence of an additional termination event (as defined in the relevant existing swap agreement) following the failure by the relevant existing swap provider to comply with the ratings downgrade provisions set out in the relevant existing swap agreement. EXISTING SWAP PROVIDERS means the swap providers under the relevant existing swap agreements. EXISTING SWAP AGREEMENTS means any outstanding swap agreements entered into between the previous issuing entities, the issuing entity or any new issuing entity with the relevant existing swap provider.

DISTRIBUTION OF ISSUING ENTITY REVENUE RECEIPTS

DEFINITION OF ISSUING ENTITY REVENUE RECEIPTS

       REVENUE RECEIPTS will be calculated by the issuing entity cash manager four business days prior to each interest payment date and will be an amount equal to the sum of:

       o interest to be paid by Funding on the relevant interest payment date in respect of the term advances under the master intercompany loan agreement;

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       o      fees to be paid to the issuing entity by Funding on the relevant interest payment date under the terms of the master intercompany loan agreement;

       o interest payable on the issuing entity's bank accounts (but excluding any interest in respect of collateral provided by a issuing entity swap provider to the issuing entity as described below) and any authorised investments (as defined in the glossary) and which will be received on or before the relevant interest payment date; and

       o other net income of the issuing entity including amounts received or to be received under the issuing entity swap agreements on or before the relevant interest payment date (without double counting) (other than any early termination amount received by the issuing entity under the issuing entity swap agreements and any amount to be credited to the relevant issuing entity collateral account, including interest thereon, subject to the circumstances described in "- COLLATERAL IN THE ISSUING ENTITY POST ENFORCEMENT PRIORITY OF PAYMENTS").

DISTRIBUTION OF ISSUING ENTITY REVENUE RECEIPTS PRIOR TO ENFORCEMENT OF THE ISSUING ENTITY SECURITY

       The issuing entity cash management agreement sets out the order of priority of distribution by the issuing entity cash manager, prior to the enforcement of the issuing entity security, of amounts received by the issuing entity on each interest payment date. The order of priority in effect at the time of an issuance of US notes will be as described in this section as supplemented by the relevant prospectus supplement and is subject to change at the time of any new issue of notes.

       As used in this prospectus, SWAP PROVIDER DEFAULT means the occurrence of an event of default (as defined in the relevant issuing entity swap agreements) where the relevant issuing entity swap provider is the defaulting party (as defined in the relevant issuing entity swap agreement). ISSUING ENTITY SWAP AGREEMENT means any swap agreement between a issuing entity swap provider and the issuing entity. DOWNGRADE TERMINATION EVENT means the occurrence of an additional termination event following the failure by the relevant issuing entity swap provider to comply with the ratings downgrade provisions set out in the relevant issuing entity swap agreement and DOWNGRADE TERMINATION PAYMENT means a termination payment due and payable to the relevant issuing entity swap provider following the occurrence of a downgrade termination event, save to the extent that such termination payment may be satisfied by any swap replacement payment made to the issuing entity following a downgrade termination event in respect of the relevant issuing entity swap agreement. For the avoidance of doubt, swap replacement payments made to the issuing entity following a downgrade termination event will not constitute issuing entity revenue receipts.

       Either on each interest payment date or when due in respect of amounts due to third parties under paragraph (b) below or amounts due to the issuing entity account banks under the issuing entity bank account agreement under paragraph (c) below, the issuing entity security trustee will apply issuing entity revenue receipts in the following order of priority (the ISSUING ENTITY PRE-ENFORCEMENT REVENUE PRIORITY OF PAYMENTS):

       (a) first, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to:

              (i) the issuing entity security trustee, together with interest and any amount in respect of VAT on those amounts, and to provide for any amounts due or to become due during the following interest period to the issuing entity security trustee under the issuing entity deed of charge;

              (ii) the note trustee, together with interest and any amount in respect of VAT on those amounts, and to provide for any amounts due or to become due during the following interest period to the note trustee under the trust deed; and

              (iii) the agent bank, the paying agents, the registrar and the transfer agent, together with interest and any amount in respect of VAT on those amounts, and any costs, charges, liabilities and expenses then due or to become due during the following interest period to the agent bank, the paying agents, the registrar and the transfer agent under the issuing entity paying agent and agent bank agreement;

       (b) then, to pay amounts due to any third party creditors of the issuing entity (other than those referred to later in this order of priority of payments), which amounts have been incurred without breach by the issuing entity of the transaction documents to which it is a party and for which payment has not been provided for elsewhere and to provide for any of those amounts expected to become due and payable during the following interest period by the issuing entity


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              and to pay or discharge any liability of the issuing entity for corporation tax on any chargeable income or gain of the issuing entity;

       (c) then, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to the issuing entity cash manager, together with any amount in respect of VAT on those amounts, and to provide for any amounts due, or to become due to the issuing entity cash manager in the immediately succeeding interest period, under the issuing entity cash management agreement and to the corporate services provider under the issuing entity corporate services agreement and to the issuing entity account banks under the issuing entity bank account agreement;

       (d) then, from amounts (excluding principal) received by the issuing entity from Funding in respect of each AAA term advance (and, in respect of (ii) below, the amounts (if any), excluding principal, received from the issuing entity swap provider(s) under the issuing entity swap agreement(s) in respect of the related series and class (or sub-class) of issuing entity notes):

              (i) to pay the amounts due and payable to the relevant issuing entity swap provider(s) (if any) in respect of the related series and class (or sub-class) of class A notes (including any termination payment, but excluding any issuing entity swap excluded termination amount) in accordance with the terms of the relevant issuing entity swap agreement;

              (ii) pro rata and pari passu, to pay interest due and payable (if any) on the related series and class (or sub-class) of class A notes on such interest payment date;

       (e) then, from amounts (excluding principal) received by the issuing entity from Funding in respect of each AA term advance (and, in respect of (ii) below, the amounts (if any), excluding principal, received from the issuing entity swap provider(s) under the issuing entity swap agreement(s) in respect of the related series and class (or sub-class) of issuing entity notes):

              (i) to pay the amounts due and payable to the relevant issuing entity swap provider(s) (if any) in respect of the related series and class (or sub-class) of class B notes (including any termination payment, but excluding any issuing entity swap excluded termination amount) in accordance with the terms of the relevant issuing entity swap agreement;

              (ii) pro rata and pari passu, to pay interest due and payable (if any) on the related series and class (or sub-class) of class B notes on such interest payment date;

       (f) then, from amounts (excluding principal) received by the issuing entity from Funding in respect of each A term advance (and, in respect of (ii) below, the amounts (if any), excluding principal, received from the issuing entity swap provider(s) under the issuing entity swap agreement(s) in respect of the related series and class (or sub-class) of issuing entity notes):

              (i) to pay the amounts due and payable to the relevant issuing entity swap provider(s) (if any) in respect of the related series and class (or sub-class) of class M notes (including any termination payment, but excluding any issuing entity swap excluded termination amount) in accordance with the terms of the relevant issuing entity swap agreement;

              (ii) pro rata and pari passu, to pay interest due and payable (if any) on the related series and class (or sub-class) of class M notes on such interest payment date;

       (g) then, from amounts (excluding principal) received by the issuing entity from Funding in respect of each BBB term advance (and, in respect of (ii) below, the amounts (if any), excluding principal, received from the issuing entity swap provider(s) under the issuing entity swap agreement(s) in respect of the related series and class (or sub-class) of issuing entity notes):

              (i) to pay the amounts due and payable to the relevant issuing entity swap provider(s) (if any) in respect of the related series and class (or sub-class) of class C notes (including any termination payment, but excluding any issuing entity swap excluded termination amount) in accordance with the terms of the relevant issuing entity swap agreement;

              (ii) pro rata and pari passu, to pay interest due and payable (if any) on the related series and class (or sub-class) of class C notes on such interest payment date;

       (h) then, from amounts (excluding principal) received by the issuing entity from Funding in respect of each BB term advance (and, in respect of (ii) below, the amounts (if any), excluding principal, received from the issuing entity swap provider(s) under the issuing entity swap agreement(s) in respect of the related series and class (or sub-class) of issuing entity notes):

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              (i)    to pay the amounts due and payable to the relevant issuing entity swap provider(s) (if any) in respect of the related series and class (or sub-class) of class D notes (including any termination payment, but excluding any issuing entity swap excluded termination amount) in accordance with the terms of the relevant issuing entity swap agreement;

              (ii) pro rata and pari passu, to pay interest due and payable (if any) on the related series and class (or sub-class) of class D notes on such interest payment date;

       (i) then, in no order of priority between them but in proportion to the respective amounts due, to pay to each issuing entity swap excluded termination amount due to an issuing entity swap provider;

       (j) then, to the issuing entity, an amount equal to 0.01 per cent. of the interest received on the term advances under the master intercompany loan agreement, to be retained by the issuing entity as profit; and

       (k)    then, any surplus to the issuing entity.

DISTRIBUTION OF ISSUING ENTITY REVENUE RECEIPTS AFTER ENFORCEMENT OF THE ISSUING ENTITY SECURITY BUT PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY

       Following enforcement of the issuing entity security under the issuing entity deed of charge, but prior to enforcement of the Funding security under the Funding deed of charge, the issuing entity security trustee will apply issuing entity revenue receipts in the same order of priority as set out in "DISTRIBUTION OF ISSUING ENTITY REVENUE RECEIPTS" except that:

       o in addition to the amounts due to the issuing entity security trustee under paragraph (a) of "DISTRIBUTION OF ISSUING ENTITY REVENUE RECEIPTS - DISTRIBUTION OF ISSUING ENTITY REVENUE RECEIPTS PRIOR TO ENFORCEMENT OF THE ISSUING ENTITY SECURITY", issuing entity revenue receipts will be applied to pay amounts due to any receiver appointed by the issuing entity security trustee together with interest and any amount in respect of VAT on those amounts, and to provide for any amounts due or to become due to the receiver during the following interest period; and

       o the issuing entity security trustee will not be required to pay amounts due to any entity which is not an issuing entity secured creditor.

DISTRIBUTION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY OR THE OCCURRENCE OF A TRIGGER EVENT OR ENFORCEMENT OF THE ISSUING ENTITY SECURITY

DEFINITION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS

       FUNDING AVAILABLE PRINCIPAL RECEIPTS will be calculated by the cash manager on the day falling four business days prior to each interest payment date and will be an amount equal to the sum of:

       o all Funding principal receipts received by Funding during the interest period ending on the relevant interest payment date and any other amounts standing to the credit of the Funding principal ledger;

       o all Funding principal receipts standing to the credit of the cash accumulation ledger which are to be applied on the next interest payment date to repay a bullet term advance and/or, as applicable, a scheduled amortisation term advance, and, for the avoidance of doubt, all series 1 term AAA cash amounts standing to the credit of the cash accumulation sub-ledger of the relevant issuing entity which are to be applied on the next interest payment date to repay the bullet term advance in respect of the AAA term advance and/or any previous term AAA advance, as applicable;

       o the amount, if any, to be credited to the principal deficiency ledger pursuant to items (f), (h), (j), (l) and (n) in "DISTRIBUTION OF FUNDING AVAILABLE REVENUE RECEIPTS - DISTRIBUTION OF FUNDING AVAILABLE REVENUE RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY" on the relevant interest payment date;

       o prior to enforcement of the Funding security and to be applied only in respect of the first reserve fund term advances, the amount then standing to the credit of the first reserve ledger (but less any amounts applied or to be applied on the relevant date in payment of interest and other revenue expenses as set out in items (a) to (o) (inclusive) of the Funding pre-enforcement revenue priority of payments); and

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       o      prior to enforcement of the Funding security or the occurrence of an asset trigger event, and to be applied only in respect of Funding liquidity reserve fund term advances, the amount then standing to the credit of the Funding liquidity reserve ledger (but less any amounts applied or to be applied on the relevant date in payment of interest and other revenue expenses as set out in items (a) to (o) (inclusive) of the Funding pre-enforcement revenue priority of payments), less

       o the amount of Funding principal receipts to be applied on the relevant interest payment date to pay items (a) to (e) (inclusive), (g), (i), (k) and (m) of the Funding pre-enforcement revenue priority of payments.

       For the avoidance of doubt, the amount standing to the credit of the first reserve ledger and the Funding liquidity reserve ledger may be applied after the payments described in items (i) (ii) and (iii) under rule (1) below have been made.

RULES FOR APPLICATION OF FUNDING AVAILABLE PRINCIPAL RECEIPTS AND FUNDING PRINCIPAL RECEIPTS

       The Funding deed of charge sets out certain rules for the application by Funding, or the cash manager on its behalf, of the Funding available principal receipts on each interest payment date and, in the case of the principle described in rule 4 below on each distribution date. For the purposes of the principles described in rules 1 to 6 below:

       (a) an amount will become due and payable in respect of a bullet term advance in an amount equal to the relevant bullet amount on the scheduled repayment date for that bullet term advance which falls on that interest payment date (ignoring for the purposes of this definition any provisions deferring payment if Funding has insufficient funds to pay such amount on such interest payment date);

       (b) an amount will become due and payable in respect of a scheduled amortisation term advance in an amount equal to the applicable scheduled amortisation amount due on the scheduled repayment date for that scheduled amortisation term advance which falls on that interest payment date (ignoring for the purposes of this definition any provisions deferring payment if Funding has insufficient funds to pay such amount on such interest payment date); and

       (c) an amount will become due and payable on an interest payment date in respect of any pass-through term advance in an amount equal to the principal balance of such pass-through term advance if on or immediately preceding an interest payment date any term advances advanced by the same issuing entity under the same intercompany loan and which are repayable prior to such pass-through term advance have been repaid in full except as otherwise specified in the relevant prospectus supplement.

       The six rules are as follows:

1.     GENERAL RULES

       On each interest payment date, Funding or the cash manager on its behalf will apply Funding available principal receipts:

       (i) first, to replenish the first reserve fund to the extent only that monies have been drawn from the first reserve fund to make scheduled principal repayments on the first reserve fund term advances;

       (ii) then, if the Funding liquidity reserve fund has been established, after the application of Funding available revenue receipts, to replenish the Funding liquidity reserve fund up to the amount of the Funding liquidity reserve required amount;

       (iii) then, (subject to rule (2) below) to repay any AAA term advances which are bullet term advances and/or scheduled amortisation term advances that are then due and payable;

       (iv)   then, to pay into the cash accumulation ledger an amount equal to:

              A - B

              where:

              A   =  the amount standing to the credit of the cash
                     accumulation ledger immediately prior to such interest payment date, and

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              B   =  the amounts applied to repay the bullet term advances and scheduled amortisation term advances repaid under item
                     (iii) above; and

       (v) then, to repay all other outstanding term advances which are then due and payable in accordance with the terms and provisions of, as applicable, the current intercompany loan agreement, the previous intercompany loan agreements and any new intercompany loan agreements and the relative term advance ratings of those term advances. The repayment terms of the master intercompany loan are described in the remaining sub-sections under this section. Subject to the principles described in rules 2 to 6 below, term advances will be repaid according to their respective term advance ratings (first on the term advances with the highest term advance rating, and thereafter on the term advances with the next highest term advance rating, and so on, down to the term advances with the lowest term advance rating) with any remainder remaining in the Funding principal ledger.

2. PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT AND THE ENFORCEMENT OF THE FUNDING SECURITY, REPAYMENT OF THE AAA TERM ADVANCES IS DETERMINED BY FINAL MATURITY DATE IF MORE THAN ONE AAA TERM ADVANCE IS DUE AND PAYABLE ON THE SAME INTEREST PAYMENT DATE

       If on any interest payment date amounts are due and payable under more than one AAA term advance (whether in respect of the current intercompany loan, the previous intercompany loans or any new intercompany loan), then Funding will apply Funding available principal receipts to repay the AAA term advance with the earliest final maturity date and then the next earliest, and so on.

       If, in this instance, any AAA term advances have the same final maturity date, then Funding will apply Funding available principal receipts to repay those AAA term advances in no order of priority between them but in proportion to the respective amounts due.

3. IN CERTAIN CIRCUMSTANCES, PAYMENT ON ALL THE BB TERM ADVANCES, ALL THE BBB TERM ADVANCES, ALL THE A TERM ADVANCES AND ALL THE AA TERM ADVANCES IS DEFERRED

       If:

       o a principal loss has been recorded on the principal deficiency ledger in respect of any of the BB term advances, the BBB term advances, the A term advances or the AA term advances under any intercompany loan; or

       o monies standing to the credit of the first reserve fund have been used, on or prior to the relevant interest payment date, to cure a principal deficiency in respect of any of the BB term advances and/or the BBB term advances and/or the A term advances and/or the AA term advances under any intercompany loan, and the first reserve fund has not been replenished by a corresponding amount on the relevant interest payment date; or

       o as at the relevant interest payment date, the aggregate outstanding principal balance of loans in the mortgages trust, in respect of which the aggregate amount in arrears is more than three times the monthly payment then due, is more than 5 per cent. of the aggregate outstanding principal balance of loans in the mortgages trust, then, any BB term advances, any BBB term advances, any A term advances or AA term advances which are due and payable (whether in respect of the current intercompany loan, the previous intercompany loans or any new intercompany loan) will not be entitled to receive principal repayments:
       (i) until the relevant circumstances described in the preceding bulleted list have been cured or otherwise cease to exist; or (ii) unless no AAA term advances are outstanding.

4.     EFFECT OF CASH ACCUMULATION PERIOD ON TERM ADVANCES

       From the time that a cash accumulation period has started in respect of a bullet term advance or a series 1 term AAA cash amount, on each distribution date and, if the principle described in rule 5 below is applicable, on each interest payment date, Funding available principal receipts will be deposited in the Funding GIC account and the amount of those deposits will be recorded on the cash accumulation ledger until Funding has saved enough to repay the relevant bullet term advance or the relevant series 1 term AAA cash amount. Amounts accumulated by Funding during a scheduled amortisation period will also be deposited on each distribution date in the Funding GIC account and the amount so deposited recorded in the cash accumulation ledger, until Funding has received sufficient principal receipts to repay the relevant scheduled amortisation term advance.

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       During the cash accumulation period for a bullet term advance and/or for a series 1 term AAA cash amount in relation to a AAA term advance or the relevant previous term AAA advance, in each case made under an intercompany loan (INTERCOMPANY LOAN X), no principal repayments will be made on the pass-through term advances or any scheduled amortisation term advances made under that intercompany loan X (unless that scheduled amortisation term advance has a deemed "AAA" rating (in which case rule 2 above shall apply)). Subject to the terms set out in rules 1 and 5, however, during a cash accumulation period under intercompany loan X payments may continue to be made in relation to term advances due and payable under other intercompany loan agreements. For the avoidance of doubt, separate intercompany loans made under the master intercompany loan agreement will be treated as different intercompany loans for the purposes of these rules.

5.     REPAYMENT OF PASS-THROUGH TERM ADVANCES

       Subject to rule 3 above, Funding may make payments on pass-through term advances whether or not a cash accumulation period has commenced under a different intercompany loan.

       Funding or the cash manager on its behalf will apply any amounts available to pay any pass-through term advances to repay each outstanding payable pass-through term advance in the proportion which the outstanding principal balance of the intercompany loan under which such pass-through term advance arises bears to the aggregate outstanding principal balance of all intercompany loans. Any remaining amounts shall continue to be reapplied in accordance with such proportion until the outstanding payable pass through term advances have been repaid in full.

       If any amounts remain after the application of the above rules, such remainder shall be paid into the cash accumulation ledger of any bullet term advances and/or any series 1 term AAA cash amount, as applicable, in respect of which a cash accumulation period has commenced, or, if there is none (or if the relevant bullet term advance and/or the series 1 term AAA cash amount has been fully accumulated for), then such remainder shall be credited to the Funding principal ledger.

6.     REPAYMENT TESTS

       If on an interest payment date in respect of which principal in respect of any term advance is scheduled to be paid:

       o for any AA term advance, the amount of principal due (or any part thereof) in respect of the AA term advance may only be paid if, after giving effect to such payment and the payment to be made on such date in respect of the related series and class (or sub-class) of issuing entity notes, the class A available subordinated amount is at least equal to the class A required subordinated amount;

       o for any A term advance, the amount of principal due (or any part thereof) in respect of the A term advance may only be paid if, after giving effect to such payment and the payment to be made on such date in respect of the related series and class (or sub-class) of issuing entity notes, the class A available subordinated amount is at least equal to the class A required subordinated amount and the class B available subordinated amount is at least equal to the class B required subordinated amount;

       o for any BBB term advance, the amount of principal due (or any part thereof) in respect of the BBB term advance may only be paid if, after giving effect to such payment and the payment to be made on such date in respect of the related series and class (or sub-class) of issuing entity notes, the class A available subordinated amount is at least equal to the class A required subordinated amount, the class B available subordinated amount is at least equal to the class B required subordinated amount and the class M available subordinated amount is at least equal to the class M required subordinated amount;

       o for any BB term advance, the amount of principal due (or any part thereof) in respect of the BB term advance may only be paid if, after giving effect to such payment and the payment to be made on such date in respect of the related series and class (or sub-class) of issuing entity notes, the class A available subordinated amount is at least equal to the class A required subordinated amount, the class B available subordinated amount is at least equal to the class B required subordinated amount, the class M available subordinated amount is at least equal to the class M required subordinated amount and the class C available subordinated amount is at least equal to the class C required subordinated amount,

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       save that, on any date, in calculating the class A available subordinated amount, the class B available subordinated amount, the class M available subordinated amount and the class C available subordinated amount for such date for the purposes of the above:

       (a)    stressed excess spread will be deemed to be zero; and

       (b) references to the "AGGREGATE AMOUNT OF THE FIRST RESERVE FUND" in the relevant definition of available subordinated amount in respect of the relevant class of issuing entity notes (as set out under "THE ISSUANCE OF ISSUING ENTITY notes") shall instead be deemed to be an amount calculated as being the greater of either
              (i) the amount standing to the credit of the first reserve fund on the date that such calculation is made and (ii) if on any interest payment date since the most recent interest payment date (the REFERENCE DATE) on which the amount standing to the credit of the first reserve fund was at least equal to the first reserve fund required amount, the amount standing to the credit of the first reserve fund has been less than the amount standing to the credit of the first reserve fund on any preceding interest payment date from and including the reference date, the first reserve fund required amount on such date.

       See "THE ISSUANCE OF ISSUING ENTITY NOTES" for a description of the various required subordinated amounts and available subordinated amounts.

REPAYMENT OF TERM ADVANCES PRIOR TO A TRIGGER EVENT, ENFORCEMENT OF THE ISSUING ENTITY SECURITY OR ENFORCEMENT OF THE FUNDING SECURITY

Prior to:

       (a) the occurrence of a trigger event (as described further in "THE MORTGAGES TRUST"); or

       (b) enforcement of the issuing entity security by the issuing entity security trustee under the issuing entity deed of charge or enforcement of the previous issuing entity security by the previous issuing entity security trustee under any previous issuing entity deed of change; or

       (c) enforcement of the Funding security by the security trustee under the Funding deed of charge,

       the term advances under any intercompany loan will be repaid in accordance with the relevant intercompany loan agreement as follows, replenishing the first reserve fund (to the extent only that money has been drawn from the first reserve fund to make scheduled principal repayments) and then replenishing the Funding liquidity reserve fund up to the Funding liquidity reserve required amount:

       o in order of their scheduled repayment dates, beginning with the earliest such date (and, if two or more AAA term advances and/or previous AAA term advances have the same final repayment date, in proportion to their respective amounts due) to repay the principal amounts due (if any) on such interest payment date in respect of the AAA term advances to the issuing entity subject to rules 1 and 2 above. If there are insufficient funds available to pay the scheduled repayment amount of a scheduled amortisation term advance on the relevant scheduled repayment date, then the shortfall will be repaid on the subsequent interest payment dates (together with any other amounts scheduled to be repaid on the scheduled amortisation term advances on those interest payment dates) from Funding available principal receipts;

       o in no order of priority among them, but in proportion to the respective amounts due, to repay the principal amounts due (if any) on such interest payment date on the AA term advances and/or previous AA term advances, in each case subject to rules 1, 3 and 6 above;

       o in no order of priority among them, but in proportion to the respective amounts due, to repay the principal amounts due (if any) on such interest payment date on the A term advances and/or previous A term advances, in each case subject to rules 1, 3 and 6 above;

       o in no order of priority among them, but in proportion to the respective amounts due, to repay the principal amounts due (if any) on such interest payment date on the BBB term advances and/or previous BBB term advances, in each case subject to rules 1, 3 and 6 above; and

       o in no order of priority among them, but in proportion to the respective amounts due, to repay the principal amounts due (if any) on such interest payment date on the BB term advances and/or previous BB term advances, in each case subject to rules 1, 3 and 6 above.

REPAYMENT OF TERM ADVANCES OF EACH SERIES FOLLOWING THE OCCURRENCE OF A NON-ASSET TRIGGER EVENT PRIOR TO ENFORCEMENT OF THE ISSUING ENTITY SECURITY OR THE FUNDING SECURITY

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       Following the occurrence of a non-asset trigger event under the mortgages trust deed but prior to enforcement of the Funding security by the security trustee under the Funding deed of charge or the issuing entity security under the issuing entity deed of charge, the bullet term advances and the scheduled amortisation term advances in respect of any intercompany loan will be deemed to be pass-through term advances and on each interest payment date Funding will be required to apply Funding available principal receipts in the following order of priority, replenishing the first reserve fund (to the extent only that money has been drawn from the first reserve fund to make scheduled principal repayments) and then replenishing the Funding liquidity reserve fund up to the Funding liquidity reserve required amount:

       o first, to repay the term AAA advance with the earliest final maturity date, then to repay the term AAA advance with the next earliest final maturity, and so on until the AAA term advances in respect of the current intercompany loan, the previous intercompany loans and any new intercompany loans are fully repaid;

       o then, in no order of priority between them but in proportion to the amounts due, to repay the AA term advances in respect of the current intercompany loan, the previous intercompany loans and any new intercompany loans, until those AA term advances are fully repaid;

       o then, in no order of priority between them but in proportion to the amounts due, to repay the A term advances in respect of the current intercompany loan, the previous intercompany loans and any new intercompany loans, until those A term advances are fully repaid;

       o then, in no order of priority between them but in proportion to the amounts due, to repay the BBB term advances in respect of the current intercompany loan, the previous intercompany loans and any new intercompany loans, until those BBB term advances are fully repaid; and

       o then, in no order of priority between them but in proportion to the amounts due, to repay the BB term advances in respect of the current intercompany loan, the previous intercompany loans and any new intercompany loans, until those BB term advances are fully repaid.

REPAYMENT OF TERM ADVANCES OF EACH SERIES FOLLOWING THE OCCURRENCE OF AN ASSET TRIGGER EVENT PRIOR TO ENFORCEMENT OF THE ISSUING ENTITY SECURITY OR THE FUNDING SECURITY

       Following the occurrence of an asset trigger event but prior to enforcement by the security trustee of the Funding security under the Funding deed of charge or the issuing entity security under the issuing entity deed of charge, the bullet term advances and the scheduled amortisation term advances in respect of any intercompany loan will be deemed to be pass-through term advances and on each interest payment date Funding will be required to apply Funding available principal receipts in the following order of priority (replenishing the first reserve fund (to the extent only that money has been drawn from the first reserve fund to make scheduled principal repayments) and then replenishing the Funding liquidity reserve fund up to the Funding liquidity reserve required amount):

       o first, in no order of priority between them, but in proportion to the amounts due, to repay the AAA term advances in respect of the current intercompany loan, the previous intercompany loans and any new intercompany loans, until each of those AAA term advances is fully repaid;

       o then, in no order of priority between them, but in proportion to the amounts due, to repay the AA term advances in respect of the current intercompany loan, the previous intercompany loans and any new intercompany loans, until each of those AA term advances is fully repaid;

       o then, in no order of priority between them but in proportion to the amounts due, to repay the A term advances in respect of the current intercompany loan, the previous intercompany loans and any new intercompany loans, until those A term advances are fully repaid;

       o then, in no order of priority between them, but in proportion to the amounts due, to repay the BBB term advances in respect of the current intercompany loan, the previous intercompany loans and any new intercompany loans, until each of those BBB term advances is fully repaid; and

       o then, in no order of priority between them, but in proportion to the amounts due, to repay the BB term advances in respect of the current intercompany loan, the previous intercompany loans and any new intercompany loans, until each of those BB term advances is fully repaid.

REPAYMENT OF TERM ADVANCES OF EACH SERIES FOLLOWING ENFORCEMENT OF THE ISSUING ENTITY SECURITY

       If the issuing entity security is enforced by the issuing entity security trustee under the issuing entity deed of charge, then that will not result in automatic enforcement of the Funding security under the Funding

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

deed of charge. In those circumstances, however, the bullet term advances and the scheduled amortisation advances under the master intercompany loan (only) will be deemed to be pass-through term advances and Funding will be required to apply Funding available principal receipts on each interest payment date in the following order of priority, replenishing the first reserve fund (to the extent only that money has been drawn from the first reserve fund to make scheduled principal repayments) and then replenishing the Funding liquidity reserve fund up to the Funding liquidity reserve required amount:

       o first, in no order of priority between them, but in proportion to the amounts due, to repay the AAA term advances until each of those advances is fully repaid;

       o then, in no order of priority between them, but in proportion to the amounts due, to repay the AA advances until each of those advances is fully repaid;

       o then, in no order of priority between them, but in proportion to the amounts due, to repay the A term advances until each of those advances is fully repaid;

       o then, in no order of priority between them, but in proportion to the amounts due, to repay the BBB term advances until each of those advances is fully repaid; and

       o then, in no order of priority between them, but in proportion to the amounts due, to repay the BB term advances until each of those advances is fully repaid.

DISTRIBUTION OF ISSUING ENTITY PRINCIPAL RECEIPTS

DEFINITION OF ISSUING ENTITY PRINCIPAL RECEIPTS

       Prior to enforcement of the issuing entity security, ISSUING ENTITY PRINCIPAL RECEIPTS will be calculated by the issuing entity cash manager four business days prior to each interest payment date and will be an amount equal to the sum of all principal amounts to be repaid by Funding to the issuing entity under the master intercompany loan during the relevant interest period.

       Following enforcement of the issuing entity security, but prior to enforcement of the Funding security, ISSUING ENTITY PRINCIPAL RECEIPTS means the sum calculated by the issuing entity security trustee four business days prior to each interest payment date as the amount to be repaid by Funding to the issuing entity under the master intercompany loan during the relevant interest period and/or the sum otherwise recovered by the issuing entity security trustee (or the receiver appointed on its behalf) representing the principal balance of the issuing entity notes.

DISTRIBUTION OF ISSUING ENTITY PRINCIPAL RECEIPTS PRIOR TO ENFORCEMENT OF THE ISSUING ENTITY SECURITY

       Prior to enforcement of the issuing entity security, the issuing entity, or the issuing entity cash manager on its behalf, will apply any issuing entity principal receipts, on each interest payment date, in the following manner:

CLASS A NOTES

o from principal amounts received by the issuing entity from Funding in respect of each AAA term advance (and in respect of (ii) below, the principal amounts received (if any) from the issuing entity swap providers under the relevant issuing entity swap agreements in respect of the related series and class (or sub-class) of issuing entity notes):

       (i) to pay amounts due and payable (in respect of principal) on such interest payment date to the relevant issuing entity swap providers in respect of the related series and class (or sub-class) of class A notes in accordance with the terms of the relevant issuing entity swap agreements; and

       (ii) to pay amounts due and payable in respect of principal (if any) on such interest payment date on the related series and class (or sub-class) of class A notes.

CLASS B NOTES

o from principal amounts received by the issuing entity from Funding in respect of each AA term advance (and in respect of (ii) below, the principal amounts received (if any) from the issuing entity swap providers under the relevant issuing entity swap agreements in respect of the related series and class (or sub-class) of issuing entity notes):

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       (i)    to pay amounts due and payable (in respect of principal) on such interest payment date to the relevant issuing entity swap providers in respect of the related series and class (or sub-class) of class B notes in accordance with the terms of the relevant issuing entity swap agreements; and

       (ii) to pay amounts due and payable in respect of principal (if any) on such interest payment date on the related series and class (or sub-class) of class B notes.

CLASS M NOTES

o from principal amounts received by the issuing entity from Funding in respect of each A term advance (and in respect of (ii) below, the principal amounts received (if any) from the issuing entity swap providers under the relevant issuing entity swap agreements in respect of the related series and class (or sub-class) of issuing entity notes):

       (i) to pay amounts due and payable (in respect of principal) on such interest payment date to the relevant issuing entity swap providers in respect of the related series and class (or sub-class) of class M notes in accordance with the terms of the relevant issuing entity swap agreements; and

       (ii) to pay amounts due and payable in respect of principal (if any) on such interest payment date on the related series and class (or sub-class) of class M notes.

CLASS C NOTES

o from principal amounts received by the issuing entity from Funding in respect of each BBB term advance (and in respect of (ii) below, the principal amounts received (if any) from the issuing entity swap providers under the relevant issuing entity swap agreements in respect of the related series and class (or sub-class) of issuing entity notes):

       (i) to pay amounts due and payable (in respect of principal) on such interest payment date to the relevant issuing entity swap providers in respect of the related series and class (or sub-class) of class C notes in accordance with the terms of the relevant issuing entity swap agreements; and

       (ii) to pay amounts due and payable in respect of principal (if any) on such interest payment date on the related series and class (or sub-class) of class C notes.

CLASS D NOTES

o from principal amounts received by the issuing entity from Funding in respect of each BB term advance (and in respect of (ii) below, the principal amounts received (if any) from the issuing entity swap providers under the relevant issuing entity swap agreements in respect of the related series and class (or sub-class) of issuing entity notes):

       (i) to pay amounts due and payable (in respect of principal) on such interest payment date to the relevant issuing entity swap providers in respect of the related series and class (or sub-class) of class D notes in accordance with the terms of the relevant issuing entity swap agreements; and

       (ii) to pay amounts due and payable in respect of principal (if any) on such interest payment date on the related series and class (or sub-class) of class D notes.

DISTRIBUTION OF ISSUING ENTITY PRINCIPAL RECEIPTS FOLLOWING ENFORCEMENT OF THE ISSUING ENTITY SECURITY BUT PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY

       The issuing entity deed of charge sets out the order of priority of distribution of issuing entity principal receipts received or recovered by the issuing entity security trustee (or a receiver appointed on its behalf) following enforcement of the issuing entity security but prior to enforcement of the Funding security. In these circumstances, the issuing entity security trustee will apply issuing entity principal receipts on each interest payment date to repay the issuing entity notes in the following manner:

       o first, in no order of priority between them, but in proportion to the amounts due, in respect of each AAA term advance (and in respect of (ii) below, the principal receipts received (if any) from the issuing entity swap providers under the relevant issuing entity swap agreements in respect of the related series and class (or sub-class) of issuing entity notes):

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              (i)    to pay amounts due and payable (in respect of principal) on such interest payment date to the relevant issuing entity swap providers in respect of the related series and class (or sub-class) of class A notes in accordance with the terms of the relevant issuing entity swap agreements; and

              (ii) to pay amounts due and payable in respect of principal (if any) on such interest payment date on the related series and class (or sub-class) of class A notes;

       o then, in no order of priority between them, but in proportion to the amounts due, in respect of each AA term advance (and in respect of (ii) below, the principal receipts received (if any) from the issuing entity swap providers under the relevant issuing entity swap agreements in respect of the related series and class (or sub-class) of issuing entity notes):

              (i) to pay amounts due and payable (in respect of principal) on such interest payment date to the relevant issuing entity swap providers in respect of the related series and class (or sub-class) of class B notes in accordance with the terms of the relevant issuing entity swap agreements; and

              (ii) to pay amounts due and payable in respect of principal (if any) on such interest payment date on the related series and class (or sub-class) of class B notes;

       o then, in no order of priority between them, but in proportion to the amounts due, in respect of each A term advance (and in respect of (ii) below, the principal receipts received (if any) from the issuing entity swap providers under the relevant issuing entity swap agreements in respect of the related series and class (or sub-class) of issuing entity notes):

              (i) to pay amounts due and payable (in respect of principal) on such interest payment date to the relevant issuing entity swap providers in respect of the related series and class (or sub-class) of class M notes in accordance with the terms of the relevant issuing entity swap agreements; and

              (ii) to pay amounts due and payable in respect of principal (if any) on such interest payment date on the related series and class (or sub-class) of class M notes;

       o then, in no order of priority between them, but in proportion to the amounts due, in respect of each BBB term advance (and in respect of (ii) below, the principal receipts received (if any) from the issuing entity swap providers under the relevant issuing entity swap agreements in respect of the related series and class (or sub-class) of issuing entity notes):

              (i) to pay amounts due and payable (in respect of principal) on such interest payment date to the relevant issuing entity swap providers in respect of the related series and class (or sub-class) of class C notes in accordance with the terms of the relevant issuing entity swap agreements; and

              (ii) to pay amounts due and payable in respect of principal (if any) on such interest payment date on the related series and class (or sub-class) of class C notes;

       o then, in no order of priority between them, but in proportion to the amounts due, in respect of each BB term advance (and in respect of (ii) below, the principal receipts received (if any) from the issuing entity swap providers under the relevant issuing entity swap agreements in respect of the related series and class (or sub-class) of issuing entity notes):

              (i) to pay amounts due and payable (in respect of principal) on such interest payment date to the relevant issuing entity swap providers in respect of the related series and class (or sub-class) of class D notes in accordance with the terms of the relevant issuing entity swap agreements; and

              (ii) to pay amounts due and payable in respect of principal (if any) on such interest payment date on the related series and class (or sub-class) of class D notes.

DISTRIBUTION OF FUNDING PRINCIPAL RECEIPTS AND FUNDING REVENUE RECEIPTS FOLLOWING ENFORCEMENT OF THE FUNDING SECURITY

       The Funding deed of charge sets out the order of priority of distribution as at the closing date by the security trustee, following service of an intercompany loan acceleration notice, of amounts received or recovered by the security trustee or a receiver appointed on its behalf. If Funding enters into new intercompany loan agreements, then this order of priority may change - see "SECURITY FOR FUNDING'S OBLIGATIONS".

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       The security trustee will apply amounts received or recovered following enforcement of the Funding security on each interest payment date in accordance with the following order of priority (except for amounts due to the account bank under the bank account agreement, which will be paid when due):

       (a) first, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to:

              o the security trustee and any receiver appointed by the security trustee, together with interest and any amount in respect of VAT on those amounts, and to provide for any amounts due or to become due to the security trustee and the receiver in the following interest period under the Funding deed of charge; and

              o the issuing entity in respect of the issuing entity's obligations specified in items (A) to (B) of the post enforcement priority of payments and the previous issuing entities in respect of their own similar obligations;

       (b) then, towards payment of amounts due and payable to the cash manager and any costs, charges, liabilities and expenses then due or to become due and payable to the cash manager under the cash management agreement, together with any amount in respect of VAT on those amounts;

       (c) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of amounts (if any) due to the account bank under the terms of the bank account agreement and to the corporate services provider under the corporate services agreement;

       (d) then, towards payment of amounts (if any) due to the Funding swap provider under the Funding swap agreement (except for any termination payments due and payable by Funding under the Funding swap agreement following a Funding swap provider default);

       (e) then, in no order of priority between them but in proportion to the respective amounts due, towards payments of interest and principal due and payable on the AAA term advances outstanding under the intercompany loans;

       (f) then, in no order of priority between them but in proportion to the respective amounts due, towards payments of interest and principal due and payable on the AA term advances outstanding under the intercompany loans;

       (g) then, in no order of priority between them but in proportion to the respective amounts due, towards payments of interest and principal due and payable on the A term advances outstanding under the intercompany loans;

       (h) then, in no order of priority between them but in proportion to the respective amounts due, towards payments of interest and principal due and payable on the BBB term advances outstanding under the intercompany loans;

       (i) then, in no order of priority between them but in proportion to the respective amounts due, towards payments of interest and principal due and payable on the BB term advances outstanding under the intercompany loans;

       (j) then, towards payment of any amounts due to the issuing entity and the previous issuing entities in respect of their respective obligations (if any) to make a termination payment to an existing swap provider (but excluding any payment due to a relevant existing swap provider following an existing swap provider default or any existing swap provider downgrade termination event);

       (k) then, in no order of priority between them but in proportion to the respective amounts due, to pay:

              o amounts due to the issuing entity and the previous issuing entities in respect of their respective obligations to pay any termination payment to an existing swap provider following an existing swap provider default or any existing swap provider downgrade termination event;

              o any other amounts due to the issuing entity and/or the previous issuing entities under the master intercompany loan agreement and/or the previous intercompany loan agreements and not otherwise provided for earlier in this order of priorities; and

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              o      after the occurrence of a Funding swap provider default,
                     towards payment of any termination payment due and payable by Funding under the Funding swap;

       (l) then, towards payment of amounts due to all start-up loan providers under the start-up loan agreements;

       (m) then, towards payment of any postponed deferred consideration due to the seller pursuant to the terms of the mortgage sale agreement; and

       (n) last, towards payment of any deferred consideration (other than postponed deferred consideration) due to the seller pursuant to the terms of the mortgage sale agreement.

COLLATERAL IN THE FUNDING POST ENFORCEMENT PRIORITY OF PAYMENTS

       Any amount of collateral provided to Funding by the Funding swap provider shall not be applied in accordance with the above priority of payments, except to the extent that, following the early termination of the Funding swap due to an event of default:

       o the value of the collateral is applied against an amount equal to the termination amount that would have been payable by the Funding swap provider had the collateral not been provided; and

       o such amounts (which, for the avoidance of doubt, shall not exceed the amount equal to the termination amount that would have been payable by the Funding swap provider had the collateral not been provided) are not applied by Funding towards the costs of entering into a replacement swap.

       Any collateral not applied in accordance with the foregoing shall be returned to the Funding swap provider.

DISTRIBUTION OF ISSUING ENTITY PRINCIPAL RECEIPTS AND ISSUING ENTITY REVENUE RECEIPTS FOLLOWING ENFORCEMENT OF THE ISSUING ENTITY SECURITY AND ENFORCEMENT OF THE FUNDING SECURITY

       If the Funding security is enforced under the Funding deed of charge, then there will be an automatic enforcement of the issuing entity security under the issuing entity deed of charge. The issuing entity deed of charge sets out the order of priority of distribution by the issuing entity security trustee, following enforcement of the issuing entity security and enforcement of the Funding security (known as the ISSUING ENTITY POST ENFORCEMENT PRIORITY OF PAYMENTS), of amounts received or recovered by the issuing entity security trustee (or a receiver appointed on its behalf) (a) on each interest payment date or (b) when due in respect of amounts due to the issuing entity account banks under the issuing entity bank account agreement under paragraph (b) below, the issuing entity security trustee will apply amounts received or recovered following enforcement of the issuing entity security as follows:

       (a) first, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to:

              o the issuing entity security trustee and any receiver appointed by the issuing entity security trustee together with interest and any amount in respect of VAT on those amounts and any amounts then due or to become due to the issuing entity security trustee and the receiver under the provisions of the issuing entity deed of charge;

              o the note trustee together with interest and any amount in respect of VAT on those amounts and any amounts then due or to become due and payable to the note trustee under the provisions of the trust deed; and

              o the agent bank, the paying agents, the registrar and the transfer agent together with interest and any amount in respect of VAT on those amounts and any costs, charges, liabilities and expenses then due or to become due and payable to them under the provisions of the issuing entity paying agent and agent bank agreement;

       (b) then, in no order of priority between them but in proportion to the respective amounts due, towards payment of amounts (together with any amount in respect of VAT on those amounts) due and payable to the issuing entity cash manager under the issuing entity cash management agreement and to the corporate services provider under the issuing entity corporate services agreement and to the issuing entity account banks under the issuing entity bank account agreement;

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       (c)    then, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to the issuing entity swap providers for each series of class A notes (except for any termination payments due and payable to a issuing entity swap provider as a result of an issuing entity swap provider default or a downgrade termination event) and from amounts received from the issuing entity swap provider to pay interest due or overdue on, and to repay principal of, the applicable series of class A notes;

       (d) then, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to the issuing entity swap providers for each series of class B notes (except for any termination payments due and payable to an issuing entity swap provider as a result of an issuing entity swap provider default or a downgrade termination event) and from amounts received from the issuing entity swap provider to pay interest due or overdue on, and to repay principal of, the applicable series of class B notes;

       (e) then, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to the issuing entity swap providers for each series of class M notes (except for any termination payments due and payable to an issuing entity swap provider as a result of an issuing entity swap provider default or a downgrade termination event) and from amounts received from the issuing entity swap provider to pay interest due or overdue on, and to repay principal of, the applicable series of class M notes;

       (f) then, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to the issuing entity swap providers for each series of class C notes (except for any termination payments due and payable to an issuing entity swap provider as a result of an issuing entity swap provider default or a downgrade termination event) and from amounts received from the issuing entity swap provider to pay interest due or overdue on, and to repay principal of, the applicable series of class C notes;

       (g) then, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to the issuing entity swap providers for each series of class D notes (except for any termination payments due and payable to an issuing entity swap provider as a result of an issuing entity swap provider default or a downgrade termination event) and from amounts received from the issuing entity swap provider to pay interest due or overdue on, and to repay principal of, the applicable series of class D notes;

       (h) then, in no order of priority between them but in proportion to the respective amounts due, to pay any termination payment due to the issuing entity swap providers for each series of class A notes following a swap provider default or a downgrade termination event;

       (i) then, in no order of priority between them but in proportion to the respective amounts due, to pay to pay any termination payment due to the issuing entity swap providers for each series of class B notes following a swap provider default or a downgrade termination event;

       (j) then, in no order of priority between them but in proportion to the respective amounts due, to pay any termination payment due to the issuing entity swap providers for each series of class M notes following a swap provider default or a downgrade termination event;

       (k) then, in no order of priority between them but in proportion to the respective amounts due, to pay any termination payment due to the issuing entity swap providers for each series of class C notes following a swap provider default or a downgrade termination event; and

       (l) last, in no order of priority between them but in proportion to the respective amounts due, to pay any termination payment due to the issuing entity swap providers for each series of class D notes following a swap provider default or a downgrade termination event.

COLLATERAL IN THE ISSUING ENTITY POST-ENFORCEMENT PRIORITY OF PAYMENTS

       Any amount of collateral provided to the issuing entity by any issuing entity swap provider shall not be applied in accordance with the above priority of payments, except to the extent that, following the early termination of the swap due to an event of default:

       o the value of the collateral is applied against an amount equal to the termination amount that would have been payable by the relevant issuing entity swap provider had the collateral not been provided; and

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       o      such amounts (which, for the avoidance of doubt, shall not exceed the amount equal to the termination amount that would have been payable by the relevant issuing entity swap provider had the collateral not been provided) are not applied by the issuing entity towards the costs of entering into a replacement swap.

       Any collateral not applied in accordance with the foregoing shall be returned directly to such issuing entity swap provider.

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                                CREDIT STRUCTURE

       The issuing entity notes will be an obligation of the issuing entity only and will not be obligations of, or the responsibility of, or guaranteed by, any other party. However, there are a number of main features of the transaction which enhance the likelihood of timely receipt of payments to noteholders, as follows:

       Funding available revenue receipts are expected to exceed interest and fees payable to the issuing entity;

       o a shortfall in Funding available revenue receipts may be met from Funding's principal receipts;

       o the first reserve fund, which was established on 26 July 2000, and which was further funded on 29 November 2000, 23 May 2001, 5 July 2001, 1 April 2004, 8 August 2006, 28 March 2007 and 21 December 2007, is available to meet shortfalls in interest due on the term advances and principal due on the first reserve fund term advances;

       o the second reserve fund, which was established on 29 November 2000, further funded on 5 July 2001 from the proceeds of the previous term BB advance made by Holmes Financing (No. 4) PLC and will be further funded by Funding's excess revenue to meet shortfalls in interest due on the term advances if amounts standing to the credit of the first reserve fund are insufficient for that purpose;

       o payments of the class D notes will be subordinated to payments on the class A notes, class B notes, class M notes and class C notes;

       o payments of the class C notes will be subordinated to payments on the class A notes, class B notes and class M notes;

       o payments of the class M notes will be subordinated to payments on the class A notes and class B notes;

       o payments on the class B notes will be subordinated to payments on the class A notes;

       o the mortgages trustee GIC account and the Funding GIC account each earn interest at a specified rate (LIBOR for three-month sterling deposits);

       o Funding will be obliged to establish a Funding liquidity reserve fund if the seller ceases to have a long-term unsecured, unsubordinated and unguaranteed credit rating by Moody's of at least A3 or at least A- by Fitch (unless the relevant rating agency confirms that the current rating of the outstanding notes will not be adversely affected by the rating downgrade of the seller); and

       o the Funding reserve fund, which was established on 1 April 2004 and will be funded from the excess Funding available revenue receipts after Funding has paid all of its obligations in respect of items ranking higher than item (u) of the Funding pre-enforcement revenue priority of payments on each interest payment date.

       Each of these factors is considered more fully in the remainder of this section.

CREDIT SUPPORT FOR THE ISSUING ENTITY NOTES PROVIDED BY FUNDING AVAILABLE REVENUE RECEIPTS
       It is anticipated that, during the life of the issuing entity notes issued under the programme, the Funding share of the interest received from borrowers on the loans will, assuming that all of the loans are fully performing, be greater than the sum of the interest which the current issuing entities have to pay on all of the current issuing entity notes and the other costs and expenses of the structure. In other words, it is anticipated that the Funding available revenue receipts would be sufficient to pay the amounts payable under items (a) to (e), (g), (i), (k) and (m) of the Funding pre-enforcement revenue priority of payments.

       The actual amount of any excess will vary during the life of the issuing entity notes. Two of the key factors determining the variation are as follows:

       o      the interest rate on the portfolio; and

       o      the level of arrears experienced.


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INTEREST RATE ON THE PORTFOLIO

       Funding has entered or may enter into a swap in relation to the previous intercompany loans, the current intercompany loan and any new intercompany loan to enable it to swap amounts of interest received from borrowers which vary on a variable, tracker or fixed rate basis for amounts it receives from the Funding swap counterparty which vary in accordance with LIBOR based rates payable on the intercompany loans, plus a margin expected to cover Funding's obligations to, among others, the issuing entity. The swap hedges against the possible variance between sterling LIBOR based rates payable on the intercompany loans and a weighted average of the SVR payable on the variable rate loans (including those capped rate loans that are not subject to the specified capped rate of interest), the rates of interest payable on the tracker loans and the fixed rates of interest payable on the fixed rate loans (including those capped rate loans that are subject to the specified capped rate of interest).

       The terms of the swaps are described in greater detail below in "THE SWAP AGREEMENTS".

LEVEL OF ARREARS EXPERIENCED

       If the level of arrears of interest payments made by the borrowers results in Funding experiencing an income deficit, Funding will be able to use the following amounts to cure that income deficit:

       o first, amounts standing to the credit of the first reserve fund, as described in "- FIRST RESERVE FUND";

       o second, (if established) amounts standing to the credit of the Funding liquidity reserve fund, as described in "- FUNDING LIQUIDITY RESERVE FUND";

       o third, amounts standing to the credit of the second reserve fund, as described in "- SECOND RESERVE FUND"; and

       o fourth, principal receipts, if any, as described in "- USE OF FUNDING PRINCIPAL RECEIPTS TO PAY FUNDING INCOME DEFICIENCY".

       Any excess of Funding revenue receipts will be applied on each interest payment date to the extent described in the Funding pre-enforcement revenue priority of payments, including to extinguish amounts standing to the credit of any principal deficiency ledger and to replenish the reserve funds.

USE OF FUNDING PRINCIPAL RECEIPTS TO PAY FUNDING INCOME DEFICIENCY

       Four business days prior to each interest payment date, the cash manager will calculate whether there will be an excess or a deficit of Funding available revenue receipts (including the reserve funds) to pay items (a) to (e), (g),
(i), (k) and (m) of the Funding pre-enforcement revenue priority of payments.

       If there is a deficit, then Funding shall pay or provide for that deficit by the application of Funding available principal receipts, if any, and the cash manager shall make a corresponding entry in the relevant principal deficiency sub-ledger, as described in "- PRINCIPAL DEFICIENCY LEDGER".

       Funding principal receipts may not be used to pay interest on any term advance if and to the extent that would result in a deficiency being recorded or an existing deficiency being increased, on a principal deficiency sub-ledger relating to a higher ranking term advance.

       Funding shall apply any excess Funding available revenue receipts to extinguish any balance on the principal deficiency ledger, as described in "- PRINCIPAL DEFICIENCY LEDGER".

FIRST RESERVE FUND

       A first reserve fund has been established:

       o      to help meet any deficit in Funding available revenue receipts;

       o to help meet any deficit recorded on the principal deficiency ledger; and

       o prior to enforcement of the Funding security, to help repay principal due on the first reserve fund term advances.

       The first reserve fund was funded initially on 26 July 2000 by the first start-up loan in the sum of (pound)6,000,000. It was further funded on 29 November 2000 by the second start-up loan in the sum of


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(pound)7,500,000, on 23 May 2001 by the third start-up loan in the sum of
(pound)12,000,000, on 1 April 2004 by the eighth start-up loan in the sum of (pound)36,000,000, on 8 August 2006 from the Funding reserve fund in the sum of (pound)8 million, on 28 March 2007 by the 2007-1 start-up loan in the sum of (pound)77 million and on 21 December 2007 by the 2007-3 start-up loan in the sum of (pound)78 million . In addition, part of the proceeds of the previous BB term advance made by Holmes Financing (No. 4) PLC (in an amount equal to (pound)31,000,000) was credited by Funding to the first reserve fund on 5 July 2001. The first reserve ledger is maintained by the cash manager to record the balance from time to time of the first reserve fund.

       On each interest payment date the amount of the first reserve fund is added to certain other income of Funding in calculating Funding available revenue receipts.

       Prior to enforcement of the Funding security, after meeting any income deficit and satisfying any deficit on the principal deficiency ledger, amounts standing to the credit of the first reserve fund may be used to repay principal due and payable in relation to the several outstanding AAA term advances from and including their respective scheduled repayment dates.

       The first reserve fund will be replenished from:

       o firstly, Funding available principal receipts in an amount up to the amount used to repay the first reserve fund term advances (but only if the first reserve fund has been used for this purpose);

       o secondly, any excess Funding available revenue receipts up to and including an amount equal to the first reserve fund required amount specified in connection with the most recent issuance of notes; and

       o thirdly, following the occurrence of an arrears trigger event, any Funding available revenue receipts to be paid in accordance with item (q) of the Funding pre-enforcement revenue priority of payments receipts up to and including an amount equal to the first reserve fund additional required amount specified in connection with the most recent issuance of notes.

       Funding available revenue receipts will only be applied to replenish the first reserve fund after paying interest due on the term advances and reducing any deficiency on the AAA principal deficiency sub-ledger, the AA principal deficiency sub-ledger, the A principal deficiency sub-ledger, the BBB principal deficiency sub-ledger and the BB principal deficiency sub-ledger (see "CASHFLOWS
- DISTRIBUTION OF FUNDING AVAILABLE REVENUE RECEIPTS - DISTRIBUTION OF FUNDING AVAILABLE REVENUE RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY").

       The seller, Funding and the security trustee may agree to increase the first reserve fund required amount and the first reserve fund additional required amount from time to time. They may also agree to decrease the first reserve fund required amount and the first reserve fund additional required amount (subject to such reduction not having an adverse impact on the ratings of the notes) if Funding has repaid any amounts owing to the previous issuing entities, the issuing entity and any new issuing entities, from time to time. The first reserve fund required amount and the first reserve fund additional required amount in effect at the time of an issuance of US notes will be the amounts specified as such in the relevant prospectus supplement under the heading "SUMMARY - FIRST RESERVE FUND".

SECOND RESERVE FUND

       A second reserve fund was established on 29 November 2000 to help meet deficits in Funding available revenue receipts.

       The second reserve fund is funded from:

         (a) part of the proceeds of the previous term BB advance made by Holmes Financing (No. 4) PLC (in an amount equal to (pound)19,000,000) which was credited by Funding to the second reserve fund on 5 July 2001; and

         (b) excess Funding available revenue receipts, after Funding has paid all of its obligations in respect of items ranking higher than (t) (which item is a credit to the second reserve ledger up to the second reserve fund required amount) pursuant to the Funding pre-enforcement revenue priority of payments on each interest payment date (see "CASHFLOWS - DISTRIBUTION OF FUNDING AVAILABLE REVENUE RECEIPTS").

       A second reserve ledger is maintained by the cash manager to record the balance from time to time of the second reserve fund.


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       On each interest payment date the amount of the second reserve fund is added to certain other income of Funding in calculating Funding available revenue receipts.

       The second reserve fund is replenished from any excess Funding available revenue receipts up to and including an amount equal to the second reserve fund required amount. The SECOND RESERVE FUND REQUIRED AMOUNT is an amount equal to X where X is calculated on each interest payment date as follows:

       ((LIBOR for three-month sterling deposits + 0.65 per cent.) - (the weighted average yield on the loans in the mortgages trust) + (the net margin on the Funding swap)) x (the aggregate outstanding principal balance of all the term advances) x (the weighted average life of all the term advances)

       The weighted average life of the current term advances is calculated as being the greater of 2.5 years or the weighted average life calculated on the following assumptions:

        (a)    the lower of a 15 per cent. CPR and the 12 month rolling CPR; and

        (b) the previous issuing entities, the issuing entity and any new issuing entities, from time to time, not exercising their respective options to redeem the previous notes, the issuing entity notes or new notes, respectively, issued by it.

       If the issuing entity exercises its option to redeem the issuing entity notes, then the second reserve fund required amount will decrease in accordance with the formula set forth in this section.

       The seller, Funding and the security trustee may agree to increase, decrease or amend the second reserve fund required amount from time to time.

FUNDING RESERVE FUND

       A Funding reserve fund was established on 1 April 2004 to fund further the reserve funds in connection with the issuance of new notes by any new issuing entities after such date and, among other things, to fund certain costs and expenses incurred by Funding in connection with subsequent assignments of part of the seller's share of the trust property to it, fees to be paid under new intercompany loans which relate to the costs of issue of new notes, all necessary filing and other fees incurred in ensuring compliance with regulatory requirements and all legal and audit fees and other professional advisory fees.

       The Funding reserve fund will be funded from the excess Funding available revenue receipts after Funding has paid all of its obligations in respect of items ranking higher than item (u) of the Funding pre-enforcement revenue priority of payments on each interest payment date. The Funding reserve ledger will be maintained by the cash manager to record the balance of the Funding reserve fund from time to time.

       On each interest payment date, the amount of the Funding reserve fund is added to certain other income of Funding in calculating Funding available revenue receipts.

       The Funding reserve fund is replenished from any excess Funding available revenue receipts up to the Funding reserve fund required amount, or such other amount as the seller may determine from time to time. The Funding reserve fund required amount in effect at the time of an issuance of US notes will be the amount specified as such in the relevant prospectus supplement under the heading "SUMMARY - FUNDING RESERVE FUND REQUIRED AMOUNT" and may change at the time of any new issue of notes or as the seller may determine.

       The seller may increase, decrease or amend the Funding reserve fund required amount from time to time, without the consent of the security trustee, Funding or the noteholders.

PRINCIPAL DEFICIENCY LEDGER

       A principal deficiency ledger has been established to record:

       o      any principal losses on the loans allocated to Funding; and/or

       o the application of Funding available principal receipts to meet any deficiency in Funding's available revenue receipts (as described in "- USE OF FUNDING PRINCIPAL RECEIPTS TO PAY FUNDING INCOME DEFICIENCY"); and/or

       o the application of Funding available principal receipts which are allocated to fund the Funding liquidity reserve fund up to the Funding liquidity reserve required amount.


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       The principal deficiency ledger is split into five sub-ledgers which will each correspond to each of the AAA term advances, the AA term advances, the A term advances, the BBB term advances and the BB term advances, respectively, as follows:

       o the AAA principal deficiency sub-ledger corresponding to all outstanding AAA term advances;

       o the AA principal deficiency sub-ledger corresponding to all outstanding AA term advances;

       o the A principal deficiency sub-ledger corresponding to all outstanding A term advances;

       o the BBB principal deficiency sub-ledger corresponding to all outstanding BBB term advances; and

       o the BB principal deficiency sub-ledger corresponding to all outstanding term BB advances.

       Losses on the loans and/or the application of Funding available principal receipts to pay interest on term advances are recorded as follows:

       o first, on the BB principal deficiency sub-ledger until the balance of the BB principal deficiency sub-ledger is equal to the aggregate principal amount outstanding of all term BB advances;

       o second, on the BBB principal deficiency sub-ledger until the balance of the BBB principal deficiency sub-ledger is equal to the aggregate principal amount outstanding of all BBB term advances;

       o third, on the A principal deficiency sub-ledger until the balance of the A principal deficiency sub-ledger is equal to the aggregate principal amount outstanding of all A term advances;

       o fourth, on the AA principal deficiency sub-ledger until the balance of the AA principal deficiency sub-ledger is equal to the aggregate principal amount outstanding of all AA term advances; and

       o fifth, on the AAA principal deficiency sub-ledger, at which point there will be an asset trigger event.

       Any excess revenue of Funding as described in "- USE OF FUNDING PRINCIPAL RECEIPTS TO PAY FUNDING INCOME DEFICIENCY" is, on each interest payment date, applied to the extent described in the Funding pre-enforcement revenue priority of payments as follows:

       o first, provided that interest due on the AAA term advances has been paid, in an amount necessary to reduce to zero the balance on the AAA principal deficiency sub-ledger;

       o second, provided that interest due on the AA term advances has been paid, in an amount necessary to reduce to zero the balance on the AA principal deficiency sub-ledger;

       o third, provided that interest due on the A term advances has been paid, in an amount necessary to reduce to zero the balance on the A principal deficiency sub-ledger;

       o fourth, provided that interest due on the BBB term advances has been paid, in an amount necessary to reduce to zero the balance on the BBB principal deficiency sub-ledger; and

       o fifth, provided that interest due on the BB term advances has been paid, in an amount necessary to reduce to zero the balance on the BB principal deficiency sub-ledger.

FOLLOWING THE CREATION OF NEW INTERCOMPANY LOAN AGREEMENTS

       In general, if Funding borrows a new term advance under a new intercompany loan, and that new term advance does not have a term advance rating of either AAA, AA, A, BBB or BB, then Funding will establish a new principal deficiency sub-ledger. That new principal deficiency sub-ledger will correspond to and be known by the term advance rating of the relevant new term advance.

       Losses on the loans and/or the application of Funding available principal receipts to pay interest on the outstanding term advances will first be recorded on the lowest ranking principal deficiency sub-ledger, and then in ascending order of rating priority up to the highest-ranking principal deficiency sub-ledger. Any excess revenue of Funding will be applied to the highest-ranking principal deficiency sub-ledger, in descending order of rating priority down to the lowest ranking principal deficiency sub-ledger.

ISSUING ENTITY AVAILABLE FUNDS

       On each interest payment date in respect of the master intercompany loan, the issuing entity will receive from Funding an amount equal to or less than the amount which it needs to pay out on the corresponding interest payment date in respect of the issuing entity notes in accordance with the issuing


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entity pre-enforcement priority of payments. It is not intended that any surplus cash will be accumulated in the issuing entity.

       See also the description of the issuing entity swaps under "THE SWAP AGREEMENTS".

PRIORITY OF PAYMENTS AMONG THE CLASS A NOTES, THE CLASS B NOTES, THE CLASS M NOTES, THE CLASS C NOTES AND THE CLASS D NOTES

       The order of payments of interest to be made on the classes of issuing entity notes will be prioritised so that interest payments on the class D notes will be subordinated to interest payments on the class C notes, interest payments on the class C notes will be subordinated to interest payments on the class M notes, interest payments on the class M notes will be subordinated to interest payments on the class B notes and interest payments on the class B notes will be subordinated to interest payments on the class A notes, in each case in accordance with the issuing entity priority of payments.

       Any shortfall in payments of interest on any series of the class B notes and/or the class M notes and/or the class C notes and/or the class D notes on any interest payment date in respect of such issuing entity notes will be deferred until the next interest payment date and will accrue interest. On the next interest payment date, the amount of interest due on the relevant class of issuing entity notes will be increased to take account of any deferred interest. If, on that interest payment date, there is still a shortfall, that shortfall will be deferred again. This deferral process will continue until the final repayment date of the issuing entity notes, at which point all such deferred amounts of interest (including interest thereon) will be due and payable. However, if there is insufficient money available to the issuing entity to pay interest on the class B notes, or the class M notes or the class C notes, or the class D notes then you may not receive all interest amounts payable on those classes of issuing entity notes.

       The issuing entity is not able to defer payments of interest due on any interest payment date in respect of the class A notes or (if applicable) the most senior class of issuing entity notes then outstanding. The failure to pay interest on such issuing entity notes will be a note event of default.

       The class A notes, the class B notes, the class M notes, the class C notes and the class D notes will be constituted by the trust deed and will share the same security. However, upon enforcement of the issuing entity security or the occurrence of a trigger event, the class A notes of each series will rank in priority to each series of class B notes, each series of class M notes, each series of class C notes and each series of class D notes, the class B notes of each series will rank in priority to each series of class M notes, each series of class C notes and each series of class D notes, the class M notes of each series will rank in priority to each series of class C notes and each series of class D notes and the class C notes of each series will rank in priority to each series of class D notes.

MORTGAGES TRUSTEE GIC ACCOUNT/FUNDING GIC ACCOUNT

       All amounts held by the mortgages trustee are deposited in the mortgages trustee GIC account with the mortgages trustee GIC provider. This account is subject to a guaranteed investment contract such that the mortgages trustee GIC provider agrees to pay a variable rate of interest on funds in the mortgages trustee GIC account of LIBOR for three-month sterling deposits.

       Amounts held in alternative accounts do not have the benefit of a guaranteed investment contract but following their receipt are transferred into the mortgages trustee GIC account on a regular basis and in any event no later than the next business day after they are deposited in the relevant alternative account.

       All amounts held by Funding are deposited in the Funding GIC account in the first instance. The Funding GIC account is maintained with the Funding GIC provider. This account is subject to a guaranteed investment contract such that the Funding GIC provider agrees to pay a variable rate of interest on funds in the Funding GIC account of LIBOR for three-month sterling deposits.

FUNDING LIQUIDITY RESERVE FUND

       Funding will be required to establish a liquidity reserve fund if the long-term, unsecured, unsubordinated and unguaranteed debt obligations of the seller cease to be rated at least A3 by Moody's or A- by Fitch (unless Moody's or Fitch, as applicable, confirms that the then current ratings of the outstanding notes will not be adversely affected by the ratings downgrade).


                                      171
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       Prior to enforcement of the Funding security, the Funding liquidity reserve fund may be used to help meet any deficit in Funding available revenue receipts which are allocated to the issuing entity or any previous issuing entity to pay amounts due on the intercompany loan advanced by the issuing entity or any previous issuing entity, but only to the extent that such amounts are necessary to fund:

       o the payment by any issuing entity of operating and administrative expenses due and interest due on the relevant interest payment date in respect of any series of class A notes, class B notes, class M notes, class C notes and/or class D notes issued by such issuing entity and to help meet any deficit recorded on the principal deficiency ledger in respect of any series of class A notes issued by such issuing entity; and

       o prior to the occurrence of an asset trigger event, the payment of principal in respect of the Funding liquidity reserve fund term advances.

       The Funding liquidity reserve fund, if any, will be funded initially from Funding available revenue receipts in accordance with the Funding pre-enforcement revenue priority of payments. The Funding liquidity reserve fund will be funded up to the FUNDING LIQUIDITY RESERVE REQUIRED AMOUNT, being an amount as of any interest payment date equal to the excess, if any, of 3 per cent. of the aggregate outstanding balance of the issuing entity notes on that payment date over amounts standing to the credit of the first reserve fund on that payment date.

       The Funding liquidity reserve fund will be deposited in Funding's name in the Funding GIC account into which the first reserve fund and second reserve fund are also deposited. All interest or income accrued on the amount of the Funding liquidity reserve fund while on deposit in the Funding GIC account will belong to Funding. The cash manager will maintain a separate Funding liquidity reserve ledger to record the balance from time to time of the Funding liquidity reserve fund.

       On each interest payment date prior to enforcement of the Funding security, funds standing to the credit of the Funding liquidity reserve fund will be added to certain other income of Funding in calculating Funding available revenue receipts to make payments due under the intercompany loan.

       Once it has been initially funded, the Funding liquidity reserve fund will be replenished from any Funding available revenue receipts or Funding available principal receipts, as applicable. Funding available revenue receipts will only be applied to replenish the Funding liquidity reserve fund after: (i) the payment of interest due on each series of class A notes, the class B notes, the class M notes, the class C notes and the class D notes and the reduction of any deficiency on the principal deficiency sub ledger for each series of class A notes, the class B notes, the class M notes, the class C notes and class D notes as described in "CASHFLOWS - DISTRIBUTION OF FUNDING AVAILABLE REVENUE RECEIPTS PRIOR TO ENFORCEMENT OF THE FUNDING SECURITY" and (ii) the payment of principal in respect of the Funding liquidity reserve fund term advances.

       Following enforcement of the Funding security, amounts standing to the credit of the Funding liquidity reserve ledger may be applied in making payments of principal due under the term advances.


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                               THE SWAP AGREEMENTS

       The following section contains a summary of the material terms of the Funding swap agreements and the issuing entity swap agreements. The summary does not purport to be complete and is subject to the provisions of those swap agreements, forms of which have been filed as an exhibit to the registration statement of which this prospectus is a part.

GENERAL

       Funding has entered into the Funding swap with Abbey Financial Markets as the Funding swap provider. The issuing entity has entered into and will enter into issuing entity swaps with the issuing entity swap providers. In general, the swaps are designed to do the following:

       o Funding swap: to hedge against the possible variance between the mortgages trustee SVR payable on the variable rate loans, the rates of interest payable on the tracker loans and the fixed rates of interest payable on the fixed rate loans (which, for this purpose, includes those capped rate loans then no longer subject to their variable rates of interest but instead subject to interest at their specified capped rates) and the sterling LIBOR based rates payable in respect of the intercompany loans;

       o Issuing entity swaps: to protect the issuing entity against certain interest rate and/or currency risks in respect of amounts received by the issuing entity from Funding under the master intercompany loan agreement and amounts payable by the issuing entity under each series and class (or sub-class) of issuing entity notes.

THE FUNDING SWAP

       Some of the loans in the portfolio pay a variable rate of interest for a period of time which may either be linked to the mortgages trustee SVR or linked to an interest rate other than the mortgages trustee SVR, such as sterling LIBOR or a rate set by the Bank of England. Other loans pay a fixed rate of interest for a period of time. However, the interest rate payable by Funding with respect to the term advances is calculated as a margin over sterling LIBOR for three-month sterling deposits or as a margin over the average of LIBOR for one-month sterling deposits over a three month period, or as the case may be. To provide a hedge against the possible variance between:

         (a) the mortgages trustee SVR payable on the variable rate loans, the rates of interest payable on the tracker loans and the fixed rates of interest payable on the fixed rate loans; and

         (b)    a LIBOR based rate for three-month sterling deposits,

in relation to the previous issue by Holmes Financing (No. 1) PLC, Funding entered into a separate variable rate swap, tracker rate swap and fixed rate swap, all under the Funding swap agreement. At the time of the previous issue by Holmes Financing (No. 2) PLC, Funding entered into the Funding swap which:

       o replaced the variable rate swap, tracker rate swap and fixed rate swap relating to the previous issue by Holmes Financing (No. 1) PLC;

       o had a notional amount that is sized to hedge against these potential interest rate mismatches in relation to both the previous issues by both Holmes Financing (No. 1) PLC and Holmes Financing (No. 2) PLC; and

       o provided for the notional amount to be increased to hedge against similar potential interest rate mismatches in relation to new issues, including the previous issue by Holmes Financing (No. 3) PLC, the previous issue by Holmes Financing (No. 4) PLC, the previous issue by Holmes Financing (No. 5) PLC, the previous issue by Holmes Financing (No. 6) PLC, the previous issue by Holmes Financing (No. 7) PLC, the previous issue by Holmes Financing (No.
              8) PLC, the previous issue by Holmes Financing (No. 9) PLC and the previous issue by Holmes Financing (No. 10) PLC and the previous issues by the issuing entity.

       When Funding entered into the Funding swap, all of the rights and obligations of Funding and the Funding swap provider under the variable rate swap, the tracker rate swap and the fixed rate swap ceased to exist and were replaced by the rights and obligations arising under the Funding swap.


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       Under the Funding swap, on each distribution date, as defined in the glossary, the following amounts will be calculated in respect of the relevant distribution period:

         as determined in respect of the corresponding interest period under the intercompany loans plus a spread for the relevant distribution period, to the notional amount of the Funding swap as described later in this section (known as the "DISTRIBUTION PERIOD SWAP PROVIDER AMOUNT"); and

         the amount produced by applying a rate equal to the weighted average of:

         (a) the average of the standard variable mortgage rates or their equivalent charged to existing borrowers on residential mortgage loans as published from time to time, after excluding the highest and the lowest rate, of Alliance & Leicester plc, Halifax Plc, Lloyds TSB plc, HSBC Bank plc, National Westminster Bank Plc and Barclays Bank PLC (and where those banks have more than one standard variable rate, the highest of those rates);

         (b)    the rates of interest payable on the tracker loans; and

         (c) the rates of interest payable on the fixed rate loans (including those capped rate loans that are subject to the specified capped rate of interest),

              to the notional amount of the Funding swap (known as the DISTRIBUTION PERIOD FUNDING AMOUNT).

       On each interest payment date the following amounts will be calculated:

       o the sum of each of the distribution period swap provider amounts calculated during the preceding interest period; and

       o the sum of each of the distribution period Funding amounts calculated during the preceding interest period.

       After these two amounts are calculated in relation to an interest payment date, the following payments will be made on that interest payment date:

       o if the first amount is greater than the second amount, then the Funding swap provider will pay the difference to Funding;

       o if the second amount is greater than the first amount, then Funding will pay the difference to the Funding swap provider; and

       o if the two amounts are equal, neither party will make a payment to the other.

       If a payment is to be made by the Funding swap provider, that payment will be included in the Funding available revenue receipts and will be applied on the relevant interest payment date according to the relevant order of priority of payments of Funding. If a payment is to be made by Funding, it will be made according to the relevant order of priority of payments of Funding.

       The notional amount of the Funding swap in respect of a distribution period will be an amount in sterling equal to:

       o the aggregate principal amount outstanding of all intercompany loans during the relevant distribution period, less

       o the balance of the principal deficiency ledger attributable to all intercompany loans during the relevant distribution period, less

       o the amount of the principal receipts in the Funding GIC account attributable to all intercompany loans during the relevant distribution period.

       In the event that the Funding swap is terminated prior to the earlier to occur of the service of any intercompany loan acceleration notice and final repayment of any intercompany loan, Funding shall enter into a new Funding swap on terms acceptable to the rating agencies, Funding and the security trustee and with a swap provider whom the rating agencies have previously confirmed in writing to Funding, the issuing entity and the security trustee will not cause the then current ratings of the outstanding notes to be downgraded, withdrawn or qualified. If Funding is unable to enter into a new Funding swap on terms acceptable to the rating agencies, Funding and the security trustee, this may adversely affect amounts available to pay interest on the intercompany loans.


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THE ISSUING ENTITY SWAPS

       The term advances under the master intercompany loan agreement are and will be denominated in sterling and interest payable by Funding to the issuing entity under the term advances is calculated by reference to LIBOR for three-month sterling deposits. However, the issuing entity may (subject to compliance with all applicable legal, regulatory and central bank requirements) issue a series or class (or sub-class) of issuing entity notes in such currency as may be agreed with the relevant dealers and/or underwriters. For example, some of the issuing entity notes may be denominated in US dollars and accrue interest at either a LIBOR-based rate for one-month US-dollar deposits, a LIBOR-based rate for three-month US dollar deposits or such other rate specified in the relevant prospectus supplement. Other issuing entity notes, as a further example, may be denominated in euro and accrue interest at either a EURIBOR-based rate for one-month euro deposits, a EURIBOR-based rate for three-month euro deposits or such other rate specified in the relevant prospectus supplement. To deal with the potential currency mismatch between (i) its receipts and liabilities in respect of the term advances and (ii) its receipts and liabilities under the issuing entity notes, the issuing entity will, pursuant to the terms of the issuing entity swap agreements in respect of each series, swap its receipts and liabilities in respect of the relevant term advances on terms that match the issuing entity's obligations under the relevant series of issuing entity notes.

       The currency amount of each issuing entity swap will be the principal amount outstanding under the series of issuing entity notes to which the relevant issuing entity swap relates. Subject, in the case of the issuing entity's obligations under certain classes (or sub-classes) of issuing entity notes, to certain deferral of interest provisions that will apply when payment of interest under the corresponding issuing entity notes is deferred in accordance with the terms and conditions of such issuing entity notes and to the extent that the issuing entity makes its corresponding payments to the issuing entity swap providers, the issuing entity swap providers will pay to the issuing entity amounts in the specified currency (for example, US dollars or euro) that are equal to the amounts of interest to be paid on each of the classes (or sub-classes) of the issuing entity notes of the relevant series and the issuing entity will pay to the issuing entity swap providers the sterling interest amounts received on the term advances corresponding to the classes (or sub-classes) of issuing entity notes of the relevant series. In order to allow for the effective currency amount of each issuing entity swap to amortise at the same rate as the relevant series and class (or sub-class) of issuing entity notes, each issuing entity swap agreement will provide that, as and when the issuing entity notes amortise, a corresponding portion of the currency amount of the relevant issuing entity swap will amortise. Pursuant to each issuing entity swap agreement, any portion of issuing entity swap so amortised will be swapped from sterling into the specified currency at the specified currency exchange rate for such issuing entity notes.

       On the final maturity date of each class of issuing entity notes or, if earlier, the date on which such issuing entity notes are redeemed in full (other than pursuant to NUMBER 5.5 (Optional redemption for tax and other reasons) or, as applicable and if specified in the relevant prospectus supplement, NUMBER 5.6 (Optional redemption for implementation of EU Capital Requirements Directive) under "TERMS AND CONDITIONS OF THE US NOTES"), the relevant issuing entity swap provider will pay to the issuing entity an amount in the specified currency, equal to the principal amount outstanding under the relevant issuing entity notes, and the issuing entity will pay to the relevant issuing entity swap provider an equivalent amount in sterling, converted by reference to the specified currency exchange rate for such issuing entity notes. If the issuing entity does not have sufficient principal available pursuant to the issuing entity cash management agreement to pay such amount in full on such date and accordingly pays only a part of such amount to the relevant issuing entity swap provider, the relevant issuing entity swap provider will be obliged on such date to pay only the equivalent of such partial amount in the specified currency, in each case converted by reference to the specified currency exchange rate for such issuing entity notes.

       In the event that any issuing entity swap is terminated prior to the earlier to occur of the service of a note enforcement notice and the final redemption of the relevant series of issuing entity notes, the issuing entity shall enter into a replacement issuing entity swap in respect of that series and class (or sub-class) of issuing entity notes. Any replacement issuing entity swap must be entered into on terms acceptable to the rating agencies, the issuing entity and the issuing entity security trustee and with a replacement swap provider whom the rating agencies have previously confirmed in writing to the issuing entity and the issuing entity security trustee will not cause the then current ratings of the issuing entity notes to be downgraded, withdrawn or qualified. If the issuing entity is unable to enter into a replacement issuing entity swap on terms acceptable to the rating agencies, the issuing entity and the security trustee, this may adversely affect amounts available to pay amounts due under the issuing entity notes.


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RATINGS DOWNGRADE OF SWAP PROVIDERS

       Under each of the swap agreements, in the event that the relevant rating(s) of a swap provider, or its respective guarantor or co-obligor, as applicable, is or are, as applicable, downgraded by a rating agency below the ratings specified in the relevant swap agreement (in accordance with the requirements of the rating agencies) for such swap provider, and, where applicable, as a result of the downgrade, the then current ratings of the outstanding notes, in respect of the Funding swap, or the issuing entity notes corresponding to the relevant issuing entity swap, in respect of an issuing entity swap, would or may, as applicable, be adversely affected, the relevant swap provider will, in accordance with the Funding swap or the relevant issuing entity swap, as applicable, be required to take certain remedial measures which may include providing collateral for its obligations under the relevant swap, arranging for its obligations under the relevant swap to be transferred to an entity with the rating(s) required by the relevant rating agency as specified in the relevant swap agreement (in accordance with the requirements of the relevant rating agency), procuring another entity with the rating(s) required by the relevant rating agency as specified in the relevant swap agreement (in accordance with the requirements of the relevant rating agency), to become co-obligor or guarantor in respect of its obligations under the relevant swap, or taking such other action as it may agree with the relevant rating agency.

       A failure by the relevant swap provider to take such steps will, in certain circumstances, allow Funding or the issuing entity, as applicable, to terminate the relevant swap.

SWAP COLLATERAL

       Any collateral posted by or on behalf of a swap provider (as set out above) will be placed by Funding or the issuing entity, as appropriate, in a collateral account in respect of such swap provider and such collateral, and any interest thereon, shall be maintained and applied in accordance with the terms of the relevant swap agreement.

TERMINATION OF THE SWAPS

       The Funding swap will terminate on the date on which the aggregate principal amount outstanding under all intercompany loans is reduced to zero.

       Any swap may also be terminated in, inter alia, any of the following circumstances, each referred to as a SWAP EARLY TERMINATION EVENT:

       o at the option of one party to the swap, if there is a failure by the other party to pay any amounts due under that swap;

       o in respect of the issuing entity swaps, if an event of default under the issuing entity notes occurs and the issuing entity security trustee serves a note enforcement notice;

       o in respect of the Funding swap, if an event of default under any intercompany loan occurs and the security trustee serves an intercompany loan enforcement notice;

       o if applicable, at the option of the issuing entity (in the case of an issuing entity swap relating to a series and class or sub-class of notes that subjects it to Exchange Act reporting requirements) or Funding (in the case of the Funding swap), if the relevant swap provider fails to provide the cash manager with the required financial information necessary to complete the issuing entity's or Funding's, as applicable, Exchange Act filings with the SEC as required pursuant to the relevant swap agreement;

       o upon the occurrence of certain insolvency events in respect of the relevant swap provider or its guarantor or the issuing entity or Funding, as the case may be and as set out in the relevant swap agreement, or the merger of the relevant swap provider without an assumption of the obligations under the relevant swap agreement, or if a change in law results in the obligations of one of the parties under a swap agreement becoming illegal, a breach of a provision of the swap agreement by the relevant swap provider is not remedied within the relevant grace period, a failure by the guarantor (if any) of the relevant swap provider under the swap agreement to comply with its obligations under such guarantee occurs, or a material misrepresentation is made by the relevant swap provider under the swap agreement;

       o if the issuing entity exercises its option to redeem all the issuing entity notes for tax and/-or other reasons;


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       o      in respect of the issuing entity swaps, subject to certain conditions, if withholding taxes are imposed on payments under an issuing entity swap due to a change in law or a merger of a party with another entity with the effect that the issuing entity swap provider is required to pay an additional amount or will receive an amount from which tax has been deducted;

       o in respect of the issuing entity swaps, at the option of either party, if a redemption of the relevant series and class (or sub-class) of issuing entity notes occurs pursuant to NUMBER 5.5 (Optional redemption for tax and other reasons) or, as applicable and if specified in the relevant prospectus supplement, NUMBER 5.6 (Optional redemption for implementation of EU Capital Requirements Directive) under "TERMS AND CONDITIONS OF THE US NOTES"; and

       o if the relevant swap provider or its guarantor, as applicable, is downgraded and fails to comply with the requirements of the ratings downgrade provision contained in the relevant swap agreement as described above under "RATINGS DOWNGRADE OF SWAP PROVIDERS".

       Upon the occurrence of a swap early termination event, the issuing entity or the relevant issuing entity swap provider may be liable to make a termination payment to the other party and/or Funding or the Funding swap provider may be liable to make a termination payment to the other party. This termination payment will be calculated and payable in sterling. The amount of any termination payment will be based on the market value of the terminated swap based on market quotations of the cost of entering into a swap with the same terms and conditions that would have the effect of preserving the respective full payment obligations of the parties (or based upon loss (as defined in the relevant issuing entity swap agreement or Funding swap agreement, as applicable) in the event that no market quotation can be obtained). Any such termination payment could be substantial.

       If any issuing entity swap is terminated early and a termination payment is due by the issuing entity to the relevant issuing entity swap provider then, pursuant to its obligations under the master intercompany loan, Funding shall pay the issuing entity an amount equal to the termination payment due to the relevant issuing entity swap provider. Such payment will be made by Funding only after paying interest amounts due on the term advances and after providing for any debit balance on the principal deficiency ledger and after paying or providing for items having a higher ranking in the relevant order of priority of payments. The issuing entity shall apply amounts received from Funding under the master intercompany loan in accordance with the pre-enforcement revenue priority of payments or, as the case may be, the post enforcement priority of payments. The application by the issuing entity of termination payments due to an issuing entity swap provider may affect the funds available to pay amounts due to the noteholders (see further "RISK FACTORS - YOU MAY BE SUBJECT TO RISKS RELATING TO EXCHANGE RATE OR INTEREST RATES ON THE ISSUING ENTITY NOTES OR RISKS RELATING TO RELIANCE ON A 2A-7 SWAP PROVIDER").

       If the issuing entity and/or Funding receive a termination payment following the termination of the relevant swap, the issuing entity and/or Funding will apply such payment towards meeting the costs of entering into a replacement swap agreement on terms acceptable to the rating agencies, the issuing entity or Funding as appropriate and the issuing entity security trustee or the security trustee as appropriate, as described above.

       If the issuing entity receives a termination payment from the issuing entity swap provider, then the issuing entity shall apply those funds towards meeting its costs in effecting exchanges at the spot rate of exchange until a replacement issuing entity swap is entered into and/or to acquire a replacement issuing entity swap, as the case may be. Noteholders will not receive extra amounts (over and above interest and principal payable on the issuing entity notes) as a result of the issuing entity receiving a termination payment.

TRANSFER OF THE SWAPS

       An issuing entity swap provider may, at its option, transfer its obligations under any relevant issuing entity swap to any other entity. Any such transfer is subject to certain conditions, including among other things (i) that the transferee has the ratings as required by the relevant rating agencies as specified in the relevant swap agreement, or the transferee's performance under the relevant issuing entity swap will be guaranteed by an entity with equivalent ratings, (ii) that the transfer must not cause an event of default or a swap early termination event to occur under the relevant issuing entity swap agreement and (iii) if the transferee entity is located in a different country from both the issuing entity and the relevant issuing entity swap provider, that the rating agencies have confirmed that the transfer will not result in the then current rating of the relevant series and class (or sub-class) of issuing entity notes being downgraded.


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TAXATION

       Neither Funding nor the issuing entity is obliged under any of the swap agreements to gross up payments made by them if withholding taxes are imposed on payments made under the swap agreements.

       The Funding swap provider and the issuing entity swap providers are always obliged to gross up payments made by them to Funding or the issuing entity, as appropriate, if withholding taxes are imposed on payments made under the relevant swap agreements. However, if an issuing entity swap provider is obliged to gross up payments following a change in law or merger of a party, the swap provider will, subject to certain conditions, have the right to terminate the swap.

GOVERNING LAW

       The Funding swap agreement is and the issuing entity swap agreements are and will be governed by English law.


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              CASH MANAGEMENT FOR THE MORTGAGES TRUSTEE AND FUNDING

       The following section contains a summary of the material terms of the cash management agreement. The summary does not purport to be complete and is subject to the provisions of the cash management agreement.

       Abbey was appointed on 26 July 2000 by the mortgages trustee, Funding and the security trustee to provide cash management services in relation to:

       o      the mortgages trust; and

       o      Funding.


CASH MANAGEMENT SERVICES PROVIDED IN RELATION TO THE MORTGAGES TRUST

       The cash manager's duties in relation to the mortgages trust include but are not limited to:

       (a) determining the current shares of Funding and the seller in the trust property in accordance with the terms of the mortgages trust deed;

       (b) maintaining the following ledgers on behalf of the mortgages trustee:

              o the Funding share/seller share ledger, which records the current shares of the seller and Funding in the trust property;

              o      the losses ledger, which records losses on the loans;

              o the principal ledger, which records principal receipts on the loans received by the mortgages trustee and payments of principal from the mortgages trustee GIC account to Funding and the seller and any retained principal receipts; and

              o the revenue ledger, which records revenue receipts on the loans received by the mortgages trustee and payments of revenue receipts from the mortgages trustee GIC account to Funding and the seller;

       (c) distributing the mortgages trust available revenue receipts and the mortgages trustee principal receipts to Funding and the seller in accordance with the terms of the mortgages trust deed;

       (d) providing the mortgages trustee, Funding, the security trustee and the rating agencies with a quarterly report in relation to the trust property; and

       (e)    managing a bank account on behalf of the mortgages trustee.

CASH MANAGEMENT SERVICES TO BE PROVIDED TO FUNDING

       The cash manager's duties in relation to Funding include but are not limited to:

       (a)    four business days before each interest payment date, determining:

              o the amount of Funding available revenue receipts to be applied to pay interest and fees in relation to the term advances on the following interest payment date; and

              o the amount of Funding available principal receipts to be applied to repay the term advances on the following interest payment date;

       (b)    maintaining the following ledgers on behalf of Funding:

              o the Funding principal ledger, which records the amount of principal receipts received by Funding on each distribution date;

              o the Funding revenue ledger, which records all other amounts received by Funding on each distribution date;

              o the first reserve ledger, which records the amount credited to the first reserve fund from parts of the proceeds of (i) the first start-up loan on 26 July 2000, (ii) the second start-up loan on 29 November 2000, (iii) the third start-up loan on 23 May 2001, (iv) the previous term BB advance on 5 July 2001 under the intercompany loan made by Holmes Financing (No. 4) PLC, (v) the eighth start-up loan on 1 April 2004, (vi) the Funding


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


                     reserve fund on 8 August 2006, (vii) the 2007-1 start-up loan on 28 March 2007, (viii) the 2007-3 start-up loan on 21 December 2007 and (ix) withdrawals and deposits in respect of the first reserve fund;

              o the second reserve ledger, which records the amount credited to the second reserve fund from part of the proceeds of (i) the previous term BB advance on 5 July 2001 under the intercompany loan made by Holmes Financing (No.
                     4) PLC and (ii) withdrawals and deposits in respect of the second reserve fund;

              o the Funding reserve ledger, which records the amount credited to the Funding reserve fund from the excess Funding available revenue receipts up to the Funding reserve fund required amount after Funding has paid all of its obligations in respect of items ranking higher than item (u) of the Funding pre-enforcement revenue priority of payments on each interest payment date, and any subsequent withdrawals in respect of the Funding reserve fund;

              o the principal deficiency ledger (and sub-ledgers), which records principal deficiencies arising from losses on the loans which have been allocated to Funding's share or the use of Funding's principal receipts to cover certain senior expenses (including interest on the term advances);

              o the intercompany loan ledger, which records payments of interest and repayments of principal made on each of the term advances under the intercompany loans;

              o the cash accumulation ledger, which records the amount accumulated by Funding to be set aside in the cash accumulation sub-ledger of the relevant issuing entity and/or to pay the amounts due on the several bullet term advances and/or, as applicable, the scheduled amortisation term advances; and

              o the Funding liquidity reserve ledger (if established) which records the amounts credited to the Funding liquidity reserve fund from Funding available revenue receipts and from Funding available principal receipts up to the Funding liquidity reserve required amount and drawings made under the Funding liquidity reserve fund;

       (c) investing sums standing to the credit of the Funding GIC account and any collateral account maintained by Funding in respect of the Funding swap provider in short-term authorised investments (as defined in the glossary) as determined by Funding, the cash manager and the security trustee;

       (d) making withdrawals from the first reserve fund, the second reserve fund, the Funding reserve fund and the Funding liquidity reserve fund as and when required;

       (e) applying the Funding available revenue receipts and Funding available principal receipts in accordance with the relevant order of priority of payments for Funding contained in the cash management agreement or, as applicable, the Funding deed of charge;

       (f) providing Funding, the issuing entity, the security trustee and the rating agencies with a quarterly report in relation to Funding;

       (g) making all returns and filings in relation to Funding and the mortgages trustee and providing or procuring the provision of company secretarial and administration services to them; and

       (h)    managing bank accounts on behalf of Funding.

       For the definitions of Funding available revenue receipts, Funding available principal receipts and the Funding priorities of payments, see "CASHFLOWS".

COMPENSATION OF CASH MANAGER

       The cash manager is paid a fee of (pound)117,500 per annum for its services which is paid in four equal instalments quarterly in arrear on each interest payment date. The fee is inclusive of VAT. The fee is subject to adjustment if the applicable rate of VAT changes.

       In addition, the cash manager is entitled to be indemnified for any expenses or other amounts properly incurred by it in carrying out its duties. The cash manager is paid by Funding, prior to amounts due to the issuing entities on the term advances.


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RESIGNATION OF CASH MANAGER

       The cash manager may resign only on giving 12 months' written notice to the security trustee, Funding and the mortgages trustee and if:

       o a substitute cash manager has been appointed and a new cash management agreement is entered into on terms satisfactory to the security trustee, the mortgages trustee and Funding; and

       o the ratings of the outstanding notes at that time would not be adversely affected as a result of that replacement (unless otherwise agreed by an extraordinary resolution of the noteholders of each class).

TERMINATION OF APPOINTMENT OF CASH MANAGER

       The security trustee may, upon written notice to the cash manager, terminate the cash manager's rights and obligations immediately if any of the following events occurs:

       o the cash manager defaults in the payment of any amount due and fails to remedy the default for a period of three London business days after becoming aware of the default;

       o the cash manager fails to comply with any of its other obligations under the cash management agreement which in the opinion of the security trustee is materially prejudicial to the Funding secured creditors and does not remedy that failure within 20 days after the earlier of becoming aware of the failure and receiving a notice from the security trustee; or

       o Abbey, while acting as the cash manager, suffers an insolvency event.

       If the appointment of the cash manager is terminated or it resigns, the cash manager must deliver its books of account relating to the loans to or at the direction of the mortgages trustee, Funding or the security trustee, as the case may be. The cash management agreement will terminate automatically when Funding has no further interest in the trust property and all intercompany loans (whether previous intercompany loans, current intercompany loans or new intercompany loans) have been repaid or otherwise discharged.

GOVERNING LAW

       The cash management agreement is governed by English law.


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                     CASH MANAGEMENT FOR THE ISSUING ENTITY

       The following section contains a summary of the material terms of the issuing entity cash management agreement. The summary does not purport to be complete and is subject to the provisions of the issuing entity cash management agreement.

       Abbey was appointed on the programme date by the issuing entity and the issuing entity security trustee to provide cash management services to the issuing entity.

CASH MANAGEMENT SERVICES TO BE PROVIDED TO THE ISSUING ENTITY

       The issuing entity cash manager's duties include but are not limited to:

       (a)    four business days before each interest payment date, determining:

              o the amount of issuing entity revenue receipts to be applied to pay interest on the issuing entity notes on the following interest payment date and to pay amounts due to other creditors of the issuing entity; and

              o the amount of issuing entity principal receipts to be applied to repay the issuing entity notes on the following interest payment date;

       (b) applying issuing entity revenue receipts and issuing entity principal receipts in accordance with the relevant order of priority of payments for the issuing entity set out in the issuing entity cash management agreement or, as applicable, the issuing entity deed of charge;

       (c)    maintaining the following ledgers on behalf of the issuing entity:

              o the issuing entity revenue ledger, which records issuing entity revenue receipts (excluding any fees to be paid by Funding on each interest payment date under the terms of the master intercompany loan agreement (other than in respect of any termination payment due by the issuing entity in respect of any issuing entity swap), which will be credited to the issuing entity expense ledger) received and paid out of the issuing entity. The issuing entity revenue ledger will be split into sub-ledgers corresponding to each issue, series and class (or sub-class) of issuing entity notes issued by the issuing entity, and any interest received from Funding in respect of a term advance will be credited to the relevant corresponding sub-ledger;

              o the issuing entity principal ledger, which records all Funding available principal receipts received by the issuing entity from Funding constituting principal repayments on a term advance. All such Funding available principal receipts in relation each term advance will be credited to a sub-ledger (in respect of the related issue, series and class (or sub-class) of issuing entity notes);

              o the issuing entity expense ledger, which records payments of fees received from Funding under the master intercompany loan and payments out in accordance with the issuing entity pre-enforcement revenue priority of payments; and

              o the series ledgers, which record payments of interest and repayments of principal on each issue, series and class (or sub-class) of issuing entity notes and any payment of fees in respect of any termination payment due by the issuing entity in respect of a corresponding issuing entity swap;

       (d) providing the issuing entity, Funding, the issuing entity security trustee and the rating agencies with quarterly reports in relation to the issuing entity;

       (e) making all returns and filings required to be made by the issuing entity and providing or procuring the provision of company secretarial and administration services to the issuing entity;

       (f) arranging payment of all fees to the London Stock Exchange or, as applicable, the United Kingdom Listing Authority or, as applicable, the FSA;

       (g) if necessary, performing all currency and interest rate conversions (whether it be a conversion from sterling to dollars or vice versa, sterling to euro or vice versa, or floating rates of interest to fixed rates of interest or vice versa) free of charge, cost or expense at the relevant exchange rate; and

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       (h)    investing sums standing to the credit of any collateral account maintained by the issuing entity in respect of a issuing entity swap provider in short-term authorised investments.

ISSUING ENTITY'S BANK ACCOUNTS

       The issuing entity currently maintains a sterling bank account in its name with Abbey at 21 Prescot Street, London E1 8AD and a euro account and a dollar account in its name with Citibank, N.A., London Branch at Citigroup Centre, Canada Square, London, E14 5LB (together the ISSUING ENTITY TRANSACTION ACCOUNTS, such accounts being managed by the issuing entity cash manager). The issuing entity may, with the prior written consent of the issuing entity security trustee, open additional or replacement bank accounts.

       The account referred to above (and any collateral account maintained by the issuing entity as described in "CREDIT STRUCTURE - RATINGS DOWNGRADE OF SWAP PROVIDERS") may be required to be transferred to an alternative bank in certain circumstances including if the short-term, unguaranteed and unsecured ratings ascribed to the issuing entity account bank fall below A-1+ (or in the circumstances described below, A-1) by Standard & Poor's, F1 by Fitch and P-1 by Moody's. So long as the relevant deposit amount is less than 30 per cent. of the amount of the Funding share in the trust property, then the short-term, unguaranteed and unsecured rating required to be ascribed to the issuing entity account bank by Standard & Poor's shall be at least A-1. Such a transfer is not required despite such a downgrade if the account bank (i) procures that an entity with the required rating becomes a co-obligor in respect of the obligations of the account bank; (ii) procures that an entity with the required rating provides a guarantee of the obligations of the account bank; or (iii) takes such other actions to ensure that the rating assigned to the issuing entity notes is not adversely affected by the ratings downgrade, in each case provided that the then current ratings of the issuing entity notes shall not be adversely affected by each or any of the above actions.

COMPENSATION OF ISSUING ENTITY CASH MANAGER

       The issuing entity cash manager is paid a fee of (pound)117,500 per annum for its services, which is paid in four equal instalments quarterly in arrear on each interest payment date. The fee is inclusive of VAT. The fees are subject to adjustment if the applicable rate of VAT changes.

       In addition, the issuing entity cash manager is entitled to be indemnified for any expenses or other amounts properly incurred by it in carrying out its duties. The issuing entity cash manager is paid by the issuing entity prior to amounts due on the issuing entity notes.

RESIGNATION OF ISSUING ENTITY CASH MANAGER

       The issuing entity cash manager may resign only on giving 12 months' written notice to the issuing entity security trustee and the issuing entity and if:

       o a substitute issuing entity cash manager has been appointed and a new issuing entity cash management agreement is entered into on terms satisfactory to the issuing entity security trustee and the issuing entity; and

       o the ratings of the issuing entity notes at that time would not be adversely affected as a result of that replacement.

TERMINATION OF APPOINTMENT OF ISSUING ENTITY CASH MANAGER

       The issuing entity security trustee may, upon written notice to the issuing entity cash manager, terminate the issuing entity cash manager's rights and obligations immediately if any of the following events occurs:

       o the issuing entity cash manager defaults in the payment of any amount due and fails to remedy the default for a period of three London business days after becoming aware of the default;

       o the issuing entity cash manager fails to comply with any of its other obligations under the issuing entity cash management agreement which in the opinion of the issuing entity security trustee is materially prejudicial to the noteholders and does not remedy that failure within 20 days after the earlier of becoming aware of the failure and receiving a notice from the issuing entity security trustee; or


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       o      the issuing entity cash manager suffers an insolvency event.

       If the appointment of the issuing entity cash manager is terminated or it resigns, the issuing entity cash manager must deliver its books of account relating to the issuing entity notes to or at the direction of the issuing entity security trustee. The issuing entity cash management agreement will terminate automatically when the issuing entity notes have been fully redeemed.

GOVERNING LAW

       The issuing entity cash management agreement is governed by English law.


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                          DESCRIPTION OF THE TRUST DEED

       The following section contains a summary of the material terms of the trust deed. The summary does not purport to be complete and is subject to the provisions of the trust deed.

GENERAL

       The principal agreement governing the issuing entity notes is the trust deed dated 28 November 2006 (as the same may be amended, restated, novated, replaced or supplemented from time to time) and made between the issuing entity and the note trustee (the trust deed). The trust deed has five primary functions. It:

       o      constitutes the issuing entity notes;

       o sets out the covenants of the issuing entity in relation to the issuing entity notes;

       o sets out the enforcement and post enforcement procedures relating to the issuing entity notes;

       o contains provisions necessary to comply with the US Trust Indenture Act of 1939, as amended; and

       o sets out the appointment, powers and responsibilities of the note trustee.

       The trust deed sets out the form of the global notes and the definitive notes. It also sets out the terms and conditions, and the conditions for the issue of definitive notes and/or the cancellation of any issuing entity notes. It stipulates, among other things, that the paying agents, the registrar, the transfer agent and the agent bank will be appointed. The detailed provisions regulating these appointments are contained in the issuing entity paying agent and agent bank agreement.

       The trust deed also contains covenants made by the issuing entity in favour of the note trustee and the noteholders. The main covenants are that the issuing entity will pay interest and repay principal on each of the issuing entity notes when due. Covenants are included to ensure that the issuing entity remains insolvency-remote, and to give the note trustee access to all information and reports that it may need in order to discharge its responsibilities in relation to the noteholders. Some of the covenants also appear in the terms and conditions of the US notes (see "TERMS AND CONDITIONS OF THE US NOTES"). The issuing entity also covenants that it will (in respect of those issuing entity notes that are listed) do all things necessary to maintain the listing of the issuing entity notes on the official list of the United Kingdom Listing Authority and to maintain the trading of such issuing entity notes on the London Stock Exchange's Gilt Edged and Fixed Interest Market and to keep in place a common depositary, paying agents and an agent bank.

       The trust deed provides that the class A noteholders' interests take precedence for so long as the class A notes are outstanding and thereafter the interests of the class B noteholders take precedence for so long as the class B notes are outstanding and thereafter the interests of the class M noteholders take precedence for so long as the class M notes are outstanding and thereafter the interests of the class C noteholders take precedence for so long as the class C notes are outstanding and thereafter the interests of the class D noteholders take precedence for so long as the class D notes are outstanding. Certain basic terms of each class of issuing entity notes may not be amended without the consent of the majority of the holders of that class of issuing entity note. This is described further in "TERMS AND CONDITIONS OF THE US NOTES".

       The trust deed also sets out the terms on which the note trustee is appointed, the indemnification of the note trustee, the payment it receives and the extent of the note trustee's authority to act beyond its statutory powers under English law. The note trustee is also given the ability to appoint a delegate or agent in the execution of any of its duties under the trust deed. The trust deed also sets out the circumstances in which the note trustee may resign or retire.

       The trust deed includes certain provisions mandated by the US Trust Indenture Act of 1939, as amended. Generally, these provisions outline the duties, rights and responsibilities of the note trustee and the issuing entity and the rights of the noteholders. Specifically these include, but are not limited to:

         (a)    maintenance of a noteholder list by the note trustee;

         (b) provision of financial statements and other information by the issuing entity to the note trustee;

         (c) ability of noteholders to waive certain past defaults of the issuing entity;


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         (d)    duty of the note trustee to use the same degree of care in exercising its responsibilities as would be exercised by a prudent person conducting their own affairs;

         (e) duty of the note trustee to notify all noteholders of any events of default of which it has actual knowledge; and

         (f) right of the note trustee to resign at any time by notifying the issuing entity in writing and the ability of the issuing entity to remove the note trustee under certain circumstances.

TRUST INDENTURE ACT PREVAILS

       The trust deed contains a provision that, if any other provision of the trust deed limits, qualifies or conflicts with another provision which is required to be included in the trust deed by, and is not subject to contractual waiver under the US Trust Indenture Act of 1939, as amended, then the required provision of that Act will prevail.

GOVERNING LAW

       The trust deed is governed by English law.


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                  THE ISSUING ENTITY NOTES AND THE GLOBAL NOTES

       The issuance of each series of issuing entity notes will be authorised by a resolution of the board of directors of the issuing entity passed prior to the relevant closing date. The issuing entity notes will be constituted by a deed or deeds supplemental to the trust deed between the issuing entity and the note trustee, as trustee for, among others, the holders for the time being of the issuing entity notes. While the material terms of the issuing entity notes and the global notes are described in this prospectus, the statements set out in this section with regard to the issuing entity notes and the global notes are subject to the detailed provisions of the trust deed. The trust deed will include the form of the global notes and the form of definitive notes. The trust deed includes provisions which enable it to be modified or supplemented and any reference to the trust deed is a reference also to the document as modified or supplemented in accordance with its terms.

       An issuing entity paying agent and agent bank agreement between the issuing entity, the issuing entity security trustee, The Bank of New York, London Branch as principal paying agent, the US paying agent, the registrar, the transfer agent and the agent bank regulates how payments will be made on the issuing entity notes and how determinations and notifications will be made. It was initially dated 28 November 2006 and the parties include, on an ongoing basis, any successor party appointed in accordance with its terms.

       Each series and class (or sub-class) of each series of issuing entity notes will be represented initially by one or more global notes in registered form without interest coupons attached. The US notes will initially be offered and sold pursuant to a registration statement, of which this prospectus forms a part, filed with the SEC. The Reg S notes, which are not being offered under this prospectus, will initially be offered and sold outside the United States to non-US persons pursuant to Regulation S and will each be represented by a Reg S global note (together with the US global notes, the global notes).

       The global notes representing the US notes (the US GLOBAL NOTES) will be deposited on behalf of the beneficial owners of the offered notes with The Bank of New York, New York Branch, as the custodian for, and registered in the name of Cede & Co. as nominee of, The Depository Trust Company (DTC). On confirmation from the custodian that it holds the US global notes, DTC will record book-entry interests in the beneficial owner's account or the participant account through which the beneficial owner holds its interests in the US global notes. These book-entry interests will represent the beneficial owner's beneficial interest in the relevant US global notes.

       The Reg S global notes will be deposited on behalf of the beneficial owners of those issuing entity notes with, and registered in the name of a nominee of, The Bank of New York, London Branch as common depositary for Clearstream Banking, societe anonyme (Clearstream, Luxembourg) and Euroclear Bank S.A./N.V. (Euroclear). On confirmation from the common depositary that it holds the Reg S global notes, Clearstream, Luxembourg or Euroclear, as the case may be, will record book-entry interests in the beneficial owner's account or the participant account through which the beneficial owner holds its interests in the Reg S global notes. These book-entry interests will represent the beneficial owner's beneficial interest in the relevant Reg S global notes.

       The amount of issuing entity notes represented by each global note is evidenced by the register maintained for that purpose by the registrar. Together, the issuing entity notes represented by the global notes and any outstanding definitive notes will equal the aggregate principal amount of the issuing entity notes outstanding at any time. However, except as described under "- GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES - DEFINITIVE NOTES", definitive certificates representing individual issuing entity notes shall not be issued.

       Beneficial owners may hold their interests in the global notes only through DTC, Clearstream, Luxembourg or Euroclear, as applicable, or indirectly through organisations that are participants in any of those systems. Ownership of these beneficial interests in a global note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC, Clearstream, Luxembourg or Euroclear (with respect to interests of their participants) and the records of their participants (with respect to interests of persons other than their participants). By contrast, ownership of direct interests in a global note will be shown on, and the transfer of that ownership will be effected through, the register maintained by the registrar. Because of this holding structure of issuing entity notes, beneficial owners of issuing entity notes may look only to DTC, Clearstream, Luxembourg or Euroclear, as applicable, or their respective participants for their beneficial entitlement to those issuing entity notes. The issuing entity expects that DTC, Clearstream, Luxembourg or Euroclear will take any action permitted to be taken by a beneficial owner of


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issuing entity notes only at the direction of one or more participants to whose account the interests in a global note is credited and only in respect of that portion of the aggregate principal amount of issuing entity notes as to which that participant or those participants has or have given that direction.

       Beneficial owners will be entitled to the benefit of, will be bound by and will be deemed to have notice of, all the provisions of the trust deed and the issuing entity paying agent and agent bank agreement. Beneficial owners can see copies of these agreements at the principal office for the time being of the note trustee, which is, as of the date of this document, One Canada Square, London E14 5AL and at the specified office for the time being of each of the paying agents. Pursuant to its obligations under the listing rules made by the UK Listing Authority, the issuing entity will maintain a paying agent in the United Kingdom until the date on which the issuing entity notes are finally redeemed.

PAYMENT

       Principal and interest payments on the offered global notes will be made via the paying agents to DTC, Euroclear or Clearstream, Luxembourg (as applicable) or the respective nominee, as the registered holder of the offered global notes. DTC's practice is to credit its participants' accounts on the applicable interest payment date according to their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that interest payment date.

       Payments by DTC, Clearstream, Luxembourg and Euroclear participants to the beneficial owners of issuing entity notes will be governed by standing instructions, customary practice, and any statutory or regulatory requirements as may be in effect from time to time, as is now the case with securities held by the accounts of customers registered in street name. These payments will be the responsibility of the DTC, Clearstream, Luxembourg or Euroclear participant and not of DTC, Clearstream, Luxembourg, Euroclear, any paying agent, the note trustee or the issuing entity. Neither the issuing entity, the note trustee nor any paying agent will have any responsibility or liability for any aspect of the records of DTC, Clearstream, Luxembourg or Euroclear relating to payments made by DTC, Clearstream, Luxembourg or Euroclear on account of beneficial interests in the global notes or for maintaining, supervising or reviewing any records of DTC, Clearstream, Luxembourg or Euroclear relating to those beneficial interests.

CLEARANCE AND SETTLEMENT

THE CLEARING SYSTEMS

DTC

       DTC has advised the issuing entity and the underwriters that it intends to follow the following procedures:

       DTC will act as securities depository for the offered global notes. The offered global notes will be issued as securities registered in the name of Cede & Co. (DTC's nominee).

       DTC has advised the issuing entity that it is a:

       o      LIMITED-PURPOSE trust company organised under the New York Banking
              Law;

       o      BANKING ORGANISATION within the meaning of the New York Banking
              Law;

       o      MEMBER of the Federal Reserve System;

       o CLEARING CORPORATION within the meaning of the New York Uniform Commercial Code; and

       o CLEARING AGENCY registered under the provisions of Section 17A of the Exchange Act.

       DTC holds securities for its participants and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its participants' accounts. This eliminates the need for physical movement of securities certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organisations. Indirect access to the DTC system is also available to others including securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

       Transfers between participants on the DTC system will occur under DTC rules.


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       Purchases of issuing entity notes under the DTC system must be made by or through DTC participants, which will receive a credit for the issuing entity notes on DTC's records. The ownership interest of each actual beneficial owner is in turn to be recorded on the DTC participants' and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. However, beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the beneficial owner entered into the transaction. Transfer of ownership interests in the offered global notes are to be accomplished by entries made on the books of DTC participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interest in issuing entity notes unless use of the book-entry system for the issuing entity notes described in this section is discontinued.

       To facilitate subsequent transfers, all the offered global notes deposited with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of these offered global notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the ultimate beneficial owners of the issuing entity notes. DTC's records reflect only the identity of the DTC participants to whose accounts the beneficial interests are credited, which may or may not be the actual beneficial owners of the issuing entity notes. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

       Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to beneficial owners will be governed by arrangements among them and by any statutory or regulatory requirements in effect from time to time.

       Redemption notices for the offered global notes will be sent to DTC. If less than all of those offered global notes are being redeemed by investors, DTC's practice is to determine by lot the amount of the interest of each participant in those offered global notes to be redeemed.

       Neither DTC nor Cede & Co. will consent or vote on behalf of the offered global notes. Under its usual procedures, DTC will mail an omnibus proxy to the issuing entity as soon as possible after the record date, which assigns the consenting or voting rights of Cede & Co. to those DTC participants to whose accounts the book-entry interests are credited on the record date, identified in a list attached to the proxy.

       The issuing entity understands that under existing industry practices, when the issuing entity requests any action of noteholders or when a beneficial owner desires to give or take any action which a noteholder is entitled to give or take under the trust deed, DTC generally will give or take that action, or authorise the relevant participants to give or take that action, and those participants would authorise beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners through them.

CLEARSTREAM, LUXEMBOURG AND EUROCLEAR

       Clearstream, Luxembourg and Euroclear each hold securities for their participating organisations and facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in accounts of those participants, thereby eliminating the need for physical movement of securities. Clearstream, Luxembourg and Euroclear provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg and Euroclear also deal with domestic securities markets in several countries through established depository and custodial relationships. Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. Transactions may be settled in Clearstream, Luxembourg and Euroclear in any of numerous currencies, including United States dollars. Transfers between participants on the Clearstream, Luxembourg system and participants of the Euroclear system will occur under their respective rules and operating procedures.

       Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

       The Euroclear system was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against


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payment. The Euroclear system is operated by Euroclear, under licence from
Euroclear PLC, an English public limited company. All operations are conducted by Euroclear. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear. The board of Euroclear establishes policy for the Euroclear system in accordance with the terms of its licence from Euroclear PLC.

       Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

       Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing use of Euroclear and the related Operating Procedures of the Euroclear system, both as may be amended by Euroclear, from time to time. These terms and conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments for securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

       As the holders of book-entry interests, beneficial owners will not have the right under the trust deed to act on solicitations by the issuing entity for action by noteholders. Beneficial owners will only be able to act to the extent they receive the appropriate proxies to do so from DTC, Clearstream, Luxembourg or Euroclear or, if applicable, their respective participants. No assurances are made about these procedures or their adequacy for ensuring timely exercise of remedies under the trust deed.

       No beneficial owner of an interest in a global note will be able to transfer that interest except in accordance with applicable procedures, in addition to those provided for under the trust deed, of DTC, Clearstream, Luxembourg and Euroclear, as applicable. Transfers between participants in Clearstream, Luxembourg and participants in the Euroclear system will occur under their rules and operating procedures.

       The laws of some jurisdictions require that some purchasers of securities take physical delivery of those securities in definitive form. These laws and limitations may impair the ability to transfer beneficial interests in the global notes.

GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES

INITIAL SETTLEMENT

       The US global notes will be delivered at initial settlement to The Bank of New York, New York Branch, as custodian for DTC, and the Reg S global notes will be delivered to The Bank of New York, London Branch, as common depositary for Clearstream, Luxembourg and Euroclear. Customary settlement procedures will be followed for participants of each system at initial settlement. Global notes will be credited to investors' securities accounts on the settlement date against payment in same-day funds.

SECONDARY TRADING

       Secondary market sales of book-entry interests in issuing entity notes between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled using the procedures applicable to conventional United States corporate debt obligations.

       Although DTC, Clearstream, Luxembourg and Euroclear have agreed to these procedures to facilitate transfers of interests in securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are not obligated to perform these procedures. Additionally, these procedures may be discontinued at any time. None of the issuing entity, any agent, the underwriters or any affiliate of any of the foregoing, or any person by whom any of the foregoing is controlled for the purposes of the Securities Act, will have any responsibility for the performance by DTC, Clearstream, Luxembourg, Euroclear or their respective direct or indirect participants or accountholders of their respective obligations under the rules and procedures governing their operations or for the sufficiency for any purpose of the arrangements described herein.

DEFINITIVE NOTES

       Beneficial owners of global notes will only be entitled to receive definitive notes under the following limited circumstances:


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       o      as a result of a change in United Kingdom law, the issuing entity or any paying agent is or will be required to make any deduction or withholding on account of tax from any payment on the issuing entity notes that would not be required if the issuing entity notes were in definitive form;

       o in the case of the US global notes, DTC notifies the issuing entity that it is unwilling or unable to hold the US global notes or is unwilling or unable to continue as, or has ceased to be, a clearing agency under the Exchange Act, and, in each case, the issuing entity cannot appoint a successor within 90 days; or

       o in the case of the Reg S global notes, Clearstream, Luxembourg and Euroclear are closed for business for a continuous period of 14 days or more (other than by reason of legal holidays) or announce an intention to cease business permanently or do in fact do so and no alternative clearing system satisfactory to the note trustee is available.

       In no event will definitive notes in bearer form be issued. Any definitive notes will be issued in registered form in minimum denominations as specified in the relevant prospectus supplement. Any definitive notes will be registered in that name or those names as the registrar shall be instructed by DTC, Clearstream, Luxembourg and Euroclear, as applicable. It is expected that these instructions will be based upon directions received by DTC, Clearstream, Luxembourg and Euroclear from their participants reflecting the ownership of book-entry interests. To the extent permitted by law, the issuing entity, the note trustee and any paying agent shall be entitled to treat the person in whose names any definitive notes is registered as the absolute owner thereof. The issuing entity paying agent and agent bank agreement contains provisions relating to the maintenance by a registrar of a register reflecting ownership of the issuing entity notes and other provisions customary for a registered debt security.

       Any person receiving definitive notes will not be obligated to pay or otherwise bear the cost of any tax or governmental charge or any cost or expense relating to insurance, postage, transportation or any similar charge, which will be solely the responsibility of the issuing entity. No service charge will be made for any registration of transfer or exchange of any definitive notes.


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                      TERMS AND CONDITIONS OF THE US NOTES

       The following is a summary of the material terms and conditions of the US notes offered pursuant to this prospectus and the relevant prospectus supplement. This summary does not need to be read with the complete terms and conditions of the US notes in order to learn all the material terms and conditions of the US notes. The complete terms and conditions of the US notes are set out in the trust deed, a form of which has been filed as an exhibit to the registration statement, and in the event of a conflict, the terms and conditions of the notes set out in the trust deed will prevail.

       In this section:

       o ISSUING ENTITY NOTES mean collectively the CLASS A NOTES, the CLASS B NOTES, the CLASS M NOTES, the CLASS C NOTES and the CLASS D NOTES of each series;

       o CLASS A NOTEHOLDERS, CLASS B NOTEHOLDERS, CLASS M NOTEHOLDERS, CLASS C NOTEHOLDERS and CLASS D NOTEHOLDERS, in each case and unless specified otherwise, means the holders of the issuing entity notes of all series of the applicable class; and

       o CLASS A NOTES, CLASS B NOTES, CLASS M NOTES, CLASS C NOTES or CLASS D NOTES, in each case and unless specified otherwise, means the CLASS A NOTES, the CLASS B NOTES, the CLASS M NOTES, the CLASS C NOTES or the CLASS D NOTES of all series of the applicable class.

       Furthermore, this section, as elsewhere in this prospectus, provides information on the Reg S notes that are not being offered to the public in the United States by this prospectus. This information is provided only to improve your understanding of the offered notes. Each series and class (or sub-class) of issuing entity notes will be issued with the benefit of (amongst others) the following documents:

       o the trust deed dated 28 November 2006 (as the same may be amended, restated, novated, replaced or supplemented from time to time) between the issuing entity and the note trustee and a deed or deeds supplemental to the trust deed entered into between the issuing entity and the note trustee from time to time;

       o the issuing entity paying agent and agent bank agreement dated 28 November 2006 (as the same may be amended, restated, novated, replaced or supplemented from time to time) between the issuing entity, the principal paying agent and the agent bank, the US paying agent, the registrar, the transfer agent and the note trustee;

       o the issuing entity deed of charge dated 28 November 2006 (as the same may be amended, restated, novated, replaced or supplemented from time to time) between the issuing entity, the note trustee, the issuing entity security trustee, the issuing entity swap providers and certain other parties; and

       o if applicable to a series and class (or sub-class) of issuing entity notes, an issuing entity swap agreement dated the relevant closing date in respect of such series and class (or sub-class) of issuing entity notes between the issuing entity, the issuing entity swap provider and the issuing entity security trustee.

       When the parties to these documents are referred to, the reference includes any successor to that party validly appointed.

       Initially the parties are as follows:

       o      Holmes Master Issuer PLC as issuing entity;

       o The Bank of New York, London Branch as security trustee, issuing entity security trustee, note trustee, principal paying agent and agent bank;

       o The Bank of New York (Luxembourg) S.A. as registrar and transfer agent;

       o      The Bank of New York, New York Branch as US paying agent; and

       o      Abbey National Treasury Services plc as Funding swap provider.

       Noteholders can view copies of those documents at the specified office of any of the paying agents.


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       There is no English law which prohibits US residents from holding offered issuing entity notes by reason solely of their residence outside the United Kingdom.

       There are no UK laws or regulations other than in relation to withholding tax, as described in "UNITED KINGDOM TAXATION - PAYMENT OF INTEREST ON THE ISSUING ENTITY NOTES", that restrict payments made to non-UK resident noteholders.

1.     FORM, DENOMINATION, REGISTER, TITLE AND TRANSFERS

1.1 The US notes are being offered and sold to the public in the United States and to institutional investors outside the United States.

       The US notes are initially in global registered form, without coupons attached. Transfers and exchanges of beneficial interests in global notes are made in accordance with the rules and procedures of DTC, Euroclear and/or Clearstream, Luxembourg, as applicable.

       Each Reg S global note will be deposited with, and registered in the name of a nominee of, a common depositary for Euroclear and Clearstream, Luxembourg. Each US global note will be deposited with a custodian for, and registered in the name of Cede & Co., as nominee of DTC (or such other name as may be requested by an authorised representative of DTC). Each global note will be numbered serially with an identifying number which will be recorded on the relevant global note and in the register.

       Each series and class (or sub-class) of US notes may be fixed rate notes, floating rate notes, zero coupon notes, money market notes or a combination of any of the foregoing, depending upon the interest basis shown in the applicable prospectus supplement.

       Each series and class (or sub-class) of US notes may be bullet redemption notes, scheduled redemption notes, pass-through notes or a combination of any of the foregoing, depending upon the redemption/payment basis shown in the applicable prospectus supplement.

       Global note certificates will be exchanged for individual note certificates in definitive registered form only under certain limited circumstances. If individual note certificates are issued, they will be serially numbered and issued in an aggregate principal amount equal to the principal amount outstanding of the relevant global note certificates and in registered form only.

       The US notes (in either global or definitive form) will be issued in such denominations as specified in the relevant prospectus supplement, save that the minimum denomination of each issuing entity note will be such as may be allowed or required from time to time by the relevant central bank or regulatory authority (or equivalent body) or any laws or regulations applicable to the relevant currency and save that the minimum denomination of each US dollar denominated issuing entity note will be issued in minimum denominations of $100,000 and in integral multiples of $1,000 in excess thereof, each euro denominated issuing entity note will be issued in minimum denominations of (euro)50,000 and in integral multiples of (euro)1,000 in excess thereof and each sterling denominated issuing entity note will be issued in minimum denominations of (pound)50,000 and in integral multiples of (pound)1,000 in excess thereof.

       In the case of a series and class (or sub-class) of issuing entity notes with more than one specified denomination, issuing entity notes of one specified denomination may not be exchanged for issuing entity notes of such series and class (or sub-class) of another specified denomination.

1.2    Register

       The registrar will maintain a register in respect of the US notes in accordance with the provisions of the issuing entity paying agent and agent bank agreement. References in this section to a HOLDER of a US note means the person in whose name such offered note is for the time being registered in the register (or, in the case of a joint holding, the first named thereof) and NOTEHOLDER shall be construed accordingly. An individual NOTE CERTIFICATE will be issued to each noteholder in respect of its registered holding. Each note certificate will be numbered serially with an identifying number that will be recorded in the register.

1.3    Title

       The holder of each offered note shall (except as otherwise required by law) be treated as the absolute owner of such offered note for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any other interest therein, any writing on the note certificate relating thereto (other than the endorsed form of transfer) or any notice of any previous loss or theft of such note certificate) and no person shall be liable for so treating such holder.


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


1.4    Transfers

       Title to the issuing entity notes shall pass by and upon registration in the register. Subject to the provisions below, an offered note may be transferred upon surrender of the relevant note certificate, with the endorsed form of transfer duly completed, at the specified office of the registrar or any transfer agent specified in the issuing entity paying agent and agent bank agreement, together with such evidence as the registrar or (as the case may be) such transfer agent may reasonably require to prove the title of the transferor and the authority of the individuals who have executed the form of transfer; provided, however, that an offered note may only be transferred in the minimum denominations specified in the relevant prospectus supplement. Where not all the offered notes represented by the surrendered note certificate are the subject of the transfer, a new note certificate in respect of the balance of the offered notes will be issued to the transferor.

       Within five commercial business days of such surrender of a note certificate, the registrar will register the transfer in question and deliver a new note certificate of a like principal amount to the offered notes transferred to each relevant holder at its specified office or (as the case may be) the specified office of any transfer agent or (at the request and risk of any such relevant holder) by uninsured first class mail (and by airmail if the holder is overseas) to the address specified for the purpose by such relevant holder. In this paragraph, COMMERCIAL BUSINESS DAY means a day on which commercial banks are open for business (including dealings in foreign currencies) in the city where the registrar or (as the case may be) the relevant transfer agent has its specified office.

       The transfer of an offered note will be effected without charge by or on behalf of the issuing entity, the registrar or any transfer agent but against such indemnity as the registrar or (as the case may be) such transfer agent may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such transfer.

       Noteholders may not require transfers to be registered during the period of 15 days ending on the due date for any payment of principal or interest in respect of the offered notes.

       All transfers of offered notes and entries on the register are subject to the detailed regulations concerning the transfer of offered notes scheduled to the issuing entity paying agent and agent bank agreement. The issuing entity may change the regulations with the prior written approval of the note trustee and the registrar. A copy of the current regulations will be mailed (free of charge) by the registrar to any noteholder who requests in writing a copy of such regulations.

       The offered notes are not issuable in bearer form.

2. STATUS, SECURITY AND PRIORITY

       The issuing entity notes of each series and class (or sub-class) are direct, secured and unconditional obligations of the issuing entity and are all secured by the same issuing entity security (created by the issuing entity deed of charge).

       Subject to the provisions of numbers 4 and 5 and subject to the conditions and priorities set out under "CASHFLOWS":

       o the class A notes of each series will rank without preference or priority among themselves and with the class A notes of each other series, but in priority to the class B notes, the class M notes, the class C notes and the class D notes of any series;

       o the class B notes of each series will rank without preference or priority among themselves and with the class B notes of each other series, but in priority to the class M notes, the class C notes and the class D notes of any series;

       o the class M notes of each series will rank without any preference or priority among themselves and with the class M notes of each other series, but in priority to the class C notes and the class D notes of any series; and

       o the class C notes of each series will rank without any preference or priority among themselves and with the class C notes of each other series, but in priority to the class D notes of any series; and

       o the class D notes of each series will rank without preference or priority among themselves and with the class D notes of each other series.

       The note trustee is required to have regard to the interests of all classes of noteholders equally. However, except where the transaction documents expressly provide otherwise, if there are any class A notes of any series outstanding and if there is or may be a conflict between the interests of the class A


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noteholders and the interests of the class B noteholders and/or the class M noteholders and/or the class C noteholders and/or the class D noteholders, in each case, of that series or any other series, then the note trustee will have regard to the interests of the class A noteholders only. Except where the transaction documents expressly provide otherwise, if there are no class A notes outstanding and there are any class B notes of any series outstanding and if there is or may be a conflict between the interests of the class B noteholders and the interests of the class M noteholders and/or the class C noteholders and/or the class D noteholders, in each case, of that series or any other series, then the note trustee will have regard to the interests of the class B noteholders only. Except where the transaction documents expressly provide otherwise, if there are no class A notes outstanding and no class B notes outstanding and there are any class M notes of any series outstanding and if there is or may be a conflict between the interests of the class M noteholders and the interests of the class C noteholders and/or the class D noteholders, in each case, of that series or any other series, then the note trustee will have regard to the interests of the class M noteholders only. Except where the transaction documents expressly provide otherwise, if there are no class A notes outstanding, no class B notes outstanding and no class M notes outstanding and there are any class C notes of any series outstanding, and if there is or may be a conflict between the interests of the class C noteholders and the interests of the class D noteholders, in each case, of that series or any other series, then the note trustee will have regard to the interests of the class C noteholders only.
       Except in limited circumstances described in number 11, there is no limitation on the power of class A noteholders to pass an effective extraordinary resolution which is binding on the class B noteholders, the class M noteholders, the class C noteholders and the class D noteholders, in each case, of any series. However, as described in number 11, there are provisions limiting the power of the class B noteholders, the class M noteholders, the class C noteholders and the class D noteholders to pass an effective extraordinary resolution, depending on its effect on the class A noteholders. Except in the limited circumstances described in number 11, there is no limitation on the power of the class B noteholders to pass an effective extraordinary resolution which is binding on the class M noteholders, the class C noteholders and the class D noteholders in each case, of any series. Likewise, as described in number 11, there are provisions limiting the power of the class M noteholders, the class C noteholders and the class D noteholders to pass an effective extraordinary resolution, depending on its effect on the class B noteholders. Except in the limited circumstances described in number 11, there is no limitation on the power of class M noteholders to pass an effective extraordinary resolution which is binding on the class C noteholders and the class D noteholders of any series. Likewise, as described in number 11 there are provisions limiting the power of the class C noteholders and the class D noteholders to pass an effective extraordinary resolution, depending on its effect on the class M noteholders. Except in the limited circumstances described in number 11, there is no limitation on the power of class C noteholders to pass an effective extraordinary resolution which is binding on the class D noteholders. Likewise, as described in number 11 there are provisions limiting the power of the class D noteholders to pass an effective extraordinary resolution, depending on its effect on the class C noteholders.

       Notwithstanding that none of the note trustee, the issuing entity security trustee and the noteholders may have any right of recourse against the rating agencies in respect of any confirmation given by them and relied upon by the note trustee or the issuing entity security trustee pursuant to this clause, the issuing entity security trustee and the note trustee are entitled to assume that any exercise by it or them of any power, discretion or duty under the transaction documents will not be materially prejudicial to the interests of the noteholders if the rating agencies have confirmed that the current ratings of the issuing entity notes will not be adversely affected by that exercise. Notwithstanding the foregoing, a credit rating is an assessment of credit and does not address other matters that may be of relevance to the noteholders. In being entitled to rely on the fact that the rating agencies have confirmed that the then current rating of the relevant series and/or class or classes of notes would not be adversely affected, it is expressly agreed and acknowledged by the note trustee and the issuing entity security trustee and specifically notified to the noteholders (and to which they are bound by the conditions) that the above does not impose or extend any actual or contingent liability for the rating agencies to the note trustee or the issuing entity security trustee, the noteholders or any other person or create any legal relations between the rating agencies and the note trustee, the issuing entity security trustee, the noteholders or any other person whether by way of contract or otherwise.

       The security for the payment of amounts due under the issuing entity notes is created by the issuing entity deed of charge. The security is created in favour of the issuing entity security trustee who will hold it on behalf of the noteholders and on behalf of other parties expressed to be secured creditors under the issuing entity deed of charge.


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3.     COVENANTS

       If any issuing entity note is outstanding, the issuing entity will not, unless it is permitted by the terms and conditions of the issuing entity notes or the terms of the transaction documents to which the issuing entity is party or by the written consent of the issuing entity security trustee:

       o create or permit to subsist any mortgage, standard security, pledge, lien, charge or other security interest on the whole or any part of its present or future assets or undertakings, except where the same is given in connection with the issue of a series of issuing entity notes;

       o sell, dispose of or grant any option or right to acquire any of its assets or undertakings or any interest or benefit in its assets or undertakings;

       o permit any other person, except for the issuing entity security trustee, to have any equitable or beneficial interest in any of its assets or undertakings;

       o have an interest in any bank account other than the bank accounts maintained pursuant to the transaction documents;

       o carry on any business other than as described in this prospectus (as supplemented and/-or amended from time to time) relating to the issue of the issuing entity notes, the making of the master intercompany loan and the related activities described therein or as contemplated in the transaction documents;

       o incur any indebtedness in respect of borrowed money whatsoever or give any guarantee or indemnity in respect of any indebtedness or obligation of any person, except where the same is incurred or given or the issuing entity becomes so obligated in connection with the issue of a series of issuing entity notes;

       o consolidate with or merge with any person or transfer substantially all of its properties or assets to any person;

       o waive or consent to the modification or waiver of any of the obligations relating to the issuing entity security;

       o      have any employees, premises or subsidiaries;

       o pay any dividend or make any other distributions to its shareholders or issue any further shares;

       o      purchase or otherwise acquire any issuing entity notes; or

       o engage in any activities in the United States (directly or through agents), or derive any income from US sources as determined under US income tax principles, or hold any property if doing so would cause it to be engaged or deemed to be engaged in a trade or business in the United States as determined under US income tax principles.

4.     INTEREST

4.1    INTEREST ON FIXED RATE NOTES

       Each fixed rate note bears interest on its principal amount outstanding from (and including) the interest commencement date at the rate(s) per annum equal to the rate(s) of interest payable, subject as provided in the terms and conditions, in arrear on the interest payment date(s) in each year specified for such note in the relevant prospectus supplement up to (and including) the final maturity date.

       If interest is required to be calculated in respect of any fixed rate note for a period other than an interest period, such interest shall be calculated by applying the rate of interest specified for such note in the relevant prospectus supplement to the principal amount outstanding on such note, multiplying such sum by the applicable day count fraction and rounding the resultant figure to the nearest sub-unit of the relevant specified currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention.

       DAY COUNT FRACTION means, in respect of the calculation of an amount of interest in respect of a fixed rate note:

       (a) if "ACTUAL/ACTUAL (ICMA)" is specified for such note in the relevant prospectus supplement:

              (i) in the case of issuing entity notes where the number of days in the relevant period from (and including) the most recent interest payment date for such issuing entity notes (or, if none, the interest commencement date) to (but excluding) the relevant interest payment


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                     date (the ACCRUAL PERIOD) is equal to or shorter than the
                     determination period during which the accrual period ends, the number of days in such accrual period divided by; the product of:

                     (A)    the number of days in such determination period; and

                     (B) the number of determination dates (as specified in the relevant prospectus supplement) that would occur in one calendar year; or

              (ii) in the case of issuing entity notes where the accrual period is longer than the determination period during which the accrual period ends, the sum of:

                     (A) the number of days in such accrual period falling in the determination period in which the accrual period begins divided by the product of (x) the number of days in such determination period and (y) the number of determination dates that would occur in one calendar year; and

                     (B) the number of days in such accrual period falling in the next determination period divided by the product of (x) the number of days in such determination period and (y) the number of determination dates that would occur in one calendar year; and

       (b) if "30/360" is specified for such note in the relevant prospectus supplement, the number of days in the period from (and including) the most recent interest payment date for such note (or, if none, the interest commencement date) to (but excluding) the relevant interest payment date (such number of days being calculated on the basis of a year of 360 days with twelve 30-day months) divided by 360.

4.2    INTEREST ON FLOATING RATE NOTES

       (a)    Interest payment dates

              Each floating rate note bears interest on its principal amount outstanding from (and including) the interest commencement date and such interest will be payable in arrear on the interest payment date(s) in each year specified for such note in the relevant prospectus supplement. Such interest will be payable in respect of each interest period.

              If a business day convention is specified for a floating rate note in the relevant prospectus supplement and (x) if there is no numerically corresponding day in the calendar month in which an interest payment date should occur or (y) if any interest payment date would otherwise fall on a day that is not a business day, then, if the business day convention specified is:

              (i) the "FOLLOWING BUSINESS DAY CONVENTION", the interest payment date for such note shall be postponed to the next day which is a business day; or

              (ii) the "MODIFIED FOLLOWING BUSINESS DAY CONVENTION", the interest payment date for such note shall be postponed to the next day which is a business day unless it would thereby fall into the next calendar month, in which event such interest payment date shall be brought forward to the immediately preceding business day; or

              (iii) the "PRECEDING BUSINESS DAY CONVENTION", the interest payment date for such note shall be brought forward to the immediately preceding business day.

       (b)    Rate of interest

              The rate of interest payable from time to time in respect of a floating rate note will be determined in the manner specified in the relevant prospectus supplement.

              (i)    ISDA Determination for floating rate notes

                     Where "ISDA DETERMINATION" is specified for such note in the relevant prospectus supplement as the manner in which the rate of interest is to be determined, the rate of interest for each interest period will be the relevant ISDA rate plus or minus (as indicated for such note in the relevant prospectus supplement) the margin (if any). For the purposes of this subparagraph (a), ISDA RATE for an interest period means a rate equal to the floating rate that would be determined by the agent bank or other person specified in the relevant prospectus supplement under an interest rate swap transaction if the agent bank or that other person were acting as calculation agent for that swap transaction under the terms of an agreement incorporating the ISDA definitions and under which:


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                     (A)    the floating rate option is as specified for such
                            note in the relevant prospectus supplement;

                     (B) the designated maturity is the period specified for such note in the relevant prospectus supplement; and

                     (C) the relevant reset date is either (i) if the applicable floating rate option is based on LIBOR or EURIBOR for a currency, the first day of that interest period or (ii) in any other case, as specified for such note in the relevant prospectus supplement.

                     For the purposes of this sub-paragraph (a), FLOATING RATE, CALCULATION AGENT, FLOATING RATE OPTION, DESIGNATED MATURITY and RESET DATE have the meanings given to those terms in the ISDA definitions.

                     ISDA DEFINITIONS means the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Associations, Inc. and as amended and updated as at the relevant closing date for the relevant series of issuing entity notes.

              (ii)   Screen rate determination for floating rate notes

                     Where SCREEN RATE DETERMINATION is specified for a floating rate note in the relevant prospectus supplement as the manner in which the rate of interest for such note is to be determined, the rate of interest for each interest period will, subject as provided below, be either:

                     (A) the offered quotation (if there is only one quotation on the relevant screen page); or

                     (B) the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations,

              (expressed as a percentage rate per annum) for the reference rate which appears or appear, as the case may be, on the relevant screen page as at 11.00 a.m. (London time, in the case of LIBOR, or Brussels time, in the case of EURIBOR) on the interest determination date in question plus or minus the margin (if any), all as determined by the agent bank. If five or more of such offered quotations are available on the relevant screen page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the agent bank for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations.

              If the reference rate from time to time in respect of a floating rate note is specified for such note in the relevant prospectus supplement as being other than LIBOR or EURIBOR, the rate of interest in respect of such note will be determined as provided for such note in the relevant prospectus supplement.

       (c)    Minimum rate of interest and/or maximum rate of interest

              If the relevant prospectus supplement specifies a minimum rate of interest for a floating rate note for any interest period, then, in the event that the rate of interest for such note in respect of such interest period determined in accordance with the provisions of paragraph (ii) above is less than such minimum rate of interest, the rate of interest for such note for such interest period shall be such minimum rate of interest.

              If the relevant prospectus supplement specifies a maximum rate of interest for such note for any interest period, then, in the event that the rate of interest for such note in respect of such interest period determined in accordance with the provisions of paragraph (ii) above is greater than such maximum rate of interest, the rate of interest for such note for such interest period shall be such maximum rate of interest.

       (d) Determination of rate of interest and calculation of interest amounts

              The agent bank will at or as soon as practicable after each time at which the rate of interest is to be determined, determine the rate of interest for the relevant interest period.

       The agent bank will calculate the amount of interest payable on the floating rate notes in respect of each specified denomination (each an INTEREST AMOUNT) for the relevant interest period. Each interest amount shall be calculated by applying the rate of interest to the principal amount outstanding of each issuing entity note, multiplying such sum by the applicable day count fraction, and rounding the resultant figure to the nearest sub-unit of the relevant specified currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention.

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       DAY COUNT FRACTION means, in respect of the calculation of an amount of interest for a floating rate note in accordance with this paragraph (d) for any interest period:

              (i) if "ACTUAL/365" or "ACTUAL/ACTUAL (ISDA)" is specified for such note in the relevant prospectus supplement, the actual number of days in the interest period divided by 365 (or, if any portion of that interest period falls in a leap year, the sum of (a) the actual number of days in that portion of the interest period falling in a leap year divided by 366 and (b) the actual number of days in that portion of the interest period falling in a non-leap year divided by 365);

              (ii) if "ACTUAL/365 (FIXED)" is specified for such note in the relevant prospectus supplement, the actual number of days in the interest period divided by 365;

              (iii) if "ACTUAL/365 (STERLING)" is specified for such note in the relevant prospectus supplement, the actual number of days in the interest period divided by 365 or, in the case of an interest payment date falling in a leap year, 366;

              (iv) if "ACTUAL/360" is specified for such note in the relevant prospectus supplement, the actual number of days in the interest period divided by 360;

              (v) if "30/360", "360/360" or "Bond Basis" is specified for such note in the relevant prospectus supplement, the number of days in the interest period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with twelve 30-day months (unless (a) the last day of the interest period is the 31st day of a month but the first day of the interest period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month or (b) the last day of the interest period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month)); and

              (vi) if "30E/360" or "EUROBOND BASIS" is specified for such note in the relevant prospectus supplement, the number of days in the interest period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with twelve 30-day months, without regard to the date of the first day or last day of the interest period unless, in the case of the final interest period, the final maturity date is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month).

       (e)    Notification of rate of interest and interest amounts

              The agent bank will cause the rate of interest and each interest amount for each interest period and the relevant interest payment date to be notified to the note trustee, the issuing entity security trustee, the issuing entity cash manager, the paying agents, the registrar and to any stock exchange or other relevant competent authority or quotation system on which the relevant floating rate notes are for the time being listed, quoted and/or traded or by which they have been admitted to listing and to be published in accordance with NUMBER 14 as soon as possible after their determination but in no event later than the fourth business day thereafter. Each interest amount and interest payment date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of an extension or shortening of the interest period. Any such amendment or alternative arrangements will be promptly notified to the note trustee and each stock exchange or other relevant authority on which the relevant floating rate notes are for the time being listed or by which they have been admitted to listing and to the noteholders in accordance with NUMBER 14.

       (f)    Determination or calculation by note trustee

              If for any reason at any relevant time after the relevant closing date, the agent bank or, as the case may be, the calculation agent defaults in its obligation to determine the rate of interest for a floating rate note or the agent bank defaults in its obligation to calculate any interest amount for such note in accordance with sub-paragraph (b)(i) or (ii) above or as otherwise specified in the relevant prospectus supplement, as the case may be, and in each case in accordance with paragraph (d) above, the note trustee shall determine the rate of interest at such rate as, in its absolute discretion (having such regard as it shall think fit to the foregoing provisions of this NUMBER 4, but subject always to any minimum rate of interest or maximum rate of interest specified for such note in the relevant prospectus supplement), it shall deem fair and reasonable in all the circumstances or, as the case may be, the note trustee shall calculate the interest amount(s) in such manner as it shall deem fair and reasonable in all the circumstances and


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              each such determination or calculation shall be deemed to have been made by the agent bank or the calculation agent, as the case may be.

       (g)    Certificates to be final

              All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions set out in this NUMBER 4.2, whether by the agent bank or the calculation agent or the note trustee shall (in the absence of wilful default, bad faith or manifest error) be binding on the issuing entity, the issuing entity cash manager, the principal paying agent, the calculation agent, the other paying agents, the note trustee and all noteholders and (in the absence of wilful default or bad faith) no liability to the issuing entity or the noteholders shall attach to the agent bank or the calculation agent or the note trustee in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to such provisions.

4.3    ACCRUAL OF INTEREST

       Interest (if any) will cease to accrue on each issuing entity note (or, in the case of the redemption of part only of an issuing entity note, that part only of such note) on the due date for redemption thereof unless, upon due presentation thereof, payment of principal is improperly withheld or refused in which event, interest will continue to accrue as provided in the trust deed.

4.4    DEFERRED INTEREST

       To the extent that the funds available to the issuing entity, subject to and in accordance with the relevant priority of payments, to pay interest on any series and class (or sub-class) of issuing entity notes (other than any series and class (or sub-class) of issuing entity notes if then the most senior class of issuing entity notes then outstanding) on an interest payment date (after discharging the issuing entity's liabilities of a higher priority) are insufficient to pay the full amount of such interest, payment of the shortfall attributable to such series and class (or sub-class) of issuing entity notes (DEFERRED INTEREST) will not then fall due but will instead be deferred until the first interest payment date for such issuing entity notes thereafter on which sufficient funds are available (after allowing for the issuing entity's liabilities of a higher priority and subject to and in accordance with the relevant issuing entity priority of payments) to fund the payment of such deferred interest to the extent of such available funds.

       Such deferred interest will accrue interest (ADDITIONAL INTEREST) at the rate of interest applicable from time to time to the applicable series and class (or sub-class) of issuing entity notes and payment of any additional interest will also be deferred until the first interest payment date for such issuing entity notes thereafter on which funds are available (after allowing for the issuing entity's liabilities of a higher priority subject to and in accordance with the relevant issuing entity priority of payments) to the issuing entity to pay such additional interest to the extent of such available funds.

       Amounts of deferred interest and additional interest shall not be deferred beyond the final maturity date of the applicable series and class (or sub-class) of issuing entity notes, when such amounts will become due and payable.

       Payments of interest due on an interest payment date in respect of the most senior class of issuing entity notes of any series then outstanding will not be deferred. In the event of the delivery of a note enforcement notice (as described in NUMBER 9), the amount of interest in respect of such issuing entity notes that was due but not paid on such interest payment date will itself bear interest at the applicable rate until both the unpaid interest and the interest on that interest are paid.

5.     REDEMPTION, PURCHASE AND CANCELLATION

5.1    FINAL REDEMPTION

       If the issuing entity notes have not previously been redeemed in full as described in this NUMBER 5, the issuing entity will redeem each series and class (or sub-class) of issuing entity notes at their then principal amount outstanding together with all accrued interest on the final maturity date in respect of such series and class (or sub-class) of issuing entity notes.

5.2    MANDATORY REDEMPTION


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       On each interest payment date, other than an interest payment date on which a series and class (or sub-class) of issuing entity notes are to be redeemed under NUMBERS 5.1, 5.4, 5.5 and 5.6, principal in respect of such issuing entity notes will be repaid in an amount equal to the amount (if any) repaid by Funding on such interest payment date in respect of, and pursuant to, the relevant term advance, in each case converted, where the specified currency for such issuing entity notes is not sterling, into the specified currency at the specified currency exchange rate.

       To the extent that there are insufficient funds available to the issuing entity to repay the amount due to be paid on such interest payment date, the issuing entity will be required to repay the shortfall, to the extent the issuing entity receives funds therefor (and subject to the terms of the issuing entity deed of charge and the issuing entity cash management agreement) on subsequent interest payment dates in respect of such issuing entity notes.

5.3    NOTE PRINCIPAL PAYMENTS, PRINCIPAL AMOUNT OUTSTANDING AND POOL FACTOR

       Four business days prior to each interest payment date (the NOTE DETERMINATION DATE), the issuing entity or the agent bank will determine the following:

       o the amount of each principal payment payable on each offered note of each series and class (or sub-class), called the NOTE PRINCIPAL PAYMENT;

       o the principal amount outstanding of each offered note of that series and class (or sub-class) on the note determination date, which is the principal amount outstanding of that series and class (or sub-class) of issuing entity note as at the closing date less the aggregate of all note principal payments that have been paid in respect of such note; and

       o the fraction, or pool factor, obtained by dividing the principal amount outstanding of each offered note by the original principal amount outstanding of each issuing entity note of that series and class (or sub-class) as at the relevant closing date.

       The issuing entity will notify the amounts and dates determined to the agent bank, paying agents, note trustee, registrar and each stock exchange on which the issuing entity notes are listed and shall publish those amounts and dates in accordance with NUMBER 14 as soon as possible after these parties have been notified.

       If the issuing entity or agent bank fails to make a determination as described, the note trustee will calculate the note principal payment, principal amount outstanding and pool factor as described in this NUMBER 5.3, and each of these determinations or calculations will be deemed to have been made by the issuing entity. If this happens, the issuing entity, the agent bank and the noteholders will be bound by the determinations made.

5.4    OPTIONAL REDEMPTION IN FULL OF A SERIES

       Provided a note enforcement notice has not been served and subject to the provisos below, upon giving not less than 30 and not more than 60 days' prior notice to the note trustee, the noteholders and the relevant issuing entity swap provider in accordance with NUMBER 14, the issuing entity may redeem a series and class (or sub-class) of issuing entity notes at the then redemption amount together with any accrued interest on the following dates:

       o the date specified as the step-up date for such issuing entity notes in the relevant prospectus supplement and on any interest payment date for such issuing entity notes thereafter; accordingly, the issuing entity has the option to redeem a series and class (or sub-class) of issuing entity notes on or after the step-up date for interest for that series and class (or sub-class) of issuing entity notes; and

       o any interest payment date on which the aggregate principal amount outstanding of such issuing entity notes and all other classes of issuing entity notes of the same series issued on the same date is less than 10 per cent. of the aggregate principal amount outstanding of such series of issuing entity notes as at the relevant closing date on which such series of issuing entity notes was listed,

       PROVIDED THAT (in either of the cases above), on or prior to giving any such notice, the issuing entity shall have provided to the note trustee a certificate of the issuing entity to the effect that (i) it will have the funds available to it to make the required payment on the interest payment date and any amounts required to be paid in priority to or in the same priority with the issuing entity notes outstanding in accordance with the terms and conditions of the issuing entity deed of charge and the


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       issuing entity cash management agreement and (ii) the repayment tests will be satisfied following the making of such redemptions and the note trustee shall be entitled to accept such certificate as sufficient evidence thereof in which event it shall be conclusive and binding on the noteholders and all other persons. REPAYMENT TESTS means the test set out under "CASHFLOWS - 6. REPAYMENT TESTS".

5.5    OPTIONAL REDEMPTION FOR TAX AND OTHER REASONS

       Provided a note enforcement notice has not been served, if the issuing entity satisfies the note trustee that on the next interest payment date for a series and class (or sub-class) of issuing entity notes either:

       o the issuing entity would by virtue of a change in the law or regulations of the United Kingdom or any other jurisdiction (or the application or interpretation thereof) be required to withhold or deduct from amounts due on a series and class or (sub-class) of the issuing entity notes any amount for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature; or

       o Funding would be required to withhold or deduct from amounts due on the master intercompany loan any amount for, or on account of, any present or future taxes, duties, assessments or governmental charges, and

       o in relation to either of these events, such obligation of the issuing entity or Funding (as the case may be) cannot be avoided by the issuing entity or Funding (as the case may be) taking reasonable measures available to the issuing entity or Funding (as the case may be), then the issuing entity shall use its reasonable endeavours to arrange the substitution of a company incorporated in another jurisdiction approved by the note trustee as principal debtor under such issuing entity notes and/or as lender of such term advance as the case may be, upon the note trustee being satisfied that (1) such substitution will not be materially prejudicial to the interests of the noteholders of any series and class, and (2) upon the issuing entity security trustee being satisfied that (a) the position of the issuing entity secured creditors will not thereby be adversely affected, and (b) such substitution would not require registration of any new security under United States securities laws or materially increase the disclosure requirements under United States law or the costs of issuance. Only if the issuing entity is unable to arrange a substitution will the issuing entity be entitled to redeem the issuing entity notes as described in this NUMBER 5.5.

       Subject to the proviso below, if the issuing entity is unable to arrange a substitution as described above, and, as a result, one or more of the events described in bullet point one or two above (as the case may be) is continuing, then the issuing entity may, having given not more than 60 nor less than 30 days' notice to the note trustee, the noteholders and the relevant issuing entity swap provider(s) in accordance with NUMBER 14, redeem all (but not some only) of such issuing entity notes on the immediately succeeding interest payment date for such issuing entity notes at their aggregate redemption amount together with any accrued and unpaid interest in respect thereof provided that (in either case), prior to giving any such notice, the issuing entity shall have provided to the note trustee:

         (i) a certificate signed by two directors of the issuing entity stating the circumstances referred to in the three bullet points above prevail and setting out details of such circumstances; and

         (ii) an opinion in form and substance satisfactory to the note trustee of independent legal advisors of recognised standing to the effect that the issuing entity and/or Funding has or will become obliged to deduct or withhold such amounts as a result of such change or amendment.

       The note trustee shall be entitled to accept such certificate and opinion as sufficient evidence of the satisfaction of the circumstance set out in bullet point one or two and three above, in which event they shall be conclusive and binding on the noteholders. The issuing entity may only redeem such issuing entity notes as aforesaid, if on or prior to giving such notice, the issuing entity shall have provided to the note trustee a certificate signed by two directors of the issuing entity to the effect that it will have the funds, not subject to any interest of any other person, required to redeem such issuing entity notes as described above and any amounts required to be paid in priority to or in the same priority with the issuing entity notes outstanding in accordance with the terms and conditions of the issuing entity deed of charge and the issuing entity cash management agreement and the note trustee shall be entitled to accept such certificate as sufficient evidence thereof in which event it shall be conclusive and binding on the noteholders and all other persons.

       In addition to the foregoing, if, at any time, the issuing entity delivers a certificate to Funding, the note trustee and the issuing entity security trustee to the effect that it would be unlawful for the issuing


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       entity to make, fund or allow to remain outstanding a term advance made by it under the master intercompany loan agreement and stating that the issuing entity may require Funding to prepay the relevant term advance on an interest payment date subject to and in accordance with the provisions of the master intercompany loan agreement to the extent necessary to cure such illegality and the issuing entity may redeem all (but not some only) of the relevant issuing entity notes at their redemption amount together with any accrued interest upon giving not more than 60 days' nor less than 30 days' (or such shorter period as may be required under any relevant law) prior written notice to the issuing entity security trustee, the note trustee, the relevant issuing entity swap provider(s) and the noteholders in accordance with NUMBER 14 provided that, prior to giving any such notice, the issuing entity shall have provided to the note trustee a certificate signed by two directors of the issuing entity to the effect that it will have the funds, not subject to the interest of any other person, required to redeem the issuing entity notes as provided above and any amount to be paid in priority to or in the same priority with the issuing entity notes and the note trustee shall be entitled to accept such certificate as sufficient evidence thereof in which event it shall be conclusive and binding on the noteholders and all other persons. Such monies received by the issuing entity shall be used to redeem the relevant issuing entity notes in full, together with any accrued and unpaid interest on the equivalent interest payment date.

5.6    OPTIONAL REDEMPTION FOR IMPLEMENTATION OF EU CAPITAL REQUIREMENTS
       DIRECTIVE

       If the Capital Requirements Directive, as described in the consultation paper on the EU's implementation of the New Basel Capital Accord published on 14 July 2004 by the European Commission, has been implemented in the United Kingdom, whether by rule of law, recommendation or best practice or by any other regulation, then, if so specified in the relevant prospectus supplement, on the interest payment date specified in the relevant prospectus supplement (if any) and on any interest payment date for such issuing entity notes thereafter, the issuing entity may, by giving not more than 60 nor less than 30 days' (or such shorter period as may be required under any relevant law) prior notice to the note trustee, the noteholders and the relevant issuing entity swap provider(s) in accordance with NUMBER 14, redeem the issuing entity notes so specified in the relevant prospectus supplement at their aggregate redemption amount together with any accrued and unpaid interest in respect thereof on the next following interest payment date for such issuing entity notes, provided that a note enforcement notice has not been served. The issuing entity may only redeem the issuing entity notes as aforesaid, if on or prior to giving such notice, the issuing entity shall have provided to the note trustee a certificate signed by two directors of the issuing entity to the effect that (a) it will have the funds, not subject to any interest of any other person, required to redeem such issuing entity notes as aforesaid and any amounts required to be paid in priority to or pari passu with such issuing entity notes outstanding in accordance with the terms and conditions of the issuing entity deed of charge and the Issuing Entity Cash Management Agreement, and (b) the repayment tests will be satisfied following the making of such redemptions, and the note trustee shall be entitled to accept such certificate as sufficient evidence thereof in which event if shall be conclusive and binding on the noteholders and all other parties.

5.7    REDEMPTION AMOUNTS

       For the purposes of this NUMBER 5, REDEMPTION AMOUNT means, in respect of any series and class (or sub-class) of issuing entity notes, the amount specified in relation to such issuing entity notes in the applicable prospectus supplement or, if not so specified:

       (a) in respect of each issuing entity note (other than a zero coupon note), the principal amount outstanding of such note; and

       (b) in respect of each zero coupon note, an amount (the AMORTISED FACE AMOUNT) calculated in accordance with the following formula:

       redemption amount = RP x (1 + AY) x y

       where:

        RP       =        the Reference Price;

        AY       =        the Accrual Yield expressed as a decimal; and

        y        =        a fraction, the numerator of which is equal to the
                          number of days (calculated on the basis of a 360-day year consisting of 12 months of 30 days each) from (and including) the first closing date of the applicable series and class (or sub-class) of


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                          issuing entity notes to (but excluding) the date fixed
                          for redemption or, as the case may be, the date upon which such note becomes due and payable and the denominator of which is 360.

       If the amount payable in respect of any zero coupon note upon redemption of such zero coupon note pursuant to NUMBERS 5.1, 5.2, 5.4, 5.5 or 5.6 above or upon its becoming due and repayable as provided in NUMBER 9 is improperly withheld or refused, the amount due and repayable in respect of such note shall be the amount calculated as provided in paragraph (c) above as though the reference therein to the date fixed for the redemption or, as the case may be, the date upon which such note becomes due and payable were replaced by reference to the date which is the earlier of:

       (i) the date on which all amounts due in respect of such note have been paid; and

       (ii) the date on which the full amount of the moneys payable in respect of such note has been received by the principal paying agent or the note trustee or the registrar and notice to that effect has been given to the noteholders in accordance with NUMBER 14.

5.8    MONEY MARKET NOTE MANDATORY TRANSFER

         (a) If remarketing arrangements are specified as applicable in the relevant prospectus supplement in relation to a series and class (or sub-class) of money market notes, such money market notes shall, subject to paragraph (c) below, be transferred in accordance with paragraph (b) below on each transfer date prior to the occurrence of a mandatory transfer termination event, as confirmed by the remarketing bank providing a conditional purchase confirmation to the issuing entity and the principal paying agent, in exchange for payment of the transfer price and the issuing entity and the principal paying agent will procure payment of the transfer price to the money market noteholders on the relevant transfer date.

         (b) Subject to paragraphs (a) above and (c) below, all the money market noteholders' interests in the money market notes shall be transferred on the relevant transfer date to the account of the remarketing bank on behalf of the relevant purchasers or as otherwise notified by or on behalf of the remarketing bank prior to such date or if definitive money market notes are then issued, the money market notes will be registered in the name of the remarketing bank or as otherwise notified by or on behalf of the remarketing bank by the registrar and the register will be amended accordingly with effect from the relevant transfer date.

         (c) Any noteholder of a money market note may exercise his right to retain such money market note through the facilities of DTC at any time prior to the commencement of the remarketing period that ends immediately before the relevant transfer date.

              For the purposes of this NUMBER 5.8:

       CONDITIONAL PURCHASE CONFIRMATION means a confirmation provided by the remarketing bank to the issuing entity or the principal paying agent that the conditional purchaser has purchased an interest in, or has had transferred to it or on its behalf, an interest in all of the money market notes;

       CONDITIONAL PURCHASER means the entity specified as such in the relevant prospectus supplement;

       MANDATORY TRANSFER TERMINATION EVENT shall occur if the conditional purchaser has purchased an interest in all the money market notes of the relevant series and class (or sub-class);

       REMARKETING BANK means the entity specified as such in the relevant prospectus supplement;

       REMARKETING PERIOD means, in respect of each transfer date (as specified in the relevant prospectus supplement), the period from and including the 15th business day prior to such transfer date through and including the 10th business day prior to such transfer date, unless otherwise specified in the relevant prospectus supplement;

       TRANSFER DATE means, in respect of a series and class (or sub-class) of money market notes, the date(s) specified as such in the relevant prospectus supplement; and

       TRANSFER PRICE means, in respect of each money market note as at a transfer date, the principal amount outstanding of such money market note on that transfer date, following the application of available issuing entity principal receipts on such date.

5.9    OPTIONAL PURCHASE


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         (a)    If specified in the relevant prospectus supplement, Abbey has the right (the PURCHASE OPTION), by delivering a notice to the relevant noteholders, the registrar and the note trustee pursuant to the Abbey optional purchase agreement, to require the relevant noteholders, subject to and in accordance with any applicable conditions specified in the relevant prospectus supplement, to sell to Abbey or otherwise allow Abbey to be substituted as the holder of all, but not some only, of the class B notes and/or the class M notes and/or the class C notes and/or the class D notes as so specified (collectively the CALLED NOTES) on any interest payment date (prior to the date specified in the prospectus supplement (the FINAL PURCHASE DATE) or such later date as may be permitted by the FSA) falling on or after the interest payment date (the INITIAL PURCHASE DATE) specified in the applicable prospectus supplement (if any) for a price equal to the aggregate redemption amount of any of the called notes, together with any accrued and unpaid interest on the called notes and, on the date therefor specified in the notice (being an interest payment date falling on or after the initial purchase date), the registrar shall effect the transfer to Abbey of such called notes by entering such transfer in the register.

         (b) Immediately after such transfer or substitution of Abbey as the registered holder of the called notes, each former holder of the called notes shall cease to have any interest in the called notes.

         (c) The called notes transferred to Abbey pursuant to the purchase option shall, subject as provided in the transaction documents, remain outstanding until the date on which they would otherwise be redeemed or cancelled in accordance with their terms and conditions.

         (d) By subscribing to or purchasing the called notes, each holder of the called notes (i) is deemed to have notice of and be bound by the provisions of the Abbey optional purchase agreement and (ii) directs, authorises and requests the note trustee to enter into the Abbey optional purchase agreement. Each holder of called notes also irrevocably authorises and instructs the issuing entity, the registrar, DTC, Euroclear or, as the case may be Clearstream, Luxembourg to effect the transfer of its called notes on the relevant interest payment date to Abbey, in accordance with the relevant prospectus supplement and the rules for the time being of DTC, Euroclear or, as the case may be, Clearstream, Luxembourg.

6.     PAYMENTS

       Payments of principal and interest in respect of the issuing entity notes will be made only against the presentation of those issuing entity notes to or to the order of the registrar (or another agent that may be appointed in its place). In the case of final redemption, and provided that payment is made in full, payment will only be made against surrender of those issuing entity notes to the registrar or replacement agent.

       All payments on the offered notes are subject to any applicable fiscal or other laws and regulations. Noteholders will not be charged commissions or expenses on these payments.

       If the due date for payment of any amount on the offered notes is not a business day in the place it is presented, noteholders will not be entitled to payment of the amount due in that place until the next business day in that place and noteholders shall not be entitled to any further interest or other payment as a result of that delay.

       If a paying agent makes a partial payment on an offered note, the registrar will annotate the register of noteholders, indicating the amount and date of that payment.

       If payment of principal on an offered note is improperly withheld or refused, the interest which continues to accrue will still be payable in accordance with the usual procedures.

       The issuing entity can, at any time, vary or terminate the appointment of any paying agent, registrar or transfer agent and can appoint a successor or additional agent. If the issuing entity does this it must ensure that it maintains a paying agent in London, a paying agent in New York and a registrar. The issuing entity will ensure that at least 30 days' notice of any change in the paying agents, registrar or transfer agent or their specified offices is given to noteholders in accordance with number 14.

       Subject as described earlier in relation to the deferral of interest in number 4.4 above, if payment of interest on an issuing entity note is not made for any other reason when due and payable, the unpaid interest will itself bear interest at the applicable rate until both the unpaid interest and the interest on that interest are paid.


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7.     PRESCRIPTION

       Claims against the issuing entity for payment of interest and principal on redemption will become void if the relevant note certificates are not surrendered for payment within the time limit for payment. That time limit is ten years from the due date of such issuing entity notes. If there is a delay in the paying agents or, as applicable, the note trustee, receiving the funds, then the due date, for the purposes of this time limit, is the date on which it notifies you, in accordance with number 14, that it has received the relevant payment.

8.     TAXATION

       Payments of interest and principal will be made without making any withholding or deduction for any tax unless a withholding or deduction is required by any applicable law. If a withholding or deduction for tax is made, the issuing entity or the relevant paying agent will account to the relevant authority for the amount so withheld or deducted. Neither the issuing entity nor any paying agent is required to make any additional payments to noteholders for this withholding or deduction.

9.     EVENTS OF DEFAULT

9.1    CLASS A NOTEHOLDERS

       The note trustee may give notice of a class A note event of default (as defined in the following paragraph) in respect of the class A notes of any series (a CLASS A NOTE ENFORCEMENT NOTICE), and shall give such notice if it is indemnified and/or secured to its satisfaction and it is:

       o required to by the holders of at least one quarter of the aggregate principal amount outstanding of the class A notes then outstanding (which, for this purpose and the purpose of any extraordinary resolution (as defined in the trust deed) referred to in this number 9.1, means the class A notes of all series constituted by the trust deed); or

       o directed to by an extraordinary resolution of the class A noteholders.

       If any of the following events occurs and is continuing it is called a CLASS A NOTE EVENT OF DEFAULT:

       o the issuing entity fails to pay for a period of three business days any amount of interest or principal on the class A notes of any series when that payment is due and payable in accordance with the conditions; or

       o the issuing entity fails to perform or observe any of its other obligations under the class A notes of any series, the trust deed, the issuing entity deed of charge or any other transaction document, and (except where that failure is incapable of remedy, in which case no notice will be required) it remains unremedied for 20 days after the note trustee has given notice of it to the issuing entity requiring the same to be remedied; and the note trustee has certified that the failure to perform or observe is materially prejudicial to the interests of the class A noteholders of such series; or

       o except for the purposes of an amalgamation or restructuring as described in the point immediately following, the issuing entity stops or threatens to stop carrying on all or a substantial part of its business or is unable to pay its debts within the meaning of Section 123(1)(a), (b), (c) or (d) of the United Kingdom Insolvency Act 1986 or is unable to pay its debts as they fall due or the value of its assets falls to less than the amount of its liabilities (taking into account contingent and prospective liabilities) or otherwise becomes insolvent; or

       o an order is made or an effective resolution is passed for the winding-up of the issuing entity except for the purposes of or pursuant to an amalgamation or restructuring previously approved by the note trustee or by an extraordinary resolution of the class A noteholders; or

       o proceedings are otherwise initiated against the issuing entity under any applicable liquidation, insolvency, reorganisation or other similar laws and those proceedings are not being disputed in good faith with a reasonable prospect of success; or steps are taken with a view to obtaining a moratorium in respect of third party action; or, in relation to the whole or any substantial part of the business or assets of the issuing entity, an administration order is granted or an administrator is appointed out of court or an administrative receiver or other receiver, liquidator or similar official is appointed or any encumbrancer takes possession of that business or those assets or a distress, execution, diligence or other process is levied or enforced upon or sued out against that business or those assets and is not discharged within 30 days; or the issuing entity initiates or consents to the foregoing proceedings or makes a conveyance or assignment for the benefit of its creditors generally; or


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       o      a master intercompany loan enforcement notice is served in respect of the master intercompany loan agreement while any of the class A notes of any series are outstanding.

9.2    CLASS B NOTEHOLDERS

       The terms described in this NUMBER 9.2 will have no effect so long as any of the class A notes of any series are outstanding. Subject thereto, for so long as any class B notes of any series are outstanding, the note trustee may give notice of a class B note event of default (as defined in the following paragraph) in respect of the class B notes (a CLASS B NOTE ENFORCEMENT NOTICE), and shall give that notice if it is indemnified and/or secured to its satisfaction and it is:

       o required to by the holders of at least one quarter of the aggregate principal amount outstanding of the class B notes then outstanding (which, for this purpose and the purpose of any extraordinary resolution referred to in this NUMBER 9.2, means the class B notes of all series constituted by the trust deed); or

       o directed to by an extraordinary resolution of the class B noteholders.

       If any of the following events occurs and is continuing it is called a CLASS B NOTE EVENT OF DEFAULT:

       o the issuing entity fails to pay for a period of three business days any amount of interest or principal on the class B notes of any series when that payment is due and payable in accordance with the conditions; or

       o the occurrence of any of the other events in NUMBER 9.1 described above but so that any reference to the class A notes and the class A noteholders shall be read as references to the class B notes and the class B noteholders.

9.3    CLASS M NOTEHOLDERS

       The terms described in this NUMBER 9.3 will have no effect so long as any of the class A notes or the class B notes of any series are outstanding. Subject thereto, for so long as any class M notes of any series are outstanding, the note trustee may give notice of a class M note event of default (as defined in the following paragraph) in respect of the class M notes (a CLASS M NOTE ENFORCEMENT NOTICE), and shall give that notice if it is indemnified and/or secured to its satisfaction and it is:

       o required to by the holders of at least one quarter of the aggregate principal amount outstanding of the class M notes then outstanding (which, for this purpose and the purpose of any extraordinary resolution referred to in this NUMBER 9.3, means the class M notes of all series constituted by the trust deed); or

       o directed to by an extraordinary resolution of the class M noteholders.

       If any of the following events occurs and is continuing it is called a CLASS M NOTE EVENT OF DEFAULT:

       o the issuing entity fails to pay for a period of three business days any amount of interest or principal on the class M notes of any series when that payment is due and payable in accordance with the conditions; or

       o the occurrence of any of the other events in NUMBER 9.1 described above but so that any reference to the class A notes and the class A noteholders shall be read as references to the class M notes and the class M noteholders.

9.4    CLASS C NOTEHOLDERS

       The terms described in this NUMBER 9.4 will have no effect so long as any of the class A notes, the class B notes or the class M notes of any series are outstanding. Subject thereto, for so long as any class C notes of any series are outstanding, the note trustee may give notice of a class C note event of default (as defined in the following paragraph) in respect of the class C notes (a CLASS C NOTE ENFORCEMENT NOTICE), and shall give that notice if it is indemnified and/or secured to its satisfaction and it is:

       o required to by the holders of at least one quarter of the aggregate principal amount outstanding of the class C notes then outstanding (which, for this purpose and the purpose of any extraordinary resolution referred to in this NUMBER 9.4, means the class C notes of all series constituted by the trust deed); or

       o directed to by an extraordinary resolution of the class C noteholders.


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       If any of the following events occurs and is continuing it is called a
CLASS C NOTE EVENT OF DEFAULT:

       o the issuing entity fails to pay for a period of three business days any amount of interest or principal on the class C notes of any series when that payment is due and payable in accordance with the conditions; or

       o the occurrence of any of the other events in NUMBER 9.1 described above but so that any reference to the class A notes and the class A noteholders shall be read as references to the class C notes and the class C noteholders.

9.5    CLASS D NOTEHOLDERS

       The terms described in this NUMBER 9.5 will have no effect so long as any of the class A notes, the class B notes, the class M notes or the Class C notes of any series are outstanding. Subject thereto, for so long as any class D notes of any series are outstanding, the note trustee may give notice of a class D note event of default (as defined in the following paragraph) in respect of the class D notes (a CLASS D NOTE ENFORCEMENT NOTICE), and shall give that notice if it is indemnified and/or secured to its satisfaction and it is:

       o required to by the holders of at least one quarter of the aggregate principal amount outstanding of the class D notes then outstanding (which, for this purpose and the purpose of any extraordinary resolution referred to in this NUMBER 9.5, means the class D notes of all series constituted by the trust deed); or

       o directed to by an extraordinary resolution of the class D noteholders.

       If any of the following events occurs and is continuing it is called a CLASS D NOTE EVENT OF DEFAULT:

       o the issuing entity fails to pay for a period of three business days any amount of interest or principal on the class D notes of any series when that payment is due and payable in accordance with the conditions; or

       o the occurrence of any of the other events in NUMBER 9.1 described above but so that any reference to the class A notes and the class A noteholders shall be read as references to the class D notes and the class D noteholders.

10. ENFORCEMENT OF ISSUING ENTITY NOTES

       The note trustee may, at its discretion and without notice at any time and from time to time, take such steps against the issuing entity or any other person as it may think fit to enforce the provisions of the trust deed and the issuing entity notes or the issuing entity deed of charge or any of the other transaction documents to which it is a party and may, at its discretion, at any time after the security under the issuing entity deed of charge has become enforceable (including after the service of an note enforcement notice in accordance with NUMBER 9), instruct the issuing entity security trustee to take such steps as it may think fit to enforce the security under the issuing entity deed of charge. The note trustee shall not be bound to take steps or institute such proceedings or give such instructions unless:

       o (subject in all cases to restrictions contained in the trust deed to protect the interests of any higher ranking class of noteholders) it shall have been so directed by an extraordinary resolution (as described in NUMBER 11) of the class A noteholders, the class B noteholders, the class M noteholders, the class C noteholders and the class D noteholders (which for this purpose means the holders of any series of the class A notes, the class B notes, the Class M notes, the class C notes and the class D notes (as applicable)) or so requested in writing by the holders of at least one quarter in aggregate principal amount outstanding of the class A notes, the class B notes, the class M notes, the class C notes and the class D notes (as applicable) of all series then outstanding; and

       o      it shall have been indemnified and/or secured to its satisfaction.

       The issuing entity security trustee shall not, and shall not be bound to, take such steps or take any such other action unless it is so directed by the note trustee and indemnified and/or secured to its satisfaction.

       No noteholder may institute any proceedings against the issuing entity to enforce its rights under or in respect of the issuing entity notes or the trust deed unless (a) the note trustee or the issuing entity security trustee, as applicable, has become bound to institute proceedings and has failed to do so within a reasonable time and (b) the failure is continuing provided that no class B noteholder, class M


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       noteholder, class C noteholder or class D noteholder will be entitled to commence proceedings for the winding-up or administration of the issuing entity at any time unless:

       o there are no outstanding issuing entity notes of a class with higher priority; or

       o if issuing entity notes of a class with higher priority are outstanding, there is consent of noteholders of at least one quarter of the aggregate principal amount outstanding of the issuing entity notes outstanding of the class or classes of issuing entity notes with higher priority or pursuant to an extraordinary resolution of the holders of such class of issuing entity notes.

       In the event that:

       o the security under the issuing entity deed of charge is enforced and the issuing entity security trustee determines that (a) the proceeds of such enforcement, after distribution of such proceeds to the persons entitled thereto ranking in priority to the issuing entity notes under the issuing entity deed of charge and to the noteholders (to the extent entitled thereto) are insufficient to pay in full all principal and interest and other amounts whatsoever due in respect of the issuing entity notes and any claims ranking equally with such claims (b) such proceeds of enforcement have been so distributed in accordance with the terms of the issuing entity deed of charge and (c) there are no further assets available to pay principal and interest and other amounts whatsoever due in respect of the issuing entity notes; or

       o within 20 days following the final maturity date of the latest maturing issuing entity note, the issuing entity security trustee certifies that there is no further amount outstanding under the master intercompany loan agreement, then, the issuing entity security trustee is required to transfer or (as the case may be) procure the transfer of all (but not some only) of the class B notes and/or the class M notes and/or the class C notes and/or the class D notes, for a nominal amount, to the post enforcement call option holder, pursuant to the option granted to it by the issuing entity security trustee. The option is granted to acquire all of the class B notes, the class M notes, the class C notes and the class D notes, plus accrued interest on them. This is called the post enforcement call option. Immediately upon such transfer, no such former noteholder shall have any further interest in the issuing entity notes. Each class B noteholder, class M noteholder, class C noteholder and class D noteholder acknowledges that the issuing entity security trustee has the authority and the power to bind it in accordance with the terms and conditions set out in the "POST ENFORCEMENT CALL OPTION" and, by subscribing for or acquiring the issuing entity notes, it agrees to be bound in this way.

11.    MEETINGS OF NOTEHOLDERS, MODIFICATIONS AND WAIVER

11.1   MEETINGS OF NOTEHOLDERS

       The trust deed contains provisions for convening meetings of noteholders of any series and class (or sub-class) to consider any matter affecting their interests, including the sanctioning by extraordinary resolution of a modification of any provision of the terms and conditions of the US notes or the provisions of any of the transaction documents.

       In respect of the class A notes, the trust deed provides that (subject to NUMBER 11.2):

       o a resolution which, in the opinion of the note trustee, affects the interests of the holders of the class A notes of one sub-class or series (as the case may be) only shall be deemed to have been duly passed if passed at a meeting of the holders of the class A notes of that sub-class or series (as the case may be);

       o a resolution which, in the opinion of the note trustee, affects the interests of the holders of the class A notes of any two or more sub-classes or series (as the case may be) but does not give rise to a conflict of interest between the holders of any such two or more sub-classes or series (as the case may be) of class A notes shall be deemed to have been duly passed if passed at a single meeting of the holders of such two or more sub-classes or series (as the case may be) of class A notes; and

       o a resolution which, in the opinion of the note trustee, affects the interests of the holders of the class A notes of any two or more sub-classes or series (as the case may be)and gives or may give rise to a conflict of interest between the holders of such two or more sub-classes or series (as the case may be) of class A notes shall be deemed to have been duly passed only if, in lieu of being


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


              passed at a single meeting of the holders of such two or more sub-classes or series (as the case may be) of class A notes, it shall be duly passed at separate meetings of the holders of two or more sub-classes or series (as the case may be) of class A notes.

       In the case of a single meeting of the holders of two or more sub-classes or series of the class A notes which are not all denominated in the same currency, the principal amount outstanding of any class A note denominated in a currency other than sterling shall be converted into sterling at the relevant swap rate.

       In respect of the class B notes, the trust deed provides that (subject to NUMBER 11.2):

       o a resolution which, in the opinion of the note trustee, affects the interests of the holders of the class B notes of one sub-class or series (as the case may be) only shall be deemed to have been duly passed if passed at a meeting of the holders of the class B notes of that sub-class or series (as the case may be);

       o a resolution which, in the opinion of the note trustee, affects the interests of the holders of the class B notes of any two or more sub-classes or series (as the case may be) but does not give rise to a conflict of interest between the holders of any such two or more sub-classes or series (as the case may be) of the class B notes shall be deemed to have been duly passed if passed at a single meeting of the holders of such two or more sub-classes or series (as the case may be) of class B notes; and

       o a resolution which, in the opinion of the note trustee, affects the interests of the holders of the class B notes of any two or more sub-classes or series (as the case may be) and gives or may give rise to a conflict of interest between the holders of any such two or more sub-classes or series (as the case may be) of class B notes shall be deemed to have been duly passed only if, in lieu of being passed at a single meeting of the holders of such two or more sub-classes or series (as the case may be) of class B notes, it shall be duly passed at separate meetings of the holders of such two or more sub-classes or series (as the case may be) of class B notes.

       In the case of a single meeting of the holders of two or more sub-classes or series of the class B notes which are not all denominated in the same currency, the principal amount outstanding of any class B note denominated in a currency other than sterling shall be converted into sterling at the relevant swap rate.

       In respect of the class M notes, the trust deed provides that (subject to NUMBER 11.2):

       o a resolution which, in the opinion of the note trustee, affects the interests of the holders of the class M notes of one sub-class or series (as the case may be) only shall be deemed to have been duly passed if passed at a meeting of the holders of the class M notes of that sub-class or series (as the case may be);

       o a resolution which, in the opinion of the note trustee, affects the interests of the holders of the class M notes of any two or more sub-class or series (as the case may be) but does not give rise to a conflict of interest between the holders of any such two or more sub-classes or series (as the case may be) of class M notes shall be deemed to have been duly passed if passed at a single meeting of the holders of such two or more sub-classes or series (as the case may be) of class M notes; and

       o a resolution which, in the opinion of the note trustee, affects the interests of the holders of the class M notes of any two or more sub-classes or series (as the case may be) and gives or may give rise to a conflict of interest between the holders of any such two or more sub-classes or series (as the case may be) of class M notes shall be deemed to have been duly passed only if, in lieu of being passed at a single meeting of the holders of such two or more sub-classes or series (as the case may be) of class M notes, it shall be duly passed at separate meetings of the holders of such two or more sub-classes or series (as the case may be) of class M notes.

       In the case of a single meeting of the holders of two or more sub-classes or series of the class M notes which are not all denominated in the same currency, the principal amount outstanding of any class M note denominated in a currency other than sterling shall be converted into sterling at the relevant swap rate.

       In respect of the class C notes, the trust deed provides that (subject to NUMBER 11.2):

       o a resolution which, in the opinion of the note trustee, affects the interests of the holders of the class C notes of one sub-class or series (as the case may be) only shall be deemed to have been


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              duly passed if passed at a meeting of the holders of the class C notes of that sub-class or series (as the case may be);

       o a resolution which, in the opinion of the note trustee, affects the interests of the holders of the class C notes of any two or more sub-classes or series (as the case may be) but does not give rise to a conflict of interest between the holders of any such two or more sub-classes or series (as the case may be) of class C notes shall be deemed to have been duly passed if passed at a single meeting of the holders of such two or more sub-classes or series (as the case may be) of class C notes; and

       o a resolution which, in the opinion of the note trustee, affects the interests of the holders of the class C notes or any two or more sub-classes or series (as the case may be) and gives or may give rise to a conflict of interest between the holders of any such two or more sub-classes or series (as the case may be) of class C notes shall be deemed to have been duly passed only if, in lieu of being passed at a single meeting of the holders of such two or more sub-classes or series (as the case may be) of class C notes, it shall be duly passed at separate meetings of the holders of such two or more sub-classes or series (as the case may be) of class C notes.

       In the case of a single meeting of the holders of two or more sub-classes or series of the class C notes which are not all denominated in the same currency, the principal amount outstanding of any class C note denominated in a currency other than sterling shall be converted into sterling at the relevant swap rate.

       In respect of the class D notes, the trust deed provides that (subject to NUMBER 11.2):

       o a resolution which, in the opinion of the note trustee, affects the interests of the holders of the class D notes of one sub-class or series (as the case may be) only shall be deemed to have been duly passed if passed at a meeting of the holders of the class D notes of that sub-class or series (as the case may be);

       o a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of the class D notes of any two or more sub-classes or series (as the case may be) but does not give rise to a conflict of interest between the holders of any such two or more sub-classes or series (as the case may be) of class D notes, shall be deemed to have been duly passed if passed at a single meeting of the holders of such two or more sub-classes or series (as the case may be) of class D notes;

       o a resolution which, in the sole opinion of the note trustee, affects the interests of the holders of the class D notes of any two or more sub-classes or series (as the case may be) and gives or may give rise to a conflict of interest between the holders of any such two or more sub-classes or series (as the case may be) of class D notes, shall be deemed to have been duly passed only if, in lieu of being passed at a single meeting of the holders of such two or more sub-classes or series (as the case may be) of class D notes, it shall be passed at a separate meeting of the holders of each such two or more sub-classes or series (as the case may be) of class D notes.

       In the case of a single meeting of the holders of two or more sub-classes or series of the class D notes which are not all denominated in the same currency, the principal amount outstanding of any class D note denominated in a currency other than sterling shall be converted into sterling at the relevant swap rate.

       The quorum for any meeting of the noteholders of any series and class (or sub-class) of issuing entity notes or of any class of issuing entity notes of more than one series convened to consider a resolution (except for the purpose of passing an extraordinary resolution or a programme resolution (as defined in NUMBER 11.2) will be one or more persons holding or representing not less than 50 per cent. of the aggregate principal amount outstanding then outstanding of such series and class (or sub-class) of issuing entity notes or such class of issuing entity notes of more than one series or, at any adjourned meeting, one or more persons being or representing noteholders of such series and class (or sub-class) of issuing entity notes or such class of issuing entity notes of more than one series, whatever the aggregate principal amount outstanding then outstanding of the aggregate issuing entity notes so represented. A RESOLUTION means a resolution (excluding an extraordinary resolution or a programme resolution) passed at a meeting of noteholders duly convened and held in accordance with the provisions of the trust deed by a simple majority of the persons voting thereat upon a show of hands or if a poll is duly demanded by a simple majority of the votes cast on such poll.

       Subject to the following paragraph, the quorum at any meeting of the holders of any series or class (or sub-class) of issuing entity notes or of any class of issuing entity notes of more than one series of


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


       issuing entity notes convened to consider the passing of an extraordinary resolution (including, for the avoidance of doubt, a programme resolution (as defined in NUMBER 11.2)) shall (subject as provided below) be one or more persons holding or representing not less than 50 per cent. of the aggregate principal amount outstanding of the issuing entity notes of the relevant series and class (or sub-class) or of the class of issuing entity notes of more than one series of issuing entity notes or, at any adjourned and reconvened meeting, not less than one or more persons being or representing noteholders whatever the principal amount outstanding of the issuing entity notes of the relevant series and class (or sub-class) or of the class of issuing entity notes of more than one series of issuing entity notes.

       The quorum at any meeting of the holders of any series and class (or sub-class) of issuing entity notes or of any class of issuing entity notes of more than one series of issuing entity notes convened to consider an extraordinary resolution which includes the sanctioning of a modification which would have the effect of altering the amount or timing of payments of principal on the issuing entity notes of such series and class (or sub-class) or of such class or the rate, the day or the timing of payments of interest thereon or of the currency of payment of the issuing entity notes of such series and class (or sub-class) or of such class or altering the priority of payments or altering the quorum or majority required in relation to any resolution (each, a BASIC TERMS MODIFICATION, as more fully defined in the trust deed), shall be one or more persons holding or representing not less than 75 per cent. of the aggregate principal amount outstanding then outstanding of the issuing entity notes of the relevant series and class (or sub-class) or of the class of issuing entity notes of more than one series of issuing entity notes or, at any adjourned and reconvened meeting, 25 per cent. of the aggregate principal amount outstanding then outstanding of the issuing entity notes of the relevant series and class (or sub-class).

       An extraordinary resolution passed at any meeting of noteholders shall be binding on all of the noteholders of the relevant series and class (or sub-class) or of the class of issuing entity notes of more than one series of issuing entity notes whether or not they are present or represented at the meeting.

       A resolution signed by or on behalf of all the noteholders of the relevant series and class (or sub-class) or of the relevant class of more than one series of issuing entity notes who for the time being are entitled to receive notice of a meeting under the trust deed shall for all purposes be as valid and effective as an extraordinary resolution passed at a meeting of holders of such series and class (or sub-class) or of the relevant class of more than one series of issuing entity notes.

       Subject as provided in NUMBER 11.3:

       o an extraordinary resolution of the class A noteholders of any series shall be binding on all class B noteholders, all class M noteholders, all class C noteholders and all class D noteholders, in each case, of that series or of any other series;

       o no extraordinary resolution of the class B noteholders of any series shall take effect while the class A notes of that series or of any other series remain outstanding unless sanctioned by an extraordinary resolution of the class A noteholders of each series, or the note trustee, is of the opinion that it would not be materially prejudicial to the interests of the class A noteholders of any series (as applicable) and subject to this provision and to NUMBER 11.3, an extraordinary resolution of the class B noteholders of any series will be binding on the class M noteholders, the class C noteholders and the class D noteholders, in each case, of that or any other series irrespective of the effect upon them;

       o no extraordinary resolution of the class M noteholders of any series shall take effect while the class A notes or class B notes in each case, of that series or of any other series remain outstanding unless sanctioned by an extraordinary resolution of the class A noteholders and an extraordinary resolution of the class B noteholders, in each case of each series, or the note trustee, is of the opinion that it would not be materially prejudicial to the respective interests of the class A noteholders and/or the class B noteholders of any series (as applicable) and subject to this provision and to NUMBER 11.3, an extraordinary resolution of the class M noteholders of any series will be binding on the class C noteholders and the class D noteholders, in each case, of that or of any other series irrespective of the effect upon them;

       o no extraordinary resolution of the class C noteholders of any series shall take effect while the class A notes, class B notes or class M notes in each case, of that series or of any other series remain outstanding unless sanctioned by an extraordinary resolution of the class A noteholders, an extraordinary resolution of the class B noteholders and an extraordinary resolution of the class M noteholders, in each case of each series, or the note trustee, is of the opinion that it would not


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              be materially prejudicial to the respective interests of the class A noteholders, the class B noteholders and/or the class M noteholders of any series (as applicable) and subject to this provision and to NUMBER 11.3, an extraordinary resolution of the class C noteholders of any series will be binding on the class D noteholders, in each case, of that or any other series irrespective of the effect upon them; and

       o no extraordinary resolution of the class D noteholders of any series shall take effect while the class A notes, class B notes, class M notes or class C notes in each case, of that series or of any other series remain outstanding unless sanctioned by an extraordinary resolution of the class A noteholders, an extraordinary resolution of the class B noteholders, an extraordinary resolution of the class M noteholders and an extraordinary resolution of the class C noteholders, in each case, of each series, or the note trustee, is of the opinion that it would not be materially prejudicial to the respective interests of the class A noteholders, the class B noteholders, the class M noteholders and/or the class C noteholders of any series (as applicable).

11.2   PROGRAMME RESOLUTION

       Notwithstanding the provisions set out in NUMBER 11.1, any extraordinary resolution of the noteholders of any class of issuing entity notes of any series to direct the note trustee to take any enforcement action pursuant to NUMBERS 9 and 10 (a PROGRAMME RESOLUTION) shall only be capable of being passed at a single meeting of the noteholders of all series of such class of issuing entity notes. The quorum at any such meeting for passing a programme resolution shall be one or more persons holding or representing not less than half of the aggregate principal amount outstanding then outstanding of the issuing entity notes of such class or, at any adjourned and reconvened meeting, one or more persons being or representing noteholders of such class of issuing entity notes, whatever the aggregate principal amount outstanding of such class of issuing entity notes so held or represented by them.

11.3   APPROVAL OF MODIFICATIONS AND WAIVERS BY NOTEHOLDERS

       No extraordinary resolution of the noteholders of any one or more series of class A notes to sanction a modification of, or any waiver or authorisation of any breach or proposed breach of, any of the provisions of the transaction documents or the terms and conditions of the issuing entity notes shall take effect unless it has been sanctioned by an extraordinary resolution of the class B noteholders, an extraordinary resolution of the class M noteholders, an extraordinary resolution of the class C noteholders and an extraordinary resolution of the class D noteholders, in each case of each series, or the note trustee is of the opinion that it would not be materially prejudicial to the respective interests of the class B noteholders, the class M noteholders, the class C noteholders and the class D noteholders of any series.

       No extraordinary resolution of the noteholders of any one or more series of class B notes to sanction a modification of, or any waiver or authorisation of any breach or proposed breach of, any of the provisions of the transaction documents or the terms and conditions of the issuing entity notes shall take effect unless it has been sanctioned by an extraordinary resolution of the class M noteholders, an extraordinary resolution of the class C noteholders and an extraordinary resolution of the class D noteholders, in each case of each series, or the note trustee is of the opinion that it would not be materially prejudicial to the respective interests of the class M noteholders, the class C noteholders and the class D noteholders of any series.

       No extraordinary resolution of the noteholders of any one or more series of class M notes to sanction a modification of, or any waiver or authorisation of any breach or proposed breach of, any of the provisions of the transaction documents or the terms and conditions of the issuing entity notes shall take effect unless it has been sanctioned by an extraordinary resolution of the class C noteholders and an extraordinary resolution of the class D noteholders, in each case of each series, or the note trustee is of the opinion that it would not be materially prejudicial to the respective interests of the class C noteholders and the class D noteholders of any series.

       No extraordinary resolution of the noteholders of any one or more series of class C notes to sanction a modification of, or any waiver or authorisation of any breach or proposed breach of, any of the provisions of the transaction documents or the terms and conditions of such issuing entity notes shall take effect unless it has been sanctioned by an extraordinary resolution of the class D noteholders of each series, or the note trustee is of the opinion that it would not be materially prejudicial to the interests of the class D noteholders of any series.


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11.4   MODIFICATIONS AND WAIVER

       The note trustee may, without the consent of the noteholders, (a) other than in relation to a matter which is the subject of a basic terms modification, agree to any modification of, or to the waiver or authorisation of any breach or proposed breach of, the terms and conditions of the issuing entity notes or any of any series and class (or sub-class) of transaction documents which is not, in the opinion of the note trustee, materially prejudicial to the interests of the noteholders of any class of any series of issuing entity notes or materially prejudicial to the interests of any of the issuing entity swap providers or (b) determine that any note event of default shall not be treated as such, provided that it is not in the opinion of the note trustee materially prejudicial to the interest of the noteholders of the most senior class of any series of issuing entity notes then outstanding or
       (c) agree to any modification of any of the terms and conditions of any series and class (or sub-class) of issuing entity notes or any of the transaction documents which, in the opinion of the note trustee, is of a formal, minor or technical nature or is to correct a manifest or proven error established as such to the satisfaction of the note trustee or is to comply with the mandatory provisions of law or (d) agree to any modification of any of the terms and conditions of any series and class (or sub-class) of issuing entity notes or any transaction documents as expressly provided for in such transaction documents.

       Any of these modifications, authorisations, determinations or waivers will be binding on the noteholders and, unless the note trustee agrees otherwise, shall be promptly notified to the noteholders and the rating agencies in accordance with NUMBER 14 as soon as practicable thereafter.

       Where the note trustee or the issuing entity security trustee is required in connection with the exercise of its powers to have regard to the interests of the noteholders of a class, a series or series and class (or sub-class) thereof, it shall have regard to the interests of such noteholders as a class. In particular, the note trustee shall not have regard to, or be liable for, the consequences of such exercise for individual noteholders resulting from their being domiciled or resident in or connected with any particular territory. In connection with any such exercise, neither the note trustee nor the issuing entity security trustee shall be entitled to require, and no noteholder shall be entitled to claim, from the issuing entity or any other person, any indemnification or payment in respect of any tax consequence of any such exercise upon individual noteholders.

12. INDEMNIFICATION OF THE NOTE TRUSTEE AND THE ISSUING ENTITY SECURITY TRUSTEE

       The trust deed and the issuing entity deed of charge set out certain provisions for the benefit of the note trustee and the issuing entity security trustee. The following is a summary of such provisions and is subject to the more detailed provisions of the trust deed and the issuing entity deed of charge.

       The issuing entity transaction documents contain provisions governing the responsibility (and relief from responsibility) of the note trustee and the issuing entity security trustee and providing for their indemnification in certain circumstances, including, among others, provisions relieving the issuing entity security trustee from taking enforcement proceedings or enforcing the issuing entity security unless indemnified and/or secured to its satisfaction.

       The note trustee, the issuing entity security trustee and their related companies are entitled to enter into business transactions with the issuing entity, Abbey or related companies of either of them and to act as note trustee and issuing entity security trustee, respectively, for the holders of any new notes and for any person who is a party to any transaction document or whose obligations are comprised in the security or any of their subsidiary or associated companies, without accounting for any profit resulting from those transactions.

       Neither the note trustee nor the issuing entity security trustee will be responsible for any loss or liability suffered as a result of any assets in the issuing entity security, or any deeds or documents of title relating thereto, being uninsured or inadequately insured or being held by clearing organisations or their operators or by intermediaries such as banks, brokers or other similar persons on behalf of the note trustee and/or the issuing entity security trustee, as applicable.

       Furthermore, the note trustee and the issuing entity security trustee will be relieved of liability for making searches or other inquiries in relation to the assets comprising the issuing entity security. The note trustee and the issuing entity security trustee do not have any responsibility in relation to the legality and the enforceability of the trust arrangements and the related issuing entity security. Neither the note trustee nor the issuing entity security trustee will be obliged to take any action that might result in its incurring personal liabilities. Neither the note trustee nor the issuing entity security trustee is obliged to monitor or investigate the performance of any other person under the issuing entity transaction documents and is entitled to


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assume, until it has actual knowledge to the contrary, that all such persons are properly performing their duties, unless it receives express notice to the contrary.

       Neither the note trustee nor the issuing entity security trustee will be responsible for any deficiency that may arise because it is liable to tax in respect of the proceeds of any issuing entity security.

13. REPLACEMENT OF ISSUING ENTITY NOTES

       If individual note certificates are lost, stolen, mutilated, defaced or destroyed, the noteholder can replace them at the specified office of any paying agent. The noteholder will be required both to pay the expenses of producing a replacement and to comply with the issuing entity's reasonable requests for evidence and indemnity. The noteholder must surrender any defaced or mutilated issuing entity notes before replacements will be issued.

       If a global note certificate is lost, stolen, mutilated, defaced or destroyed, the issuing entity will deliver a replacement global note certificate to the registered holder upon satisfactory evidence and surrender of any defaced or mutilated global note certificate. Replacement will only be made upon payment of the expenses for a replacement and compliance with the issuing entity's, registrar's and paying agents' reasonable requests as to evidence and indemnity.

14.    NOTICE TO NOTEHOLDERS

       Notices to noteholders will be deemed to have been validly given if published in the Financial Times and, so long as amounts are outstanding on the US notes, The New York Times. However, a notice will also be treated as having been duly given if the information contained in that notice appears on the relevant page of the Reuters screen or other similar service approved by the note trustee and notified to noteholders. The notice will be deemed given on the date of first publication or when it first appears on the screen.

       While the issuing entity notes are represented by global note certificates, any notice to noteholders will be valid if published as described in the previous paragraph or if delivered to DTC, Euroclear and/or Clearstream, Luxembourg, as applicable.

       The note trustee may approve some other method of giving notice to noteholders or any series or class (or sub-class) or category of them having regard to market practice then prevailing and to the requirements of the stock exchanges on which the issuing entity notes are then listed and provided that notice of such other method is given to noteholders in such manner as the note trustee shall require.

15.    GOVERNING LAW

       The transaction documents and the issuing entity notes are and will be governed by English law, unless specifically stated to the contrary. Certain provisions of the transaction documents relating to the property situated in Scotland are governed by Scots law. Unless specifically stated to the contrary
(i) the courts of England are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with the transaction documents and the issuing entity notes and (ii) the issuing entity and the other parties to the transaction documents irrevocably submit to the non-exclusive jurisdiction of the courts of England.


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                       MATERIAL LEGAL ASPECTS OF THE LOANS

       The following discussion is a summary of the material legal aspects of English and Scottish residential property loans and mortgages. It is not an exhaustive analysis of the relevant law.

ENGLISH LOANS

GENERAL

       There are two parties to a mortgage. The first party is the mortgagor, who is the borrower and homeowner. The mortgagor grants the mortgage over his or her property. The second party is the mortgagee, who is the lender. Each loan will be secured by a mortgage which has a first ranking priority over all other mortgages secured on the property and over all unsecured creditors of the borrower, except in respect of certain statutory rights, which are granted statutory priority. Some flexible loans are secured by both a first and a second legal charge in favour of the seller. Each borrower is prohibited under the English mortgage conditions from creating another mortgage or other secured interest over the relevant property without the consent of the seller.

NATURE OF PROPERTY AS SECURITY

       There are two forms of title to land in England and Wales: registered and unregistered. Both systems of title can include both freehold and leasehold land.


REGISTERED TITLE

       Title to registered land is registered at the Land Registry. Each parcel of land is given a unique title number. Title to the land is evidenced by a title information document containing official copies of the entries on the register relating to that land.

       There are four classes of registered title. The most common is title absolute. A person registered with title absolute owns the land free from all interests other than those entered on the register, those classified as overriding interests, certain equitable interests (as between the landowner and the beneficiary of those interests only and of which the landowner has notice) and (in the case of leasehold land) all implied and express covenants, obligations and liabilities incident to the land.

       The official copy of the registered title will reveal the present owner of the land, together with any legal charges and other interests affecting the land. However, the Land Registration Act 2002 provides that some interests in the land will bind the land even though they are not capable of registration at the Land Registry. The official copy of the registered title will also contain a plan indicating the location of the land. However, this plan is not conclusive as to matters such as the location of boundaries.

UNREGISTERED TITLE

       All land in England and Wales is now subject to compulsory registration on the happening of any of a number of trigger events, which includes the granting of a first legal mortgage. However, a small proportion of land in England and Wales (typically where the land has been in the same ownership for a number of years) is still unregistered. Title to unregistered land is proved by establishing a chain of documentary evidence to title going back at least 15 years. Where the land is affected by third party rights, some of those rights can be proved by documentary evidence or by proof of continuous exercise of the rights for a prescribed period and do not require registration. However, other rights would have to be registered at the Central Land Charges Registry in order to be effective against a subsequent purchaser of the land.

TAKING SECURITY OVER LAND

       Where land is registered, a mortgagee must register its mortgage at the Land Registry in order to secure priority over any subsequent mortgagee. Priority of mortgages over registered land is governed by the date of registration of the mortgage rather than date of creation. However, a prospective mortgagee is able to obtain a priority period within which to register his mortgage. If the mortgagee submits a proper


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application for registration during this period, its interest will take priority over any application for registration of any interest which is received by the Land Registry during this priority period.

       In the system of unregistered land, the mortgagee protects its interest by retaining possession of the title deeds to the property. Without the title deeds to the property, the borrower is unable to establish the necessary chain of ownership, and is therefore effectively prevented from dealing with its land without the consent of the mortgagee. Priority of mortgages over unregistered land is governed first by the possession of title deeds, and in relation to subsequent mortgages by the registration of a land charge.

THE SELLER AS MORTGAGEE

       The sale of the English mortgages by the seller to the mortgages trustee will take effect in equity only. The mortgages trustee will not apply to the Land Registry or the Central Land Charges Registry to register or record its equitable interest in the mortgages. The consequences of this are explained in the section "RISK FACTORS - THERE MAY BE RISKS ASSOCIATED WITH THE FACT THAT THE MORTGAGES TRUSTEE HAS NO LEGAL TITLE TO THE MORTGAGES, WHICH MAY ADVERSELY AFFECT THE PAYMENTS ON THE ISSUING ENTITY NOTES".

ENFORCEMENT OF MORTGAGES

       If a borrower defaults under a loan, the English mortgage conditions provide that all monies under the loan will become immediately due and payable. The seller or its successors or assigns would then be entitled to recover all outstanding principal, interest and fees under the covenant of the borrower contained in the English mortgage conditions to pay or repay those amounts. In addition, the seller or its successors or assigns may enforce its mortgage in relation to the defaulted loan. Enforcement may occur in a number of ways, including the following:

       o The mortgagee may enter into possession of the property. If it does so, it does so in its own right and not as agent of the mortgagor, and so may be personally liable for mismanagement of the property and to third parties as occupier of the property.

       o      The mortgagee may lease the property to third parties.

       o The mortgagee may foreclose on the property. Under foreclosure procedures, the mortgagor's title to the property is extinguished so that the mortgagee becomes the owner of the property. The remedy is, because of procedural constraints, rarely used.

       o The mortgagee may appoint a receiver to deal with income from the property or exercise other rights delegated to the receiver by the mortgagee. A receiver is the agent of the mortgagor and so, unlike when the mortgagee enters possession of the property, in theory the mortgagee is not liable for the receiver's acts or as occupier of the property. In practice, the receiver will require indemnities from the mortgagee that appoints it.

       o The mortgagee may sell the property, subject to various duties to ensure that the mortgagee exercises proper care in relation to the sale. This power of sale arises under the Law of Property Act 1925. The purchaser of a property sold pursuant to a mortgagee's power of sale becomes the owner of the property.

       There is a requirement for a court order to enforce a land mortgage securing a loan to the extent that the credit agreement is regulated by the CCA or treated as such or, on and from N(M), is a regulated mortgage contract that would otherwise be regulated by the CCA or treated as such. See further "RISK FACTORS - IF THE ISSUING ENTITY'S INTERPRETATION OF CERTAIN TECHNICAL RULES UNDER THE CCA WERE HELD TO BE INCORRECT BY A COURT OR THE OMBUDSMAN OR WAS CHALLENGED BY A SIGNIFICANT NUMBER OF BORROWERS, OR BORROWERS WERE TO EXERCISE RIGHTS OF SET-OFF TO THE EXTENT AVAILABLE UNDER THE CCA, THERE COULD BE MATERIAL DISRUPTION TO THE INCOME FLOW FROM THE MORTGAGES TRUST".

SCOTTISH LOANS

GENERAL

       A standard security is the only means of creating a fixed charge over heritable or long leasehold property in Scotland. Its form must comply with the requirements of the Conveyancing and Feudal Reform (Scotland) Act 1970 (the 1970
Act). There are two parties to a standard security. The first party is the grantor, who is the borrower and homeowner. The grantor grants the standard security over its property (and is generally the only party to execute the standard security). The second party is the grantee of the standard


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security, who is the lender, and is termed the heritable creditor. Each Scottish loan will be secured by a standard security which has a first ranking priority over all other standard securities secured on the property and over all unsecured creditors of the borrower. Some flexible loans are secured by both a first and a second ranking standard security in favour of the seller. If a borrower creates a subsequent standard security over the relevant property in favour of a third party, upon intimation of that subsequent standard security to the seller (in its capacity as trustee for the mortgages trustee pursuant to the relevant Scottish declaration of trust granted by the seller in favour of the mortgages trustee), the prior ranking of the seller's standard security shall be restricted to security for advances made prior to such intimation, plus advances made subsequent to such intimation which the seller is obliged to advance, plus interest and expenses in respect thereof.

       The 1970 Act automatically imports a statutory set of "STANDARD CONDITIONS" into all standard securities, although the majority of these may be varied by agreement between the parties. The seller, along with most major lenders in the residential mortgage market in Scotland, has elected to vary the Standard Conditions by means of its own set of Scottish mortgage conditions, the terms of which are in turn imported into each standard security. The main provisions of the Standard Conditions which cannot be varied by agreement relate to enforcement, and in particular the notice and other procedures that require to be carried out as a preliminary to the exercise of the heritable creditor's rights on a default by the borrower.

NATURE OF PROPERTY AS SECURITY

       While title to all land in Scotland is registered there are currently two possible forms of registration, namely the Land Register and Sasine Register. Both systems of registration can include both heritable (the Scottish equivalent to freehold) and long leasehold land.

LAND REGISTER

       This system of registration was established by the Land Registration (Scotland) Act 1979 and now applies to the whole of Scotland. Any sale of land (including a long leasehold interest in land) the title to which has not been registered in the Land Register or the occurrence of certain other events in relation thereto (but not the granting of a standard security alone) triggers its registration in the Land Register, when it is given a unique title number. Title to the land and the existence of any standard security over it are established by the entries on the Land Register relating to that land. Prior to 22 January 2007 the holder of the title received a land certificate containing official copies of the relevant entries on the Land Register. Similarly, the holder of any standard security over the land in question received a charge certificate containing official copies of the entries relating to that security. However, in terms of the Automated Registration of Title to Land (Electronic Communications) (Scotland) Order 2006 and the Land Registration (Scotland) Rules 2006, with effect from 22 January 2007 such land and charge certificates are only issued to the relevant title or security holder if so requested at the time of the relevant registration and otherwise are available in electronic form only. A person registered in the Land Register owns the land free from all interests other than those entered on the Register, those classified as overriding interests and any other interests implied by law.

       The relevant Land Register entries and land certificate (whether in paper or electronic form) will reveal the present owners of the land, together with any standard securities and other interests (other than certain overriding interests and any other interests implied by law) affecting the land. They will also contain a plan indicating the location of the land. While this plan is not in all circumstances conclusive as to the location of the boundaries of the land, it cannot be amended if this would be to the prejudice of a proprietor in possession of the land, unless this indemnity has been expressly excluded in the relevant Land Register entries and Land Certificate.

SASINE REGISTER

       Title to all land in Scotland where no event has yet occurred to trigger registration in the Land Register is recorded in the General Register of Sasines. Title to such land is proved by establishing a chain of documentary evidence of title going back at least ten years. Where the land is affected by third party rights, some of those rights can be proved by documentary evidence or by proof of continuous exercise of the rights for a prescribed period and do not require registration. However, other rights (including standard securities) would have to be recorded in the Sasine Register in order to be effective against a subsequent purchaser of the land.

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TAKING SECURITY OVER LAND

       A heritable creditor must register its standard security in the Land Register or the Sasine Register (as applicable) in order to perfect its security and secure priority over any subsequent standard security. Until such registration occurs, a standard security will not be effective against a subsequent purchaser or the heritable creditor under another standard security over the property. Priority of standard securities is (subject to express agreement to the contrary between the security holders) governed by the date of registration rather than the date of execution. There is no equivalent in Scotland to the priority period system which operates in relation to registered land in England and Wales.

THE SELLER AS HERITABLE CREDITOR

       The sale of the Scottish mortgages by the seller to the mortgages trustee has been given effect by a number of declarations of trust by the seller (and any sale of Scottish mortgages in the future will be given effect by further declarations of trust), by which the beneficial interest in the Scottish mortgages is transferred to the mortgages trustee. Such beneficial interest (as opposed to the legal title) cannot be registered in the Land or Sasine Registers. The consequences of this are explained in the section "RISK FACTORS - THERE MAY BE RISKS ASSOCIATED WITH THE FACT THAT THE MORTGAGES TRUSTEE HAS NO LEGAL TITLE TO THE MORTGAGES, WHICH MAY ADVERSELY AFFECT THE PAYMENTS ON THE ISSUING ENTITY NOTES".

ENFORCEMENT OF MORTGAGES

       If a borrower defaults under a loan, the Scottish mortgage conditions provide that all monies under the loan will become immediately due and payable. The seller or its successors or assignees would then be entitled to recover all outstanding principal, interest and fees under the obligation of the borrower contained in the Scottish mortgage conditions to pay or repay those amounts. In addition, the seller or its successors or assignees may enforce its standard security in relation to the defaulted loan. Enforcement may occur in a number of ways, including the following (all of which arise under the 1970 Act):

       o The heritable creditor may enter into possession of the property. If it does so, it does so in its own right and not as agent of the borrower, and so may be personally liable for mismanagement of the property and to third parties as occupier of the property.

       o The heritable creditor may grant a lease over the property of up to seven years (or longer with the courts' permission) to third parties.

       o The heritable creditor may sell the property, subject to various duties to ensure that the sale price is the best that can reasonably be obtained. The purchaser of a property sold pursuant to a heritable creditor's power of sale becomes the owner of the property.

       o The heritable creditor may, in the event that a sale cannot be achieved, foreclose on the property. Under foreclosure procedures the borrower's title to the property is extinguished so that the heritable creditor becomes the owner of the property. The remedy is however rarely used.

       In contrast to the position in England and Wales, the heritable creditor has no power to appoint a receiver under the standard security.

       There is a requirement for a court order to enforce a standard security securing a loan to the extent that the credit agreement is regulated by the CCA or treated as such or, on and from N(M), is a regulated mortgage contract that would otherwise be regulated by the CCA or treated as such. See further "RISK FACTORS - IF THE ISSUING ENTITY'S INTERPRETATION OF CERTAIN TECHNICAL RULES UNDER THE CCA WERE HELD TO BE INCORRECT BY A COURT OR THE OMBUDSMAN OR WAS CHALLENGED BY A SIGNIFICANT NUMBER OF BORROWERS, OR BORROWERS WERE TO EXERCISE RIGHTS OF SET-OFF TO THE EXTENT AVAILABLE UNDER THE CCA, THERE COULD BE MATERIAL DISRUPTION TO THE INCOME FLOW FROM THE MORTGAGES TRUST".

BORROWER'S RIGHT OF REDEMPTION

       Under Section 11 of the Land Tenure Reform (Scotland) Act 1974 the grantor of any standard security over residential property has an absolute right, on giving appropriate notice, to redeem that standard security once it has subsisted for a period of 20 years, subject only to the payment of certain sums specified in Section 11 of that Act. These specified sums consist essentially of the principal monies advanced by the lender, interest thereon and expenses incurred by the lender in relation to that standard security.

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                             UNITED KINGDOM TAXATION

       The comments below, which are of a general nature and based on current United Kingdom tax law and H.M. Revenue & Customs published practice, describe only the United Kingdom withholding tax treatment of payments of principal and interest in respect of the issuing entity notes. They do not deal with any other United Kingdom tax implications of acquiring, holding or disposing of issuing entity notes. Slaughter and May, United Kingdom tax advisers to the issuing entity (UK TAX COUNSEL), has prepared and reviewed this summary and the opinions of UK tax counsel are contained in this summary. Prospective noteholders who are unsure as to their tax position should seek their own professional advice.

PAYMENT OF INTEREST ON THE ISSUING ENTITY NOTES

       Payments of interest on the issuing entity notes may be made without deduction or withholding on account of United Kingdom income tax provided that the issuing entity notes are and continue to be listed on a "RECOGNISED STOCK EXCHANGE" within the meaning of section 1005 of the Income Tax Act 2007 (the
ACT). The London Stock Exchange is a recognised stock exchange. Securities will be treated as listed on the London Stock Exchange if they are included in the Official List (within the meaning of and in accordance with the provisions of Part 6 of the Financial Services and Markets Act 2000) and admitted to trading on the London Stock Exchange. Provided, therefore, that the issuing entity notes are and remain so listed, interest on the issuing entity notes will be payable without withholding or deduction on account of United Kingdom tax.

       Interest on the issuing entity notes may also be paid without withholding or deduction on account of United Kingdom tax where interest on the issuing entity notes is paid by a company and, at the time the payment is made, the issuing entity reasonably believes (and any person by or through whom interest on the issuing entity notes is paid reasonably believes) that the beneficial owner is within the charge to United Kingdom corporation tax as regards the payment of interest; provided that H.M. Revenue & Customs has not given a direction (in circumstances where it has reasonable grounds to believe that the above exemption is not available in respect of such payment of interest at the time the payment is made) that the interest should be paid under deduction of tax.

       Interest on the issuing entity notes may also be paid without withholding or deduction on account of United Kingdom tax where the maturity of the issuing entity notes is less than 365 days from the date of issue and where issuing entity notes are not issued under arrangements the effect of which is to render such issuing entity notes part of a borrowing with a total term of a year or more.

       In other cases, an amount must generally be withheld from payments of interest on the issuing entity notes on account of United Kingdom income tax at the savings rate (currently 20 per cent.). However, where an applicable double tax treaty provides for a lower rate of withholding tax (or for no tax to be withheld) in relation to interest paid to a noteholder, H.M. Revenue & Customs can issue a notice to the issuing entity to pay interest to the noteholder without deduction of tax (or for interest to be paid with tax deducted at the rate provided for in the relevant double tax treaty).

       Noteholders may wish to note that in certain circumstances, H.M. Revenue & Customs has power to obtain information (including the name and address of the beneficial owner of the interest) from any person in the United Kingdom who either pays or credits interest to, or receives interest for the benefit of, a noteholder. H.M. Revenue & Customs also has power, in certain circumstances, to obtain information from any person in the United Kingdom who pays amounts payable on the redemption of issuing entity notes which are deeply discounted securities for the purposes of the Income Tax (Trading and Other Income) Act 2005 to, or receives such amounts for the benefit of, another person. H.M. Revenue & Customs published practice indicates that it will not exercise its power to require this information where such amounts are paid on or before 5 April 2008. Such information may include the name and address of the beneficial owner of the amount payable on redemption. Any information obtained may, in certain circumstances, be exchanged by H.M. Revenue & Customs with the tax authorities of the jurisdiction in which the noteholder is resident for tax purposes.

EU SAVINGS DIRECTIVE

       Under EC Council Directive 2003/48/EC on the taxation of savings income (the EU Savings Directive), a Member State is required to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other


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Member State. However, for a transitional period, Belgium, Luxembourg and
Austria are instead required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries). A number of non-EU countries and territories including Switzerland have adopted similar measures (a withholding system in the case of Switzerland).

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                             UNITED STATES TAXATION

       The following section discusses the material federal income tax consequences of the purchase, ownership and disposition of the offered notes (the OFFERED NOTES) that may be relevant to a noteholder that is a UNITED STATES PERSON (as defined later in this section) or that otherwise is subject to US federal income taxation on a net income basis in respect of an offered note (any such United States person or holder, a US HOLDER). In general, this discussion assumes that a holder acquires an offered note at par at original issuance and holds such note as a capital asset. It does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase the offered notes. In particular, it does not discuss special tax considerations that may apply to certain types of taxpayers, including dealers in stocks, securities or notional principal contracts; traders in securities electing to mark to market; banks, savings and loan associations and similar financial institutions; taxpayers whose functional currency is other than the US dollar; taxpayers that hold an offered note as part of a hedge or straddle or a conversion transaction, within the meaning of section 1258 of the US Internal Revenue Code of 1986, as amended (the CODE); and subsequent purchasers of offered notes. In addition, this discussion does not describe any tax consequences arising under the laws of any taxing jurisdiction other than the US federal government.

GENERAL

       This discussion is based on the United States tax laws, regulations, rulings and decisions in effect or available on the date of this prospectus, subject to any qualifications set out in the relevant prospectus supplement. All of the foregoing are subject to change, and any change may apply retroactively and could affect the continued validity of this discussion.

       Cleary Gottlieb Steen & Hamilton LLP, US tax advisers to the issuing entity (US TAX COUNSEL), has prepared and reviewed this discussion of material US federal income tax consequences. As described under "- TAX STATUS OF THE ISSUING ENTITY, FUNDING, MORTGAGES TRUSTEE AND THE MORTGAGES TRUST", US tax counsel is of the opinion that the mortgages trustee acting as trustee of the mortgages trust, Funding and the issuing entity will not be subject to US federal income tax as a result of their contemplated activities. As described further under "-CHARACTERISATION OF THE OFFERED NOTES AND - OFFERED NOTES AS DEBT OF FUNDING", it is anticipated that US tax counsel will deliver their opinion, which will be contained in the relevant prospectus supplement, that although there is no authority on the treatment of instruments substantially similar to the offered notes, the offered notes to which the relevant prospectus supplement relate will be treated as debt for US federal income tax purposes (either of the issuing entity or of Funding, as described below). Except as described in the two preceding sentences (and set forth in the corresponding opinions), US tax counsel will render no opinions relating to the offered notes or the parties to the transaction.

       An opinion of US tax counsel is not binding on the US Internal Revenue Service (the IRS) or the courts, and no rulings will be sought from the IRS on any of the issues discussed in this section. Accordingly, persons considering the purchase of offered notes are encouraged to consult their own tax advisors as to the personal US federal income tax consequences of the purchase, ownership and disposition of the offered notes, including the possible application of state, local, non-US or other tax laws, and other US tax issues affecting the transaction.

       As used in this section, the term UNITED STATES PERSON means a person who is a citizen or resident of the United States, a US domestic corporation or partnership, any estate the income of which is subject to US federal income tax regardless of the source of its income, or any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more US persons have the authority to control all substantial decisions of the trust.

TAX STATUS OF THE ISSUING ENTITY, FUNDING, MORTGAGES TRUSTEE AND THE MORTGAGES TRUST

       Under the transaction documents, each of the issuing entity, Funding and the mortgages trustee acting in its capacity as trustee of the mortgages trust covenants not to engage in any activities in the United States (directly or through agents), not to derive any income from sources within the United States as determined under US federal income tax principles, and not to hold any property if doing so would cause it to be engaged or deemed to be engaged in a trade or business within the United States as determined under US federal income tax principles. US tax counsel is of the opinion that, assuming compliance with the foregoing restrictions, none of the issuing entity, Funding or the mortgages trustee acting in its capacity as trustee of the mortgages trust will be subject to US federal income tax. No elections will be made to treat the


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issuing entity, Funding or the mortgages trust or any of their assets as a REMIC
(a type of securitisation vehicle having a special tax status under the Code).

CHARACTERISATION OF THE OFFERED NOTES

       Subject to the discussion of US taxation in the relevant prospectus supplement, it is anticipated that US tax counsel will deliver its opinion, which will be contained in the relevant prospectus supplement, that although there is no authority regarding the treatment of instruments that are substantially similar to the offered notes to which the relevant prospectus supplement relates, the offered notes will be treated as debt for US federal income tax purposes (either of the issuing entity or of Funding, as described under "- OFFERED NOTES AS DEBT OF FUNDING"). The issuing entity intends to treat the offered notes as indebtedness of the issuing entity for all purposes, including US tax purposes.

       The discussion below assumes that the offered notes will be treated as debt for US tax purposes. The offered notes will not be qualifying assets in the hands of domestic savings and loan associations, real estate investment trusts, or REMICs under sections 7701(a)(19)(C), 856(c)(5)(B) or 860G(a)(3) of the Code, respectively.

TAXATION OF US HOLDERS OF THE OFFERED NOTES

QUALIFIED STATED INTEREST AND ORIGINAL ISSUE DISCOUNT. Subject to the discussion of US taxation in the relevant prospectus supplement, it is anticipated that a US holder of an offered note will treat stated interest on the offered notes as ordinary interest income when paid or accrued, in accordance with its tax method of accounting, and that the offered notes will not be considered to have original issue discount.

SALES AND RETIREMENT. In general, a US holder of an offered note will have a basis in such note equal to the cost of the offered note to such holder, and reduced by any payments thereon other than payments of stated interest. Upon a sale, exchange or retirement of the offered note, a US-holder generally will recognise gain or loss equal to the difference between the amount realised on the sale, exchange or retirement (less any accrued interest, which will be taxable as such) and the holder's tax basis in the offered note. Such gain or loss will be long-term capital gain or loss if the US holder has held the offered note for more than one year at the time of disposition. Long-term capital gains recognised by an individual holder generally are subject to tax at a lower rate than short-term capital gains or ordinary income. The deductibility of capital losses is subject to limitations.

OFFERED NOTES AS DEBT OF FUNDING

       The IRS could possibly seek to characterise the offered notes as ownership interests in the related term advance between the issuing entity and Funding (the RELATED ADVANCE), rather than as debt of the issuing entity. If the IRS were successful in such a characterisation, a US holder of an offered note would be treated as owning (a) a pro rata share of the related advance, which will be treated as debt for US federal income tax purposes and (b) an interest in the related issuing entity dollar currency swap. Treasury regulations permit taxpayers meeting certain requirements to integrate a debt instrument and a related currency hedge and to treat them for most tax purposes as if they were a synthetic debt instrument having the terms of the debt instrument and hedge combined. Integrating the related advance and issuing entity dollar currency swap would create a synthetic debt instrument having the characteristics of the offered notes and hence would produce largely the same result as if the offered notes were not recharacterised as debt of Funding.

       The integration regulations apply only if a taxpayer creates a record identifying the debt instrument and hedge on or before the close of the date the hedge is entered into. The issuing entity will create a record that is intended to provide such identification effective for each US holder as of the date of acquisition of an offered note. By its acquisition of an offered note, each US holder agrees to appoint the issuing entity as its agent for this purpose. The IRS could challenge the effectiveness of such an identification made on behalf of a group of taxpayers. The integration rules would not apply to a US holder that is related to any issuing entity dollar currency swap provider.

       If a issuing entity dollar currency swap terminated before the offered notes were retired, and the integration regulations applied, then a US holder may be considered to recognise gain or loss as if the holder had sold for fair market value his interest in the related advance. Moreover, for periods following such termination, the integration rules would no longer apply to the related advance except in the discretion of the IRS.

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

       If any issuing entity dollar currency swap was not integrated with the related advance, then a US holder would calculate separately income and deductions from that issuing entity dollar currency swap and income from the related advance. For most holders, the tax consequences of treating a issuing entity dollar currency swap and the related advance separately would be similar to the treatment if they were combined, but there could be differences. For example, income from a issuing entity dollar currency swap may be sourced differently from income from the related advance and would always be computed under an accrual method. Individual taxpayers may be allowed deductions for payments made under issuing entity dollar currency swaps only as a miscellaneous itemised deduction (which is allowed for regular tax purposes only subject to limitations and is not allowed for alternative minimum tax purposes). US holders may wish to consult their own tax advisors regarding the possible treatment of offered notes as debt of Funding, application of the integration rules, and the consequences of an inability to integrate a issuing entity dollar currency swap and the related advance.

INFORMATION REPORTING AND BACKUP WITHHOLDING

       The paying agent will be required to file information returns with the IRS with respect to payments on the offered notes made to certain US holders. In addition, certain US holders may be subject to US backup withholding tax in respect of such payments if they do not provide their taxpayer identification numbers to the paying agent, and may also be subject to information reporting and backup withholding requirements with respect to proceeds from a sale of the offered notes.

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

                              ERISA CONSIDERATIONS

       The offered notes should be eligible for purchase by employee benefit plans and other plans subject to the US Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the provisions of section 4975 of the Code and by governmental, church or non-US plans that are subject to US or non-US state, local or other federal law that is substantially similar to ERISA or section 4975 of the Code (SIMILAR LAW), subject to consideration of the issues described in this section. ERISA imposes certain requirements on employee benefit plans (as defined in section 3(3) of ERISA) subject to ERISA, including entities such as collective investment funds and separate accounts whose underlying assets include the assets of such plans (collectively, ERISA Plan) and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirements of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the Plan. The prudence of a particular investment must be determined by the responsible fiduciary of an ERISA Plan by taking into account the ERISA Plan's particular circumstances and all of the facts and circumstances of the investment including, but not limited to, the matters discussed under "RISK FACTORS" and the fact that in the future there may be no market in which such fiduciary will be able to sell or otherwise dispose of the offered notes.

       Section 406 of ERISA and section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, the PLANS)) and certain persons (referred to as parties in interest or disqualified persons) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under, including a plan fiduciary, ERISA and the Code.

       The seller, the issuing entity, the servicer, the mortgages trustee, Funding or any other party to the transactions contemplated by the transaction documents may be parties in interest or disqualified persons with respect to many Plans. Prohibited transactions within the meaning of section 406 of ERISA or section 4975 of the Code may arise if any of the offered notes is acquired or held by a Plan with respect to which the issuing entity, the servicer, the mortgages trustee, Funding or any other party to such transactions is a party in interest or a disqualified person. Certain exemptions from the prohibited transaction provisions of section 406 of ERISA and section 4975 of the Code may be applicable, however, depending in part on the type of Plan fiduciary making the decision to acquire any such issuing entity notes and the circumstances under which such decision is made. Included among these exemptions are section 408(b)(17) of ERISA and section 4975(d)(20) of the Code (relating to transactions between a person that is a party in interest (other than a fiduciary or an affiliate that has or exercises discretionary authority or control or renders investment advice investment advice with respect to assets involved in the transaction) solely by reason of providing services to the plan, provided that there is adequate consideration for the transaction), Prohibited Transaction Class Exemption (PTCE) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "QUALIFIED PROFESSIONAL ASSET MANAGER"), PTCE 95-60 (relating to transactions involving insurance company general accounts), PTCE 90-1 (relating to investments by insurance company pooled separate accounts) and PTCE 96-23 (relating to transactions determined by in-house asset managers). Prospective investors should consult with their advisors regarding the prohibited transaction rules and these exceptions. There can be no assurance that any of these exemptions or any other exemption will be available with respect to any particular transaction involving any such issuing entity notes.

       Each purchaser and subsequent transferee of any offered note will be deemed by such purchase or acquisition of any such note to have represented and warranted, on each day from the date on which the purchaser or transferee acquires such note through and including the date on which the purchaser or transferee disposes of such note, either that (a) it is not a Plan or an entity whose underlying assets include the assets of any Plan or a governmental, church or non-US plan which is subject to Similar Law or (b) its purchase, holding and disposition of such note will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code (or, in the case of a governmental, church or non-US plan, a violation of Similar Law any substantially similar federal, state or local law of the United States) for which an exemption is not available.

       In addition, the US Department of Labor has promulgated a regulation, 29 C.F.R. section 2510.3-101 (the PLAN ASSET REGULATION), as modified by section 3(42) of ERISA, describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of certain provisions of ERISA,


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

including the fiduciary responsibility provisions of Title I of ERISA, and section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests in an "EQUITY INTEREST" of an entity that is neither a "PUBLICLY-OFFERED SECURITY" nor a security issued by an investment company registered under the Investment Company Act, the Plan's assets include both the equity interest and an undivided interest in each of the entity's underlying assets, unless one of the exceptions to such treatment described in the Plan Asset Regulation applies. Under the Plan Asset Regulation, a security which is in form debt may be considered an "EQUITY INTEREST" if it has "SUBSTANTIAL EQUITY FEATURES". If the issuing entity were deemed under the Plan Asset Regulation to hold plan assets by reason of a Plan's investment in any of the offered notes, such plan assets would include an undivided interest in the assets held by the issuing entity and transactions by the issuing entity would be subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and section 4975 of the Code. While there is little pertinent authority in this area and no assurance can be given, the issuing entity believes that the offered notes should not be treated as "EQUITY INTERESTS" for the purposes of the Plan Asset Regulation.

       Any insurance company proposing to purchase any of the offered notes using the assets of its general account should consider the extent to which such investment would be subject to the requirements of ERISA in light of the US Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank and under any subsequent guidance that may become available relating to that decision. In particular, such an insurance company should consider the retroactive and prospective exemptive relief granted by the US Department of Labor for transactions involving insurance company general accounts in PTCE 95-60, 60 Fed. Reg. 35925 (12 July, 1995), the enactment of section 401(c) of ERISA by the Small Business Job Protection Act of 1996 (including, without limitation, the expiration of any relief granted thereunder) and the Insurance Company General Account Regulations, 65 Fed. Reg. No. 3 (5 January 2000) (to be codified at 29 C.F.R. pt. 2550) that became generally applicable on 5 July 2001.

       Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold any of the offered notes should determine whether, under the documents and instruments governing the Plan, an investment in such issuing entity notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. Any Plan proposing to invest in such issuing entity notes (including any governmental plan) should consult with its counsel to confirm that such investment will not result in a non-exempt prohibited transaction and will satisfy the other requirements of ERISA and the Code (or, in the case of a governmental, church or non-US plan, any substantially similar state, local or other federal law).

       The sale of any offered notes to a Plan is in no respect a representation by the seller, the issuing entity, the servicer, the mortgages trustee, Funding or any other party to the transactions that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

       The issuing entity notes (other than any offered notes) may not be purchased or held by a Plan or an entity whose underlying assets include the assets of any Plan. Each purchaser and subsequent transferee of any such note will be deemed by such purchase or acquisition of any such note to have represented and warranted, on each day from the date on which the purchaser or transferee acquires such note through and including the date on which the purchaser or transferee disposes of such note, that it is not a Plan or an entity whose underlying assets include the assets of any Plan.

       Any further ERISA considerations with respect to specific issuing entity notes may be found in the relevant prospectus supplement.

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

              ENFORCEMENT OF FOREIGN JUDGMENTS IN ENGLAND AND WALES

       The issuing entity is a United Kingdom public limited company incorporated with limited liability in England and Wales. Any final and conclusive judgment of any United States federal or state court having jurisdiction recognised by England or Wales in respect of an obligation of the issuing entity in respect of the issuing entity notes which is for a fixed sum of money and which has not been stayed or satisfied in full, would be enforceable by action against the issuing entity in the courts of England and Wales without a re-examination of the merits of the issues determined by the proceedings in that United States federal or state court, as applicable, unless:

       o the proceedings in that United States federal or state court, as applicable, involved a denial of the principles of natural or substantial justice;

       o      the judgment is contrary to the public policy of England or Wales;

       o the judgment was obtained by fraud or duress or was based on a clear mistake of fact;

       o the judgment is of a public nature (for example, a penal or revenue judgment);

       o there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment of the United States federal or state court, as applicable;

       o enforcement would breach section 5 of the Protection of Trading Interests Act 1980; or

       o enforcement proceedings are not instituted within six years after the date of the judgment.

       A judgment by a court may be given in some cases only in sterling. The issuing entity expressly submits to the non-exclusive jurisdiction of the courts of England for the purpose of any suit, action or proceedings arising out of this offering.

       All of the directors and executive officers of the issuing entity reside outside the United States. Substantially all or a substantial portion of the assets of all or many of those persons are located outside the United States. As a result, it may not be possible for holders of the issuing entity notes to effect service of process within the United States upon those persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of federal securities laws of the United States. Based on the restrictions referred to in this section, there is doubt as to the enforceability in England and Wales, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the federal securities laws of the United States.

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                  UNITED STATES LEGAL INVESTMENT CONSIDERATIONS

       None of the issuing entity notes will constitute mortgage related securities under the United States Secondary Mortgage Market Enhancement Act of 1984, as amended.

       Except as stated above, no representation is made as to the proper characterisation of the issuing entity notes for legal investment purposes, financial institutional regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the issuing entity notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the issuing entity notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the issuing entity notes constitute legal investments or are subject to investment, capital or other restrictions.

       Any money market notes of the issuing entity (as designated in the relevant prospectus supplement) will be "ELIGIBLE SECURITIES" within the meaning of Rule 2a-7 under the Investment Company Act.

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

                                  LEGAL MATTERS

       Certain matters of English law regarding the issuing entity notes, including matters relating to the validity of the issuance of the issuing entity notes will be passed upon for the issuing entity by Slaughter and May, London, England. Certain matters of United States law regarding the issuing entity notes, including matters of United States federal income tax law with respect to the offered notes, will be passed upon for the issuing entity by Cleary Gottlieb Steen & Hamilton LLP, New York. Certain matters of English law and United States law will be passed upon for the underwriters by Allen & Overy LLP, London, England.

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                                  UNDERWRITING

UNITED STATES

       A prospectus supplement will be prepared for each series of US notes which will describe the method of offering being used for that series and will set forth the identity of any of its underwriters and either the price at which each class of such series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the issuing entity or the method by which the price at which the underwriters will sell those US notes will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between any underwriter and the issuing entity and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilise the market for the US notes so offered. US notes may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The terms of these purchases will be governed by an underwriting agreement among the underwriters and the issuing entity.

       The seller and the issuing entity will agree to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

       The selling commissions and management and underwriting fees that the issuing entity has agreed to pay to the underwriters will be paid to the underwriters on behalf of the issuing entity by Funding from part of the proceeds of the relevant start-up loan and/or from the Funding Reserve Fund.

       In the event that an underwriter fails to purchase the offered notes allocated to it in accordance with the terms of the underwriting agreement, the underwriting agreement provides that in certain circumstances the underwriting agreement may be terminated.

       The underwriting agreement is subject to a number of restrictions and may be terminated by the underwriters in certain circumstances prior to payment to the issuing entity.

       After the initial offering, the underwriters may change the public offering price and any other selling terms.

       The underwriters or their affiliates may engage in over-allotment transactions (also known as short sales), stabilising transactions, syndicate covering transactions and penalty bids for the US notes under Regulation M under the Exchange Act.

       o Over-allotment transactions involve sales by an underwriter in excess of the total offering size, which creates what is known as a naked short position. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the issuing entity notes in the open market after pricing that could adversely affect investors who purchase in the offering.

       o Stabilising transactions permit bids to purchase the US notes so long as the stabilising bids do not exceed a specified maximum.

       o Short covering transactions involve purchases of the US notes in the open market after the distribution has been completed in order to cover naked short positions.

       o Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the issuing entity notes originally sold by that syndicate member are purchased in a syndicate covering transaction.

       Similar to other purchase transactions, these transactions may have the effect of raising or maintaining the market price of the US notes or preventing or retarding a decline in the market price of the US notes. As a result, these transactions may cause the prices of the US notes to be higher than they would otherwise be in the absence of those transactions. Neither the issuing entity nor any of the underwriters represent that any underwriter will engage in any of these transactions or that these transactions, once begun, will not be discontinued without notice at any time.

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

       The US notes will be registered under the Securities Act. Any underwriters of the US notes that are not US registered broker dealers will agree that they will offer and sell the US notes within the United States through US registered broker-dealers. The US notes will not be offered or sold via the internet, e-mail or through similar electronic channels except that certain underwriters may deliver copies of this prospectus and relevant prospectus supplement via e-mail to persons who have given, and not withdrawn, their prior consent to receive copies of this prospectus and relevant prospectus supplement in that format.

       The place and time of delivery for the issuing entity notes in respect of which this prospectus is delivered will be set forth in the relevant prospectus supplement.

UNITED KINGDOM

       Each underwriter will represent and agree that:

       (a) (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the offered notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the offered notes would otherwise constitute a contravention of section 19 of FSMA by the issuing entity;

       (b) it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activities (within the meaning of section 21 of FSMA) received by it in connection with the issue of any offered notes in circumstances in which section 21(1) of FSMA does not apply to the issuing entity; and

       (c) it has complied and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the offered notes in, from or otherwise involving the United Kingdom.

FRANCE

       Each underwriter will represent and agree that it has not offered or sold and will not offer or sell, directly or indirectly, issuing entity notes to the public in France, and has not distributed or caused to be distributed and will not distribute or cause to be distributed to the public in France, the prospectus or any other offering material relating to the issuing entity notes, and that such offers, sales and distributions have been and shall only be made in France to (i) providers of investment services relating to portfolio management for the account of third parties, and/or (ii) qualified investors (investisseurs qualifies) other than individuals, all as defined in, and in accordance with, articles L.411-1, L.411-2, D.411-1 of the French Code monetaire et financier.

       This Base Prospectus prepared in connection with the issue of offered notes has not been submitted to the clearance procedures of the Autorite des marches financiers.

ITALY

       Each underwriter will represent and agree that the offering of the offered notes has not been registered pursuant to Italian securities legislation and, accordingly, the offered notes may not be offered, sold or delivered, nor may copies of this prospectus or of any other document relating to the offered notes be distributed in the Republic of Italy, except:

       (a)    to professional investors (operatori qualificati), as defined in
              Article 31, second paragraph, of CONSOB (the ITALIAN SECURITIES EXCHANGE COMMISSION) Regulation No. 11522 of 1 July 1998, as amended; or

       (b) in circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of Legislative Decree No. 58 of 24 February 1998 (the FINANCIAL SERVICES ACT) and Article 33, first paragraph, of CONSOB Regulation No. 11971 of 14 May 1999, as amended.

       In addition, each underwriter will represent and agree that any offer, sale or delivery of the offered notes or distribution of copies of this prospectus or any other document relating to the offered notes in the Republic of Italy under (a) or (b) above must be:

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

       (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act and Legislative Decree No. 385 of 1 September 1993, as amended (the BANKING ACT);

       (ii) in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the Bank of Italy may request information on the issue or the offer of securities in the Republic of Italy; and

       (iii) in compliance with any other applicable laws and regulations imposed by CONSOB.

SPAIN

       Each underwriter will represent and agree that the issuing entity notes may not be offered or sold in Spain by means of a public offer as defined and construed in Chapter I of Title III of Law 24/1998, of 28 July, on the Spanish Securities Act (as amended by Royal Decree Law 5/2005, of 11 March) and related legislation. This prospectus has not been registered with the Comision Nacional del Mercado de Valores (CNMV) and therefore it is not intended for any public offer of issuing entity notes in Spain.

CANADA

       The offered notes will not be qualified for sale under the securities laws of any province or territory of Canada. Each underwriter will be required to represent and agree, that it has not offered, sold or distributed and will not offer, sell or distribute any offered notes, directly or indirectly, in Canada or to or for the benefit of any resident of Canada, other than in compliance with applicable securities laws. Each underwriter has and will also represent and agree that it has not and will not distribute or deliver the prospectus, or any other offering material in connection with any offering of offered notes in Canada, other than in compliance with applicable securities laws.

GENERAL

       Each underwriter will represent and agree that it has complied and will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers offered notes or possesses them or distributes this prospectus or any other offering material and will obtain any consent, approval or permission required by it for the purchase, offer, sale or delivery by it of offered notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers, sales or deliveries and the issuing entity shall have no responsibility for it. Furthermore, each underwriter has and will represent and agree that it has not and will not directly or indirectly offer, sell or deliver any offered notes or distribute or publish any prospectus, form of application, prospectus, advertisement or other offering material except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations, and all offers, sales and deliveries of offered notes by it will be made on the same terms.

       Neither the issuing entity nor the underwriters represent that offered notes may at any time lawfully be sold in compliance with any application registration or other requirements in any jurisdiction, or pursuant to any exemption available thereunder, or assume any responsibility for facilitating such sale.

       Each underwriter will, unless prohibited by applicable law, furnish to each person to whom it offers or sells offered notes a copy of this prospectus and the relevant prospectus supplement or, unless delivery of this prospectus is required by applicable law, inform each such person that a copy will be made available upon request. The underwriters are not authorised to give any information or to make any representation not contained in this prospectus and the relevant prospectus supplement in connection with the offer and sale of offered notes to which this prospectus and the relevant prospectus supplement relate.

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                             REPORTS TO NOTEHOLDERS

       Pursuant to the cash management agreement, the cash manager on behalf of Funding will prepare and file with the SEC periodic reports on Form 8-K, annual reports on Form 10-K and monthly reports on Form 10-D that will contain the information required by Item 1121 of Regulation AB under the Securities Act. You should note that the reports of the issuing entity required to be filed under the Exchange Act will be located on the SEC's EDGAR system under a separate Central Index Key (CIK) number. The monthly reports will be substantially in the form of Annex A and contain information on the portfolio, the issuing entity notes, the intercompany loans, cash accumulation ledgers, reserve funds, the principal deficiency ledger and the occurrence of any material events. The financial information contained in these reports will not be prepared in accordance with generally accepted accounting principles of any jurisdiction. Unless and until definitive notes are issued, the reports will be sent to the holders of the global notes. No reports will be sent to investors by the cash manager.

       The annual reports on assessment of compliance, attestation reports and statements of compliance referred to under the heading "THE SERVICING AGREEMENT
- SERVICER COMPLIANCE" will be filed as exhibits to Funding's annual report on Form 10-K.

       Beneficial owners of the issuing entity notes will be entitled to receive from the servicer on a monthly basis a report containing information about the loans in the mortgages trust and certain other data if they have furnished the servicer with the beneficial ownership certification described in the servicing agreement.

                              CERTAIN RELATIONSHIPS

       Subject as provided to the following paragraph, there are no business relationships, agreements, arrangements, transactions or understandings that are entered into outside the ordinary course of business or are on terms other than would be obtained in an arm's length transaction with an unrelated third party between the sponsor, Funding or the issuing entity on the one hand and the servicer, the note trustee, the issuing entity security trustee, the mortgages trustee, the seller, the Funding swap provider, any issuing entity swap provider or any affiliates of such parties, that currently exist or that existed during the past two years and that would be material to the issuing entity notes.

       Pursuant to the transaction documents, there are numerous relationships involving or relating to the issuing entity notes or the expected portfolio between the sponsor (who is also the seller, the servicer, the cash manager and the issuing cash manager), Funding or the issuing entity on the one hand and the servicer (see "THE SERVICER"), the note trustee and the issuing entity security trustee (see "THE NOTE TRUSTEE AND THE ISSUING ENTITY SECURITY TRUSTEE"), the mortgages trustee (see "THE MORTGAGES TRUSTEE"), the seller (in its capacity as originator) and the Funding swap provider (see "THE ABBEY GROUP OF COMPANIES"), each issuing entity swap provider (see "THE ISSUING ENTITY SWAP PROVIDERS" in the relevant prospectus supplement) or any affiliates of such parties, that currently exists or that existed during the past two years and that would be material to the issuing entity notes. The material terms of these relationships are disclosed in the sections referred to above in this prospectus. See "SUMMARY OF PROSPECTUS - FEES" for the fee amounts relating to the foregoing relationships.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

       The SEC allows Funding to "INCORPORATE BY REFERENCE" the information filed with the SEC by Funding under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that relates to the issuing entity and the offered notes. This means that Funding can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by Funding with the SEC that relates to the issuing entity for any series of offered notes will automatically update and supersede this information. Documents that may be incorporated by reference for a particular series of offered notes include collateral term sheets, the related transaction documents and amendments thereto, other documents on Form 8-K, Form 10-D and Section 13(a), 13(c), 14 or 15(d) of the Exchange Act as may be required in connection with the issuing entity. Any reports and documents that are incorporated in this prospectus will not be physically included in this prospectus or delivered with this prospectus.

       Funding will provide or cause to be provided without charge to each person to whom this prospectus and relevant prospectus supplement is delivered in connection with the offering of one or more classes of the related series of offered notes, on written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of


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the classes of the related series of notes, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed either by telephone to + 44 20 7398 6300 or in writing to Holmes Funding Limited, Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN, Attention: The Directors.

                    WHERE INVESTORS CAN FIND MORE INFORMATION

       Funding has filed a registration statement for the US notes with the SEC under the Securities Act. This prospectus is part of the registration statement, but the registration statement includes additional information.

       Funding will file, or cause to be filed, with the SEC all required periodic and special SEC reports and other information about the US notes, the issuing entity and the mortgages trust, including annual reports on Form 10-K, periodic reports on Form 10-D and periodic reports on Form 8-K. Such reports will be filed with the SEC under central index key (CIK) number for Holmes Master Issuer plc and will be signed by Funding.

       Currently, Funding's annual reports on Form 10-K, current reports on Form 10-D, periodic reports on Form 8-K, amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act and the periodic reports of the issuing entity cash manager and the servicer are not made available on the website of any transaction party, although the seller intends to make such reports available in this manner in the future. These reports may be obtained from the note trustee in electronic or paper format free of charge upon request or from the Bloomberg financial information service.

       Investors may read and copy any materials filed by the issuing entity with the SEC at the SEC's Public Reference Room at 100 F Street, NW., Washington, DC 20549. Investors should call the SEC at 1 800 732 0330 for further information on the operation of the public reference room. SEC filings, including by Funding, are also available to the public on the SEC's internet site at http://www.sec.gov.

       Investors may also access information related to previous notes issued by the issuing entity and each of the previous issuing entities at http://www.holmesreporting.com.

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                         LISTING AND GENERAL INFORMATION

AUTHORISATION

       The issue of each series of issuing entity notes from time to time has been authorised by resolution of the board of directors of the issuing entity passed on 16 November 2006.

LISTING OF ISSUING ENTITY NOTES

       Application has been made to the FSA in its capacity as competent authority under FSMA, as amended (the UK LISTING AUTHORITY), for the issuing entity notes issued during the period of 12 months from the date of this prospectus (other than any issuing entity notes which are unlisted or listed on any other exchange) to be admitted to the official list (the OFFICIAL LIST) maintained by the UK Listing Authority. Application will also be made to the London Stock Exchange plc (the LONDON STOCK EXCHANGE) for each such class of the issuing entity notes to be admitted to trading on the London Stock Exchange's Gilt Edged and Fixed Interest Market. Admission to the Official List together with admission to the London Stock Exchange's Gilt Edged and Fixed Interest Market (being a regulated market for the purposes of Directive 2004/39/EC (the Markets in Financial Instruments Directive)) constitute official listing on the London Stock Exchange.

       It is expected that each issue, series and class (or sub-class) of issuing entity notes which is to be admitted to the Official List and to trading on the London Stock Exchange's Gilt Edged and Fixed Interest Market will be admitted separately, as and when issued, subject only to the issue of a global note or notes initially representing the issuing entity notes of each issue, series and class (or sub-class) and to making the final terms relating to the issuing entity notes available to the public in accordance with the EU Directive 2003/71/EC (the PROSPECTUS DIRECTIVE) and associated UK and EU implementing legislation.

       This prospectus has been prepared in compliance with the prospectus rules made under Part VI of FSMA.

       To the best of the knowledge and belief of the issuing entity (which has taken all reasonable care to ensure that such is the case) the information contained in this prospectus is in accordance with the facts and does not omit anything likely to affect the import of this information. The issuing entity accepts responsibility accordingly.

CLEARING AND SETTLEMENT

       Transactions in respect of the offered notes will normally be effected for settlement in US dollars and for delivery on the third working day after the date of the transaction. Prior to listing, however, dealings will be permitted by the London Stock Exchange in accordance with its rules.

       It is expected that the offered notes will be accepted for clearance through DTC, Clearstream, Luxembourg and Euroclear. The appropriate CUSIP numbers, common codes and ISINs for each series and class (or sub-class) of issuing entity notes will be specified in the relevant prospectus supplement.

LITIGATION

       Currently, none of the issuing entity, Funding, Holdings, the post-enforcement call option holder or the mortgages trustee is or has been involved in the previous 12 months (or, in the case of the issuing entity, since 3 October 2006 (being the date of its incorporation) in any governmental, legal or arbitration proceedings (including any such proceedings which are pending or threatened of which the issuing entity, Funding, Holdings, the post-enforcement call option holder or the mortgages trustee are aware) which may have, or have had in the recent past, a significant effect upon the financial position or profitability of the issuing entity, Funding, Holdings, the post-enforcement call option holder or the mortgages trustee (as the case may be).

ACCOUNTS

       The latest statutory accounts of the issuing entity have been prepared and were drawn up to 31 December 2007. So long as the issuing entity notes are listed on the official list of the UK Listing Authority and are trading on the London Stock Exchange,

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

the most recently published audited annual accounts of the issuing entity from time to time shall be available at the specified office of the principal paying agent in London. The issuing entity does not normally publish interim accounts.

       The latest statutory accounts of Funding have been prepared and were drawn up to 31 December 2005. So long as the issuing entity notes are listed on the Official List of the UK Listing Authority and are trading on the London Stock Exchange, the most recently published audited annual accounts of Funding from time to time shall be available at the specified office of the principal paying agent in London. Funding does not normally publish interim accounts.

       Since the date of its incorporation, the issuing entity has not entered into any contracts or arrangements not being in the ordinary course of business.

SIGNIFICANT OR MATERIAL CHANGE

       Since 3 October 2006, (being the date of incorporation of the issuing entity) and 31 December 2005 (being the date of the most recent financial reports of Funding), 29 December 1998 (being the date of incorporation of Holdings), 28 April 2000 (being the date of incorporation of the mortgages trustee) and 28 April 2000 (being the date of incorporation of the post enforcement call option holder), there has been (a) no material adverse change in the financial position or prospects of the issuing entity, Funding, Holdings, the post enforcement call option holder or the mortgages trustee and (b) no significant change in the financial or trading position of the issuing entity, Funding, Holdings, the post enforcement call option holder or the mortgages trustee.

TRUSTEE RELIANCE

       The transaction documents provide that the security trustee, the note trustee and/or the issuing entity security trustee may rely on reports or other information from professional advisers or other experts in accordance with the provisions of the transaction documents, whether or not any such report or other information entered into by the security trustee, the note trustee and/or the issuing entity security trustee and the relevant person in connection therewith contains any monetary or other limit on the liability of the relevant person.

DOCUMENTS AVAILABLE

       From the date of this prospectus and for so long as any series and class (or sub-class) of issuing entity notes issued by the issuing entity is listed on the London Stock Exchange's Gilt Edged and Fixed Interest Market, copies of the following documents may, when published, be inspected at the registered office of the issuing entity and from the specified office of the principal paying agent during usual business hours, on any weekday (Saturdays and public holidays excepted):

       (a) the Memorandum and Articles of Association of each of the issuing entity, Funding, Holdings, the post-enforcement call option holder and the mortgages trustee;

       (b)    a copy of this prospectus and the relevant prospectus supplements;

       (c) any future offering circulars, prospectuses, final terms, information memoranda and supplements, including prospectus supplements (as applicable), (save that a prospectus supplement relating to an unlisted series and class (or sub-class) of issuing entity notes will be available for inspection only by the underwriters or dealers, as applicable, as specified in the prospectus supplement or, upon proof satisfactory to the principal paying agent or the registrar, as the case may be, as to the identity of the holder of any issuing entity note to which the prospectus supplement relates) to the prospectus and any other documents incorporated therein or therein by reference; and

       (d)    each of the following documents:

              o      the programme agreement;

              o      each subscription agreement;

              o      each underwriting agreement;

              o      the master intercompany loan agreement;

              o      the mortgages trust deed (as amended and restated);

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              o      the mortgage sale agreement (as amended and restated)
                     (including each Scottish declaration of trust entered into pursuant thereto);

              o      the issuing entity deed of charge;

              o each deed of accession to the issuing entity deed of charge;

              o      the Funding deed of charge (as amended and restated);

              o      each deed of accession to the Funding deed of charge;

              o      each issuing entity swap agreement;

              o      the Funding swap agreement (as amended and restated);

              o      the trust deed;

              o      the issuing entity paying agent and agent bank agreement;

              o      the servicing agreement (as amended and restated);

              o      the cash management agreement (as amended);

              o      the issuing entity cash management agreement;

              o      the Funding guaranteed investment contract;

              o      the mortgages trustee guaranteed investment contract;

              o      the issuing entity post enforcement call option agreement;

              o      the issuing entity bank account agreement;

              o      the master definitions and construction schedule;

              o      the corporate services agreement;

              o      the issuing entity corporate services agreement; and

              o any other deeds of accession or supplemental deeds relating to any such documents.

       The issuing entity confirms that the assets backing the issue of issuing entity notes, taken together with the other arrangements entered into by the issuing entity on 28 November 2006 (as the same may be amended, restated, novated, replaced or supplemented from time to time) and on each relevant closing date (including those described in "CREDIT STRUCTURE"), have characteristics that demonstrate capacity to produce funds to service any payments due and payable on the issuing entity notes. However, investors are advised that this confirmation is based on the information available to the issuing entity on the date of this prospectus and may be affected by the future performance of such assets backing the issue of the issuing entity notes. Consequently, investors are advised to review carefully any disclosure in this prospectus and the relevant prospectus supplement together with any amendments and supplements thereto.

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                                    GLOSSARY

       Principal terms used in this prospectus are defined as follows:

       USD, $, US$, US DOLLARS and DOLLARS means the lawful currency for the time being of the United States of America.

       (EURO), EURO and EURO means the single currency introduced at the third stage of European Economic and Monetary Union pursuant to the Treaty establishing the European Communities, as amended from time to time.

       (POUND), POUNDS and STERLING means the lawful currency for the time being of the United Kingdom of Great Britain and Northern Ireland.

       1999 REGULATIONS means the Unfair Terms in Consumer Contracts Regulations 1999.

       2007-1 START-UP LOAN means the loan made by the start-up loan provider to Funding under the 2007-1 start-up loan agreement which was used in part to fund the first reserve fund.

       2007-1 START-UP LOAN AGREEMENT means the agreement entered into on 28 March 2007 between the start-up loan provider and Funding under which the 2007-1 start-up loan was made by the start-up loan provider to Funding.

       2007-3 START-UP LOAN means the loan made by the start-up loan provider to Funding under the 2007-3 start-up loan agreement which was used in part to fund the first reserve fund.

       2007-3 START-UP LOAN AGREEMENT means the agreement entered into on 21 December 2007 between the start-up loan provider and Funding under which the 2007-3 start-up loan was made by the start-up loan provider to Funding.

       A PRINCIPAL DEFICIENCY SUB-LEDGER means one of five sub-ledgers on the principal deficiency ledger which specifically records any principal deficiency in respect of any term A advances.

       AA PRINCIPAL DEFICIENCY SUB-LEDGER means one of five sub-ledgers on the principal deficiency ledger which specifically records any principal deficiency in respect of any term AA advances.

       AAA PRINCIPAL DEFICIENCY SUB-LEDGER means one of five sub-ledgers on the principal deficiency ledger which specifically records any principal deficiency in respect of any term AAA advances.

       A TERM ADVANCES means the term advances made by the issuing entity to Funding under the master intercompany loan agreement from the proceeds of issue of any series of class M notes.

       AA TERM ADVANCES means the term advances made by the issuing entity to Funding under the master intercompany loan agreement from the proceeds of issue of any series of class B notes.

       AAA TERM ADVANCES means the term advances made by the issuing entity to Funding under the master intercompany loan agreement from the proceeds of issue of any series of class A notes.

       ABBEY means Abbey National plc (see "THE ABBEY GROUP OF COMPANIES" in this prospectus).

       ABBEY GROUP means the seller and its subsidiaries.

       ABBEY OPTIONAL PURCHASE AGREEMENT means the agreement (if any) to be entered into between Abbey and the note trustee pursuant to which Abbey will be entitled to procure the sale to itself of all, but not some only, of the class B notes and/or class M notes and/or class C notes and/or class D notes in accordance with number 5.9 of the issuing entity notes and the relevant prospectus supplement.

       ABBEY SVR means the standard variable rate set by the seller which applies to all variable rate loans (other than tracker loans) beneficially owned by the seller on the seller's residential mortgage book.

       ACCOUNT BANK means Abbey acting through its branch at 21 Prescot Street, London E1 8AD.

       ACCRUAL PERIOD has the meaning given to that term on page 213.

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       ACCRUED INTEREST means in respect of a given date, the interest which has accrued from the last interest payment date up to that date, but which is not currently payable.

       AFM or ABBEY FINANCIAL MARKETS means Abbey National Treasury Services PLC trading as AFM or Abbey Financial Markets.

       AGENT BANK means The Bank of New York, London branch.

       ALTERNATIVE ACCOUNTS means any transaction accounts of the mortgages trustee other than the mortgages trustee GIC account.

       ALTERNATIVE INSURANCE REQUIREMENTS means requirements which vary the insurance provisions of the mortgage conditions.

       ANTICIPATED CASH ACCUMULATION PERIOD means the anticipated number of months required to accumulate sufficient principal receipts to set aside the relevant series 1 term AAA cash amount on the relevant interest payment date and/or to pay the relevant bullet amount, as described further in "THE MORTGAGES TRUST - CASH MANAGEMENT AND ALLOCATION OF TRUST PROPERTY - PRINCIPAL RECEIPTS".

       ARRANGERS means Barclays Bank PLC, Citigroup Global Markets Limited and Deutsche Bank AG, London Branch.

       ARREARS OF INTEREST means in respect of a given date, interest, principal (if applicable) and expenses which are due and payable on that date.

       ARREARS TRIGGER EVENT has the meaning given to it in the relevant prospectus supplement.

       ASSET TRIGGER EVENT will occur when an amount is debited to the AAA principal deficiency sub-ledger of Funding.

       AUTHORISED INVESTMENTS means:

       (a)    sterling gilt-edged securities;

       (b) sterling demand or time deposits, certificates of deposit and short-term debt obligations (including commercial paper) provided that in all cases such investments have a maturity date falling no later than the next following interest payment date, and the short-term unsecured, unguaranteed and unsubordinated debt obligations of the issuing or guaranteeing entity or the entity with which the demand or time deposits are made (being an authorised person under FSMA) are rated at least equal to either A-1+ by Standard & Poor's, P-1 by Moody's and F1 (in the case of such investments having a maturity of less than 30 days) or F1+ (in the case of such investments having a maturity of 30 or more days) by Fitch or their equivalents by three other internationally recognised rating agencies or the long term unsecured, unguaranteed and unsubordinated debt obligations of such entity are rated A (in the case of such investments having a maturity of less than 30 days) or AA (in the case of such investments having a maturity of more than 30 days) by Fitch or which are otherwise acceptable to the rating agencies (if they are notified in advance) to maintain the then current ratings of the issuing entity notes; and

       (c) in the case of collateral provided by the relevant issuing entity swap provider and/or the Funding swap provider, such demand or time deposit in such currency as is approved by the rating agencies in respect of the relevant issuing entity swap agreement and/or the Funding swap agreement.

       BANK ACCOUNT AGREEMENT means the agreement entered into on 26 July 2000 between the account bank, the mortgages trustee and Funding which governs the operation of the mortgages trustee GIC account, the Funding GIC account and the Funding transaction account.

       BASEL II FRAMEWORK has the meaning given to that term on page 78.

       BASIC TERMS MODIFICATION means the modification of terms, including altering the amount, rate or timing of payments on the issuing entity notes, the currency of payment, the priority of payments or the quorum or majority required in relation to these terms.

       BB PRINCIPAL DEFICIENCY SUB-LEDGER means one of five sub-ledgers on the principal deficiency ledger which specifically records any principal deficiency in respect of any term BB advances.

       BBB PRINCIPAL DEFICIENCY SUB-LEDGER means one of five sub-ledgers on the principal deficiency ledger which specifically records any principal deficiency in respect of any term BBB advances.

       BB TERM ADVANCES means the term advances made by the issuing entity to Funding under the master intercompany loan agreement from the proceeds of issue of any series of class D notes.

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       BBB TERM ADVANCES means the term advances made by the issuing entity to
Funding under the master intercompany loan agreement from the proceeds of issue of any series of class C notes.

       BENEFICIARIES means both Funding and the seller together as beneficiaries of the mortgages trust.

       BOOKING FEE means a fee payable by the borrower in respect of applications for certain types of loans.

       BORROWER means in relation to a loan, the individual or individuals specified as such in the relevant mortgage together with the individual or individuals (if any) from time to time assuming an obligation to repay such loan or any part of it.

       BULLET AMOUNT means, in respect of a bullet term advance, the relevant bullet amount specified in the relevant prospectus in relation to the related series and class (or sub-class) of previous notes and (in the case of issuing entity notes) the amount specified as the relevant bullet amount in the relevant prospectus supplement.

       BULLET REDEMPTION DATE means, for any series and class (or sub-class) of bullet redemption notes, the interest payment date specified as such for such series and class (or sub-class) of notes (in the case of US notes, in the prospectus supplement), subject to the terms and conditions of the notes.

       BULLET REDEMPTION NOTES means any series and class (or sub-class) of notes which is scheduled to be repaid in full on one interest payment date. Bullet redemption notes will be deemed to be pass-through notes in certain circumstances.

       BULLET REPAYMENT DATE means the interest payment date specified as such for a bullet term advance in the relevant loan confirmation or (in the case of issuing entity notes) the relevant term advance supplement.

       BULLET TERM ADVANCE means any term advance which is scheduled to be repaid in full on one interest payment date, including those term advances designated as a "BULLET TERM ADVANCE" in the relevant prospectus or (in the case of term advances made by the issuing entity) the relevant prospectus supplement. Bullet term advances will be deemed to be pass-through term advances if:

       (a) a bullet term advance is not repaid in full on its scheduled repayment date;

       (b)    a trigger event occurs;

       (c) the issuing entity security is enforced (or, in the case of term advances made by previous issuing entities, the security created by that previous issuing entity is enforced); or

       (d)    the Funding security is enforced.

       BUNGALOW means a one storeyed house.

       BUSINESS DAY means a day that is a London business day, a New York business day and a TARGET business day.

       CALENDAR YEAR means a year from the beginning of 1st January to the end of 31st December.

       CALLED NOTES has the meaning set forth in number 5.9 of the issuing entity notes.

       CAPITALISED means, in respect of a fee or other amount, added to the principal balance of a loan.

       CAPPED RATE LOANS means loans that are subject to a maximum rate of interest and charge interest at the lesser of the SVR (or, as the case may be, the tracker rate) or the specified capped rate.

       CASH ACCUMULATION LEDGER means a ledger maintained by the cash manager for Funding, which records the amounts accumulated by Funding to be set aside as a series 1 term AAA cash amount on the relevant interest payment date in the cash accumulation sub-ledger for the relevant issuing entity and/or to pay the amounts due on the bullet term advances and/or, as applicable, the scheduled amortisation term advances.

       CASH ACCUMULATION PERIOD means the period of time estimated to be the number of months prior to the relevant interest payment date of a bullet amount or a series 1 term AAA cash amount, in each case necessary for Funding to accumulate sufficient principal receipts so that ultimately the relevant class of issuing entity notes will be redeemed in full in the amount of the relevant bullet amount or the series 1 term


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AAA cash amounts set aside, as the case may be, as described further in
"THE MORTGAGES TRUST - CASH MANAGEMENT AND ALLOCATION OF TRUST PROPERTY - PRINCIPAL RECEIPTS".

       CASH ACCUMULATION SUB-LEDGER means a sub-ledger of such name on the cash accumulation ledger in the name of the relevant issuing entity which will record any series 1 term AAA cash amounts in relation to such issuing entity on the relevant interest payment dates.

       CASH MANAGEMENT AGREEMENT means the cash management agreement entered into on 26 July 2000 (as amended on 29 November 2000 and to be further amended on the closing date) between the cash manager, the mortgages trustee, Funding and the security trustee, as described further in "THE MORTGAGES TRUST - CASH MANAGEMENT FOR THE MORTGAGES TRUSTEE AND FUNDING".

       CASH MANAGER means Abbey acting, pursuant to the cash management agreement, as agent for the mortgages trustee, Funding and the security trustee, inter alia, to manage all cash transactions and maintain certain ledgers on behalf of the mortgages trustee, Funding and the security trustee.

       CCA means the Consumer Credit Act 1974.

       CHALET means a house with overhanging eaves.

       CLASS means a class of notes (in other words, any of the class A notes, the class B notes, the class M notes, the class C notes and the class D notes).

       CLASS A AVAILABLE SUBORDINATED AMOUNT has the meaning given to that term on page 81.

       CLASS A NOTES means the issuing entity notes of any series designated as.

       CLASS A NOTE ENFORCEMENT NOTICE means an enforcement notice served by the note trustee in relation to the enforcement of the class A notes following a class A note event of default.

       CLASS A NOTE EVENT OF DEFAULT means an event of default under the provisions of number 9.1 of the issuing entity notes where the issuing entity is the defaulting party.

       CLASS A NOTEHOLDERS means the holders of the class A notes.

       CLASS A PREVIOUS NOTES means the series 1 class A previous notes, the series 2 class A previous notes, the series 3 class A previous notes, the series 4 class A previous notes and the series 5 class A previous notes.

       CLASS A REQUIRED SUBORDINATED AMOUNT has the meaning given to that term on page 81.

       CLASS A REQUIRED SUBORDINATED PERCENTAGE means, with respect to any issuance of class A notes, the percentage specified as such with respect to those class A notes.

       CLASS B AVAILABLE SUBORDINATED AMOUNT has the meaning given to that term on page 81.

       CLASS B NOTES means the issuing entity notes of any series designated as such.

       CLASS B NOTE ENFORCEMENT NOTICE means an enforcement notice served by the note trustee in relation to the enforcement of the class B notes following a class B note event of default.

       CLASS B NOTE EVENT OF DEFAULT means an event of default under the provisions of number 9.2 of the issuing entity notes where the issuing entity is the defaulting party.

       CLASS B NOTEHOLDERS means the holders of the class B notes.

       CLASS B PREVIOUS NOTES means the series 1 class B previous notes, the series 2 class B previous notes, the series 3 class B previous notes, the series 4 class B previous notes and the series 5 class B previous notes.

       CLASS B REQUIRED SUBORDINATED AMOUNT has the meaning given to that term on page 81.

       CLASS B REQUIRED SUBORDINATED PERCENTAGE means, with respect to any issuance of class B notes, the percentage specified as such with respect to those class B notes.

       CLASS C AVAILABLE SUBORDINATED AMOUNT has the meaning given to that term on page 83.

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       CLASS C NOTES means the issuing entity notes of any series designated as such.

       CLASS C NOTE ENFORCEMENT NOTICE means an enforcement notice served by the note trustee in relation to the enforcement of the class C notes following a class C note event of default.

       CLASS C NOTE EVENT OF DEFAULT means an event of default under the provisions of number 9.4 of the issuing entity notes where the issuing entity is the defaulting party.

       CLASS C NOTEHOLDERS means the holders of the class C notes.

       CLASS C PREVIOUS NOTES means the series 1 class C previous notes, the series 2 class C previous notes, the series 3 class C previous notes, the series 4 class C previous notes and the series 5 class C previous notes.

       CLASS C REQUIRED SUBORDINATED AMOUNT has the meaning given to that term on page 82.

       CLASS C REQUIRED SUBORDINATED PERCENTAGE means, with respect to any issuance of class C notes, the percentage specified as such with respect to those class C notes.

       CLASS D NOTES means the issuing entity notes of any series designated as such.

       CLASS D NOTE ENFORCEMENT NOTICE means an enforcement notice served by the note trustee in relation to the enforcement of the class D notes following a class D note event of default.

       CLASS D NOTE EVENT OF DEFAULT means an event of default under the provisions of number 9.5 of the issuing entity notes where the issuing entity is the defaulting party.

       CLASS D NOTEHOLDERS means the holders of the class D notes.

       CLASS D PREVIOUS NOTES means the series 3 class D previous notes.

       CLASS M AVAILABLE SUBORDINATED AMOUNT has the meaning given to that term on page 82.

       CLASS M NOTES means the issuing entity notes of any series designated as such.

       CLASS M NOTE ENFORCEMENT NOTICE means an enforcement notice served by the note trustee in relation to the enforcement of the class M notes following a class M note event of default.

       CLASS M NOTE EVENT OF DEFAULT means an event of default under the provisions of number 9.3 of the issuing entity notes where the issuing entity is the defaulting party.

       CLASS M NOTEHOLDERS means the holders of the class M notes.

       CLASS M PREVIOUS NOTES means the series 1 class M previous notes, the series 2 class M previous notes, the series 3 class M previous notes and the series 4 class M previous notes.

       CLASS M REQUIRED SUBORDINATED AMOUNT has the meaning given to that term on page 82.

       CLASS M REQUIRED SUBORDINATED PERCENTAGE means, with respect to any issuance of class M notes, the percentage specified as such with respect to those class M notes.

       CLEARING SYSTEMS means together, Euroclear, Clearstream, Luxembourg or
DTC.

       CLEARSTREAM, LUXEMBOURG means Clearstream Banking, societe anonyme.

       CLOSING DATE has the meaning given to it in the relevant prospectus supplement.

       CML means Council of Mortgage Lenders.

       CODE means United States Internal Revenue Code of 1986, as amended.

       COMMON DEPOSITARY means The Bank of New York, London Branch.

       COMPLETION CASHBACK means an agreement by the seller to pay an amount to the relevant borrower on the completion of the relevant loan.

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       CONVERTED means a property converted into one or more residential dwellings that was either previously used for non-residential purposes or comprised a different number of residential dwellings.

       CORE TERMS means the main subject matter of the contract.

       CORPORATE SERVICES AGREEMENT means the agreement entered into on 26 July 2000 between the corporate services provider, Holdings, Holmes Financing (No. 1) PLC, Funding, the mortgages trustee, the post enforcement call option holder, Abbey, the previous security trustee and the security trustee which governs the provision of corporate services by the corporate services provider to Holmes Financing (No. 1) PLC, Funding, the mortgages trustee, Holdings and the post enforcement call option holder.

       CORPORATE SERVICES PROVIDER means Wilmington Trust SP Services (London) Limited.

       CPR means on any calculation date means the annualised principal repayment rate of all the loans comprised in the trust property during the previous calculation period calculated as follows:

       1 - ((1 - R) ^ (12))

       where R equals the result (expressed as a percentage) of the total principal receipts received during the period of one month (or, if shorter, from and including the closing date) ending on that calculation date divided by the aggregate outstanding principal balance of the loans comprised in the trust property as at the first day of that period.

       CRYSTALLISE means when a floating charge becomes a fixed charge.

       CURRENT FUNDING SHARE means the share of Funding in the trust property from time to time, calculated in accordance with the formula described in "THE MORTGAGES TRUST - FUNDING SHARE OF THE TRUST PROPERTY".

       CURRENT FUNDING SHARE PERCENTAGE means the percentage share of Funding in the trust property from time to time, calculated in accordance with the formula described in "THE MORTGAGES TRUST - FUNDING SHARE OF THE TRUST PROPERTY".

       CURRENT INTERCOMPANY LOANS AND CURRENT INTERCOMPANY LOAN AGREEMENTS means any loan made available by the issuing entity to Funding under the master intercompany loan agreement in respect of the particular issue being issued on the relevant closing date of the relevant prospectus supplement.

       CURRENT NOTES means the previous notes and any issuing entity notes, in each case outstanding as of the date of determination.

       CURRENT SELLER SHARE means the share of the seller in the trust property from time to time, calculated in accordance with the formula described in "THE MORTGAGES TRUST - SELLER SHARE OF THE TRUST PROPERTY".

       CURRENT SELLER SHARE PERCENTAGE means the percentage share of the seller in the trust property from time to time, calculated in accordance with the formula described in "THE MORTGAGES TRUST - SELLER SHARE OF THE TRUST PROPERTY".

       CURRENT START-UP LOAN AGREEMENTS means the first start-up loan agreement, the second start-up loan agreement, the third start-up loan agreement, the fourth start-up loan agreement, the fifth start-up loan agreement, the sixth start-up loan agreement, the seventh start-up loan agreement, the eighth start-up loan agreement and any other start-up loan agreement between Abbey and Funding under which Abbey has made a start-up loan to Funding.

       CURRENT TERM ADVANCE means any term advance made by the issuing entity to Funding under the current intercompany loan.

       DAY COUNT FRACTION has the meaning given to that term on page 213.

       DEALERS means the entities (if any) named as such in the relevant prospectus supplement.

       DEFERRED CONSIDERATION means the consideration payable to the seller in respect of the loans assigned to the mortgages trustee from time to time, which is payable out of Funding available revenue receipts after making payments of a higher order of priority as set out in the Funding pre-enforcement revenue priority of payments and the Funding post enforcement priority of payments.

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       DELAYED CASHBACK means an agreement by the seller to pay an amount to the relevant borrower at a specified date following completion of the relevant loan.

       DETERMINATION DATE means in respect of a series and class (or sub-class) of issuing entity notes, the date(s) specified as such in the relevant prospectus supplement.

       DILIGENCE means the process (under Scots law) by which a creditor attaches the property of a debtor to implement or secure a court decree or judgment.

       DISTRIBUTION DATE means the eighth day of each month or, if not a London business day, the next succeeding London business day) of each month and any other day on which Funding acquires a further interest in the trust property and/or mortgages trustee acquires new loans from the seller.

       DISTRIBUTION PERIOD means the period from (and including) one distribution date, to (but excluding) the next distribution date and in respect of the first distribution date, the period from (and including) the closing date to (but excluding) the first distribution date.

       DISTRIBUTION PERIOD FUNDING AMOUNT means the amount produced by applying a rate equal to the weighted average of:

       (a) the average of the standard variable mortgage rates or their equivalent charged to existing borrowers on residential mortgage loans as published from time to time, after excluding the highest and the lowest rate, of Alliance & Leicester plc, Halifax Plc, Lloyds TSB plc, HSBC Bank plc, National Westminster Bank Plc and Woolwich plc (and where those banks have more than one standard variable rate, the highest of those rates);

       (b)    the rates of interest payable on the tracker loans; and

       (c) the rates of interest payable on the fixed rate loans (including those capped rate loans that are subject to the specified capped rate of interest),

       to the notional amount of the Funding swap.

       DISTRIBUTION PERIOD SWAP PROVIDER AMOUNT means the amount produced by applying LIBOR for three-month sterling deposits (as determined in respect of the corresponding interest period under the intercompany loans) plus a spread for the relevant distribution period to the notional amount of the Funding swap.

       DOWNGRADE TERMINATION EVENT means the occurrence of an Additional Termination Event (as defined in the Funding swap agreement or issuing entity swap agreement) following the failure by Funding swap provider or the relevant issuing entity swap provider, as applicable, to comply with the ratings downgrade provisions set out in the Funding swap agreement or the relevant issuing entity swap agreement.

       DOWNGRADE TERMINATION PAYMENT means a termination payment due and payable to the Funding swap provider or the relevant issuing entity swap provider, as applicable, following the occurrence of a downgrade termination event, save to the extent that such termination payment may be satisfied by any swap replacement payment made to Funding or the issuing entity following a downgrade termination event in respect of the relevant swap and applied in accordance with the relevant order of priority of payments.

       DTC means The Depository Trust Company.

       DTI means the Department of Trade and Industry.

       EARLY REPAYMENT FEE means any fee which a borrower is required to pay in the event that he or she is in default or his or her loan becomes repayable for any other mandatory reason or he or she repays all or any part of the relevant loan before a specified date.

       EIGHTH START-UP LOAN means the loan made by the start-up loan provider to Funding under the eighth start-up loan agreement.

       EIGHTH START-UP LOAN AGREEMENT means the agreement entered into on 1 April 2004 between the start-up loan provider and Funding under which the eighth start-up loan was made by the start-up loan provider to Funding.

       ENGLISH LOAN means a loan secured by an English mortgage.

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       ENGLISH MORTGAGE means a mortgage over a property in England or Wales.

       ENGLISH MORTGAGE CONDITIONS means the mortgage conditions applicable to English loans.

       ERISA means the US Employee Retirement Income Security Act of 1974, as amended. See further "ERISA CONSIDERATIONS".

       EURIBOR means the Euro-Zone Interbank offered rate, and in the case of the offered notes the Euro-Zone Interbank offered rate as determined by the agent bank in accordance with the issuing entity paying agent and agent bank agreement.

       EUROCLEAR means Euroclear Bank S.A./N.V.

       EXCHANGE ACT means the United States Securities Exchange Act of 1934, as amended.

       EXISTING SWAP AGREEMENTS means any outstanding swap agreements entered into between the previous issuing entities, the issuing entity or any new issuing entity with the relevant existing swap provider.

       EXISTING SWAP PROVIDER DEFAULT means the occurrence of an event of default (as defined in the relevant existing swap agreement) where an existing swap provider is the defaulting party (as defined in the relevant existing swap agreement).

       EXISTING SWAP PROVIDER DOWNGRADE TERMINATION EVENT means the occurrence of an Additional Termination Event (as defined in the relevant existing swap agreement) following the failure by the relevant existing swap provider to comply with the ratings downgrade provisions set out in the relevant existing swap agreement.

       EXISTING SWAP PROVIDERS means the swap providers under the relevant existing swap agreements.

       EXPECTED PORTFOLIO means the ensemble of (a) the portfolio of loans making up the trust property as at the reference date and (b) the portfolio of new loans, again as at the reference date, from which the new loans to be assigned by the seller to the mortgages trustee by the closing date shall be drawn, in each case together with their related security, accrued interest and other amounts derived from such loans.

       FIFTH START-UP LOAN means the loan made by the start-up loan provider to Funding under the fifth start-up loan agreement.

       FIFTH START-UP LOAN AGREEMENT means the agreement entered into on 8 November 2001 between the start-up loan provider and Funding under which the fifth start-up loan was made by the start-up loan provider to Funding.

       FINAL MATURITY DATE means, in respect of a series and class (or sub-class) of notes, the interest payment date falling in the month indicated for such class in the relevant prospectus or (in the case of issuing entity notes) the relevant prospectus supplement.

       FINAL REPAYMENT DATE means, in relation to a term advance, the date specified as such in the relevant loan confirmation or (in the case of issuing entity notes) the related term advance supplement and prospectus supplement.

       FINAL PURCHASE DATE has the meaning set forth in number 5.9 of the issuing entity notes.

       FINAL SCHEDULED REPAYMENT DATE means, in relation to a scheduled amortisation term advance, the last scheduled repayment date in respect of such scheduled amortisation term advance.

       FIRST CLOSING DATE means the date of the first issue under the programme.

       FIRST RESERVE FUND means an amount provided from part of the proceeds of the first start-up loan, the second start-up loan, the third start-up loan, the previous BB term advance by Holmes Financing (No. 4) PLC, the eighth start-up loan, the 2007-1 start-up loan, the 2007-3 start-up loan, any other current start-up loan or any new start-up loan and the Funding reserve fund, as withdrawn and credited from time to time, which may be used by Funding to meet any deficit in revenue or to repay amounts of principal, as described further in "CREDIT STRUCTURE - FIRST RESERVE FUND".

       FIRST RESERVE FUND ADDITIONAL REQUIRED AMOUNT means, at any time, the amount specified as such in connection with the most recent issuance of notes.

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       FIRST RESERVE FUND REQUIRED AMOUNT means, at any time, the amount specified as such in connection with the most recent issuance of notes.

       FIRST RESERVE FUND TERM ADVANCES means (a) on the applicable scheduled repayment date of each bullet term advance, that bullet term advance, (b) on the final maturity date of each issuing entity note, previous note or new note in respect of which a corresponding scheduled amortisation term advance (which is a term AAA advance) has been made, that scheduled amortisation term advance, and
(c) on the final repayment date of each pass-through term advance which is a AAA term advance, that pass-through term advance.

       FIRST RESERVE LEDGER means a ledger maintained by the cash manager for Funding to record the amount credited to the first reserve fund from the current start-up loans, and subsequent withdrawals and deposits in respect of the first reserve fund.

       FIRST START-UP LOAN means the loan made by the start-up loan provider to Funding under the first start-up loan agreement which was used in part to fund the first reserve fund.

       FIRST START-UP LOAN AGREEMENT means the agreement entered into on 26 July 2000 between the start-up loan provider and Funding under which the first start-up loan was made by the start-up loan provider to Funding.

       FITCH means Fitch Ratings Ltd.

       FIXED RATE NOTE means an issuing entity note, the interest basis of which is specified in the relevant prospectus supplement as being fixed rate.

       FIXED SECURITY means a form of security which means that the chargor is not allowed to deal with the assets subject to the charge without the consent of the chargee.

       FLAT means a set of rooms, usually on one floor, forming a complete residence which is equivalent to an apartment.

       FLEXIBLE LOAN means a type of loan product that typically incorporates features that give the borrower options to, among other things, make further drawings on the loan account and/or to overpay or underpay interest and principal in a given month and, for the avoidance of doubt, includes flexible plus loans.

       FLEXIBLE PLUS LOAN means a flexible loan documented under the flexible plus mortgage conditions 2003, the flexible plus mortgage conditions 2006 or the flexible plus mortgage conditions 2007 and described in "THE LOANS - CHARACTERISTICS OF THE LOANS - FLEXIBLE LOANS".

       FLOATING CHARGE means a form of charge which is not attached to specific assets but which "FLOATS" over a class of them and which allows the chargor to deal with those assets in the everyday course of its business, up until the point that the floating security is enforced, at which point it crystallises into a fixed security.

       FLOATING RATE NOTE means an issuing entity note, the interest basis of which is specified in the relevant prospectus supplement as being floating rate.

       FOURTH START-UP LOAN means the loan made by the start-up loan provider to Funding under the fourth start-up loan agreement.

       FOURTH START-UP LOAN agreement means the agreement entered into on 5 July 2001 between the start-up loan provider and Funding under which the fourth start-up loan was made by the start-up loan provider to Funding.

       FSA means the Financial Services Authority.

       FSMA means the Financial Services and Markets Act 2000.

       FUNDING means Holmes Funding Limited.

       FUNDING AVAILABLE PRINCIPAL RECEIPTS means an amount equal to the sum of:

       (a) all Funding principal receipts received by Funding during the interest period ending on the relevant interest payment date and any other amounts standing to the credit of the Funding principal ledger;

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       (b)    all Funding principal receipts standing to the credit of the cash accumulation ledger which are to be applied on the next interest payment date to repay a bullet term advance and/or, as applicable, a scheduled amortisation term advance and for the avoidance of doubt, all series 1 term AAA cash amounts standing to the credit of the cash accumulation sub-ledger of the relevant issuing entity which are to be applied on the next interest payment date to repay the bullet term advance in respect of the AAA term advance and/or any previous term AAA advance, as applicable;

       (c) the amount (if any) credited to the principal deficiency ledger pursuant to items (f), (h), (j), (l) and (n) in the Funding pre-enforcement revenue priority of payments;

       (d) prior to the enforcement of the Funding security, and to be applied only in respect of the first reserve fund term advances, the amount standing to the credit of the first reserve ledger (but less any amounts applied or to be applied on the relevant date in payment of interest and other revenue expenses as set out in items
              (a) to (o) (inclusive) of the Funding pre-enforcement revenue priority of payments); and

       (e) prior to enforcement of the Funding security or the occurrence of an asset trigger event, and to be applied only in respect of Funding liquidity reserve fund term advances, the amount then standing to the credit of the Funding liquidity reserve ledger but less any amounts applied or to be applied on the relevant date in payment of interest and other revenue expenses as set out in items
              (A) to (O) (inclusive) of the Funding pre-enforcement revenue priority of payments),

       less

       (f) the amount of Funding principal receipts to be applied on the next interest payment date to pay items (a) to (e) (inclusive), (g),
              (i), (k) and (m) of the Funding pre-enforcement revenue priority of payments.

       FUNDING AVAILABLE REVENUE RECEIPTS means an amount equal to the sum of:

       (a) all mortgages trust available revenue receipts distributed to Funding during the interest period ending on the immediately following interest payment date;

       (b) other net income of Funding including all amounts of interest received on amounts standing to the credit of the Funding GIC account and/or the Funding transaction account and/or authorised investments and/or amounts received by Funding under the Funding swap agreement (other than any early termination amount received by Funding under the Funding swap agreement and any amount standing to the credit of the Funding collateral account including interest thereon, subject to the circumstances described in "COLLATERAL IN THE FUNDING POST ENFORCEMENT PRIORITY OF PAYMENT"), in each case to be received on or prior to the immediately following interest payment date; and

       (c)    the amount standing to the credit of the reserve ledgers.

       FUNDING COLLATERAL ACCOUNT means the designated bank account of Funding into which collateral posted by the Funding swap provider will be deposited if required pursuant to the Funding swap agreement.

       FUNDING DEED OF CHARGE means the deed of charge entered into on 26 July 2000 between Funding, Holmes Financing (No. 1) PLC, the corporate services provider, the account bank, the Funding GIC provider, the security trustee, the seller, the start-up loan providers, the cash manager and the Funding swap provider and acceded to on 29 November 2000 by Holmes Financing (No. 2) PLC, on 23 May 2001 by Holmes Financing (No. 3) PLC, on 5 July 2001 by Holmes Financing (No. 4) PLC, on 8 November 2001 by Holmes Financing (No. 5) PLC, amended and restated and acceded to by Holmes Financing (No. 6) PLC on 7 November 2002, acceded to on 26 March 2003 by Holmes Financing (No. 7) PLC, on 1 April 2004 by Holmes Financing (No. 8) PLC, on 8 December 2005 by Holmes Financing (No. 9) PLC, on 8 August 2006 by Holmes Financing (No. 10) PLC and amended and restated and acceded to by the issuing entity on 28 November 2006, and further amended and restated and acceded by the issuing entity on 28 March 2007.

       FUNDING GIC ACCOUNT means the account of Funding held with Abbey at its branch at 21 Prescot Street, London E1 8AD. Amounts deposited to the credit of the Funding GIC account will receive a rate of interest determined in accordance with the Funding guaranteed investment contract.

       FUNDING GIC PROVIDER means Abbey.

       FUNDING GUARANTEED INVESTMENT CONTRACT means the guaranteed investment contract entered into on 26 July 2000 between Funding and the Funding GIC provider under which the Funding GIC provider

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agrees to pay Funding a guaranteed rate of interest on the balance of the
Funding GIC account, as described further in "CREDIT STRUCTURE - MORTGAGES TRUSTEE GIC ACCOUNT/FUNDING GIC ACCOUNT".

       FUNDING LIQUIDITY RESERVE FUND means the reserve fund established on downgrade of the long-term rating of the seller assigned by Fitch or Moody's to meet interest and principal (in limited circumstances) on all the outstanding notes.

       FUNDING LIQUIDITY RESERVE FUND TERM ADVANCES means (a) on the applicable scheduled repayment date of each bullet term advance, that bullet term advance,
(b) on the final scheduled repayment date of each scheduled amortisation term advance which is a term AAA advance, that scheduled amortisation term advance, and (c) on the final repayment date of each pass-through term advance which is a term AAA advance, that pass-through term advance.

       FUNDING LIQUIDITY RESERVE LEDGER means a ledger maintained by the cash manager for Funding to record the amounts credited to the Funding liquidity reserve fund from Funding available revenue receipts and from Funding available principal receipts up to the Funding liquidity reserve required amount and drawings made under the Funding liquidity reserve fund.

       FUNDING LIQUIDITY RESERVE REQUIRED AMOUNT means an amount calculated in accordance with the formula set out in the "CREDIT STRUCTURE - FUNDING LIQUIDITY RESERVE FUND".

       FUNDING POST ENFORCEMENT PRIORITY OF PAYMENTS means the order in which, following the enforcement of the Funding security, the security trustee will apply the amounts received following enforcement of the Funding security, as set out in "SECURITY FOR FUNDING'S OBLIGATIONS".

       FUNDING PRE-ENFORCEMENT PRINCIPAL PRIORITY OF PAYMENTS means the order in which, prior to enforcement of the Funding security, the cash manager will apply the Funding available principal receipts on each interest payment date, as set out in "SECURITY FOR FUNDING'S OBLIGATIONS".

       FUNDING PRE-ENFORCEMENT REVENUE PRIORITY OF PAYMENTS means the order in which, prior to enforcement of the Funding security, the cash manager will apply the Funding available revenue receipts on each interest payment date, as set out in "SECURITY FOR FUNDING'S OBLIGATIONS".

       FUNDING PRINCIPAL LEDGER means a ledger maintained by the cash manager for Funding to record the amount of principal receipts received by Funding from the mortgages trustee on each distribution date.

       FUNDING PRINCIPAL RECEIPTS means the principal receipts paid by the mortgages trustee to Funding on each distribution date.

       FUNDING RESERVE FUND means the amount credited to the Funding reserve fund from the excess Funding available revenue receipts after Funding has paid all of its obligations in respect of items ranking higher than item (u) of the Funding pre-enforcement revenue priority of payments on each interest payment date as described further in "CREDIT STRUCTURE - FUNDING RESERVE FUND".

       FUNDING RESERVE LEDGER means a ledger maintained by the cash manager to record the amount credited to the Funding reserve fund from the excess Funding available revenue receipts after Funding has paid all of its obligations in respect of items ranking higher than item (u) of the Funding pre-enforcement revenue priority of payments on each interest payment date, and any subsequent withdrawals in respect of the Funding reserve fund.

       FUNDING RESERVE FUND REQUIRED AMOUNT means, at any time, the amount specified as such in connection with the most recent issuance of notes.

       FUNDING REVENUE LEDGER means a ledger maintained by the cash manager to record all amounts received by Funding from the mortgages trustee on each distribution date other than principal receipts, together with interest received by Funding on its authorised investments or pursuant to the bank account agreement.

       FUNDING SECURED CREDITORS means the security trustee, the previous security trustee, the Funding swap provider, the cash manager, the account bank, the previous issuing entities, the seller, the corporate services provider, the start-up loan provider, the issuing entity and any other entity that accedes to the terms of the Funding deed of charge from time to time.

       FUNDING SECURITY means security created by Funding pursuant to the Funding deed of charge in favour of the Funding secured creditors.

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       FUNDING SHARE or FUNDING'S SHARE means the Funding share of the trust property from time to time, as calculated on each distribution date.

       FUNDING SHARE PERCENTAGE means the Funding share percentage of the trust property from time to time as calculated on each distribution date.

       FUNDING SHARE/SELLER SHARE LEDGER means the ledger of such name maintained by the cash manager pursuant to the cash management agreement to record the Funding share, the Funding share percentage, the seller share and seller share percentage of the trust property.

       FUNDING SWAP means the swap documented under the Funding swap agreement which enables Funding to hedge against the possible variance between the mortgages trustee SVR payable on the variable rate loans, the fixed rates of interest payable on the fixed rate loans and the rates of interest payable on the tracker loans and a sterling LIBOR based rate for three-month sterling deposits, as described further in "THE SWAP AGREEMENTS - THE FUNDING SWAP".

       FUNDING SWAP AGREEMENT means the 1992 ISDA Master Agreement (Multicurrency-Cross Border) and schedule thereto entered into on 26 July 2000 (as amended and restated on 29 November 2000, as further amended by a side letter dated 6 December 2000 and as further amended by deed on 23 May 2001) between Funding, the Funding swap provider and the security trustee and any confirmation documented thereunder from time to time between Funding, the Funding swap provider and the security trustee (as each of the same may be amended, restated, varied or supplemented from time to time).

       FUNDING SWAP PROVIDER means Abbey Financial Markets.

       FUNDING SWAP PROVIDER DEFAULT means the occurrence of an event of default (as defined in the Funding swap agreement) where the Funding swap provider is the defaulting party (as defined in the Funding swap agreement).

       FUNDING TRANSACTION ACCOUNT means the account in the name of Funding maintained with the account bank pursuant to the bank account agreement or such additional or replacement account as may for the time being be in place.

       FURTHER ADVANCE means an advance made following a request from an existing borrower for a further amount to be lent to him or her under his or her mortgage, where Abbey has discretion as to whether to accept that request.

       FURTHER ISSUING ENTITY NOTES means, at any time, issuing entity notes issued after that time.

       GLOBAL NOTES means the US global notes and the Reg S global notes.

       HIGH LOAN-TO-VALUE FEE means a fee incurred by a borrower as a result of taking out a loan with an LTV ratio in excess of a certain percentage specified in the offer.

       HIGHER VARIABLE RATE LOANS means variable rate loans subject to an interest rate at a margin above the Abbey SVR or the mortgages trustee SVR, as applicable.

       HOLDINGS means Holmes Holdings Limited.

       HOUSE means a building for human habitation.

       ICTA means Income and Corporation Taxes Act 1988.

       IN ARREARS means in respect of a mortgage account, occurs when one or more monthly payments in respect of a mortgage account have become due and unpaid by a borrower.

       INITIAL PURCHASE DATE has the meaning set forth in number 5.9 of the issuing entity notes.

       INSOLVENCY EVENT means in respect of the seller, the servicer or the cash manager or the issuing cash manager (each, for the purposes of this definition, a relevant entity) means:

       (a) an order is made or an effective resolution passed or documents filed contemplating the winding up of or administration of the relevant entity;

       (b) the relevant entity ceases or threatens to cease to carry on its business or stops payment or threatens to stop payment of its debts or is deemed unable to pay its debts within the meaning of section 123(a), (b), (c) or (d) of the Insolvency Act 1986 (as amended) or becomes unable

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

              to pay its debts as they fall due or the value of its assets falls to less than the amounts of its liabilities (taking into account, for both these purposes, contingent and prospective liabilities) or otherwise becomes insolvent; and

       (c) proceedings (including, but not limited to, presentation of an application for an administration order, the filing of documents with the court for the appointment of an administrator or the service of a notice of intention to appoint an administrator) are initiated against the relevant entity under any applicable liquidation, administration, reorganisation (other than a reorganisation where the relevant entity is solvent) or other similar laws, save where such proceedings are being contested in good faith; or an administrative or other receiver, administrator or other similar official is appointed in relation to the whole or any substantial part of the undertaking or assets of the relevant entity or the appointment of an administrator takes effect; or a distress, execution, diligence or other process is enforced upon the whole or any substantial part of the undertaking or assets of the relevant entity and in any of the foregoing cases it is not discharged within 15 London business days; or if the relevant entity initiates or consents to judicial proceedings relating to itself under any applicable liquidation, administration, insolvency, reorganisation or other similar laws or makes a conveyance or assignment for the benefit of its creditors generally or takes steps with a view to obtaining a moratorium in respect of any indebtedness.

       INTERCOMPANY LOAN means all the term advances made available to Funding by (i) a previous issuing entity or the issuing entity (as the case may be) under a previous intercompany loan, (ii) the issuing entity under the current intercompany loan, or (iii) the issuing entity or any new issuing entity (as the case may be) under any new intercompany loan.

       INTERCOMPANY LOAN ACCELERATION NOTICE means an acceleration notice served by the security trustee on Funding following an intercompany loan event of default.

       INTERCOMPANY LOAN AGREEMENTS means the previous intercompany loan agreements, the current intercompany loan agreements and all new intercompany loan agreements.

       INTERCOMPANY LOAN EVENT OF DEFAULT has the meaning given to it on page
140.

       INTERCOMPANY LOAN LEDGER means a ledger maintained by the cash manager to record payments of interest and repayments of principal made on each of the outstanding term advances and any new term advances under any intercompany loans.

       INTEREST DETERMINATION DATE means:

       (a) in relation to a series and class (or sub-class) of notes, the relevant closing date of such issuing entity notes or such other date as may be specified as such in the relevant prospectus or (in the case of issuing entity notes) the relevant prospectus supplement; and

       (b) in relation to a term advance, the relevant closing date of the related series and class of notes or such other date as may be specified as such in the relevant loan confirmation or (in the case of the issuing entity notes) the relevant term advance supplement.

       INTEREST PAYMENT DATE means (i) in respect of a series and class (or sub-class) of notes, the interest payment dates specified in the relevant prospectus or (in the case of the issuing entity notes) the relevant prospectus supplement, subject to the terms and conditions of the US notes and (ii) in respect of a term advance, the interest payment date specified in the relevant loan confirmation or (in the case of the issuing entity notes) in the relevant prospectus supplement as applicable to such term advance.

       INTEREST PERIOD means:

       (a) in relation to a series and class (or sub-class) of issuing entity notes (i) the period from (and including) the relevant interest payment date (or in respect of the first interest period, the applicable interest determination date) to (but excluding) the next following (or first) relevant interest payment date; and

       (b) in relation to the term advances the period from (and including) the applicable interest payment date (or in respect of the first interest period, the applicable interest determination date) to (but excluding) the next following applicable interest payment date.

       INVESTMENT COMPANY ACT means the United States Investment Company Act of 1940, as amended.

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       INVESTMENT PLAN means in respect of an interest only loan, a repayment mechanism selected by the borrower and intended to provide sufficient funds to redeem the full principal of a mortgage loan at maturity.

       ISSUE means each issue of issuing entity notes under the programme, comprising one or more series and classes (or sub-classes) of issuing entity notes.

       ISSUING ENTITIES means the previous issuing entities, the issuing entity and any new issuing entity.

       ISSUING ENTITY ACCOUNT BANKS means the sterling account bank and the non-sterling account bank.

       ISSUING ENTITY BANK ACCOUNT AGREEMENT means the agreement entered into on 28 November 2006 between the issuing cash managers and the issuing entity (as the same may be amended, restated, novated, replaced or supplemented from time to time) which governs the operation of the issuing entity transaction accounts.

       ISSUING ENTITY CASH MANAGEMENT AGREEMENT means the issuing entity cash management agreement entered into on 28 November 2006 between the issuing cash manager, the issuing entity and the issuing entity security trustee (as the same may be amended, restated, novated, replaced or supplemented from time to time), as described further in "CASH MANAGEMENT FOR THE ISSUING ENTITY".

       ISSUING ENTITY CASH MANAGER means Abbey acting, pursuant to the issuing entity cash management agreement, as agent for the issuing entity and the issuing entity security trustee to manage all cash transactions and maintain certain ledgers on behalf of the issuing entity.

       ISSUING ENTITY COLLATERAL ACCOUNT means the designated bank account of the issuing entity into which collateral posted by the relevant issuing entity swap provider will be deposited if required pursuant to the relevant issuing entity swap agreement.

       ISSUING ENTITY CORPORATE SERVICES AGREEMENT means an agreement entered into on 28 November 2006 between the issuing entity, the corporate services provider and the issuing entity security trustee (as the same may be amended, restated, novated, replaced or supplemented from time to time), which governs the provision of corporate services by the corporate services provider to the issuing entity.

       ISSUING ENTITY DEED OF CHARGE means the deed of charge entered into on 28 November 2006 between, among others, the issuing entity and the issuing entity security trustee (as the same may be amended, restated, novated, replaced or supplemented from time to time), under which the issuing entity charges the issuing entity security in favour of the issuing entity security trustee for the benefit of the issuing entity secured creditors, as described further in "SECURITY FOR THE ISSUING ENTITY'S OBLIGATIONS".

       ISSUING ENTITY NOTES includes all of the class A notes, the class B notes, the class M Notes, the class C notes and the class D notes of any series issued by the issuing entity.

       ISSUING ENTITY PAYING AGENT AND AGENT BANK AGREEMENT means the agreement entered into on 28 November 2006 (as amended, restated, supplemented, replaced and/or novated from time to time) which sets out the appointment of the paying agents, the registrar, the transfer agent and the agent bank for the issuing entity notes.

       ISSUING ENTITY POST ENFORCEMENT CALL OPTION AGREEMENT means the agreement entered into on 28 November 2006 under which the note trustee agrees on behalf of the holders of the class B notes, the class M notes, the class C notes and the class D notes that following enforcement of the issuing entity security, the post-enforcement call option holder may call for the class B notes, the class M notes, the class C notes and the class D notes (as amended, restated, supplemented, replaced and/or novated from time to time).

       ISSUING ENTITY POST ENFORCEMENT PRIORITY OF PAYMENTS means the order in which, following enforcement of the issuing entity security, the issuing entity security trustee will apply the amounts received following enforcement of the issuing entity security, as set out in "CASHFLOWS - DISTRIBUTION OF ISSUING ENTITY PRINCIPAL RECEIPTS AND ISSUING ENTITY REVENUE RECEIPTS FOLLOWING ENFORCEMENT OF THE ISSUING ENTITY SECURITY AND ENFORCEMENT OF THE FUNDING SECURITY".

       ISSUING ENTITY PRE-ENFORCEMENT REVENUE PRIORITY OF PAYMENTS means the order in which, prior to enforcement of the issuing entity security, the issuing cash manager will apply the issuing entity revenue receipts on each interest payment date, as set out in "CASHFLOWS - DISTRIBUTION OF ISSUING ENTITY REVENUE RECEIPTS".

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       ISSUING ENTITY PRINCIPAL RECEIPTS means an amount equal to the sum of all principal amounts repaid by Funding to the issuing entity under the master intercompany loan.

       ISSUING ENTITY REVENUE RECEIPTS means, in relation to an interest payment date, an amount equal to the sum of:

       (a) interest to be paid by Funding on the relevant interest payment date in respect of the term advances under the master intercompany loan agreement;

       (b) fees to be paid to the issuing entity by Funding on the relevant interest payment date under the terms of the master intercompany loan agreement;

       (c) interest payable on the issuing entity's bank accounts (but excluding any interest in respect of collateral provided by a issuing entity swap provider to the issuing entity) and any authorised investments which will be received on or before the relevant interest payment date; and

       (d) other net income of the issuing entity including amounts received or to be received under the issuing entity swap agreements on or before the relevant interest payment date (without double counting) (other than any early termination amount received by the issuing entity under the issuing entity swap agreements and any amount to be credited to the relevant issuing entity collateral account, including interest thereon, subject to the circumstances described in "CASHFLOWS - COLLATERAL IN THE ISSUING ENTITY POST ENFORCEMENT PRIORITY OF PAYMENTS").

       ISSUING ENTITY SECURED CREDITORS means the issuing entity security trustee, the issuing entity swap providers, the note trustee, the noteholders, the issuing entity account banks, the paying agents, the registrar, the transfer agent, the agent bank, the corporate services provider, the issuing entity cash manager and any new issuing entity secured creditor who accedes to the issuing entity deed of charge from time to time under a deed of accession or a supplemental deed.

       ISSUING ENTITY SECURITY means security created by the issuing entity pursuant to the issuing entity deed of charge in favour of the issuing entity secured creditors.

       ISSUING ENTITY SECURITY TRUSTEE means The Bank of New York, London Branch at One Canada Square, London, E14 5AL.

       ISSUING ENTITY SWAP AGREEMENTS means each 1992 ISDA Master Agreement (Multicurrency-Cross Border), schedules thereto and confirmations thereunder relating to issuing entity swaps to be entered into on or before the closing date of a series in relation to a series and/or class (or sub-class) of issuing entity notes, between the issuing entity, the issuing entity swap provider and the issuing entity security trustee (as amended, restated, novated, replaced or supplemented from time to time).

       ISSUING ENTITY SWAP EXCLUDED TERMINATION AMOUNT means, in relation to an issuing entity swap agreement, an amount equal to:

       (a) the amount of any termination payment due and payable to the relevant issuing entity swap provider as a result of an issuing entity swap provider default or following an issuing entity swap provider downgrade termination event;

       less

       (b) the amount, if any, received by the issuing entity from a replacement swap provider upon entry by the issuing entity into an agreement with such replacement swap provider to replace such issuing entity swap agreement which has terminated as a result of such issuing entity swap provider default or following the occurrence of such issuing entity swap provider downgrade termination event.

       ISSUING ENTITY SWAP PROVIDER means each person who enters into an issuing entity swap with the issuing entity (other than the issuing entity security trustee) and, in relation to a series and class (or sub-class) of issuing entity notes, shall be identified as such in the relevant prospectus supplement.

       ISSUING ENTITY SWAP PROVIDER DEFAULT means the occurrence of an Event of Default under an issuing entity swap agreement (as defined in the relevant issuing entity swap agreement) where the issuing entity swap provider is the Defaulting Party (as defined in the relevant issuing entity swap agreement).

       ISSUING ENTITY SWAP PROVIDER DOWNGRADE EVENT means the occurrence of an additional termination event under an issuing entity swap agreement following the failure by the issuing entity swap provider to


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comply with the requirements of the ratings downgrade provisions set out in the relevant issuing entity swap agreement.

       ISSUING ENTITY SWAP RATE means the rate at which a foreign currency is converted to sterling or, as the case may be, sterling is converted a foreign currency under the relevant issuing entity swap or, if there is no such issuing entity swap rate in effect at such time, the "SPOT" rate at which such foreign currency is converted into sterling or as the case may be, sterling is converted into such foreign currency on the foreign exchange markets.

       ISSUING ENTITY SWAPS means the currency swaps entered into by the issuing entity from time to time which enable the issuing entity to hedge the amounts it receives and pays under the master intercompany loan agreement and the amounts it receives and must pay under each series and class of issuing entity notes (other than sterling-denominated issuing entity notes) in the specified currency, as identified in the relevant prospectus supplement.

       ISSUING ENTITY TRANSACTION ACCOUNTS means the following bank accounts that the issuing entity currently maintains in its name: a sterling bank account with Abbey at 21 Prescot Street, London E1 8AD; and a euro account and a dollar account with Citibank, N.A., London Branch at Citigroup Centre, Canada Square, London, E14 5LB.

       ISSUING ENTITY TRANSACTION DOCUMENTS means the documents listed in "LISTING AND GENERAL INFORMATION".

       LENDING CRITERIA means the criteria applicable to the granting of an offer of a mortgage to a borrower, as may be amended from time to time and as further described in "THE LOANS - LENDING CRITERIA".

       LIBOR or STERLING LIBOR means the London Interbank Offer Rate for sterling deposits, as determined by the agent bank in accordance with the issuing entity paying agent and agent bank agreement.

       LINK-DETACHED means a house joined to another house or houses typically by way of an attached garage.

       LOAN means each loan referenced by its loan identifier number and comprising the aggregate of all principal sums, interest, costs, charges, expenses and other monies (including all further advances) due or owing with respect to that loan under the relevant mortgage conditions by a borrower on the security of a mortgage from time to time outstanding or, as the context may require, the borrower's obligations in respect of the same.

       LONDON BUSINESS DAY means a day (other than a Saturday or Sunday) on which banks are generally open for business in London.

       LONDON STOCK EXCHANGE means London Stock Exchange plc.

       LOSSES means the realised losses experienced on the loans in the portfolio.

       LOSSES LEDGER means the ledger of such name created and maintained by the cash manager pursuant to the cash management agreement to record the losses on the portfolio.

       LTV RATIO or LOAN-TO-VALUE RATIO means the ratio of the outstanding balance of a loan to the value of the mortgaged property securing that loan.

       MAISONETTE means a flat on more than one floor used as a residence.

       MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE means together, the amended and restated master definitions and construction schedule and the issuing entity master definitions and construction schedule signed on 28 November 2006, as amended from time to time, which are schedules of definitions used in the issuing entity transaction documents.

       MASTER INTERCOMPANY LOAN means all the term advances made available by the issuing entity to Funding under the relevant intercompany loan pursuant to the master intercompany loan agreement.

       MASTER INTERCOMPANY LOAN AGREEMENT means the master intercompany loan agreement entered into on 28 November 2006 between Funding, the issuing entity and the security trustee, as amended, restated, novated, replaced or supplemented from time to time.

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

       MASTER INTERCOMPANY LOAN ENFORCEMENT NOTICE means an enforcement notice served by the security trustee in relation to the enforcement of the Funding security following a master intercompany loan event of default under the master intercompany loan.

       MASTER INTERCOMPANY LOAN EVENT OF DEFAULT means an event of default under the master intercompany loan agreement.

       MIG POLICIES means mortgage indemnity guarantee policies.

       MINIMUM RATE LOANS means loans subject to a minimum rate of interest.

       MINIMUM SELLER SHARE means an amount included in the current seller share which is calculated in accordance with the mortgages trust deed as further described under "THE MORTGAGES TRUST".

       MONEY MARKET NOTES means the bullet redemption notes or scheduled redemption notes, the final maturity date of which will be less than 397 days from the closing date on which such issuing entity notes are issued.

       MOODY'S means Moody's Investors Service Limited.

       MOODY'S PORTFOLIO VARIATION TEST means the calculation methodology provided by Moody's to the servicer from time to time for the purpose of calculating the Moody's portfolio variation test value.

       MOODY'S PORTFOLIO VARIATION TEST VALUE means a certain percentage resulting from the application of the Moody's portfolio variation test.

       MORTGAGE means the legal charge or standard security securing a loan.

       MORTGAGE ACCOUNT means all loans secured on the same property will be incorporated in the same mortgage account.

       MORTGAGE CONDITIONS means the terms and conditions applicable to the loans as contained in the seller's "MORTGAGE CONDITIONS" booklet for England and Wales or Scotland applicable from time to time.

       MORTGAGEE means the party in whose favour a mortgage is granted.

       MORTGAGE RELATED SECURITIES means as defined in the US Secondary Mortgage Markets Enhancement Act 1984, as amended.

       MORTGAGE SALE AGREEMENT means the mortgage sale agreement entered into on 26 July 2000 as amended on 29 November 2000 and as amended and restated on 23 May 2001, 5 July 2001, 8 November 2001, 7 November 2002, 26 March 2003, 1 April 2004, 8 December 2005, 8 August 2006, 28 November 2006 and [o] 2008 and made between the seller, the mortgages trustee, Funding and the security trustee in relation to the assignment of the portfolio to the mortgages trustee, as further described in "ASSIGNMENT OF THE LOANS AND THEIR RELATED SECURITY".

       MORTGAGE TERMS means all the terms and conditions applicable to a loan, including without limitation the applicable mortgage conditions and offer conditions.

       MORTGAGES TRUST means the bare trust of the trust property held by the mortgages trustee as to both capital and income on trust absolutely for Funding (as to the Funding share) and the seller (as to the seller share), so that each has an undivided beneficial interest in the trust property.

       MORTGAGES TRUST AVAILABLE REVENUE RECEIPTS means an amount equal to the sum of:

       (a)    revenue receipts on the loans (but excluding principal receipts);
              and

       (b) interest payable to the mortgages trustee on the mortgages trustee GIC account and the alternative accounts,

       less

       (c)    third party amounts.

       MORTGAGES TRUST DEED means the mortgages trust deed dated 29 November 2000, as amended from time to time, between (among others) the mortgages trustee, Funding and the seller, as further described in "THE MORTGAGES TRUST".

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

       MORTGAGES TRUSTEE means Holmes Trustees Limited.

       MORTGAGES TRUSTEE ACCOUNTS means the mortgages trustee GIC account and the alternative accounts.

       MORTGAGES TRUSTEE GIC ACCOUNT means the account in the name of the mortgages trustee maintained with the account bank pursuant to the terms of the bank account agreement and the mortgages trustee guaranteed investment contract or such additional or replacement account as may for the time being be in place.

       MORTGAGES TRUSTEE GIC PROVIDER means Abbey.

       MORTGAGES TRUSTEE GUARANTEED INVESTMENT CONTRACT means the guaranteed investment contract entered into between the mortgages trustee and the mortgages trustee GIC provider under which the mortgages trustee GIC provider agrees to pay the mortgages trustee a guaranteed rate of interest on the balance of the mortgages trustee GIC account, as described further in "CREDIT STRUCTURE - MORTGAGES TRUSTEE GIC ACCOUNT/FUNDING GIC ACCOUNT".

       MORTGAGES TRUSTEE PRINCIPAL PRIORITY OF PAYMENTS means the order in which the cash manager applies principal receipts on the loans on each distribution date to each of Funding and the seller, depending on whether a trigger event has occurred, as set out in "THE MORTGAGES TRUST".

       MORTGAGES TRUSTEE REVENUE PRIORITY OF PAYMENTS means the order in which the cash manager applies the mortgages trust available revenue receipts on each distribution date, as set out in "THE MORTGAGES TRUST".

       MORTGAGES TRUSTEE SVR means the standard variable rate which applies to certain variable rate loans in the portfolio as set by the servicer, as described further in "THE SERVICING AGREEMENT".

       N(M) means the date on which FSMA rules relating to the regulation of mortgages came into effect, namely 31 October 2004.

       NATIONAL MORTGAGE LENDING POLICY means the lending policy of the seller as varied from time to time.

       NEW FUNDING ENTITY means a new entity, being a wholly owned subsidiary of Holdings, which may be established by Holdings, from time to time to issue new notes and (with the agreement of the seller and Funding) to acquire an interest in the trust property.

       NEW INTERCOMPANY LOAN AGREEMENTS means the intercompany loan agreements made between any new issuing entity and Funding.

       NEW INTERCOMPANY LOANS means (i) any new loans made available by the issuing entity to Funding under the master intercompany loan agreement in respect of a particular issue issued on a date later than the closing date of the relevant prospectus supplement or (ii) any new loans made available by a new issuing entity to Funding under a new intercompany loan agreement entered into by Funding with a new issuing entity.

       NEW ISSUE means the issue of new notes to investors by a new issuing entity to fund a new intercompany loan or the issue of further issuing entity notes by the issuing entity.

       NEW ISSUING ENTITY means a new wholly owned subsidiary of Holdings that is not established as at the closing date and which, if established, will issue new notes and make a new intercompany loan or loans to Funding.

       NEW LOANS means loans, other than the current loans, which the seller may assign, from time to time, to the mortgages trustee pursuant to the terms of the mortgage sale agreement.

       NEW NOTES means an issue of notes by a new issuing entity.

       NEW RELATED SECURITY means the security for the new loans which the seller may assign to the mortgages trustee pursuant to the mortgage sale agreement.

       NEW START-UP LOAN AND NEW START-UP LOAN PROVIDER means a new start-up loan to be made available to Funding by a new start-up loan provider when Funding enters into a new intercompany loan agreement.

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

       NEW START-UP LOAN AGREEMENT means a new start-up loan agreement to be entered into by a new start-up loan provider, Funding and the security trustee.

       NEW SWAP AGREEMENT AND NEW SWAP PROVIDER means a swap agreement to be entered into by a new issuing entity, a new swap provider and a new security trustee.

       NEW TERM ADVANCES means (i) any new term advance made by the issuing entity to Funding under the master intercompany loan agreement or (ii) any new term advance made by a new issuing entity to Funding under a new intercompany loan agreement entered into by Funding with that new issuing entity.

       NEW YORK BUSINESS DAY means a day (other than a Saturday or a Sunday) on which banks are generally open in the city of New York.

       A NON-ASSET TRIGGER EVENT will occur if:

       (a)    an insolvency event occurs in relation to the seller;

       (b) the seller is terminated as servicer and a new servicer is not appointed within 60 days;

       (c) on the distribution date immediately succeeding a seller share event distribution date, the seller share is equal to or less than the minimum seller share (determined using the amounts of the current seller share and minimum seller share that would exist after making the distributions of the principal receipts due on that distribution date on the basis that the cash manager assumes that those principal receipts are distributed in the manner described under "- MORTGAGES TRUST ALLOCATION AND DISTRIBUTION OF PRINCIPAL RECEIPTS PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT"); or

       (d) on the distribution date immediately succeeding a seller share event distribution date, the outstanding principal balance of loans comprising the trust property on such distribution date is less than the required loan balance amount in effect at that time.

       NON-STERLING ACCOUNT BANK means Citibank, N.A., London Branch situated at Citigroup Centre, Canada Square, London E14 5LB.

       NOTEHOLDERS means the holders of issuing entity notes, previous notes or new notes, as applicable, or any of them as the context requires.

       NOTE ENFORCEMENT NOTICE means an enforcement notice served by the note trustee or the issuing entity security trustee in relation to the enforcement of the issuing entity security following a note event of default under the issuing entity notes.

       NOTE EVENT OF DEFAULT means an event of default under number 9 of the issuing entity notes where the issuing entity is the defaulting party.

       NOTE PRINCIPAL PAYMENT means the amount of each principal payment payable on each issuing entity note.

       NOTES includes all of the issuing entity notes, the previous notes and any new notes.

       NOTE TRUSTEE means The Bank of New York, London Branch at One Canada Square, London, E14 5AL.

       OFFER CONDITIONS means the terms and conditions applicable to a specific loan as set out in the relevant offer letter to the borrower.

       OFFERED NOTES means each series and class (or sub-class) of US notes.

       OFT means the Office of Fair Trading.

       OUTSTANDING AMOUNT means following enforcement of a loan, the amount outstanding on the payment of that loan after deducting money received under the applicable mortgage indemnity guarantee policy.

       PASS-THROUGH TERM ADVANCE means a term advance which has no scheduled repayment date other than the final repayment date and which is designated as a "PASS-THROUGH" term advance in the relevant prospectus supplement.

       PAYING AGENTS means the principal paying agent and the US paying agent.

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       PAYMENT HOLIDAY means a period during which a borrower may suspend payments under a mortgage loan where the borrower is permitted under the mortgage terms to do so and will therefore not be in breach of the mortgage terms.

       PAYMENT RATE DATE means the eighth day (or, if not a London business day, the next succeeding London business day) of each month.

       PAYMENT RATE PERIOD means the period from and including a payment rate date to but excluding the next payment rate date.

       PENSION PLAN means a financial plan arranged by a borrower to provide for such borrower's expenses during retirement.

       PORTFOLIO means at any time the loans and their related security assigned to the mortgages trustee and held by the mortgages trustee on trust for the beneficiaries.

       POST-ENFORCEMENT CALL OPTION means the call option granted to PECOH in respect of the class B notes, the class M notes, the class C notes and the class D notes under the issuing entity post enforcement call option agreement.

       POST-ENFORCEMENT CALL OPTION HOLDER or PECOH means PECOH Limited.

       PREVIOUS A TERM ADVANCES means the advances made under the previous intercompany loan agreements or the master intercompany loan agreement, as the case may be, from the proceeds of the issue of the series 1 class M previous notes, the series 2 class M previous notes, the series 3 class M previous notes and the series 4 class M previous notes.

       PREVIOUS AA TERM ADVANCES means the advances made under the previous intercompany loan agreements or the master intercompany loan agreement, as the case may be, from the proceeds of issue of the series 1 class B previous notes, the series 2 class B previous notes, the series 3 class B previous notes, the series 4 class B previous notes and the series 5 class B previous notes.

       PREVIOUS AAA TERM ADVANCES means the advances made under the previous intercompany loan agreements or the master intercompany loan agreement, as the case may be, from the proceeds of issue of the series 1 class A previous notes, the series 2 class A previous notes, the series 3 class A previous notes, the series 4 class A previous notes and the series 5 class A previous notes.

       PREVIOUS BB TERM ADVANCE means the advance made under the previous intercompany loan agreement or the master intercompany loan agreement, as the case may be, from the proceeds of issue of its series 3 class D previous notes.

       PREVIOUS BBB TERM ADVANCES means the advances made under the previous intercompany loan agreements or the master intercompany loan agreement, as the case may be, from the proceeds of issue of the series 1 class C previous notes, the series 2 class C previous notes, the series 3 class C previous notes, the series 4 class C previous notes and the series 5 class C previous notes.

       PREVIOUS CLOSING DATES means in respect of Holmes Financing (No. 1) PLC, 26 July 2000, in respect of Holmes Financing (No. 2) PLC, 29 November 2000, in respect of Holmes Financing (No. 3) PLC, 23 May 2001, in respect of Holmes Financing (No. 4) PLC, 5 July 2001, in respect of Holmes Financing (No. 5) PLC, 8 November 2001, in respect of Holmes Financing (No. 6) PLC, 7 November 2002, in respect of Holmes Financing (No. 7) PLC, 26 March 2003, in respect of Holmes Financing (No. 8) PLC, 1 April 2004, in respect of Holmes Financing (No. 9) PLC, 8 December 2005 and, in respect of Holmes Financing (No. 10) PLC, 8 August 2006 and in respect of the previous notes issued by the issuing entity, the date such previous notes were issued.

       PREVIOUS INTERCOMPANY LOAN AGREEMENT means the intercompany loan agreements made between the previous issuing entities and Funding.

       PREVIOUS INTERCOMPANY LOANS means (i) any previous loans made available by the previous issuing entities to Funding under the previous intercompany loan agreements or (ii) any previous loans made available by the issuing entity to Funding under the master intercompany loan agreement in respect of a particular issue issued on a date prior to the closing date of the relevant prospectus supplement.

       PREVIOUS ISSUES means the issue of the previous notes.

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

       PREVIOUS ISSUING ENTITIES means Holmes Financing (No. 1) PLC, Holmes Financing (No. 2) PLC, Holmes Financing (No. 3) PLC, Holmes Financing (No. 4) PLC, Holmes Financing (No. 5) PLC, Holmes Financing (No. 6) PLC, Holmes Financing (No. 7) PLC, Holmes Financing (No. 8) PLC, Holmes Financing (No. 9) PLC and Holmes Financing (No. 10) PLC.

       PREVIOUS ISSUING ENTITY ACCOUNT BANKS means the sterling account bank and the non-sterling account bank in respect of previous issuing entities.

       PREVIOUS ISSUING ENTITY SECURITY means security created by the previous issuing entities pursuant to the previous issuing entity deeds of charge in favour of the previous issuing entity secured creditors.

       PREVIOUS ISSUING ENTITY SECURITY TRUSTEE means The Bank of New York, London Branch at One Canada Square, London, E14 5AL and JPMorgan Chase Bank, N.A., London Branch at Trinity Tower, 9 Thomas More Street, London E1W 1YT.

       PREVIOUS NOTES means includes all of the class A previous notes, the class B previous notes, the class C previous notes, the class D previous notes and the class M previous notes.

       PREVIOUS NOTE TRUSTEE means The Bank of New York, London Branch at One Canada Square, London, E14 5AL.

       PREVIOUS SECURITY TRUSTEE means The Bank of New York, London Branch at One Canada Square, London E14 5AL.

       PREVIOUS SWAP AGREEMENTS means the swap agreements entered into between the previous issuing entities and the previous swap providers in relation to the previous swaps.

       PREVIOUS SWAP PROVIDERS means Barclays Bank PLC, UBS AG (acting through its business group UBS Warburg), General Re Financial Securities Limited, Westdeutsche Landesbank Girozentrale, Credit Suisse First Boston International, Citibank, N.A., London Branch, Banque AIG, London branch, Swiss Re Financial Products Corporation or any of them as the context requires.

       PREVIOUS SWAPS means the dollar currency swaps, the euro currency swaps and the fixed-floating interest swap entered into by Holmes Financing (No. 1) PLC, the dollar currency swaps and the euro currency swaps entered into by Holmes Financing (No. 2) PLC, the dollar currency swaps and the euro currency swaps entered into by Holmes Financing (No. 3) PLC, the dollar currency swaps, the euro currency swaps and the Swiss franc currency swap entered into by Holmes Financing (No. 4) PLC, the dollar currency swaps, the euro currency swaps and the Swiss franc currency swap entered into by Holmes Financing (No. 5) PLC, the dollar currency swaps, the euro currency swaps and the Swiss franc currency swap entered into by Holmes Financing (No. 6) PLC, the dollar currency swaps and euro currency swaps entered into by Holmes Financing (No. 7) PLC, the dollar currency swaps and the euro currency swaps entered into by Holmes Financing (No. 8) PLC, the dollar currency swaps and the euro currency swap entered into by Holmes Financing (No. 9) PLC, and the dollar currency swaps and the euro currency swap entered into by Holmes Financing (No. 10) PLC, each under the previous swap agreements.

       PREVIOUS TERM ADVANCES means (i) any previous term advance made by the previous issuing entities to Funding under the relevant previous intercompany loan agreement or (ii) any previous term advance made by the issuing entity to Funding under the master intercompany loan agreement.

       PRINCIPAL DEFICIENCY LEDGER means the ledger of such name maintained by the cash manager, comprising on the date of this prospectus five sub-ledgers, the AAA principal deficiency sub-ledger, the AA principal deficiency sub-ledger, the A principal deficiency sub-ledger, the BBB principal deficiency sub-ledger and the BB principal deficiency sub-ledger and which records any deficiency of principal (following a loss on a loan or the application of principal receipts to meet any deficiency in Funding available revenue receipts) in respect of payments due under the outstanding intercompany loans.

       PRINCIPAL LEDGER means the ledger of such name maintained by the cash manager on behalf of the mortgages trustee pursuant to the cash management agreement to record any retained principal receipts plus principal receipts on the loans and payments of principal from the mortgages trustee GIC account to Funding and the seller on each distribution date. Together the principal ledger and the revenue ledger reflect the aggregate of all amounts of cash standing to the credit of the mortgages trustee GIC account.

       PRINCIPAL PAYING AGENT means The Bank of New York, London Branch acting through its specified office at One Canada Square, London E14 5AL.

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

       PRINCIPAL PAYMENT RATE means the average monthly rolling principal payment rate on the loans for the 12 months immediately preceding the relevant distribution date, calculated on each payment rate date.

       PRINCIPAL RECEIPTS means all principal amounts received from borrowers in respect of the loans or otherwise paid or recovered in respect of the loans and their related security representing monthly repayments of principal, prepayments of principal, redemption proceeds and amounts recovered on enforcement representing principal (but excluding principal received or treated as received in respect of a loan subsequent to the completion of enforcement procedures and certain early repayment fees).

       PRODUCT SWITCH means a variation to the financial terms and conditions of a loan other than:

       (a) any variation agreed with a borrower to control or manage arrears on the loan;

       (b) any variation in the maturity date of the loan unless it is extended beyond July 2038;

       (c)    any variation imposed by statute;

       (d) subject to the mortgage sale agreement, any variation of the principal available and/or the rate of interest payable in respect of the loan where that rate is offered to the borrowers of more than 10 per cent. by outstanding principal amount of loans comprised in the trust property in any interest period; or

       (e) any variation in the frequency with which the interest payable in respect of the loan is charged.

       PROGRAMME AGREEMENT means the agreement entered into on 17 November 2006, as amended from time to time, between amongst others, the issuing entity, Funding and the dealers named therein (or deemed named therein).

       PROGRAMME DATE means 28 November 2006.

       PROGRAMME RESOLUTION has the meaning given to that term on page 232.

       PROSPECTUS means the prospectus or other offering document pursuant to which issuing entity notes were issued.

       PROSPECTUS RULES means the prospectus rules made pursuant to FSMA.

       PURCHASE OPTION has the meaning set forth in number 5.9 under "TERMS AND CONDITIONS OF THE US NOTES".

       PURPOSE-BUILT means in respect of a residential dwelling, built or made for such a residential purpose (as opposed to converted).

       RATING means rating assigned by the rating agencies to the current notes or new notes.

       RATING AGENCIES means each of Moody's, Standard & Poor's and Fitch.

       REASONABLE, PRUDENT MORTGAGE LENDER means includes a lender acting within the policy applied by the seller from time to time to the originating, underwriting and servicing of loans beneficially owned by the seller outside the mortgages trust.

       RECEIVER means a receiver appointed by the issuing entity security trustee and/or the security trustee, respectively pursuant to the issuing entity deed of charge and/or the Funding deed of charge.

       REFERENCE BANKS means at the closing date, the London office of each of the following banks: ABN AMRO Bank N.V., Barclays Bank PLC, Citibank, N.A. and The Royal Bank of Scotland PLC.

       REFERENCE DATE has the meaning given to that term on page 171.

       REGISTERS OF SCOTLAND means the Land Register of Scotland and/or the General Register of Sasines.

       REGISTRAR means The Bank of New York (Luxembourg) S.A. at Aerogolf Center, 1A Hoehenhof, L-1736 Senningerberg, Luxembourg.

       REG S or REGULATION S means Regulation S under the Securities Act.

       REG S GLOBAL NOTES means each Reg S note represented on issue by a global note in registered form for each such class.

       REG S NOTES means each class of issuing entity notes sold in reliance on Regulation S.

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

       REGULATED MORTGAGE CONTRACT means as currently defined under FSMA (with effect from N(M), a credit agreement is a regulated mortgage contract if, at the time it is entered into: (a) the contract is one under which the lender provides credit to an individual or to a trustee; (b) the contract provides that the obligation of the individual/trustee to repay is to be secured by a first legal mortgage on land (other than timeshare accommodation) in the UK; and (c) at least 40 per cent. of that land is used, or is intended to be used, as or in connection with a dwelling by the individual or (in the case of credit provided to the trustee) by an individual who is a beneficiary of the trust, or by a related person (and, for the avoidance of doubt, where a contract provides for such repayment obligation to be secured by, in Scotland, a first standard security, that contract can amount to a "REGULATED MORTGAGE CONTRACT" if the other elements of the definition are satisfied).

       REGULATIONS means the Unfair Terms in Consumer Contract Regulations 1994 and 1999.

       REINSTATEMENT means in relation to a property that has been damaged, repairing or rebuilding that property to the condition that it was in prior to the occurrence of the damage.

       RELATED SECURITY in relation to a loan, the security for the repayment of that loan including the relevant mortgage or standard security and all other matters applicable thereto acquired as part of the portfolio assigned to the mortgages trustee.

       RELEVANT BULLET AMOUNT has the meaning given to it under "THE MORTGAGES TRUST - CASH MANAGEMENT AND ALLOCATION OF TRUST PROPERTY - PRINCIPAL RECEIPTS".

       RELEVANT CLOSING DATE means, in respect of a series and class (or sub-class) of issuing entity notes, the closing date specified in the relevant prospectus supplement.

       RELEVANT DEPOSIT AMOUNT means the sum of the following:

       (a)    either:

              (i) prior to any optional redemption date in respect of the issuing entity notes, any new notes or any previous notes (pursuant to the terms and conditions thereof) or if an optional redemption date has occurred in respect of the issuing entity notes, any new notes or any previous notes (pursuant to the terms and conditions thereof) and the option has been exercised by the issuing entity, any new issuing entity or, as the case may be, any previous issuing entity, an amount equal to:

              the Funding share of the trust property (as most recently calculated)/the Funding share of the trust property on the closing date x the first reserve fund required amount; or

              (ii) if the issuing entity, any new issuing entity or any previous issuing entity does not exercise its option to redeem the issuing entity notes, any new notes or any previous notes issued by it on any optional redemption date pursuant to the terms and conditions thereof, an amount equal to:

              the Funding share of the trust property (as most recently calculated)/the Funding share of the trust property on the closing date x the first reserve fund required amount x 2;

       (b) any amounts standing to the credit of the Funding GIC account which will be applied on the next following interest payment date to pay term advances which in turn will result in any issuing entity notes, any new notes or any previous notes having ratings of AAA, AA, A-1+ or A-1 from Standard & Poor's to be redeemed in whole or in part;

       (c) any amounts standing to the credit of the mortgages trustee GIC account which will be distributed to Funding on the next following distribution date and which will be applied by Funding on the next following interest payment date to pay term advances which in turn will result in any issuing entity notes, any new notes or any previous notes having ratings of AAA, AA, A-1+ or A-1 from Standard & Poor's to be redeemed in whole or in part; and

       (d) any other amounts standing to the credit of accounts maintained by the mortgages trustee, Funding or the issuing entity, new issuing entity or previous issuing entity with any issuing cash manager and which would otherwise be required by Standard & Poor's to be rated A-1+, less any amounts invested in authorised investments or maintained in accounts at a bank rated at least A-1+ by Standard & Poor's.

       RELEVANT ISSUING ENTITIES means the previous issuing entities, the issuing entity and any new issuing entities, as applicable.

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

       REQUIRED SUBORDINATED AMOUNT means the class A required subordinated amount, the class B required subordinated amount, the class C required subordinated amount and/or the class M required subordinated amount, as applicable.

       REQUIRED SUBORDINATED PERCENTAGE means the class A required subordinated percentage, the class B required subordinated percentage, the class C required subordinated percentage and/or the class M required subordinated percentage, as applicable.

       RESERVE FUNDS means the first reserve fund, the second reserve fund, the Funding reserve fund and the Funding liquidity reserve fund.

       RESERVE LEDGERS means the first reserve ledger, the second reserve ledger, the Funding reserve ledger and Funding liquidity reserve ledger.

       RETAINED PRINCIPAL RECEIPTS has the meaning given to it under "THE MORTGAGES TRUST - CASH MANAGEMENT AND ALLOCATION OF TRUST PROPERTY - PRINCIPAL RECEIPTS".

       REVENUE LEDGER means the ledger(s) of such name created and maintained by the cash manager on behalf of the mortgages trustee pursuant to the cash management agreement to record revenue receipts on the loans and interest from alternative accounts and the mortgages trustee GIC account and payments of revenue receipts from the mortgages trustee GIC account to Funding and the seller on each distribution date. The revenue ledger and the principal ledger together reflect the aggregate of all amounts of cash standing to the credit of the mortgages trustee GIC account and the alternative accounts.

       REVENUE RECEIPTS means amounts received by the mortgages trustee in respect of the loans other than principal receipts and third party amounts and whether received in the mortgages trustee GIC account or any alternative account.

       REWARD CASHBACK means an amount that the seller has agreed to pay to a borrower under a reward loan at periodic intervals whilst such reward loan is outstanding.

       REWARD LOAN means a loan which includes a reward cashback.

       SCHEDULED AMORTISATION amount has the meaning given to it under "THE MORTGAGES TRUST - CASH MANAGEMENT AND ALLOCATION OF TRUST PROPERTY - PRINCIPAL RECEIPTS".

       SCHEDULED AMORTISATION PERIOD means the period commencing on the distribution date falling three months prior to the scheduled repayment date of a scheduled amortisation amount and which ends on the date that an amount equal to the relevant scheduled amortisation amount has been accumulated by Funding.

       SCHEDULED AMORTISATION TERM ADVANCES means any term advance that is scheduled to be repaid in instalments of more than one scheduled repayment date, namely those term advances designated as a "SCHEDULED AMORTISATION" term advance.

       SCHEDULED REDEMPTION DATES means, in respect of a series and class (or sub-class) of notes, the interest payment date, if any, specified in the relevant prospectus or (in the case of the issuing entity notes) the relevant prospectus supplement, for the payment of principal, subject to the terms and conditions of the US notes.

       SCHEDULED REPAYMENT means the principal amount due to be paid on the scheduled repayment date of the relevant term advances.

       SCHEDULED REPAYMENT DATES means, in respect of a term advance, the interest payment date(s) specified in the relevant prospectus or (in the case of the issuing entity notes) the relevant prospectus supplement and term advance supplement for the scheduled repayment of principal.

       SCOTTISH DECLARATION OF TRUST means each declaration of trust granted by the seller in favour of the mortgages trustee pursuant to the mortgage sale agreement transferring the beneficial interest in Scottish loans and their related security to the mortgages trustee.

       SCOTTISH LOAN means a loan secured by a Scottish mortgage.

       SCOTTISH MORTGAGE means a mortgage over a property in Scotland.

       SCOTTISH MORTGAGE CONDITIONS means the mortgage conditions applicable to Scottish loans.

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       SEC means the United States Securities and Exchange Commission.

       SECOND RESERVE FUND means reserve fund established on 29 November 2000 and funded from excess Funding available revenue receipts, as described further in "CREDIT STRUCTURE - SECOND RESERVE FUND", and further funded on 5 July 2001 from part of the proceeds of the previous term BB advance.

       SECOND RESERVE FUND REQUIRED AMOUNT means an amount calculated in accordance with the formula set out in "CREDIT STRUCTURE - SECOND RESERVE FUND".

       SECOND RESERVE LEDGER means a ledger maintained by the cash manager to record the amount credited to the second reserve fund, and subsequent withdrawals and deposits in respect of the second reserve fund.

       SECOND START-UP LOAN means the loan made by the start-up loan provider to Funding under the second start-up loan agreement which was used in part to fund the first reserve fund.

       SECOND START-UP LOAN AGREEMENT means the agreement entered into on 29 November 2000 between the start-up loan provider and Funding under which the second start-up loan was made by the start-up loan provider to Funding.

       SECURITIES ACT means the United States Securities Act of 1933, as amended.

       SECURITY TRUSTEE means The Bank of New York, London Branch at One Canada Square, London E14 5AL.

       SELLER means Abbey.

       SELLER'S POLICY means the originating, underwriting, administration, arrears and enforcement policy applied by the seller from time to time to loans and their related security owned solely by the seller.

       SELLER SHARE or SELLER'S SHARE means the seller share of the trust property from time to time as calculated on each distribution date.

       SELLER SHARE EVENT has the meaning given to it under "THE MORTGAGES TRUST
- CASH MANAGEMENT AND ALLOCATION OF TRUST PROPERTY - PRINCIPAL RECEIPTS".

       SELLER SHARE EVENT DISTRIBUTION DATE means a distribution date on which a seller share event occurs.

       SELLER SHARE PERCENTAGE means the seller share percentage of the trust property from time to time as calculated on each distribution date.

       SENIOR EXPENSES means amounts ranking in priority to interest due on the term advances.

       SERIES 1 CLASS A PREVIOUS NOTES means the series 1 class A previous notes issued by the previous issuing entities or the issuing entity, as described further in "DESCRIPTION OF THE PREVIOUS ISSUING ENTITIES, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS" in the relevant prospectus supplement.

       SERIES 1 CLASS B PREVIOUS NOTES means the series 1 class B previous notes issued by the previous issuing entities or the issuing entity, as described further in "DESCRIPTION OF THE PREVIOUS ISSUING ENTITIES, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS" in the relevant prospectus supplement.

       SERIES 1 CLASS C PREVIOUS NOTES means the series 1 class C previous notes issued by the previous issuing entities or the issuing entity, as described further in "DESCRIPTION OF THE PREVIOUS ISSUING ENTITIES, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS" in the relevant prospectus supplement.

       SERIES 1 CLASS M PREVIOUS NOTES means the series 1 class M previous notes issued by Holmes Financing (No. 7) PLC or the issuing entity, as described further in "DESCRIPTION OF THE PREVIOUS ISSUING ENTITIES, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS" in the relevant prospectus supplement.

       SERIES 1 TERM AAA CASH AMOUNT has the meaning given to it under "THE MORTGAGES TRUST - CASH MANAGEMENT AND ALLOCATION OF TRUST PROPERTY - PRINCIPAL RECEIPTS".

       SERIES 2 CLASS A PREVIOUS NOTES means the series 2 class A previous notes issued by the previous issuing entities or the issuing entity, as described further in "DESCRIPTION OF THE PREVIOUS ISSUING ENTITIES, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS" in the relevant prospectus supplement.

       SERIES 2 CLASS B PREVIOUS NOTES means the series 2 class B previous notes issued by the previous issuing entities or the issuing entity, as described further in "DESCRIPTION OF THE PREVIOUS ISSUING ENTITIES, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS" in the relevant prospectus supplement.

       SERIES 2 CLASS C PREVIOUS NOTES means the series 2 class C previous notes issued by the previous issuing entities or the issuing entity, as described further in "DESCRIPTION OF THE PREVIOUS ISSUING ENTITIES, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS" in the relevant prospectus supplement.

       SERIES 2 CLASS M PREVIOUS NOTES means the series 2 class M previous notes issued by Holmes Financing (No. 7) PLC or the issuing entity, as described further in "DESCRIPTION OF THE PREVIOUS ISSUING ENTITIES, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS" in the relevant prospectus supplement.

       SERIES 3 CLASS A PREVIOUS NOTES means the series 3 class A previous notes issued by the previous issuing entities or the issuing entity, as described further in "DESCRIPTION OF THE PREVIOUS ISSUING ENTITIES, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS" in the relevant prospectus supplement.

       SERIES 3 CLASS A1 PREVIOUS NOTES means the series 3 class A1 previous notes issued by the previous issuing entities or the issuing entity, as described further in "DESCRIPTION OF THE PREVIOUS ISSUING ENTITIES, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS" in the relevant prospectus supplement.

       SERIES 3 CLASS A2 PREVIOUS NOTES means the series 3 class A2 previous notes issued by the previous issuing entities or the issuing entity, as described further in "DESCRIPTION OF THE PREVIOUS ISSUING ENTITIES, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS" in the relevant prospectus supplement.

       SERIES 3 CLASS B PREVIOUS NOTES means the series 3 class B previous notes issued by the previous issuing entities or the issuing entity, as described further in "DESCRIPTION OF THE PREVIOUS ISSUING ENTITIES, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS" in the relevant prospectus supplement.

       SERIES 3 CLASS C PREVIOUS NOTES means the series 3 class C previous notes issued by the previous issuing entities or the issuing entity, as described further in "DESCRIPTION OF THE PREVIOUS ISSUING ENTITIES, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS" in the relevant prospectus supplement.

       SERIES 3 CLASS D PREVIOUS NOTES means the series 3 class D1 previous notes, the series 3 class D2 previous notes and the series 3 class D3 previous notes issued by the previous issuing entities or the issuing entity, as described further in "DESCRIPTION OF THE PREVIOUS ISSUING ENTITIES, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS" in the relevant prospectus supplement.

       SERIES 3 CLASS D1 PREVIOUS NOTES means the series 3 class D1 previous notes issued by Holmes Financing (No. 4) PLC or the issuing entity, as described further in "DESCRIPTION OF THE PREVIOUS ISSUING ENTITIES, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS" in the relevant prospectus supplement.

       SERIES 3 CLASS D2 PREVIOUS NOTES means the series 3 class D2 previous notes issued by Holmes Financing (No. 4) PLC or the issuing entity, as described further in "DESCRIPTION OF THE PREVIOUS ISSUING ENTITIES, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS" in the relevant prospectus supplement.

       SERIES 3 CLASS D3 PREVIOUS NOTES means the series 3 class D3 previous notes issued by Holmes Financing (No. 4) PLC or the issuing entity, as described further in "DESCRIPTION OF THE PREVIOUS ISSUING ENTITIES, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS" in the relevant prospectus supplement.

       SERIES 3 CLASS M PREVIOUS NOTES means the series 3 class M previous notes issued by Holmes Financing (No. 7) PLC or the issuing entity, as described further in "DESCRIPTION OF THE PREVIOUS ISSUING ENTITIES, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS" in the relevant prospectus supplement.

       SERIES 4 CLASS A PREVIOUS NOTES means the series 4 class A previous notes issued by the previous issuing entities or the issuing entity, as described further in "DESCRIPTION OF THE PREVIOUS ISSUING ENTITIES, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS" in the relevant prospectus supplement.

       SERIES 4 CLASS B PREVIOUS NOTES means the series 4 class B previous notes issued by the previous issuing entities or the issuing entity, as described further in "DESCRIPTION OF THE PREVIOUS ISSUING ENTITIES, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS" in the relevant prospectus supplement.

       SERIES 4 CLASS A1 PREVIOUS NOTES means the series 4 class A1 previous notes issued by the previous issuing entities or the issuing entity, as described further in "DESCRIPTION OF THE PREVIOUS ISSUING ENTITIES, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS" in the relevant prospectus supplement.

       SERIES 4 CLASS A2 PREVIOUS NOTES means the series 4. class A2 previous notes issued by the previous issuing entities or the issuing entity, as described further in "DESCRIPTION OF THE PREVIOUS ISSUING ENTITIES, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS" in the relevant prospectus supplement.

       SERIES 4 CLASS C PREVIOUS NOTES means the series 4 class C previous notes issued by the previous issuing entities or the issuing entity, as described further in "DESCRIPTION OF THE PREVIOUS ISSUING ENTITIES, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS" in the relevant prospectus supplement.

       SERIES 4 CLASS M PREVIOUS NOTES means the series 4 class M previous notes issued by the previous issuing entities or the issuing entity, as described further in "DESCRIPTION OF THE PREVIOUS ISSUING ENTITIES, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS" in the relevant prospectus supplement.

       SERIES 5 CLASS A PREVIOUS NOTES means the series 5 class A previous notes issued by Holmes Financing (No. 6) PLC or the issuing entity, as described further in "DESCRIPTION OF THE PREVIOUS ISSUING ENTITIES, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS" in the relevant prospectus supplement.

       SERIES 5 CLASS B PREVIOUS NOTES means the series 5 class B previous notes issued by Holmes Financing (No. 6) PLC or the issuing entity, as described further in "DESCRIPTION OF THE PREVIOUS ISSUING ENTITIES, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS" in the relevant prospectus supplement.

       SERIES 5 CLASS C PREVIOUS NOTES means the series 5 class C previous notes issued by Holmes Financing (No. 6) PLC or the issuing entity, as described further in "DESCRIPTION OF THE PREVIOUS ISSUING ENTITIES, THE PREVIOUS NOTES AND THE PREVIOUS INTERCOMPANY LOANS" in the relevant prospectus supplement.

       SERVICER means Abbey or such other person as may from time to time be appointed as servicer of the portfolio pursuant to the servicing agreement.

       SERVICING AGREEMENT means the agreement between the mortgages trustee, the security trustee and Funding under which the servicer agrees to administer the loans and their related security comprised in the portfolio, as described further in "THE SERVICING AGREEMENT".

       SEVENTH START-UP LOAN means the loan made by the start-up loan provider to Funding under the seventh start-up loan agreement.

       SEVENTH START-UP LOAN AGREEMENT means the agreement entered into on 26 March 2003 between the start-up loan provider and Funding under which the seventh start-up loan was made by the start-up loan provider to Funding.

       SHORTFALL means the deficiency of Funding available income receipts on an interest payment date over the amounts due by Funding under the Funding pre-enforcement revenue priority of payments.

       SIXTH START-UP LOAN means the loan made by the start-up loan provider to Funding under the sixth start-up loan agreement.

       SIXTH START-UP LOAN AGREEMENT means the agreement entered into on 7 November 2002 between the start-up loan provider and Funding under which the sixth start-up loan was made by the start-up loan provider to Funding.

       SPECIFIED MINIMUM RATE means the rate specified in the offer conditions.

       STABILISED RATE means the rate to which any loan reverts after the expiration of any period during which any alternative method(s) of calculating the interest rate specified in the offer conditions are used.

       STANDARD & POOR'S means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

       START-UP LOAN AGREEMENTS means the current start-up loan agreements and all new start-up loan agreements.

       START-UP LOAN PROVIDER means Abbey, in its capacity as provider of the first start-up loan, the second start-up loan, the third start-up loan, the fourth start-up loan, the fifth start-up loan, the sixth start-up loan, the seventh start-up loan and the eighth start-up loan.

       STERLING ACCOUNT BANK means Abbey acting through its branch at 21 Prescot Street, London E1 8AD.

       STRESSED EXCESS SPREAD has the meaning given to it on page 83.

       SUBSCRIPTION AGREEMENT means an agreement supplemental to the programme agreement in or substantially in the form set out in the programme agreement or such other form as may be agreed between the issuing entity and the dealers.

       SVR means the Abbey SVR or the mortgages trustee SVR, as applicable.

       SVR LOAN means a loan which is subject to the mortgages trustee SVR or, as applicable, the Abbey SVR.

       SWAP AGREEMENTS means the Funding swap agreement and the issuing entity swap agreements.

       SWAP EARLY TERMINATION EVENT means a circumstance in which a swap agreement can be terminated prior to its scheduled termination date.

       SWAP PROVIDERS means the Funding swap provider and/or any of the issuing entity swap providers.

       SWAP REPLACEMENT PAYMENT means any payment received by the issuing entity from a replacement swap counterparty as consideration for the entry into by the issuing entity of a replacement swap.

       TARGET BUSINESS DAY means a day on which the Trans-European Automated Real-time Gross settlement Express Transfer (TARGET) System is open.

       TERM ADVANCES means the outstanding previous term advances, the current term advances or the new term advances.

       TERM ADVANCE RATING means the designated rating assigned to a term advance which corresponds to the rating of the class of notes when first issued to provide funds for that term advance so that, for example, any term AAA advance has a term advance rating of AAA to reflect the ratings of AAA/Aaa/AAA then assigned to the corresponding notes.

       TERM ADVANCE SUPPLEMENT means in relation to any term advance made available by the issuing entity, the document between, amongst others, Funding and the issuing entity recording the principal terms of such term advance.

       TERRACED means a house in a row of houses built in one block in a uniform style.

       THIRD PARTY AMOUNTS includes:

       (a)    payments of high loan-to-value fees due to the seller;

       (b) amounts under a direct debit which are repaid to the bank making the payment if such bank is unable to recoup that amount itself from its customer's account; or

       (c) payments by borrowers of early repayment fees and product charges which are due to the seller.

       THIRD START-UP LOAN means the loan made by the start-up loan provider to Funding under the third start-up loan agreement which was used in part to fund the first reserve fund.

       THIRD START-UP LOAN AGREEMENT means the agreement entered into on 23 May 2001 between the start-up loan provider and Funding under which the third start-up loan was made by the start-up loan provider to Funding.

       TRACKER LOAN means a loan where interest is linked to a variable interest rate other than the SVR. For example, the rate on a tracker loan may be set at a fixed or variable margin above or below sterling LIBOR or above or below rates set from time to time by the Bank of England.

       TRACKER RATE means the rate of interest applicable to a tracker loan (before applying any cap or minimum rate).

       TRANSACTION ACCOUNT means the account in the name of the issuing entity maintained with the sterling account bank pursuant to the issuing entity bank account agreement or such other additional or replacement account as may for the time being be in place.

       TRANSACTION DOCUMENTS means the issuing entity transaction documents, the previous intercompany loan agreements, the current start-up loan agreements, the previous swap agreements, other documents relating to the issue of previous notes by the previous issuing entities and any new intercompany loan agreements, new start-up loan agreements, new swap agreements, other documents relating to issues of new notes by new issuing entities, the mortgages trustee guaranteed investment contract and all other agreements referred to therein.

       TRANSFER AGENT means The Bank of New York (Luxembourg S.A.) at Aerogolf Center, 1A, Hoehenhof, L-1736 Senningerberg, Luxembourg.

       TRANSFER DATE means, in respect of an issue, the date (as specified in the relevant prospectus supplement) on which the remarketing bank agrees to seek purchasers of the relevant issuing entity notes.

       TRANSFER PRICE means, in respect of an issue, the price obtained by the remarketing bank from third party purchasers, prior to the relevant transfer date, for the relevant issuing entity notes tendered by it.

       TRIGGER EVENT means an asset trigger event and/or a non-asset trigger event.

       TRUST DEED means the principal agreement entered into on 28 November 2006 governing the issuing entity notes, as further described in "DESCRIPTION OF THE TRUST DEED".

       TRUST PROPERTY includes:

       (a) the sum of (pound)100 settled by the corporate services provider on trust on the date of the mortgages trust deed;

       (b) the portfolio of loans and their related security assigned to the mortgages trustee by the seller at their relevant sale dates;

       (c) any new loans and their related security assigned to the mortgages trustee by the seller;

       (d)    any drawings under flexible loans;

       (e)    any interest and principal paid by borrowers on their loans;

       (f) any other amounts received under the loans and related security (excluding third party amounts); and

       (g) amounts on deposit and interest earned on such amounts in the mortgages trustee GIC account and in the alternative accounts.

       UK LISTING AUTHORITY means the FSA in its capacity as competent authority under FSMA.

       UNDERPAYMENT means a reduced payment by the borrower under a flexible loan and where such reduced payment is in place of the monthly payment set out in the mortgage offer (or any changed monthly payment subsequently notified by the lender to the borrower), where there are sufficient available funds to fund the difference between the monthly payment and this reduced payment and where the borrower is not in breach of the mortgage terms for making such payment.

       UNDERWRITING AGREEMENT means each agreement entered into among the issuing entity and the underwriters that sets forth the terms whereby the underwriters may acquire US notes for their own accounts and/or may sell US notes from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

       UNITED STATES PERSON means:

       (a)    a citizen or resident of the United States;

       (b)    a domestic partnership;

       (c)    a domestic corporation;

       (d)    any estate (other than a foreign estate); and

       (e)    any trust if:

              (i) a court within the United States is able to exercise primary supervision over the administration of the trust; and

              (ii) one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

       US GLOBAL NOTES means each US note represented on issue by a global note in registered form for each such class.

       US NOTES means each series and class of notes which are registered with the SEC under the Securities Act.

       US PAYING AGENT means The Bank of New York, New York Branch at 101 Barclay Street, New York, NY10286.

       US TAX COUNSEL means Cleary Gottlieb Steen & Hamilton LLP.

       VALUATION means a methodology for determining the value of a property which would meet the standards of a reasonable, prudent mortgage lender (as referred to under "THE SERVICER AND THE SERVICING AGREEMENT - THE SERVICING AGREEMENT - UNDERTAKINGS BY THE SERVICER") and which has been approved by the Director of Group Property and Survey of the seller.

       VALUATION FEE means a fee incurred by borrowers as a result of the seller or servicer obtaining a valuation of the property.

       VARIABLE MORTGAGE RATE means the rate of interest which determines the amount of interest payable each month on a variable rate loan.

       VARIABLE RATE LOAN means a loan where the interest rate payable by the borrower varies in accordance with a specified variable rate.

       VAT means value added tax.

       WAFF means weighted average repossession frequency.

       WALS means weighted average loss severity.

       WITHHOLDING TAX means a tax levied under United Kingdom law, as further described in "UNITED KINGDOM TAXATION - PAYMENT OF INTEREST ON THE ISSUING ENTITY NOTES".

                                 ISSUING ENTITY
                            HOLMES MASTER ISSUER PLC
                              Abbey National House
                                 2 Triton Square
                                 Regent's Place
                                 London NW1 3AN

                                    SERVICER
                               ABBEY NATIONAL PLC
                              Abbey National House
                                 2 Triton Square
                                 Regent's Place
                                 London NW1 3AN

     REGISTRAR AND TRANSFER AGENT                     US PAYING AGENT
THE BANK OF NEW YORK (LUXEMBOURG) S.A.     THE BANK OF NEW YORK, NEW YORK BRANCH
           Aerogolf Center                            New York Branch
            1A, Hoehenhof                            101 Barclay Street
         L-1736 Senningerberg                             New York
      Grand Duchy of Luxembourg                           NY 10286


        NOTE TRUSTEE, SECURITY TRUSTEE, ISSUING ENTITY SECURITY TRUSTEE,
                      AGENT BANK AND PRINCIPAL PAYING AGENT
                       THE BANK OF NEW YORK, LONDON BRANCH
                                One Canada Square
                                 London E14 5AL

       LEGAL ADVISERS TO THE UNDERWRITERS, THE MANAGERS, THE NOTE TRUSTEE,
          THE ISSUING ENTITY SECURITY TRUSTEE AND THE SECURITY TRUSTEE

      as to English law and US law                   as to Scots law
            ALLEN & OVERY LLP                        TODS MURRAY LLP
           One Bishops Square                        Edinburgh Quay
              London E1 6AO                        133 Fountainbridge
                                                    Edinburgh EH3 9AG

              LEGAL ADVISERS TO THE ISSUING ENTITY AND THE SERVICER

            as to English law                         as to US law
            SLAUGHTER AND MAY             CLEARY GOTTLIEB STEEN & HAMILTON LLP
             One Bunhill Row                        One Liberty Plaza
             London EC1Y 8YY                            New York
                                                     New York 10006


                                 as to Scots law
                                 TODS MURRAY LLP
                                 Edinburgh Quay
                               133 Fountainbridge
                                Edinburgh EH3 9AG

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 14.OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
    Following are the estimated expenses* (expressed in US dollars based on an exchange rate of US$1.00={pound-sterling}[{circle}]**), other than underwriting discounts and commissions, to be incurred in connection with the offering and distribution of the securities being offered under this registration statement:

Securities and Exchange Commission registration fee...............$0
Printing and engraving expenses...................................$[{circle}]**
Legal fees and expenses..........................................$[{circle}]***
Accounting fees and expenses.....................................$[{circle}]***
Trustee's fees and expenses......................................$[{circle}]***
Rating agency fees...............................................$[{circle}]***
Miscellaneous....................................................$[{circle}]***
Total............................................................$[{circle}]***

----------
*   All amounts except the SEC registration fee are estimates.
** All registration fees have been previously paid by Holmes Funding Limited under Registration Statement No. 333 -- 139944 on Form S-3 and the filing fee of $119,758.89 is offset against the registration fees previously paid thereunder
*** To be provided by amendment.


ITEM 15.INDEMNIFICATION OF DIRECTORS AND OFFICERS
HOLMES FUNDING LIMITED ("FUNDING")
    Subject to the provisions of the United Kingdom Companies Act 1985, the laws which govern the organization of Funding provide for every director or other officer or auditor of Funding to be indemnified out of the assets of Funding against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of Funding.


ITEM 16.EXHIBITS
    A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index, which is incorporated herein by reference.


ITEM 17.UNDERTAKINGS
     A. As to Rule 415: The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

            Provided, however, that:

            (A) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

            (B)    Provided further, however, that paragraphs (a)(1)(i) and
            (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That for the purpose of determining liability under the Securities Act to any purchaser:

            (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        (5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

            The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

            (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     B. As to filings incorporating subsequent Exchange Act documents by reference: The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing, if any, of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. As to indemnification: Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     D.  As to Rule 430A: The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     E. As to qualification of Trust Indentures under Trust Indenture Act of 1939 (the "Trust Indenture Act") for delayed offerings: The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

     F.  As to Regulation AB:

         The undersigned registrant hereby undertakes:

         (1) That, for purposes of determining any liability under the Securities Act, each filing of the annual report pursuant to
              Section 13(a) or Section 15(d) of the Exchange Act of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (2) That, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement.

         (3) To provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

                     SIGNATURES OF HOLMES FUNDING LIMITED

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorised, in the city of London, on March 7 2008.


HOLMES FUNDING LIMITED


By: /s/ Martin McDermott
    -------------------------------------
Name:  Wilmington Trust SP Services
       (London) Limited by its authorised
       person Martin McDermott for and on
       its behalf

Title: Director



     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated below.

HOLMES FUNDING LIMITED

SIGNATURE                                        TITLE                                  DATE
--------------------------------------------     ----------------------------------     -----------------------------
By: /s/ Sunil Masson
    ----------------------------------------
Name: Sunil Masson                               Director                               March 7, 2008


By: /s/ Martin McDermott
    -----------------------------------------
Name: Wilmington Trust SP Services (London)
      Limited by its authorised person           Director                               March 7, 2008
      Martin McDermott for and on its behalf


By: /s/ Martin McDermott
    ----------------------------------------
Name: Martin McDermott                           Director                               March 7, 2008
                                                 (Principal financial officer,
                                                 Principal executive officer and
                                                 Principal accounting officer)


                   SIGNATURE OF AUTHORIZED REPRESENTATIVE OF
                             HOLMES FUNDING LIMITED

    Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Holmes Funding Limited, has signed this registration statement or amendment thereto in Newark, Delaware on March 7, 2008.


By: /s/ Donald J. Puglisi
    ----------------------------------------------

Name: Donald J. Puglisi
      ---------------------------------------------
Office: Authorized Representative in the United
        States
        ------------------------------------------

                                 EXHIBIT INDEX

EXHIBIT NO.DESCRIPTION OF EXHIBIT
1.1        Form of Underwriting Agreement (9)
3.1.1      Memorandum and Articles of Association of Holmes Master Issuer plc (9)
3.1.2      Memorandum and Articles of Association of Holmes Funding Limited (1)
4.1.1      Master Intercompany Loan Agreement (9)
4.1.2      Form of Term Advance Supplement (9)
4.2.1      Amended and Restated Mortgages Trust Deed (*)
4.3.1      Amended and Restated Mortgage Sale Agreement (*)
4.3.2      Form of Scottish Declaration of Trust (9)
4.4.1      Form of Amended and Restated Master Issuer Deed of Charge (*)
4.4.2      Form of Deed of Accession to Master Issuer Deed of Charge (9)
4.5.1      Form of Third Amended and Restated Funding Deed of Charge (9)
4.5.2      Form of Deed of Accession to Third Amended and Restated Funding Deed of Charge (9)
4.6.1      Form of Amended and Restated Master Issuer Trust Deed (*)
4.6.2      Form of Terms and Conditions of the Notes (9)
4.7        Form of Amended and Restated Master Issuer Paying Agent and Agent Bank Agreement (9)
4.8        Amended and Restated Cash Management Agreement (9)
4.9        Master Issuer Cash Management Agreement (9)
4.10       Form of Fourth Amended and Restated Servicing Agreement (9)
4.12       Bank Account Agreement and form of Second Amendment Agreement to the Bank Account Agreement (9)
4.13       Master Issuer Bank Account Agreement (9)
5.1        Form of Opinion of Slaughter and May as to validity (9)
8.1        Form of Opinion of Cleary Gottlieb Steen & Hamilton LLP as to U.S. tax matters (9)
8.2        Form of Opinion of Slaughter and May as to U.K. tax matters (9)
10.1       Funding Guaranteed Investment Contract (9)
10.2       Form of Amended and Restated Funding Swap Agreement (2), Form of  Deed of Amendment to Amended and Restated Funding
           Swap Agreement (3) and Form of Deed of Amendment to Amended and Restated Funding Swap Agreement (7)
10.3       Form of Master Issuer Dollar Currency Swap Agreement (9)
10.5       Form of First Start-up Loan Agreement (1),  Form of Second Start-up Loan Agreement (2), Form of Third Start-up Loan
           Agreement (3), Form of Fourth Start-up Loan Agreement (4), Form of Fifth Start-up Loan Agreement (5), Form of Sixth
           Start-up Loan Agreement (6), Form of Seventh Start-up Loan Agreement (7), and Form of Eighth Start-up Loan Agreement
           (8)
10.6       Form of Further Amended and Restated Master Definitions and Construction Schedule (*)
10.7       Form of Amended and Restated Master Issuer Definitions and Construction Schedule (*)
10.8       Corporate Services Agreement (2)
10.9       Master Issuer Corporate Services Agreement (9)
10.10      Amended and Restated Mortgages Trustee GIC (9)
23.1       Consent of Slaughter and May (9)
23.2       Consent of Cleary Gottlieb Steen & Hamilton (9)
24.1       Power of Attorney (9)
25.1       Statement of Eligibility of Trustee (Form T-1) (9)

*    To be provided by amendment.
(1) Incorporated by reference from the Form S-11 filed by Holmes Financing (No. 1) PLC (File No. 333-12250) which became effective on July 24, 2000.
(2) Incorporated by reference from the Form S-11 filed by Holmes Financing (No. 2) PLC (File No. 333-12834) which became effective on November 17, 2000.
(3) Incorporated by reference from the Form S-11 filed by Holmes Financing (No. 3) PLC (File No. 333-13444) which became effective on May 14, 2000.
(4) Incorporated by reference from the Form S-11 filed by Holmes Financing (No. 4) PLC (File No. 333-13576) which became effective on June 27, 2001.

(5) Incorporated by reference from the Form S-11 filed by Holmes Financing (No. 5) PLC (File No. 333-14002) which became effective on October 30, 2001.
(6) Incorporated by reference from the Form S-11 filed by Holmes Financing (No. 6) PLC (File No. 333-99349) which became effective on October 30, 2002.
(7) Incorporated by reference from the Form S-11 filed by Holmes Financing (No. 7) PLC (File No. 333-103179) which became effective on March 19, 2003.
(8) Incorporated by reference from the Form S-11 filed by Holmes Financing (No. 8) PLC (File No. 333-112028) which became effective on March 23, 2004.
(9) Incorporated by reference to the corresponding exhibit to the Registration Statement on Form S-3 (File No. 333 - 139944) filed on March 6, 2007.